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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 4)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HARBOR ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Capital stock of Elmet Technologies, Inc.
	(2)	Aggregate number of securities to which transaction applies: All of the issued and outstanding shares of capital stock of Elmet Technologies, Inc.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Up to $153,000,000 will be paid for all of the issued and outstanding shares of capital stock of Elmet Technologies, Inc.

	(4)	Proposed maximum aggregate value of transaction: $153,000,000
	(5)	Total fee paid: $16,371
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HARBOR ACQUISITION CORPORATION
One Boston Place, Suite 3630
Boston, Massachusetts 02108

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Harbor Acquisition Corporation, or "Harbor", "we" or "us," relating to our proposed acquisition of Elmet Technologies, Inc., or "Elmet," which will be held at 10:00 a.m., local time, on                        , 2007, at                        ,                         , Boston, Massachusetts.

        At this special meeting, you will be asked to consider and vote on the following proposals:

        1.     To approve our acquisition of Elmet (referred to as the "acquisition") substantially on the terms set forth in the Stock Purchase Agreement dated October 17, 2006, as amended (referred to as the "stock purchase agreement") by and among Elmet, the stockholders of Elmet, and Harbor;

        2.     To amend and restate our Certificate of Incorporation (referred to as the "amendment") to change our name from "Harbor Acquisition Corporation" to "Elmet Technologies Corporation" and remove certain provisions only applicable to us prior to our completion of a business combination;

        3.     To approve our 2006 Incentive Compensation Plan (referred to as the "incentive compensation plan"); and

        4.     To approve any adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies (referred to as the "adjournment proposal").

        Under the stock purchase agreement, we will pay (in cash and Harbor shares) between approximately $124.2 million and $152.2 million for Elmet, depending primarily on the extent (if any) to which we will become obligated to pay up to $28.0 million of contingent consideration in the future. Of that total, we will pay approximately $111.8 million in cash at the closing and we will then issue or reserve for issuance to certain of the Elmet stockholders a total of 2.191 million shares of our common stock (which, based on the closing price on July 20, 2007, then had a market value of approximately $12.4 million). That cash payment will include approximately $29.0 million to pay off all of Elmet's currently outstanding debt, a deposit of $6.3 million into an escrow account to secure the Elmet stockholders' indemnification obligations under the stock purchase agreement, and an approximately $76.5 million payment to Elmet's stockholders for their stock and warrants. The cash payment at closing is subject to a working capital purchase price adjustment. In addition to the closing consideration, the Elmet stockholders may receive in the future a contingent payment of up to $28 million (payable 60% in cash and 40% in our common stock valued at the then market price) based upon the achievement of certain financial performance thresholds in 2007 and 2008.

        The cash payment of approximately $111.8 million which we will pay at the closing will be approximately $33.3 million more than the amount now in our trust account (net of certain amounts we will be required to use for other purposes) and the estimated after-tax income we will earn on that account through the anticipated closing date. We will therefore not be able to complete the acquisition unless we borrow at least that amount under the proposed new senior secured credit facilities for which we have obtained a written commitment from Bank of America, N.A. and Banc of America Securities LLC. The commitment which we have obtained is subject to certain conditions, which include negotiation prior to the closing of a credit agreement in mutually satisfactory form incorporating the terms described in the commitment, the closing of our acquisition of Elmet, and satisfaction of certain other customary closing conditions for senior credit facilities of this type.

        Elmet is a metals products manufacturer located in Lewiston, Maine. Elmet was incorporated in 2003 when John S. Jensen, Elmet's president and chief executive officer, led a management buyout of the manufacturing operations of a division of Philips Electronics North America Corporation. Although Elmet's manufacturing facilities have been in operation since 1929, Elmet began operating as a stand-alone business upon the completion of that management buyout from Philips effective January 1, 2004.

The total cost of that acquisition from Philips, including cash paid to the seller, acquisition costs and assumed liabilities, was $29.5 million. On September 1, 2005, Elmet recapitalized the capital structure which it had established in connection with that management buyout based upon a then implied valuation for Elmet's total business (including debt) of approximately $90.0 million. Since the management buyout effective January 1, 2004, Elmet's revenues and operating income have increased from approximately $45.8 million and $5.1 million, respectively, for the Elmet division during 2003 (based upon Elmet's management estimates of the operations of that division as a separate entity) to $55.1 million and $12.3 million for Elmet during 2006, and Elmet has changed its business from primarily focusing on supplying tungsten filaments for Philips' lighting operations to increasingly producing higher-margin components for manufacturers in such markets as semiconductors, data storage, furnace systems, medical imaging, consumer electronics and aerospace.

        Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those three funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated to pay in the future to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with the payments of approximately $5.67 million which those three funds have received to date upon their investments in Elmet, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

        As provided in our Certificate of Incorporation, we will proceed with the acquisition only if (i) a majority of the votes cast, in person or by proxy, in respect of shares of common stock owned by our public stockholders are voted in favor of the acquisition and (ii) public stockholders owning 20% or more of the shares sold in our initial public offering (2,760,000 or more of such shares) do not exercise their conversion rights as described below. Our public stockholders include only those stockholders who purchased their shares as part of our initial public offering or in the aftermarket. Our directors, officers and those stockholders who owned shares of our common stock prior to our initial public offering have agreed to vote all of their shares, including shares that they purchased in our public offering or in the aftermarket, in accordance with the vote of the majority of the shares of common stock voted by the public stockholders. The amendment must be approved by the affirmative vote of a majority of all of the shares of our common stock outstanding on the record date. The incentive compensation plan proposal and the adjournment proposal must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such matters.

        Approval of the acquisition is not conditioned upon approval of the amendment proposal, the incentive compensation plan proposal or the adjournment proposal. However, under the terms of the stock purchase agreement, approval by our stockholders of the incentive compensation plan is a condition to the obligations of Elmet and its stockholders to close the acquisition. Accordingly, if our stockholders approve the acquisition but fail to approve the incentive compensation plan, the acquisition would not close unless Elmet and its stockholders waive the specified condition to their obligations to close the acquisition.

        As provided in our Certificate of Incorporation, public stockholders voting against the acquisition are entitled to demand that their shares of common stock be converted into cash. If the acquisition is consummated, a demanding public stockholder that voted against the acquisition and timely exercised such holder's conversion rights as described in the attached proxy statement will have the right to receive cash equal to such public stockholder's pro rata portion of the trust account into which the net proceeds of our initial public offering (together with certain other funds) were deposited, including a pro rata portion of certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes). Based on the amount of cash held in the trust account and accrued taxes as of June 30, 2007, we estimate that you will be entitled to convert each share that you hold into approximately $5.83.

        Our board of directors has unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and determined that the acquisition is in our best interest and in the best interest of our stockholders. Our board of directors has also determined that the fair market value (as defined in our Certificate of Incorporation) of Elmet will exceed 80% of our net assets at the time of the acquisition. Prior to approving the acquisition, our board of directors received a written opinion dated October 11, 2006 from Houlihan Smith & Company, Inc., an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by us in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair value of Elmet is at least 80% of our net assets at the time of the acquisition. Our board of directors has also unanimously approved the amendment and the incentive compensation plan, subject to stockholder approval of the acquisition. If the acquisition is not approved, the amendment and the incentive compensation plan will not be presented for approval at the special meeting.

        Our board of directors unanimously recommends that holders of our common stock vote "FOR" approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, "FOR" the amendment, "FOR" the incentive compensation plan, and "FOR" the adjournment proposal.

        Attached are a notice of special meeting of stockholders and a proxy statement containing detailed information concerning the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement, the amendment, the incentive compensation plan and the adjournment proposal. The special meeting will be held on                        , 2007, but may be adjourned or postponed to a later date in accordance with our by-laws and the adjournment proposal should that prove necessary for the purpose of soliciting additional proxies.

        Your vote is important. Whether or not you plan to attend the special meeting, we urge you to read this material carefully, complete and sign the enclosed proxy card and return it as promptly as possible.

        Under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. If you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy with an instruction to abstain on the acquisition proposal, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either "for" or "against" approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of accrued taxes). Since approval of the acquisition will require the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting in respect of shares owned by our public stockholders, your failure to vote at the special meeting will not affect the vote on the acquisition by our public stockholders whose shares are voted at the meeting. However, if you fail to vote, either in person or by proxy, on the amendment proposal, your failure to vote will have the same effect as voting against the amendment.

        See the section titled "Risk Factors" beginning on page 30 of the attached proxy statement for a discussion of various factors that you should consider in connection with the acquisition since, upon completion of the acquisition, the operations and assets of Harbor will largely be those of Elmet.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy statement is dated                        , 2007, and is first being mailed, along with the enclosed proxy card, to stockholders on or about                        , 2007.

                      Sincerely,

                      Robert J. Hanks
                      Chief Executive Officer

HARBOR ACQUISITION CORPORATION
One Boston Place, Suite 3630
Boston, Massachusetts 02108

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ON                        , 2007

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Harbor Acquisition Corporation, or "Harbor," "we" or "us," a Delaware corporation, will be held at 10:00 a.m., local time, on                        , 2007, at                        ,                         , Boston, Massachusetts, for the following purposes:

        1.     To approve our acquisition (referred to as the "acquisition") of Elmet Technologies, Inc., or "Elmet," substantially on the terms set forth in the Stock Purchase Agreement dated October 17, 2006, as amended (referred to as the "stock purchase agreement") by and among Elmet, the stockholders of Elmet, and Harbor, and the other transactions contemplated by the stock purchase agreement, as more fully described in the enclosed proxy statement;

        2.     To amend and restate our Certificate of Incorporation (referred to as the "amendment") to change our name from "Harbor Acquisition Corporation" to "Elmet Technologies Corporation" and remove certain provisions only applicable to us prior to our completion of a business combination;

        3.     To approve our 2006 Incentive Compensation Plan (referred to as the "incentive compensation plan");

        4.     To approve any adjournments or postponements of the special meeting, if necessary, for the purpose of soliciting additional proxies (referred to as the "adjournment proposal"); and

        5.     To transact such other business related to the foregoing proposals as may properly come before the meeting or any adjournment thereof.

        The record date for determining stockholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting is the close of business on                        , 2007. Only holders of record of shares of our common stock on the record date are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. If we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the acquisition, the amendment and the incentive compensation plan, the adjournment proposal, if approved by our stockholders, would allow us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies.

        A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at Harbor's principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

        All Harbor stockholders are cordially invited to attend the special meeting and cast their vote in person. However, to ensure your representation at the special meeting, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible. Regardless of the number of shares you own, your vote is important.

        If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

        Under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. If you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy with an instruction to abstain on the acquisition proposal, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either "for" or "against" approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of accrued taxes). Since approval of the acquisition will require the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting in respect of shares owned by our public stockholders, your failure to vote at the special meeting will not affect the vote on the acquisition by our public stockholders whose shares are voted at the meeting. However, if you fail to vote, either in person or by proxy, on the amendment proposal, your failure to vote will have the same effect as voting against the amendment.

        Our board of directors has unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and determined that the acquisition is in our best interest and in the best interest of our stockholders. Prior to approving the transaction, our board of directors received a written opinion dated October 11, 2006, from Houlihan Smith & Company, Inc., an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by Harbor in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair value of Elmet is at least 80% of our net assets at the time of the acquisition. Our board of directors has also unanimously approved the amendment and the incentive compensation plan, subject to stockholder approval of the acquisition. Our board of directors unanimously recommends that holders of our common stock vote "FOR" approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, "FOR" the amendment, "FOR" the incentive compensation plan, and "FOR" the adjournment proposal.

        We encourage your to read this entire proxy statement carefully, as well as the additional documents to which it refers.

                      By Order of the Board of Directors,

                      Robert J. Hanks
                      Chief Executive Officer

                        , 2007

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

        The following answers certain questions which you may have about the proposals to be considered at the special meeting and our proposed acquisition (referred to as the "acquisition") of Elmet Technologies, Inc. (referred to as "Elmet") pursuant to the Stock Purchase Agreement dated as of October 17, 2006, as amended (referred to as the "stock purchase agreement"), by and among Elmet, the stockholders of Elmet, and Harbor Acquisition Corporation (referred to as "Harbor," "we," or "us").

Q.
What will be voted on at the special meeting?

A.
There are four proposals that you will be asked to vote on:

•
The first proposal is to approve our proposed acquisition of Elmet and the other transactions contemplated by the stock purchase agreement.

•
The second proposal is to approve the amendment and restatement of our Certificate of Incorporation to change our name to "Elmet Technologies Corporation" and eliminate certain provisions that are applicable to us only prior to our completion of a business combination.

•
The third proposal is to approve our 2006 Incentive Compensation Plan.

•
The fourth proposal will allow the adjournment or postponement of the special meeting to a later date, if necessary, to permit further solicitation of proxies.

Q.
Why are we proposing to acquire Elmet and what is its business?

A.
We were organized in June 2005 to effect a business combination with an operating business in the consumer or industrial products sectors. Under the terms of our Certificate of Incorporation, prior to completing a business combination, we must submit the transaction to our stockholders for approval. Having negotiated the terms of a business combination with Elmet, we are now submitting the transaction to our stockholders for their approval.

  Elmet is a metals products manufacturer located in Lewiston, Maine. Elmet was incorporated in 2003 when John S. Jensen, Elmet's president and chief executive officer, led a management buyout of the manufacturing operations of a division of Philips Electronics North America Corporation, a U.S. subsidiary of Royal Philips Electronics, a Dutch company. Although Elmet's manufacturing facilities have been in operation since 1929, Elmet began operating as a stand-alone business upon the completion of that management buyout from Philips effective January 1, 2004.

  Elmet specializes in manufacturing a wide variety of metals products, or advanced enabling materials, using tungsten and molybdenum that are incorporated into the products of Elmet's customers. Advanced enabling materials allow a process or product to function at a high level of performance and thereby stimulate development, improve performance, prolong product life or lower cost. Tungsten and molybdenum are both known as refractory metals, which are elements that are characterized as being very dense, having very high melting points and having thermal expansion characteristics that are compatible with certain materials such as glass and silicon to which tungsten and molybdenum are often joined. Elmet transforms these raw materials from their simplest form into various shapes and sizes of rods, plates and sheets. These rods, plates and sheets are then custom manufactured based on customer specifications. Because of those metals' high temperature-resistance characteristics, some of the applications in which Elmet's products are incorporated include lighting products such as incandescent, fluorescent, halogen and high density discharge lamps, high temperature furnaces, and semiconductor equipment such as diodes for inclusion in products such as DVD players and televisions.

  Elmet provides these highly-engineered refractory metal products globally to customers that manufacture products that are sold in the data storage, semiconductor, medical, electronics, lighting, furnace and aerospace markets. Elmet has vertically-integrated engineering and manufacturing capabilities for the production of these advanced enabling materials at its facilities in Lewiston, Maine. Our board of directors believes:

  •
  Elmet has experienced management;

  •
  Elmet has excellent products and capabilities which are critical to its customers;

  •
  Elmet participates in a strong, diverse and growing market;

  •
  Elmet should provide opportunities to create additional stockholder value through internal growth and additional acquisitions; and

  •
  The purchase price for Elmet is reasonable and fair to our stockholders who are unaffiliated with Elmet.

Q.
What will our strategy be after the acquisition is completed?

A.
We plan to pursue a balanced but aggressive strategy of internal growth and complementary strategic acquisitions that we will seek to be accretive to our earnings per share. We believe Elmet has experienced management and excellent products, and that Elmet is well positioned to continue to expand its current business. We plan for Elmet to accelerate this growth by finding and acquiring businesses with complementary products and customer relationships. In this way, we believe we will be able to improve our revenue growth and achieve economies of scale that will further enhance our profitability. However, neither we nor Elmet is now a party to any preliminary or informal agreement, contingent offer or other arrangement to pursue any acquisition or other business combination subject to completion of the acquisition of Elmet.

Q.
Who will manage the acquired company?

A.
Upon completion of the acquisition, John S. Jensen, Elmet's president and chief executive officer, will continue in those capacities and also become our president and chief executive officer, and Carl Miller, Elmet's treasurer and chief financial officer, will continue in those capacities and also become our treasurer and chief financial officer. As required by the stock purchase agreement, upon the closing of the acquisition, our board of directors will increase the size of our board from six to eight, two of our current directors (Edward Cady and Timothy Durkin) will resign, and our board will fill the four vacancies created by the increase and resignations by appointing as additional directors Mr. Jensen, Knute C. Albrecht (the Elmet stockholders' representative under the stock purchase agreement), and two additional non-management directors with relevant business experience nominated by Mr. Jensen and approved by our board. Mr. Jensen has nominated, and our board has approved,            and            as such two additional non-management directors. Upon the closing of the acquisition, we therefore anticipate that our board will consist of eight directors, namely the four new directors and four current members of our board (John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney), with each of such eight directors to serve until our next annual meeting of stockholders. Mr. Carson will continue to serve as chairman of our board, and Mr. Hanks will become our vice chairman.

Q.
What will we pay for Elmet?

A.
Under the stock purchase agreement, we will pay (in cash and Harbor shares) total consideration of between approximately $124.2 million and $152.2 million for Elmet, depending primarily on the extent (if any) to which we will become obligated to pay up to $28.0 million of contingent consideration in the future. Of that total, we will pay at the closing approximately $111.8 million in cash and we will then either issue or reserve for future issuance to certain of the Elmet stockholders a total of 2.191 million shares of Harbor common stock (which, based on the closing price on July 20, 2007, then had a market value of approximately $12.4 million). That cash payment will include approximately $29.0 million to pay off all of Elmet's then outstanding debt, a deposit of $6.3 million into an escrow account to secure the Elmet stockholders' indemnification obligations under the stock purchase agreement, and a payment of approximately $76.5 million to Elmet's stockholders for their stock and warrants. The cash payment at closing is subject to a working capital purchase price adjustment. That cash payment will be approximately $33.3 million more than the amount now in our trust account (net of certain amounts we will be required to use for other purposes) and the estimated after-tax income we will earn on that account through the anticipated closing date, and we will therefore not be able to complete the acquisition unless we borrow at least that amount under the proposed new senior secured credit facilities for which we have obtained a written commitment from Bank of America, N.A. and Banc of America Securities LLC.

  Under the terms of our proposed new senior credit facilities, we will borrow all of a $50.0 million new term loan at the time of the closing (irrespective of any adjustment to the purchase price based on Elmet's working capital at closing or the number of shares held by our public stockholders who elect to exercise their conversion rights) and, under the terms of the stock purchase agreement, we will pay off all of Elmet's outstanding debt at the time of the closing (which will be approximately $29.0 million assuming the closing occurs in August 2007) by applying a corresponding portion of the cash otherwise payable by us at closing to the Elmet stockholders. Accordingly, we anticipate that we will have outstanding a total of $50.0 million of debt upon the completion of the closing irrespective of any adjustments to the purchase price payable at closing or the number of shares held by our public stockholders who elect to exercise their conversion rights.

  In addition to the closing consideration, the Elmet stockholders may receive in the future a contingent payment of up to $28 million, based upon the achievement of certain financial performance thresholds in 2007 and 2008. If earned, we will pay 60% of the contingent payment in cash and 40% in shares of our common stock, valued using a per share price equal to the average closing price of our common stock during the 20 consecutive trading day period ending on the day preceding each date on which an installment of the contingent payment will be payable, if earned.

Q.
What is the nature of Elmet's outstanding debt and how much, if any, is payable to related parties?

A.
Assuming the acquisition closes in August 2007, Elmet will have approximately $29.0 million of outstanding debt immediately prior to the closing that we will repay and deduct from the purchase price which would otherwise be payable to the Elmet stockholders. Of this amount, approximately $25.9 million will be senior bank debt and approximately $3.1 million will be subordinated debt. Of the approximately $3.1 million in subordinated debt, $912,500 in principal will be owed to three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) which are affiliated with certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin).

  Elmet's outstanding debt consists primarily of debt incurred in connection with (i) the 2004 management buyout by Elmet of the Elmet division of Philips Lighting Company and (ii) the 2005 recapitalization of Elmet and the associated refinancing of Elmet's senior debt originally incurred in 2004. As part of that 2005 recapitalization, three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P. and Latona Associates Fund I, L.L.C.) with which certain of our officers and directors (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 167,900 shares of Elmet common stock which they had obtained in connection with the financing of the Elmet management buyout in 2004, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock.

  While the special committee of the Harbor board of directors and full board were aware of the level of Elmet's outstanding debt (a portion of which is either payable to or was incurred by Elmet in part to finance the 2005 recapitalization which benefited certain investment funds affiliated with certain of our directors and officers as described in the preceding paragraph) and the repayment schedule of such debt during their evaluations of Elmet and the terms of a proposed acquisition by Harbor, the Harbor special committee and full board of directors did not assign any weight to such factors for purposes of determining the amount which we would offer to pay for Elmet. This is because, in the auction process which Elmet established for the potential sale of Elmet, Elmet and Bigelow, Elmet's investment banker which was responsible for the auction process, made it clear that potential bidders (including Harbor) were to make their bids only for Elmet's total "enterprise value" (consisting of the sum of both Elmet's equity and outstanding debt) and that all of Elmet's debt at the time of closing would be repaid completely from application of a portion of the purchase price. Accordingly, while the level and repayment schedule of Elmet's outstanding debt might reasonably have affected the value of Elmet's equity, such level and repayment schedule did not affect the determination by the Harbor special committee and full board of the amount of the purchase price which Harbor bid for Elmet in that auction process or the final purchase price which Harbor ultimately agreed to pay for Elmet under the stock purchase agreement. Rather, the level of Elmet's outstanding debt was relevant solely for purposes of determining the portion of the total purchase price that will be used to repay Elmet's outstanding debt at the time of the closing, as opposed to the portion being paid to Elmet's stockholders.

Q.
Will Elmet have any minority stockholders?

A.
Yes. Under the stock purchase agreement, nine existing Elmet stockholders (referred to as the "Continuing Stockholders"), including Elmet's chief executive officer and principal stockholder and the institutions which are now Elmet stockholders, will initially retain a portion of their Elmet shares, constituting approximately 12% of Elmet's total outstanding shares immediately prior to the closing. Each Continuing Stockholder will have the right (referred to as the "Put Right") to require us to exchange shares of our common stock (out of the Harbor shares we will reserve at the closing for this purpose as described above under "What will we pay for Elmet?") for the Elmet shares retained by such Continuing Stockholder at any time after that date which is six months following the closing date. The exchange ratio of Elmet shares held by Continuing Stockholders for Harbor shares will be the same as used in connection with the issuance of Harbor shares at the closing. The Continuing Stockholders have agreed that they will not sell or otherwise transfer their retained Elmet shares in the future except pursuant to the Put Right or certain limited permitted transfers in which the retained Elmet shares will remain subject to the same transfer restrictions as are initially applicable to the Continuing Stockholders.

Q.
Will the Harbor shares issued to the Elmet stockholders be subject to restrictions on transfer?

A.
Yes. The shares of our common stock issued to the Elmet stockholders in connection with the acquisition will be issued in a private placement. Accordingly, the Elmet stockholders will not be able to resell such shares unless and until they are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such Act is available for purposes of such resale. At the closing, we and each holder of at least 1% of the outstanding Elmet shares immediately prior to the closing will enter into a registration rights and lock-up agreement under which such holders will agree not to sell any of their Harbor shares for at least six months after the closing and we will agree, subject to the terms and conditions set forth in that agreement, to file and cause to become effective a registration statement which will allow such holders to sell their Harbor shares following the end of such six-month period.

Q.
Are there any existing relationships between Elmet and Harbor's directors and officers and their affiliates?

A.
Yes. Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those three funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated in the future to pay to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with aggregate cash payments of approximately $5.67 million which those three funds have previously received from Elmet on their investments, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

  The organizational documents of the three investment funds described in the preceding paragraph with which certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated contain provisions which govern the respective distributions which those funds will make to the investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions resulting from the aggregate investment returns of that fund to the U.S. Small Business Administration and to its investors equal, in the case of those investors, to the capital contributions which those investors contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P., Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners

  Capital, L.P. based on the investments by such fund in Elmet, and no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet.

  A portion of the funds from Harbor's public investors, together with borrowings under Harbor's proposed senior secured credit facilities, will be applied at the closing of the acquisition as part of the purchase price to the repayment of debt of approximately $29.0 million that Elmet previously incurred and will then remain outstanding. This debt includes primarily debt incurred in connection with (i) the 2004 management buyout by Elmet of the Elmet division of Philips Lighting Company and (ii) the 2005 recapitalization of Elmet and the associated refinancing of Elmet's senior debt which was incurred in 2004. As noted above, $912,500 of such debt is owed to New England Partners Capital, L.P., Harbor Partners II, L.P. and Latona Associates Fund I, L.L.C., which are the three investment funds with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated.

Q.
What is the background of the existing relationships between Elmet and Mr. Hanks and the three investment funds affiliated with certain of the Harbor directors and officers?

A.
Mr. Hanks became an Elmet director at the time the three investment funds referred to above provided, along with certain unaffiliated institutional investors, a portion of the financing for the management buyout by Elmet of the Elmet division of Philips Lighting Company effective as of January 1, 2004. At that time, those three funds invested a total of $3.0 million in $1.825 million principal amount of Elmet subordinated notes, 1.175 million shares of Elmet preferred stock, and warrants for 671,600 shares of Elmet common stock. In total, $13.5 million was then invested by all institutional investors in Elmet which, together with approximately $15.9 borrowed from a commercial bank, provided Elmet with the funds required to fund the total acquisition costs of approximately $29.6 million. The three investment funds affiliated with certain of the Harbor directors and officers did not make any additional investments in Elmet following their initial investment in 2004. As a result of a recapitalization which Elmet completed on September 1, 2005, those three funds received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 161,900 shares of Elmet common stock, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock. In connection with such recapitalization, all existing investors received approximately $24.7 million and such amount, together with transaction expenses, was financed with an amended senior credit facility in an amount of $31.5 million, which also refinanced Elmet's January 2004 credit facility.

Q.
What actions has the Harbor board of directors taken to deal with the potential conflicts of interest arising from the relationships described above?

A.
In order to avoid potential conflicts of interest which might arise from the relationships described above, the preparation of our offer for Elmet and the negotiation of the terms of the acquisition were supervised and approved by a special committee consisting of disinterested members of our board of directors. That committee consists of John Carson, chairman, Edward Cady and William Mahoney. Mr. Cady, who had served as a consultant to Harbor commencing in May 2006, became a member of the special committee when he joined the Harbor board of directors in August 2006. Except for their services on Harbor's board of directors and the services of both Mr. Carson and

  Mr. Hanks as directors of two private companies (in each of which an investment fund affiliated with Messrs. Hanks, Dullum, Fitzpatrick and Young is an investor), the three members of Harbor's special committee do not have any affiliations or other significant relationships with the other Harbor directors or with the officers and special advisors of Harbor. Our board of directors also engaged Houlihan Smith & Company, Inc., or "Houlihan," an independent investment banking firm, to provide prior to our entering into any purchase agreement an opinion (whether or not favorable) as to whether the consideration to be paid by us in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet. Prior to the decisions by our special committee and full board of directors to approve the acquisition, Houlihan delivered to our special committee and full board an opinion dated October 11, 2006 that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by us in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet.

Q.
Do members of the special committee of Harbor's board of directors have any connections, affiliations or relationships with our officers, directors and special advisors outside of Harbor?

A.
Yes. The members of our special committee (Edward Cady, John Carson and William Mahoney) have had in the past, or currently have, connections, relationships or affiliations with our other officers, directors and special advisors other than through their position as directors of Harbor, as described below. Except as described below, Mr. Cady, Mr. Carson and Mr. Mahoney have no other connections, affiliations or relationships with any of our other directors, officers, or special advisors.

  Edward Cady.    Mr. Cady has been a personal friend of Robert J. Hanks, our chief executive officer and one of our directors, for over 40 years, and they worked in different business units at GTE Corp. in the 1970s. Except for his prior employment at GTE, Mr. Cady never had any business affiliation with Mr. Hanks prior to Mr. Cady joining the Harbor board of directors.

  John Carson.    John Carson has served as an outside director of Micropack, Inc. (d/b/a Clearsource), a privately held company, since 2000. In June 2001, he met Mr. Hanks when Mr. Hanks became an observer to the board of directors of Micropack in connection with a minority investment in that company by New England Partners, a private equity firm for which Mr. Hanks serves as an officer of the general partner. David A.R. Dullum, our president and one of our directors, and our two vice presidents, Todd Fitzpatrick and Christopher Young, are also principals of New England Partners, but Mr. Carson had limited contact with them until joining our management team. Thomas Bullock, one of our special advisors, also serves on the board of directors of Micropack, Inc. Mr. Carson also serves as a director and consultant of Solar Cosmetic Labs, Inc., and Mr. Hanks also serves on the board of directors of Solar as a representative of New England Partners, which has a minority investment in that company.

  William Mahoney.    William Mahoney has not had any connections, affiliations or relationships with any of our directors, officers or directors since 1998. Mr. Mahoney was introduced to Mr. Hanks and Mr. Dullum in 1997 by a principal at New England Partners, and Mr. Mahoney served as an advisor to New England Partners in 1997. In that unpaid capacity, he attended three or four informal meetings and presentations. Mr. Fitzpatrick and Mr. Young were also officers of New England Partners at that time. In 1997 and 1998, Mr. Mahoney served as an independent member of the board of directors of Whistler Corporation, a privately held company. Mr. Hanks served on the board of Whistler during that period as a representative of New England Partners, which had a minority investment in Whistler. During Mr. Mahoney's tenure as a director of Whistler, he met Timothy Durkin, one of our directors, who was at that time an officer of Marlborough Capital Advisors, a private mezzanine fund which also had an investment in Whistler.

  We do not believe the connections, affiliations or relationships of members of our special committee with other members of our management team as described above affect their independence in evaluating our proposed acquisition of Elmet. These individuals will receive no special benefit personally as a result of the Elmet transaction as compared to any other business combination that we might have pursued in place of our proposed acquisition of Elmet. However, although the members of our special committee have no prior relationship with Elmet, they (along with our other directors and officers) do have interests in our completing an acquisition of either Elmet or another operating company which may be different from the interests of our public stockholders generally. See "Certain Relationships and Related Transactions—Relationships Relating to the Acquisition" elsewhere in this proxy startement.

Q.
Why does the special committee of our board of directors and the full board believe the purchase price is reasonable and fair to our stockholders who are unaffiliated with Elmet?

A.
In evaluating the purchase price and other terms of the acquisition, the special committee and our full board determined that the purchase price, including the contingent payment, is reasonable and fair to our stockholders who are unaffiliated with Elmet. In general terms, this determination was based upon the committee's and our full board's views of standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value, as applied to the information discovered in our due diligence investigation of Elmet. Members of our special committee and our full board have experience in operating, acquiring and selling industrial product and similar businesses. In making their determination, the committee and our full board considered the factors described in this proxy statement that make Elmet an attractive acquisition candidate including, in particular, those described under "Factors Considered by Our Board of Directors in Approving the Acquisition" which begins on page 67 of this proxy statement. In addition, prior to approving the acquisition, the special committee and our full board of directors received a written opinion dated October 11, 2006, from Houlihan that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by Harbor in the proposed acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair value of Elmet is at least 80% of our net assets at the time of the acquisition. See "Fairness Opinion of Houlihan Smith & Company, Inc." beginning on page 80 of this proxy statement.

  In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and our full board placed particular emphasis on Elmet's EBITDA, as calculated under Section 1.5(d) of the stock purchase agreement for purposes of calculating the potential contingent payment and then, for purposes of the valuation determination, further adjusted for certain historical factors which our special committee and our full board anticipated will not affect the future operations of Elmet and Harbor as a combined company. The section of this proxy statement entitled "Factors Considered by Our Board of Directors in Approving the Acquisition—The Purchase Price for Elmet" beginning on page 71 of this proxy statement contains the calculation made by Harbor's management of Elmet's adjusted EBITDA for the years ended December 31, 2004 and 2005, the 12 months ended October 1, 2006 (which was the most recently completed 12-month period prior to the meetings on October 16, 2006 of our special committee and full board of directors at which they considered and approved the acquisition), the year ended December 31, 2006, and the three months ended April 1, 2007. As described in that section, our special committee and full board determined that the multiple of Elmet's adjusted EBITDA to the purchase price was less than the mean and median multiples for the comparable transactions, and for the trading prices of the comparable public companies, in the samples of comparable transactions and public companies which the special committee and full board reviewed based upon the separate reports which Houlihan and Harbor management delivered to our special committee and full board prior to their approval of the acquisition.

  In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and full board were also aware that, as of October 1, 2006, Elmet had outstanding $34.2 million of debt (including $1.5 million of declared but unpaid dividends), of which $25.9 million would become payable within the next three years. However, our special committee and full board did not place any significant weight on such factors because, under the terms of the acquisition, all of Elmet's debt will be repaid at closing. The amount of Elmet's debt will therefore not affect the total purchase price, but rather only the respective amounts of such total which will be used to repay Elmet's debt rather than be paid to Elmet's stock and warrant holders.

  In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and full board were also aware that, if the acquisition is completed, John S. Jensen, who is Elmet's founder, principal executive officer and largest stockholder, will receive a significant portion of the total consideration paid to Elmet's stock and warrant holders. Mr. Jensen received his Elmet shares without payment of cash consideration in connection with Elmet's formation in December 2003. Mr. Jensen now has no affiliation with Harbor or any Harbor director or officer, but if the acquisition is completed, Mr. Jensen will become at the time of the closing Harbor's principal executive officer and a director of Harbor.

Q.
What vote is required in order to approve the acquisition?

A.
The acquisition does not require approval by our stockholders under Delaware law. However, under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering.

Q.
What will happen if I fail to vote or abstain from voting?

A.
Approval of the acquisition requires a majority of the votes actually cast by the holders of shares of our common stock issued in our initial public offering or purchased in the aftermarket (referred to as "public stockholders"). Therefore, if you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy directing an abstention on the acquisition proposal, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either "for" or "against" approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of accrued taxes).

Q.
Do I have the right to convert my shares into cash?

A.
If you hold shares of common stock issued in our initial public offering (including such shares purchased in the aftermarket), then you have the right to vote against the acquisition proposal and elect to convert your shares of common stock into cash (referred to as "conversion rights"). If the acquisition is consummated, a public stockholder who voted against the acquisition and timely exercised conversion rights will have the right to receive cash equal to such public stockholder's pro rata portion of the trust account into which the net proceeds of our initial public offering (together with certain other funds) were deposited, including a pro rata portion of certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes). However, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (2,760,000 or more of such shares) exercise their conversion rights.

Q.
How do I exercise my conversion rights?

A.
If you wish to exercise your conversion rights, you must vote against the acquisition (either by voting in person at the meeting or by delivering a proxy, or instructing your broker to deliver a proxy, voting against the acquisition) and at the same time elect (by checking the box with respect to conversion on the proxy card or on the comparable form for stockholders voting in person at the special meeting) to convert your shares into cash. If your shares are now held in "street name" by a bank or brokerage firm for your benefit, by 5:00 p.m., New York City time, on                        , 2007 (the day prior to the special meeting), your bank or brokerage firm must electronically transfer your shares to the account of Continental Stock Transfer & Trust Company, our stock transfer agent, at the Depository Trust Company, and you must provide to Continental Stock Transfer & Trust Company the following documents:

•
written instructions from you identifying the number of shares that you want to convert into a pro rata portion of the trust account; and

•
a written certificate from you addressed to Continental Stock Transfer & Trust Company stating that you were the beneficial owner of the specified shares on the record date for Harbor's meeting of stockholders and will continue to hold the shares through the closing of the acquisition unless you should subsequently elect to withdraw your conversion demand in the manner described under "Conversion Rights" on pages 48-49 of this proxy statement.

  All of these documents should be delivered to: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attn: Mark Zimkind, tel. (212) 845-3287, fax. (212) 616-7616.

  If, notwithstanding your vote, the acquisition is consummated, then you will be entitled to receive your pro rata portion of the net proceeds of our initial public offering (together with certain other funds) that were deposited into the trust account, including a pro rata portion of certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes). Based on the amount of cash held in (and accrued taxes on the interest earned on) the trust account at June 30, 2007, we estimate that you will be entitled to convert each share that you hold into approximately $5.83. If you exercise your conversion rights, you will be exchanging your shares for cash and will no longer own your shares. If the acquisition is not completed, your shares will not be converted to cash at this time and we will return your stock certificate and continue to seek another business combination within the time period permitted by our Certificate of Incorporation.

  Prior to exercising conversion rights, you should verify the market price of our common stock as you may receive higher proceeds from the sale of your common stock than from exercising your conversion rights. Our shares of common stock are traded on the American Stock Exchange under the symbol HAC.

Q.
What will I receive in the acquisition?

A.
If the acquisition is completed and you vote your shares for the acquisition, you will continue to hold the Harbor securities you currently own. If the acquisition is completed and you either did not vote or voted against the acquisition but did not timely exercise your conversion rights (as described in the response to the previous question), you will also continue to hold the Harbor securities you currently own. If the acquisition is completed but you voted your shares against the acquisition and exercised your conversion rights, your Harbor shares will be cancelled and you will be entitled to receive your pro rata portion of the trust account into which we deposited the net proceeds of our initial public offering (together with certain other funds), including a pro rata portion of certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes).

Q.
What will happen to the funds deposited in the trust account upon consummation of the acquisition?

A.
Upon consummation of the acquisition, we will pay from the trust account (as described in the response to the following question) the non-accountable expense allowance to the underwriters in our public offering and the amounts, if any, owed to our public stockholders who voted against the acquisition and exercised their conversion rights. The funds then remaining in the trust account will be used to fund a portion of the purchase price and our expenses relating to the acquisition, and the trust account will cease to exist.

Q.
How will we pay the cash portion of the closing consideration?

A.
Under the stock purchase agreement, we will pay at the closing approximately $111.8 million in cash in order to pay off Elmet's then outstanding debt and make the required closing payments to the Elmet stockholders (including the amount then to be deposited with the escrow agent). As of June 30, 2007, the amount held in the trust account which we established upon the completion of our public offering was $80.5 million, and interest will be earned and retained (net of amounts distributed from the account to pay accrued taxes) in the trust account prior to the closing date. At the closing, we will apply from the trust account up to $1.62 million (as reduced in proportion to the percentage, if any, of our public stockholders who vote against the acquisition and elect to exercise their conversion rights) to pay the deferred non-accountable expense allowance to our underwriters in connection with our public offering and up to approximately $16.1 million to our public stockholders, if any, who vote against the acquisition and exercise their conversion rights. We will apply the remaining balance in the trust account to our cash payment at closing and finance the remainder of such cash payment by borrowing under our proposed senior secured credit facilities which we anticipate will become effective upon the closing of the acquisition.

Q.
What will the structure of Harbor be after the acquisition?

A.
We will own approximately 88% of the issued and outstanding capital stock of Elmet upon the closing of the acquisition. Nine of the current stockholders of Elmet (referred to as the "Continuing Stockholders"), including Elmet's chief executive officer and principal stockholder and the institutions which are now Elmet stockholders, will continue to own approximately 12% of the issued and outstanding shares of Elmet unless and until they elect, pursuant to their "Put Right" under the stock purchase agreement, to convert such shares into our common stock (out of the Harbor shares we will reserve for this purpose at the closing as described above under "What will we pay for Elmet?") at the same exchange ratio of Elmet shares for Harbor shares used in connection with the issuance of Harbor shares at the closing. The Continuing Stockholders have agreed that they will not sell or otherwise transfer their retained Elmet shares in the future except pursuant to the Put Right or certain limited permitted transfers in which the retained Elmet shares will remain subject to the same restrictions as are initially applicable to the Continuing Stockholders.

Q.
What will happen if the acquisition is not consummated?

A.
If the acquisition is not consummated, we will continue to search for an operating company to acquire. However, the trust account in which the net proceeds of our initial public offering (together with certain other funds) are held will be liquidated if we do not consummate a business combination by October 31, 2007, or by April 30, 2008 if a letter of intent, agreement in principle or definitive agreement is executed but not consummated by October 31, 2007. In any liquidation, the net proceeds of our initial public offering (together with certain other funds) held in the trust account, plus certain of the interest earned thereon (net of accrued taxes), will be distributed pro rata to our public stockholders.

Q.
When do you expect the acquisition to be completed?

A.
We currently anticipate that the acquisition will be completed, or closed, promptly following our special meeting on [                        ], 2007.

Q.
Why are we proposing to amend and restate Harbor's Certificate of Incorporation?

A.
We are proposing to change our name from "Harbor Acquisition Corporation" to "Elmet Technologies Corporation." In addition, Article V of our Certificate of Incorporation is only applicable to us prior to our completion of a business combination. Therefore, we are proposing, subject to completion of the acquisition, to amend and restate our Certificate of Incorporation in order to change our name, eliminate Article V and make certain other minor revisions.

Q.
What vote is required to adopt the amendment?

A.
The amendment must be approved by the affirmative vote of a majority of the shares of our common stock outstanding on the record date. The officers and directors of Harbor intend to vote all of their shares of common stock in favor of this proposal. If the acquisition is not approved, then the amendment will not be presented for approval.

Q.
Why are we proposing that the stockholders approve the 2006 Incentive Compensation Plan?

A.
We are proposing that the stockholders approve the incentive compensation plan in order to promote the interests of our company and its stockholders by:

  •
  attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of or to our company and its subsidiaries; and

  •
  enabling such individuals to participate in the long-term growth and financial success of our company.

  In addition, under the stock purchase agreement, the approval by our stockholders of the incentive compensation plan is a condition to the obligations of Elmet and its stockholders to close the acquisition. Accordingly, if our stockholders approve the acquisition but fail to approve the incentive compensation plan proposal, the acquisition would not close unless Elmet and its stockholders waive the specified condition to their obligations to close the acquisition.

Q.
What vote is required to adopt the incentive compensation plan proposal?

A.
The incentive compensation plan proposal must be approved by the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. The officers and directors of Harbor intend to vote all their shares of common stock in favor of this proposal. If the acquisition is not approved, then the incentive compensation plan will not be presented for approval.

Q.
Why is Harbor proposing the adjournment proposal?

A.
If, prior to the special meeting, we do not receive sufficient votes to approve the acquisition, the amendment or the incentive compensation plan, approval of the adjournment proposal will permit our board of directors to adjourn or postpone the special meeting to a later date in order to allow us to solicit additional proxies.

Q.
What vote is required to adopt the adjournment proposal?

A.
The adjournment proposal must be approved by the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting. The officers and directors of Harbor intend to vote all their shares of common stock in favor of this proposal.

Q.
If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.
Yes. After carefully reading and considering the information contained in this proxy statement and the additional documents to which it refers, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible so that your shares may be represented at the special meeting.

Q.
What do I do if I want to change my vote?

A.
Send a signed proxy card, dated later than your previously signed proxy card, to our corporate secretary prior to the date of the special meeting or attend the special meeting in person, revoke your proxy and vote.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
No. Your broker can vote your shares on the acquisition and the other proposals to be voted upon at the special meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. To exercise your conversion rights, you must affirmatively elect to convert your shares by directing your broker to vote against the acquisition and check the appropriate box on the proxy card with respect to conversion, ensure that the proxy card is delivered to us prior to the special meeting, and comply with certain other procedures described in the response above to the question "How do I exercise my conversion rights?".

Q.
What are the federal income tax consequences of the acquisition?

A.
Our common stockholders who do not exercise their conversion rights will continue to hold their stock and as a result will not recognize any gain or loss from the acquisition. Common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such stockholders upon conversion is greater than or less than, respectively, such stockholders' tax bases in their shares. A stockholder's tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants included in the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or capital loss if such stockholder's holding period in the shares is longer than one year. We urge you to consult your own tax advisors regarding your particular tax consequences.

Q.
Will Harbor securities still be traded on the American Stock Exchange after the acquisition is completed?

A.
Yes. Our shares of common stock, our warrants, and our units each consisting of one share of common stock and two warrants, will continue to be traded on the American Stock Exchange after the acquisition is completed. However, because our name will be changed to "Elmet Technologies Corporation," we anticipate that the trading symbols for our securities will change to "ETC" for our common stock, "ETC.WS" for our warrants, and "ETC.U" for our units.

Q.
Who will pay for this proxy solicitation?

A.
We have retained Morrow & Co., Inc., to aid in the solicitation of proxies. We will pay Morrow & Co. a fee of $10,000 plus $5.00 per outgoing call and reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services. In addition, officers and directors may solicit proxies by mail, personal contact, letter, telephone, facsimile and other electronic means, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material that may be sent to stockholders in connection with this solicitation. We may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares of common stock.

Q.
Who can help answer my questions?

A.
If you have questions about the solicitation of proxies, you may contact Robert J. Hanks, our chief executive officer, rhanks@harborpartners.com or at (617) 624-8411.

SUMMARY OF THE PROXY STATEMENT

        This summary presents material information contained in this proxy statement relating to:

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  our acquisition of Elmet;

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  amending and restating our Certificate of Incorporation;

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  approving our 2006 Incentive Compensation Plan; and

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  authorizing an adjournment or postponement of our special meeting, if required to solicit additional proxies.

        This summary may not contain all of the information that is important to you. For a more complete description of the transactions contemplated by the stock purchase agreement, the amendment, the incentive compensation plan and the adjournment proposal, you should carefully read this entire proxy statement as well as the additional documents to which it refers. We have included in this summary page references to the appropriate pages in this proxy statement for a more complete description of the relevant topics. Copies of the stock purchase agreement and the related registration rights and lock-up agreement and the fairness opinion are attached to this proxy statement as Annexes A, B and C, respectively. A copy of the commitment letter relating to our proposed new senior secured credit facilities is attached to this proxy statement as Annex D. A copy of our First Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex E. A copy of our 2006 Incentive Compensation Plan is attached to this proxy statement as Annex F.

The Parties—See Pages 126 and 155

        We are a "blank check" company organized under Delaware law on June 20, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the consumer or industrial products sectors. Our principal executive offices are located at One Boston Place, Suite 3630, Boston, Massachusetts 02108, and our telephone number is (617) 624-8411. Our website is www.harboracquisition.com.

        Elmet is a metals products manufacturer located in Lewiston, Maine. Elmet was incorporated in 2003 when John S. Jensen, Elmet's president and chief executive officer, led a management buyout of the manufacturing operations of a division of Philips Electronics North America Corporation, a U.S. subsidiary of Royal Philips Electronics, a Dutch company. Although Elmet's manufacturing facilities have been in operation since 1929, Elmet began operating as a stand-alone business upon the completion of that management buyout from Philips effective January 1, 2004.

        Elmet specializes in manufacturing a wide variety of metals products, or advanced enabling materials, using tungsten and molybdenum that are incorporated into the products of Elmet's customers. Advanced enabling materials allow a process or product to function at a high level of performance and thereby stimulate development, improve performance, prolong product life or lower cost. Tungsten and molybdenum are both known as refractory metals, which are elements that are characterized as being very dense, having very high melting points and having thermal expansion characteristics that are compatible with certain materials such as glass and silicon to which tungsten and molybdenum are often joined. Elmet transforms these raw materials from their simplest form into various shapes and sizes of rods, plates and sheets. These rods, plates and sheets are then custom manufactured based on customer specifications that include different dimensions, diameters, thicknesses, flexibilities and tolerances. Because of those metals' high temperature-resistance characteristics, some of the applications in which Elmet's products are incorporated include lighting products, such as incandescent, fluorescent, halogen and high density discharge lamps. Other products that Elmet's products are incorporated into include high temperature furnaces and semiconductor equipment, such as diode applications, which convert electrical signals from AC to DC. Diodes can be found in products such as DVD players and televisions. For a more detailed description of the markets in which Elmet operates and the types of products that it manufactures, see "Information About Elmet Technologies, Inc." which begin on page 126 of this proxy statement.

        Elmet provides these highly-engineered refractory metal products globally to customers that manufacture products that are sold in the data storage and semiconductor, medical, electronics, lighting, furnace and aerospace markets. Elmet has vertically-integrated engineering and manufacturing capabilities for the production of these advanced enabling materials at its facilities in Lewiston, Maine. Through its expertise in custom manufacturing components made from tungsten and molybdenum, Elmet helps its customers realize new uses for these strong and heat resistant metals that improve existing products or that are incorporated into new products for existing needs. Elmet's principal executive offices are located at 1560 Lisbon Street, Lewiston, Maine 04240, and its telephone number is (207) 333-6100. Elmet's website is www.elmettechnologies.com.

Special Meeting of Stockholders—See Page 46

        This proxy statement is being furnished to holders of our common stock for use at the special meeting, and at any adjournments or postponements of that meeting, in connection with the approval of the acquisition, the stock purchase agreement and the other transactions contemplated in the stock purchase agreement, the amendment and the incentive compensation plan, as more fully described in this proxy statement. The special meeting will be held at 10:00 a.m., local time, on                        , 2007, at                        ,                         , Boston, Massachusetts.

Voting Power; Record Date—See Page 46

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock (including shares of common stock which are part of our outstanding units, each consisting of one share of common stock and two warrants) at the close of business on                        , 2007, which is the record date for the special meeting. On the record date, there were 16.8 million outstanding shares of our common stock. You will have one vote for each share of our common stock you owned at the close of business on the record date. Our warrants do not have voting rights.

Voting Requirement for the Acquisition—See Page 48

        The acquisition does not require the approval of our stockholders under Delaware law. However, under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering. As of the record date, our initial stockholders collectively owned 3.0 million shares of common stock, or 17.9% of our total outstanding shares, all of which they purchased prior to our public offering.

        Even if the acquisition is approved by the required stockholder vote, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (2,760,000 or more of such shares) exercise their conversion rights.

Conversion Rights—See Page 48

        As provided in our Certificate of Incorporation, public stockholders have the right to vote against the acquisition and elect to convert their shares of common stock into cash (referred to as "conversion rights"). If the acquisition is consummated, a public stockholder who voted against the acquisition and timely exercised such holder's conversion rights (as described under "Conversion Rights" on page 48) will have the right to receive cash equal to such public stockholder's pro rata portion of the trust account in which the net proceeds of our initial public offering (together with certain other funds) are held, including a pro rata portion of certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes). However, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares of common stock sold in our initial public offering (2,760,000 or more of such shares) exercise their conversion rights.

        Based on the amount of cash held in the trust account and accrued taxes as of June 30, 2007, we estimate that you will be entitled to convert each share of common stock that you hold into approximately $5.83. If you exercise your conversion rights, you will be exchanging your shares of our common stock for cash and will no longer own your shares. Any request for conversion, once made, may be withdrawn at any time up to completion of the vote on the acquisition at the special meeting, but (if the acquisition is approved) will be irrevocable after such time. If the acquisition is not completed, your shares will not be converted into cash at this time. If you exercise conversion rights with respect to your shares of common stock, you will continue to own any warrants to acquire our common stock which you now own, as such warrants will remain outstanding and unaffected by the exercise of conversion rights.

No Appraisal or Dissenters Rights—See Page 104

        No appraisal or dissenters rights are available under the Delaware General Corporation Law for our stockholders in connection with the acquisition.

Amendment Proposal—See Page 119

        We are proposing to amend and restate our Certificate of Incorporation, upon consummation of the acquisition, to change our name from "Harbor Acquisition Corporation" and eliminate certain provisions that are only applicable to us prior to our completion of a business combination. As a result of the amendment, after the completion of the acquisition, our name will be "Elmet Technologies Corporation" and Article V of our Certificate of Incorporation will be deleted. The form of the First Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex E. If the acquisition is not approved, then the amendment proposal will not be presented for approval.

Voting Requirement for the Amendment Proposal—See Page 120

        The amendment must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date.

Incentive Compensation Plan Proposal—See Page 121

        The incentive compensation plan reserves shares of our common stock for issuance in accordance with the plan's terms. The purpose of the plan is to promote the interests of our company and its stockholders by:

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  attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of or to our company and its subsidiaries; and

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  enabling such individuals to participate in the long-term growth and financial success of our company.

        The plan is attached to this proxy statement as Annex F. If the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

Voting Requirement for the Incentive Compensation Plan Proposal—See Page 124

        The incentive compensation plan must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Adjournment Proposal—See Page 125

        In the event there are not sufficient votes at the time of the special meeting to approve the acquisition, the amendment and the incentive compensation plan, the adjournment proposal would allow our board of directors to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

Voting Requirement for the Adjournment Proposal—See Page 125

        The adjournment proposal must be approved by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Our Board of Directors' Recommendation—See Pages 92, 120, 124 and 125

        After consideration of the factors described in this proxy statement, our board of directors has unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and has determined that the acquisition is in our best interest and in the best interests of our stockholders. Our board of directors has also unanimously approved the amendment and the incentive compensation plan. Our board of directors unanimously recommends that you vote or give instruction to vote "FOR" approval of the acquisition substantially on the terms set forth in the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, "FOR" the amendment, "FOR" the incentive compensation plan, and "FOR" the adjournment proposal.

General Description of the Acquisition—See Page 52

        At the special meeting, our stockholders will be asked to approve our acquisition of Elmet pursuant to the stock purchase agreement. The stock purchase agreement provides for our acquisition at the closing of approximately 88% of the issued and outstanding shares of common stock of Elmet and all of the outstanding warrants from its stockholders. Nine of the current stockholders of Elmet (referred to as the "Continuing Stockholders"), including Elmet's chief executive officer and principal stockholder and the institutions which are now Elmet stockholders, will continue to own the remaining approximately 12% of the issued and outstanding shares of Elmet unless and until they elect, pursuant to their "Put Right" under the stock purchase agreement, to convert such shares into our common stock (out of the Harbor shares which we will reserve for this purpose at the closing) at any time after that date which is six months following the closing date. The exchange ratio of Elmet shares held by Continuing Stockholders for Harbor shares will be the same as used in connection with the issuance of Harbor shares at the closing. The Continuing Stockholders have agreed that they will not sell or otherwise transfer their retained Elmet shares in the future except pursuant to the Put Right or certain limited permitted transfers in which the retained Elmet shares will remain subject to the same restrictions as are initially applicable to the Continuing Stockholders.

        Under the stock purchase agreement, we will pay (in cash and Harbor shares) total consideration of between approximately $124.2 million and $152.2 million for Elmet, depending primarily on the extent (if any) to which we will become obligated to pay up to $28.0 million of contingent consideration in the future. Of that total, we will pay at the closing approximately $111.8 million in cash and we will then issue or reserve for issuance to certain of the Elmet stockholders (upon the future exercise of their "Put Right" described above) a total of 2.191 million shares of Harbor common stock (which, based on the closing price on July 20, 2007, then had a market value of approximately $12.4 million). The cash payment includes approximately $29.0 million to pay off all of Elmet's then outstanding debt, a deposit of $6.3 million into an escrow account to secure the Elmet stockholders' indemnification obligations under the stock purchase agreement, and an approximately $76.5 million payment to Elmet's stockholders for their stock and warrants. The cash payment at closing is subject to a working capital purchase price adjustment. In addition to the closing consideration, the Elmet stockholders may receive in the future, as described below, a contingent payment of up to $28 million (payable 60% in cash and 40% in our common stock valued at then market price), based upon the achievement of certain financial performance thresholds in 2007 and 2008.

        If our and Elmet's combined EBITDA (determined in accordance with the stock purchase agreement) for the 12-month measurement period ending December 31, 2007 is equal to or exceeds $21 million, all of the $28 million contingent payment will be paid within ten business days after the completion of the audit of our financial statements for the 2007 fiscal year, subject to dispute resolution procedures. If EBITDA for such measurement period is equal to $18 million, one-half of the $28 million contingent payment will be paid. If EBITDA for such measurement period exceeds $18 million, but is less than $21 million, the contingent payment will be appropriately pro-rated. If our and Elmet's combined EBITDA for such 12-month measurement period is less than $18 million, we will then pay no portion of the contingent payment.

        If the full $28 million contingent payment is paid with respect to the 2007 measurement period, no further payment shall be made. If the full $28 million contingent payment is not made with respect to the 2007 measurement period, then the following payments shall be made with respect to the 2008 measurement period. If EBITDA for the 24-month measurement period ending December 31, 2008 equals or exceeds $39 million, the balance, if any, of the $28 million contingent payment will be paid within ten business days after the completion of the audit of our financial statements for the 2008 fiscal year, subject to dispute resolution procedures. If EBITDA for the 2008 measurement period is equal to $37 million, one-half of the balance of the contingent payment will be paid. If EBITDA for such measurement period exceeds $37 million but is less than $39 million, the balance of the contingent payment will be appropriately pro-rated. In no event will a payment be made for the 2008 measurement period unless EBITDA for the 2008 fiscal year exceeds EBITDA for the 2007 fiscal year by at least 5%. Furthermore, if our and Elmet's combined EBITDA for such 24-month measurement period is less than $37 million and no portion of the contingent payment was previously earned based on the initial 12-month measurement period described above, we will have no obligation to pay any portion of the contingent payment.

        Under the terms of the stock purchase agreement, our and Elmet's combined EBITDA during the years ending December 31, 2007 and 2008 which will be used to determine whether any portion or all of the contingent payment will become payable will be derived almost exclusively from Elmet's operations. As described above, Elmet's EBITDA will therefore need to be between approximately $18 million and $21 million during the year ending December 31, 2007, or between approximately $37 million and $39 million during the two years ending December 31, 2008, in order for some portion or all of the contingent payment to become payable. As described on page 67 of this proxy statement, Elmet's adjusted EBITDA (which approximates combined EBITDA as defined under the stock purchase agreement) was $17.1 million during the year ended December 31, 2006 and $33.2 million during the two years ended December 31, 2006. Elmet's EBITDA during the year ending December 31, 2007 will therefore need to increase by approximately 5% to 23% over Elmet's EBITDA during the year ended December 31, 2006 in order for a portion or all of the contingent payment to become payable based upon the 2007 measurement period.

        As of June 30, 2007, there was $80.5 million held in the trust account, which amount is net of the amounts we have withdrawn from the account in order to pay taxes on interest and to provide

$1,850,000 for our general operating and acquisition expenses since the completion of our initial public offering. Between the completion of our initial public offering on May 1, 2006 and March 31, 2007, we incurred $1,561,000 of such expenses and we now anticipate that we will use up to the remaining $289,000 of the interest withdrawn from the account to pay our operating and acquisition expenses incurred between April 1, 2007 and the completion of the acquisition. Assuming the acquisition closes in August 2007, we plan to use the $80.5 million held in the trust account as of June 30, 2007, and interest earned thereon (net of accrued taxes) between July 1, 2007 and the closing date, together with between approximately $35.0 million and $50.0 million of the $50.0 million term loan we plan to borrow under such proposed senior secured credit facilities, as follows:

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  up to $1.62 million (less a portion based upon the percentage, if any, of the shares held by our public stockholders who exercise their conversion rights) will be paid to our underwriters as a deferred non-accountable expense allowance in connection with our initial public offering;

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  up to approximately $16.1 million may be paid to our public stockholders, if any, that exercise their conversion rights;

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  approximately $29.0 million will be used to repay Elmet's outstanding debt at the closing;

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  approximately $6.3 million will be paid into an escrow account as described below; and

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  approximately $76.5 million in cash will be paid to Elmet's stockholders at the closing.

        The cash consideration payable at closing is subject to a working capital purchase price adjustment to the extent that Elmet's "Base Working Capital" (as defined in the stock purchase agreement) at the time of the closing is greater or less than $12.3 million (subject to certain adjustments). Moreover, at the closing we will deposit 5% of the total purchase price (which price is defined, for this purpose, as including the full $28 million contingent payment but excluding the amount of Elmet's debt which we will pay off at the closing) into an escrow account with an escrow agent to secure any post-closing adjustment in the purchase price in our favor and any indemnification obligations of the Elmet stockholders for breaches of their representations, warranties and covenants in the stock purchase agreement. Subject to any claims we may make, in the event that an installment of the contingent payment is made based upon EBITDA for the 2007 measurement period, an amount equal to 5% of that installment will be released from funds held under the escrow agreement. The remaining funds held under the escrow agreement will be held until 18 months after the closing date, and 40% of the escrow amount will be held until 24 months after the closing date. With certain limited exceptions, our right to seek indemnification will be limited to the amount held under the escrow agreement at the time the claim is made.

        As described above, our estimated cash payment at closing is approximately $33.3 million more than the amount now in our trust account (net of certain amounts which we will be required to use for other purposes as described above) and the estimated after-tax income we will earn on that account through the anticipated closing date. We will therefore not be able to complete the acquisition unless we borrow at least that amount under the proposed new senior secured credit facilities for which we have obtained a commitment from Bank of America, N.A. and Banc of America Securities LLC, as described in this proxy statement under "Proposed Senior Secured Credit Facilities." We plan (depending on the extent, if any, to which our public stockholders elect to exercise their conversion rights) to apply between approximately $35.0 million and $50.0 million of the $50.0 million term loan under our proposed new facilities to fund a portion of our anticipated total cash closing payments. However, the commitment for our proposal will expire on August 31, 2007 (unless extended at the discretion of those parties) and provides that those parties' obligations thereunder are subject to certain conditions which include negotiation prior to the closing of a credit agreement in mutually satisfactory form incorporating the terms described in the commitment, the closing of our acquisition of Elmet, and satisfaction of certain other customary closing conditions for senior credit facilities of this type. If we were unable to complete the acquisition by August 31, 2007 (or such later dates as the prospective lenders may agree) or to satisfy the conditions described in the commitment, we would not be able to complete the acquisition since, without the proposed new term loan, we would be unable to fund all of our anticipated closing payments in connection with the acquisition which are described above.

Conditions to the Completion of the Acquisition—See Page 102

        Our obligations and those of Elmet and its stockholders are subject to certain customary closing conditions, including the following:

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  our stockholders shall have approved the equity incentive plan pursuant to which we will have reserved 1,000,000 shares of our common stock for issuance;

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  we shall have received the affirmative vote of a majority of our outstanding common stock approving the acquisition and the transactions contemplated thereby; and

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  holders of not more than 19.99% of the shares of our common stock issued to public stockholders in our initial public offering shall have exercised their rights to convert said shares into a pro rata share of the trust fund in accordance with our Certificate of Incorporation.

        Our obligations to close the acquisition are subject to certain customary closing conditions, including the following:

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  all covenants of Elmet and the Elmet stockholders in the stock purchase agreement shall have been complied with in all material respects as of the closing date;

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  there shall have been no Material Adverse Effect (as defined in the stock purchase agreement) on Elmet since the date of the stock purchase agreement; and

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  the current employment agreement between Elmet and John S. Jensen shall have been extended through December 31, 2008.

        The obligations of Elmet and the Elmet stockholders to close the acquisition are subject to certain customary closing conditions, including the following:

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  all of our covenants in the stock purchase agreement shall have been complied with in all material respects as of the closing date (including, without limitation, our covenant to appoint to our board of directors Mr. Jensen, Mr. Albrecht, and two additional nominees selected by Mr. Jensen and approved by our board); and

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  we shall be in compliance with the reporting requirements of the Securities Exchange Act of 1934 and all of the shares of our common stock issued or issuable pursuant to the stock purchase agreement shall be listed for trading on the American Stock Exchange.

Termination—See Page 103

        The stock purchase agreement may be terminated prior to the closing of the acquisition, as follows:

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  at any time, by mutual written consent of the parties;

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  by Elmet and the Elmet stockholders' representative upon a material breach of any of our representations, warranties or covenants which is not capable of cure or has not been cured within 30 days after notice to us;

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  by us upon a material breach of any representation, warranty or covenant of Elmet or the Elmet stockholders which is not capable of cure or has not been cured within 30 days after notice to Elmet and the Elmet stockholders' representative;

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  by Elmet, the Elmet stockholders' representative, or us, at any time after August 31, 2007, if the closing has not occurred by that date, provided that if we have mailed a proxy statement to our stockholders prior to that date, the parties shall not have the right to terminate until after 15 days following the date of our stockholder meeting;

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  by Elmet and the Elmet stockholders' representative if (i) our board of directors fails to include a recommendation in such proxy statement that our stockholders approve the acquisition, or (ii) our board of directors withdraws or modifies such recommendation in a manner adverse to Elmet and the Elmet stockholders, or (iii) we fail to obtain the approval of the acquisition by a majority of the shares of our outstanding common stock at the stockholder meeting; and

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  by us if there is a Material Adverse Effect (as defined in the stock purchase agreement) on Elmet between the date of the stock purchase agreement and the closing date.

        In the event the stock purchase agreement is terminated, the agreement shall be void and there shall be no further liability or obligations thereunder, except that:

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  certain covenants with respect to access to information, confidentiality, non-solicitation of employees and payment of expenses will survive termination;

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  if subsequent to the termination of the stock purchase agreement by Elmet and the Elmet stockholders' representative due to (i) the failure of our board of directors to recommend the acquisition, (ii) the withdrawal or modification of such recommendation, or (iii) the failure of our stockholders to approve the acquisition (as described above), we complete an acquisition with another entity, then we shall pay to Elmet a termination fee in the amount of $3 million; and

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  no party shall be relieved of any liability for willful breach of the stock purchase agreement.

Interests of Our Directors and Officers in the Acquisition—See Page 90

        When you consider the recommendation of our board of directors that you vote to approve the acquisition, you should be aware that certain of our executive officers and members of our board of directors, and certain of their affiliates and associates, have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. These interests include, among other things:

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  Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those three funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated in the future to pay to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with the payments which those three funds have received to date upon their investments in Elmet as described in the second paragraph below, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

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  The organizational documents of the three investment funds described in the preceding paragraph with which certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick,

  Young and Durkin) are affiliated contain provisions which govern the respective distributions which those funds will make to the institutional investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions resulting from the aggregate investment returns of that fund to the U.S. Small Business Administration and to its other investors equal, in the case of those investors, to the capital contributions which those investors have contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P., Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived by New England Partners Capital, L.P. from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners Capital, L.P. based on the investments by such fund in Elmet, and no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet.

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  The Elmet subordinated notes and shares of Elmet common stock and warrants which the three investment funds which are affiliated with certain of the Harbor directors and officers as described above now hold were derived from an investment of $3.0 million which those funds made to provide a portion of the financing for the management buyout by Elmet of the Elmet division of Philips Lighting Company effective as of January 1, 2004. In total, $13.5 million was then invested by all institutional investors, which, together with approximately $15.9 million borrowed from a commercial bank, provided Elmet with the funds required to fund the total acquisition costs of approximately $29.7 million. Those three investment funds which are affiliated with certain of the Harbor directors and officers as described above did not make any additional investments in Elmet following their initial investment in 2004. As a result of a recapitalization which Elmet completed on September 1, 2005, those three funds received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 167,900 shares of Elmet common stock, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock. In connection with such recapitalization, all existing investors in Elmet received approximately $24.7 million and such amount, together with transaction expenses, were financed with an amended senior credit facility in an amount of $31.5 million, which also refinanced Elmet's January 2004 credit facility. In addition to the cash and securities which those three funds received in connection with the recapitalization on September 1, 2005, Elmet has paid to those three funds since January 1, 2004 an aggregate of $601,471 in interest (which was paid monthly) on the subordinated notes and $61,200 in closing fees, and Mr. Hanks received an aggregate of $54,000 (which was paid on a quarterly basis) for his services as an Elmet director between January 2001 and September 2006.

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  Robert J. Hanks (our principal executive officer) became a director of Elmet in January 2004 at the time the three investment funds affiliated with certain Harbor directors and officers described above made investments in Elmet securities in connection with the buyout of the Elmet division of Philips Lighting Company which was led by John S. Jensen (Elmet's chief executive officer) and financed by various institutional investors. Prior to such buyout, there were no relationships between Mr. Jensen and any of the institutional investors which participated in the buyout, including those three investment funds which are affiliated with certain of our officers and directors or their respective principals, and subsequent to such buyout, the only relationship or affiliation that Mr. Jensen has had with Harbor or any of its affiliates is in connection with the Elmet relationships described in this proxy statement. Since the relationships between Elmet and Mr. Hanks, as an Elmet director, and those three investment funds, as investors in Elmet, were all created as part of the financing of the January 2004 buyout from Philips, all of those relationships existed prior to the formation of Harbor in June 2005. Furthermore, at the time of Elmet's management buyout effective January 1, 2004, neither Mr. Hanks nor any other person who is currently a Harbor director or officer had participated in any discussions regarding, nor was aware of, any plans to establish Harbor.

  •
  If the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation and we are therefore required to liquidate, the 3.0 million shares of our common stock beneficially owned by our executive officers and directors and their affiliates and associates that were acquired prior to our initial public offering will become worthless because no portion of the net proceeds of our initial public offering to be distributed upon our liquidation would be allocated to such shares. These shares collectively have a market value of $16.9 million based on the closing sale price of our common stock on July 20, 2007. However, those shares acquired prior to our initial public offering by those individuals cannot be sold until at least six months after our consummation of a business combination, during which time the value of the shares may increase or decrease. Similarly, the 2.0 million warrants (which will not become exercisable unless and until we complete a business combination) to purchase our common stock held by our executive officers and directors and their affiliates and associates, with an aggregate market value of $760,000 based on the closing sale price of our warrants on July 20, 2007 (and which, if then exercisable, would have permitted them to purchase an aggregate of 2.0 million Harbor shares then having a market value of $11.3 million for an exercise price of $10.0 million), will become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation.

  •
  After the completion of the acquisition, we expect that four of our directors, namely John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney, will continue to serve on our board of directors. Each of our directors will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate.

U.S. Federal Income Tax Consequences of the Acquisition—See Page 89

        Our common stockholders who do not exercise their conversion rights will continue to hold their common stock and as a result will not recognize any gain or loss from the acquisition.

        Common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stockholders upon conversion is greater than or less than, respectively, such stockholders' tax bases in their shares. A stockholder's tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants included in the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder's holding period in the shares is longer than one year. We urge you to consult your own tax advisors regarding your particular tax consequences.

Regulatory Matters—See Page 89

        The acquisition and the transactions contemplated by the stock purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

        We are providing the following selected historical and pro forma financial information to assist in your analysis of the financial aspects of the acquisition. Elmet's historical statements of operations data for the years ended December 31, 2004 and 2005, and balance sheet data as of such dates, are derived from Elmet's financial statements for the years ended December 31, 2004 and 2005, audited by Berry, Dunn, McNeil & Parker, an independent registered public accounting firm, which are included elsewhere in this proxy statement. Elmet's historical statement of operations data for the year ended December 31, 2006, and balance sheet data as of said date, are derived from Elmet's financial statements for the year ended December 31, 2006, audited by Vitale, Caturano & Company, Ltd., an independent registered public accounting firm, which are included elsewhere in this proxy statement. Elmet's historical statements of operations data for the three months ended April 1, 2007 and April 2, 2006, and balance sheet data as of April 1, 2007, are derived from Elmet's unaudited financial statements for such periods and as of such date which are included elsewhere in this proxy statement.

        Harbor's historical statements of operations data for the periods from June 20, 2005 (date of inception) through December 31, 2005 and from January 1, 2006 through December 31, 2006, and balance sheet data as of said dates, are derived from Harbor's consolidated financial statements for the periods from January 1, 2006 to May 1, 2006 and June 20, 2005 (inception) to December 31, 2006, audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, which are included elsewhere in this proxy statement. Harbor's historical statements of operations data for the three months ended March 31, 2007 and 2006, and balance sheet data as of March 31, 2007, are derived from Harbor's unaudited financial statements for such periods and as of such date which are included elsewhere in this proxy statement.

        The selected financial information of Elmet and Harbor is only a summary and should be read in conjunction with each company's historical financial statements and related notes which are included elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of Elmet, Harbor or the combined company resulting from the acquisition.

Elmet's Selected Historical Financial Information
(in thousands)

				Three months ended:
	Years Ended December 31,
				April 1 2007	April 2 2006
	2004	2005	2006
	(Restated)	(Restated)		(Unaudited)
Statements of Operations Data:
Sales	$51,172	$59,907	$55,082	$14,533	$14,427
Cost of sales	37,870	41,745	36,476	9,544	9,649

Gross profit	13,302	18,162	18,606	4,989	4,778
Selling, general and administrative expenses	3,982	4,448	6,302	2,098	1,339
Loss on early extinguishment of debt	—	1,866	—
Loss (gain) on disposal/sale of equipment	(4)	382	—

Operating income	9,324	11,466	12,304	2,891	3,439
Interest expense	2,553	2,231	2,755	681	719
Change in fair value (gain) loss of interest rate swaps	(52)	(95)	3	35	(75)
Other expense	—	198	46	—	—
Change in fair value of common stock purchase warrants	4,886	2,251	334	37

Income before income tax expense	1,937	6,881	9,166	2,138	2,795
Provision for income taxes	2,728	4,623	3,870	950	1,212

Net (loss) income	$(791)	$2,258	$5,296	$1,188	$1,583

        Per share data has been omitted as it is not considered a meaningful disclosure.

	As of December 31,
				As of April 1, 2007
	2004	2005	2006
	(Restated)	(Restated)		(Unaudited)
Consolidated Balance Sheet Data:
Cash	$1,338	$404	$—	$—
Accounts receivable (net)	5,069	8,067	8,334	9,225
Total current assets	16,950	18,788	20,142	21,969
Total assets	34,572	36,358	37,542	38,989
Total current liabilities	8,447	17,007	17,483	18,615
Total long-term debt and capital lease obligations, net of current maturities	12,744	24,466	20,865	19,956
Stockholders' equity (deficit)	4,088	(9,640)	(4,344)	(3,157)

Harbor's Selected Historical Financial Information
(in thousands, except per share data)

			Three Months Ended March 31,
	For the Period From June 20, 2005 (inception) to December 31, 2005
		Year Ended December 31, 2006
			2007	2006
			(Unaudited)
Revenue	—	—	—	—
Interest income	$—	$2,600	$971	$—
Net income (loss)	(5)	1,367	551	(2)
Net income (loss) per share—basic and diluted	$(.00)	$0.11	$.03	$(.00)
	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007
			(Unaudited)
Total assets (including U.S. government securities deposited in trust fund)	$310	$81,064	$81,659
Stockholders' equity	$20	$63,468	$64,018

Selected Unaudited Pro Forma Combined Financial Information of Elmet and Harbor

        The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what our business might have looked like had the acquisition been completed on April 1, 2007 (in the case of the pro forma condensed combined balance sheet) or as of January 1, 2006 (in the case of the pro forma combined statements of operations). However, you should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and related notes appearing elsewhere in this proxy statement.

Pro Forma Condensed Combined Balance Sheet
(in thousands)

	At April 1, 2007
	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
	(Unaudited)
Current assets	$38,710	$23,150
Total assets	$155,501	$139,941
Current liabilities	$14,120	$14,120
Non-current liabilities	$49,884	$49,884
Stockholders' equity	$91,497	$75,937

(1)
Assumes that no Harbor stockholder seeks conversion of Harbor stock into a pro rata share of the trust account.

(2)
Assumes that 2,758,620 shares of Harbor common stock are converted into a pro rata share of the trust account.

Selected Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share data)
(Unaudited)

	Assuming No Conversions(1)	Assuming Maximum Conversions(2)	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
	Year ended December 31, 2006	Year ended December 31, 2006	Three months ended April 1, 2007	Three months ended April 1, 2007
Sales	$55,082	$55,082	14,533	14,533
Cost of sales	39,221	39,221	9,548	9,548

Gross profit	15,861	15,861	4,985	4,985
Income from operations	8,783	8,783	2,694	2,694
Investment/interest income	716	0	179	0
Change in fair value of interest rate swaps	(3)	(3)	(35)	(35)
Change in fair value of warrants	—	—	—	—
Interest expense	(3,999)	(3,999)	(937)	(937)
Other income (expense)	(46)	(46)

Income before provision for income taxes	5,451	4,735	1,901	1,722
Provision for income taxes	2,418	2,132	799	728

Net income	$3,033	$2,603	$1,102	$994

Earnings per share
—Basic	0.16	0.16	0.06	0.06
—Diluted	0.14	0.14	0.05	0.05

(1)
Assumes that no Harbor stockholder seeks conversion of Harbor stock into a pro rata share of the trust account.

(2)
Assumes that 2,758,620 shares of Harbor common stock are converted into a pro rata share of the trust account.

Market Price Information

        The shares of our common stock, warrants and units are traded on the American Stock Exchange, or AMEX, under the symbols "HAC," "HAC.WS" and "HAC.U," respectively. On October 16, 2006, the last day for which information was available prior to the date of the public announcement of the signing of the stock purchase agreement, the closing sale prices of HAC, HAC.WS and HAC.U were $5.40, $0.31 and $5.91, respectively. Each of our units consists of one share of our common stock and two warrants. Our common stock and warrants commenced to trade separately from our units on May 30, 2006. However, transactions in our units continue to occur on the AMEX.

        The following table sets forth, for the calendar quarters indicated, the quarterly high and low closing sale prices for our common stock, warrants and units as reported on the AMEX.

	Common Stock (HAC)		Warrants (HAC.WS)		Units (HAC.U)
Quarter Ended
	High	Low	High	Low	High	Low
June 30, 2006	$5.45	$5.27	$0.37	$0.32	$6.28	$5.93
September 30, 2006	5.48	5.34	0.34	0.28	6.10	5.90
December 31, 2006	5.49	5.35	0.34	0.20	6.10	5.78
March 31, 2007	5.61	5.39	0.38	0.23	6.26	5.80
June 30, 2007	5.70	5.50	0.55	0.32	6.65	6.00
September 30, 2007 (through July 20, 2007)	5.65	5.56	0.46	0.38	6.50	6.30

        There is no established market for the shares of common stock of Elmet.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

        You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the acquisition. As our operations will be those of Elmet upon completion of the acquisition, the risk factors that relate to the business and operations of Elmet also apply to us as the successor to Elmet's business.

Risks Related to Our Acquisition of Elmet

As a result of the acquisition, our stockholders will be solely dependent on a single business.

        As a result of the acquisition, our stockholders will be solely dependent upon the performance of Elmet and its business. Elmet will remain subject to a number of risks that relate primarily to the specialty materials industry in which Elmet is engaged. See "Risks Related to Elmet's Business and Operations Following the Acquisition" below.

Our ability to close the acquisition is contingent upon the establishment at the time of the closing of our proposed new $70.0 million senior secured credit facilities in accordance with the commitment we have obtained for those facilities.

        Upon the closing of the acquisition, we anticipate that we and Elmet will enter into a credit agreement with Bank of America, N.A., as administrative agent for the lenders thereunder, which will provide us with $70.0 million of new senior secured credit facilities, consisting of a six-year $50.0 million term loan and a five-year $20.0 million revolving loan facility. The commitment letter which we have obtained for such facilities provides that we will borrow all of the $50.0 million term loan at the closing of the acquisition. Whether or not any of our public stockholders elect to exercise their conversion rights in connection with the acquisition, we will need to use at least $35.1 million of the $50.0 million borrowed under the new term loan at the time of the closing under the proposed new credit facilities to finance the acquisition. This is because our estimated total cash payment at the closing (approximately $111.8 million) is approximately $33.3 million more than the $80.5 million (net of certain amounts we will be required to use for other purposes) which was in our trust account on June 30, 2007 and the estimated after-tax interest which we will earn on such account between July 1, 2007 and the anticipated closing date. Although we do not currently anticipate borrowing any funds under our proposed $20.0 million revolving loan facility at the time of the closing, we now anticipate we will borrow under such facility in the future for capital expenditures and working capital purposes.

        We will apply at the closing approximately $29.0 million of our total cash payment to repay all of Elmet's then outstanding debt. That debt will consist of approximately $25.9 million to Elmet's senior lender and $3.1 million to the holders of Elmet's subordinated debt. This debt includes primarily debt incurred in connection with (i) the 2004 management buyout by Elmet of the Elmet division of Philips Lighting Company and (ii) the 2005 recapitalization of Elmet and the associated refinancing of Elmet's senior debt which was incurred in 2004. Under the terms of our proposed new senior credit facilities, we will borrow all of the $50.0 million new term loan at the time of the closing (irrespective of any adjustment to the purchase price based on Elmet's working capital at closing or the number of shares held by our public stockholders who elect to exercise their conversion rights) and, under the terms of the stock purchase agreement, we will pay off all of Elmet's outstanding debt at the time of the closing (which will be approximately $29.0 million assuming the closing occurs in August 2007) by applying a corresponding portion of the cash otherwise payable by us at closing to the Elmet stockholders. Accordingly, we anticipate that we will have outstanding a total of $50.0 million of debt upon the completion of the closing irrespective of any adjustments to the purchase price payable at closing or the number of shares held by our public stockholders who elect to exercise their conversion rights. If there are no working capital adjustments to the purchase price and none of our public stockholders elect to exercise their conversion rights, we anticipate we will have approximately $15.0 million of the proceeds of the $50.0 million term loan available in cash at the time of the closing to use for other purposes such as capital expenditures and working capital. However, to the extent (if any) that there are any increases to the purchase price as a result of working capital adjustments or our public stockholders elect to exercise their conversion rights, the amount of such approximately $15.0 million proceeds from our term loan which will have available at the time of the closing (together with the $20.0 million which we will then have available under our proposed new revolving credit facility) to use for other purposes would be correspondingly reduced.

        We plan to establish those proposed new $70.0 million senior secured credit facilities in accordance with the written commitment which we have obtained from Bank of America, N.A., and Banc of America Securities LLC. However, that commitment will expire on August 31, 2007 unless extended at the discretion of those parties. Furthermore, that commitment provides that those parties' obligations thereunder are subject to certain conditions which include negotiation prior to the closing of a credit agreement in mutually satisfactory form incorporating the terms described in the commitment, the closing of our acquisition of Elmet, and satisfaction of certain other customary closing conditions for senior credit facilities of this type. If we were unable to complete the acquisition by August 31, 2007 (or such later date as the prospective lenders may agree) or to satisfy the conditions described in the commitment, we would not be able to complete the acquisition since, without the proposed new term loan, we would be unable to fund all of our anticipated closing payments in connection with the acquisition.

Borrowings under our proposed new senior secured credit facilities will require us to pay significant interest in the future, and the credit agreement for such facilities will impose restrictions on our and Elmet's future operations.

        To the extent we borrow funds under our proposed new senior secured credit facilities either at or subsequent to the closing, we will thereafter be required to pay significant interest on such borrowings. The commitment letter for our proposed new credit facilities provides that borrowings thereunder will bear interest at LIBOR plus an applicable margin ranging from 1.5% to 2.5% per annum, depending upon the leverage ratio of our total debt to EBITDA as calculated in accordance with the credit agreement. Assuming that the average interest rate on the $50.0 million term loan which we plan to borrow at the closing (and to amortize on a quarterly basis to $45.0 million over the first year following the closing) is 8% per annum, we estimate that we will pay approximately $3.8 million of interest on our borrowings during the first year following the closing.

        Furthermore, that commitment letter provides that the credit agreement under which the facilities will be established will restrict our and Elmet's ability to sell assets, incur more indebtedness, pay dividends on our common stock, make certain investments or business acquisitions, repurchase or redeem our stock, engage in business mergers or consolidations, and engage in certain transactions with affiliated parties. The credit agreement will also contain financial covenants with which we and Elmet must comply in order to avoid a default under the agreement. If we were to default under the agreement, the administrative agent for the lenders could proceed against the collateral thereunder, which will include substantially all of our and Elmet's assets. That commitment letter provides that the credit agreement will expire upon the fifth anniversary of the closing (for purposes of the revolving loan facility) and the sixth anniversary of the closing (for purposes of the term loan facility), but we anticipate that any new or amended credit agreement which we may then enter into with the same or different lenders will likely contain similar restrictions.

To the extent, if any, that our public stockholders vote against the acquisition and exercise their conversion rights, we will be required to use an increased portion of the term loan borrowed under our proposed new senior secured credit facilities to pay the closing consideration for Elmet.

        Pursuant to our Certificate of Incorporation, our public stockholders will have the right to vote against the acquisition and, if the acquisition is completed, convert their shares of common stock into a pro rata share of the cash held in the trust account we established upon the completion of our public offering. We will proceed with the acquisition only if public stockholders owning 20% or more of the shares sold in our initial public offering (2,760,000 or more of such shares) do not vote against the acquisition and exercise their conversion rights. Since the terms of our proposed new senior credit facilities described above provide that we will borrow all $50.0 million of the new term loan at the time of the closing in any event, the extent (if any) to which our public stockholders elect to exercise their conversion rights will not affect the amount of our borrowing at the time of the closing. However, to the extent, if any, our public stockholders vote against the acquisition and exercise their conversion rights, we will be unable to apply up to approximately $16.1 million of the funds held in the trust account to the cash consideration and expenses we will pay upon the closing. In such event, we will be required to use an increased portion of the $50.0 million term loan borrowed under our proposed new credit facilities for such purpose, and this will reduce the aggregate amount of the proceeds from such term loan and the funds available under our proposed new $20.0 million revolving facility which we will be able to use for other purposes such as future capital expenditures and working capital.

The calculation of Elmet's adjusted EBITDA upon which the special committee of our board of directors and full board relied for purposes of evaluating the fairness of the purchase price may not accurately reflect the past and future operations of Elmet and may not be comparable to the EBITDA of other comparable companies.

        For purposes of evaluating the fairness of the purchase price we are paying for Elmet, the special committee of our board of directors and full board placed considerable emphasis on the ratio of Elmet's adjusted earnings before interest, taxes, depreciation and amortization, or "EBITDA," to the purchase price and how that ratio compares to the ratios of the EBITDA of other comparable companies to the price at which certain of those companies were either recently acquired or other of those companies are now being valued by public stock market prices. For purposes of such comparisons, our management endeavored to calculate the EBITDA of such other companies in a manner as close as possible to our management's calculation of Elmet's adjusted EBITDA. However, neither EBITDA nor adjusted EBITDA are calculated in accordance with generally accepted accounting principles, the calculations of both Elmet's adjusted EBITDA and the EBITDA of such other companies do not reflect all costs which are applicable to the past and future operations of Elmet and such other companies, and Elmet's adjusted EBITDA may not have been calculated in a manner which is consistent in all respects to the calculation of EBITDA of such other companies.

If the acquisition's benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

        The market price of our common stock may decline as a result of the acquisition if:

  •
  we do not achieve the perceived benefits of the acquisition as rapidly as, or to the extent, anticipated by financial or industry analysts; or

  •
  the effect of the acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

        Accordingly, investors may experience a loss as a result of a decreasing stock price.

Our directors may have conflicts in determining to recommend the acquisition of Elmet since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

        Members of our board of directors have interests in and arising from the acquisition of Elmet that are different from, or in addition to, your interests as a stockholder which could result in real or perceived conflicts of interest. These interests include:

  •
  Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those three funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated to pay in the future to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with the payments which those three funds have received to date upon their investments in Elmet primarily as described in the second paragraph below, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

  •
  The organizational documents of the three investment funds described in the preceding paragraph with which certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated contain provisions which govern the respective distributions which those funds will make to the investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions resulting from the aggregate investment returns of that fund to the U.S. Small Business Administration and to its investors equal, in the case of those investors, to the capital contributions which those investors contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P., Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners

    Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners Capital, L.P. based on the investments by such fund in Elmet, and no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet.

  •
  The Elmet subordinated notes and shares of Elmet common stock and warrants which the three investment funds which are affiliated with certain of the Harbor directors and officers as described above now hold were derived from an investment of $3.0 million which those funds made to provide a portion of the financing for the management buyout by Elmet of the Elmet division of Philips Lighting Company effective as of January 1, 2004, at which time Mr. Hanks became an Elmet director. In total, $13.5 million was then invested by all institutional investors in Elmet. Those three investment funds which are affiliated with certain of the Harbor directors and officers as described above did not make any additional investments in Elmet following their initial investment in 2004. As a result of a recapitalization which Elmet completed on September 1, 2005, those three funds received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 167,900 shares of Elmet common stock, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock. In connection with such recapitalization, all existing investors in Elmet received approximately $24.7 million.

  •
  If the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation and we are therefore required to liquidate, the 3.0 million shares of our common stock beneficially owned by our executive officers and directors and their affiliates and associates that were acquired prior to our initial public offering will become worthless because no portion of the net proceeds of our initial public offering to be distributed upon our liquidation would be allocated to such shares. These shares collectively have a market value of $16.9 million based on the closing sale price of our common stock on July 20, 2007. However, those shares acquired prior to our initial public offering by those individuals cannot be sold until at least six months after our consummation of a business combination during which time the value of the shares may increase or decrease. Similarly, the 2.0 million warrants (which will not become exercisable unless and until we complete a business combination) to purchase our common stock held by our executive officers and directors and their affiliates and associates, with an aggregate market value of $760,000 based on the closing sale price of our warrants on July 20, 2007 (and which, if then exercisable, would have permitted them to purchase an aggregate of 2.0 million common shares then having a market value of $11.3 million for an exercise price of $10.0 million), will become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation.

  •
  After the completion of the acquisition, we expect that four of our current directors, namely John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney, will continue to serve on our board of directors. Each of these directors will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate.

We plan to issue shares of our common stock to complete the acquisition of Elmet, which will dilute the equity interest of our stockholders.

        Our Certificate of Incorporation, as previously amended, authorizes the issuance of up to 70.0 million shares of common stock and 1.0 million shares of preferred stock. We currently have 16.8 million outstanding shares of common stock and 31.4 million authorized but unissued shares of our common stock reserved for issuance upon full exercise of our outstanding warrants and an option to acquire additional warrants. The remaining 21.8 million shares of our authorized common stock and all of the 1.0 million authorized shares of preferred stock are now available for issuance.

        As set forth in the stock purchase agreement, we will at the closing of the acquisition issue (or reserve for issuance upon future exercise by certain of the Elmet stockholders of their "Put Right") a total of 2.191 million shares of our common stock. Furthermore, we may issue following the closing, pursuant to the contingent payment provisions of the stock purchase agreement, additional shares of our common stock valued at up to $11.2 million, based on the average closing price of our common stock during the 20 consecutive trading day period ending on the day preceding each date on which an installment of the contingent payment will be payable, if earned. The issuance of such shares at the closing and thereafter, if there are any shares issued pursuant to the contingent payment provisions, will dilute the equity interest of our stockholders on a pro rata basis.

If our initial stockholders and certain Elmet stockholders exercise their registration rights, such exercise may have an adverse effect on the market price of our common stock.

        Our initial stockholders are entitled to demand, under certain circumstances, that we register the resale of their 3.0 million shares of common stock and the 2.0 million shares of common stock issuable upon exercise of the warrants they now hold so that they may resell such shares in the public market. In addition, we have agreed to register, under certain circumstances, 600,000 shares of common stock and an additional 1.2 million shares of common stock issuable upon exercise of warrants which are now subject to a purchase option held by Ferris, Baker Watts, Incorporated, the managing underwriter for our initial public offering. If our initial stockholders and Ferris, Baker Watts, Incorporated exercise their registration rights with respect to all of their shares of common stock (including the warrant shares), those additional 6.8 million shares of common stock will be eligible for trading in the public market. If we complete the acquisition of Elmet, we will at the closing enter into a registration rights and lock-up agreement with the Elmet stockholders who each own at least 1% of Elmet's outstanding shares immediately prior to the closing. Under that agreement, we will grant registration rights to those stockholders with respect to the 2.191 million Harbor shares which we will then issue or reserve for future issuance to them, plus any such additional shares as we may issue to them in the future pursuant to the contingent payment provisions of the stock purchase agreement.

        As described in the previous paragraph, there are a total of 8.991 million shares (which include 3.0 million primary shares that are now outstanding and 5.991 million shares that may be issued in the future) that are or will, upon the closing of Elmet acquisition, be subject to registration rights which are now held by or are issuable to our initial stockholders, Ferris, Baker Watts, Incorporated and the Elmet stockholders. These 8.991 million shares (including the 3.0 million shares that are now outstanding and the 5.991 million shares which may be issued in the future) represent 53.5% of the 16.8 million primary shares of common stock which we had outstanding on the record date for the special meeting. The presence of these additional numbers of outstanding or issuable shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock.

Risks Related to Elmet's Business and Operations Following the Acquisition

Elmet's total revenues decreased approximately 8.1% for the year 2006 compared to the year 2005.

        In making their decision in October 2006 to approve our proposed acquisition of Elmet and their decision now to continue to recommend that our stockholders approve the acquisition, the special committee of our board of directors and our full board placed considerable weight on their belief that Elmet has the capability to achieve growth both internally and through potential future acquisitions and thereby increase both Elmet's total revenues and income from operations before interest, taxes, depreciation and amortization, or "EBITDA," as adjusted to eliminate the effect of certain non-recurring or extraordinary charges. However, Elmet's total annual revenues of $55.1 million for 2006 were approximately 8.1% percent less than Elmet's total annual revenues of $59.9 million for 2005, although Elmet's adjusted EBITDA for 2006 did increase by approximately 6.6% from $16.1 million in 2005 to $17.1 million in 2006.

        Our board of directors understands that the decrease in Elmet's total revenues during 2006 from 2005 was caused primarily by the loss in 2006 of one of Elmet's purchased products customers (which ceased domestic production at the end of 2005 and therefore ceased purchasing components from Elmet), a decline in sales to a contract lighting customer which purchased approximately $815,000 less of lighting components from Elmet during 2006 than 2005, and a decline in sales to a customer that decided to delay the production of its new medical application device until 2007 and change certain of the specifications. As a result, that customer did not purchase any prototypes from Elmet during 2006. Elmet currently is manufacturing new prototype components for this new medical device in small quantities. There is, however, no assurance that similar events will not occur in the future or that Elmet will be able to increase its revenues and EBITDA in future periods.

Elmet's operations are dependent on production levels at its Lewiston facility and any disruption of production at this facility could lead to decreased sales, increased costs and lost opportunities.

        Elmet's principal assets, which include its executive offices and various types of coiling and drawing machines, furnaces, milling centers and grinding machines, are located at its production facility in Lewiston, Maine, and all of its products are manufactured at this facility. Any serious disruption to this facility resulting from fire, acts of terrorism, weather-related events or any other cause could materially impair Elmet's ability to manufacture and distribute its products. In such event, Elmet could incur significantly higher costs and longer lead times associated with manufacturing and distributing its products during the time that it would take to reopen or replace the damaged facility. Although Elmet maintains insurance to provide for reconstruction of damaged plant and equipment, as well as business interruption insurance to mitigate losses resulting from any prolonged production shutdown caused by an insured loss, such insurance may not be adequate to cover all such losses. In addition, Elmet has certain equipment that it builds and maintains for the production of custom products designed by its customers. This type of equipment is not generally available from third-party equipment suppliers and may take longer to replace in the event of damage or destruction.

Elmet's profitability could be adversely affected by fluctuations in the cost or disruptions in the availability of raw materials.

        The primary raw materials used in the manufacturing of the metal rod, plate and sheet that Elmet uses as the base for the advanced enabling materials it produces for its customers are the tungsten raw material known as ammonia paratungstate, or APT, and molybdenum trioxide powder. The prices for these raw materials have fluctuated significantly in the past and significant future increases could adversely affect Elmet's results of operations and profit margins. In particular, the market price of APT increased sharply in 2005 to a high of $15 per pound, an increase several times higher than 2002 prices, and the price of molybdenum increased sharply in 2004 and 2005 to a temporary high of $40 per pound, from a relatively constant historical price of approximately $3 per pound over the past two decades, before subsequently stabilizing in the mid $20s per pound. While Elmet generally attempts to pass along increases in the prices of these raw materials to its customers, there may be a time delay between any increases in such prices and Elmet's ability to increase the prices of its products. Moreover, Elmet's contracts with its suppliers of APT and molybdenum contain pricing collars on the price Elmet pays for these raw materials. Both of these contracts expire at the end of 2007 at which time Elmet anticipates that the price it will pay for APT and molybdenum trioxide powder will increase and may increase substantially above the collared prices due to world-wide demand for these raw materials. While Elmet has historically been successful in passing along increases (and decreases) in raw material prices to its customers, it does not believe that it will be able to do so completely once these contracts expire as prices for products are curently based on the non-collared price for raw materials. Furthermore, approximately 20.1% and 23.0% of Elmet's total revenues during 2006 and 2005, respectively, were sales under a fixed price supply agreement with Philips Lighting which will remain in effect through December 31, 2008 and which will not allow Elmet to pass along increases in the cost of its raw materials until that contract is renegotiated. In addition, Elmet generally passes along decreases in the prices of its raw materials to its customers, which could result in a decrease in its profitability and profit margins.

        Elmet relies primarily on two sole source suppliers for its raw materials. In the event that either of its suppliers ceases to supply sufficient quantities of these raw materials in a timely manner, Elmet would be forced to locate an alternate supplier. Elmet may be unable to locate suitable alternate suppliers, particularly because Elmet relies on the quality of the raw materials supplied by its current suppliers.

        In addition, in order for Elmet to successfully expand its existing business, its two sole source suppliers must be able to provide it with substantial quantities of the raw materials necessary for its manufacturing process, consistent with the high quality that such suppliers currently provide, at an acceptable cost and on a timely basis. Elmet's anticipated growth may strain the ability of its suppliers to deliver an increasingly larger supply of raw materials in sufficient quantities. If Elmet is unable to obtain sufficient quantities of the raw materials required for manufacturing high-quality products to meet customer demand, Elmet could lose customers, its growth may be limited and its business could be harmed.

If goodwill and/or other intangible assets that we record in connection with our acquisition of Elmet and, if applicable, other businesses that we may acquire in the future, become impaired, we could be required to take significant charges against our earnings.

        We now estimate that we will record approximately $90.1 million of goodwill in connection with the closing of our acquisition of Elmet, and we may record additional goodwill if all or any portion of the contingent payment becomes payable in the future to Elmet's stockholders or we acquire other companies or other intangible assets in the future. Under Financial Accounting Standards Board Statement No. 142, goodwill and identifiable intangible assets with indefinite lives will be reviewed at least annually by us for impairment. Impairment may result from, among other things, deterioration in performance of the acquired company, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business, and a variety of other circumstances. If goodwill were determined to be impaired, we would be required to record a charge against earnings equal to the amount of the impairment. Such a loss could have a material adverse effect on our consolidated financial results for the period in which such charge is taken.

Elmet anticipates the need for increased capital expenditures in order to upgrade its facility and grow its business.

        Although Elmet believes that its Lewiston facility is generally in good operating condition, Elmet anticipates making significant upgrades to its equipment and technology. Elmet anticipates investing approximately $12.0 million in the aggregate during 2007, 2008 and 2009 on these upgrades and believes such capital expenditures are needed to maintain and improve Elmet's ability to manufacture its products and grow its business. We now anticipate that we and Elmet will be able to finance such capital expenditures through future reinvestment of cash flow derived from Elmet's business and borrowings under our proposed senior secured credit facilities which will become effective on the closing of the acquisition. However, the making of such future capital expenditures funded by borrowing will increase our future interest costs and require us to use funds which might otherwise be available for other purposes such as potential acquisition of other companies.

The failure to develop new applications and new products could have a material adverse effect on Elmet's business for Elmet's business.

        We believe Elmet's manufacturing expertise provides it with a competitive advantage over other refractory metals manufacturers in the industry. However, Elmet's ability to maintain this competitive advantage depends on its ability to continue to offer custom-designed refractory metals products that meet its customers' specifications that have equal or better performance characteristics than those types of products that its competitors may offer. Elmet's future growth will depend, in part, on its ability to address the increasingly demanding needs of its customers by enhancing the properties of its existing products, by timely developing new applications for its products, and by timely developing and introducing new products that its customers require for use in their end products.

        Elmet may not be successful in these efforts or it may experience difficulties that could delay or prevent the successful development, introduction and sale of these products. In addition, Elmet's new products may not adequately meet the requirements and specifications of its customers. If Elmet is not able to achieve the anticipated results from the implementation of any of its existing or new projects, if new applications for Elmet's products develop more slowly than currently projected, or if Elmet incurs unanticipated implementation costs, Elmet's results of operations and financial position may be materially adversely affected.

Elmet's financial results and the demand for its products are dependent upon its ability to successfully develop and implement new technology initiatives in a timely manner.

        Elmet's success depends on the development of new technological processes and the successful manufacturing of new products. Elmet utilizes its expertise in custom manufacturing components made from tungsten and molybdendum to help its customers realize new uses for these strong and heat resistant metals that improve existing products, or that are incorporated into products for existing needs. Such components are used by Elmet's customers in the production of a variety of end products, including medical devices, such as CT scanners and radiation therapy equipment, and flat panel displays. Elmet has invested, and plans to further invest, in a number of new technology and process initiatives, including the full automation of the future production of its medical device components. Several technical aspects of these initiatives are still unproven and the eventual outcomes cannot be assessed with any certainty. Even if Elmet is successful with these initiatives, it may not be able to effectively deploy them in a timely fashion. Accordingly, the costs and benefits from Elmet's initiatives and investments in new technologies, and the resulting effects on its financial results, may vary from present expectations.

Failure to develop new products could have an adverse effect on Elmet's business prospects.

        Although Elmet has been diversifying its products and sales outside of the lighting business since the management buyout effective January 1, 2004, a substantial portion of Elmet's current revenues are now derived from selling lighting components and filaments to Philips Lighting, which owned Elmet's assets and business through the end of 2003. Sales to Philips Lighting and its affiliates accounted for approximately 26% of Elmet's net sales during 2006. Elmet's future business and financial success will depend, in part, on its ability to continue to supply these components to Philips while at the same time introducing new products and upgraded products to new customers in the metals marketplace. Developing new products that utilize the refractory metals that Elmet specializes in and upgrades to such existing and future products imposes burdens on Elmet's research and development department and its management. This process is costly, and Elmet may not be able to successfully develop such new products or enhance its existing products. In addition, as Elmet develops these products and seeks to enhance existing products in order to diversify its customer base, its competitors may also develop similar products earlier than Elmet, which could make its competitors' products less expensive or more effective than Elmet's products and could render Elmet's products in development obsolete or unmarketable. If Elmet's product and new customer development efforts are unsuccessful, Elmet will have incurred significant costs without recognizing the expected benefits, its revenues may be impacted, its operating results may decline and its business prospects may suffer.

Failure to deploy Elmet's skills with tungsten and molybdenum to other refractory metals would limit the potential products that Elmet may manufacture in the future and adversely impact Elmet's business prospects and revenue.

        One of Elmet's strategies for growth is to apply the skills, experience and technology that Elmet has developed in manufacturing specified product applications with tungsten and molybdenum to other refractory metals. Elmet intends to explore the development and potential uses of new products that utilize other refractory metals. However, this strategy may not be successful, and Elmet may incur significant costs attempting to expand its lines of products using other refractory metals without recognizing any significant benefits. If Elmet fails to deploy its skills with tungsten and molybdenum to other refractory metals, such failure would limit the potential products that Elmet may manufacture in the future and adversely impact Elmet's business prospects and revenue.

Elmet relies on a small number of customers for a significant portion of its sales, and the loss of any of those customers would adversely affect its revenues and results of operations.

        Elmet's ten largest customers accounted for approximately 53.5% of its net sales for the year ended December 31, 2006. Consequently, Elmet's sales may be sensitive to deterioration in the financial condition of, or other adverse developments with, one or more of its top customers. In addition, given the relatively small number of Elmet's customers that account for such a large percentage of net sales, these customers may also be able to exert pricing and other influence on Elmet, requiring it to market, deliver and promote its products in a manner that may be more costly. Elmet is actively pursuing a broader customer base, but in the event that it fails to succeed, a loss or significant decrease in business from any of its top customers could have a material adverse effect on its business and reduce its sales, profitability and cash flows. Except for its business with Philips, Elmet generally does not have long-term contracts with its customers, which Elmet believes is typical in the specialty materials industry. As a result, although Elmet's customers periodically provide indications of their product needs and purchases, they generally purchase products on an order-by-order basis, and the relationship, as well as particular orders, may be terminated at any time.

        In particular, Philips Lighting, Elmet's largest customer, accounted for approximately 21% of Elmet's net sales during 2006. Elmet currently sells more than 90% of its filaments to Philips, which accounted for $11.4 million in sales during 2006. The loss of, or significant reduction in, the purchase of filaments by Philips Lighting could adversely effect Elmet's business.

Elmet's supplier of glass products and glass components that are purchased by Elmet for resale, and which Elmet refers to as "purchased products," has recently notified Elmet that the supplier is ceasing to manufacture and supply certain of the products currently supplied by it to Elmet. Although Elmet intends to work with its supplier and potential alternative suppliers, an alternative supply for such products that are acceptable to both Elmet and its customers may not be available to Elmet or, if available, may not be available at prices that are acceptable to Elmet or its purchased products customers and Elmet may lose the revenue associated with its resale of these purchased products.

        Philips Lighting has recently provided 12 months advance notice to Elmet that it is ceasing to manufacture and supply certain of the products supplied by Philips Lighting to Elmet under the purchased products supply agreement. Elmet expects that Philips Lighting will stop manufacturing and supplying these products following the end of this 12 month period. These products represent approximately one-half of the purchased products purchased by Elmet that Elmet then resells to its purchased products customers and approximately 8% and 7% of Elmet's total sales during the year ended December 31, 2006 and the three months ended April 1, 2007, respectively. Although Elmet intends to work with Philips Lighting and other potential suppliers to source these products from other suppliers, Elmet expects that finding alternative suppliers for products that meet Elmet's customers specifications may be difficult. In addition, in the event Elmet is able to identify an alternative supplier, the cost of such products from such alternative supplier may not be acceptable to Elmet or its purchased products customers and Elmet may lose the revenue associated with its resale of these purchased products.

Elmet's business may be subject to significant environmental investigation, remediation and compliance costs.

        Elmet's business and facilities are subject to federal, state and local environmental laws and regulations that govern, among other things, the discharge of pollutants into the air and water as well as the use, generation, handling, storage, transport and disposal of hazardous wastes and materials. Permits are required for operation of Elmet's business (particularly air emission and wastewater discharge permits), and these permits are subject to renewal, modification and, in certain circumstances, revocation. Environmental laws and regulations may also impose restrictions on the manner in which property may be used or businesses may be operated. A property owner or operator of a business that violates environmental laws or regulations may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. The cost of defending against environmental claims, of compliance with environmental regulatory requirements, of environmental penalties or of remediating contaminated property, could materially adversely affect Elmet's business, assets or results of operations.

        Elmet owns, and operates its business primarily in, its facility in Lewiston, Maine. Elmet and its predecessors have conducted industrial activities for many years in the facility, and Elmet and its precedessors have also arranged for many years for disposal of hazardous materials at various off-site disposal sites owned by third parties. Elmet may incur costs for investigation and remediation, as well as capital costs, associated with compliance with environmental laws and regulations which are applicable both to its own facility and such third party sites. More stringent environmental laws and regulations, as well as more vigorous enforcement policies or discovery of previously unknown conditions requiring remediation, could impose material costs and liabilities on Elmet that could have a material adverse effect on its business, financial condition and results of operations.

        In particular, there are risks that:

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  Elmet may be liable to investigate and remediate historic contamination at its facility in Lewiston, Maine;

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  cleanup standards for contaminants present in soil and groundwater at the Lewiston facility may become more stringent;

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  Elmet may be liable to other property owners to the extent that groundwater contamination from Elmet's Lewiston facility may migrate off Elmet's property;

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  remediation of historic subsurface contamination beneath the Lewiston facility may be required and such remediation may be disruptive of facility operations;

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  changes in environmental laws and regulations applicable to the Lewiston facility may require new controls on air and wastewater discharges from the facility; and

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  there may be future noncompliance with environmental laws and regulations, exposing Elmet to potential fines and penalties.

        In connection with Elmet's purchase of the Lewiston facility effective January 1, 2004, Philips, as the prior owner, agreed to assume responsibility for the investigation and remediation of identified historical releases on or from the facility existing as of the purchase date. However:

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  Philips' environmental investigations may not identify all historical environmental contamination;

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  Philips may not completely fulfill its agreement and responsibilities to investigate and remediate historic contamination and to indemnify Elmet for related costs, and disputes and potential litigation might arise between Elmet and Philips; and

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  Elmet's operations of the facility since January 1, 2004 (for which Philips has no responsibility) and changes in applicable environmental laws and regulations may result in the imposition of environmental liability with respect to the facility.

Elmet's business is dependent upon key personnel whose loss would adversely impact its business.

        Elmet depends on the expertise, experience and continued services of its senior management, especially John S. Jensen, its president and chief executive officer. Mr. Jensen has acquired specialized knowledge and skills with respect to Elmet's business and its operations and most decisions concerning the business will be made or significantly influenced by him. Although Elmet maintains keyman life insurance with respect to Mr. Jensen, the proceeds of such insurance may not be adequate to compensate Elmet in the event of Mr. Jensen's death or disability. Moreover, although Mr. Jensen may have various financial and other incentives to remain with the combined company following Harbor's acquisition of Elmet, including his ability as chief executive officer to oversee the combined company during the time period when the contingent payment that may become payable to Elmet's stockholders (including Mr. Jensen) may be earned, Mr. Jensen has previously received from Elmet, and will receive from Harbor upon its acquisition of Elmet, substantial funds. The receipt of such funds would enable Mr. Jensen to cease, following the expiration of his employment contract with Elmet (which will be extended to December 31, 2008 if the acquisition is closed), working as chief executive officer of the combined company should he then elect to do so.

        The loss of Mr. Jensen or other members of senior management, or an inability to attract or retain other key individuals, could materially adversely affect Elmet's business. Elmet seeks to compensate and incentivize its senior management, as well as other employees, through competitive salaries and benefits, but these programs may not be adequate to allow Elmet to retain key employees or hire new key employees. As a result, if Mr. Jensen or other members of Elmet's senior management were to leave Elmet, Elmet could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successors obtain the necessary training and experience.

Potential product liability may arise from the products that Elmet manufactures and sells.

        Elmet's business exposes it to potential product liability risks that are inherent in the design, manufacture and sale of its metals products and the use of these products as components in the products of end users that are also subject to potential product liability risks. While Elmet currently maintains what its management believes to be suitable and adequate product liability insurance, Elmet may not be able to maintain its insurance on acceptable terms and its insurance may not provide adequate protection against all potential liabilities. In the event of any significant products liability claim against Elmet, a lack of sufficient insurance coverage could have a material adverse effect on its financial condition and results of operations.

Most of Elmet's employees are unionized, and disputes and other employee relations issues could materially adversely affect its financial results.

        Elmet currently has approximately 235 full-time employees, of whom approximately 90% are members of The International Brotherhood of Teamsters Local 340 and are now subject to a collective bargaining agreement with Elmet that is scheduled to expire on February 19, 2013. Although Elmet believes that it has a good working relationship with its employees and union representatives, Elmet might be subject to work stoppages that could have a material adverse effect on its business, results of operations and cash flows.

Elmet faces competition from two large existing companies and may face increasing competition from other companies.

        The market for the types of advanced enabling materials consisting of refractory metals that Elmet manufactures is competitive worldwide. Elmet faces competition from two large European competitors that each hold a major share of the current worldwide market for molybdenum and tungsten forms and fabricated products, as well as several other smaller domestic and foreign competitors. These two large existing competitors have, and future competitors may have, greater financial resources than Elmet. Elmet may also face additional competition in the future to the extent new materials are developed that may be substituted for Elmet's existing products. Elmet may not be able to compete effectively in the future, and competition might significantly reduce Elmet's sales or depress the price of Elmet's products, either of which events could adversely affect Elmet's revenues and profitability.

Competition from refractory metals manufacturers located outside of the United States may force Elmet to reduce the costs of its products or current or potential business may be lost.

        Elmet's business is subject to direct competition from foreign refractory metals manufacturers. In particular, the supply and production costs of these competitors may be lower because of such factors as access to large molybdenum deposits located in China and lower labor costs in China. This may in turn create competitive pricing pressures and force Elmet to reduce the prices of its products or current or potential business may be lost. In addition, significant changes in U.S. and foreign currency relationships may result in pricing pressures that could adversely affect Elmet's profit margins.

Risks Related to Our Future Combined Operations With Elmet

We have not had operations, and Elmet has never operated as a public company. Fulfilling our obligations incident to being a public company after acquiring Elmet will be expensive and time consuming.

        Both we, as a company without business operations, and Elmet, as a private company, have maintained relatively small finance and accounting staffs. Upon the completion of the acquisition, our current chief executive officer and treasurer, Robert J. Hanks, and our current president, David A. R. Dullum, will resign from those offices but will remain members of our board of directors. John S. Jensen, Elmet's chief executive officer, will become our president and chief executive officer, and Carl Miller, Elmet's treasurer and chief financial officer, will become our treasurer and chief financial officer. Neither Mr. Jensen nor Mr. Miller has significant public company experience. Helping them become familiar with the requirements of operating a public company under U.S. securities laws could be expensive and time-consuming and lead to various regulatory issues that may adversely affect our operations, including significantly increasing our costs and reducing our net income, if any.

        Neither we nor Elmet currently has an internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to our very limited activities, we have not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to a business such as Elmet with substantial operations. As a private company, Elmet is not subject to the public company reporting requirements of the Sarbanes-Oxley Act of 2002, nor the reporting requirements of the Securities Exchange Act of 1934, and therefore Elmet's internal controls and procedures have not been established according to the standards established by the Public Company Accounting Oversight Board, or the PCAOB. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of the American Stock Exchange, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules, including the standards established by the PCAOB. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test our internal control over financial reporting for fiscal 2007 and beyond and will require an independent registered public accounting firm to report on the effectiveness of this control. Any delays or difficulty in satisfying these requirements could adversely affect our future results of operations and our stock price.

        Section 404 of the Sarbanes-Oxley Act of 2002 will require our management to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework and to report on our conclusion as to the effectiveness of our internal control commencing with our fiscal year ending December 31, 2007. It will also require an independent registered public accounting firm to test our internal control over financial reporting and report on the effectiveness of such control, commencing with our fiscal year ending December 31, 2008. It may cost us more than we expect to comply with these control- and procedure-related requirements.

        We may in the future discover areas of our internal control over financial reporting that need improvement, particularly with respect to Elmet or other businesses that we may acquire in the future. We cannot be certain that any remedial measures we take will ensure that we implement and maintain adequate internal control over financial reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if our independent auditors are unable to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting as of December 31, 2008 and in future periods as required by Section 404, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock. Failure to comply with Section 404 could also potentially subject us to sanctions or investigations by the SEC, the American Stock Exchange or other regulatory authorities.

Risks Related to Our Possible Failure to Complete the Elmet Acquisition

We may not be able to consummate the acquisition of Elmet, or another business combination, within the required time frame, in which case we would be forced to liquidate.

        We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition by October 31, 2007 (or by April 30, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by October 31, 2007 and the business combination relative thereto has not been consummated by October 31, 2007). If we fail to consummate the acquisition of Elmet or another acquisition satisfying the net asset test within the required time frame, we will be forced to liquidate our assets.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account, and our warrants will expire worthless.

        If we are unable to complete the acquisition of Elmet or another business combination and are forced to liquidate our assets, the per share liquidation value will be less than $6.00 because of the expenses related to our initial public offering, our operating expenses and the costs of performing due diligence for the acquisition, negotiating the stock purchase agreement and otherwise seeking a business combination. Furthermore, our warrants will expire worthless if we liquidate before the completion of a business combination.

We have incurred and will continue to incur significant costs associated with our operations and the proposed acquisition of Elmet, whether or not the acquisition is completed, which costs will significantly reduce the amount of cash we will have available to consummate another business combination if we fail to complete the Elmet acquisition.

        We have incurred and will continue to incur significant costs associated with our operations and the proposed acquisition of Elmet, whether or not the acquisition is completed. Between the completion of our initial public offering on May 1, 2006 and March 31, 2007, we have incurred a total of approximately $1,380,000 of expenses relating to our operations and the proposed acquisition of Elmet. We have paid or will pay under customary trade terms for all of these expenses incurred through that date. Assuming the closing occurs in August 2007, we now anticipate we will incur a total of approximately $470,000 of additional expenses between April 1, 2007 and the closing date. By incurring these costs, we have reduced and will significantly reduce the amount of cash available to be used for consummating another business combination if we fail to complete the Elmet acquisition.

FORWARD-LOOKING STATEMENTS

        This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "may," "will" or "should," or, in each case, their negative or other variations or comparable terminology. Such statements include, but are not limited to, any statements relating to our ability to consummate the acquisition or other business combination and any other statements that are not historical facts. These statements are based on management's current expectations, but actual results may differ materially due to various factors, including, but not limited to:

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  the failure of our stockholders to approve the acquisition and the transactions contemplated thereby;

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  the number and percentage of our stockholders voting against the acquisition and electing to exercise their conversion rights;

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  the continued ability of Elmet to successfully execute its business plan involving the proper management of its human resources and assets;

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  demand for the products and services that Elmet provides;

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  continued availability of, and changes in pricing for, raw materials used by Elmet;

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  Elmet's ability to anticipate and adequately respond to competition;

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  changing interpretations of generally accepted accounting principles;

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  costs associated with continued compliance with government regulations;

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  legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged;

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  general economic conditions, geopolitical events and regulatory changes; and

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  those other risks and uncertainties detailed under the heading "Risk Factors" beginning on page 30 of this proxy statement.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which Elmet operates, may differ materially from those made in or suggested by the forward-looking statements contained in this proxy statement. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which Elmet operates, are consistent with the forward-looking statements contained in this proxy statement, those results or developments may not be indicative of results or developments in subsequent periods. Furthermore, the forward-looking statements in this proxy statement speak only as of the date of the proxy statement and the events described therein may not occur in light of the risks, uncertainties and assumptions referenced above.

THE SPECIAL MEETING

        We are furnishing this proxy statement to you as part of our board of directors' solicitation of proxies for use at the special meeting, and at any adjournment or postponement thereof, which has been called to consider and vote upon our proposed acquisition of Elmet and the other proposals described in this proxy statement. This proxy statement and the other documents referred to herein provide you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        We will hold the special meeting at 10:00 a.m., local time, on                        , 2007, at                        ,                         , Boston, Massachusetts.

Purpose of the Special Meeting

        At the special meeting, we are asking holders of our common stock to approve:

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  our acquisition of Elmet pursuant to the stock purchase agreement and the other transactions contemplated by the stock purchase agreement;

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  the amendment to our Certificate of Incorporation changing our name to "Elmet Technologies Corporation" and removing certain provisions only applicable to us prior to our completion of a business combination;

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  the incentive compensation plan; and

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  a proposal to authorize an adjournment or postponement of the special meeting, if necessary, to allow us to solicit additional proxies.

Our Board of Directors' Recommendation

        Our board of directors unanimously recommends that our stockholders vote:

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  "FOR" approval of the acquisition pursuant to the stock purchase agreement and the other transactions contemplated by the stock purchase agreement;

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  "FOR" approval of the amendment;

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  "FOR" approval of the incentive compensation plan; and

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  "FOR" the proposal to adjourn or postpone the special meeting to solicit additional proxies, if necessary.

        Approval by our stockholders of the acquisition is not conditioned on approval of the amendment proposal, the incentive compensation plan proposal or the adjournment proposal. However, approval by our stockholders of the incentive compensation plan is a condition to the obligations of Elmet and its stockholders to close the acquisition. Accordingly, if our stockholders approve the acquisition but fail to approve the incentive compensation plan, the acquisition would not close unless Elmet and its stockholders waive the specified condition to their obligations to close the acquisition.

Record Date; Who is Entitled to Vote

        The record date for the special meeting is                        , 2007. Record holders of our common stock (including our units which each contain one share of common stock and two warrants) at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 16,800,000 shares of our common stock outstanding.

        Our outstanding warrants do not have voting rights and record holders of our warrants will not be entitled to vote at the special meeting.

Quorum

        The presence, in person or by proxy, of a majority of all the outstanding shares of our common stock constitutes a quorum at the special meeting.

Voting Your Shares

        Each share of our common stock (including our units which each contain one share of common stock and two warrants) that you owned in your name on the record date entitles you to one vote. Your proxy card shows the number of shares of our common stock that you then owned.

        There are two ways to vote your shares of common stock at the special meeting:

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  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors, namely "FOR" the acquisition, the amendment, the incentive compensation plan and the adjournment proposal.

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  You can attend the special meeting and vote in person. We will give you a ballot, if you hold shares in your name and so request, when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must obtain prior to the meeting a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Who Can Answer Your Questions About Voting Your Shares

        If you have questions, you may write, e-mail or call us at the address and telephone number listed below:

Robert J. Hanks
Chief Executive Officer
Harbor Acquisition Corporation
One Boston Place, Suite 3630
Boston, MA 02108
Email: rhanks@harborpartners.com
Tel. (617) 624-8411

No Additional Matters May Be Presented at the Special Meeting

        This special meeting has been called only to consider the approval of the acquisition pursuant to the stock purchase agreement, the amendment, the incentive compensation plan and the adjournment proposal. Under our by-laws, other than procedural matters incident to these matters and the conduct of the meeting, no other matters may be considered at the special meeting since they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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  You may sign and send another proxy card with a later date than your previous card;

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  You may notify David A.R. Dullum, our corporate secretary, in writing before the special meeting that you have revoked your proxy; or

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  You may attend the special meeting, revoke your proxy, and vote in person.

Voting Requirement for the Acquisition

        The acquisition does not require the approval of our stockholders under Delaware law. However, under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering. As of the record date, our officers and directors and their affiliates collectively owned 3.0 million shares of common stock, or 17.9% of our outstanding shares.

        As described below under "Failures to Vote, Abstentions and Broker Non-Votes," if you fail to appear at the special meeting, either in person or by proxy, or if you abstain from voting, either in person or by proxy voting instruction, your shares will not be counted as voting either "for" or "against" the acquisition and you will not have a right to convert your shares into a pro rata portion of the trust account (net of accrued taxes).

        If your shares of common stock are held in your bank's or broker's name, you must instruct your bank or broker how to vote on the acquisition. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Broker non-voting shall be treated as shares not entitled to vote at the special meeting, and, therefore, shall have no impact on the approval of the acquisition. A broker non-vote will not constitute a demand for conversion of your shares into a pro rata portion of the trust account (net of accrued taxes).

        Approval of the acquisition is not conditioned upon approval of the amendment proposal, the incentive compensation plan proposal or the adjournment proposal. However, approval by our stockholders of the incentive compensation plan proposal is a condition to the obligations of Elmet and its stockholders to close the acquisition. Accordingly, if our stockholders approve the acquisition but fail to approve the incentive compensation plan proposal, the acquisition would not close unless Elmet and its stockholders waive the specified condition to their obligations to close the acquisition.

        In addition to the voting requirements described above, if public stockholders holding 20% or more of the total number of shares of common stock issued in our initial public offering (2,760,000 or more of such shares) demand conversion of their shares into their pro rata portion of the trust account, we will not consummate the acquisition.

Conversion Rights

        As provided in our Certificate of Incorporation, a public stockholder who votes against the acquisition may elect to convert his or her shares into cash. This election must be made (by checking the box with respect to conversion on the proxy card or the comparable form for stockholders voting in person at the special meeting) at the same time that the public stockholder votes against the acquisition. An eligible stockholder may request conversion at any time after receipt of this proxy statement and prior to completion of the vote on the acquisition at the special meeting, but the request will not be granted unless the stockholder votes against the acquisition, the stockholder (if such stockholder's shares are held in "street name") complies with the delivery procedures described below, and the acquisition is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to completion of the vote on the acquisition at the special meeting, but (if the acquisition is approved) will be irrevocable after such time. If we complete the acquisition, each public stockholder who voted against the acquisition and made a timely conversion demand (and, if such stockholder's shares were held in "street name," timely complies with the delivery procedures described below) will have the right to receive for each share of common stock owned by such stockholder on the record date a pro rata portion of the trust account in which the net proceeds of our initial public offering (together with certain other funds) are held, plus certain of the interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of accrued taxes).

        If your shares are now held in "street name" by a bank and brokerage firm for your benefit and you are voting against the acquisition and electing to convert your shares into a pro rata portion of the trust account, by 5:00 p.m., New York City time, on            , 2007 (the day prior to the special meeting), your bank or broker must electronically transfer your shares to the account of Continental Stock Transfer & Trust Company, our stock transfer agent, at the Depository Trust Company, or "DTC", and you must provide to Continental Stock Transfer & Trust Company the following documents:

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  written instructions from you identifying the number of shares that you want to convert into a pro rata portion of the trust account; and

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  a written certificate from you addressed to Continental Stock Transfer & Trust Company stating that you were the beneficial owner of the specified shares on the record date for Harbor's meeting of stockholders and will continue to hold the shares through the closing of the acquisition unless you should subsequently elect to withdraw your conversion demand in the manner described below.

All of these documents should be delivered to: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attn: Mark Zimkind, tel. (212) 845-3287, fax. (212) 616-7616. Neither we nor our transfer agent will charge you any fee or other amount in connection with your compliance with these delivery instructions.

        If you held your shares in "street name" on the record date and your bank or broker does not transfer your shares into the DTC account of Continental Stock Transfer & Trust Company or you do not provide to Continental each of the documents described above by 5:00 p.m., New York City time, on            , 2007, we will not be able to determine at the time of the special meeting whether your shares (along with other shares held by our public stockholders who are electing to exercise conversion rights) will be converted into a pro rata portion of the trust account if the acquisition is completed (which we anticipate will occur promptly following the special meeting), and you will not be able to receive your pro rata portion of such account in exchange for your shares. If you have complied with these delivery instructions but later decide (prior to the vote on the acquisition at Harbor's meeting of stockholders) that you wish to withdraw your demand for conversion, your bank or broker must make arrangements (using the contact information stated above) with Continental Stock Transfer & Trust Company to withdraw (prior to that vote) your shares from the DTC account of Continental Stock Transfer & Trust Company. Should you have any questions about these delivery procedures or the procedures for withdrawal of your demand for conversion, please contact Mr. Zimkind at the address and telephone of our transfer agent stated above.

        Based on the amount of cash held in the trust account and accrued taxes as of June 30, 2007, we estimate that you will be entitled to convert each share of common stock that you hold into approximately $5.83. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own your shares. If the acquisition is not completed, no shares will be converted into cash at this time, and we will return your stock certificate and continue to seek another business combination within the time permitted by our Certificate of Incorporation.

        The acquisition will not be consummated if public stockholders owning 20% or more of the total number of the shares issued in our initial public offering (2,760,000 of such shares) exercise their conversion rights. Prior to exercising conversion rights you should verify the market price of our common stock as you may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights. Our shares of common stock are listed on the American Stock Exchange under the symbol HAC.

Voting Requirement for the Amendment

        The amendment proposal must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date. Approval of the amendment proposal is conditioned upon approval of the acquisition proposal, and if the acquisition is not approved, then the amendment proposal will not be presented for approval.

Voting Requirement for the Incentive Compensation Plan Proposal

        The incentive compensation plan proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the incentive plan proposal. Approval of the incentive compensation plan proposal is conditioned upon approval of the acquisition proposal, and if the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

Voting Requirement for the Adjournment Proposal

        The adjournment proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Approval of the adjournment proposal is not conditioned upon approval of the acquisition proposal.

Failures to Vote, Abstentions and Broker Non-Votes

        With respect to the acquisition, if you are not present at the meeting, either by not appearing in person or failing to return a proxy, or if you abstain from voting by appearing in person and not voting or by returning a proxy with an instruction to abstain, your shares will not be counted as voting either "for" or "against" the acquisition and you will not have a right to convert your shares into a pro rata portion of the trust account (net of accrued taxes). As described above under "Voting Requirement for the Acquisition," the acquisition must be approved by a majority of the votes cast at the special meeting in respect of shares of our common stock issued in our initial public offering, and therefore a failure by you to personally attend the meeting or to vote your shares on the acquisition proposal by proxy will not affect the voting by other stockholders at the special meeting on such proposal. However, a failure to be present in person or by proxy, or an abstention, will have the same effect as a vote "against" the approval of the amendment, which must be approved by a majority of our outstanding shares. Personally appearing at the meeting and failing to vote will have the same effect as a vote "against" the incentive compensation plan proposal and the adjournment proposal, which must be approved by a majority of the shares present at the meeting in person or by proxy and entitled to vote on such proposals.

        Please note that if you sign and return a proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors, namely "FOR" the acquisition, the amendment, the incentive compensation plan and the adjournment proposal.

        If your broker holds your shares in its name and you do not give the broker voting instructions, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Broker non-votes shall be treated as shares either not voted, or not entitled to vote, at the special meeting, and, therefore, will have no impact on the approval of the acquisition, the incentive compensation plan or the adjournment proposal. However, a broker non-vote will have the same effect as a vote "against" the amendment.

        To exercise your conversion rights, you must not only vote against the acquisition, but also affirmatively elect to convert your shares by checking, or directing your broker to check, the box with respect to conversion rights on the proxy card (or the comparable form for stockholders voting in person at the special meeting), ensure that the proxy card (or such form) is delivered to us prior to completion of the vote on the acquisition at the special meeting, and (if your shares are now held in "street name") comply with certain other procedures described under "Conversion Rights" above.

Solicitation Costs

        We will bear all expenses incurred in connection with the solicitation of proxies. We will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares of common stock. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. While our officers and directors will not receive any additional compensation for those activities, they may be reimbursed for their out-pocket-expenses. In addition, we have retained Morrow & Co., Inc., to aid in the solicitation of proxies. We will pay Morrow & Co. a fee of $10,000 plus $5.00 per outgoing call and reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services.

Stock Ownership

        As of the record date, our directors and officers, together with their affiliates, beneficially owned and were entitled to vote 3.0 million shares of our common stock, or 17.9% of the outstanding shares of our common stock. Such number does not include shares of common stock issuable upon exercise of warrants held by our directors and executive officers. All of our directors, officers and their affiliates have agreed to vote their shares of common stock with respect to the acquisition in accordance with the vote of the majority of the shares of common stock voted by our public stockholders. If the acquisition proposal is approved at the special meeting, our directors and officers and their affiliates intend to vote all of their shares in favor of the amendment proposal and the incentive compensation plan proposal. For more information on beneficial ownership of our common stock by executive officers, directors and 5% stockholders, see "Beneficial Ownership of Harbor Securities" elsewhere in this proxy statement.

APPROVAL OF THE ACQUISITION AND THE OTHER TRANSACTIONS CONTEMPLATED
BY THE STOCK PURCHASE AGREEMENT

        On October 17, 2006, we entered into the stock purchase agreement with Elmet and the holders of all of the outstanding shares and warrants of Elmet. The stock purchase agreement was subsequently amended by amendment no. 1 thereto dated as of February 9, 2007, in order to make certain minor changes, and amendment no. 2 thereto dated July 19, 2007, in order to extend the date by which closing must occur or we must mail this proxy statement to our stockholders for the special meeting without giving rise to a right of Elmet or Harbor to terminate its respective obligations under the agreement. The following describes the acquisition and the principal terms of the stock purchase agreement, as amended, and is subject to, and qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement, as amended, is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.

        It is possible that, prior to the closing of the acquisition, it may become necessary to further amend the stock purchase agreement or related agreements, although no such further amendment is currently contemplated. Approval of the acquisition proposal will authorize our board of directors to proceed with the acquisition with such amendments. In the event it becomes necessary to further amend the stock purchase agreement or related agreements in any respect that our board of directors deems material, we will make public disclosure of such amendment prior to the stockholder vote on the acquisition. The nature of such disclosure will be determined based on the facts and circumstances surrounding any such amendment to the stock purchase agreement. Such disclosure could, for example, take the form of the issuance of a press release and the filing of a current report on Form 8-K with the Securities and Exchange Commission, or a direct mailing to stockholders.

        Our board of directors reserves the right to determine, in its sole discretion, not to consummate the acquisition even if the acquisition is approved by our stockholders.

Background of the Acquisition

        We filed the registration statement for our initial public offering on June 28, 2005 and closed the offering on May 1, 2006. Promptly after the closing of the offering, our management team met, prepared materials for distribution to potential target companies and their intermediaries, and developed a website describing our background, available cash, and preferred acquisition candidate characteristics. These materials and our website explained that we were interested in acquiring a company in the consumer or industrial products sectors having an enterprise value between $75 million and $300 million, annual EBITDA of $15 million to $50 million, and an experienced management team in place. The materials also explained that we were seeking to acquire an existing business capable of operating as a public company, with strong operating systems, growth potential, proprietary products with significant margins, and audited financial statements either from inception or for at least the last three fiscal years.

        The terms of our stock purchase agreement with Elmet and its stockholders are the result of negotiations between representatives of Elmet and us. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

        Closing of Harbor public offering and preliminary identification of acquisition targets

        Our public offering was declared effective on April 25, 2006 and closed on May 1, 2006. Following the completion of the offering, our management team met and prepared a list, gleaned from databases and the personal knowledge of members of our management team, of over 1,000 companies that potentially met our acquisition criteria. Our management team consists of our six directors (John Carson, chairman, Edward Cady, David A. R. Dullum, Timothy Durkin, Robert J. Hanks and William Mahoney), our two additional executive officers (Todd Fitzpatrick and Christopher Young), and three special advisors to our board (Thomas Bullock, Stephen Gray and John Jellinek). As described below,

Mr. Cady did not join our board of directors until August 2, 2006 but, commencing with his participation in our management team meeting on May 11 and May 12, he assisted our management team as an advisor with respect to evaluation of potential target companies and our ultimate selection of Elmet as a potential acquisition. Harbor had been considering expanding its board of directors to six members in order to add to the team additional operating experience. Mr. Cady is an experienced executive and investor with whom Mr. Hanks has been personally acquainted for more than 40 years. On April 13, 2006, Mr. Hanks called Mr. Cady, and on April 26 Mr. Hanks and Mr. Dullum had a meeting with Mr. Cady, to familiarize Mr. Cady with Harbor and special purpose acquisition corporations in general. Mr. Hanks believed Mr. Cady could be a valuable addition to our management team, either as an advisor or board member, because of his experience in investing in and operating privately held companies. Following the closing of Harbor's public offering, Mr. Hanks called Mr. Cady on May 2, 2006, to ask if he would assist Harbor as an advisor in locating and analyzing potential targets and consider possibly becoming a Harbor director in the future should that prove mutually agreeable both to the other Harbor directors and Mr. Cady. In the May 2 telephone call, Mr. Hanks also invited Mr. Cady to attend as an advisor to Harbor the meeting of Harbor's management team on May 11 and 12, and Mr. Cady agreed to attend that meeting in such capacity. Except for less than 1% holdings in certain publicly-traded corporations, there are no entities in which each of Mr. Cady and any other officer or director of Harbor has a financial interest. We have not paid Mr. Cady any fees for his services as an advisor between May 11 and August 2, 2006 or as a director of Harbor since August 2006, but we have reimbursed him for the out-of-pocket travel and other expenses he incurred on our behalf. Furthermore, Mr. Cady holds shares of Harbor common stock having a market value of $338,400 based on the closing price on July 20, 2007, which will become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation.

        As part of our efforts to identify potential acquisition targets, we also contacted approximately 200 investment bankers, business brokers, accounting firms, active and retired executives of companies in our target sectors, lawyers, business owners and others to describe the opportunities we presented and obtain their advice as to potential targets. During these discussions, we provided such parties with the background materials we had prepared and other information concerning Harbor and our search for potential acquisition targets. In addition, we were contacted independently by investment bankers, business brokers, lawyers, consultants and industry operating executives who were interested in bringing to our attention potential targets. We also engaged two individuals who were unaffiliated with us to locate potential acquisition targets.

        The procedures described above resulted in referrals to a large number of possible acquisition targets, ranging from smaller companies that did not meet our size requirements to large enterprises and potential spin-off divisions from large companies. Most of the possible targets did not satisfy our acquisition criteria described above for various reasons and, as a result, received only cursory review. From May through September 2006, we evaluated in greater detail approximately 160 potential acquisition targets that we anticipated would satisfy our acquisition criteria, and we assigned specific members of our management team to further evaluate, and potentially initiate direct contact with, 123 of such potential targets. We initiated contact with all such 123 potential targets, either directly with management or with an intermediary such as an investment banker, business broker, accountant or lawyer. Based on the response to our inquiries, we created electronic files on 78 potential targets. In 25 cases, we entered into non-disclosure agreements with potential targets. We had confidential preliminary discussions with all such 25 potential targets and conducted more detailed due diligence investigations on seven of them. The potential targets other than Elmet which we identified were generally manufacturers or other producers of consumer and industrial products, including food and beverages, household goods, heavy industrial products and consumer products and services. We elected to pursue a business combination with Elmet rather than with the other companies with which we held preliminary discussions primarily because of our judgment that Elmet possesses a strong management team, profitability, diversified product offerings, industry leadership, opportunities for growth, and a platform for future operation as part of a public company. Although each of the other potential targets exhibited some or all of these qualities in varying degrees, our management team believed that the combination of Elmet's qualities provided the most favorable prospects to increase Harbor's stockholder value.

        As described above, one of our principal criteria for selecting a potential acquisition target was that such company have available audited financial statements either from inception or for at least the last three fiscal years. In addition to the assistance which such audited financial statements provided in our evaluation of potential targets, such availability was important because of our obligation under federal securities laws to include in our proxy statement and reports as filed with the Securities and Exchange Commission, or "SEC," the audited financial statements of the target since inception or for at least the last three fiscal years. Elmet had available audited financial statements since the inception of its operations on January 1, 2004, but we recognized that the Elmet division of Philips Lighting might be deemed a "predecessor" of Elmet and no separate audited financial statements were available for that division for any period prior to January 1, 2004. Accordingly, in our evaluation of Elmet, as opposed to other potential targets for which at least three full years of audited financial statements were available, we recognized that, if we selected Elmet as our target, the filing of our proxy statement with the SEC and the review period would be delayed for several months unless we could obtain relief from the SEC's staff which would allow us to initially file the proxy statement with less than three full years of audited financial statements. We applied for that relief by letter dated August 28, 2006 and the SEC's staff granted such relief on September 11, 2006, which was approximately one month prior to our entering into the stock purchase agreement with Elmet and its stockholders on October 17, 2006.

        The competition for acquisition of companies satisfying our acquisition criteria was intense. A target company satisfying our criteria typically had several alternatives, including remaining independent, selling to a third party, or sourcing capital either privately or publicly. In addition, some potential targets had valuation demands that made acquisition opportunities unappealing. In many cases, we needed to educate prospective targets about "blank check" companies and explain, from our perspective, the benefits we could offer to them versus other alternatives. We found that some potential targets were particularly willing to enter into discussions with us because they were aware that we were already adequately funded to pursue a transaction and because of the existing public market for our securities. We also found that some other potential targets were reluctant to enter into discussions with us because they perceived that greater time and expense might be required for a blank check company to complete a potential transaction.

        Elmet's preliminary consideration of a strategic transaction

        On September 1, 2005, Elmet closed a recapitalization which restructured the terms of the original January 2004 investments in Elmet to eliminate certain preferential terms provided to the institutional investors, provide some liquidity to Elmet's existing investors, reduce the interest rate payable on Elmet's subordinated debentures, including those held by the three funds affiliated with certain officers and directors of Harbor, and provide Elmet with an increased availability under its senior credit facility. The 2005 recapitalization revised the 2004 terms of the various agreements by eliminating certain preferred returns to the institutional investors that would have to be paid before Mr. Jensen received any consideration as a holder of Elmet's common stock. The 2005 recapitalization also revised the terms of Mr. Jensen's employment by Elmet in order to clarify his position as chief executive officer of Elmet and ensure his continued role with Elmet. These changes were made as a result of Elmet's significant changes, both strategically and operationally, since the acquisition in early 2004. Elmet believes that its investors and commercial lenders no longer viewed Elmet as a risky acquisition of a captive unit of a private company, but rather an independent operating business that was succeeding and no longer had the same risk profile as when the 2004 terms, which strongly favored the institutional investors, were put in place. The 2005 recapitalization also had the effect of simplifying

Elmet's capital structure and, as noted above, delivering some liquidity to Elmet's existing investors, including Mr. Jensen who would not have then received any liquidity under the terms of the 2004 financing agreements absent the changes made in connection with the September 2005 recapitalization.

        After the September 2005 recapitalization was completed, Mr. Jensen was cognizant of the fact that, as private equity investors, Elmet's institutional stockholders would have an interest in further pursuing additional liquidity from their investments in Elmet given Elmet's performance and the strong marketplace for businesses such as Elmet. Accordingly, over the next two months, Mr. Jensen collected information on the market for sales of companies in a similar position to Elmet, including the types of investment, recapitalization and sale transactions that could be available to Elmet, as well as the different types of investors and acquirers that might be pursued. Thereafter, in December 2005, Elmet's board of directors believed that the time might then be right to begin the process of exploring strategic alternatives as such a process could take many months to start and complete successfully. Elmet's board of directors (consisting of Mr. Jensen, Mr. Albrecht, Mr. Hanks, Mr. Ike Spencer and Mr. Frank Tobin) unanimously determined in January and February 2006 to explore a recapitalization or sale of Elmet.

        In reaching its decision to explore strategic alternatives, Elmet's board of directors recognized several factors that could influence this decision. First, Elmet's business had changed significantly since the management-led buyout completed in January 2004. This change in Elmet's business from a unit within a large multi-national corporation to an independent business developing new products and marketing those products to new customers in different industries, had led to an increase in Elmet's operating income and adjusted EBITDA from approximately $5.1 and $7.2 million, respectively, in 2003 to $10.9 million and $16.0 million in 2005 (as such numbers were subsequently restated as described in Elmet's financial statements included in this proxy statement). Elmet's board of directors recognized that buyers and investors typically looked for companies with these characteristics as buyers and investors in companies such as Elmet often employ leverage, or debt, to fund their acquisitions. In that regard, Elmet's board of directors also recognized the continuing strength of the debt markets at that time and that a company with increasing cash flows, such as Elmet, would be well received by the debt markets. Elmet had obtained recent experience with respect to such debt markets when it completed a recapitalization transaction in September 2005 that restructured the original January 2004 investment. Finally, Elmet's board of directors believed that multiples for small but growing companies such as Elmet, that displayed increasing cash flows and attractive gross margins, had improved significantly as investors realized the benefits associated with the ability to recognize liquidity through a recapitalization or to invest in growth opportunities that these types of companies afford.

        As a result of the foregoing factors, and notwithstanding the fact that Elmet's existing investors had already received cash proceeds for a portion of their investment in connection with the restructuring effective September 1, 2005 of their original investment in Elmet, Elmet's board of directors decided in December 2005 to explore strategic alternatives that could provide Elmet with an investor or buyer committed to putting more capital into Elmet in order to grow its business and/or to permit the investors, several of which were professional investment funds that frequently recycled capital in order to achieve their funds' overall financial objectives, to receive a further, and perhaps final, return on their investment. Elmet's board of directors further concluded in late 2005, in light of the factors described above and the significant time that an investment or sale process could take, that the time was right to explore strategic alternatives.

        At a meeting of Elmet's board of directors on January 18, 2006, Elmet's board requested that Elmet's three largest institutional stockholders (Argosy Investment Partners, Seacoast Capital and New England Partners) recommend to the Elmet board an investment banker to advise Elmet on strategic alternatives. Each such Elmet stockholder suggested one or two investment bankers. Except for any such proposed firm as to which one of the other stockholders expressed a concern, each investment banker proposed was invited to make a presentation to representatives of these three Elmet stockholders on February 14 or 15, 2006. The Bigelow Company LLC, or "Bigelow," and three other investment bankers made such presentations. Mr. Nugent of Argosy Investment Partners, Mr. Gorman of Seacoast Capital, and Messrs. Hanks and Fitzpatrick of New England Partners, as well as Mr. Jensen, attended those presentations. As a result of this process, those three Elmet stockholders recommended to Elmet's board of directors that Elmet retain Bigelow as Elmet's investment banker to advise on strategic alternatives. Based on this recommendation, Elmet's board of directors selected Bigelow as Elmet's investment banker. Elmet's board also later engaged Goodwin Procter LLP to serve as Elmet's legal counsel in connection with any such transaction. Other than Mr. Hanks and Mr. Fitzpatrick, no other individual who is currently an officer or director of, or special advisor to, Harbor participated in the process of selecting an investment banker for Elmet.

        Background of discussions between Harbor and Elmet

        On April 19, 2006, Bigelow made a presentation to the Elmet board regarding its process for identifying potential investors or buyers which might want to participate in a recapitalization or sale transaction involving Elmet. Mr. Hanks attended this meeting in his capacity as a director of Elmet, and Mr. Fitzpatrick attended that meeting as an observer. No other officer, director or special advisor of Harbor attended that meeting. Bigelow also outlined its process for preparing and circulating a confidential descriptive memorandum to potential investors or buyers. Based upon information we have received from Elmet, we understand that between April 19 and May 10, Bigelow worked with Elmet's management to prepare the confidential descriptive memorandum and that, between April 19 and May 16, Bigelow contacted 13 entities other than Harbor as potential investors in or buyers of Elmet. No member of Harbor's management team participated in the preparation of Elmet's confidential descriptive memorandum or any related discussions. On May 10, Bigelow circulated a draft of the confidential descriptive memorandum to the members of Elmet's board, including Mr. Hanks. We understand that Bigelow finalized the confidential descriptive memorandum on May 16. We also understand that during May and June 2006, Bigelow contacted a total of 113 firms to discuss a possible transaction involving Elmet. Of this group, we understand Bigelow distributed the confidential descriptive memorandum to 54 potential investors or buyers. As described below, Bigelow initially contacted us about a potential transaction with Elmet on May 4, 2006.

        Certain members of our management team have had, or now have, relationships with Elmet. Robert J. Hanks, who serves as our chief executive officer and a member of our board of directors, was a director of Elmet from January 2004 through September 2006 and is a principal of New England Partners Capital, L.P., a private investment fund which, together with Harbors Partners II, L.P. (a partnership in which Mr. Hanks and David A.R. Dullum are partners), owns approximately 6.6% of the fully-diluted equity of Elmet. Mr. Dullum, who serves as our president and secretary and as a director, Todd Fitzpatrick, our principal accounting and financial officer, and Christopher Young, our vice president, are also principals in the general partner of New England Partners Capital, L.P. Timothy Durkin, one of our directors, is also a limited partner and an officer of the manager of Latona Associates Fund I, L.L.C., a private investment fund which owns 1.7% of the fully-diluted equity of Elmet.

        The organizational documents of New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C. contain certain provisions which govern the respective distributions which those funds will make to the investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions resulting from the aggregate investment returns of that fund to the U.S. Small Business Administration and to its investors equal, in the case of those investors, to the capital contributions which those investors contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P., Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived by New England Partners Capital, L.P. from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners Capital, L.P. based on the investments by such fund in Elmet, and no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet. Those personal interests were, however, a factor which was considered by Harbor's board of directors in its decision described below to establish on July 19, 2006 a special committee of Harbor's board of directors whose members had no prior relationships with Elmet to oversee the negotiations and potential acquisition of Elmet.

        Mr. Hanks became a director of Elmet in January 2004, at which time the three investment funds with which certain of our officers and directors are affiliated (as described in the previous paragraph) invested a total of $3.0 million in Elmet securities in connection with the January 2004 buyout by Elmet of the Elmet division of Philips Lighting Company. That buyout was led by John S. Jensen (Elmet's chief executive officer) and financed by a total of $13.5 million invested by several institutional investors (including the $3.0 million invested by those three funds). Prior to such buyout, there were no relationships between Mr. Jensen and any of the institutional investors which participated in the buyout, including those three funds, or with Harbor or any of the other principals of those three funds and subsequent to such buyout, the only relationship that Mr. Jensen has had with Harbor or any of its affiliates is in connection with the Elmet relationships described in this proxy statement. In connection with the management buyout of Elmet, Mr. Hanks was first contacted by Edward Paslawski, a consultant to Elmet and an investor who knew Mr. Hanks through prior business relations, on November 21, 2003. Mr. Hanks also had discussions with Knute Albrecht, an officer of Argosy Investment Partners II, L.P., an investment fund that is the largest institutional investor in Elmet and currently owns 9.9% of the outstanding Elmet shares on a fully-diluted basis. These discussions concerned primarily the terms of the management buyout and Elmet's management and business plans.

        At the time of Elmet's management buyout effective January 1, 2004, neither Mr. Hanks nor any other person who is a Harbor director or officer had participated in any discussions regarding, nor was aware of, any plans to establish Harbor. Since the relationships between Elmet and Mr. Hanks, as an Elmet director, and those three funds which are affiliated with certain Harbor directors and officers were all created as part of the investment by those three funds in January 2004 in the Elmet securities described above, all of those relationships existed prior to the formation of Harbor. The first communication between Mr. Hanks and Mr. Dullum to consider forming a special purpose acquisition company that would conduct an initial public offering and seek to acquire a target business occurred in January 2005. Prior to January 2005, no person who is a Harbor director, officer or special advisor had any communication regarding the formation of Harbor. After their preliminary discussions in January 2005, Mr. Hanks and Mr. Dullum engaged beginning in March 2005 in discussions with investment bankers regarding special purpose acquisition companies and the initial public offering process. Harbor was formed in June 2005.

        In his capacity as a member of the Elmet board of directors since January 2004, Mr. Hanks received written notices of board meetings with an agenda of each meeting, monthly financial information, board minutes and an annual budget. In addition, in their capacities as a member of the Elmet board of directors (Mr. Hanks) or as representatives (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) of New England Partners Capital, L.P., Harbor Partners II, L.P., or Latona Associates Fund I, L.L.C. as Elmet stockholders, as applicable, certain members of our management team had general discussions with Elmet's management over the last two years regarding various strategic alternatives available to Elmet and its stockholders. These discussions generally included one or more of Elmet's other directors, representatives of Elmet's other institutional stockholders and Elmet's management. Specifically, Mr. Hanks attended meetings of the Elmet board of directors which were held on April 20, 2005, July 20, 2005, October 19, 2005, January 18, 2006 and April 19, 2006, during which strategic alternatives were discussed in addition to other operational and financial matters generally reviewed by boards of directors. During this period, Elmet's board of directors consisted of Mr. Jensen, Mr. Albrecht, Mr. Hanks, Ike Spencer and Frank Tobin. Portions of the board meetings were also often attended by members of Elmet management in addition to Mr. Jensen. Furthermore, other representatives of Elmet's investors would often attend board meetings as observers. In particular, Mr. Fitzpatrick also attended the meetings on April 20, 2005, July 20, 2005 and April 19, 2006 as an observer, and Mr. Dullum also attended the meeting on January 18, 2006 as an observer.

        In addition to the board meetings, from April 2005 through September 2005, Mr. Hanks had contact with the other institutional investors in Elmet and Mr. Jensen regarding the terms of a proposed recapitalization of Elmet, which closed on September 1, 2005. These communications generally involved keeping Mr. Hanks abreast of the terms of the proposed recapitalization and providing him copies of drafts of the loan agreements and other documents governing the terms of the recapitalization. The terms of the recapitalization were primarily determined by Mr. Albrecht, as the representative of the lead institutional investor in Elmet, and Mr. Jensen. Mr. Hanks also received a communication from Mr. Albrecht on January 22, 2006, following the January 18, 2006 board meeting, to inform Mr. Hanks that a private equity firm was going to visit Elmet on January 25, 2006, to evaluate Elmet as a potential acquisition. No member of our management was affiliated with that firm and, to our knowledge, no substantive negotiations ensued.

        As described above, Mr. Hanks and Mr. Fitzpatrick also attended meetings with Mr. Jensen, Mr. Albrecht and Jack Nugent (who are officers of Argosy Investment Partners II, L.P., which is the largest institutional stockholder in Elmet) and Thomas Gorman (an officer of Seacoast Capital, another institutional stockholder in Elmet) on February 14 and 15, 2006, to interview potential investment bankers for Elmet, including Bigelow. There were no discussions during these meetings with prospective investment bankers regarding a potential business combination between Elmet and Harbor. Neither Mr. Hanks, Mr. Fitzpatrick nor any of our other officers, directors or special advisors has any affiliation with Bigelow, or has engaged directly or as a representative of another party in any transaction in which Bigelow served as an investment banker. In light of his lack of familiarity with Bigelow, Mr. Hanks did not propose Bigelow to be interviewed as a potential investment banker for Elmet. Furthermore, although, as discussed more fully above, certain of our officers and directors, in their capacities as directors or representatives of institutional investors in Elmet since January 1, 2004, had had discussions with officers and directors of Elmet previously regarding various strategic alternatives available to Elmet, no member of our management team, representatives or advisors participated, directly or indirectly, in discussions with Elmet, its representatives, representatives of its institutional investors, or any other party regarding a business combination of Elmet with us prior to the closing our initial public offering on May 1, 2006. In addition, although, as discussed more fully above, certain of our officers and directors, in their capacities as directors or representatives of institutional investors in Elmet since January 1, 2004, had had discussions with officers and directors of Elmet previously regarding various strategic alternatives available to Elmet, Harbor's management, including its officers, directors and advisors, had no discussions among themselves regarding a transaction between Harbor and Elmet prior to the closing of our initial public offering. Harbor did not begin its search for a potential acquisition target until after the closing of its initial public offering on May 1, 2006.

        At the meetings of the Elmet board described in the preceding paragraphs, the strategic alternatives discussed from time to time included, among others, a possible initial public offering of Elmet's common equity, a possible sale of Elmet or its business to a strategic or financial buyer, and a possible recapitalization of Elmet through a variety of structures. The discussions regarding a possible sale of Elmet or its business to a strategic or financial buyer included discussing a variety of potential purchasers, including one or more private equity firms, Elmet's senior management in connection with a leveraged buyout, and others. These discussions were generally consistent with discussions that members of our management team had and continue to have from time to time with other portfolio companies in their capacity as board members of such companies or representatives of New England Partners Capital, L.P., Harbor Partners II, L.P., or Latona Associates Fund I, L.L.C., as applicable.

        Mr. Hanks, through his position as member of the Elmet board of directors, and Mr. Fitzpatrick, as a result of his participation as an observer at several Elmet board meetings, knew of Elmet's strategic planning and corporate actions discussed at such meetings. Mr. Dullum also attended an Elmet board meeting on January 18, 2006 as an observer and Mr. Durkin attended Elmet board meetings at which strategic planning was discussed in 2004 and on January 19, 2005 as an observer. A colleague of Mr. Durkin attended a board meeting on July 20, 2005 as an observer and provided Mr. Durkin with an overview of the board's discussions. Each of Mr. Dullum and Mr. Durkin was aware of Elmet's 2005 recapitalization and in 2006 of Elmet's proposed sale. In addition, as Elmet stockholders, New England Partners Capital, L.P., one of the New England Partners funds, and Latona Associates Fund I, L.L.C., an affiliate of Mr. Durkin, received a monthly reporting package that contained periodic updates on corporate actions including new hirings and equipment purchases. In addition to Messrs. Hanks, Dullum, Durkin and Fitzpatrick, Mr. Young, as a principal of New England Partners, was aware of the 2005 recapitalization and that in 2006 Elmet was preparing for a sale. Messrs. Hanks, Dullum, Durkin, Fitzpatrick and Young were not aware of any plan to sell Elmet when Harbor was formed in June 2005 and, to our knowledge, no such plan was discussed within Elmet until December 2005. None of our other directors, officers or special advisors had knowledge of Elmet's corporate actions or strategic planning prior to or following our IPO. Furthermore, as described in more detail below, the preliminary contacts and discussions involving members of our management team regarding a business combination of us with Elmet were coordinated and managed by Bigelow, in its capacity as Elmet's financial advisor, and did not occur prior to May 4, 2006.

        The prospectus relating to our initial public offering disclosed that potential conflicts of interest could develop between our interests and the interests of companies affiliated with members of our management. Our prospectus also disclosed that we may complete a business combination with a target company affiliated with one or more members of our management and that, in such event, we would obtain an opinion from an independent investment banking firm that such transaction was fair from a financial point of view. At the time of our initial public offering, members of our management team had knowledge of, and in some cases, general discussions regarding, strategic alternatives for several portfolio companies, including Elmet, in their capacities as directors or representatives of stockholders of such companies. Those discussions involved or affected our officers, directors or special advisors in their capacities as directors or representatives of stockholders of such portfolio companies. However, those discussions did not involve a business combination with Harbor, and those discussions did not involve Harbor or any of our officers, directors or advisors in their capacities as representatives of Harbor. For these reasons, our prospectus did not disclose the discussions of strategic alternatives described above which members of our management had in their capacities as representatives of Elmet stockholders and, in the case of Mr. Hanks, as an Elmet director.

        On May 4, 2006, David Linton and Peter Worrell, officers of Bigelow, called Robert J. Hanks, our chief executive officer, to invite us to participate in the process of preparing a bid to acquire Elmet. We understand that Bigelow made this call because Bigelow was aware that special purpose acquisition companies were seeking to acquire companies such as Elmet, and because Mr. Jensen and Knute Albrecht, acting in his capacity as a representative of Argosy Investment Partners II, L.P., had discussed the fact that Mr. Hanks was involved in a special purpose acquisition corporation and Mr. Albrecht had suggested on or about May 3, 2006 to Mr. Worrell of Bigelow that Bigelow contact Mr. Hanks to determine whether Harbor might have an interest in Elmet's sale process. Mr. Worrell and Mr. Linton had previously met Mr. Hanks during Elmet's February 2006 investment banker selection meetings in Boston and also had contact with Mr. Hanks and Mr. Fitzpatrick at Elmet's April 19, 2006 board of directors meeting at which they made a presentation regarding the Elmet sale and investment process. During the May 4 call with Mr. Hanks, Mr. Linton and Mr. Worrell informed Mr. Hanks of the anticipated deadlines to submit bids, execute a definitive agreement and consummate the transaction. In addition to describing these deadlines and target date, Mr. Worrell and Mr. Linton mentioned to Mr. Hanks that Mr. Albrecht had suggested they inquire whether Harbor would be interested in participating in the bidding process.

        Although Mr. Hanks, in his capacity as an Elmet director, was aware of the general timelines which Bigelow had presented to the Elmet board at Elmet's April 19 board meeting, Mr. Hanks was not aware prior to the May 4 call from Mr. Linton and Mr. Worrell of the deadlines that Bigelow had established subsequent to April 19 for the submission of indications of interest and final bids or the target date to execute a definitive agreement. The May 4 call was the first contact which any member of our management had with Bigelow or Elmet concerning a possible business combination of Elmet with us. We determined that the prior contacts which Messrs. Hanks, Dullum, Fitzpatrick, Young or Durkin had with Elmet and Bigelow were conducted in their capacities as representatives of Elmet stockholders, or, in the case of Mr. Hanks, as a director of Elmet, because such prior contacts (i) were conducted within the framework of regular Elmet meetings; (ii) were focused on the subject of strategic planning for Elmet and not on the subject of any business combination of Elmet with us; (iii) were consistent with the kinds of discussions that members of our management team have with portfolio companies in the ordinary course of their business; (iv) did not involve discussions regarding the acquisition of Elmet by us; and (v) occurred prior to the inception of our business activities following the closing of our initial public offering on May 1, 2006.

        Subsequent to May 4, 2006, Mr. Hanks had conversations with David Linton and Peter Worrell of Bigelow relating to the anticipated timing of the transaction and Mr. Fitzpatrick and Mr. Young had conversations with Jean-Michael Girald of Bigelow to request additional financial and business due diligence material. David Linton, Peter Worrell and Jean-Michael Girald were also present at two meetings we had at the offices of Elmet's counsel as described below. At one of those meetings, both Mr. Jensen and Mr. Albrecht were present.

        As described above, our management team met on May 11 and 12, 2006 to discuss numerous potential business combination opportunities, including Elmet. These opportunities included a wide variety of manufacturers or other producers of consumer and industrial products, including food and beverages, household goods, heavy industrial products and consumer products and services, among others. During the May 11 and 12, 2006 meeting, members of our management team disclosed their present or past affiliations with any potential sellers of businesses, intermediaries and any of the proposed acquisition candidates we discussed. In particular, Mr. Hanks described his affiliation with Elmet, including his position as a member of its board of directors and as an officer or investor in two funds that had made investments in Elmet in connection with its 2004 management buyout. There were no affiliations between members of our management team and any of the other proposed acquisition targets. Mr. Hanks expressed his impression, based upon his experience with Elmet, that Elmet was a well-managed company which had been successful in executing its growth plans and that Elmet fit the profile of businesses discussed by our management team as potential acquisition targets. As described below, Mr. Hanks suggested to our board of directors that we conduct a preliminary evaluation of Elmet, but he did not then offer any recommendation on whether or not we should acquire Elmet.

        Some of the potential targets which our management team discussed at the meeting on May 11 and 12 were in the process of actively being sold under timelines that would require our prompt attention to determine whether they represented acceptable targets, while we believed others could be pursued diligently but under less urgent timelines. Timelines for each potential acquisition were generally communicated to us through intermediaries, such as an investment banker for the potential target. In the case of Elmet, Mr. Linton and Mr. Worrell of Bigelow had communicated to Mr. Hanks on May 4, 2006 the proposed timeline to complete the acquisition, which would require us to submit an indication of interest in 30 days. By May 4, 2006, our board of directors had scheduled Harbor's management team meeting for May 11 and 12 during which the members of our management team would discuss strategies and a significant number of potential acquisition targets. Following the May 4 call from Bigelow during which we were invited to participate in the bidding process and the specific deadlines were described to Mr. Hanks, Mr. Hanks believed that Elmet would likely be one of the potential targets discussed by our management team at the May 11 and 12 meeting because he believed, based on his prior experience as an Elmet director, that Elmet could meet the profile of Harbor's potential targets. Prior to this meeting, we had not made any determinations whether to pursue an evaluation of any particular potential target company. In view of these considerations, Mr. Hanks suggested during the May 11 and 12 meeting that it would be prudent for us to obtain a preliminary evaluation of Elmet by the disinterested members of our management team to determine whether a potential acquisition of Elmet was in their view worth pursuing. The members of our management team with no prior relationship with Elmet, including directors John Carson and William Mahoney, our special advisor, Thomas Bullock, and Mr. Cady, who at this time was not yet a Harbor director but was advising us with respect to evaluation of potential targets, agreed to visit Elmet to make a preliminary evaluation of Elmet as a potential target. Mr. Hanks contacted Mr. Jensen on or about May 12, 2006 to arrange a meeting.

        On May 18, 2006, Todd Fitzpatrick, our principal accounting and financial officer, and Messrs. Bullock, Carson, Cady and Mahoney visited Elmet's offices and plant in Lewiston, Maine, to determine whether Elmet might be a target worth pursuing. In connection with the existing investment by New England Partners Capital, L.P. (for which Mr. Fitzpatrick is a principal of the general partner), Mr. Fitzpatrick had visited Elmet on earlier occasions, was familiar with Elmet's location and knew Mr. Jensen. He participated in this meeting as a liaison for our other representatives, rather than to participate in the preliminary assessment of Elmet. Messrs. Bullock, Carson, Cady and Mahoney did not have an opportunity for a substantive discussion among themselves immediately following their visit due to their respective travel schedules. However, during a conference call on the Monday following this visit, all of our officers, directors and special advisors, and Mr. Cady discussed several potential acquisition targets, including Elmet. During this conversation, Messrs. Bullock, Carson, Cady and Mahoney all expressed their opinion that an evaluation of Elmet as a potential target was worth pursuing, primarily due to their preliminary assessment that Elmet had a strong management team, positive cash flow from operations and opportunities for growth.

        Based on that recommendation, we executed a confidentiality agreement on May 24, 2006, and Bigelow sent the confidential descriptive memorandum to us that evening via overnight courier. Bigelow has confirmed that we were added to their database of potential investors or buyers of Elmet on May 24. On May 31, we received an instructional memorandum, which we understand Bigelow delivered to all potential bidders, providing an outline of the bidding process and a timeline for the transaction, which included a deadline of June 6, 2006 to submit an indication of interest and July 10, 2006 to submit a more comprehensive letter of intent. On June 5, 2006, Mr. Hanks and Mr. Durkin had a meeting with Mr. Jensen in Portland, Maine to discuss the benefits and disadvantages of a possible transaction with a publicly-traded special purpose acquisition company. During this meeting, the parties did not negotiate the terms of a potential business combination between Elmet and us. Also, during the first week of June 2006, Mr. Hanks and Christopher Young, our vice president, had telephone conversations with David Linton and others at Bigelow to gather additional information about the format of the initial indication of interest requested by Elmet. We submitted our initial indication of interest to Bigelow on June 6, 2006.

        On June 9, 2006, David Linton of Bigelow, on behalf of Elmet, informed us that we were one of those bidders submitting an initial indication of interest which Elmet had selected to advance to the next round in Elmet's process for selecting an investor in or purchaser of Elmet. No officer, director or advisor of ours was involved in the decision to advance us to the next round of bidding, and no member of our management team, including Mr. Hanks, was aware of that decision prior to the communication of that decision to Mr. Hanks by Mr. Linton on June 9, 2006. Elmet had charged Bigelow with managing the bidding process, and the full Elmet board did not meet subsequent to April 19 and prior to the establishment of Elmet's special committee on June 15, 2006. Subsequent to April 19, Mr. Hanks was not involved with or kept informed of Elmet's negotiations or decision-making in connection with the sale of its business, other than through his capacity as an officer and director of Harbor. We understand that in addition to our indication of interest, Bigelow received formal indications of interest on June 6 or 7 from 18 other potential investors or buyers, each of which represented a private equity-type investment fund. Mr. Linton explained to us that in the next round of the bidding process Elmet's management, including Mr. Jensen, Carl Miller, Elmet's chief financial officer, Charles Bennett, Elmet's vice president of research and development, and Steven Jordan, Elmet's vice president of manufacturing, would meet with us to provide a presentation concerning Elmet's history, operations and financial performance, and we would be provided access to due diligence information pertaining to Elmet. Of the 18 other potential investors or buyers that submitted formal indications of interest, we understand five were selected to advance to the next round of the bidding process and attend management presentations. As described in more detail below, members of our board attended a management presentation at Elmet's offices in Lewiston, Maine on June 29. We understand that, in addition to Harbor, each of the other five potential investors or buyers participated in formal management presentations between June 21 and June 28, each of which was arranged and coordinated by Bigelow.

        On June 15, 2006, in order to address the potential conflicts of interest which might arise from the existing relationships described above which Mr. Hanks and the three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P. and Latona Associates Fund, L.L.C.) which are affiliated with certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) had with Elmet, the Elmet board of directors established a special committee comprised of Elmet's directors who had no prior relationship with us to oversee Elmet's future discussions with potential bidders, including us. We understand that Elmet's special committee included Knute Albrecht, a representative of Argosy Investment Partners II, L.P., an institutional private equity firm in which none of our directors or officers have any interest. That firm was the lead outside investor in the financing of the Elmet management buyout effective January 1, 2004, and now holds 9.9% of Elmet's outstanding shares on a fully-diluted basis, which is a larger investment in Elmet than the aggregate investments held by the three investment funds which are affiliated with certain of our directors and officers. Due to his firm's stake as Elmet's lead institutional investor in our potential acquisition of Elmet, Elmet's special committee agreed on or about August 15, 2006 that Mr. Albrecht would serve as the stockholders' representative under the stock purchase agreement for purposes of serving as a single contact person in connection with any amendments, waivers or disputes that might arise in connection with the agreement after it was signed by all relevant parties. Mr. Albrecht's role as stockholder representative is primarily administrative, and we believe it is unlikely conflicts of interest will arise from his activities in such capacity.

        On June 28, 2006, members of our board (including Messrs. Carson, Dullum, Durkin and Mahoney), Mr. Fitzpatrick, members of the Elmet's senior management team, including Messrs. Jensen, Miller, Bennett and Jordan, and representatives of Bigelow had a dinner meeting and, on June 29, a management presentation was held at Elmet's offices in Lewiston, Maine. The meeting at Elmet lasted approximately six hours. Based on this management presentation, the Harbor management team determined to proceed with a further evaluation of Elmet as a prospective target. We also continued to evaluate several other potential targets.

        Due Diligence Activities

        On June 30, 2006, Elmet provided us access to an Internet-based data site that Elmet and Bigelow had created in connection with the potential recapitalization or sale of Elmet. That site contained due diligence documents which could be accessed electronically by potential bidders and their representatives. During the next two weeks, we conducted preliminary due diligence activities and began to consider terms that we might propose to the Elmet stockholders. On July 6, Bigelow informed us that all bidders were required to submit final letters of intent by July 14, as well as proposed revisions to a form of stock purchase agreement provided to potential bidders. We commenced preparation of a letter of intent for Elmet, but also continued to investigate other potential targets. On July 9, three of our directors flew to Kansas City, Missouri, to evaluate one such other potential target.

        In early July 2006, we supplemented our internal resources by retaining Davis, Malm & D'Agostine, P.C. or Davis Malm, as our legal counsel to assist with our due diligence effort relating to Elmet. Davis Malm served as our legal counsel in connection with our initial public offering which was completed on May 1, 2006. Davis Malm is compensated on an arm's-length basis and will not receive any success fee based on the closing of any acquisition, and no lawyer at that firm has any family or other affiliate relationship with Elmet or any of our officers or directors.

        Letter of Intent

        On July 13, 2006, we prepared a letter of intent that was reviewed and approved by our full board of directors, including all of the disinterested members of our board, and on July 14 we submitted to Elmet a non-binding letter of intent containing terms that were subject to various conditions, including continued due diligence to be completed prior to execution of a stock purchase agreement. We also submitted a memorandum describing certain proposed modifications to the form of stock purchase agreement which Bigelow had provided to potential bidders. Bigelow had previously informed us that Elmet would not execute an exclusivity agreement and that it intended to negotiate with multiple parties simultaneously until a definitive agreement was executed. Accordingly, our letter of intent did not contain an exclusivity clause.

        Because of the existing relationships described above which Mr. Hanks and the three investment funds with which certain of our directors and officers are affiliated had with Elmet, our board of directors established on July 19, 2006, a special committee comprised of the disinterested members of our board of directors to oversee the negotiations, consider a potential acquisition of Elmet, and approve such acquisition in the event we were satisfied with our remaining due diligence investigation and were the successful bidder. The members of our special committee are Mr. Carson, as chairman, Mr. Cady and Mr. Mahoney. As described above, Mr. Cady had served since May 2006 as an advisor to Harbor and became a member of the special committee when he joined the Harbor board of directors in August 2006. Except for their services on Harbor's board of directors, a 40-year friendship between Mr. Cady and Mr. Hanks, a past affiliation of Mr. Mahoney with certain of the other Harbor directors and officers as described below, and the services of both Mr. Carson and Mr. Hanks as directors of Solar Cosmetic Labs, Inc. (for which Mr. Carson also serves as a director and consultant) and

Micropack, Inc. (d/b/a Clearsource) (each a private company in which an investment fund affiliated with Messrs. Hanks, Dullum, Fitzpatrick and Young is an investor), the three members of Harbor's special committee do not have any connections, affiliations or other relationships with the other Harbor directors or with the officers and special advisors of Harbor. In 1997, Mr. Mahoney served as an advisor to New England Partners, a private equity firm in which Messrs. Hanks, Dullum, Fitzpatrick and Young currently serve as principals. In 1997 and 1998, Mr. Mahoney served as a director of Whistler Corporation, a privately held company. During this time, Mr. Hanks also served on the board of directors of Whistler as a representative of New England Partners, which had an investment in that company. During Mr. Mahoney's tenure as a director of Whistler, he met Timothy Durkin, one of our directors, who was at that time an officer of Marlborough Capital Advisors, a private mezzanine fund with an investment in Whistler. Since 1998, Mr. Mahoney has had no connections, affiliations or relationships with any of our board members, officers or special advisors.

        We believe the connections, affiliations or relationships of our special committee as described in the preceding paragraph do not affect their independence in evaluating our proposed acquisition of Elmet. These individuals will receive no special benefit as a result of the Elmet transaction as compared to any other business combination that we might have pursued in place of our proposed acquisition of Elmet. However, although the members of our special committee have no prior relationship with Elmet, they (along with our other directors and officers) have interests in our completing an acquisition of either Elmet or another operating company which may be different from the interests of our public stockholders generally. See "Certain Relationships and Related Transactions—Relationships Relating to the Acquisition" elsewhere in this proxy statement. All of Harbor's directors were aware of, and discussed on several occasions, these interests which affect all of the Harbor directors, including Messrs. Carson, Cady and Mahoney as the three members of the special committee.

        Prior to the decision to establish a special committee, Mr. Hanks had discussions with Mr. Carson, Mr. Cady and Mr. Mahoney regarding the importance of having the disinterested members of Harbor's board of directors provide oversight and determine whether a transaction with Elmet was advisable for us. As a result of these discussions, members of our management team with no affiliation with Elmet traveled to Elmet and met with Elmet management on May 18, 2006 and June 28, 2006 prior to our providing a letter of intent, as described above. Although the involvement of Messrs. Carson, Cady and Mahoney in the process of evaluating Elmet as an acquisition candidate prior to our submission of a letter of intent is consistent with the process we would have followed if our special committee had been formed earlier, we had no internal discussions specifically about the establishment of a special committee or about limiting due diligence or our evaluation of Elmet to members of that committee prior to our July 19, 2006 board meeting.

        Negotiation of Terms of Bid

        On July 24, 2006, we were informed that Elmet and its advisors were willing to have further discussions with us and our advisors, and a meeting was held on July 25 at the Boston offices of Goodwin Procter LLP which included Messrs. Linton, Worrell and Girald of Bigelow, and counsel from Goodwin Procter LLP, Elmet's special counsel. Messrs. Hanks, Dullum and Fitzpatrick, as well as our legal counsel, attended that meeting, and John Carson, chairman of our special committee, was available by telephone. At the meeting, Elmet requested approximately 23 modifications to the bid described in our non-binding letter of intent. These modifications included an increase in valuation from $143.6 million to $150.0 million (assuming all of the $28.0 million contingent payment will be earned in the future), inclusion of specific deal protection devices to address requirements applicable to Harbor as a publicly traded special purpose acquisition company, including a monthly increase in the purchase price to compensate the Elmet stockholders if the closing were delayed past December 31, 2006 and a termination fee if the Harbor stockholders should fail to approve the acquisition but Harbor then consummated an alternative business combination, and certain structural changes, as well as changes to certain legal terms. After discussion, we suggested revisions to our bid in response to these requests. Our representatives present at that meeting informed Elmet that any changes to our bid would have to be reviewed and approved by our special committee. The Elmet representatives present advised us that these proposals also had to be reviewed and approved by the special committee of Elmet's board of directors, and they reiterated that Elmet was continuing negotiations with at least one other bidder, whose identity was not then nor thereafter disclosed to us.

        On July 26, 2006, counsel for Elmet requested further modifications to our bid in addition to those revisions suggested at the meeting the previous day. The modifications primarily addressed deal protection provisions, additional consideration and the terms of the escrowed portion of the purchase price designed to protect us from certain potential undisclosed liabilities. These requests, along with the suggested modifications to our bid that had been presented to Elmet on July 25, were reviewed by our special committee at a meeting on July 27. At that meeting, the special committee agreed to the increase in valuation from $143.6 million to $150.0 million (assuming all of the $28.0 million contingent payment will be earned in the future), the monthly increase in the purchase price if the closing were delayed past December 31, 2006 and the termination fee if the Harbor stockholders should fail to approve the acquisition but Harbor then consummated an alternative business combination, but disagreed with Elmet's requests for additional rights to terminate the agreement without further liability under certain circumstances, changes in the manner of calculating the contingent payment, time limits with respect to our ability to make claims under the indemnification provisions of the agreement, and other details. We communicated these decisions of our special committee to Elmet in the afternoon of July 27. Discussions continued, with members of our special committee meeting telephonically on the evening of July 27 and the morning of July 28 to oversee the negotiations being actively conducted through counsel to the respective parties.

        Negotiation of Stock Purchase Agreement

        Elmet informed us on August 1, 2006, that our revised bid of $150.0 million (assuming that all of the $28.0 million contingent payment will be earned in the future), plus up to $3.0 million if the transaction were consummated after December 31, 2006, had been accepted, subject to negotiation and execution of a stock purchase agreement in mutually satisfactory form. Elmet signed a limited two-week exclusivity agreement in which it agreed during that period not to execute any letter of intent with another party. Upon the expiration of that two-week period, we requested that Elmet extend our exclusive period, but Elmet refused to do so and advised us that Elmet intended to pursue further negotiations with another potential bidder. At no time prior to the execution of the acquisition agreement on October 17, 2006 did Elmet indicate to us that it would not consider other bidders prior to such execution. Our negotiations with Elmet concerning the terms of a stock purchase agreement continued without an exclusivity agreement throughout August and September, with our special committee meeting formally on August 22, August 24 and September 7 to consider (i) whether the earn-out thresholds for the 24 month period ended December 31, 2008 should include a requirement for Consolidated EBITDA (as defined in the stock purchase agreement) to increase from 2007 to 2008, (ii) limits on pre-transaction management bonuses, (iii) the time period for the survival of Elmet's representations and warranties, and (iv) other details of the agreement. On August 23, 2006, a meeting was held to discuss certain terms of the proposed stock purchase agreement at the offices of Goodwin Procter LLP among representatives of both Elmet and Harbor, including Mr. Jensen, Elmet's chief executive officer, Knute Albrecht, a member of Elmet's board of directors and a member of Elmet's special committee, and Mr. Carson, chairman of the special committee of our board of directors.

        Throughout our negotiations with Elmet, we continued discussions with other potential acquisition targets and their intermediaries such as investment bankers and business brokers. After the appointment on July 19, 2006 of the special committee of our board of directors, we held discussions with and reviewed confidential material provided by 13 companies other than Elmet. Some of these discussions included submissions of indications of interest and on-site visits at potential targets, and we provided a draft letter of intent to one such potential target. However, as our discussions with Elmet continued into September, our focus began to narrow on Elmet, with the result that the level of our activities with respect to other potential targets decreased.

        Fairness Opinion and Approval of Acquisition

        On September 7, 2006, our board of directors engaged Houlihan Smith & Company, Inc. or "Houlihan," an independent investment banking firm, to review the terms of our proposed transaction with Elmet and prepare an opinion (whether favorable or not) as to whether, as of the date of such opinion, the purchase consideration is fair, from a financial point of view, to the stockholders of Harbor and whether the fair value of Elmet is at least 80% of Harbor's net assets at the time of the acquisition. Because of the existing relationships between Elmet and certain of our officers and directors or their affiliates, our board of directors subsequently advised Houlihan that its opinion should address the fairness of the purchase consideration to our stockholders who are unaffiliated with Elmet, as opposed to our stockholders as a whole. As legal counsel to the parties negotiated the terms of the stock purchase agreement and prepared revised drafts, we provided those drafts to Houlihan so that it would be familiar with the proposed terms of the acquisition.

        On September 29, 2006, Robert J. Hanks, our principal executive officer and a member of our board of directors, resigned from Elmet's board of directors. Elmet's board of directors has not taken any action to fill the vacancy created by Mr. Hanks' resignation. Although Mr. Hanks could not then predict if or when the stock purchase agreement would be completed and signed, he believed by the end of September that negotiations had progressed to the point that a stock purchase agreement would likely be completed and signed. Mr. Hanks resigned from Elmet's board of directors prior to the completion and signing of the stock purchase agreement in order to provide the Elmet board with an opportunity to determine whether or not to approve Elmet's execution of the stock purchase agreement without Mr. Hanks' continuance as a member of the Elmet board. Following Mr. Hanks' resignation as an Elmet director on September 29, 2006, the delivery of the Houlihan fairness opinion to our board on October 11, 2006, and the approval on October 16, 2006 by our special committee and full board of the stock purchase agreement and the acquisition, each as described below, Mr. Hanks, in his capacity as our principal executive officer, executed the stock purchase agreement on our behalf as promptly as was then practicable. At no time during his services as an Elmet director did Mr. Hanks participate in his capacity as a director of Elmet or otherwise in Elmet's internal communications or its negotiations regarding our offer.

        On October 11, Elmet's special committee and full board of directors approved the sale of Elmet to us substantially on the terms set forth in the then draft of the stock purchase agreement. The parties completed negotiation of the terms of the stock purchase agreement on Friday, October 13, 2006. Over that weekend, Houlihan delivered its signed fairness opinion and related report to our special committee and full board of directors for their review and consideration at their meetings to be held by conference call on Monday, October 16. At those meetings, Houlihan made a presentation and responded to questions from our special committee and full board, our special committee and full board reviewed the final stock purchase agreement and the fairness opinion and related report from Houlihan, and our special committee and full board approved the stock purchase agreement and our acquisition of Elmet in accordance with the terms of that agreement. We executed the stock purchase agreement with Elmet and the Elmet stockholders the following day, October 17. We publicly announced our agreement through a joint press release with Elmet after business hours on October 17 and filed a current report on Form 8-K with the Securities and Exchange Commission on the morning of October 18.

Factors Considered by Our Board of Directors in Approving the Acquisition

        Our board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, our board of directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weight to various factors. Among the factors considered by our board of directors as a basis for the beliefs expressed below were financial and other information concerning Elmet provided by Elmet and Bigelow, the results of our due diligence investigation of Elmet, and matters brought to our attention as a result of negotiating the stock purchase agreement for the acquisition.

        In particular, our board of directors reached the following conclusions (each of which is discussed in greater detail below) in making their decision to approve the acquisition and the stock purchase agreement;

  •
  Elmet is an established participant in the growing market for advanced enabling materials consisting of refractory metals used in industrial and consumer applications.

  •
  Elmet provides a solid platform for growth in the advanced enabling materials market, while maintaining an important position in the market for tungsten filaments and advanced lighting components.

  •
  Elmet has strong core competencies.

  •
  Elmet should provide opportunities to create additional stockholder value.

  •
  Elmet has an experienced management team.

  •
  The purchase price for Elmet is reasonable and fair to our stockholders who are unaffiliated with Elmet.

        The conclusions of the special committee of our board of directors and our full board described above were initially reached in October 2006, at which time the special committee and full board evaluated the fairness of the terms of the acquisition to our unaffiliated stockholders, approved the acquisition and the stock purchase agreement, and recommended that our stockholders approve the acquisition and the stock purchase agreement. As described throughout this proxy statement, certain developments have occurred since October 2006 with respect to the business and prospects of Elmet. Certain of these developments have been favorable, such as the fact that Elmet's adjusted EBITDA ($17.1 million) for the 12 months ended October 1, 2006, the most recently completed 12 month period prior to the execution of the stock purchase agreement, was ultimately determined to be approximately 6.2% higher than the $16.1 million which was assumed on October 16, 2006 (the date on which our special committee and full board approved the acquisition) based on Elmet's preliminary financial statements for the nine and 12 months then ended which were then available. Certain of the other developments have not been favorable, such as the fact that Elmet's total annual revenues for 2006 ($55.1 million) were approximately 8.1% less than Elmet's total revenues for 2005 ($59.9 million). However, both our special committee and full board continue to believe that the conclusions which they reached in October 2006 with respect to our proposed acquisition of Elmet as described above are still valid and that such proposed acquisition, on the terms described in the stock purchase agreement, continues to be in the best interests of all of our stockholders. By approving this proxy statement, our special committee and full board are accordingly continuing as of the current date to recommend that our stockholders approve the acquisition and the stock purchase agreement.

        Elmet's Markets

        An important goal of our board of directors in identifying an acquisition target was that the company compete in an emerging or expanding industry and have the potential to grow with that industry. Based upon their own experience and the information we obtained as part of our due diligence investigation of Elmet, our directors believe that the market for advanced enabling materials, including in particular those produced from tungsten and molybdenum, is growing and that Elmet, as a vertically-integrated manufacturer of these advanced enabling materials, is well positioned to benefit from this growth. Many of Elmet's products are critical components of end-products produced by original equipment manufacturers. Since the management buyout of Elmet from Philips effective January 1, 2004, Elmet has continued to develop its expertise in refractory metals engineering and manufacturing, while maintaining expert capabilities in the lighting components business. Our board believes that Elmet's expansion into the advanced enabling materials markets will likely continue to result in increased sales and profitability.

        Advanced enabling materials include materials with characteristics that can improve product performance, lengthen product life and stimulate development or lower product cost. Elmet's refractory metals products have very high melting points and are very rigid. The primary categories of end products in which Elmet's products are used are lighting, medical, semiconductor, data storage, furnace systems and, to a lesser extent, fiberglass. The top five end products in which Elmet's components are used based on revenue are lightbulbs, computed tomography scanners, ion implant machines, thin film deposition machines and high vacuum furnaces. Approximately 21% of Elmet's consolidated revenues in 2006 were attributable to the sale of filaments used in the production of lightbulbs by Elmet's customers. Elmet's products are also used as part of its customers' process to make consumer electronics such as flat panel displays and hand-held music players. Our board also believes that the increasing use of advanced enabling materials will increase the performance of products in these markets. Based on the growth in these applications, our board of directors believes that the markets in which Elmet operates are strong, diverse and growing and that Elmet provides significant opportunities in such markets because of its reputation as a quality manufacturer and established customer relationships.

        Elmet's Growth Potential

        Our board of directors believes it is important that an acquisition target have established business operations and the potential for growth. Our board of directors believes that Elmet has in place the infrastructure to achieve growth both internally and through acquisitions. This belief as to internal growth opportunities is based in part on the size and scope of the advanced enabling materials markets and Elmet's success in these markets, and in part on the history of Elmet. Prior to the management buyout effective January 1, 2004, the Philips Elmet division was primarily focused as a manufacturer of tungsten filaments for Philips' lighting business. Elmet developed its manufacturing expertise through its relationship with Philips and in 1942 began to provide refractory metals products for Philips. John S. Jensen, who joined the Elmet division in 1983 and became the chief executive officer of the division in 2003, recognized the growing market opportunity for refractory metals, and led a group of institutional investors in the management buyout of Elmet from Philips. Commencing with the management buyout of the division effective January 1, 2004, Elmet as an independent company has cut costs and streamlined its operations, focused on development of the refractory metals business, invested approximately $3.0 million in capital equipment and $2.5 million in research and development, and upgraded its software infrastructure. Mr. Jensen has been significantly assisted in this process by Carl Miller, Elmet's chief financial officer, who joined Elmet in February 2004. In connection with our board of directors' approval of the acquisition on October 16, 2006, our board noted Elmet's gross margin for the nine-month period ended October 1, 2005 of 29% and Elmet's improvement of the gross margin to 35% for the comparable period for 2006. Our board of directors also believed that Elmet's increased emphasis on certain refractory metals products will likely lead to continued improvements in Elmet's gross margin.

        Our board of directors also noted that Elmet is a vertically-integrated manufacturer of refractory metals, which enables Elmet to deliver higher value-added proprietary products. Our board of directors believes that since the management buyout effective January 1, 2004, Elmet has experienced success in expanding into higher value-added proprietary markets. This belief is based primarily on the increase which has occurred since January 1, 2004 in the level of Elmet's sales of refractory metal products which, based on Elmet management's estimates of the operations of Philips Elmet during 2003 before Elmet became an independent company, grew from approximately $15.8 million in 2003 to approximately $32.8 million in 2005, a compound annual growth rate of 44%. At the same time, our board of directors believes that the lighting component business will continue to present opportunities to Elmet as manufacturers seek to apply new technologies to lengthen filament life and reduce energy consumption.

        As described above, the special committee of our board of directors and our full board placed considerable weight, for purposes of their decisions in October 2006 to approve our proposed acquisition of Elmet and currently to continue to recommend that our stockholders approve the acquisition, on their belief that Elmet has the capability to achieve growth both internally and through potential future acquisitions and thereby increase both Elmet's total revenues and income from operations before interest, taxes, depreciation and amortization, or "EBITDA," as adjusted to eliminate certain non-recurring or extraordinary charges. However, Elmet's total annual revenues of $55.1 million for 2006 were approximately 8.1% percent less than Elmet's total annual revenues of $59.9 million for 2005, although Elmet's adjusted EBITDA for 2006 increased from $16.1 million for 2005 to $17.1 million for 2006. Our special committee and full board understands that this decrease in 2006 revenues was primarily caused by the loss in 2006 of one of Elmet's purchased products customers and a decline in sales to two manufactured products customers. That purchased products customer ceased domestic production at the end of 2005 and therefore ceased purchasing components from Elmet. Sales to that customer amounted to $2.2 million on 2005. With regard to Elmet's manufactured products customers, one of Elmet's manufactured products' customers purchased approximately $1.5 million of prototype components in 2005 for the production of a new medical application device that was to be marketed in 2006. During 2006, this customer delayed the production of its new medical application device until 2007 and changed certain of the specifications. We understand that Elmet is currently manufacturing new prototype components for this new medical application device in small quantities. With regard to the other manufactured products customers, one of Elmet's lighting customers purchased approximately $815,000 less from Elmet during 2006 as compared to 2005.

        Based on the experience of our directors and our due diligence investigation of Elmet, our board of directors believes that Elmet provides a solid platform from which we can grow for the following reasons:

  •
  Elmet has established a reputation for providing quality components used in established and growing markets, such as semiconductors and data storage, furnace systems, medical imaging, consumer electronics and aerospace.

  •
  Elmet has a diverse and well established client base. Its largest customer (Philips Lighting) accounted for 23% of its net sales in 2005. The next six largest customers accounted for 27% of its overall sales, only one of which accounted for more than 5% of sales.

  •
  Approximately 75% of Elmet's top 20 customers have purchased products from Elmet for over ten years.

  •
  Elmet's products are designed to solve "mission-critical" elements of its customers' end products, thus creating strong customer relationships.

  •
  Elmet has an attractive pipeline of new products in development. Our board of directors noted that Elmet has new products and technologies in development across a broad range of industries and applications including digital video displays, medical imaging, alternative energy and lighting. Each of the new products or technologies is being developed upon the foundation of Elmet's experience in highly-engineered products using molybdenum and tungsten. Our board of directors noted that some of the potential applications for these new products and technologies include enhanced plate technology for larger flat panel display screens used in computer and entertainment products, fuel cell components and a new generation of light bulb filaments that may reduce energy consumption or increase bulb life.

  •
  Capital requirements and technical know-how provide significant barriers to entry for potential competitors of Elmet.

        Elmet's Core Competencies

        Based on the experience of our directors and our diligence investigation of Elmet, our board of directors believes that Elmet has strong core competencies that we can build upon. These competencies include:

  •
  an industry-experienced management team;

  •
  a skilled and dedicated workforce;

  •
  proprietary technology, including several patent applications;

  •
  vertically-integrated manufacturing capacity for transforming raw materials into highly-engineered marketable products; and

  •
  benchmarking performance measurement and change management.

        Opportunities to Create Additional Stockholder Value

        One of our goals was to acquire a solid business which could serve as a platform from which can grow both internally and by further acquisitions. We believe that Elmet is such a platform, and that we will be able to leverage our investment in that platform through both internal growth and additional acquisitions.

        Elmet's Management Team

        Another important goal of our board of directors was to identify an acquisition target led by an experienced management team with specialized knowledge of the market within which it operates and the ability to lead a company in a rapidly changing environment. Our board of directors believes Elmet's management has significant experience in providing high value-added solutions within the markets Elmet serves. John S. Jensen, Elmet's chief executive officer, joined the Elmet division in 1983 and has 30 years of experience in manufacturing and marketing of lighting components and advanced enabling materials. Steven Jordan, Elmet's vice president of operations, has 27 years of experience with Elmet and its predecessors. Charles Bennett, Elmet's vice president of research and development, has 33 years of experience with Elmet and its predecessors. Carl Miller, a certified public accountant, joined Elmet as its chief financial officer in 2004 with 30 years experience in accounting, financial management and acquisitions. Elmet's management, with assistance from its board of directors, has the ability to seek out and evaluate potential acquisition opportunities and to integrate any companies which may be acquired into Elmet's operations. In addition, effective November 1, 2006, Elmet hired Peter Van Alstine as the vice president of sales and marketing with 15 years of experience. Our board considers such hiring to be important for Elmet to continue to expand into new markets and develop opportunities with both new and existing customers.

        The Purchase Price for Elmet

        In evaluating the purchase price and other terms of the acquisition, our board of directors, consisting of John Carson, chairman, Edward Cady, Robert J. Hanks, David A. R. Dullum, Timothy Durkin and William Mahoney, established a special committee comprised exclusively of disinterested directors to supervise and approve our offer and the negotiation of the terms of the acquisition. The special committee consists of Messrs. Carson, Mahoney and Cady, who joined the special committee when he became a director in August 2006. Both the special committee and our full board of directors determined that the purchase price, including the contingent payment, is reasonable and fair to our stockholders who are unaffiliated with Elmet. In making this determination, both our special committee and our full board of directors relied in part on the fairness opinion of Houlihan Smith & Company, Inc., which is described below, and in part on their own analysis of the terms of the acquisition.

        In general terms, these determinations by our special committee and full board of directors were based upon the views of the members of our special committee and full board of standards generally accepted by the financial community, such as actual and potential sales, earnings, and cash flow and book value, as applied to the information discovered in our due diligence investigation of Elmet. Members of our special committee and full board of directors have experience in operating, acquiring and selling industrial product and similar businesses. In making their determination, the special committee and full board of directors considered the factors described in this proxy statement that make Elmet an attractive acquisition candidate including, in particular, those described above in this section of this proxy statement. In addition, prior to approving the acquisition, our special committee and full board of directors received a written opinion dated October 11, 2006, from Houlihan Smith & Company, Inc., or "Houlihan," an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by Harbor in the proposed acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet.

        In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and full board of directors placed particular emphasis on Elmet's EBITDA, or net income (loss) from continuing operations before interest, taxes, depreciation and amortization. For purposes of this evaluation, we calculated Elmet's EBITDA for the 12 months ended October 1, 2006 (which was the most recently completed 12-month period prior to the meetings on October 16, 2006 at which our special committee and full board considered and approved the acquisition) based upon Section 1.5(d) of the stock purchase agreement and then made certain additional adjustments which we believed would cause adjusted EBITDA to be a more accurate indicator of Elmet's future earnings potential. These additional adjustments consisted of adding back to Elmet's net income (loss) certain losses or expenses (as itemized in the footnotes to the following reconciliation) which our special committee and full board anticipated would not reoccur as part of the combined operations of Elmet and Harbor following the closing of the acquisition.

        The table below reconciles Elmet's adjusted EBITDA (as described in the preceding paragraph) to Elmet's net income (loss) from continuing operations for the years ended December 31, 2004 and 2005, the 12 months ended October 1, 2006, the year ended December 31, 2006, and the three months ended April 1, 2007.

(in thousands)

	Year Ended December 31, 2004	Year Ended December 31, 2005	Twelve Months Ended October 1, 2006	Year Ended December 31, 2006	Three Months Ended April 1, 2007
	(Restated)	(Restated)
Net income (loss)	$(791)	$2,258	$6,268	$5,296	$1,188
Interest expense	2,553	2,231	2,876	2,755	716
Depreciation and amortization	2,103	2,358	2,587	2,827	847
Provision for income taxes	2,728	4,623	3,769	3,870	950
Equipment write-off(1)	—	382	353	63	—
Transaction related expenses and systems implementation costs(2)	—	170	1,208	1,955	589
Loss on early extinguishment of debt	—	1,866	—	—	—
Change in value of stock purchase warrants	4,886	2,251	—	334	37
Purchase accounting adjustment	1,283	—	—	—	—

Adjusted EBITDA	$12,762	$16,139	$17,061	$17,100	$4,327

(1)
Includes a write-off of spare parts inventory and engineering expense relating to several pieces of equipment that never functioned properly.

(2)
Includes (i) professional service fees and expenses associated with the redemption in January 2005 of equity formerly held by certain investors, the recapitalization in September 2005 of Elmet's remaining equity, and for 2006 and for the three months ended April 1, 2007, the transactions described in this proxy statement, and (ii) in 2006 and in the three months ended April 1, 2007, implementation expenses paid to information technology consultants and temporary employees for developing and implementing Elmet's enterprise software system.

        In making their analysis of the reasonableness of the purchase price, our special committee and full board of directors assumed on October 16, 2006 (the date on which our special committee and full board approved the acquisition), based upon Elmet's preliminary financial statements for the nine and 12 months ended October 1, 2006 which were then available, that Elmet's adjusted EBITDA for the 12 months ended October 1, 2006 would be approximately $16.1 million. However, when Elmet's audited financial statements for the nine months ended October 1, 2006 subsequently became available in December 2006, our management determined that Elmet's adjusted EBITDA for the 12 months ended October 1, 2006 was actually $17.1 million. Based on that trailing 12-months adjusted EBITDA, the implied multiple of adjusted EBITDA provided in the stock purchase agreement for the acquisition (assuming that all of the potential $3.0 million increase in the purchase price is paid but that no portion of the contingent payment will be earned) is 7.23x. Since only the combined EBITDA of Harbor and Elmet for the years ending December 31, 2007 and 2008 (which, under the terms of the stock purchase agreement, will be derived almost exclusively from Elmet's operations) will be relevant to whether the contingent payment will be earned, the difference between the amount of Elmet's adjusted EBITDA for the 12 months ended October 1, 2006 which our special committee and full board of directors assumed when the stock purchase agreement was signed and the actual amount of Elmet's adjusted EBITDA for that period as determined in December 2006 has no effect on the implied multiple of the purchase price (if the full contingent payment is earned during 2007) to the combined EBITDA of Harbor and Elmet described in the preceding paragraph.

        Based on their experience and the information in the Houlihan report to our board of directors that accompanied the fairness opinion, our special committee and full board of directors were aware that it is common for acquisitions of companies in the specialty materials sector to be priced at levels greater than 8.0 times EBITDA. The Houlihan report to our board of directors described 19 private and public transactions which had been completed between July 2003 and October 2006 involving target companies in the highly-engineered metal component manufacturing and specialty metal industries that Houlihan deemed relevant to our proposed acquisition of Elmet and in which the multiples of EBITDA to enterprise value were between 8.9x and 12.5x. Moreover, our special committee and full board of directors were aware that the common stock of public companies in the specialty materials sector often trades at even higher multiples of EBITDA. The Houlihan report identified, as of the signing of the stock purchase agreement, nine public companies in this sector trading at an adjusted mean multiple of trailing 12-months EBITDA of 9.1x and an adjusted median multiple of 9.4x. Such adjusted multiples of public stock prices to 12-months trailing EBITDA reflect a 10% discount which Houlihan applied, for comparison purposes, to the actual multiples for the nine public companies identified in the Houlihan report because Elmet is smaller in size, and has higher leverage and lower liquidity, than such nine public companies. In addition to the Houlihan report, our special committee and full board of directors also considered a report prepared by Harbor management from other sources of the multiples of stock price to 12-months trailing EDBITA for ten public companies in the specialty materials sector (which included eight of the nine companies identified in the Houlihan report and two additional smaller public companies). That analysis indicated that, as of the signing of the stock purchase agreement, the stock of those ten public companies was trading (without any assumed discount in such multiples) at a mean multiple of trailing 12-months EBITDA of 11.7x and a median multiple of 12.6x.

        It is not possible to predict with certainty Elmet's EBITDA or the level of the contingent payment, if any, that will be achieved and payable following the closing of the acquisition. In their consideration of the reasonableness of the purchase price which we will pay for Elmet, our special committee and full board of directors determined at the time they approved the acquisition on October 16, 2006 that, if no portion of the contingent payment is earned, the total purchase price will be up to $123.6 million. This consists of the $108.9 million cash payment at closing (without the potential increase by up to $3.0 million described below), the $11.7 million value (based on a 20-day average stock price prior the signing of the agreement of $5.36 per share) of the 2.191 million shares of Harbor common stock which we will issue or reserve at the closing, and the up to $3.0 million increase in the cash payment at closing if the closing were delayed beyond December 31, 2006 (which date was subsequently changed to January 31, 2007 when the stock purchase agreement was amended effective February 9, 2007). Based upon Elmet's adjusted EBITDA (as described in the table above) during the 12 months ended October 1, 2006, of approximately $16.1 million which was assumed when our special committee and full board of directors approved the acquisition in October 2006, our special committee and full board of directors then determined that the implied multiple of the purchase price to Elmet's 12-months trailing EBITDA was approximately 7.68x.

        Our special committee and full board of directors also considered at the time they approved the acquisition what the implied multiple would be if the full contingent payment were earned. For the full contingent payment to be earned, the combined EBITDA of Harbor and Elmet (which, under the provisions of the stock purchase agreement, will be derived almost exclusively from Elmet's operations) will need to be at least $21.0 million during the year ending December 31, 2007 (as compared to Elmet's actual adjusted EBITDA of $16.1 million during the year ended December 31, 2005) or at least $39.0 million during the two years ending December 31, 2008 (as compared to Elmet's actual adjusted EBITDA of $28.9 million during the two years ended December 31, 2005). Our special committee and full board of directors therefore then determined that, if Elmet generates at least $21.0 million of EBITDA in the year ending December 31, 2007, the implied multiple of the purchase price of up to $151.6 million (including the up to $123.6 million described above and the full $28 million contingent payment) to such combined EBITDA would be 7.22x or less (depending upon the extent, if any, by which the combined EBITDA of Harbor and Elmet for the 12 months ended December 31, 2007 exceeds $21.0 million).

        Our special committee and full board of directors felt, as described in the table above showing Elmet's adjusted EBITDA for the years ended December 31, 2004 and 2005 and for the 12 months ended October 1, 2006, that for purposes of evaluating the reasonableness of the purchase price we are paying for Elmet (including the contingent payment), certain adjustments (in addition to those being made in accordance with Section 5.1(d) of the stock purchase agreement in the calculation of EBITDA) should be made to Elmet's reported net income (loss) for the 12 months ended October 1, 2006 in order that adjusted EBITDA would be a more accurate indicator of Elmet's future earning potential. These additional adjustments consisted of adding back certain losses or expenses which our special committee and full board anticipated will not reoccur as part of the combined operations of Elmet and Harbor following the closing date. Our special committee and full board of directors noted that even in the absence of these additional adjustments, which they believe better reflect the long-term value of Elmet, the valuation of Elmet based on a multiple of EBITDA for the 12-months ended October 1, 2006 was still below the mean and the median for publicly-traded companies operating in Elmet's sector which were included for comparison purposes in the reports provided by Houlihan and Harbor management to our board of directors. In addition, based on the information available to the members of the special committee and full board of directors through the Houlihan report, Elmet was more profitable than the majority of companies operating in the specialty materials market that were used for comparison purposes in the Houlihan report. Specifically, for such comparable companies, the mean percentage of EBITDA to revenues was 7.0% and the median percentage of EBITDA to revenues was 10.5%. Elmet's percentage of adjusted EBITDA to revenues for the 12 months ended October 1, 2006 was approximately 28%. Our special committee and full board of directors interpreted this to justify a potential valuation in the higher portion of the range of comparable companies.

        Our special committee and full board of directors were aware that adjusted EBITDA (calculated as described above) is not a completely representative measure of either Elmet's historical performance or, necessarily, its future potential. Rather, our special committee and full board of directors used the data as an indicator of performance potential. Our special committee and full board of directors were also aware that such calculation of adjusted EBITDA may not reflect all operating costs that we and Elmet will incur following the closing and may be different from the definition of EBITDA to be used in our future debt agreements. Thus, adjusted EBITDA as so calculated is not necessarily an indicator of compliance with the financial covenants under our proposed senior secured credit facilities which we anticipate will become effective upon the closing of the acquisition.

        As described above, the special committee of our board of directors and our full board placed, for purposes of evaluating the fairness of the purchase price, considerable emphasis on the ratio of Elmet's adjusted EBITDA to the purchase price we are paying for Elmet and how that ratio compares to the ratios of the EBITDA of other comparable companies to the price at which those companies were either recently acquired or are currently being valued by public stock market prices. For purposes of those comparisons, Harbor's management endeavored to calculate the EBITDA of such other companies in a manner as close as possible to Harbor management's calculation of Elmet's adjusted EBITDA. In particular, based on the publicly-available financial statements (and the notes thereto) and other publicly-available information about such other companies (including the EBITDA calculations and reconciliations which several of those companies make available), Harbor management added to the reported earnings from operations of those other companies, in addition to the reported amounts for interest, taxes, depreciation and amortization, any reported (i) transaction expenses for acquisitions or financings, (ii) write-offs of any assets or goodwill, (iii) implementation costs for new systems, and (iv) non-cash equity compensation. However, in its calculation of the EBITDA of such other companies, Harbor management had to rely solely upon publicly-available information, and such information may not have separately reported all relevant data in a consistent manner. Accordingly, the calculations of EBITDA of such other companies upon which our special committee and full board relied for purposes of evaluating the fairness of the purchase price may not be comparable in all respects to the calculation of Elmet's adjusted EBITDA.

        In connection with their evaluation of the fairness of the purchase price, our special committee and full board of directors were also aware of and considered the terms of the management buyout of the Elmet division of Philips Lighting effective on January 1, 2004 for approximately $28.0 million, and the terms of the recapitalization which Elmet completed in August 2005 which resulted in an implied valuation for Elmet of $90.0 million. The $28.0 million purchase price which Elmet paid to Philips on January 1, 2004 was determined by negotiations between Mr. Jensen and representatives of Elmet's parent company at the time, based on Elmet's history as a dedicated supplier, without much regard to specific financial metrics and without an evaluation of Elmet's prospects as an independent company that would enter new markets. As a result of that $28.0 million purchase price and the approximately $1.5 million of costs which Elmet incurred and financed in connection with its formation and the management buyout, Elmet's enterprise value (consisting of both equity and outstanding debt) was approximately $29.5 million on January 1, 2004.

        For purposes of determining the terms of Elmet's recapitalization on September 1, 2005, Elmet's implied valuation was derived from the repurchase of approximately 9.6% of Elmet's total equity then outstanding for a price of approximately $6.7 million in connection with that recapitalization. This corresponds with a value of $69.4 million for 100% of Elmet's then outstanding equity. Elmet's enterprise value reflects the value of Elmet as a whole, and therefore includes both the implied value of this equity and then outstanding funded debt. Immediately prior to the recapitalization, Elmet had outstanding funded debt of approximately $20.6 million, consisting of senior debt, subordinated debt and redeemable preferred stock. Therefore, based on the terms of the equity repurchase and Elmet's then-existing level of funded debt, Elmet's enterprise value as of September 1, 2005 was approximately $90 million ($69.4 million of equity value plus $20.6 million of funded debt).

        The valuation placed on Elmet in connection with the recapitalization was determined by negotiations between Mr. Jensen and Mr. Miller for Elmet, and Mr. Albrecht for Elmet's investors. We understand that these parties relied primarily on applying a multiple against Elmet's 2004 adjusted EBITDA to determine Elmet's value. At that time, the parties were aware that Elmet's 2004 adjusted EBITDA was approximately $12.6 million. The valuation of $90.0 million corresponds to a multiple of approximately 7.1x 2004 historical adjusted EBITDA. At the time these terms were negotiated in June 2005, the parties were also aware of Elmet's forecast of $15.0 million of adjusted EBITDA for the full year ending December 31, 2005, which corresponds to an implied multiple of 6.0x against forecasted adjusted EBITDA. However, we understand that projections or other subjective assessments did not contribute significantly to the valuation placed on Elmet in connection with its recapitalization.

        The other terms of the recapitalization included the repayment of approximately $3.2 million of subordinated indebtedness, the redemption of $4.3 million of redeemable preferred stock and the payment of a $10.6 million cash dividend to Elmet's stockholders. As a result, Elmet's total funded debt increased from $20.6 million prior to the recapitalization to $38.3 million following the recapitalization. Because Elmet's enterprise value includes both its equity and outstanding funded debt, the increase in Elmet's indebtedness (to the extent used to redeem outstanding equity) had no effect on Elmet's enterprise value of $90.0 million. However, the fair market value of Elmet's equity decreased from approximately $69.4 million prior to the recapitalization to approximately $51.7 million following the recapitalization (a total decrease of $17.7 million) as a result of the $10.6 million dividend payment, the $6.7 million equity repurchase and $0.4 million of transaction costs. Accordingly, this transaction also resulted in a decrease in stockholders' equity of $17.7 million, which combined with all other 2005 activity, resulted in a decrease in stockholders' equity from $4.0 million to a deficit of $9.6 million (a total net reduction of $13.6 million).

        We believe the increase in Elmet's enterprise value from approximately $29.5 million at the time of the management buyout on January 1, 2004, to approximately $90.0 million in connection with the September 1, 2005 recapitalization resulted primarily from Elmet's increased sales and operating income, and the expansion of Elmet's product line and customer base.    Elmet's operating income increased by approximately 80% from approximately $5.1 million in 2003 to $9.3 million in 2004, and its sales increased from approximately $45.8 million in 2003 to $51.2 million in 2004. Financial information for 2003 is based on unaudited estimates by Elmet of the financial performance of the Elmet division of its predecessor company, assuming Elmet had been a stand-alone company.

        Our special committee and full board of directors did not assign any significant weight to the valuations placed on Elmet in connection with the January 1, 2004 management buyout and the recapitalization completed on September 1, 2005 because of Elmet's continued evolution as an independent company and the subsequent changes in the mergers and acquisition market. Specifically, it was the belief of our special committee and full board of directors, based on publicly available information as well as their own market experience, that company valuations in general, and for industrial products companies in particular, increased from January 2004 to the time of the negotiation of the September 2005 recapitalization, and then again to the date of our purchase and sale agreement (October 17, 2006). Furthermore, our special committee believed that by the date of the stock purchase agreement Elmet had solidified its establishment as an independent company, as evidenced by its increased sales from approximately $51.2 million in 2004 to $59.9 million in 2005, and the increase in its adjusted EBITDA from $12.8 in 2004 to $16.1 in 2005, as described elsewhere in this proxy statement.

        As a result of these factors, as described in more detail above, our special committee and full board of directors approved in June 2006 an initial offer for Elmet of up to $143.6 million, assuming Elmet earns the entire contingent payment, which represented an approximately 60% increase from Elmet's implied valuation of $90.0 million in connection with its September 2005 recapitalization. We understand that Elmet's implied valuation in connection with the 2005 recapitalization was the result of internal discussions among Elmet management and its largest investor to recapitalize Elmet and pay a dividend, rather than the result of any competitive bidding process involving outside parties designed to maximize the value of the business. Our special committee and full board believed our initial offer left some room for negotiation based on Elmet's adjusted EBITDA, and subsequently agreed in October 2006 to increase the purchase price to $150.0 million (plus up to $3.0 million for delayed closing payments), assuming Elmet earns the entire contingent payment, because of their belief that Elmet's adjusted EBITDA supported this price. In making our initial offer and in conducting the subsequent negotiations, our special committee and full board of directors did not place any weight on the valuation of Elmet in connection with its 2004 management buyout or the 2005 recapitalization. This was because our special committee and board of directors believed these historical valuations did not reflect Elmet's valuation as determined by a competitive bidding process or the value of Elmet's business in June and October 2006, as opposed to in January 2004 and September 2005. Accordingly, our special committee and full board of directors believed the valuations of Elmet which were derived from the January 2004 buyout and the September 2005 recapitalization were not relevant to the price which we and other bidders for Elmet would be willing to pay, and would need to pay in order to be the successful bidder, in Elmet's auction process conducted by Bigelow in 2006.

        In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and full board were also aware that, as of October 1, 2006:

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  Elmet had outstanding $34.2 million of debt (including $1.5 million of declared but unpaid dividends), of which $25.9 million would become payable within the next three years;

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  Elmet's outstanding debt consists primarily of debt incurred in connection with (i) the 2004 management buyout by Elmet of the Elmet division of Philips Lighting Company and (ii) the 2005 recapitalization of Elmet and the associated refinancing of Elmet's senior debt which was incurred in 2004; and

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  as part of that 2005 recapitalization, three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P. and Latona Associates Fund I, L.L.C.) with which certain of our officers and directors (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 167,900 share of Elmet common stock which they had obtained in connection with the financing of the Elmet management buyout in 2004, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock.

        However, our special committee and full board of directors did not assign any weight to the level or repayment schedule of Elmet's outstanding debt for purposes of determining the enterprise value we would be willing to pay for Elmet. This is because, in the auction process which Elmet established for the potential sale of Elmet, Elmet and Bigelow, Elmet's investment banker which was responsible for the auction process, made it clear that potential bidders (including Harbor) were to make their bids based only for Elmet's "enterprise value" (consisting of both Elmet's equity and outstanding debt) and that all of Elmet's debt at the time of closing would be repaid completely from application at the closing of a portion of the purchase price. Accordingly, while the level and repayment schedule of Elmet's outstanding debt might reasonably have affected the value of Elmet's equity, such factors did not affect the determination by the Harbor special committee and full board of the amount of the bid which Harbor submitted for Elmet in that auction process and the price which Harbor ultimately agreed to pay for Elmet under the stock purchase agreement. Similarly, in analyzing the extent to which the purchase price which Harbor will pay for Elmet is consistent with the prices which have recently been paid for similar companies in comparable transactions or at which the stock of comparable companies is currently trading in public markets, our special committee and full board of directors did not consider the respective levels of Elmet's outstanding debt as opposed to that of the companies involved in such comparable transactions or market valuations. Rather, our special committee and full board concluded that the level of Elmet's outstanding debt was solely relevant for purposes of determining the portion of Harbor's total purchase price that will be used to repay Elmet's outstanding debt at the time of the closing, as opposed to being paid to Elmet's stockholders.

        As disclosed above, at the time they considered our bid for Elmet, our special committee and full board of directors were aware that certain private equity funds with which our directors Hanks, Dullum and Durkin, in addition to our officers Fitzpatrick and Young, are affiliated, collectively own an approximate 8.3% interest in Elmet. They were also aware that such funds received cash in connection with Elmet's 2005 recapitalization, and that Elmet's current bank debt, which will be repaid at the closing of our acquisition of Elmet, includes loans that benefited the affiliates of our management team in connection with the 2005 recapitalization. Our board considered these affiliations by establishing our special committee. However, for the reasons described in the preceding paragraph, when considering the benefits of the proposed acquisition of Elmet to our unaffiliated stockholders and the enterprise value we would be willing to pay for Elmet, neither our full board nor our special committee placed any weight on the amounts that the funds affiliated with certain members of our management team would receive in connection with our proposed acquisition of Elmet, nor the amount such funds received in connection with Elmet's 2005 recapitalization (or that a portion of Elmet's current debt, which will be repaid at closing, funded the payments to those affiliated funds in connection with such recapitalization).

        In their analysis of the fairness of the consideration to be paid by us in the acquisition, our special committee and full board were also aware that, if the acquisition is completed, John S. Jensen, who is Elmet's founder, principal executive officer and largest stockholder, will receive a significant portion of the total consideration paid to Elmet's stock and warrant holders. Mr. Jensen received his Elmet shares without payment of cash consideration in connection with Elmet's formation in December 2003. Mr. Jensen now has no affiliation with Harbor or any Harbor director or officer, but if the acquisition is completed, Mr. Jensen will become at the closing Harbor's principal executive officer and a director of Harbor.

        Potential negative factors.

        In making their decision to approve the acquisition and the stock purchase agreement, our special committee and full board of directors also considered the potentially negative factors which are described under "Risk Factors" elsewhere in this proxy statement. In particular, our special committee and full board concluded that:

        Elmet is relatively small compared to industry leaders.

        Our special committee and full board of directors considered that Elmet is significantly smaller than the two large European companies which are Elmet's principal competitors. However, our special committee and full board believe that Elmet is of sufficient size that, when combined with its long-standing reputation for quality service, high customer retention rate and potential new product offerings, Elmet should be able to compete effectively against both larger and smaller competitors.

        Elmet has an accumulated deficit and a leveraged balance sheet.

        Our special committee and full board of directors considered Elmet's balance sheet, including its accumulated deficit and its senior and subordinated debt. Elmet commenced operations on January 1, 2004 following the management led buyout of the Elmet division from Philips Lighting. Our special committee and full board of directors noted that Elmet had incurred senior and subordinated debt, some of which was provided by three investment funds affiliated with certain of our officers and directors, at the time of such management led buyout. Our special committee and full board also noted that Elmet had consummated a recapitalization transaction, declared and paid dividends to its stockholders and incurred debt in refinancing transactions which contributed to increased debt on Elmet's balance sheet and a significant accumulated deficit. Our special committee and full board of directors considered this debt and the accumulated deficit, as well as Elmet's operating income, cash flow and use of a portion of this additional debt to invest in Elmet's infrastructure to enable future growth, as it considered Elmet's ability to support debt as a public company. Our special committee and full board of directors also noted that all of Elmet's existing debt would be repaid in connection with the proposed acquisition of Elmet and that such repayment would reduce the cash consideration otherwise payable to Elmet's stockholders. On balance, our special committee and full board of directors determined that notwithstanding the accumulated deficit and senior and subordinated debt, Elmet has demonstrated positive cash flow and a disciplined approach to capital investments that will enable Harbor and Elmet to incur the debt necessary to fund Harbor's acquisition of Elmet and future capital investments.

        Elmet relies to a large extent on various commercial relationships with Philips Lighting.

        Our special committee and full board of directors considered Elmet's commercial relationships with Philips Lighting, including its sales to Philips Lighting of filaments pursuant to a fixed price filament supply agreement and Elmet's purchases of various Philips Lighting products for resale pursuant to a product resale supply agreement. Elmet entered into that filament supply agreement and that resale supply agreement as part of the management led buyout from Philips Lighting effective January 1, 2004. Our special committee and full board of directors considered the contractually mandated reduction in the fixed purchase price under the filament supply agreement and the risks presented by such a mandatory reduction in purchase price, including not only the potential for declining margins as a result of such decreases in sales price, but also the potential for declining margins as a result of increasing costs to produce the products. Our special committee and full board of directors considered these potential negatives in light of the fact that Elmet's dependence on the relationship with Philips Lighting under this agreement has been declining as Elmet grows its businesses in other areas. Our special committee and full board of directors also noted that, under that filament supply agreement, Elmet is not required to pass along any cost savings to Philips in the event its costs to produce the filaments supplied to Philips decline and that Elmet is not prohibited from supplying light bulb filaments, including any new products that it develops, to any other customers notwithstanding the contractual relationship with Philips Lighting. On balance, our special committee and full board of directors believe that the Philips relationship, including commercial relationships with both Philips Lighting and other divisions of Philips, as well as Elmet's other businesses, outweighs the contractually mandated price reductions for filaments supplied to Philips Lighting.

        There is a risk that a portion of our public stockholders may vote against the acquisition and exercise their conversion rights.

        Our special committee and full board considered the risk that a portion of our public stockholders may vote against the acquisition and demand conversion of their shares of our common stock into cash upon consummation of the acquisition. To the extent, if any, that our public stockholders exercise their conversion rights, we will be required to use an increased portion of the $50.0 million term loan we plan to borrow at the closing under our new senior credit facilities in order to pay the cash portion of the closing consideration for Elmet. However, our special committee and full board of directors believe this risk to be no more likely with regard to Elmet than for the other target companies which we considered for potential acquisition and that Elmet will be able to achieve growth even if up to 19.99% in interest of our public stockholders exercise their conversion rights.

        Certain of our officers and directors may have different interests in the Elmet acquisition than the public stockholders.

        Our board of directors considered that certain of our officers and directors may have interests in the acquisition that are different from, or are in addition to, the interests of our public stockholders generally, including the existing investments in Elmet by the three investment funds with which certain of our directors and officers are affiliated. Our board of directors sought to mitigate these potential conflicts of interest by establishing the special committee of disinterested directors to oversee the negotiations with Elmet and by retaining Houlihan, an independent investment banking firm, to review the terms of the proposed transaction and deliver, prior to the special committee and full board's approvals of any stock purchase agreement with Elmet, a written opinion (either favorable or unfavorable) as to whether, as of the date of such opinion, the purchase consideration is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet. For a more detailed description of the interests of our directors and officers please refer to the section of this proxy statement entitled "Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement-Interests of Our Officers and Directors in the Acquisition."

        Elmet has potential liabilities for violations of environmental laws and regulations.

        Our special committee and full board considered that because of the raw materials and processes which Elmet has used and now uses, violations of environmental laws and regulations may have occurred in the past or may occur in the future on or from Elmet's facility in Lewiston, Maine. However, our special committee and full board believe this risk is mitigated to a significant extent by the agreement which Philips, as the prior owner of the Elmet facility, provided in connection with the buyout of the Elmet division effective on January 1, 2004, which provided that Philips will assume responsibility for the investigation and remediation of identified historical releases on or from the facility existing prior to the buyout.

        Elmet's management does not have experience in managing a public company.

        Our special committee and full board considered that, upon the completion of the acquisition, John S. Jensen, Elmet's chief executive officer will become our president and chief executive officer, and Carl Miller, Elmet's treasurer and chief financial officer, will become our treasurer and chief financial officer, but neither Mr. Jensen nor Mr. Miller has significant public company experience. Helping them become familiar with operating a public company under U.S securities laws could be expensive and time-consuming and lead to various regulatory issues that may adversely affect our operations. However, our special committee and full board believe that, with the assistance of their legal counsel and independent auditors, Harbor and Elmet will be able to comply with such requirements on a timely basis and at reasonable expense.

        After deliberation, our special committee and full board of directors determined that these potentially negative factors were outweighed by the potential benefits of the acquisition to our stockholders, including the opportunity for our stockholders to share in Elmet's future possible growth and anticipated profitability.

Satisfaction of Fair Market Value Requirement

        Under our Certificate of Incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the acquisition. The level of our net assets (excluding the deferred non-accountable expense allowance of the underwriters held in trust) is in a range between our stockholders' equity (approximately $63.5 million as of December 31, 2006) and our stockholders' equity plus common stock subject to conversion and related interest income (approximately $79.0 million as of December 31, 2006), depending on the assumption made as to how much of our common stock will be converted into cash in connection with the acquisition. Therefore, the fair market value of our initial target business must be equal to not less than a range between approximately $50.8 and $63.2 million. Our Certificate of Incorporation provides that "fair market value" for this purpose is to be determined by our board of directors. It states that "[f]or purposes of this Article V, the fair market value shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value."

        Our board of directors has determined that our proposed acquisition of Elmet will satisfy the fair market value requirement of our Certificate of Incorporation. This determination was based upon our board members' views of the standards referred to in our Certificate of Incorporation, as reflected in our due diligence investigation of Elmet and the discussion elsewhere in this proxy statement, including the historical and potential performance of Elmet. As explained above, each member of our board of directors at the time of this determination had experience as an executive officer of a business, or as a partner or officer of a private equity or investment banking firm, and is familiar with business valuations, particularly in the U.S. industrial products sector.

        In addition, prior to the decision by our board of director to approve the acquisition, our board of directors received a written opinion dated October 11, 2006 from Houlihan, an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, that the fair market value of Elmet is at least 80% of our net assets at the time of the acquisition.

Fairness Opinion of Houlihan Smith & Company, Inc.

        As described above, prior to the decisions on October 16, 2006 by our special committee and full board of directors to approve the acquisition, our board of directors received a written opinion dated October 11, 2006 (the "Opinion") from Houlihan Smith & Company, Inc. ("Houlihan"), an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by us in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair market value of Elmet is at least 80% of our net assets at the time of the acquisition.

        A copy of Houlihan's Opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. In order to provide our stockholders with further information about the principal assumptions and analyses which Houlihan made in connection with its preparation of the Opinion and which Houlihan made available to our special committee and full board of directors in connection with their meetings held on October 16, 2006, Houlihan has also subsequently prepared and delivered to our board for inclusion in this proxy statement a Supplement to Fairness Opinion (the "Supplement"), which describes in greater detail those principal assumptions and analyses. That Supplement is attached to this proxy statement as part of Annex C and incorporated in this proxy statement by reference. The description of the Opinion and the Supplement set forth below in this section of the proxy statement is qualified in its entirety by reference to the full text of the Opinion and the Supplement set forth in Annex C. We urge you to read the Opinion and the Supplement carefully and in their entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Houlihan in rendering the Opinion.

        While Houlihan rendered its Opinion and provided certain additional information and analyses to our board of directors (as described in the Supplement), Houlihan was not requested to and did not make any recommendation to our board of directors or management as to the specific form or amount of the consideration to be paid by us in the acquisition, which was determined through negotiations among us and Elmet and its stockholders. Houlihan's Opinion and the Supplement, which are directed to our board of directors, address only the fairness, from a financial point of view, of the consideration to be paid by Harbor in the acquisition and the relationship of the fair market value of Elmet to our net assets. The Opinion and the Supplement do not address Harbor's underlying business decision to participate in the acquisition and does not constitute a recommendation to any Harbor stockholder as to how any stockholder should vote with respect to the acquisition.

        As is customary for fairness opinions given by investment banking firms in connection with similar acquisitions, Houlihan addressed the Opinion and the Supplement to our board of directors. As part of its engagement, Houlihan has consented to inclusion in this proxy statement of a copy of the Opinion and the Supplement and has reviewed the summary of the Opinion and the Supplement which is included in this section of this proxy statement. Neither the Opinion nor the Supplement contains any direct or indirect disclaimer to the effect that either such document is solely for the benefit of Harbor's special committee and board of directors or that Harbor's stockholders are not entitled to rely upon such documents. Houlihan has advised Harbor that, in the event any Harbor stockholder were in the future to assert any claim directly against Houlihan based upon the Opinion and the Supplement, Houlihan would then decide, based upon such judicial guidance as is then available, whether or not to assert a defense to any such claim based on the position that the Opinion and the Supplement are addressed to our board of directors. Accordingly, we cannot predict whether or not, notwithstanding Houlihan's consent and review as described above, Houlihan might then assert any such defense to any such claim. We are not aware of any definitive decision under either the law of Illinois (which governs the engagement between Houlihan and us with respect to the Opinion and the Supplement) or of any other state which sets forth the extent, if any, to which our stockholders are entitled to directly rely upon the Opinion or the Supplement should any such stockholder attempt to assert a claim directly against Houlihan. If any stockholder were to assert any such claim directly against Houlihan and Houlihan were to assert any such defense, the extent, if any, to which Houlihan has direct responsibilities to our stockholders would therefore need to be resolved by judicial proceedings between Houlihan and any such stockholder in a court of competent jurisdiction. However, the availability or non-availability of such a defense for Houlihan will have no effect on the rights and responsibilities of our board of directors under governing state law, or the rights and responsibilities of our board of directors or Houlihan under the federal securities laws.

        Background

        Houlihan is an investment banking firm that provides financial advisory and financing services to public and private businesses. Houlihan is recognized as a leading provider of financial opinions, financing, merger and acquisitions advisory, and other corporate advisory services. Houlihan is a member of the National Association of Securities Dealers and is a registered licensed broker-dealer. On September 7, 2006, our board of directors engaged Houlihan to review the terms of our proposed transaction with Elmet and prepare an opinion (whether favorable or not) as to whether the purchase consideration is fair, from a financial point of view, to the stockholders of Harbor and whether the fair value of Elmet is at least 80% of our net assets. Because of the existing relationships between Elmet and certain of our officers and directors or their affiliates, our board of directors subsequently advised Houlihan that its opinion should address the fairness of the purchase consideration to our stockholders who are unaffiliated with Elmet, as opposed to our stockholders as a whole. Except for such engagement, no other material relationship exists or has existed within the past two years between Houlihan and Harbor. Pursuant to the engagement letter dated September 7, 2006, we paid Houlihan a fee of $45,000 for the Opinion, and we subsequently paid Houlihan a fee of $5,000 for preparing the Supplement, and such payments were not contingent upon the successful completion of the acquisition.

        In performing its analyses, for the purposes of the Opinion, Houlihan, among other things:

  •
  Reviewed drafts of the stock purchase agreement and related documents;

  •
  Reviewed internal financial information and management reports which described both the historic and future prospects of Elmet;

  •
  Reviewed non-public information and other data with respect to Elmet, including audited financial statements for the two full years ended December 31, 2004 and December 31, 2005, and unaudited interim financial statements for the nine months ended September 30, 2006;

  •
  Reviewed financial projections including income statements and balance sheets for the five years ending December 31, 2010 as prepared by Elmet's management (the "Financial Projections"). Houlihan tested all of the major assumptions and calculations of the Financial Projections including the working capital and capital expenditure assumptions and concluded that the calculations were accurate and that the underlying assumptions appeared reasonable;

  •
  Performed valuation analyses of Elmet using fair market value as the standard of value and concluded that the enterprise value of Elmet was between $136.0 million and $176.1 million as of the date of the Opinion. Houlihan used widely accepted principles of financial analysis and valuation theory in their valuation analyses of Elmet;

  •
  Reviewed publicly-available financial information and other data with respect to Harbor;

  •
  Reviewed certain publicly available information concerning the trading of, and the trading market for our common stock, units, and warrants;

  •
  Reviewed various publications and research reports relating to refractory metals and component product services in order to understand the key demand drivers and market indicators and economic outlook for the highly-engineered metal component manufacturing and specialty metal industries;

  •
  Discussed with our management the background of the acquisition; and

  •
  Discussed the Financial Projections with senior management of Elmet regarding the historical, current, and future financial condition and operating results of Elmet. Houlihan noted various efforts by Elmet involving (i) cost reduction, (ii) market share gains, (iii) pricing strategies, and (iv) new and existing customers. Houlihan also discussed the existing contract between Elmet and Philips and the expected financial and operating impact to Elmet when such contract expires at the end of 2008.

        In arriving at its Opinion, Houlihan relied upon and assumed the accuracy, completeness and reasonableness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Houlihan also relied upon the assurances of Elmet's management that they were not aware of any facts or circumstances that would make any such information incomplete or misleading. Houlihan assumed that any financial models reviewed by it were reasonably prepared on a basis reflecting the best estimates and information available as of the date of the Opinion. Houlihan also assumed that the most recent drafts of the stock purchase agreement and the related documents which it reviewed contained all material economic terms of the final agreements to be executed.

        In connection with its analyses for purposes of the Opinion, Houlihan did not apply an asset (or cost) approach to Elmet because Houlihan believed such an approach is more appropriate for valuation of a liquidating entity rather than an entity (such as Elmet) that will continue to operate in the foreseeable future and will be able to realize returns on assets and discharge liabilities in the normal course of operations. Furthermore, in the case of Elmet's intangible assets, Elmet's financial statements assigned no value to such assets (other than goodwill) for the reasons described in the notes to Elmet's financial statements.

        In connection with its analyses for purposes of the Opinion, Elmet provided to Houlihan information about the terms of the management buyout of the Elmet division of Philips Lighting and the related financing by Elmet which became effective on January 1, 2004 (including, among other such information, the price which Elmet then paid to Philips and the terms of the investments which were then made in Elmet), and the terms of the recapitalization which Elmet completed on September 1, 2005 (which involved, in part, a repurchase by Elmet of a portion of the warrants which Elmet had issued on January 1, 2004 and a conversion of all of Elmet's then outstanding preferred stock into common stock). Such transactions involved implied valuations of Elmet's total business (including debt) of approximately $29.5 million for the January 1, 2004 purchase and approximately $90 million for the September 1, 2005 recapitalization. Houlihan has advised us that it was aware of the terms of such transactions and the implied valuations of Elmet's total business as of those dates and that it took those terms and implied valuations, along with many other factors as summarized in this section of this proxy statement, into account as part of its analyses. However, Houlihan has advised us that it assigned no weight to such terms and implied valuations primarily because of the significant changes which have occurred with respect to Elmet's lines of business, revenues, EBITDA and prospects since January 1,

2004, September 1, 2005, and October 11, 2006 (the date of the Opinion). In particular, Houlihan has advised us that it noted the following significant changes:

  •
  Elmet's revenues derived from the sale of refractory metal products (as opposed to filaments or other lighting components to Philips Lighting or resale of glass products and glass components purchased from Philips for resale) increased from $22.8 million in 2004 to $32.8 million (56.6% of revenue) in 2005, and were then projected to increase to $33.3 million (56.1% of revenue) in 2006 and $80.0 million (76.3% of revenue) by 2010, which has enabled and will enable Elmet to generate higher profit margins on its sales;

  •
  Elmet's adjusted EBITDA increased from $12.6 million in 2004 (which number later increased to $12.8 million when Elmet's financial statements for 2004 were restated subsequent to the delivery of Houlihan's Opinion) to an estimated $16.1 million for the 12 months ended September 30, 2006 (based upon Elmet management estimates then available) and a projected $37.2 million by 2010;

  •
  the expansion of Elmet's customer base beyond being primarily a supplier of filaments and other components to Philips Lighting has reduced and will reduce Elmet's revenue concentration and overall risk; and

  •
  Elmet has been successful in controlling its costs since becoming a separate company rather than a division of Philips.

        In connection with rendering the Opinion, Houlihan performed certain financial, comparative and other analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Accordingly, Houlihan believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying the Opinion. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. The Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, October 11, 2006. Accordingly, although subsequent developments may affect the Opinion, Houlihan has not assumed any obligation to update, review or reaffirm the Opinion.

        Each of the analyses conducted by Houlihan was carried out to provide a different perspective on the acquisition, and to enhance the total mix of information available. Houlihan did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support the Opinion. Further, the summary of Houlihan's analyses described below is not a complete description of the analyses underlying the Opinion.

        The analyses performed were prepared solely as part of Houlihan's Opinion, and were provided to Harbor's board of directors in connection with the delivery of the Opinion. The Opinion was just one of the many factors taken into account by Harbor's special committee and full board of directors in making their determinations to approve the acquisition, including those described elsewhere in this proxy statement.

        Business valuations necessarily require the exercise of judgment when conducting comparative analyses because no two companies and no two transactions are exactly alike. Houlihan's judgments were based upon its observations of Elmet's financial characteristics in view of the financial characteristics of companies from the samples of companies which Houlihan found to be generally comparable to Elmet. As described below, in Houlihan's valuation, the results of these assessments were, with respect to the two market approaches, to make adjustments to selected market multiples to account for discrepancies between Elmet and the companies from each sample. Furthermore, to determine an appropriate discount rate in connection with its discounted cash flow analysis, Houlihan assessed Elmet's relative risks, in addition to applying other objective criteria. These adjustments and determination were all within the accepted standards of business valuation practice. If the adjustments and determination were different, it is possible that the final estimated range of Elmet's enterprise value would have been higher or lower than the range presented in Houlihan's report.

        The financial review and analyses include information presented in tabular format. To fully understand Houlihan's financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Houlihan's financial review and analyses.

        Purchase Consideration Calculation

        Houlihan determined that the estimated present value of the purchase consideration to be paid by Harbor in connection with the acquisition will be between $120,638,000 and $146,909,000. These amounts reflect the approximately $108,900,000 (including paying off all of Elmet's outstanding debt) of cash to be paid at the closing, the $11,738,000 value (based on a 20-day average stock price prior to the signing of the agreement of $5.36 per share) of the approximately 2.19 million shares of Harbor common stock to be issued or reserved at the closing, the potential increase of up to $3,000,000 in the cash consideration if the closing occurs between January 2007 and July 2007, and the present value (discounted at an annual rate of 16%) of the contingent payment of between $0 (if no portion of the contingent payment is earned) and $23,271,000 (if all of the $28.0 million is earned during the 2007 measurement period).

        Valuation Overview

        Based upon a review of the historical and projected financial data and certain other qualitative data (which are more fully described in the Supplement), Houlihan determined a range of values for Elmet utilizing an income approach and two market approaches as summarized in the following table:

Elmet Technologies, Inc.
Indicated Enterprise Value Range

	Low End	High End	Weighting
Discounted Cash Flow Method	$119,450,000	$167,600,000	33.3%
Comparable Transaction Analysis	$143,770,000	$201,400,000	33.4%
Guideline Company Method	$144,750,000	$159,080,000	33.3%
Indicated Enterprise Value Range	$136,000,000	$176,050,000	100.0%

        Income Approach: Discounted Cash Flow Analysis

        Utilizing the Financial Projections for Elmet through Elmet's 2010 fiscal year (which are more fully described in the Supplement), Houlihan determined the net present value of the net cash flow of Elmet to determine the enterprise value for Elmet.

        To arrive at a present value, Houlihan applied a 16% discount rate to the net cash flow for each of the five years in the projection period as well as to a terminal net cash flow value. Houlihan used this discount rate based on the weighted average cost of capital for Elmet, which was determined by Houlihan by taking into consideration an optimal equity and debt capital structure, the risk-free rate of return for long-term U.S. Treasury securities, specific industry risks, size premiums, company risks as they relate to Elmet, and Elmet's weighted average cost of debt as of the 2005 audited financial statements.

        Based on such assumptions and methodology, and after performing a series of sensitivity analyses to measure the impact of changes in the underlying assumptions and discount rate, Houlihan calculated an enterprise value range for Elmet of between $119.5 million and $167.6 million.

        The Market Approach Using the Comparable Transaction Method

        Houlihan analyzed 19 private and public transactions which had been completed between July 2003 and the date of the Opinion involving target companies in the highly-engineered metal component manufacturing and specialty metal industries that Houlihan deemed relevant. The transactions that Houlihan analyzed (which are described in greater detail in the Supplement) were as follows (listed by target company):

    Transtar Metals, Inc.
    Aleris International, Inc.
    Thermal Processing Division [company name not disclosed in available database]
    J&L America, Inc.
    Special Metals Corp.
    Phelps Dodge High Performance Conductors of SC and GA, Inc.
    Vacuumschmelze Gmbh & Co.
    BNC & Associates, Inc. (OH)
    Metals USA Holdings Corp.
    Simonsen Iron Works, Inc. (IA)
    ATI Garryson Limited
    M&M Engineering Limited (Newfoundland)
    Key Components LLC
    Commonwealth Industries, Inc.
    Autocam Corporation
    Denison International plc
    Hugen Manufacturing Company, Inc.
    SPS Technologies, LLC
    Americable, Inc. (MN)

        The enterprise value to EBITDA multiples of the transactions analyzed by Houlihan ranged from 4.6x to 13.9x EBITDA with a median multiple of 8.1x. Houlihan noted that Elmet is smaller in terms of revenue and EBITDA than the median of the comparable transaction target companies; however, Elmet's latest twelve-month ("LTM") EBITDA margin was above the range of EBITDA margins for the comparable transactions. Therefore, Houlihan determined that the low end of the range was not an accurate reflection of Elmet's value. Houlihan concluded that Elmet's sale multiple should be greater than the median, but less than the maximum enterprise value to EBITDA multiples of the target companies. Houlihan increased the median EBITDA multiple by 10% and decreased the maximum EBITDA multiple by 10% to conclude Elmet's range of value.

        Houlihan calculated an enterprise value range for Elmet of $143.8 million to $201.4 million using the comparable company method, as follows:

				Indicated Enterprise Value Range
Operating Metric	Company Performance	Low Multiple	High Multiple
				Minimum	Maximum
LTM EBITDA	$16,092,000	8.9x	12.5x	$143,770,000	$201,400,000

        The Market Approach Using the Guideline Company Method

        The guideline company method analysis is a market approach which compares the trading multiples of publicly traded companies that are similar with respect to business model, operating sector, size or target market.

        Houlihan searched the universe of publicly-traded companies on U.S. exchanges and found nine companies that met their criteria for guideline companies. The publicly-traded companies analyzed (which are described in greater detail in the Supplement) were as follows:

Company	Ticker Symbol
Allegheny Technologies, Inc.	ATI
Brush Engineered Materials, Inc.	BW
Carpenter Technologies Corp.	CRS
Haynes International Inc.	HYNI
Kennametal Inc.	KMT
Precision Castparts Corp.	PCP
Parker-Hannifin Corp.	PH
RTI International Metals Inc.	RTI
Titanium Metals Corp.	TIE

        Houlihan performed a size, growth, leverage, profitability, turnover ratio and liquidity ("SGLPTL") analysis to compare the guideline companies to Elmet. Houlihan determined that Elmet was smaller in size than, had less growth over the latest twelve-month period than, was more highly leveraged than, was more profitable in terms of EBITDA margin than, was similar in terms of activity ratios to, and was less liquid than, the mean and median of the guideline companies. Houlihan determined that the EBITDA and EBIT multiples of the guideline companies would provide the most material indications of value for Elmet and discounted the mean and median enterprise value to EBITDA and EBIT multiples of the guideline companies by 10% based upon their SGLPTL analysis.

        This analysis resulted in a range of enterprise values for Elmet from approximately $144.8 million to $159.1 million. The results of this analysis are summarized as follows:

Elmet Technologies, Inc.
Market Approach: Guideline Company Method
($ in Thousands)

	LTM Enterprise Value EBITDA	LTM Enterprise Value/EBIT
Financial Metric	$16,092	$13,525
Selected Median Multiples (X)(1)	9.4	10.7

Enterprise Value Before Adjustments	$151,289	$144,750

	LTM Enterprise Value EBITDA	LTM Enterprise Value/EBIT
Financial Metric	$16,092	$13,525
Selected Mean Multiples (X)(1)	9.1	11.8

Enterprise Value Before Adjustments	$146,053	$159,081

Enterprise Value (High End of Range)(2)	$159,081
Enterprise Value (Low End of Range)(3)	$144,750

(1)
Selected mean and median were discounted by 10% to account for the smaller size, higher leverage, and lower liquidity of Elmet as compared to the mean and median of the guideline companies. The discounted multiples appearing in the table have been rounded to the nearest tenth.

(2)
The enterprise value for the high end of the range is based on the mean enterprise value to EBIT multiple of 11.7621 times Elmet's EBIT of $13.525 million. For purposes of this calculation Houlihan used the exact multiple rather than the rounded multiple of 11.8, which appears in the table above.

(3)
The enterprise value for the low end of the range is based on the median enterprise value to EBIT multiple of 10.7019, which is multiplied by Elmet's EBIT of $13.525 million. For purposes of this calculation, Houlihan used the exact multiple rather than the rounded multiple of 10.7, which appears in the table above.

        As noted above, none of the utilized companies is identical or directly comparable to Elmet. Accordingly, Houlihan considered the multiples for the utilized companies, taken as a whole, to be more relevant than the multiples of any single utilized company. Furthermore, an analysis of publicly-traded companies is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading of such companies.

        The 80% Test

        Houlihan performed a test to determine whether that the fair market value of Elmet is at least equal to 80% of our net assets at the time of the acquisition as follows:

Elmet Technologies, Inc.
80% Test

	Minimum	Maximum
Harbor's Book Value of Common Equity(1)	$62,355,516	$62,355,516
Common Stock Subject to Conversion	—	15,560,216

Net Asset Value (as of June 30, 2006)	$62,355,516	$77,915,732
80% of Net Asset Value	$49,884,413	$62,332,586
Indicated Value Range of Elmet(2)	$136,000,000	$176,050,000
	PASS	PASS

(1)
From Harbor's Quarterly Report on Form 10-Q for the period ending June 30, 2006

(2)
See valuation conclusion for indicated value range of Elmet

        Information Provided by Management

        As more fully described in the Supplement, both Elmet's management and our management provided information used by Houlihan in connection with the foregoing analyses and in the rendering of the Opinion. The information provided included forward-looking statements and projections and was based upon a variety of assumptions, including Elmet's ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Elmet's control. Many important factors, in addition to those discussed elsewhere in this proxy statement and in our filings with the SEC, could cause Elmet's results to differ materially from those expressed or implied by these forward-looking statements. These factors include the competitive environment, economic and other market conditions in which Elmet operates and matters affecting business generally, all of which are difficult to predict and many of which are beyond Elmet's control. Accordingly, we cannot assure you that the projections and assumptions on which Houlihan based the Opinion are in fact indicative of Elmet's future performance or that actual results will not differ materially from such projections.

U.S. Federal Income Tax Consequences of the Acquisition

        The following discusses the U.S. federal income tax consequences to our stockholders of our acquisition of Elmet. This discussion is based on the Internal Revenue Code of 1986, as amended, or the "Code." The statements set forth in this section as to tax consequences of the transaction to our common stockholders are those of Harbor. We do not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisors as to your particular tax consequences.

        Our common stockholders who do not exercise their conversion rights will continue to hold their common stock and as a result will not recognize any gain or loss from the acquisition.

        Our common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stockholders upon conversion is greater than or less than, respectively, each such stockholder's tax basis in his or her shares. A stockholder's tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants included in the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder's holding period in the shares is longer than one year.

Regulatory Matters

        The acquisition and the transactions contemplated by the stock purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval.

Consequences if Acquisition Proposal is Not Approved

        If the acquisition proposal is not approved by our stockholders, we will not acquire Elmet and we will continue to seek other potential business combinations. However, the trust account in which the net proceeds of our initial public offering (together with certain other amounts) are held will be liquidated if we do not consummate a business combination by October 31, 2007, or by April 30, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by October 31, 2007 and the business combination relative thereto has not been consummated by October 31, 2007. In any liquidation, the net proceeds of our initial public offering (together with certain other funds) held in the trust account, plus certain of the interest earned thereon (net of accrued taxes), will be distributed pro rata to our public stockholders. Furthermore, if Elmet or the Elmet stockholders' representative terminates the stock purchase agreement because our stockholders have failed to approve our acquisition of Elmet and we subsequently complete an acquisition with another entity, we would then be obligated to pay to Elmet a termination fee in the amount of $3 million.

Required Vote

        The acquisition does not require the approval of our stockholders under Delaware law. However, under our Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose.

        In addition, notwithstanding the approval of the acquisition, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (2,760,000 or more of such shares) exercise their conversion rights.

        Approval of the acquisition is not conditioned upon the adoption of the amendment proposal or the incentive compensation plan proposal. However, approval of the incentive compensation plan proposal is a condition to the obligations of Elmet and its stockholders to close the acquisition. Accordingly, if our stockholders approve the acquisition but fail to approve the incentive compensation plan proposal, the acquisition would not close unless Elmet and its stockholders waive the specified condition to their obligations to close the acquisition.

Interest of Our Directors and Officers in the Acquisition

        In considering the recommendation of our board of directors to vote for the proposal to adopt the acquisition, you should be aware that certain members of our board of directors, and their affiliates and associates, have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of stockholders generally. In particular:

  •
  Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our officers and directors (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated in the future to pay to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with the payments which those three funds have received to date upon their investments in Elmet as described in the second paragraph below, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

  •
  The organizational documents of the three investment funds described in the preceding paragraph with which certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated contain provisions which govern the respective distributions which those funds will make to the investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions resulting from the aggregate investment returns of that fund to the U.S. Small Business Administration and to its investors equal, in the case of those investors, to the capital contributions which those investors contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P.,

    Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners Capital, L.P. based on the investments by such fund in Elmet, and no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet.

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  The Elmet subordinated notes and shares of Elmet common stock and warrants which the three investment funds which are affiliated with certain of the Harbor directors and officers as described above now hold were derived from an investment of $3.0 million which those funds made in connection with the buyout by Elmet of the Elmet division of Philips Lighting Company effective as of January 1, 2004. In total, $13.5 million was then invested by all institutional investors in Elmet. Those three funds which are affiliated with certain of the Harbor directors and officers as described above did not make any additional investments in Elmet following their initial investments in 2004. As a result of a recapitalization which Elmet completed on September 1, 2005, those three funds received a total of $5.0 million in cash, retained $912,500 principal amount of the Elmet subordinated notes and warrants for 167,900 shares of Elmet common stock, and converted all of their remaining 1.175 million shares of preferred stock into an equivalent number of shares of Elmet common stock. In connection with such recapitalization, all existing investors received approximately $24.7 million. In addition to the cash and securities which those three funds received in connection with the recapitalization on September 1, 2005, Elmet has paid to those three funds since January 1, 2004 an aggregate of $601,471 in interest (which was paid monthly) on the subordinated notes and $61,200 in closing fees, and Mr. Hanks received an aggregate of $54,000 (which was paid on a quarterly basis) for his services as an Elmet director between January 2001 and September 2006.

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  Robert J. Hanks (our principal executive officer) became a director of Elmet in January 2004 at the time the three investment funds affiliated with certain Harbor directors and officers as described above made investments in Elmet securities in connection with the buyout which was led by John S. Jensen (Elmet's chief executive officer) and financed by various institutional investors. Prior to such buyout, there were no relationships between Mr. Jensen and any of the institutional investors who participated in the buyout, including those investment funds affiliated with certain of our officers and directors or their respective principals, and subsequent to such buyout, the only relationship or affiliations that Mr. Jensen has had with Harbor or any of its affiliates is in connection with the Elmet relationships described in this proxy statement. Since the relationships between Elmet and Mr. Hanks, as an Elmet director, and those three investment funds were all created as part of that management buyout, all of those relationships existed prior to the formation of Harbor in June 2005. Furthermore, at the time of Elmet's management buyout effective January 1, 2004, neither Mr. Hanks nor any other person who is currently a Harbor director or officer had participated in any discussions regarding, nor was aware of, any plans to establish Harbor.

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  If the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation and we are therefore required to liquidate, the 3.0 million shares of our common stock beneficially owned by our executive officers and directors and their affiliates and associates that were acquired prior to our initial public offering will become worthless because no portion of the net proceeds of our initial public offering to be distributed upon our liquidation would be allocated to such shares. These shares collectively have a market value of $16.9 million based on the closing sale price of our common stock on July 20, 2007. However, those shares acquired prior to our initial public offering by those individuals cannot be sold until at least six months after our consummation of a business continuation, during which time the value of the shares may increase or decrease. Similarly, the 2.0 million warrants (which will not become exercisable unless and until we complete a business combination) to purchase our common stock held by our executive officers and directors and their affiliates and associates, with an aggregate market value of $760,000 based on the closing sale price of our warrants on July 20, 2007 (and which, if then exercisable, would have permitted them to purchase an aggregate of 2.0 million common shares then having a market value of $11.3 million for an exercise price of $10.0 million), will become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation.

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  After the completion of the acquisition, we expect that four of our current directors, namely John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney, will continue to serve on our board of directors. Each of these directors will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate.

Our special committee and full board of directors were aware of these agreements and arrangements during their deliberations on the merits of the acquisition and in determining to recommend to our stockholders that they vote for the adoption of the acquisition proposal.

Recommendation

        AFTER CONSIDERATION OF THE FACTORS SUMMARIZED ABOVE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AS OF THE DATE OF THIS PROXY STATEMENT THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ACQUISITION, SUBSTANTIALLY ON THE TERMS SET FORTH IN THE STOCK PURCHASE AGREEMENT, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT.

THE STOCK PURCHASE AGREEMENT

        The following description summarizes the material provisions of the stock purchase agreement. Stockholders should read carefully the stock purchase agreement, which is attached as Annex A to this proxy statement. The stock purchase agreement has been attached to provide you with information regarding its terms. Such attachment is not intended to provide any other factual information about us or Elmet. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, or "SEC," which are available without charge at the SEC website at www.sec.gov.

        In particular, the stock purchase agreement contains representations and warranties which we, on the one hand, and Elmet and its stockholders, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the stock purchase agreement are qualified by information in the disclosure schedules to the stock purchase agreement. The disclosure schedules contain nonpublic information. While we believe that the disclosure schedules do not contain information the securities laws require us to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the stock purchase agreement. Accordingly, you should not rely on the representations and warranties in the stock purchase agreement as characterizations of fact, since the representations and warranties are subject in important part to the underlying disclosure schedules. Information concerning the subject matter of the representations and warranties may also have changed since the date of the stock purchase agreement, and subsequent information may or may not be fully reflected in our public disclosures.

General Structure of the Acquisition

        On October 17, 2006, we entered into the stock purchase agreement with Elmet and holders of all of the outstanding shares and warrants of Elmet. On February 9, 2007, we entered into amendment no. 1 to the stock purchase agreement pursuant to which we and Elmet agreed (along with certain other minor changes) to delay for one month the commencement of the monthly increases in the purchase price (as described below under "Purchase Price—Payment") which were intended to compensate Elmet's stockholders for potential delays involved with engaging in a transaction with a public company. On July 19, 2007, we entered into amendment no. 2 to the stock purchase agreement pursuant to which we and Elmet agreed to extend from June 30, 2007, to August 31, 2007 the date by which the closing must occur, or we must mail the proxy statement for our stockholder meetings, without giving rise to a right of Elmet or Harbor to terminate its respective obligations under the agreement.

        The stock purchase agreement provides that the holders of all of the outstanding shares and warrants of Elmet immediately prior to the closing will sell to us at the closing of the agreement all of such outstanding shares and warrants, except for approximately 12% of the outstanding Elmet shares which will continue at the time of the closing to be held by nine current Elmet stockholders (referred to as the "Continuing Stockholders"). As described below under "Continuing Stockholders," the Continuing Stockholders will have the right (referred to as the "Put Right") to require us in the future to exchange their retained Elmet shares for shares of Harbor common stock which we will reserve for this purpose at the closing, and the Continuing Stockholders have agreed not to sell or otherwise transfer their retained Elmet shares except pursuant to the Put Right or certain limited permitted transfers under which the retained Elmet shares will remain subject to the same restrictions as are initially applicable to the Continuing Stockholders.

        Elmet and the holders of all of the outstanding shares and warrants of Elmet on the date of the stock purchase agreement have approved and signed the stock purchase agreement. Accordingly, no further action need be taken by Elmet's stockholders to approve the acquisition.

Purchase Price—Payment

        The stock purchase agreement provides that, assuming the closing occurs on or after August 1, 2007, we will pay (in cash and Harbor shares) between approximately $124.2 million and $152.2 million for Elmet, depending primarily on the extent (if any) to which we will become obligated to pay up to $28.0 million of contingent consideration in the future (see "Contingent Payment" below). Of that total, we will pay at the closing approximately $111.8 million in cash (including the amount necessary to pay off all of Elmet's outstanding debt at the time of the closing and to fund an escrow account of approximately $6.3 million to secure the Elmet stockholders' indemnification obligations under the stock purchase agreement, with the balance of such approximately $111.8 million payable to Elmet's stockholders), and that we will then either issue or reserve for issuance to certain of the Elmet stockholders (upon the future exercise of their "Put Right" described below under "Continuing Stockholders") a total of 2.191 million shares of Harbor common stock (which, based on the closing price on July 20, 2007, then had a market value of approximately $12.4 million). The cash consideration payable at closing is subject to a working capital purchase price adjustment, as described below under "Working Capital—Purchase Price Adjustment."

Continuing Stockholders

        Under the stock purchase agreement, nine current Elmet stockholders (referred to as the "Continuing Stockholders"), including Elmet's chief executive officer and principal stockholder and the institutions which are now Elmet stockholders, will initially retain a portion of their Elmet shares, constituting approximately 12% of Elmet's total outstanding shares immediately prior to the closing. Each Continuing Stockholder will have the right (referred to as the "Put Right") to require us to exchange shares of our common stock (out of the Harbor shares we will reserve for this purpose at the closing as described above under "Purchase Price—Payment") for the Elmet shares retained by the Continuing Stockholder at any time after that date which is six months following the closing date. The exchange ratio of Elmet shares held by Continuing Stockholders for Harbor shares will be the same as used in connection with the issuance of Harbor shares at the closing. The Continuing Stockholders have agreed that they will not sell or otherwise transfer their retained Elmet shares in the future except pursuant to the Put Right or certain limited permitted transfers in which the retained Elmet shares will remain subject to the same transfer restrictions as are initially applicable to the Continuing Stockholders.

Contingent Payment

        The Elmet stockholders may receive in the future a contingent payment of up to $28 million, based upon the achievement of certain financial performance thresholds in 2007 and 2008. If earned, we will pay 60% of the contingent payment in cash and 40% in shares of our common stock, valued using a per share price equal to the average closing price of our common stock during the 20 consecutive trading day period ending on the day preceding each date on which an installment of the contingent payment will be payable, if earned.

        If our and Elmet's EBITDA (calculated as described below) for the 12-month measurement period ending December 31, 2007 is equal to or exceeds $21 million, all of the $28 million contingent payment will be paid within ten business days after the completion of the audit of our financial statements for the 2007 fiscal year, subject to dispute resolution procedures. If EBITDA for such measurement period is equal to $18 million, one-half of the $28 million contingent payment will be paid. If EBITDA for such measurement period exceeds $18 million, but is less than $21 million, the contingent payment will be appropriately pro-rated. If our and Elmet's combined EBITDA for such 12-month measurement period is less than $18 million, we will then pay no portion of the contingent payment.

        If the full $28 million contingent payment is paid with respect to the 2007 measurement period, no further payment shall be made. If the full $28 million contingent payment is not made with respect to the 2007 measurement period, then the following payments shall be made with respect to the 2008 measurement period. If EBITDA for the 24-month measurement period ending December 31, 2008 equals or exceeds $39 million, the balance, if any, of the $28 million contingent payment will be paid within ten business days after the completion of the audit of our financial statements for the 2008 fiscal year, subject to dispute resolution procedures. If EBITDA for the 2008 measurement period is equal to $37 million, one-half of the balance of the contingent payment will be paid. If EBITDA for such measurement period exceeds $37 million but is less than $39 million, the balance of the contingent payment will be appropriately pro-rated. In no event will a payment be made for the 2008 measurement period unless EBITDA for the 2008 fiscal year exceeds EBITDA for the 2007 fiscal year by at least 5%. Furthermore, if our and Elmet's combined EBITDA for such 24-month measurement period is less than $37 million and no portion of the contingent payment was previously earned based on the initial 12-month measurement period described above, we will have no obligation to pay any portion of the contingent payment.

        For purposes of calculating the contingent payment (if any) owed under the stock purchase agreement, Section 1.5(d) of the agreement calculates the combined EBITDA of Elmet and Harbor during 2007 and 2008 as their consolidated net income (or loss) during such years as determined in accordance with generally accepted accounting principles, and then adjusted for the items described below:

Subtractions		Additions
•	extraordinary income and gains	•	extraordinary expenses and losses, including, without limitation, any prepayment penalties resulting from the retirement of indebtedness before its scheduled repayment date
•	income tax credits	•	income taxes
•	gains from operations of any companies (other than Elmet) acquired after the closing	•	expenses related to any business acquisitions (including Harbor's acquisition of Elmet) and losses from operations of any companies (other than Elmet) acquired after the closing
•	interest income	•	interest expense
•	gains from the sale of assets outside the normal course of business	•	losses from the sale of assets outside the normal course of business
•	dividend income (other than from Elmet)	•	depreciation and amortization
•	gains from changes in the value of interest rate swaps or derivative securities	•	losses from changes in the value of interest rate swaps or derivative securities
•	gains resulting from changes in accounting principles	•	losses resulting from changes in accounting principles

        In addition to the above items, without duplication of the above adjustments, Section 5.1(d) adds the following items to Elmet's net income (loss) for purposes of calculating our and Elmet's consolidated EBITDA during 2007 and 2008:

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  any non-cash compensation expense relating to the potential "Management Equity Transfers" and "Discretionary Bonuses" described below to the extent that such transfers are made and/or bonuses paid during 2007 but prior to or at the closing; and

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  expenses associated with operating Elmet as part of a public company following the closing in compliance with applicable securities laws, including the Sarbanes-Oxley Act of 2002, not to exceed $600,000 per year.

Management Equity Transfers and Discretionary Bonuses

        The stock purchase agreement provides that, immediately prior to the closing, John S. Jensen, Elmet's chief executive officer and principal stockholder, may contribute to Elmet up to 1,730,740 shares of Elmet common stock, constituting approximately 11% of Elmet's outstanding shares. To the extent any such contribution occurs, Elmet may then issue shares of Elmet common stock up to the number of the contributed Elmet shares as a stock bonus to up to approximately 16 officers and employees of Elmet (referred to as the "Rollover Stockholders") in order to align the long-term interests of such officers and employees with the interests of Elmet's stockholders and, in the event Harbor completes its acquisition of Elmet, thereafter with the interests of Harbor's stockholders. Mr. Jensen has made no final determination of the number, if any, of Elmet shares which he will contribute to Elmet for purposes of the management equity transfers, and Elmet's board of directors has made no final determination of the names and respective number of Elmet shares which Elmet's officers and employees may receive to the extent Mr. Jensen contributes such shares to Elmet. However, if Mr. Jensen elects to contribute to Elmet for purposes of the management equity transfers the maximum of approximately 11% of Elmet's outstanding shares which is permitted by the stock purchase agreement, Elmet now anticipates that the four officers of Elmet other than Mr. Jensen (Charles Bennett, vice president—research and development; Steven Jordan, vice president—manufacturing; Carl Miller, vice president, treasurer and chief financial officer; and Peter Van Alstine, vice president—sales and marketing) may collectively receive up to approximately 8% of Elmet's outstanding shares and 12 other salaried, non-officer employees of Elmet with engineering, manufacturing management, information technology, human resources and sales responsibilities may collectively receive up to approximately 3% of Elmet's outstanding shares.

        In the event Mr. Jensen chooses to contribute shares of common stock to Elmet as described above and Elmet intends to issue shares of its common stock to the prospective recipients, prior to such issuance by Elmet:

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  Each prospective recipient will receive information (including, in particular, a copy of this proxy statement) relating to Elmet, Harbor, the proposed issuance of shares to such individual and the proposed acquisition of Elmet by Harbor and will need to consider whether he or she wants to receive such shares of Elmet common stock. This decision will be in the prospective recipient's discretion and the acceptance of such shares, and entry into the agreements referred to below, is not a condition to Elmet's continued employment of such prospective recipient. In the event a prospective recipient elects not to receive the shares of Elmet common stock, he or she will not be required to enter into any of the agreements referred to below.

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  In the event a prospective recipient chooses to receive the shares of Elmet common stock, he or she will be required to enter into an award or similar agreement pursuant to which he or she will accept the shares of Elmet common stock, agree to certain resale restrictions and agree to be bound by the terms of the stock purchase agreement among Elmet, its current security holders and Harbor and he or she will thereafter be a "stockholder" as defined in the agreement. The stock purchase agreement is described more fully elsewhere in this proxy statement.

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  In the event a prospective recipient elects to receive the shares of Elmet common stock, he or she will be required to enter into the Rollover Stockholder Letter Agreement, the form of which is set forth in the stock purchase agreement and is included as Exhibit H to such agreement which is attached as Annex A to this proxy statement.

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  In the event a prospective recipient elects to receive the shares of Elmet common stock, he or she will be required to enter into the Noncompetition and Nonsolicitation Agreement, the form of which is included as Exhibit I to the stock purchase agreement which is attached as Annex A to this proxy statement. This agreement will generally impose limitations on the recipient's ability to compete with, or solicit employees of, his or her employer (following completion of the proposed acquisition, Harbor or Elmet, as the case may be) for a period of three years from the closing date in the case of employees who receive one percent (1%) or more of Elmet's outstanding common stock or two years for all other recipients.

        Under the stock purchase agreement, each Rollover Stockholder will receive an amount of cash and shares of Harbor common stock in consideration for the transfer of his or her Elmet shares to us in the acquisition as a part of the closing consideration described under "Purchase Price—Payment" above. Each Rollover Stockholder will direct Harbor to pay to Elmet a portion of the cash he or she is entitled to receive in the acquisition in satisfaction of Elmet's withholding obligations with respect to taxes payable as a result of his or her stock bonus. The stock purchase agreement defines any such contribution of shares by Mr. Jensen and the reissuance of such shares to certain of Elmet's officers and employees as the "Management Equity Transfers."

        In addition, the stock purchase agreement provides that Elmet may, immediately prior to the closing, pay up to $2.6 million in cash bonuses (referred to as the "Discretionary Bonuses") to certain of its employees. To the extent that the Management Equity Transfers occur and Elmet pays the Discretionary Bonuses, the federal and state tax consequences associated with the compensation deductions that will result from the Management Equity Transfers and Discretionary Bonuses are expected to exceed the amount of cash paid in connection with the Discretionary Bonuses. Therefore, the Management Equity Transfers and the Discretionary Bonuses, to the extent they occur, are expected to have a net positive effect on Elmet's working capital in the future.

Escrow Agreement

        At the closing of the acquisition, we will deposit 5% of the total purchase price (which price is defined, for this purpose, as including the full $28 million contingent payment but excluding the amount of Elmet debt which we will pay off at the closing) with an escrow agent to secure any post-closing working capital adjustment in the purchase price in our favor and any indemnification obligations of the Elmet stockholders for breaches of their representations, warranties and covenants in the stock purchase agreement. Subject to any claims we may make, in the event that an installment of the contingent payment is made based upon EBITDA for the 2007 measurement period, an amount equal to 5% of that installment will be released from funds held under the escrow agreement. The remaining funds held under the escrow agreement will be held until 18 months after the closing date, and 40% of the escrow amount will be held until 24 months after the closing date to secure claims that we may make relating to pension and environmental matters. With certain limited exceptions, our right to seek indemnification will be limited to the amount held under the escrow agreement at the time the claim is made.

Directors and Executive Officers Following the Acquisition

        Upon completion of the acquisition, John S. Jensen, Elmet's president and chief executive officer, will continue to serve in those capacities and also become our president and chief executive officer, and Carl Miller, Elmet's treasurer and chief financial officer, will continue to serve in those capacities and also become our treasurer and chief financial officer. Upon completion of the acquisition, our board of directors will increase the size of our board from six to eight, two of our current directors (Edward Cady and Timothy Durkin) will resign, and our board will fill the four vacancies created by the increase and the resignations by appointing as additional directors Mr. Jensen, Knute C. Albrecht (the Elmet stockholders' representative under the stock purchase agreement), and two additional non-management directors with relevant business experience nominated by Mr. Jensen and approved by our board. Mr. Jensen has nominated, and our board has approved,             and             as such two additional non-management directors. Upon the closing of the acquisition, we therefore anticipate that our board will consist of eight directors, namely the four new directors and four current members of our board (John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney), with each of such eight directors to serve until our next annual meeting of stockholders. Mr. Carson will continue to serve as chairman of our board, and Mr. Hanks will become our vice chairman.

        For additional information about our board of directors and management upon completion of the acquisition, see "Directors and Executive Officers of Harbor Following the Acquisition" elsewhere in this proxy statement.

Certain Relationships and Fairness Opinion

        Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds with which certain of our officers and directors are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants).

        In order to avoid potential conflicts of interest which might arise from these relationships, the solicitations of offers for the purchase of Elmet common stock and the negotiation of the terms of the acquisition were supervised and approved by a special committee consisting of disinterested members of the Elmet board of directors. The preparation of our offer and the negotiation of the terms of the acquisition were supervised and approved by a special committee consisting of disinterested members of our board of directors.

        Prior to the decision by our board of directors to approve the acquisition, our board of directors received a written opinion dated October 11, 2006 from Houlihan Smith & Company, Inc., an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by us in the acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair market value of Elmet is at least 80% of our net assets. Our special committee and full board of directors considered the fairness opinion in deciding to approve the acquisition.

        For additional information about the conflicts of interest described above and the fairness opinion, see "Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement—Fairness Opinion of Houlihan Smith & Company, Inc.," and "—Interest of Our Directors and Officers in the Acquisition" elsewhere in this proxy statement.

Restrictions on Transfer

        The shares of our common stock issued to the Elmet stockholders in connection with the acquisition will be issued in a private placement. Accordingly, the Elmet stockholders will not be able to resell such shares unless and until they are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such Act is available for purposes of such resale. At the closing, we and each holder of at least 1% of the outstanding Elmet shares immediately prior to the closing will enter into a registration rights and lock-up agreement under which such holders will agree not to sell any of their Harbor shares for at least six months after the closing and we will agree, subject to the terms and conditions set forth in that agreement, to file and cause to become effective a registration statement which will allow such holders to sell their Harbor shares following the end of such six-month period.

        For additional information about the terms of the registration rights and lock-up agreement, see "Registration Rights and Lock-Up Agreement" elsewhere in this proxy statement.

Working Capital—Purchase Price Adjustment

        At the closing of the acquisition, the cash consideration will be increased to the extent that Elmet's net working capital on the closing date exceeds the "Base Working Capital," and will be decreased to the extent that its net working capital is less than the "Base Working Capital." Section 1.6 of the stock purchase agreement defines the Base Working Capital as $12,303,000 minus an amount equal to the lesser of (i) $3,100,000 and (ii) the sum of the Discretionary Bonuses actually paid and the employer payroll taxes payable by Elmet on the Management Equity Transfers and the Discretionary Bonuses. Net working capital is defined in the stock purchase agreement as the amount by which Elmet's current assets (excluding cash and including accounts receivable, notes receivable, prepaid expenses, inventory and other current assets) exceeds its current liabilities (excluding certain types of indebtedness that are paid at closing and deducted from the purchase price).

        Two days prior to the closing, Elmet will provide us with an estimate of its net working capital based on its internally-prepared balance sheet. At the closing, the cash consideration paid will reflect the preliminary closing net working capital amount provided by Elmet. Following the closing, that closing balance sheet and calculation of net working capital will be reviewed by an independent accounting firm. Post-closing adjustments that reduce Elmet's closing net working capital below the Base Working Capital will result in cash being paid to us from the escrow established under the stock purchase agreement. In the event future claims by us against the escrow deplete the escrow fund, the Elmet stockholders must replenish the escrow up to the amount of any negative working capital adjustment at the time such claims are satisfied from the escrow. Post-closing adjustments that increase Elmet's closing net working capital above the Base Working Capital will result in our paying additional cash to the Elmet stockholders. There is no limit to the amount by which the cash consideration may be adjusted upward or downward to reflect the amount by which Elmet's closing net working capital is greater or less than the Base Working Capital. The stock purchase agreement provides a mechanism by which disputes with respect to any such adjustments are to be handled.

        The Base Working Capital amount was negotiated in good faith by Harbor and Elmet and represents what Harbor and Elmet agree is the normalized net working capital of Elmet based on its current operations. Since that amount was negotiated and is normalized, we do not anticipate either that the preliminary closing net working capital will be substantially below the Base Working Capital or that any downward adjustment in the purchase price for a shortfall in the closing net working capital below the Base Working Capital would affect our board's determination that the fair market value of Elmet is equal to at least 80% of Harbor's net assets. See "Approval of the Acquisition and Other Transactions Contemplated by the Stock Purchase Agreement—Satisfaction of Fair Market Value Requirement" elsewhere in this proxy statement.

Closing of the Acquisition

        The closing of the acquisition will take place within two business days following the satisfaction (or waiver, if permitted by the stock purchase agreement) of the conditions described below under "Conditions to the Completion of the Acquisition" unless we, Elmet and the Elmet stockholders' representative agree to another date.

Representations and Warranties

        The stock purchase agreement contains a number of representations and warranties that Elmet and the Elmet stockholders made to us and which we made to Elmet and its stockholders. The representations and warranties made by Elmet and its stockholders relate to:

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  Elmet's proper corporate organization and power;

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  authority of Elmet and each of its stockholders to execute the stock purchase agreement and related documents, lack of conflicts with other obligations, and enforceability of the stock purchase agreement and related documents against Elmet and its stockholders;

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  Elmet's capitalization;

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  Elmet's subsidiaries and investments;

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  absence of certain developments;

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  accuracy of Elmet's financial statements and absence of undisclosed liabilities;

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  transactions with affiliates;

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  owned and leased real property;

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  tax matters;

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  certain contracts and arrangements;

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  intellectual property;

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  litigation;

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  labor matters;

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  compliance with laws;

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  employee benefit plans;

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  insurance coverage;

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  investment banking and brokerage arrangements;

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  environmental matters;

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  customers and distributors;

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  suppliers;

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  bank accounts, credit cards, corporate accounts, powers of attorney;

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  accuracy of books and records; and

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  investor status, investment intent and full disclosure.

Materiality and Material Adverse Effect

        Several of the representations and warranties of Elmet and the Elmet stockholders are qualified by limitations as to materiality or material adverse effect.

Interim Operations Relating to Elmet

        Elmet and the Elmet stockholders have agreed that, prior to completion of the acquisition, Elmet will conduct its business in the ordinary course and use reasonable efforts to preserve current relationships with customers, employees and suppliers.

No Solicitation

        Elmet and the Elmet stockholders have agreed, from the date of the stock purchase agreement until the closing of the acquisition, or if earlier, the termination of the stock purchase agreement, not to directly or indirectly through any officer, director, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than us, or agree to approve or recommend any proposal for a business combination other than with us. We have agreed during such period to refrain from executing any letter of intent or definitive agreement for the acquisition of any third party other than Elmet.

Access to Information

        We and our representatives, prior to completion of the acquisition, will have reasonable access during normal business hours to all of Elmet's offices, facilities, books and records.

Reasonable Efforts; Notification

        Elmet, the Elmet stockholders and we have agreed to use our respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the acquisition and the transactions contemplated by the stock purchase agreement at the earliest practicable date. Should we, on the one hand, or Elmet and the Elmet stockholders' representative, on the other, become aware of any circumstance or event which would permit the other party to terminate its obligations under the agreement, then such party has agreed to promptly notify the other party of such circumstance or event.

Indemnification

        Elmet's stockholders have agreed to hold us and our representatives, successors and permitted assigns harmless for any damages, whether as a result of any third party claim or otherwise, which arise from or in connection with any breach by Elmet or the Elmet stockholders of any of their representations, warranties, covenants or obligations under the stock purchase agreement and certain tax liabilities. We have agreed to hold harmless Elmet's stockholders for any breach of our representations, warranties or covenants under the stock purchase agreement.

        Subject to certain exceptions, we may assert claims against Elmet's stockholders only after the aggregate amount of all claims exceeds $500,000, and then only to the amount of such excess. In addition, subject to certain exceptions, the aggregate indemnification liability of Elmet's stockholders shall not exceed the amount then held under the escrow agreement. See "Escrow Agreement" above. The representations and warranties of the parties under the stock purchase agreement will survive the closing for 18 months following the closing date; however, certain representations and warranties relating to pension and environmental matters will survive for 24 months following the closing date. The maximum amount of our indemnification liabilities under the stock purchase agreement is $1,000,000.

Fees and Expenses

        Except as provided in the stock purchase agreement, each of Elmet and the Elmet stockholders, on the one hand, and we, on the other, shall be responsible for its own fees and expenses (including, without limitation, legal and accounting fees and expenses) in connection with the stock purchase agreement and the transactions contemplated thereby. In general, costs incurred by Elmet in connection with the preparation of the stock purchase agreement and the acquisition will be deducted from the cash portion of the purchase price which we will pay to the Elmet stockholders at closing. However, at the closing, we will pay an amount up to $350,000 for expenses incurred by Elmet relating to the preparation of this proxy statement and other expenses incurred by Elmet solely as a result of

Elmet being acquired by a public company. The amount of such direct payment shall be treated as our expenses in connection with the acquisition, and therefore shall be in addition to the purchase price we shall pay to the Elmet stockholders at the closing. The fees and expenses of the escrow agent shall be paid out of the funds to be escrowed, provided that the Elmet stockholders, on the one hand, and we, on the other hand, will split equally any fees and expenses in excess of the funds to be escrowed.

Public Announcements

        We have agreed with Elmet and the Elmet stockholders that no public statement will be made, either prior to or following the closing, about the acquisition, the stock purchase agreement or any transactions contemplated by the stock purchase agreement, without the prior consent of the other parties, except to the extent we are required by applicable securities laws to make any such disclosures.

Certain Post-Closing Covenants

        We have agreed to use reasonable efforts to continue the business and operations of Elmet in the ordinary course during the period during which the Elmet stockholders may earn the contingent payment based on the achievement of certain financial performance thresholds.

Conditions to the Completion of the Acquisition

        Our obligations and those of Elmet and its stockholders to close the acquisition are subject to certain customary closing conditions, including the following:

  •
  our stockholders shall have approved the equity incentive plan pursuant to which we will have reserved at 1,000,000 shares of our common stock for issuance;

  •
  no statute, rule, order or decree shall have been enacted or promulgated which directly prohibits the acquisition;

  •
  no court order or injunction precluding the acquisition shall be in effect;

  •
  Elmet's outstanding indebtedness shall be paid in full;

  •
  we shall have received the affirmative vote of a majority of our common stock approving the acquisition and the transactions contemplated by the stock purchase agreement; and

  •
  holders of not more than 19.99% of the shares of our common stock issued to public stockholders in our initial public offering shall have exercised their rights to convert said shares into a pro rata share of the trust fund in accordance with our Certificate of Incorporation.

        Our obligations to close the acquisition are subject to certain customary closing conditions, including the following:

  •
  the representations and warranties made by Elmet and the Elmet stockholders in the stock purchase agreement are true and correct in all material respects as of the closing date;

  •
  all covenants of Elmet and the Elmet stockholders in the stock purchase agreement shall have been complied with in all material respects as of the closing date;

  •
  Elmet shall have received all material consents and waivers required by the stock purchase agreement;

  •
  there shall have been no Material Adverse Effect (as defined in the stock purchase agreement) on Elmet since the date of the stock purchase agreement;

  •
  we shall have received certain agreements and releases from the Elmet stockholders as provided in the stock purchase agreement;

  •
  we shall have received an opinion of counsel from Goodwin Procter LLP; and

  •
  the current employment agreement between Elmet and John S. Jensen shall have been extended through December 31, 2008.

        The obligations of Elmet and the Elmet stockholders to close the acquisition are subject to certain customary closing conditions, including the following:

  •
  our representations and warranties made in the stock purchase agreement are true and correct in all material respects as of the closing date;

  •
  all of our covenants in the stock purchase agreement shall have been complied with in all material respects as of the closing date (including, without limitation, our covenant with respect to the appointment to our board of directors of Mr. Jensen, Mr. Albrecht, and two additional nominees selected by Mr. Jensen and approved by our board);

  •
  Elmet and the Elmet stockholders shall have received an opinion of counsel from Davis, Malm & D'Agostine, P.C.; and

  •
  we shall be in compliance with the reporting requirements of the Securities Exchange Act of 1934 and all of the shares of our common stock issued or issuable pursuant to the stock purchase agreement shall be listed for trading on the American Stock Exchange.

Termination

        The stock purchase agreement may be terminated prior to the closing of the acquisition, as follows:

  •
  at any time, by mutual written consent of the parties;

  •
  by Elmet and the Elmet stockholders' representative upon a material breach of any of our representations, warranties or covenants which is not capable of cure or has not been cured within 30 days after notice to us;

  •
  by us upon a material breach of any representation, warranty or covenant of Elmet or the Elmet stockholders which is not capable of cure or has not been cured within 30 days after notice to Elmet and the Elmet stockholders' representative;

  •
  by Elmet, the Elmet stockholders' representative, or us, at any time after August 31, 2007, if the closing has not occurred by that date, provided that if we have mailed a proxy statement to our stockholders prior to that date, the parties shall not have the right to terminate until after 15 days following the date of our stockholders meeting;

  •
  by Elmet and the Elmet stockholders' representative if (i) our board of directors fails to include a recommendation in this proxy statement that our stockholders approve the acquisition, or (ii) our board of directors withdraws or modifies such recommendation in a manner adverse to Elmet and the Elmet stockholders, or (iii) we fail to obtain the approval of the acquisition by a majority of the shares of our outstanding common stock at the stockholders meeting; and

  •
  by us if there is a Material Adverse Effect (as defined in the stock purchase agreement) on Elmet between the date of the stock purchase agreement and the closing date.

        In the event the stock purchase agreement is terminated, the stock purchase agreement shall be void and there shall be no further liability or obligations thereunder, except that:

  •
  certain covenants with respect to access to information, confidentiality, non-solicitation of employees and payment of expenses will survive termination;

  •
  if subsequent to the termination of the stock purchase agreement by Elmet and the Elmet stockholders' representative due to (i) the failure of our board of directors to recommend the acquisition, (ii) the withdrawal or modification of such recommendation, or (iii) the failure of our stockholders to approve the acquisition (as described above), we complete an acquisition with another entity, then we shall pay to Elmet a termination fee in the amount of $3 million; and

  •
  no party shall be relieved of any liability for willful breach of the stock purchase agreement.

Assignment

        Subject to certain exceptions, the stock purchase agreement may not be assigned by any party without prior written consent of the other parties.

Amendment

        The stock purchase agreement may not be amended or modified except by an instrument in writing signed on behalf of the party against whom enforcement of such change is sought.

No Appraisal or Dissenters Rights

        Under the Delaware General Corporation Law (under which both we and Elmet have been organized), there will be no appraisal or dissenters rights available for our or Elmet's stockholders in connection with the acquisition.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        Upon the closing of the acquisition pursuant to the stock purchase agreement, we will enter into a registration rights and lock-up agreement with each Elmet stockholder who holds at least 1% of Elmet's outstanding stock immediately prior to the closing. The following describes the material terms of that agreement but does not purport to describe all of its terms. The complete form of the registration rights and lock-up agreement is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read that form of agreement in its entirety.

        Pursuant to the registration rights and lock-up agreement, each stockholder a party thereto will agree to be subject to a lock-up period of six months commencing on the closing date of the acquisition during which such stockholder cannot, without our consent, offer, pledge, sell, redeem or otherwise dispose of his, her or its Harbor common shares acquired in the acquisition. In addition, we will agree to file with the Securities and Exchange Commission (referred to as the "SEC"), a registration statement on Form S-3 under Rule 415 of the Securities Act of 1933, as amended (referred to as the "Securities Act"), relating to the sale of such Harbor common shares no later than four months prior to the expiration of the lock-up period. We will agree to use our reasonable best efforts to cause such a registration statement to be declared effective by the SEC as soon as practicable, and in any event within six months of the closing of the acquisition. We will also agree to use our reasonable best efforts to keep the registration statement continuously effective until the earliest of (a) the date on which all such Harbor common shares have been disposed of by the stockholders, (b) the date on which all such Harbor common shares are eligible for sale pursuant to Rule 144(k) under the Securities Act, or (c) three years following the effectiveness of such registration statement.

        Furthermore, at any time that Harbor common shares acquired by the stockholders who are party to the registration rights and lock-up agreement are outstanding, and a registration statement covering the sale of such Harbor common shares is not effective, we will, at the written request of any holder of such shares, cause a registration statement to be filed with the SEC relating to such shares. We must file the registration statement as soon as practicable after receiving the request, but in any event within 45 days, and must use our reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. We will also agree to use our reasonable best efforts to keep such a demand registration statement continuously effective until the earlier of (a) the date on which such stockholder no longer holds any Harbor common shares, (b) the date on which all such Harbor common shares become eligible for sale pursuant to Rule 144(k) under the Securities Act, or (c) three years following the effectiveness of such demand registration statement.

        Notwithstanding the foregoing, we will be permitted, under certain circumstances, to suspend the use, from time to time, of the prospectus that makes up part of any such registration statement for certain periods, referred to as "blackout periods," in the event of pending negotiations relating to, or consummation of, a transaction or an event that would:

  •
  require additional disclosure of material information by us in a registration statement and as to which we have a bona fide business purpose for preserving confidentiality;

  •
  render us unable to comply with SEC requirements; or

  •
  otherwise make it impracticable or unadvisable for us to cause a registration statement to be filed, amended or supplemented or to become effective.

This cumulative blackout period in any 12-month period may not exceed 60 days.

        Under the agreement, we will also agree to use our reasonable best efforts to list all of the Harbor common shares covered by any registration statement filed pursuant to the agreement on the American Stock Exchange (or such other exchange or automated quotation system on which the Harbor common shares are then listed or quoted) not later than the date on which such registration statement becomes effective. In addition, we will agree to use our reasonable best efforts to continue the listing or trading privilege for all such Harbor common shares on such exchange or automated quotation system.

        Any stockholder who elects to sell Harbor common shares pursuant to the registration rights and lock-up agreement will be required to:

  •
  furnish to us, as reasonably requested, all information concerning the stockholder's plan of distribution and ownership interests with respect to such stockholder's Harbor common shares;

  •
  deliver a prospectus to purchasers; and

  •
  be subject to the certain other provisions of the agreement, including indemnification provisions.

        Under the registration rights and lock-up agreement, we will:

  •
  pay all expenses of registration;

  •
  provide each stockholder copies of the prospectus;

  •
  notify stockholders when any registration statement becomes effective;

  •
  take other reasonable actions as are required to permit unrestricted resales of the Harbor common shares in accordance with the terms and conditions of the agreement; and

  •
  be subject to certain other provisions of the agreement, including indemnification provisions.

PROPOSED SENIOR SECURED CREDIT FACILITIES

        Shortly prior to our signing of the stock purchase agreement on October 17, 2006, we entered into a commitment letter dated October 16, 2006 with Bank of America, N.A., or BofA, and Banc of America Securities LLC, or BofA Securities, relating to proposed new $70.0 million senior secured credit facilities which, subject to negotiation of a credit agreement in mutually satisfactory form and satisfaction of certain other customary closing conditions, will become effective on the closing date of our acquisition of Elmet. On March 30, 2007, May 30, 2007, and July 16, 2007, BofA and BofA Securities amended that commitment letter so that the commitment thereunder will expire on August 31, 2007 (unless extended to a later date at the discretion of BofA and BofA Securities). A copy of that commitment letter, as amended, is attached to this proxy statement as Annex D.

        The commitment letter provides for a six-year $50.0 million term loan facility (all of which we will borrow upon the closing of the acquisition) and a five-year $20.0 million revolving loan facility pursuant to which we may then or thereafter borrow on a revolving basis up to $20.0 million principal amount at any one time outstanding. Under the revolving facility, we may also have BofA issue letters of credit (up to a sublimit to be established) at our request, provided that the aggregate amount which may be drawn on such outstanding letters of credit will reduce the $20.0 million maximum amount of our loan availability under the revolving facility. The administrative agent and collateral agent will be BofA, and the syndication agent will be BofA Securities. The credit agreement contemplated by the commitment letter is now being negotiated but will not become effective prior to the closing of the Elmet acquisition.

        Depending upon the extent (if any) to which our public stockholders vote against the acquisition and elect to exercise their conversion rights, we anticipate that we will use between $35.0 million and $50.0 million of the $50.0 million term loan which we will borrow on the closing date of the Elmet acquisition in order to pay off all of Elmet's then outstanding debt and to finance a portion of the cash consideration we will then pay into escrow and deliver to the Elmet stockholders. We anticipate we will fund the balance of our cash payment at the closing out of the funds which will then be released from the trust account in which the net proceeds of our initial public offering (together with certain other funds) are now held.

        Depending upon the extent (if any) to which our public stockholders vote against the acquisition and exercise their conversion rights, we anticipate that we will have at the time of the closing up to approximately $15.0 million of the $50.0 million term loan we will then borrow available to pay our expenses in connection with acquisition and the establishment of the senior secured credit facilities and to fund reserves for future capital expenditures and working capital. However, to the extent our public stockholders vote against the acquisition and exercise their conversion rights, the amount of such borrowing which we will have available for such purposes will be correspondingly reduced.

        Borrowings under the credit facilities will bear interest at LIBOR plus an applicable margin ranging from 1.5% to 2.5% per annum, depending upon the leverage ratio of our total debt to EBITDA as calculated in accordance with the credit agreement. To the extent that we have letters of credit issued under the revolving facility, we will pay a fronting fee equal 0.25% of the principal amount available to be drawn thereunder plus a fee equal to LIBOR on such principal amount. Both the term loan facility and the revolving facility will be secured by first liens on substantially all of our and Elmet's assets.

        Principal of the term loan will amortize on a quarterly basis with $5.0 million due in the first year, $5.0 million due in the second year, $7.5 million due in the third year, $10.0 million due in the fourth year, $10.0 million due in the fifth year, and the $12.5 million balance due in the sixth year. We will be permitted to repay the term loan and to terminate both of the facilities without penalty, except for reimbursement for any funding losses applicable to LIBOR rate advances and resulting redeployment costs.

        The credit agreement will contain representations and warranties and covenants which will restrict our and Elmet's ability to sell assets, incur more indebtedness, pay dividends on our common stock, make certain investments or business acquisitions, repurchase or redeem our stock, engage in business mergers or consolidations, and engage in certain transactions with affiliated parties. The credit agreement will also contain financial covenants which will include a requirement for us to maintain a maximum ratio of our debt to our EBITDA, a minimum ratio of our EBITDA to our fixed charges, and minimum EBITDA and minimum liquidity levels.

        The initial effectiveness of our new senior secured credit facilities will be subject to (a) the closing of the Elmet acquisition, (b) completion, execution and delivery of satisfactory documentation with respect to the new senior secured facilities, (c) receipt of legal opinions and other certificates, (d) perfection of the security interests in the collateral securing the new facilities, (e) payment of fees and expenses, (f) absence of a material adverse change and (g) certain other customary conditions.

        Each borrowing under the revolving loan facility will be conditioned upon no default or event of default existing and the continued accuracy of our representations and warranties under the credit agreement.

        Events of default under the senior secured credit facilities will include nonpayment of principal, interest or other amounts, violation of covenants, forfeiture of collateral, incorrectness of representations and warranties, occurrence of a change of control and certain other customary events of default.

        In order to amend, modify or waive any provision of either the term loan facility or the revolving loan facility, the administrative agent and a majority of lenders under that facility must consent to the amendment, modification or waiver, except that each affected lender must consent to amendments affecting the principal, interest rate and maturity of the loans and certain other basic issues.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated balance sheet combines our historical balance sheet as of March 31, 2007, and that of Elmet as of April 1, 2007, giving effect to the transactions described in the stock purchase agreement as if they had occurred on April 1, 2007. The following unaudited pro forma condensed consolidated statements of operations combine our historical statement of operations for the year ended December 31, 2006, and the fiscal quarter ended March 31, 2007, and the historical statement of operations of Elmet for the year ended December 31, 2006, and the fiscal quarter ended April 1, 2007, in each case giving effect to the transactions described in the stock purchase agreement as if they had occurred on January 1, 2006.

        Our condensed statement of operations for the year ended December 31, 2006 is derived from our consolidated financial statements for the year ended December 31, 2006, audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, which are included elsewhere in this proxy statement. Our condensed balance sheet as of March 31, 2007, and statement of operations for the three months ended March 31, 2007 are derived from our unaudited financial statements as of March 31, 2007 and for the three months then ended included elsewhere in this proxy statement.

        Elmet's statement of operations for the year ended December 31, 2006 is derived from Elmet's financial statements as of and for the year ended December 31, 2006 audited by Vitale, Caturano & Company, Ltd., an independent registered public accounting firm, which are included elsewhere in this proxy statement. Elmet's balance sheet as of April 1, 2007, and statement of operations for the fiscal quarter ended April 1, 2007, are derived from Elmet's unaudited financial statements as of April 1, 2007 and for the fiscal quarter then ended included elsewhere in this proxy statement.

        The unaudited pro forma condensed balance sheet and condensed consolidated statements of operations have been prepared using two different assumptions, as follows:

  •
  Assuming no conversions: This presentation assumes 100% of Harbor's public stockholders approve the acquisition; and

  •
  Assuming maximum conversions: This presentation assumes that only 80.01% of Harbor's public stockholders approve the acquisition and the remaining 19.99% all vote against the acquisition and elect to exercise their conversion rights.

        We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with our historical financial statements and those of Elmet and the related notes thereto, as described above and included elsewhere in this proxy statement. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or our future financial position or operating results.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)
As of April 1, 2007

	April 1, 2007 Elmet	March 31, 2007 Harbor	Pro Forma Adjustments (assuming no conversions)		Combined Pro Forma (assuming no conversions)	Additional Pro Forma Adjustments (assuming maximum conversions)		Combined Pro Forma (assuming maximum conversions)
Assets
Current Assets
Cash	$—	$375	$15,188	a	$15,563	$(15,560	)e	$3
Accounts receivable, net	9,225	—	—		9,225	—		9,225
Inventory, net	11,109	—	1,888	b	12,997	—		12,997
Investments held in trust	—	78,480	(78,480	)a	—	—		—
Investments held in trust from Underwriter	—	1,620	(1,620	)f	—	—		—
Prepaid expense	315	45	—		360	—		360
Deferred taxes	786	—	(755	)b	31	—		31
Other current assets	414	—			414	—		414
Notes receivable	120	—	—		120	—		120

Total current assets	21,969	80,520	(63,779)		38,710	(15,560)		23,150
Property, plant and equipment, net	15,131	—	7,752	b	22,883	—		22,883
Existing goodwill (net)	1,569	—	(1,569	)b	—	—		—
New goodwill (net)	—	—	90,136	b	90,136	—		90,136
Deferred financing fees (net)	—	—	1,250	a,g	1,250	—		1,250
Intangible assets (net)			2,015	b,g	2,015			2,015
Other assets (net)	320	—	—		320	—		320
Deferred acquisition costs	—	952	(952)	b	—	—		—
Deferred tax asset	—	187	—		187	—		187

Total Assets	$38,989	$81,659	$34,853		$155,501	$(15,560)		$139,941

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Line of credit	$3,457	$—	$(3,457	)a	$—	$—		$—
Current portion of long-term debt	4,999	—	1	a,g	5,000	—		5,000
Accounts payable	4,783	—	—		4,783	—		4,783
Accrued expenses	2,546	260	—		2,806	—		2,806
Dividends payable	1,500	—	(1,500	)a	—	—		—
Due to Underwriter	—	1,620	(1,620	)f	—	—		—
Income taxes payable	1,330	201	—		1,531	—		1,531

Total Current Liabilities	18,615	2,081	(6,576)		14,120	—		14,120
Commitments
Long-term debt—net of current portion	19,956	—	25,044	a,g	45,000	—		45,000
Common stock purchase warrants	2,598	—	(2,598	)b	—	—		—
Deferred taxes	977	—	3,907	b	4,884	—		4,884

Total long-term liabilities	23,531	—	26,353		49,884	—		49,884
Total liabilities	42,146	2,081	19,777		64,004	—		64,004
Common stock, subject to possible conversion (2,758,620 shares at conversion value)	—	15,560	(15,560	)c	—	—		—
Stockholders' Equity (Deficit)
Common stock	157	2	(157	)c,d	2	—		2
Additional paid-in capital	—	62,104	27,479	c	89,583	(15,560	)e	74,023
Retained earnings (deficit)	(3,314)	1,912	3,314	d	1,912	—		1,912

Total Stockholders' Equity (Deficit)	(3,157)	64,018	30,636		91,497	(15,560)		75,937

Total Liabilities and Stockholders' Equity	$38,989	$81,659	$34,853		$155,501	$(15,560)		$139,941

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Per Share Data
(Assuming No Conversions)
For the Year Ended December 31, 2006
(in thousands, except per share amounts)

	Elmet	Harbor	Pro Forma Adjustments		Combined Pro Forma
Sales	$55,082	$—	$—		$55,082
Cost of sales:
Cost of sales, not including depreciation and amortization	33,959	—	—		33,959
Additional cost of sales related to increase in inventory value as a result of purchase accounting	—	—	2,169	h	2,169
Depreciation and amortization	2,517	—	576	i	3,093

Total cost of sales	36,476	—	2,745		39,221
Gross profit	18,606	—	(2,745)		15,861
Operating Costs:
General and administrative	5,992	488	—		6,480
Depreciation and amortization	310	—	288	j	598

Total operating expenses	6,302	488	288		7,078
Income (loss) from operations	12,304	(488)	(3,033)		8,783
Other Income (Expense):
Investment/interest income	—	2,600	(1,884	)k	716
Change in fair value of interest rate swaps	(3)	—	—		(3)
Change in fair value of common stock purchase warrants	(334)	—	334	l	—
Interest expense	(2,755)	—	(1,244	)m	(3,999)
Other income (expense)	(46)	—	—		(46)

Total other income (expense)	3,138	2,600	(2,794)		(3,332)
Income before provision for income taxes	9,166	2,112	(5,827)		5,451
Provision for income taxes	3,870	745	(2,197	)n	2,418

Net income	$5,296	$1,367	$(3,630)		$3,033

Net income Per Share of Common Stock:
Basic		$0.11			$0.16
Diluted		$0.11			$0.14
Weighted-Average Shares Outstanding:
Basic		12,490			18,991
Diluted		12,490			21,133

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Per Share Data
(Assuming Maximum Conversions)
For the Year Ended December 31, 2006
(in thousands, except per share amounts)

	Elmet	Harbor	Pro Forma Adjustments		Combined Pro Forma
Sales	$55,082	$—	$—		$55,082
Cost of sales:
Cost of sales, not including depreciation and amortization	33,959	—	—		33,959
Additional cost of sales related to increase in inventory value as a result of purchase accounting	—	—	2,169	h	2,169
Depreciation and amortization	2,517	—	576	i	3,093

Total cost of sales	36,476	—	2,745		39,221
Gross profit	18,606	—	(2,745)		15,861
Operating Costs:
General and administrative	5,992	488	—		6,480
Depreciation and amortization	310	—	288	j	598

Total operating expenses	6,302	488	288		7,078
Income (loss) from operations	12,304	(488)	(3,033)		8,783
Other Income (Expense):
Investment/interest income	—	2,600	(2,600	)o	—
Change in fair value of interest rate swaps	(3)	—	—		(3)
Change in fair value of common stock purchase warrants	(334)	—	334	l	—
Interest expense	(2,755)	—	(1,244	)m	(3,999)
Other income (expense)	(46)	—	—		(46)

Total other income (expense)	(3,138)	2,600	(3,510)		(4,048)
Income before provision for income taxes	9,166	2,112	(6,543)		4,735
Provision for income taxes	3,870	745	(2,483	)p	2,132

Net income	$5,296	$1,367	$(4,060)		$2,603

Net income Per Share of Common Stock:
Basic		$0.11			$0.16
Diluted		$0.11			$0.14
Weighted-Average Shares Outstanding:
Basic		12,490			16,233
Diluted		12,490			18,374

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Per Share Data
(Assuming No Conversions)
For the Three Months Ended April 1, 2007
(in thousands, except per share amounts)

	Elmet	Harbor	Pro Forma Adjustments		Combined Pro Forma
Sales	$14,533	$—	$—		$14,533
Cost of sales:
Cost of sales, not including depreciation and amortization	8,886	—	—		8,886
Depreciation and amortization	658	—	4	q	662

Total cost of sales	9,544	—	4		9,548
Gross profit	4,989	—	(4)		4,985
Operating Costs:
General and administrative	1,909	121	—		2,030
Depreciation and amortization	189	—	72	r	261

Total operating expenses	2,098	(121)	72		2,291
Income (loss) from operations	2,891	(121)	(76)		2,694
Other Income (Expense):
Investment/interest income	—	971	(792	)s	179
Change in fair value of interest rate swaps	(35)	—	—		(35)
Change in fair value of common stock purchase warrants	(37)	—	37	t	—
Interest expense	(681)	—	(256	)u	937

Total other income (expense)	(753)	971	(1,011)		(793)
Income before provision for income taxes	2,138	850	(1,087)		1,901
Provision for income taxes	950	299	(450	)v	799

Net income	$1,188	$551	$(637)		$1,102

Net income Per Share of Common Stock:
Basic		$0.03			$0.06
Diluted		$0.03			$0.05
Weighted-Average Shares Outstanding:
Basic		16,800			18,991
Diluted		16,800			21,633

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Per Share Data
(Assuming Maximum Conversions)
For the Three Months Ended April 1, 2007
(in thousands, except per share amounts)

	Elmet	Harbor	Pro Forma Adjustments		Combined Pro Forma
Sales	$14,533	$—	$—		$14,533
Cost of sales:
Cost of sales, not including depreciation and amortization	8,886	—	—		8,886
Depreciation and amortization	658	—	4	q	662

Total cost of sales	9,544	—	4		9,548
Gross profit	4,989	—	(4)		4,985
Operating Costs:
General and administrative	1,909	121	—		2,030
Depreciation and amortization	189	—	72	r	261

Total operating expenses	2,098	121	72		2,291
Income (loss) from operations	2,891	(121)	(76)		2,694
Other Income (Expense):
Investment/interest income	—	971	(971	)w	—
Change in fair value of interest rate swaps	(35)	—	—		(35)
Change in fair value of common stock purchase warrants	(37)	—	37	t	—
Interest expense	(681)	—	(256	)u	(937)

Total other income (expense)	(753)	971	(1,190)		(972)
Income before provision for income taxes	2,138	850	(1,266)		1,722
Provision for income taxes	950	299	(521	)v	728

Net income	$1,188	$551	$(745)		$994

Net income Per Share of Common Stock:
Basic		$0.03			$0.06
Diluted		$0.03			$0.05
Weighted-Average Shares Outstanding:
Basic		16,800			16,233
Diluted		16,800			18,875

Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

        The stock purchase agreement provides for our acquisition of all of the outstanding shares of capital stock and warrants of Elmet for an initial purchase price of approximately $111.8 million in cash (assuming the closing occurs on or after August 1, 2007) and 2.191 million shares of our common stock (including shares initially subject to a "Put Right" held by certain Elmet stockholders), with a potential contingent payment of up to $28.0 million (payable 60% in cash and 40% in shares of our common stock) to be paid if certain financial performance thresholds are satisfied in 2007 and 2008. The cash purchase price includes repayment of all of Elmet's debt outstanding at the closing, a deposit of approximately $6.3 million into an escrow account to secure the Elmet stockholders' indemnification obligations under the stock purchase agreement, and a payment of the remaining balance to the holders of Elmet's outstanding stock and warrants. The purchase price is subject to a post-closing adjustment based on the extent to which Elmet's net working capital as of the closing date is greater or less than a "Base Working Capital" (as defined in the stock purchase agreement) of $12.3 million (subject to certain adjustments).

        We plan to complete the acquisition promptly after the special meeting, provided that:

  •
  our stockholders have approved the acquisition;

  •
  public stockholders holding not more than 19.99% of our shares issued in our initial public offering vote against the acquisition and elect to exercise their right to convert their shares into cash; and

  •
  the other conditions specified in the stock purchase agreement have been satisfied or waived.

        All amounts and balances have been rounded and presented to the nearest thousands.

NOTE 2. NEW SENIOR CREDIT FACILITIES

        We plan to finance a portion of our acquisition costs using borrowings under new senior secured facilities which we will establish with Bank of America, N.A. at the time of the closing. The commitment letter for those facilities provides for a six-year $50.0 million term loan facility (all of which we will borrow upon the closing of the acquisition) and a five-year $20.0 million revolving loan facility. Principal of the term loan will amortize on a quarterly basis with $5.0 million due in the first year, $5.0 million due in the second year, $7.5 million due in the third year, $10.0 million due in the fourth year, $10.0 million due in the fifth year, and the $12.5 million balance due in the sixth year.

        Borrowings under the credit facilities will bear interest at LIBOR plus an applicable margin ranging from 1.5% to 2.5% per annum, depending upon the leverage ratio of our total debt to EBITDA as calculated in accordance with the credit agreement. The pro forma financial statements assume that we will at the time of the closing borrow (as required) all of the $50.0 million term loan but none of the $20.0 million available under the revolving loan facility, and that we will incur interest on the outstanding balance of the term loan at an average annual rate of 8.0%.

NOTE 3. PRO FORMA ADJUSTMENTS

        Adjustments included in the column under the heading "Pro Forma Adjustments" include the following (in thousands):

Balance Sheet Adjustments

a.	Adjustment of cash and short-term investments:
	To adjust short-term investments from the trust fund into the general cash account	$78,480
	To adjust for the payment of costs associated with obtaining financing	(1,250)
	To adjust for additional transaction costs	(188)
	To adjust for the pay-off of indebtedness consisting of Elmet's $3.5 million of revolving credit, $25.0 million of long-term debt (including $5 million current portion and $.65 unamortized debt discount), and $1.5 million of declared but unpaid dividends as of April 2007	(30,557)
	To adjust for cash from new bank financing	50,000
	To adjust for cash due to Elmet stockholders and warrant holders (including escrow deposit at closing)	(81,297)

	Cash adjustments	$15,188

b.	Calculation of Purchase Price:
	Cash to be paid	$111,854
	Common stock (2,191,240 shares valued on the date of the purchase agreement October 17, 2006)	11,919
	Harbor additional transaction costs	188
	Harbor transaction cost already incurred on Harbor's 3/31/07 balance sheet	952

	Total purchase price for business	124,913
	Less payoff of Elmet indebtedness	(30,557)

	Total purchase price of Elmet equity and warrants	$94,356

	Purchase price allocation:
	Current assets	$23,102
	Property, plant and equipment	22,883
	Goodwill	90,136
	Intangibles	2,015
	Other assets	320

	Total assets acquired	138,456
	Current liabilities (including Elmet's revolving debt, current portion of long-term debt and declared but unpaid dividends)	18,615
	Long-term debt (excluding current portion and including $645 of unamortized debt discount)	20,601
	Deferred taxes	4,884

	Total liabilities assumed	44,100

	Net assets acquired	$94,356

	Adjustment to increase book basis of assets acquired to estimated fair value:
	Inventory	$1,888

	Property, plant and equipment	$7,752
	Current deferred tax liability adjustment for increase in book basis of assets acquired	$755
	Long-term deferred tax liability adjustment for increase in book basis of assets acquired	$3,907

        The above table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition. The fair value of the assets acquired and liabilities assumed has been based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

c.	Adjustment to common stock:
	To reflect the issuance of Harbor common stock (including shares reserved for issuance upon exercise of the "Put Right" held by certain Elmet stockholders) as part of the stock purchase agreement	$0
	Adjustment to additional paid-in capital:
	To reclassify common stock (2,758,620 shares) with a right of conversion assuming no conversion	15,560
	To reflect the additional paid-in capital due to the issuance of Harbor common stock (including shares reserved for issuance upon exercise of the "Put Right" held by certain Elmet stockholders) as part of the stock purchase agreement	11,919

		$27,479

d.	Adjustment to eliminate Elmet common stock and accumulated deficit to reflect purchase:
	To eliminate Elmet common stock	$157
	To eliminate Elmet accumulated deficit	(3,314)

		$(3,157)

e.	Adjustment to record cash payment to stockholders converting 19.99% of Harbor shares	$15,560

f.	Adjustment to record the payment to the underwriters for the non-accountable expenses deposited in trust assuming no conversion, or, assuming maximum conversion, to record a payment to the underwriters and a pro rata portion to the stockholders electing to convert their Harbor shares	$(1,620)

g.	Adjustment to reflect the post transaction current portion of long-term debt	$5,000
	To reflect the post transaction long-term debt	45,000

	Total new debt	$50,000

	Intangibles:
	Financing costs regarding new debt	$1,250

	Intangibles:
	Philips purchase contract	$2,015

Income Statement Adjustments for Fiscal Year 2006
h.	Additional cost of sales as a result of increasing book basis of inventory to fair value	$2,169

i.	Additional depreciation expense as a result of increasing book basis of property, plant and equipment to fair value	$576

j.	Adjustment to include book basis amortization of intangibles related to the Philips purchase contract	$288

k.	Adjustment to include interest income (at 4.67%) from remaining cash balance	$(1,884)

l.	Elimination of change in fair value of common stock purchase warrants due to the purchase and cancellation of the warrants as part of the transaction with Harbor	$334

m.	Adjustment to eliminate existing Elmet interest expense from the pay down of debt which is required pursuant to the stock purchase agreement	$2,755
	New interest from $50 million of long-term debt incurred by Harbor	(3,791)
	Amortization of bank financing costs	(208)

	Net change	$(1,244)

n.	Adjustment to provision for income taxes:
	Pro forma adjustments to income before provision for income taxes	$(5,827)
	Change in fair value of common stock purchase warrants	334

	Income subject to taxes	(5,493)

	Provision for income taxes, using an effective tax rate of 40%	(2,197)

o.	Adjustment to include interest income (at 4.67%) from remaining cash balance	$(2,600)
p.	Adjustment to provision for income taxes:
	Pro forma adjustments to income before provision for income taxes	$(6,543)
	Change in fair value of common stock purchase warrants	$334
	Income subject to taxes	(6,209)

	Provision for income taxes, using an effective tax rate of 40%	$(2,483)

Income Statement Adjustments for Quarter Ended April 1, 2007
q.	Additional depreciation expense as a result of increasing book basis of property, plant and equipment to fair value	$4

r.	Adjustment to include book basis amortization of intangibles related to the Philips purchase contract	$72

s.	Adjustment to include interest income (at 4.67%) from remaining cash balance	$(792)

t.	Elimination of change in fair value of common stock purchase warrants due to the purchase of the warrants and cancellation as part of the transaction with Harbor	$37

u.	Adjustment to eliminate existing Elmet interest expense from the pay down of debt which is required pursuant to the stock purchase agreement	$681
	New interest from $50 million of long-term debt incurred by Harbor	(885)
	Amortization of bank financing costs	(52)

	Net change	$(256)

v.	Adjustment to provision for income taxes:
	Pro forma adjustments to income before provision for income taxes	$(1,087)
	Change in fair value of common stock purchase warrants	37
	Income subject to taxes	(1,124)
	Provision for income taxes, using an effective tax rate of 40%	(450)
w.	Adjustment to include interest income (at 4.67%) from remaining cash balance	$(971)

x.	Adjustment to provision for income taxes:
	Pro forma adjustments to income before provision for income taxes	$(1,266)

	Change in fair value of common stock purchase warrants	37

	Income subject to taxes	$(1,303)

	Provision for income taxes, using an effective tax rate of 40%	$(521)

NOTE 4. PURCHASE PRICE ALLOCATION

        This purchase price allocation, including the valuation of Elmet's assets to be acquired and Elmet's liabilities to be assumed, is preliminary and will be subject to a final determination upon our closing of the acquisition of Elmet. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operations and financial position of the combined entities. As a result of the application of purchase accounting, the accounts in the stockholders' deficit section of the balance sheet of Elmet were eliminated.

        For purposes of these pro forma financial statements, Harbor is allocating, of the total purchase price of $124.9 million, $23.1 million to Elmet's current assets, $22.9 million to Elmet's property, plant and equipment based on an independent appraisal of the current fair value thereof, $2.0 million to Elmet's purchase contract with Philips based on an independent appraisal of the current fair value thereof, $0.3 million to other assets, and the balance of $90.1 million to goodwill. That goodwill reflects the difference between the total purchase price which Harbor has agreed to pay for Elmet as a result of Harbor's successful bid in the auction process which Elmet and its investment banker conducted (and which price was supported by the fairness opinion which Harbor obtained from Houlihan Smith & Company, Inc. in connection with the acquisition), and the fair value of Elmet's assets acquired other than goodwill and liabilities assumed which Harbor has valued as described above. The $90.1 million which Harbor is allocating to goodwill is $88.6 million more than the amount of goodwill reflected on Elmet's balance sheet as of April 1, 2007, which goodwill was derived from Elmet's management buyout of the assets of the Elmet division of Philips Lighting Company effective as of January 1, 2004. Harbor believes the principal reasons for this increase in the purchase price of Elmet, and therefore in the amount of goodwill to be reflected on the combined balance sheet of Harbor and Elmet after giving effect to the acquisition, are:

  •
  the increases which have occurred since that management buyout in Elmet's total revenues (which increased from approximately $45.8 million in 2003 to $55.1 million in 2006) and operating income (which increased from approximately $5.1 million in 2003 to $12.3 million in 2006); and

  •
  the expansion of Elmet's product line and customer base, which resulted in Elmet changing from primarily being a supplier of filaments and other components to Philips Lighting into becoming a provider of highly-engineered refractory metal products for sale globally to customers that manufacture products that are sold in the data storage, semiconductor, medical, electronics, lighting, furnace and aerospace markets.

NOTE 5. WORKING CAPITAL ADJUSTMENT

        The stock purchase agreement provides that a working capital adjustment to the purchase price will be calculated based on the extent to which Elmet's net working capital as of the closing date exceeds or is less than the "Base Working Capital" of $12.3 million (subject to certain adjustments). That Base Working Capital amount was negotiated in good faith by Harbor and Elmet and represents what Harbor and Elmet agree is the normalized net working capital of Elmet based on its current operations. Harbor and Elmet therefore now estimate the Base Working Capital amount will approximate Elmet's net working capital at the time of the closing. The pro forma financial statements accordingly do not include the effects of any working capital adjustment that may be effected as of the closing.

NOTE 6. CONTINGENT PAYMENT

        Pursuant to the stock purchase agreement, Harbor is required to pay up to $28.0 million in a contingent payment (60% in cash and 40% in shares of Harbor common stock) in the event certain financial performance thresholds are satisfied in 2007 and 2008. Satisfaction of those financial thresholds will be based on the extent (if any) by which EBITDA from the combined operations of Harbor and Elmet during the years ending December 31, 2007 and 2008 exceed certain amounts (which significantly exceed Elmet's EBITDA for the year ended December 31, 2006). Since Harbor can not now determine whether or the extent (if any) to which those financial thresholds may be exceeded during the years ending December 31, 2007 and 2008, the pro forma financial statements do not reflect any potential adjustments to the purchase price which might occur in the future as a result of any such contingent payment.

APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION

General Description of the Amendment Proposal

        We are proposing to amend and restate our Certificate of Incorporation, as previously amended, upon consummation of the acquisition, to change our name from "Harbor Acquisition Corporation" and eliminate certain provisions which are applicable to us only prior to our completion of a business combination. If this proposal is approved, after the completion of the acquisition, our name will be "Elmet Technologies Corporation" and Article V of our Certificate of Incorporation will be deleted. In addition, the First Amended and Restated Certificate of Incorporation will make certain minor changes to our Certificate of Incorporation. If the acquisition is not approved, the amendment proposal will not be presented for approval at the special meeting. The complete text of the First Amended and Restated Certificate of Incorporation is attached as Annex E to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the First Amended and Restated Certificate of Incorporation in its entirety.

Consequences if the Amendment Proposal is Not Approved

        If the amendment proposal is not approved by the stockholders, our name will continue to be "Harbor Acquisition Corporation" and our Certificate of Incorporation will continue to include provisions that are applicable to us only until completion of a business combination.

Required Vote

        The amendment proposal must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT PROPOSAL.

APPROVAL OF THE 2006 INCENTIVE COMPENSATION PLAN

        The 2006 Incentive Compensation Plan has been approved by our board of directors and will take effect upon consummation of our acquisition of Elmet, subject to approval of the plan by our stockholders. If the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval at the special meeting.

        The following description of the 2006 Incentive Compensation Plan describes the material terms of the plan, but does not purport to describe all the terms. The complete text of the 2006 Incentive Compensation Plan is attached as Annex F to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the 2006 Incentive Compensation Plan in its entirety.

Summary of the 2006 Incentive Compensation Plan

        Purpose.    The purpose of the plan is to promote the interests of our company and its stockholders by:

  •
  attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of or to our company and its subsidiaries; and

  •
  enabling such individuals to participate in the long-term growth and financial success of our company.

        Reservation of Shares.    The plan reserves up to 1,000,000 shares of our common stock for issuance in accordance with the plan's terms.

        Administration.    The plan will be administered by the compensation committee of our board of directors, which will be composed of two or more directors, all of whom will (i) not be employees of Harbor or its subsidiaries and (ii) qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the "Code"). The compensation committee shall have the authority, subject to the terms of the plan, to determine the individuals to whom an award will be granted, the type of award to be granted, the number of shares of our common stock that will covered by an award and the terms and conditions of any award.

        Eligibility.    Awards may be granted to any of the directors, officers, employees or consultants of Harbor or any of its subsidiaries. In addition, any prospective director, officer, or employee of, or any consultant to, Harbor or any of its subsidiaries shall be eligible to be granted awards provided that the award granted to such person shall become void and of no further effect if such person does not become such a director, officer, employee or consultant within the maximum period of time to be specified in connection with any such grant. If our acquisition of Elmet is completed, we anticipate there will be eight directors (including Elmet's chief executive officer) and approximately six officers, 235 employees (including the six officers), and no consultants of Harbor and Elmet who will be eligible to receive awards under the plan on the effective date of the acquisition.

        Awards.    The compensation committee will be authorized to grant the following types of incentive compensation:

        Stock Options.    The exercise price of each share covered by an option shall not be less than 100% of the fair market value of such shares on the date the option is granted. Each option shall be vested and exercisable at such times as the compensation committee shall determine, provided, however, that unless the committee shall otherwise determine in connection with any option grant, each option will vest with respect to one-fourth of the shares granted on the first four anniversaries of the date of grant. The exercise period for options generally can not exceed ten years from the date of grant.

        Stock Appreciation Rights.    A stock appreciation right entitles a grantee to receive an amount equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price of such stock appreciation right. The exercise price of each share of common stock covered by a stock appreciation right shall be not less than 100% of the fair market value of such share on the date the stock appreciation right is granted. The compensation committee shall determine whether a stock appreciation right shall be settled in shares of common stock, cash or other property (providing the delivery of cash or other property would not have certain adverse tax consequences), or a combination of any of the foregoing. The compensation committee shall also determine the vesting criteria, the term, the method of exercise, the method of settlement and any other terms and conditions of the stock appreciation rights.

        Restricted Shares and Restricted Stock Units.    The compensation committee shall be authorized to designate participants to receive restricted shares of common stock and restricted stock units. A restricted share is a share of common stock that is subject to certain transfer restrictions and forfeiture provisions. A restricted stock unit is an unfunded and unsecured promise to deliver shares of common stock, other incentive compensation or property. Each restricted stock unit shall have a value equal to the fair market value of a share of our common stock. Restricted stock units shall be paid in cash, shares of our common stock or other property upon the lapse of the restrictions applicable to such restricted stock units. Restricted shares of common stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered. Certificates issued with respect to restricted shares of common stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with us or a custodian designated by the compensation committee and shall be held until the restrictions have lapsed.

        Performance Compensation Awards.    The compensation committee shall be authorized to designate, with regard to a period of time designated by the compensation committee, individuals eligible to receive awards (such awards shall not include options or stock appreciation rights) based upon the achievement of certain performance goals within the designated period. The performance goals may include, among others, increases in earnings, EBITDA, and/or sales of our company (including its subsidiaries) or of specific subsidiaries or divisions. The maximum performance compensation award that may be paid to any one individual in any fiscal year is $2,500,000 in cash or 250,000 shares.

        Performance Units.    The compensation committee shall have the right to designate participants to receive performance units upon the achievement of certain performance goals established by the compensation committee. A performance unit is a right to receive cash or shares of common stock equal to a value set by the committee at the time of a grant of such a unit. To the extent that a participant achieves the performance goals during a period designated by the compensation committee, the committee shall determine the number of performance units to be granted to such participant.

        Cash Incentive Awards.    The compensation committee shall be authorized to award cash, in an aggregate amount not to exceed $500,000 in any performance period (the length of a performance period is to be determined by the committee in its sole discretion), to eligible participants upon the achievement of performance goals established by the committee.

        Other Stock-Based Awards.    The compensation committee shall be authorized to grant to eligible participants other equity-based or equity related awards (including fully-vested shares) in such amounts and subject to such terms as the committee shall determine.

        Dividend Equivalents.    In the discretion of the compensation committee, any award granted under the incentive compensation plan may provide the participant with a dividend or dividend equivalent, payable in cash, shares of our common stock, other securities or property, on a current or deferred basis, on such terms and conditions as the committee determines.

        Change in Control.    In general, in the event that (referred to as a "change in control")

  •
  we dissolve or liquidate;

  •
  we are a party to a reorganization, merger or consolidation pursuant to which we are not the surviving corporation, or upon the sale of all or substantially all of our assets; or

  •
  we are a party to a reverse merger in which we are the surviving corporation but shares of our common stock outstanding before the merger are converted into other property or our voting securities outstanding immediately prior to such event represent less than 50% of the total voting power of the company surviving such event;

then, subject to certain exceptions, any outstanding options or stock appreciation rights shall become immediately exercisable and all performance units and cash incentive awards shall be paid as if the date of such change in control was the last day in a performance period and the performance goals were attained and all other outstanding awards shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions shall lapse unless a provision is made in the agreement governing such change of control for a successor entity to assume the outstanding awards under the plan or to substitute awards of similar value.

        Federal Income Tax Consequences.    For federal income tax purposes, a grantee of stock options (referred to as an "optionee") generally does not realize taxable income at the time of the grant, whether the options granted are incentive stock options or non-statutory stock options.

        Upon the exercise of a non-statutory stock option, we generally are entitled to a deduction and the grantee recognizes ordinary wage income (subject to withholding) in the amount by which the fair market value of the shares the optionee receives exceeds the option price. On the subsequent sale of shares received upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short-term or long-term depending on the length of the period during which shares are held prior to sale.

        In the case of incentive stock options, the grantee generally does not realize taxable income until the sale of shares received upon exercise of the option. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If a sale of stock does not take place within two years after the grant and within one year after the exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. In this case, we will not be entitled to a deduction for federal income tax purposes in connection with the grant or the exercise of the option. If a sale occurs prior to two years after the grant or prior to one year after the exercise of the option, then the difference between the option price and the fair market value of the stock on the date of exercise (or, if less, the difference between the amount realized on sale and the market value on the date of exercise) is taxable as ordinary income to the grantee and is deductible by us for federal income tax purposes.

        In the case of an award of restricted stock, a participant realizes ordinary wage income (subject to withholding) equal to the fair market value of the shares received as of the first day that such shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. We are entitled to a deduction at that time in the same amount. Under Section 83(c)(3) of the Code, if the sale of shares of stock could subject a participant to suit under Section 16(b) of the Securities Exchange Act of 1934, the shares are treated as subject to a substantial risk of forfeiture and not transferable for a period not to exceed six months from the date of the award of restricted stock.

        In the case of an award of stock appreciation rights, restricted stock units, performance compensation awards, or performance units, a participant will realize ordinary wage income (subject to withholding) equal to the amount of cash received or the fair market value of any shares received. If any shares received are subject to a substantial risk of forfeiture, the participant will not realize any income until such time as the risk of forfeiture lapses. We will be entitled to a deduction at the same time as the participant realizes income, and in the same amount.

        Deductibility of Executive Compensation.    Section 162(m) of the Code prohibits a publicly-held corporation, such as Harbor, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) or each the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1.0 million compensation deduction limitation does not apply to "performance-based" compensation under Section 162(m) of the Code.

        The final regulations promulgated by the Internal Revenue Service under Section 162(m) set forth a number of requirements that must be satisfied in order for compensation paid under the plan to qualify as "performance-based" for purposes of Section 162(m). We are seeking stockholder approval of the plan in order to qualify certain of the awards under the plan described above as "performance-based" for purposes of Section 162(m).

        Estimate of Benefits.    Until and unless the plan is approved by our stockholders, no awards will be made under the incentive compensation plan. We cannot determine the benefits to be received by our directors or officers under the incentive compensation plan or the benefits that would have been received by our directors and officers in 2006 had the plan been in effect in 2006.

Required Vote

        The incentive compensation plan proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the incentive plan proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCENTIVE COMPENSATION PLAN PROPOSAL.

APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING

General Description of the Adjournment Proposal

        The adjournment proposal allows our board of directors to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisition. If we were to commence the special meeting at the scheduled time and place and then adjourn the initial session of the meeting for 30 or less days, we would not be required to give notice to stockholders who are not present at the original session of the time and place of the adjourned session unless our board fixes a new record date for the adjourned session of the meeting.

Consequences if Adjournment Proposal is Not Approved

        Under the Delaware General Corporation Law and our by-laws, our board of directors and the presiding officer at the special meeting would have the right in the event that insufficient votes in favor of the acquisition have been received by the scheduled time of the special meeting, to postpone or adjourn the special meeting until a later date for the purpose of soliciting additional proxies. However, in making any such decision, our board of directors and the presiding officer at the special meeting will consider, among other relevant considerations, the extent to which stockholders have submitted, prior to the scheduled time of the meeting, proxies either in favor of or opposed to the adjournment proposal. Accordingly, if the adjournment proposal is not approved by the stockholders, our board of directors and the presiding officer may not be able to adjourn or postpone the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the acquisition. In such case, since approval of the acquisition by a majority of the votes cast by holders of our common stock issued in our initial public offering is a condition to completion of the acquisition, the acquisition may not be completed.

Required Vote

        Adoption of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote on such proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal, the amendment proposal or the incentive plan proposal.

Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT ELMET TECHNOLOGIES, INC.

General

        Elmet Technologies, Inc., or "Elmet," is a Delaware corporation headquartered in Lewiston, Maine, that was organized in 2003 when John S. Jensen, Elmet's president and chief executive officer, led a management buyout of the Elmet division, or "Philips Elmet," from Philips Electronics North America Corporation, a U.S. subsidiary of Royal Philips Electronics, a Dutch company ("Philips"). That management buyout was completed effective January 1, 2004. Elmet and its predecessors have been a leading manufacturer of refractory metals and lighting components since the initial predecessor company, American Electro Metals, was founded in 1929. That company originally manufactured automotive contacts, vacuum tube components, and welding electrodes out of molybdenum and tungsten. Today, Elmet specializes in manufacturing a wide variety of metals products, or advanced enabling materials, using tungsten and molybdenum that are incorporated into the products of Elmet's customers. Advanced enabling materials allow a process or product to function at a high level of performance and thereby stimulate development, improve performance, prolong product life or lower cost.

        Tungsten and molybdenum are both known as refractory metals, which are elements that are characterized as being very dense, having very high melting points and having thermal expansion characteristics that are compatible with certain materials such as glass and silicon to which tungsten and molybdenum are often joined. Elmet transforms these raw materials from their simplest form into various shapes and sizes of rods, plates and sheets. These rods, plates and sheets are then custom manufactured based on customer specifications that include different dimensions, diameters, thicknesses, flexibilities and tolerances. Because of these metals' high temperature-resistance characteristics, some of the applications in which Elmet's products are incorporated include lighting products, such as incandescent, fluorescent, halogen and high density discharge lamps. Other products that Elmet's products are incorporated into include high temperature furnaces and semiconductor equipment, such as diode applications, which convert electrical signals from AC to DC. Diodes can be found in products such as DVD players and televisions. Elmet provides these highly-engineered refractory metal products, or advanced enabling materials, globally to customers that manufacture products that are sold in the data storage and semiconductor, medical, electronics, lighting, furnace and aerospace markets. Elmet has vertically-integrated engineering and manufacturing capabilities for the production of these advanced enabling materials at its facilities in Lewiston, Maine. Through its expertise in custom manufacturing components made from tungsten and molybdenum, Elmet helps its customers realize new uses for these strong and heat resistant metals that improve existing products or that are incorporated into new products for existing needs. The address of Elmet's principal executive offices is 1560 Lisbon Street, Lewiston, ME 04240, and its telephone number is (207) 333-6100. Elmet's website is www.elmettechnologies.com.

        Effective January 1, 2004, Mr. Jensen led a consortium of institutional investors in a management buyout of the manufactured refractory metals product business of Philips Elmet from Philips. Upon completion of the buyout, the new company was officially named "Elmet Technologies, Inc." The current stockholders of Elmet are Mr. Jensen, Argosy Investment Partners II, L.P., Seacoast Capital Partners II, L.P., New England Partners Capital, L.P., Harbor Partners II, L.P., Latona Associates Fund I, L.L.C., Appledore Investment Advisors, LLC, Edward Paslawski, Ronald Popolizio and Robert Fraser. Certain of Harbor's directors and officers are affiliated with New England Partners Capital, L.P., Harbor Partners II, L.P. and Latona Associates Fund I, L.L.C., and those three entities collectively own approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including Elmet's outstanding warrants).

        Prior to the buyout, Philips Elmet was largely a supplier of lighting technologies and components to North American Philips Lighting Company, or "Philips Lighting." As a lighting-focused manufacturing plant, Philips Elmet placed little emphasis or investment in any market other than lighting prior to 2004. Since the buyout, Elmet has focused on leveraging its core competency as a technology leader in the refractory metals business, while simultaneously managing Elmet's sale of products to Philips Lighting and Elmet's resale of glass products and glass components, which is referred to as Elmet's "purchased product business." The following table summarizes Elmet's net sales by business segment for the years ended December 31, 2004, 2005 and 2006.

	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
	(in thousands)
Net Sales by Business Segment
Manufactured products	$41,280	$48,695	$46,271
Purchased products	9,892	11,213	8,811

Total	$51,172	$59,907	$55,082

The Refractory Metals Industry

        Refractory metals are a unique group of metals characterized by their extremely high melting points, which range well above those of iron, cobalt and nickel, and by their high density. The most extensively used refractory metals are molybdenum, tungsten, tantalum, rhenium, and columbium (which is also known as niobium). Refractory metals are used in demanding applications requiring high-temperature strength, corrosion resistance and x-ray density. Applications that utilize refractory metals typically demand these unique properties. We believe refractory metals are being used in increasing quantities as new technological advances require these unique properties and performance characteristics. Tungsten and molybdenum are also being used to replace antiquated technologies for existing products. Characteristics of these refractory metals that attract industrial and consumer products companies to use them in demanding applications also create unique challenges in engineering, machining and fabricating precision components from such materials.

The Manufacturing Process

        Elmet is a specialty metals manufacturing company, employing a team of metallurgists, engineers and operations personnel experienced in working with specialty materials. This expertise is a competitive advantage because Elmet begins its manufacturing process with a powder form of a metal oxide from which it can produce and control the quality of molybdenum and tungsten (or other specialty metals having properties specifically designed for a target application) that it produces. Tungsten raw material is known as ammonium paratungstate, or "APT," and molybdenum raw material is molybdic oxide. Beginning with these partially refined tungsten and molybdenum powders, Elmet converts these raw materials into a pure metal form through a heat treating process. The metal powder is purified into a pure metal form in the presence of heat and hydrogen. Additives may also be included in this process depending upon the specifications of the metal product being produced. For example, potassium is added to tungsten powder in a very precise manner to ultimately yield non-sag tungsten, an industry standard in lighting and other industries.

        From that point, Elmet has the ability to press and sinter ingots, which are blocks of metal, work these ingots into various shapes and sizes, and ultimately finish them according to customer specifications through a forming and precision machining process. The end results are metal products that can best be described as either round products or flat products. Round products include rod and wire, and flat products proceed to a rolling operation, where the ingots are made into plate, sheet, or very thin foils. At this point, each customer's requirements and specifications become important for product finishing. Elmet has developed significant precision machining and fabrication skills through years of experience using a variety of techniques, speeds, tools, coolants and lubricants. This provides Elmet with competitive advantages when working with customers that require high quality and dependable refractory metals components for their end products. For example, some customers require that round products be transformed into wire no thicker than the diameter of a human hair. Other customers have demands for flat products that include a wide range of thicknesses, lengths and widths.

        Elmet's vertically-integrated process allows it to optimize and control its material to meet its customers' specifications. This process also enables Elmet to monitor its material utilization to maximize manufacturing efficiency. In addition, the know-how developed during Elmet's long history of working with refractory metals has allowed Elmet to design and build much of its own proprietary manufacturing equipment, which is also used to control costs and increase manufacturing flexibility and quality control. Therefore, Elmet is able to pursue applications for which it is price-competitive with larger competitors or which are unavailable to other current or potential competitors with less integration and experience than Elmet.

Products and Operations

        Elmet is a leading vertically-integrated manufacturer of highly-engineered refractory metal product solutions for a variety of high-technology end-market applications. Elmet and its predecessor companies have more than 75 years of technical experience working with molybdenum and tungsten. Through its expertise in custom manufacturing components made from tungsten and molybdenum, Elmet helps its customers realize new uses for these strong and heat resistant metals that improve existing products or that are incorporated into new products for existing needs.

        Elmet's organization includes engineers from a multitude of interrelated disciplines, including metallurgical, mechanical, chemical, software and design. The integration of these interrelated disciplines allows Elmet to custom blend materials, fabricate precision shapes and use proprietary processes to ensure purity and performance in the applications of its customers. Elmet works directly with original equipment manufacturers, or "OEMs," to provide them with customized solutions for new and existing products. Many of Elmet's products are consumable components supplied to OEMs in the data storage and semiconductor, medical, electronics, lighting, furnace and aerospace end markets. Such components are often critical to the performance of the OEMs' products and, as a result, the OEM design teams typically focus on the components' performance and reliability. The primary categories of end products in which Elmet's production is used are lighting, medical, semiconductor, data storage, furnace systems and, to a lesser extent, fiberglass. The top five end products in which Elmet's components are used based on revenue are lightbulbs, computed tomography ("CT") scanners, ion implant machines, thin film disposition machines and high vacuum furnaces. Approximately 21% of Elmet's consolidated revenues in 2006 were attributable to the sale of filaments used in the production of lightbulbs by Elmet's customers.

        Elmet is organized into two business sectors: manufactured products and purchased products. The manufactured product business segment produces customized and highly-engineered molybdenum and tungsten solutions in fabricated component and exacting shapes. This business includes, along with the sale of other products and to other customers, the sale of products to Philips Lighting under an existing supply contract. The purchased products business segment involves an exclusive line of Philips Lighting's components, including glass, quartz and phosphor, that Elmet purchases from Philips Lighting for resale. Philips Lighting supplies these purchased products to Elmet pursuant to an exclusive supply contract, and Elmet then resells them primarily in North America.

  Manufactured Products

        Elmet manufactures refractory metal products, including powders, rod, sheet, near-net-shapes ("NNS"), wrought studs, filaments, leads and supports, and fabricated parts using both molybdenum and tungsten. Elmet's fabricated products are typically either consumable parts or components installed in end products produced by other companies. The following summarizes the product categories in the manufactured product business line:

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  Fabricated and Precision Machined Parts—Elmet manufactures a variety of highly-engineered products on a variety of equipment including computer numerically-controlled machinery. Examples include: (i) molybdenum and tungsten components for elements, element supports, power terminators, and process fixtures for high temperature furnace applications, (ii) precision-

    machined molybdenum sheet used in depositing thin films to create reader heads for hard drives used in computers, navigation systems and MP3 players, and (iii) arc chamber components used for ion implantation of silicon wafers.

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  Sheet—Elmet manufactures a range of plate, sheet, and foil products, designated by varying thicknesses from .001" to 3" and up to 24 inches wide. Typical uses of these products are for the production of electronic components, metallizing sources, furnace tooling, heat shields, medical imaging devices, and chemically-etched parts for the semiconductor industry.

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  Rod—Elmet manufactures a range of rod products with varying diameters from .02" to 1.75" in both molybdenum and tungsten. Rod products are primarily used in fabricating heating elements, fasteners and structural components for high temperature vacuum and hydrogen atmosphere furnaces. They are also used in lighting, electronics and semiconductor industries.

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  Wrought Studs—Elmet manufactures wrought studs that are used in diodes primarily in the semiconductor and specialty battery industries.

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  Wire—Elmet manufactures wire with diameters up to .25", for use in the lighting, medical, and aerospace markets.

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  NNS—Elmet has successfully developed the powder metallurgy process for the commercial production of molybdenum and tungsten diode heat sinks. Through this "near-net-shape" manufacturing process, Elmet supplies diode heat sinks to customers in the semiconductor industry.

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  Metals—Elmet reduces both molybdenum trioxide and APT to a customized form of molybdenum and tungsten metal. Elmet sells these products to customers who process the metals further.

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  Filaments—Elmet manufactures filaments for incandescent, halogen, fluorescent and specialty lighting applications. Currently, more than 90% of Elmet's filament sales are to Philips Lighting.

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  Leads and Supports—Elmet manufactures leads and supports out of wire products used primarily in the lighting, electronics, and medical end-markets.

        Elmet currently sells filaments to Philips Lighting pursuant to a supply agreement that expires in December 2008. As part of the Philips buyout in December 2003, Philips Lighting agreed to purchase a significant portion of its requirements for North American lamp components, which primarily include filaments and wires, from Elmet. The prices under this agreement were fixed in 2004 and will be reduced by 2.5% each subsequent year of the contract through its expiration. Prior to the fourth anniversary of this agreement, Elmet and Philips will enter into good faith negotiations to execute a new supply agreement for a period of time following expiration of this agreement.

  Manufactured Products—New Product Development

        Some applications for new products which Elmet has either recently developed or is now developing include using molybdenum or tungsten:

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  to optimize high performance sputtering targets required to manufacture flat panel displays,

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  in the manufacturing of hard drive components that go into MP3 players and computers,

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  in CT scanners for the medical industry, and

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  in the manufacturing of super tungsten filaments for lighting applications.

  Manufactured Products—End Markets

        Elmet services a diversified client base spanning a wide range of technology-oriented, end-use markets. The largest end-use market is lighting, which comprises approximately 25% of manufactured product sales for the year ended December 31, 2006. The other end-use markets include data storage and semiconductor, furnace, medical, electronics and aerospace. Philips Lighting and other Philips' entities are the only purchasers of manufactured products whose revenues exceed 10% of Elmet's consolidated revenues. The following summary describes each of the end-markets for these manufactured products:

        Data Storage and Semiconductor—The data storage and semiconductor end-market is a large market for Elmet that includes sales of refractory components used in the manufacture of data storage capital equipment, ion implantation capital equipment, semiconductor equipment tooling, diodes, computers, servers, sputtering equipment and flat panel displays. Elmet's management believes that approximately 75% of its data storage and semiconductor sales are for critical consumables for OEM equipment application or capital equipment and that approximately 25% of its data storage and semiconductor sales are for capital equipment machinery. Examples of products that are sold into the data storage and semiconductor end-market are fabricated parts, NNS studs, and wrought studs. Elmet's semiconductor end-market sales have seen significant volume growth over the past three years due primarily to new customer relationships and market share growth with existing customers.

        Medical—The medical imaging market is a relatively new end market for Elmet. Elmet's sales in the medical market are primarily related to sheet for use in anti-scatter grids, a critical component of CT scanners. Elmet has developed breakthrough tolerance foil for the medical industry.

        Electronics—The electronics end market includes the sale of metal powders for sputtering targets for flat panel displays, sheet for power tubes, and fine wire for electrostatic air purification systems.

        Lighting—As a manufacturer of lighting filaments for Philips Lighting for more than 20 years, Philips Elmet was limited in the types of products that it produced. Following the buyout from Philips, Elmet has actively pursued other non-Philips lighting business. Elmet manufactures lamp components for incandescent, halogen, cathode, fluorescent and other specialty lamps. Elmet believes that its specialty lighting components are known in the industry for high performance and quality. Elmet's incandescent and halogen components are now being manufactured for use by non-Philips end users in the United States, Mexico and China.

        Furnace—The heat resistance properties of molybdenum and tungsten make them ideal metals for use in high temperature environments. The furnace end-market encompasses various products that are utilized in high temperature applications. Examples of products sold to the furnace end-market are molybdenum carriers for processing nuclear pellets, flow pipes for glass manufacturing, and carriers for furnace systems.

        Aerospace—The aerospace end market includes ordinance components, counterweights and fine wire utilized in windshields. Elmet manufactures fine tungsten or molybdenum wire for use in aircraft windshield systems for one of its largest customers in the aerospace end-market.

  Purchased Products—Resale of Glass Products and Glass Components

        As part of the buyout from Philips, effective on January 1, 2004, Philips and Elmet signed an exclusive agreement entitling Elmet to resell glass products and glass components supplied by Philips Lighting through a supply agreement with Philips that is in place until December 2013. For Philips Lighting components manufactured outside North America, including quartz, phosphor and lamp bases, Elmet has exclusive rights to resell components into North America for ten years. For Philips Lighting components manufactured in North America, Elmet has exclusive rights to resell components globally. The prices under this supply agreement were fixed in 2004 and will be reduced by 2.5% annually for the five-year period beginning in 2005 with annual price adjustments thereafter based on the prior year's percentage change in the Consumer Price Index. These products were being sold exclusively by Philips Elmet prior to the buyout effective January 1, 2004, and Philips does not currently have an organized sales function to market and sell these components. Elmet's management believes that Elmet is one of the largest independent resellers of lighting components in the United States.

        Philips Lighting has recently provided 12 months advance notice to Elmet that it is ceasing to manufacture and supply certain of the products supplied by Philips Lighting to Elmet under the purchased products supply agreement. Elmet expects that Philips Lighting will stop manufacturing and supplying these products following the end of this 12 month period. These products represent approximately one-half of the purchased products purchased by Elmet that Elmet then resells to its purchased products customers and approximately 8% and 7% of Elmet's total sales during the year ended December 31, 2006 and the three months ended April 1, 2007, respectively. Although Elmet intends to work with Philips Lighting and other potential suppliers to source these products from other suppliers, Elmet expects that finding alternative suppliers for products that meet Elmet's customers specifications may be difficult. In addition, in the event Elmet is able to identify an alternative supplier, the cost of such products from such alternative supplier may not be acceptable to Elmet or its purchased products customers and Elmet may lose the revenue associated with its resale of these purchased products.

        The glass products that Elmet resells for Philips include bulbs of various shapes for incandescent lamps or holiday ornaments, tubes for fluorescent lamps, lead tubing for neon signs, and cullet (crushed glass) for fiberglass products. Other components include arc tubes for high-intensity discharge lamps, bases for various lamp types, and mounts and stems for fluorescent lamps.

  Purchased Products—End Markets

        Elmet resells Philips glass products and glass components to six end markets, three of which make up approximately 97% of Elmet's total resale product sales. The largest single end market is the fiberglass industry, which accounts for approximately 61% of Elmet's retail product sales. The next two largest end markets are the holiday decorations and lighting industries, which account for approximately 12% and 14%, respectively, of Elmet's resale product sales.

        In 2006, Elmet had a resale customer base of approximately 50 customers. In 2006, the top ten customers of Elmet's purchased products accounted for approximately 90% of total purchased product sales, while its largest purchased product customer accounted for approximately 27% of purchased product sales and 4% of Elmet's net sales of all products. Approximately 70% of Elmet's top ten resale customers have been purchasing products through Elmet and its predecessors for more than ten years.

Raw Materials

        The principal raw materials used by Elmet are ammonia paratungstate, or "APT," and molybdenum trioxide powder. Elmet has raw material contracts with each of its primary suppliers of both APT and molybdenum trioxide powder. The contract with the molybdenum vendor provides for material to be on consignment at Elmet's facility. Both contracts expire on December 31, 2007, at which time Elmet anticipates that the price it currently pays for these two raw materials will increase and may increase substantially above the current collared price. While Elmet believes that alternative and secondary sources of raw material supply exist to satisfy its needs, at the current time, Elmet's raw material strategy is to sole source these two materials in view of the quality of product and level of service of its existing vendors. In 2006, Elmet purchased approximately $8 million of molybdenum trioxide powder and $1.5 million of APT.

        APT is not traded on any commodity exchange, and the only price information that is available globally is published by the London Metal Bulletin and is based on information elicited from producers, consumers, and traders. Historically, the price of APT has been volatile, and the price of APT increased sharply in 2005 to a high of $15 per pound, an increase several times higher than 2002 prices. Demand for tungsten has risen sharply in recent years as China, the largest supplier of tungsten with 83% of 2004 production, has both increased its consumption of tungsten and simultaneously reduced its tungsten exports to the rest of the world in order to satisfy internal demands.

        Similarly, no public marketplace exists for the trading of molybdenum trioxide. Quotations for molybdenum oxide prices are provided by Platt's Metals Week. The price of molybdenum increased sharply in 2004 and 2005 to a temporary high of $40 per pound, from a relatively constant historical price of approximately $3 per pound over the last two decades. The current price has stabilized in the mid $20s per pound. The increase in molybdenum pricing is primarily a result of increased global demand for stainless steel and super alloys. For example, China's molybdenum consumption increased by 16% in 2004, and U. S. molybdenum consumption increased by 12%.

        Both of Elmet's raw material contracts have pricing collars on the price Elmet pays for its supply of APT and molybdenum trioxide powder as compared to published prices. Elmet believes that the prices under these contracts are generally in line with the prices which Elmet's competitors are now paying for the same products. Moreover, Elmet's contracts with its suppliers of APT and molybdenum contain pricing collars on the price Elmet pays for these raw materials. Both of these contracts expire at the end of 2007 at which time Elmet anticipates that the price it will pay for APT and molybdenum trioxide powder will increase and may increase substantially above the collared prices due to world-wide demand for these raw materials. While Elmet has historically been successful in passing along increases (and decreases) in raw material prices to its customers, it does not believe that it will be able to do so completely once these contracts expire as prices for products are currently based on the non-collared price for raw materials.

Competition and Other Market Factors

        The refractory metals industry is competitive on a worldwide basis. The refractory metals marketplace is generally dominated by two large European companies, H.C. Starck, a German company, and The Plansee Group, an Austrian company. Other competitors of Elmet include GE Filament Business, Osram, Sylhan LLC and The Rembar Company. The industry's sole trade association, Refractory Metals Association, has a total worldwide membership of 12 companies. Excluding H.C. Starck and The Plansee Group, Elmet believes a majority of the other refractory metals suppliers are now small metal fabricators which are not vertically-integrated and are generally unable to offer customized solutions and designs. However, Elmet also understands that several large Chinese companies, such as Jinduichen Molybdenum Group Co., Ltd., are rapidly developing expertise in producing molybdenum and other refractory metals products.

        Elmet has a competitive advantage because its technical capabilities allow Elmet to work closely with its customers to provide technical solutions that enhance the performance of the customers' products. This is accomplished through the combination of engineering and an experienced workforce that exploits Elmet's vertically-integrated process of converting APT and molybdenum trioxide powder into specific engineered products. Elmet's ability to control and adjust the vertically-integrated manufacturing process allows for the development of new and unique solutions. Elmet believes that its customers have recognized the company for superior quality, engineering support, customer-service support, and the ability to design and manufacture very complex and technically challenging products. Elmet's products range from unique one-of-a-kind products to high volume products.

        Elmet is one of a small number of refractory metals companies in the world that has the powder metallurgy capability to transform molybdenum trioxide powder and APT into machine-finished products. This vertically-integrated capability allows Elmet to take advantage of the growing demand for unique, specialized product applications that require molybdenum or tungsten by offering proprietary processes and customized solutions to customer requirements.

        Elmet believes that its refractory metals business is well positioned to remain competitive and grow in size because of its strategic positioning as a preferred supplier of solutions to high-technology, high-growth markets.

        Elmet's primary competitors in the resale of glass products and glass components are large, vertically integrated lamp manufacturers that have internal component manufacturing operations. These companies include General Electric Company, or "GE," and Osram Sylvania Inc, or "Osram." However, Elmet's largest purchased product market is glass cullet for fiberglass, and neither GE nor Osram currently produce the same shaped cullet as Elmet. Another purchased product manufactured by Elmet is glass for holiday decorations, and its primary competitor in this market is Osram. With respect to lighting components such as quartz, phosphor and bases, each of GE and Osram offer competitive products.

Management

        Elmet has an experienced senior management team made up of six members with over 100 combined years of experience in the refractory metals industry. Listed below are the members of Elmet's senior management.

Name	Age	Position	Years at Elmet
John S. Jensen	52	President and Chief Executive Officer	23
Charles Bennett	53	Vice President—Research and Development	33
Steven Jordan	53	Vice President—Manufacturing	28
Carl Miller	57	Vice President, Treasurer and Chief Financial Officer	3
Peter Van Alstine	39	Vice President—Sales and Marketing	—
Teri Pontbriand	49	Human Resources Manager	20

        John S. Jensen became Elmet's president and chief executive officer upon completion of the buyout from Philips effective January 1, 2004. Prior to 2004, Mr. Jensen spent 20 years with Philips, beginning in 1983 at the Philips Elmet facility. Mr. Jensen held several positions in marketing and sales before becoming a director of Philips Elmet in 1994. In 1996, Mr. Jensen was relocated to Philips' corporate office in New Jersey and became the senior vice president of lighting. Mr. Jensen has a Bachelor of Science in Business from Westbrook College in Maine.

        Charles Bennett is responsible for research and development, the development of new products and managing the relationship of specific customers with research and development needs. Prior to the buyout from Philips, Mr. Bennett was responsible for a variety of activities including manufacturing, engineering, logistics, and customer service. Mr. Bennett has worked at Elmet or its predecessors for more than 30 years and has spent the last 17 years in senior management.

        Steven Jordan is responsible for overseeing the manufacture of all products from Elmet's Lewiston facility. Prior to the buyout from Philips, Mr. Jordan held several positions in manufacturing at Philips Elmet. Mr. Jordan has worked at Elmet or its predecessors for more than 28 years and has spent the last 15 years in senior management. Prior to joining Elmet, Mr. Jordan spent five years as a manufacturing supervisor at another company located in Lewiston, Maine. Mr. Jordan attended the University of Maine, where he was enrolled in Business Management.

        Carl Miller became Elmet's vice president, treasurer and chief financial officer when he joined Elmet in February 2004. Prior to joining Elmet, Mr. Miller was the chief financial officer of Engineered Material Solutions, Inc., a private equity-backed manufacturer of clad material systems. Prior to joining Engineered Materials Solutions, Mr. Miller held a variety of financial and operational positions in several manufacturing firms whose annual revenues ranged from $50 million to $4.5 billion. Prior to entering the manufacturing industry, Mr. Miller was a staff auditor with Ernst & Ernst, where he earned the CPA designation. Mr. Miller graduated from John Carroll University, cum laude, with a B.S.B.A. in Accounting.

        Peter Van Alstine is responsible for Elmet's sales and marketing activities. Prior to joining Elmet on November 1, 2006, he was vice president and general manager, insurance markets, of Cross Country Automotive Services. He graduated from Dartmouth College and holds an M.B.A. from Harvard Business School.

        Teri Pontbriand is responsible for Elmet's labor relations matters, strategic planning for current/future business needs, personnel activity, Elmet's Safety/Workers Compensation Program, insurance matters, benefit plans matters, and payroll matters. Ms. Pontbriand has worked at Elmet for more than 20 years, and she has held various positions during this time. Ms. Pontbriand graduated from the University of Maine with an Associates Degree in Business Management.

Customers

        Elmet has over 500 active customers located around the world. Elmet's top 20 customers account for approximately 60% of its sales. Approximately 75% of Elmet's top 20 manufactured product customers have purchased products from Elmet or its predecessors for more than 15 years. Elmet's single largest customer, Philips Lighting, accounted for approximately 23% of its 2006 sales.

        During 2006, Elmet's sales were spread among five markets as shown by the following table:

Lighting	Semiconductor/ Data Storage	Furnace	Electronics	Purchased Products
25%	29%	13%	7%	16%

Backlog, Seasonality and Cyclicality

        Elmet's backlog, which includes open orders scheduled to be shipped, typically reflects two to three months of sales, which Elmet believes reflects the average lead time in the marketplace for Elmet's products, and in some cases annual blanket customer orders. The lighting industry is Elmet's most seasonal business, but this seasonality does not have a significant effect on Elmet's overall results. The balance of Elmet's business is less susceptible to cyclicality since most of its products are consumable and are not subject to capital spending changes.

Patents and Trademarks

        Elmet possesses a substantial body of technical know-how and trade secrets and has filed several patent applications in connection with the development of new technology. Elmet considers its technical know-how, trade secrets and patent filings important to its business, although no individual item is considered to be material to Elmet's current business.

Employees

        Elmet employs approximately 240 employees on a full-time basis. Approximately 23% are salaried staff, while 77% are hourly employees. In general, the lighting business is seasonal, which results in a decline in Elmet's workforce each spring. Elmet's workforce then increases again in late summer and early fall.

        Manufacturing employees at Elmet's facility in Lewiston, Maine are members of The International Brotherhood of Teamsters Local 340 under a collective bargaining agreement with Elmet that is scheduled to expire on February 19, 2013. Elmet's management believes that it has a good working relationship with its employees and union representation; however, it is possible that there could be work stoppages or other labor disruptions in the future that could materially adversely affect Elmet's business, results of operations, financial position or liquidity.

Facilities

        Elmet is headquartered in a single, company-owned manufacturing facility located at 1560 Lisbon Street in Lewiston, Maine, approximately 30 miles north of Portland. The property consists of approximately 37 acres of land, of which approximately ten acres are developed and contain approximately 245,000 square feet of manufacturing space and administrative offices. Elmet also owns a 20,000 square foot warehouse located adjacent to the main plant in Lewiston at 104 Commercial Street, which is used for raw material and equipment storage and maintenance. Elmet leases a warehouse in Upland, California, that is used as a sales and distribution center.

Legal Proceedings

        Elmet is a party to certain legal proceedings and other matters arising from time to time in the normal course of business. Elmet's management believes that the legal actions presently pending will not have a materially adverse effect on its financial position or results of operations.

Risk of Loss; Liability Insurance

        Elmet's management believes that Elmet is adequately insured against reasonably foreseeable liability and risk of loss at commercially acceptable standards.

Environmental Matters

        Elmet's manufacturing plant in Lewiston, Maine has been manufacturing components and products using tungsten and molybdenum since 1929. Historical manufacturing operations and chemical use have resulted in various environmental impacts to the property, which have been documented in a number of environmental investigations and reports prepared by consultants to Philips, the former owner of the property. These impacts include the presence of mercury in sub-slab soils beneath one area of the plant, the presence of residual mercury in certain facility sewer lines and discharges of wastewater containing low concentrations of mercury, the presence of polychlorinated biphenyls ("PCBs") in the concrete floor at one location in the plant, the presence of molybdenum and tungsten in groundwater on and or potentially extending beyond the boundaries of the property, low levels of chlorinated solvents in groundwater on the property, petroleum hydrocarbons in soils at locations where former underground fuel tanks were removed and in sub-slab soils at one location beneath the plant, and molybdenum in shallow soils near the facility's dust collectors and in surface water in a small stream on the plant property. Reports documenting these conditions have been filed with the Maine Department of Environmental Protection (the "MDEP"), which has not yet taken a position on remedial requirements for any of the environmental impacts found at the site.

        Pursuant to the purchase agreement between Philips and Elmet dated December 2003, Philips agreed to investigate site conditions and document the results of this investigation in a Supplemental Environmental Report (the "Report") and assume full responsibility for remediation of conditions documented in the Report in accordance with applicable environmental legal requirements. Philips also agreed to indemnify Elmet for environmental costs, penalties and liabilities relating to pre-closing environmental matters, through the expiration of the applicable statute of limitations with respect to such claims. Since the sale of the facility to Elmet, Philips has conducted multiple phases of additional investigations of the above-described conditions. Philips has not yet submitted remedial action plans to Elmet or the MDEP for most of the above-referenced conditions. It is Elmet's position that Philips is responsible for the investigation and remediation of the above-referenced environmental impacts from historical facility operations in accordance with the purchase agreement and applicable legal requirements and the MDEP determinations. Except to the extent that remediation of certain impacts from historical facility operations may be required as described above, Elmet believes its facilities and operations are currently in compliance with applicable environmental regulatory requirements and permits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS—ELMET TECHNOLOGIES, INC.

        Certain statements contained in the following Management's Discussion and Analysis of Financial Condition and Results of Operations of Elmet constitute forward-looking statements that represent the beliefs and assumptions of Elmet's management based on currently available information. Forward-looking statements can generally be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies, trends or uncertainties. Although Elmet believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure you that such expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and Elmet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this proxy statement, including in the section entitled "Risk Factors—Risks Related to Elmet's Business and Operations Following the Acquisition," which include the cyclicability of Elmet's end markets, changes in product pricing and costs, the possibility of labor disruptions, uncertainties associated with new product or new market development, the availability of raw materials and services, changes in raw material prices and other operating costs, competitive products and strategies, global economic and political conditions and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

        The following discussion and analysis should be read in conjunction with Elmet's unaudited financial statements for the three months ended April 1, 2007 and April 2, 2006, and audited financial statements for the years ended December 31, 2006, 2005 and 2004, and the respective related notes thereto included elsewhere in this proxy statement.

Overview

        Elmet is a vertically-integrated manufacturer of custom designed and engineered refractory metal product solutions for a variety of high-technology end-market applications. Elmet specializes in two refractory metal elements, molybdenum and tungsten. These metals exhibit inherent property characteristics, such as high melting points, excellent electrical resistance and low thermal coefficients of expansion, that make them uniquely suited specialty materials that can be engineered to meet precise customer performance specifications. The majority of Elmet's products are mission-critical consumable components supplied primarily to medical, electronics, lighting, furnace and aerospace end-markets.

        Elmet was formed on December 5, 2003 for the purpose of acquiring certain assets of two Lewiston, Maine-based business units of Philips Electronics North America Corporation, or "Philips." The acquisition, which was effective January 1, 2004, was accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and, accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values on the date of acquisition.

        Elmet's business following the buyout from Philips has increased primarily through internal growth. This has been accomplished through a better product mix, increased sales prices and new customers. Elmet measures business performance in two segments, manufactured products and purchased products. Elmet's manufactured products are produced in its manufacturing facility in Lewiston, Maine, and purchased products are those glass products and glass components that Elmet purchases under a supply agreement with Philips and resells in the market.

        Since the buyout from Philips, which was effective January 1, 2004, Elmet has maintained a significant relationship with Philips, and Philips continues to be Elmet's largest customer with approximately 18% of Elmet's net sales during the three months ended April 1, 2007 attributable to the Philips' Lighting and Medical Divisions. In connection with the buyout, Elmet entered into a supply agreement with Philips Lighting pursuant to which Elmet agreed to supply a significant portion of Philips Lighting's requirements for lamp components, primarily filaments and wire, under a fixed pricing arrangement. The Elmet supply agreement expires on December 31, 2008; however, the agreement contemplates that Elmet and Philips will enter into negotiations on a new supply agreement prior to the expiration date. Sales under the Elmet supply agreement totaled approximately $11.4 million, $13.8 million and $16.7 million for the years ended December 31, 2006, 2005 and 2004, respectively and $2.6 million and $3.7 million for the three months ended April 1, 2007 and April 2, 2006, respectively. In addition, also in connection with the buyout, Philips entered into a supply agreement with Elmet pursuant to which Philips supplies Elmet with certain glass products and glass components manufactured by Philips that are subsequently resold by Elmet. The Philips' supply agreement expires on December 31, 2013. While there are no minimum delivery requirements, Philips may terminate the Philips' supply agreement with respect to one or more specific products in the event that Elmet does not purchase a certain amount of such products in a given 36-month period. Philips Lighting has recently provided 12 months advance notice to Elmet that it is ceasing to manufacture and supply certain of the products supplied by Philips Lighting to Elmet under the purchased products supply agreement. Elmet expects that Philips Lighting will stop manufacturing and supplying these products following the end of this 12 month period. These products represent approximately one-half of the purchased products purchased by Elmet that Elmet then resells to its purchased products customers and approximately 8% and 7% of Elmet's total sales during the year ended December 31, 2006 and the three months ended April 1, 2007, respectively. Although Elmet intends to work with Philips Lighting and other potential suppliers to source these products from other suppliers, Elmet expects that finding alternative suppliers for products that meet Elmet's customers specifications may be difficult. In addition, in the event Elmet is able to identify an alternative supplier, the cost of such products from such alternative supplier may not be acceptable to Elmet or its purchased products customers and Elmet may lose the revenue associated with its resale of these purchased products.

Results of Operations—Three Months Ended April 1, 2007 Compared to the Three Months Ended April 2, 2006.

        Summarized Financial Information.    Elmet utilizes fiscal accounting periods that end on the final Sunday of each month. April 1 and April 2 were the ending dates for the three-month periods ended in 2007 and 2006, respectively. The following table summarizes certain information regarding Elmet's results of operations for the three months ended April 1, 2007 and April 2, 2006. The information regarding Elmet's results of operations for the three months ended April 1, 2007 and April 2, 2006 are unaudited.

	Three Months Ended April 1, 2007	Three Months Ended April 2, 2006
	(in thousands)
Sales	$14,533	$14,427
Cost of sales	9,544	9,649

Gross profit	4,989	4,778
Selling, general and administrative expenses	2,098	1,339

Operating income	2,891	3,439
Interest expense	681	719
Change in fair value of interest rate swaps	35	(75)
Change in fair value of common stock purchase warrants	37	—
Other expense—net	—

Income before income taxes	2,138	2,795
Income taxes	950	1,212

Net profit	$1,188	$1,583

        Net Sales.    Elmet experienced an increase in sales of 1% during the first three months of 2007, compared to the same period in 2006. These relatively flat sales were a combined result of continued growth in manufactured products, excluding contract sales (AEM) and a decline in contracted sales to Elmet's largest lighting customer. AEM products increased $1.3 million or 15% compared with the three months ended April 2, 2006 while contract sales of lighting filaments have declined by $1.1 million or 30% compared with the three months ended April 2, 2006.

        Net Sales by Segment.    Net sales by business segment for the three months ended April 1, 2007 and April 2, 2006, respectively, were as follows:

	Manufactured Products	Purchased Products	Combined Total
	(in thousands)
Three Months Ended April 1, 2007
Net sales	$12,520	$2,013	$14,533
Net income	1,156	32	1,188
Capital expenditures	338	—	338
Three Months Ended April 2, 2006
Net sales	12,370	2,057	14,427
Net income	1,538	45	1,538
Capital expenditures	1,058	—	1,058

        Elmet expects that its sales from purchased products will decline as a result of Philips Lighting's decision to cease manufacturing and supplying certain of the products currently sold by Philips Lighting to Elmet for resale to its customers. Philips Lighting has recently provided 12 months advance notice to Elmet that it is ceasing to manufacture and supply certain of the products supplied by Philips Lighting to Elmet under the purchased products supply agreement. Elmet expects that Philips Lighting will stop manufacturing and supplying these products following the end of this 12 month period. These products represent approximately one-half of the purchased products purchased by Elmet that Elmet then resells to its purchased products customers. Although Elmet intends to work with Philips Lighting and other potential suppliers to source these products from other suppliers, Elmet expects that finding alternative suppliers for products that meet Elmet's customers specifications may be difficult. In addition, in the event Elmet is able to identify an alternative supplier, the cost of such products from such alternative supplier may not be acceptable to Elmet or its purchased products customers and Elmet may lose the revenue associated with its resale of these purchased products.

        Cost of Sales.    Elmet's primary cost of sales is the cost of its raw materials. Prior to June 2005, the cost of raw materials increased significantly because of world demand and decreased production, however, since that time the cost of raw materials has remained relatively stable as a result of pricing collars contained in Elmet's materials contracts. The following table reflects market prices for these metals for the periods set forth below.

Market Pricing of Raw Materials	Tungsten(APT)	Molybdenum Trioxide
	(price per STU)(1)	(price per pound)(2)
January 2004	$54.50	$7.80
December 2004	93.00	33.25
September 2005	220.00	34.50
December 2005	245.00	26.00
September 2006	235.00	27.30
December 2006	230.00	24.70
March 2007	245.00	28.50

(1)
London Metals Bulletin (prices reported in STUs, or per 20 pounds)

(2)
Platt's Metals Week

        Elmet's management anticipates that the cost of raw materials will remain relatively stable throughout the end of 2007. Elmet is generally able to pass along increases in the costs of raw materials to its customers; however, Elmet also generally passes along decreases in such costs, which can reduce Elmet's profitability and profit margins. Both of Elmet's raw material contracts have pricing collars on the price Elmet pays for its supply of APT and molybdenum trioxide powder as compared to published prices. Both of these contracts expire at the end of 2007 at which time Elmet anticipates that the price it will pay for APT and molybdenum trioxide powder will increase substantially. While Elmet has historically been successful in passing along increases (and decreases) in raw material prices to its customers, it does not believe that it will be able to do so completely once these contracts expire as prices for products are currently based on the non-collared price for raw materials. Elmet's costs of sales were effectively flat for the two periods reflecting the relatively small change in total sales for the two periods.

        Gross Profit.    During the three months ended April 1, 2007, Elmet's gross profit increased by 1.3% from 33% for the three months ended April 2, 2006 to 34.3% for the three months ended April 1, 2007. This improved performance was driven by improved product mix and improved manufacturing performance.

        Selling, General and Administrative Expenses.    Elmet's selling, general and administrative expenses for the three months ended April 1, 2007 increased by $.7 million to $2.1 million as compared to the same period in 2006, primarily as a result of costs associated with the proposed recapitalization or sale of Elmet and the acquisition, installation and debugging of an enterprise software system. In connection with the buyout from Philips, Elmet was required to install and implement an enterprise software system by December 31, 2006. Prior to the installation of this system, Elmet obtained its systems support from Philips pursuant to a transition services agreement entered into with Philips at the time of the buyout. Other costs, primarily salaries and associated benefits, rose 3.5% primarily due to annual merit increases.

        Interest Expense.    Elmet's interest expense decreased by approximately $38,000 from $719,000 for the three months ended April 2, 2006 to $681,000 for the three months ended April 1, 2007. This decrease was primarily driven by the decrease in Elmet's long-term debt obligations and better pricing based on compliance with certain debt covenant levels under Elmet's existing credit documentation with its lenders.

        Cash Flows From Operations.    Elmet's cash flows from operations for the three months ended April 1, 2007 and April 2, 2006, respectively, are summarized below.

Statements of Cash Flows
Three Months Ended:

	April 1, 2007	April 2, 2006
	(in thousands)
Net cash provided by operating activities	$416	$666
Cash flows from investing activities
Acquisition of equipment	(338)	(1,058)

Net cash used by investment activities	(338)	(1,058)

Cash flows from financing activities
Net borrowings from line of credit	1,252	1,141
Principal payments on long-term debt	(1,330)	(1,153)

Net cash (used) provided by financing activities	(78)	(12)

Net decrease in cash	0	(404)
Cash, beginning of year	0	404

Cash, end of quarter	0	0

        Cash Flow From Operations.    Net cash from operations decreased by approximately $250,000 from $666,000 for the three months ended April 2, 2006 to $416,000 for the three months ended April 1, 2007. This decrease was driven primarily by less working capital and a decrease in net income of $360,000, which was partially offset by increased depreciation of $231,000.

        Total changes in working capital are summarized below.

	April 1, 2007	April 2, 2006
	(in thousands)
(Increase) decrease in:
Accounts receivable, net	$(891)	$(689)
Other receivables	228	465
Inventories, net	(1,488)	(1,228)
Prepaid expenses	140	43
Note receivable	21
Deferred taxes		(221)
Rate swap	35	(75)
Increase (decrease) in:
Accounts payable	(468)	1,349
Accrued expenses	629	(200)
Income tax payable	79	(1,257)

        Accounts Receivable.    The increase of $891,000 and $689,000 in accounts receivable for the three months ended April 1, 2007 and April 2, 2006, respectively, was primarily attributable to increased sales compared to the prior quarter.

        Inventories.    The increase in inventories of $1.5 million for the three months ended April 1, 2007 was primarily the result of increased production in anticipation of a maintenance shut down of certain portions of Elmet's capacity. The increase of $1.2 million for the three months ended April 2, 2006 was primarily the result of increased business activity and a shift in product mix to higher valued semi-finished goods.

        Accounts Payable.    Elmet's accounts payable decrease for the three month periods ended April 1, 2007 was approximately $468,000 as compared with the three months ended April 2, 2006. This decrease was attributable to Elmet's timing of payments as raw materials and operating supplies were paid prior to quarter end.

        Accrued Expenses.    Accrued expenses increased by $629,000 for the three months ended April 1, 2007 as Elmet deferred its revenue recognition for a new medical imaging device that was paid for in advance to provide working capital. This income will be recognized as the new product is delivered to the customer.

        Income Taxes Payable.    Income taxes payable, which includes U.S. federal income tax and state income taxes for Maine and California, decreased by approximately $1.3 million during the first three months ended April 1, 2007 as compared with the first three months ended April 2, 2007 as a result of paying the first quarters estimated taxes by March 15, 2007. There was no significant change as of April 1, 2007 as all of the tax liability had been paid by year end 2006. The tax liability reflects Elmet's obligation for state and federal income taxes and is accounted for using the accrual method based on book income and adjusting annually for deferred tax assets and liability.

Results of Operations—Year Ended December 31, 2006 Compared to Year Ended December 31, 2005.

        Summarized Financial Information.    The following table summarizes certain information regarding Elmet's results of operations for the years ended December 31, 2006 and 2005, respectively.

	Year Ended December 31, 2006	Year Ended December 31, 2005
	(in thousands)
Sales	$55,082	$59,907
Cost of sales	36,476	41,745

Gross profit	18,606	18,162
Selling, general and administrative expenses	6,302	4,448

Operating income	12,304	11,466
Interest expense	2,755	2,231
Change in fair value of interest rate swaps	3	(95)
Other expense—net	380	2,449

Income before income taxes	9,166	6,881
Income taxes	3,870	4,623

Net profit	$5,296	$2,258

        Net Sales.    Elmet experienced a decrease in sales of 8% during 2006, compared to 2005, primarily attributable to the loss of a purchased products' customer and a decline in sales to two manufactured products' customers. Elmet's purchased products' customer ceased domestic production at the end of 2005 and therefore ceased purchasing components from Elmet. Sales to this customer amounted to

$2.2 million in 2005. During 2005, one of Elmet's manufactured products customers purchased approximately $1.5 million of prototype components for the production of a new medical application device that was to be marketed in 2006. During 2006, this customer delayed the production of its new medical application device until 2007 and changed certain of the specifications. As a result, this customer did not purchase any prototypes from Elmet during the 2006 fiscal period. Elmet currently anticipates manufacturing new prototype components for this new medical application device in 2007. In addition, one of Elmet's lighting customers purchased approximately $2.4 million less from Elmet during 2006 compared to 2005. Except for these factors, sales for 2006 were similar to those for 2005.

        Net Sales by Segment.    Net sales by business segment for the years ended December 31, 2006 and 2005, respectively, were as follows:

	Manufactured Products	Purchased Products	Combined Total
	(in thousands)
Year Ended December 31, 2006
Net sales	$46,271	$8,811	$55,082
Net income	5,018	278	5,296
Capital expenditures	2,613	—	2,613
Year Ended December 31, 2005
Net sales	$48,694	$11,213	$59,907
Net income	2,026	232	2,258
Capital expenditures	2,797	—	2,797

        Cost of Sales.    Elmet's primary cost of sales is the cost of its raw materials. Prior to June 2005, the cost of raw materials increased significantly because of world demand and decreased production, however, since that time the cost of raw materials has remained relatively stable as a result of the pricing collars contained in Elmet's raw materials contracts. The following table reflects market price for these metals for the periods set forth below.

Market Pricing of Raw Materials	Tungsten(APT)	Molybdenum Trioxide
	(price per STU)(1)	(price per pound)(2)
January 2004	$54.50	$7.80
December 2004	93.00	33.25
September 2005	220.00	34.50
December 2005	245.00	26.00
September 2006	235.00	27.30
December 2006	230.00	24.70

(1)
London Metals Bulletin (prices reported in STUs, or per 20 pounds)

(2)
Platt's Metals Week

        Elmet's management anticipates that the cost of raw materials will remain relatively stable throughout the end of 2007. Elmet is generally able to pass along increases in the costs of raw materials to its customers; however, Elmet also may pass along decreases in such costs, which can reduce Elmet's profitability and profit margins. Both of Elmet's raw material contracts have pricing collars on the price Elmet pays for its supply of APT and molybdenum trioxide powder as compared to published prices. Both of these contracts expire at the end of 2007 at which time Elmet anticipates that the price it will pay for APT and molybdenum trioxide powder will increase substantially. While Elmet has historically been successful in passing along increases (and decreases) in raw material prices to its customers, it does not believe that it will be able to do so completely once these contracts expire as prices for products are currently based on the non-collared price for raw materials. Elmet's costs of sales decreased by approximately 13% for 2006 compared to 2005, primarily as a result of decreased sales, decreased material use and a mix of higher margin products.

        In addition to its manufactured products, Elmet also sells scrap that is a by-product of its manufacturing process. Scrap varies in form and therefore is subject to product mix, process control, quality of raw material and other factors. Due to the vagaries of the process, it is nearly impossible to accurately predict the amount of scrap that will be recovered. Elmet historically accounted for the recovery of scrap on a cash basis due to the uncertainty of the market, fluctuations in price and the length of time required to complete sales of such materials. However, effective January 1, 2006, Elmet converted to the accrual method of accounting for purposes of recording scrap-related transactions. Under this method, Elmet records its scrap inventory at the lower of cost or net realizable value. Upon sale of the scrap inventory, Elmet may record a gain (or loss) based upon any changes in market value. As a result of this change in accounting methods, one transaction involving scrap that was generated, inventoried and sold in 2005, but for which payment was not received until 2006, was required to be reflected in Elmet's 2005 financial statements. Accordingly, Elmet restated its financial statements for the year ended December 31, 2005 to reflect this adjustment. See Note 15 to Elmet's financial statements for the year ended December 31, 2005.

        Elmet has experienced recent increases in utility costs. Elmet was previously party to a fixed price supply contract for electricity that terminated on December 31, 2005. Since that time, Elmet has purchased its electricity supply wholesale directly from power producers. This has resulted in an increase of 65% in electrical costs. To offset this increase, Elmet has shifted a significant portion of its electricity demand to non-peak hours to minimize costs. Elmet has also offset a portion of the increase through a more efficient utilization of manufacturing capacity, labor efficiencies and raw material yields. In addition, other manufacturing costs have been maintained at or below the prior year's levels.

        Gross Profit.    During 2006, Elmet increased gross profit by 3.5 percentage points, from 30.3% for 2005 to 33.8% for 2006. The improvement was driven primarily by increased selling prices, improved product mix and improved cost control in the manufacturing facility as described above.

        Selling, General and Administrative Expenses.    Elmet's selling, general and administrative expenses for 2006 increased by $1.9 million to $6.3 million as compared to 2005, primarily as a result of costs associated with a proposed recapitalization or sale of Elmet during 2006 and the acquisition, debugging and installation of an enterprise software system. In connection with the buyout from Philips, Elmet was required to install and implement an enterprise software system by December 31, 2006. Prior to the installation of this system, Elmet obtained its systems support from Philips pursuant to a transition services agreement entered into with Philips at the time of the buyout. Other costs, primarily salaries and associated benefits, rose 3.5% primarily due to annual merit increases.

        Interest Expense.    Elmet's interest expense increased by approximately $0.6 million from $2.2 million for 2005 to $2.8 million for 2006. This increase was primarily driven by an increase of $19.6 million in Elmet's long-term debt obligations, which was used primarily to repurchase shares of Elmet's common and preferred stock and certain of Elmet's outstanding subordinated promissory notes held by its stockholders. See Note 11 to Elmet's financial statements for 2006 included elsewhere in this proxy statement.

        Cash Flows From Operations.    Elmet's cash flows from operations for 2006 and 2005, respectively, are summarized below.

Statements of Cash Flows
Years Ended December 31,

	2006	2005
	(in thousands)
Net cash provided by operating activities	$7,323	$8,851
Cash flows from investing activities
Acquisition of equipment	(2,613)	(2,797)

Net cash used by investment activities	(2,613)	(2,797)

Cash flows from financing activities
Net borrowings from line of credit	1,054	3,259
Principal payments on long-term debt	4,059	(7,635)
Proceeds from issuance of long-term debt	1,500	19,407
Cash paid to redeem warrants	—	(9,033)
Cash paid to redeem preferred stock	—	(5,000)
Dividends paid	(1,500)	(7,987)

Net cash (used) provided by financing activities	(5,113)	(6,989)

Net (decrease in cash)	(404)	(934)
Cash, beginning of year	404	1,338

Cash, end of year	$0	$404

        Cash Flow From Operations.    Net cash from operations decreased by approximately $1.6 million from $8.9 million for the year ended December 31, 2005 to $7.3 million for the year ended December 31, 2006. This decrease was driven primarily by the increase in accounts receivable of $0.7 million and the increase in inventories of $0.8 million.

        Total changes in working capital are summarized below.

	December 31, 2006	December 31, 2005
	(in thousands)
(Increase) decrease in:
Accounts receivable, net	$(795)	$(2,998)
Other receivables	35	(178)
Note receivable	177	—
Inventories, net	(611)	(930)
Prepaid expenses/other current assets	(211)	56
Restricted deposits	—	867
Deferred taxes	(221)	926
Rate swap	3	(95)
Increase (decrease) in:
Accounts payable	965	989
Accrued expenses	(102)	541
Income tax payable	(609)	(140)

        Accounts Receivable.    Accounts receivable increased $0.7 million and $3.0 million for 2006 and 2005, respectively. The increase in 2005 was primarily attributable to increased sales. The increase for 2006 was the result of slower collections as days sales outstanding rose from 50.3 to 55.4 for 2006. In addition, Elmet entered into a settlement agreement with one purchased products customer that was having financial difficulties effective March 30, 2006 with respect to a $1.0 million account receivable owed by the customer as of the effective date of the settlement agreement. The entire gross trade receivable of $1.0 million was the subject of the settlement agreement. Elmet had recorded an allowance of $400,000 against this customer's account receivable as of December 31, 2005 based upon an estimate of the viability of the customer. Elmet determined that the customer could survive a minimum of two years and an allowance was established against this gross account receivable to reflect a value equal to the total amount expected to be collected during this time frame. Elmet received $76,100, or approximately five percent of the balance, plus the first monthly installment at the time of entering into the settlement agreement and the remaining $910,300 is evidenced by a note receivable from the customer that bears interest at 10% and is payable over three years. Elmet is not recording any interest income from this note and will not until the entire note is recovered. The entire amount of all payments received is being applied to the note receivable. The customer continues to have financial difficulties and this allowance may be increased in the future. In the event the customer fails to make any more payments on the note receivable, Elmet may write off the entire net balance of $412,200 and Elmet's cash flows will be affected by the failure to collect this amount. In the event that Elmet instead collects the full balance on the note receivable, Elmet will recognize gain equal to difference between the face amount of the note as collected and the note receivable net of allowance recorded on Elmet's balance sheet.

        Inventories.    The increase in inventories of $836,000 for 2006 compared to 2005 was primarily the result of higher material costs and a shift in product mix to higher value products as well as a decrease in inventory turns due to decreased sales of Elmet's largest customer during the fourth quarter. During 2005, Elmet increased inventories due to higher business activity and increases in raw material pricing, which increased the average carrying cost of all inventory.

        Accounts Payable.    Elmet's accounts payable increased during both 2006 and 2005, respectively. For 2006, the increase was approximately $965,000, and for 2005 the increase was approximately $989,000. These increases were primarily attributable to increased purchases of raw materials and operating supplies required to support Elmet's business.

        Income Taxes Payable.    Income taxes payable, which includes U.S. federal income tax and state income taxes for Maine and California, decreased by approximately $0.8 million in 2006 compared to 2005 as a result of reduced taxable income for the year ended December 31, 2006. The tax liability reflects Elmet's obligation for state and federal income taxes and is accounted for using the accrual method based on book income and adjusting annually for deferred tax assets and liability.

        Accumulated Deficit.    The following table details Elmet's accumulated deficit outstanding, which is substantially the result of dividends declared and paid in 2005 and the change in valuation of stock and warrants.

Net loss 2004	$(791)
Net income 2005	2,258
Net income 2006	5,296
Dividend paid	(10,987)
Preferred stock value accretion	(1,996)
Redemption preferred stock	1,837
Common stock grant	(119)

Accumulated deficit	$(4,502)

        Summarized Financial Information.    The following table summarizes certain information regarding Elmet's results of operations for the years ended December 31, 2005 and December 31, 2004, respectively.

	Year Ended December 31, 2005	Year Ended December 31, 2004
	(in thousands)
Sales	$59,907	$51,172
Cost of sales	41,745	37,870

Gross profit	18,162	13,302
Selling, general and administrative expenses	4,448	3,982
Loss on early extinguishment of debt	1,866	—
Loss (gain) on disposal/sale of equipment	382	(4)

Operating income	11,466	9,323

Other (income) expense
Interest expense	2,231	2,553
Change in fair value of interest rate swaps	(95)	(52)
Other expense	198	—
Change in fair value of common stock purchase warrants	2,251	4,886

Total other expense, net	4,585	7,387

Income before income tax expense	6,881	1,937
Income tax expense	4,623	2,728

Net income (loss)	$2,258	$(791)

        Net Sales.    Elmet's net sales increased by $8.7 million to $59.9 million in 2005 from $51.2 million in 2004, an increase of 17%. This growth was driven primarily by increased selling prices, improved product mix and the increase in demand for Elmet's products by primarily three of its customers. This increased demand resulted in revenue growth of approximately $5.7 million from the 2004 fiscal period to the 2005 fiscal period. During the same period, sales to Philips Lighting declined by approximately $3 million. Philips Lighting represented 23% and 32.7% of sales for the years ended December 31, 2005 and 2004. These sales are for products under the fixed price supply agreement with Philips. The new business generated primarily from the three customers related to the manufactured products segment of Elmet's business and involved products that carry higher margins than other products of Elmet. The average increase in selling price was approximately 40%, driven primarily by the increase in the cost of raw materials. The price of tungsten increased approximately 250% from January 2004 to December 2005, and the price of molybdenum trioxide increased approximately 230% from January 2004 to December 2005. Almost all of these raw material price increases were passed along to customers, with the exception of sales under the fixed price supply contract with Philips, for a total price increase to customers of $4 million during the 2005 fiscal period.

        Net Sales by Segment.    Net sales by business segment for the years ended December 31, 2005 and December 31, 2004, respectively, are as follows:

	Manufactured Products	Purchased Products	Combined Total
	(in thousands)
Year Ended December 31, 2005
Net sales	$48,694	$11,213	$59,907
Net income	2,026	232	2,258
Capital expenditures	2,797	—	2,797
Year Ended December 31, 2004
Net sales	$41,280	$9,892	$51,172
Net (loss) income	(1,196)	405	(791)
Capital expenditures	2,101	—	2,101

        Cost of Sales.    Elmet's cost of raw materials, primarily molybdenum and tungsten, increased by 10% in 2005 compared to the prior year due to increased worldwide demand. In addition, Elmet experienced increased energy and utilities costs in 2005 compared to the prior year. To support the growth in its business and improve manufacturing efficiencies, Elmet invested approximately $4.5 million over the 24-month period ended December 31, 2005 in new and replacement machinery a significant portion of which is computer controlled milling centers. The increases in cost were offset by increased amounts realized from the recovery of scrap, which was primarily attributable to the increase in the costs of raw materials during the same period. In addition, manufacturing efficiencies were improved due to better raw material control resulting in better yields, reduced labor costs and improved spending control for operating supplies.

        In addition to its manufactured products, Elmet also sells scrap that is a by-product of its manufacturing process. Scrap varies in form and therefore is subject to product mix, process control, quality of raw material and other factors. Due to the vagaries of the process, it is nearly impossible to accurately predict the amount of scrap that will be recovered. Elmet historically accounted for the recovery of scrap on a cash basis due to the uncertainty of the market, fluctuations in price and the length of time required to complete sales of such materials. However, effective January 1, 2006, Elmet converted to the accrual method of accounting for purposes of recording scrap-related transactions. Under this method, Elmet records its scrap inventory at the lower of cost or net realizable value. Upon sale of the scrap inventory, Elmet may record a gain (or loss) based upon any changes in market value. As a result of this change in accounting methods, one transaction involving scrap that was generated, inventoried and sold in 2005, but for which payment was not received until 2006, was required to be reflected in Elmet's 2005 financial statements. Accordingly, Elmet restated its financial statements for the year ended December 31, 2005 to reflect this adjustment. See Note 15 to Elmet's financial statements for the year ended December 31, 2005. During 2004, Elmet recorded all of its scrap recovery on the cash basis.

        Gross Profit.    During the year ended December 31, 2005, Elmet increased its gross profit by four percentage points, from 26% for the year ended December 31, 2004 to 30% for the year ended December 31, 2005. The improvement was driven primarily by increased selling price, improved product mix and improved cost control in the manufacturing facility as described above.

        Selling, General and Administrative Expenses.    Elmet's selling, general and administrative expenses in 2005 increased by approximately $465,000 to $4.4 million, compared to the same period of 2004, primarily due to the costs associated with the acquisition and installation of an enterprise software system of $180,000 and the write-off of capitalized engineering costs acquired in connection with the buyout of $352,000. In connection with the buyout from Philips, Elmet was required to install and implement an enterprise software system by December 31, 2006. Prior to the installation of this system, Elmet obtained its systems support from Philips pursuant to a transition services agreement entered into with Philips at the time of the buyout. Other costs, primarily salaries and associated benefits, increased by 3.5% due to annual merit increases.

        Interest Expense.    Elmet retired $3,671,000 of debt during 2004, reducing its average debt outstanding during 2005. In addition, Elmet's performance during 2004 resulted in a reduction in the overall pricing of bank debt by 2.5%. Elmet was also able to reduce the interest on its subordinated notes to 10% in 2005 from 12% in 2004. These resulted in a decrease in interest expense of approximately $323,000 in 2005 compared to 2004.

        Cash Flows From Operations.    Elmet's cash flows from operations for the years ended December 31, 2005 and 2004 are summarized below:

Statements of Cash Flows
Years ended December 31, 2005 and 2004

	2005	2004
	(in thousands)
Net cash provided by operating activities	$8,851	$7,706
Cash flows from investing activities
Cash paid to acquire the company	—	(27,719)
Acquisition of equipment	(2,797)	(2,101)
Proceeds from sale of equipment	—	1,169

Net cash used by investment activities	(2,797)	(28,651)

Cash flows from financing activities
Net borrowings from line of credit	3,259	—
Deferred financing costs paid	—	(313)
Principal payments on long-term debt	(2,278)	(3,671)
Proceeds from issuance of long-term debt	19,407	12,888
Proceeds from issuance of preferred stock	—	4,880
Cash paid to redeem common stock warrants	(9,033)	—
Proceeds from issuance of subordinated debentures and common stock purchase warrants	—	8,500
Principal payments on subordinated debentures	(5,357)	—
Cash paid to redeem preferred stock	(5,000)	—
Dividends paid	(7,987)	—

Net cash (used) provided by financing activities	(6,989)	22,284

Net increase (decrease) in cash	(934)	1,338
Cash, beginning of year	1,338	—

Cash, end of year	$404	$1,338

        Net cash flows from operations increased $1.2 million from $7.7 million in 2004 to $8.9 million in 2005. This increase was driven primarily by increased sales and operating profit. This increase was partially offset by increases in accounts receivable and inventories. Total changes in working capital are summarized below:

	Year ended December 31, 2005	Year ended December 31, 2004
	(in thousands)
(Increase) decrease in:
Accounts receivable, net	$(2,998)	$(2,008)
Other receivables	(178)	(499)
Inventories, net	(829)	(1,285)
Repair parts inventory, net	(102)	56
Prepaid expenses	56	(74)
Restricted deposit	867	(867)
Increase (decrease) in:
Accounts payable	989	2,096
Accrued expenses	541	830
Income taxes payable	(140)	2,000

        Accounts Receivable.    Accounts receivable in 2004 increased due to increased sales during 2004. The increase attributable to 2005 was primarily the result of a significant customer in the purchased products segment not paying for its products. Total receivables due from this particular customer as of December 31, 2005 were approximately $1 million. Elmet subsequently entered into a settlement agreement with this customer effective March 30, 2006 with respect to the $1.0 million trade receivable owned by the customer as of the effective date of the settlement agreement. Elmet received $76,100, or approximately five percent of the balance, plus the first monthly installment at the time of entering into the settlement agreement and the remaining $910,300 is evidenced by a note receivable from the customer that bears interest at 10% and is payable over three years. Elmet had recorded an allowance of $400,000 against this customer's account receivable as of December 31, 2005 based upon an estimate of the viability of the customer. Elmet determined that the customer could survive a minimum of two years and an allowance was established against this gross account receivable to reflect a value equal to the total amount expected to be collected during this time frame.

        Inventories.    The increase in inventories during 2005 resulted from higher average material cost, higher value work in process inventory due to higher value-added products and increased utility costs, a portion of which is accounted for as part of costs of goods sold. During 2004, Elmet significantly increased inventory due to increased raw material pricing which was reflected in the material content of the inventory and increased "work in process" required to support new customers. In addition, Elmet increased strategic inventories to service customers' needs and improve lead times going forward.

        Accounts Payable.    Elmet's accounts payable relate primarily to the cost of raw materials and operating supplies. The increase in accounts payable during 2004 primarily resulted from the significant increase in raw material pricing and increased business activity. Elmet maintains long-term purchase agreements with both of its primary suppliers of raw materials, and each agreement has a price collar that reduces the effects of significant fluctuations in the cost of raw materials. Each of these suppliers maintains consigned inventories at Elmet's facility in Lewiston to ensure the availability of its products. The increase in accounts payable during 2005 primarily resulted from increases in raw material pricing and supplies, increases in utility costs, specifically electricity, and an increase in Elmet's payment terms from net 30 days to net 45 with most of its vendors.

        Accrued Expenses.    The increase in accrued expenses experienced during 2004 was primarily due to accrued performance bonuses, sales bonuses and other employee related expenses. The additional expenses accrued during 2005 resulted from the suspension of a joint development project with Elmet's largest customer. The shutdown / restart costs were accrued by Elmet during the fourth quarter of 2005.

        Income Taxes Payable.    The increase in taxes payable in 2004 was attributable to federal and state income taxes being accrued for 2004. 2004 was the first year that Elmet was required to file income taxes as a stand alone business. The decrease experienced in 2005 was primarily the result of actual payments being made by Elmet by September 15, 2005 for estimated taxes due.

Liquidity and Capital Resources

        General.    Elmet's primary sources of liquidity on an ongoing basis are cash flows from operating activities and borrowings under various credit facilities. Elmet generally uses these amounts to fund capital expenditures, repay indebtedness incurred primarily for working capital purposes, and provide for the payment of dividends. From time to time Elmet has incurred additional indebtedness, generally to fund short-term working capital needs, refinance existing indebtedness, and invest in major capital expenditures or the acquisition of other assets outside the ordinary course of business.

        Elmet routinely evaluates its liquidity requirements, capital needs and availability of resources in view of, among other things, its alternative uses of capital, debt service requirements, the cost of debt and equity capital and estimated future operating cash flows. As a result of this process, Elmet has in the past raised additional capital, modified its dividend policies, restructured ownership interests, incurred, financed or restructured indebtedness, redeemed shares of preferred stock, repurchased warrants or taken a combination of such steps or other steps to increase or manage its liquidity and capital resources. If Elmet were to continue as an independent company, it would likely take similar actions in the future.

        Elmet had no cash and cash equivalents on hand as of April 1, 2007, but then had $3.9 million available for borrowing under its revolving credit facility. Based upon Elmet's expectations of its operating performance, and the anticipated demands on its cash resources, Elmet expects to have sufficient liquidity to meet its short-term obligations (defined as the twelve month period ending April 1, 2008) and its long-term obligations (defined as the five-year period ending April 1, 2013). In the event Elmet continues as an independent company, principal payments on its outstanding debt during the twelve month period ending December 31, 2007 will be approximately $5.3 million. In addition, Elmet paid the $1.5 million previously declared dividend on its common stock in April 2007. Except for its scheduled debt obligations, Elmet does not presently have any other material contractual debt, financing or capital expenditure obligations. If actual developments differ from Elmet's expectations, its liquidity and access to capital could be adversely affected.

Financing Activities

        Debt.    Elmet has a revolving line of credit with its lenders that permits it to borrow up to $8.0 million, which may be reduced under certain circumstances provided for in the loan documentation. Interest is payable monthly at a rate equal to the 30-day London Interbank Offered Rate ("LIBOR") plus a performance-based spread. The line of credit expires September 30, 2007. The line is collateralized by substantially all of Elmet's assets. There were $3.5 million and $4.4 million outstanding on the line of credit as of April 1, 2007 and April 2, 2006, respectively.

        Recapitalization and Early Debt Extinguishment.    Effective January 15, 2005, Elmet repaid $2.2 million of subordinated debentures which had a carrying value of $1.4 million (net of approximately $850,000 of unamortized discount). Effective September 1, 2005, pursuant to a recapitalization transaction, Elmet amended its line of credit and mortgage note payable, and issued two additional notes payable that were used to refinance an existing note payable and to pay off a portion of additional subordinated debentures, which had a carrying value of $2.1 million (net of unamortized discount of $1.0 million). The remaining $3.1 million of subordinated debentures outstanding were amended as of September 1, 2005, reducing the interest rate from 12.5% to 10% and extending the maturity date by one year to December 31, 2009.

        In connection with the early extinguishment of subordinated debentures discussed above, Elmet recognized a loss on early extinguishment of debt in the amount of approximately $1.9 million. The remaining outstanding debentures are required to be repaid in connection with Elmet's proposed acquisition by Harbor, and it is anticipated that such debentures outstanding at the closing of the transaction will be repaid.

        Conversion and Redemption of Capital Stock.    Effective January 15, 2005, Elmet redeemed 1,138,000 shares of preferred stock for an aggregate purchase price of $1.1 million (the original issue price) and repurchased warrants to acquire 814,016 shares of common stock for an aggregate purchase price of $2.4 million. Effective September 1, 2005, Elmet converted 3,862,000 shares of preferred stock to common stock (on a 1 for 1 basis) and redeemed such shares for an aggregate purchase price of $3.9 million (the original issue price). Elmet does not currently have any preferred stock outstanding. Elmet also repurchased warrants to acquire 1,735,488 shares of common stock for an aggregate purchase price of $6.7 million. Elmet financed these transactions with additional funds borrowed from its senior lender.

        Dividends.    Prior to the conversion of all of Elmet's preferred stock on September 1, 2005, holders of shares of Elmet's preferred stock were entitled to annual dividends, which accrued whether declared or not (cumulative), at a rate of 6% (increasing to 11% effective January 1, 2009) based on the original issue price. On September 1, 2005, as part of a recapitalization transaction, described in more detail in Note 5 of the Elmet's financial statements for the year ended December 31, 2006, Elmet declared and paid a cumulative dividend in an aggregate amount equal to $386,200 on the outstanding shares of preferred stock immediately prior to the conversion of such preferred stock into common stock.

        Elmet also declared a dividend of $10.6 million, or approximately $.65 per share of Elmet's outstanding common stock and preferred stock to holders of record as of August 1, 2005, on a fully-diluted basis (including 578,496 warrant shares). Elmet paid the dividend in 2005, with the exception of $3.0 million payable to its majority stockholder, which was accrued as a dividend payable as of December 31, 2005, and accrues interest at an annual rate of 10%. The $3.0 million dividend payable to Elmet's majority stockholder was payable in two installments subject to certain conditions imposed by Elmet's senior lender. The first installment of $1.5 million was payable to Elmet's majority stockholder upon receipt by Elmet's senior lender of Elmet's December 31, 2005 audited financial statements and certain other documents, and it was paid on June 8, 2006. The second installment became due upon receipt by the senior lender of the December 31, 2006 audited financial statements and certain other documents. Elmet paid the second installment of $1.5 million in April 2007, and that payment is recorded as a dividend payable as of December 31, 2006.

        Harbor Acquisition.    On October 17, 2006, Elmet and its stockholders entered into a stock purchase agreement with Harbor providing for the acquisition of Elmet by Harbor, pursuant to which Elmet will become a subsidiary of Harbor.

Off-Balance Sheet Arrangements

        Elmet had no off-balance sheet arrangements as of April 1, 2007.

Contractual Obligations

        The following table summarizes Elmet's principal contractual obligations as of December 31, 2006 and the effects such obligations are expected to have on Elmet's liquidity and cash flow in future periods.

	Payment due by period (in thousands)
	Total	2007-2008	2009-2010	Thereafter
Contractual Obligations
Long-term debt obligations(1)	$26,226	$14,133	$12,093	—
Capital lease obligations	—	—	—	—
Dividends payable	1,500	1,500	—	—
Operating lease obligations	1,030	748	282	—
Purchase obligations	—	—	—	—

TOTAL	$30,565	$16,279	$12,851	—

(1)
See Note 5 to Elmet's financial statements for the year ended December 31, 2006 included elsewhere in this proxy statement. In addition, in the event that Harbor acquires Elmet, Elmet's credit facility will either be repaid or refinanced and its subordinated debentures will be paid in full.

Critical Accounting Policies

        Elmet's financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Elmet's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Elmet bases its estimates and judgments, to varying degrees, on historical experience, advice of external specialists and various other factors it believes to be prudent under the circumstances. Actual results could differ from those which result from using the estimates.

        The policies and estimates discussed below are considered by Elmet's management to be critical to an understanding of Elmet's financial statements because their application requires the most significant judgments from Elmet's management in estimating matters for financial reporting that are inherently uncertain. See the notes to Elmet's financial statements included elsewhere in this proxy statement for additional information on these policies and estimates, as well as discussion of additional accounting policies and estimates.

        Accounts Receivable.    Accounts receivable are stated at the amount management expects to collect from outstanding balances. Elmet's management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Management determines the allowance based on known troubled accounts, historical experience and other currently available evidence. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. During 2005, Elmet increased the reserve for bad debts by $400,000 to reflect the uncertainties of collecting an account from a purchase products customer that ceased domestic operations. The account receivable was converted to a note receivable bearing interest at 10% and payable over 36 months. As of December 31, 2006, the customer is current on its monthly obligation.

        Inventories.    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Costs include direct material, direct labor and applicable manufacturing and engineering overhead and other direct costs. Elmet's inventory is valued at standards that approximate actual value to produce. Manufacturing standards are set annually based on projected volumes, budgeted costs for the coming year and actual raw material prices. Raw material prices are adjusted as required to reflect the actual cost of raw materials during the year. Scrap inventory is stated at the net realizable value of the inventory as determined by the current selling price of scrap inventory sales.

        Goodwill.    Elmet follows the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, which establishes the financial accounting and reporting for goodwill and other intangible assets and supersedes APB No. 17, Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but, instead, tested at least annually for impairment. Elmet performs an annual impairment test at fiscal year end for goodwill and other indefinite-lived intangible assets. Goodwill is allocated to various reporting units, which are either the operating segment or one reporting level below the operating segment. SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step requires a determination of the fair value of the reporting unit, which is compared to its carrying value.

        If the fair value exceeds the carrying value, the goodwill is not considered impaired. If the carrying value exceeds the fair value, impairment is measured as the excess of the carrying value of the reporting unit goodwill over the implied fair value of the goodwill. The implied fair value of the reporting unit goodwill is determined through a hypothetical purchase price allocation of fair value to all assets and liabilities of the reporting unit, where the hypothetical purchase price is assumed to be the fair value of the reporting unit. Based on the evaluations performed by Elmet during the three months ended April 1, 2007, no impairment charge was deemed necessary. The carrying amount of goodwill is $1,569,424 at April 1, 2007.

        Interest Rate Swaps.    Elmet uses interest rate swap contracts as a cash flow hedge to eliminate the cash flow exposure of interest rate movements on variable-rate debt. Interest rate swaps are recorded at estimated fair value on the balance sheet. Changes in fair value of the agreements are reported in the statement of operations. Elmet does not enter into financial instruments for trading or speculative purposes.

        Income Taxes.    Elmet accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse. Under this method, a valuation allowance is used to offset deferred taxes if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. Management annually evaluates the recoverability of deferred taxes and the level of adequacy of the valuation allowance.

New Accounting Pronouncements

        In November 2004, the FASB issued SFAS No. 151, Inventory Costs. The statement amends Accounting Research Bulletin ("ARB") No. 43, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material, ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of the provisions of SFAS 151 did not have a material impact on Elmet's financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

        Elmet is exposed to market risk from changes in interest rates primarily though its financing activities. Elmet's ability to fund working capital and any future acquisition transactions will be impacted if it is not able to obtain appropriate financing at acceptable rates. As a result, in order to manage interest rate exposure Elmet maintains interest rate swap agreements, each in a notional amount equal to either the then outstanding principal balance or one-half of the outstanding balance of certain loans to which such interest rate swap agreements are attached. These agreements are derivative financial instruments dated as of and maturing under substantially the same terms as the loans they relate to. The notional amounts of derivatives do not represent actual amounts exchanged by parties and, thus, are not a measure of Elmet's exposure through its use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives. Elmet is obligated to pay interest monthly at the fixed swap rate and it receives a payment based on the one-month LIBOR rate plus a spread, as shown below. Amounts related to these swap agreements are recognized as monthly payments become due. Elmet utilizes such agreements to effectively lock in fixed interest rates and hedge against the risk of rising interest rates on LIBOR based loans. Counterparties to the interest rate swap agreements are major financial institutions who also participate in Elmet's bank credit facilities Credit loss from counterparty nonperformance is not anticipated.

        Elmet had the following interest rate swap agreements as of April 1, 2007:

Variable Loan Rate %	Fixed Interest Rate Swap Rate %	2006 Notional Amount
LIBOR plus spread(1)	4.16% plus spread(1)	$5,337,499
LIBOR plus spread(1)	4.01% plus spread(1)	3,609,642

(1)
The spread over LIBOR may be adjusted based on Elmet's actual debt service coverage ratio.

INFORMATION ABOUT HARBOR ACQUISITION CORPORATION

Our Business

        We are a "blank check" company organized under Delaware law on June 20, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the consumer or industrial products sectors. We intend to use the cash derived from our initial public offering of units and the concurrent warrant placement, together with borrowings under our proposed senior secured credit facilities, to effect a business combination with Elmet or, if we are unable to complete the Elmet acquisition, with another operating company. Our principal executive offices are located at One Boston Place, Suite 3630, Boston, Massachusetts 02108. Our website is www.harboracquisition.com.

        A registration statement for our initial public offering was declared effective on April 25, 2006. On May 1, 2006, we completed the sale of 13,800,000 units in our initial public offering, including 1,800,000 units attributable to the full exercise of the underwriters' over-allotment option. Each of our units consists of one share of our common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00. The net proceeds from our initial public offering were approximately $76,350,000, after deducting offering expenses of approximately $690,000, underwriting discounts of $4,140,000, and an underwriters' non-accountable expense allowance of $1,620,000. We deposited into a trust account a total of $79,460,000, consisting of the net proceeds of the public offering and the $1,300,000 proceeds from our concurrent warrant placement, the underwriters' non-accountable expense allowance, and the proceeds of a $150,000 loan from an affiliate of two of our directors. The trust account also includes an additional $40,000, representing the difference between the originally estimated offering expenses of $650,000 and the finally determined offering expenses of $690,000. The underwriters have agreed to defer payment of their non-accountable expense allowance until we consummate a business combination and to forfeit the allowance if we do not consummate a business combination within the time period permitted by our Certificate of Incorporation. Upon the consummation of a business combination, we will pay the deferred non-accountable expense allowance to the underwriters, provided that, to the extent less than 20% of our public stockholders vote against the combination and elect to exercise their conversion rights, a pro rata portion of such allowance will be paid to such stockholders and not to the underwriters.

        We will use up to $1,850,000 of the interest earned on the trust account in order to repay the $150,000 loan described above (which we repaid in full, with interest at an annual rate of 4%, on July 5, 2006) and our business, legal and accounting due diligence expenses on prospective business combinations and continuing general and administrative expenses. As of January 11, 2007, we had received from the trust account all of the $1,850,000 of interest which we may use for payment of our expenses, and therefore all interest earned on the assets in the trust account subsequent to such date (net of accrued taxes) will remain in the account and be available for distribution to our public stockholders to the extent (if any) they elect to exercise their conversion rights and our acquisition of Elmet is completed. During the period from the completion of our initial public offering on May 1, 2006 and March 31, 2007, we incurred a total of approximately $1,560,873 of such expenses, and we have paid (or will pay in accordance with customary trade terms) all of such amount using interest withdrawn from the trust account for that purpose. Based on the total amount of such expenses which we incurred through March 31, 2007 and which we now estimate will be incurred through the closing of the acquisition, we anticipate that the $1,850,000 of interest which we have withdrawn from the trust account to pay such expenses will be sufficient to pay all such expenses.

  Fair market value of target business

        Pursuant to our Certificate of Incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the deferred non-accountable expense allowance of the underwriters held in trust) at the time of such acquisition. Our board of directors has determined that this test will be met in connection with our proposed acquisition of Elmet. Furthermore, our board of directors received a written opinion dated October 11, 2006 from Houlihan Smith & Company, Inc., an independent investment banking firm, that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by Harbor in the proposed acquisition is fair, from a financial point of view, to our stockholders who are unaffiliated with Elmet and that the fair value of Elmet is at least 80% of our net assets. See "Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement—Satisfaction of Fair Market Value Requirement" elsewhere in this proxy statement.

  Stockholder approval of business combination

        As required in our Certificate of Incorporation, we will proceed with the acquisition only if a majority of the shares of our common stock voted by our public stockholders are voted in favor of the acquisition and public stockholders owning less than 20% of our shares sold in our initial public offering exercise their conversion rights. In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote all of their shares of common stock (whenever acquired) in accordance with the majority of the shares of common stock voted by the public stockholders.

  Conversion rights

        Each public stockholder who votes against the acquisition has the right to have such stockholder's shares of common stock converted to cash if the acquisition is approved and completed. Our initial stockholders will not have this right as to the 3,000,000 shares of common stock they acquired prior to the public offering. The actual per share conversion price will be equal to the amount in the trust account including any interest to the extent not required to pay accrued taxes and our expenses as described above), calculated as of two business days prior to the consummation of the acquisition, divided by the number of shares sold in our initial public offering. As of June 30, 2007, we estimate that the per-share conversion price was approximately $5.83, or $0.17 less than the price ($6.00 per unit) we sold each unit for in our initial public offering. An eligible stockholder may request conversion at any time after receipt of this proxy statement and prior to the vote taken on the acquisition at the special meeting, but the request will not be granted unless the stockholder votes against the acquisition and timely exercises such holder's conversion rights and the acquisition is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to completion of the vote on the acquisition at the special meeting but (if the acquisition is approved) will be irrevocable after such date. We anticipate that the funds to be distributed to stockholders, if any, who are entitled to convert their shares and who timely elect conversion will be distributed promptly after completion of the acquisition. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in our initial public offering both vote against the acquisition and exercise their conversion rights.

  Liquidation if no business combination

        Our Certificate of Incorporation requires us to liquidate if we do not complete a business combination by October 31, 2007, or April 30, 2008 if we enter into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to October 31, 2007. We signed the definitive stock purchase agreement with Elmet on October 17, 2006, and therefore have until April 30, 2008 to complete the acquisition of Elmet.

        As of June 30, 2007, we estimate the per share liquidation price was approximately $5.83 per share as described above. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders, and the actual per-share liquidation price might be less than $5.83, due to claims of creditors. We have sought to obtain from parties with any potential creditors waivers of any claims that they might make against the trust account. The stock purchase agreement contains such a waiver from Elmet and the Elmet stockholders, the Houlihan engagement letter contains such a waiver from Houlihan, and we have obtained such waivers from each of the other vendors or parties whom we have engaged and whose respective billings to us during the period from the completion of our initial public offering on May 1, 2006 to June 30, 2007 exceeded $50,000. However, there is no assurance that we will be successful in obtaining waivers from all creditors who might make claims against the trust account in the future if we were forced to liquidate prior to completion of a business combination. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, John Carson, our chairman of the board, Robert J. Hanks, our chief executive officer, and David A.R. Dullum, our president, have agreed to indemnify us against any claims by any vendor, prospective target business or other entities that are owed money from us for services rendered or products sold to us that would reduce the amount of the funds in the trust. However, we cannot assure you that Messrs. Carson, Hanks and Dullum would be able to satisfy those obligations in all instances. In the event that any of Messrs. Carson, Hanks and Dullum were not to honor their indemnification obligations described above, we would be obligated to bring suit against them to enforce such obligations.

        If we fail to consummate a business combination by October 31, 2007, or April 30, 2008, as described above, upon notice from us, the trustee will commence liquidating the investments held by the trust account and will turn over the proceeds to the transfer agent for distribution to our public stockholders. However, we will not be able to give such notice to the trustee until our stockholders have approved our dissolution and certain other procedures relating to our liquidation and dissolution have been completed in accordance with Delaware law.

        Each of our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if such stockholder elects to convert his respective shares into cash upon a business combination which that stockholder voted against and which is actually completed by us. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

  Harbor's strategy if the acquisition is completed

        If we are able to complete the acquisition of Elmet, we plan to pursue a balanced but aggressive strategy of internal growth and complementary acquisitions. We believe that Elmet has excellent management and products, and that Elmet is well positioned to continue to expand its current business. We plan for Elmet to accelerate this growth by finding and acquiring businesses with complementary products and customer relationships. In this way, we believe we will be able to improve our revenue growth and achieve economies of scale that will further enhance our profitability. Although we are often engaged in preliminary discussions with other acquisition candidates, as of the date of this proxy statement neither we nor Elmet is a party to any preliminary or informal agreement, contingent offer or other arrangement to pursue any acquisition or other business combination subject to the completion of the acquisition of Elmet.

        Upon the closing of the Elmet acquisition, we will apply all of the trust fund, net of payment of the underwriters' deferred non-accountable expense allowance, any conversion payment to our public stockholders and our expenses in connection with the acquisition, as a portion of the closing consideration to be used to pay off all of Elmet's then outstanding debt and make required payments into an escrow account and to the Elmet stockholders. As discussed under "Proposed Senior Secured Credit Facilities" elsewhere in this proxy statement, we anticipate obtaining $70.0 million of term and revolving loan facilities which will become effective at the time of the acquisition and which we will utilize to fund the remaining portion of the cash consideration for the acquisition and our future working capital needs.

Employees

        We currently have no employees. Our directors and officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We intend to have no full-time employees prior to the consummation of a business combination.

        We have agreed to employment arrangements with certain of the current Elmet executive officers and who will serve as executive officers of Elmet and Harbor following the closing of the acquisition. See "Directors and Executive Officers of Harbor Following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers" elsewhere in this proxy statement.

Periodic Reporting and Audited Financial Statements

        We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited by our independent registered public accounting firm. To date, we have filed an annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2006, September 30, 2006, and March 31, 2007.

Legal Proceedings

        We are not involved in any legal proceeding which have had or may have a significant effect on our business, financial positions, results of operations or liquidity, nor are we aware of any proceedings that are pending or threatened to which any of our directors or officers are party or which may have a significant effect on our business, financial position, results of operations or liquidity.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS—HARBOR ACQUISITION CORPORATION

        We are a "blank check" company organized under the laws of the State of Delaware on June 20, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with an operating business in the consumer and industrial products sectors. Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (excluding the deferred non-accountable expense allowance of the underwriters held in trust) at the time of such acquisition. We intend to use cash derived from the net proceeds of our public offering which was completed on May 1, 2006 and our concurrent private placement of warrants, together with borrowings under our proposed senior secured credit facilities, to effect such business combination.

        On May 1, 2006, we consummated our initial public offering of 13,800,000 units, including 1,800,000 units attributable to the full exercise of the underwriters' over-allotment option (see "Liquidity and Capital Resources" below). Since our initial public offering, we have been actively searching for a suitable business combination candidate. We have met with target companies, service professionals and other intermediaries to discuss our company, the background of our management and our combination preferences. In the course of these discussions, we have also spent time explaining the capital structure of the initial public offering, the combination approval process and the timeline within which we must either enter into a letter of intent or definitive agreement for a business combination or return the net proceeds of the offering held in trust to investors. On October 17, 2006, we entered into a definitive stock purchase agreement to acquire Elmet, and we currently anticipate we will close such acquisition during the third quarter of 2007. However, we cannot assure investors that we will be able to close the Elmet acquisition or, in the event we do not complete such acquisition, find and close a suitable alternative business combination in the time permitted by our Certificate of Incorporation.

Results of Operations

  Net Income and Loss

        We have neither engaged in any business operations nor generated any operating revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for our public offering, and thereafter, pursuing potential acquisitions of target businesses. We will not generate any operating revenues until after completion of a business combination. We have generated non-operating income in the form of interest income on our cash and cash equivalents and short-term investments which are held in the trust account we established upon completion of our initial public offering.

  Three Months Ended March 31, 2007

        Net income of $550,667 for the three months ended March 31, 2007 consisted of interest income primarily on the trust account investments of $968,120 along with $2,544 of other interest income, reduced by $120,784 of general and administrative expenses and an income tax expense of $299,213.

  Year Ended December 31, 2006

        Net income of $1,366,665 for the year ended December 31, 2006 consisted of interest income primarily on the trust account investments of $2,592,864 along with $6,957 of other interest income, reduced by $488,475 of general and administrative expenses and income tax expense of $744,681.

Liquidity and Capital Resources

        On April 25, 2006, we entered into an agreement with certain of our initial stockholders for the sale of 2,000,000 warrants in a private placement. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00. The warrants were sold at a price of $0.65 per warrant, generating net proceeds of $1,300,000.

        On May 1, 2006, we consummated our initial public offering of 13,800,000 units, including 1,800,000 units attributable to the full exercise of the underwriters' over-allotment option. Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00.

        The net proceeds from the private placement of warrants and the public offering of our units, including the exercise of the underwriters' over-allotment option, after deducting certain offering expenses of approximately $690,000, underwriting discounts of $4,140,000 and an underwriters' non-accountable expense allowance of $1,620,000, were approximately $77,650,000. The net proceeds (including an additional $40,000, representing the difference between estimated offering expenses of $650,000 and actual offering expenses of $690,000) are being held in a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee. In addition, we deposited into the trust account the proceeds from a $150,000 loan to us from an affiliate of two of our directors (which we repaid on July 5, 2006, with interest at an annual rate of 4%, from interest earned on the trust account), and the underwriters' non-accountable expense allowance of $1,620,000. In total, we deposited $79,460,000 into the trust account. As of March 31, 2007, there was a total of $80,099,583 held in the trust account, which includes interest earned in excess of the $1,850,000 which we were permitted to withdraw from the trust account to pay our expense. The underwriters have agreed to defer payment of the allowance until the consummation of a business combination and to forfeit the allowance if we do not consummate a business combination. Upon the consummation of a business combination, we will pay the deferred non-accountable expense allowance to the underwriters, provided that to the extent fewer than 20% of our public stockholders elect to convert their shares to cash upon such consummation, a pro rata portion of such allowance will be paid to such stockholders rather than to the underwriters. We will have no right to the deferred non-accountable expense allowance.

        On October 17, 2006, we entered into a commitment letter (which was subsequently extended on March 30, May 30, and July 16, 2007) for proposed new senior secured credit facilities consisting of a $50.0 million term loan facility and a $20.0 million revolving loan facility. Subject to negotiation of a credit agreement satisfactory to us and our prospective lenders, we anticipate such facilities will become effective upon the closing of our acquisition of Elmet. In addition to the funds now in the trust account and certain of the interest earned thereon, we anticipate that we will use between approximately $35.0 and $50.0 million of the $50.0 million term loan we will borrow under our proposed new senior secured credit facilities to complete the acquisition (depending upon the extent to which public stockholders vote against the business combination and elect to exercise their conversion rights). Since the terms of our proposed new senior credit facilities provide that we will borrow all $50.0 million of the new term loan at the time of the closing in any event, the extent (if any) to which our public stockholders vote against the acquisition and elect to exercise their conversion rights will not affect the amount of our borrowing at the time of the closing. However, to the extent, if any, our public stockholders vote against the acquisition and elect to exercise their conversion rights, we will be unable to apply up to approximately $16.1 million of the funds held in the trust account to the cash consideration and expenses we will pay upon the closing. In such event, we will be required to use an increased portion of the $50.0 million term loan borrowed under our proposed new senior credit facilities for such purpose, and this will reduce the aggregate amount of the proceeds from such term loan which we will be able to use (along with the $20.0 million availability under our proposed new $20.0 million revolving facility) for other purposes such as future capital expenditures and working capital.

        We will use up to $1,850,000 of the interest earned on the trust account to repay the $150,000 loan described above (which we repaid in full, with interest at an annual rate of 4%, on July 5, 2006) and to finance our expenses prior to consummating a business combination. During the period from the completion of our initial public offering on May 1, 2006 through March 31, 2007, we incurred a total of approximately $1,560,873 of such expenses. We currently anticipate that, by the closing of the Elmet acquisition (assuming the acquisition is closed in August 2007), we will have incurred approximately $1,850,000 of expenses for the following purposes:

  •
  costs incurred to identify the Elmet acquisition and other potential target companies for which negotiations were abandoned;

  •
  due diligence and investigation of Elmet and other prospective target businesses;

  •
  legal and accounting fees relating to our SEC reporting obligations and general corporate matters;

  •
  structuring and preparing documentation for the Elmet acquisition (including, among other documents, the stock purchase agreement and this proxy statement);

  •
  payment of $112,000 in administrative fees due to Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David R. Dullum, who are two of our directors;

  •
  repayment of the $150,000 loan (with interest at an annual rate of 4%) as described above from an affiliate of two of our directors; and

  •
  miscellaneous expenses.

        Beginning on May 1, 2006 and ending upon the acquisition of a target business, we began incurring a fee of $7,500 per month for office space and certain administrative, technical and secretarial services from Grand Cru Management, LLC, an affiliate of Robert J. Hanks, our chief executive officer and treasurer, and David A. R. Dullum, our president and secretary. In addition, in 2005, Messrs. Hanks and Dullum advanced an aggregate of $75,000 to us for payment of offering expenses on our behalf. These advances were repaid from the proceeds of the initial public offering that were allocated to pay offering expenses.

        If we are unable to close the Elmet acquisition and thereafter fail to find and acquire another suitable other target business by October 31, 2007 (or April 30, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by October 31, 2007), we will be forced to liquidate. If we are forced to liquidate, the per share liquidation amount will be less than the initial per unit public offering price because of the underwriting commissions and expenses related to our initial public offering and because of the value of the warrants in the per unit offering price. Additionally, if third parties make claims against us, the offering proceeds held in the trust account could be subject to those claims, resulting in a further reduction to the per share liquidation price. Under Delaware law, our stockholders who have received distributions from us may be held liable for claims by third parties to the extent such claims have not been paid by us. Furthermore, our warrants will expire worthless if we liquidate before the completion of a business combination.

        It is possible that, if we are unable to close the Elmet acquisition, we could use a portion of the interest on the funds in the trust account which we have received to make a deposit, down payment or fund a "no-shop" provision with respect to a particular other proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding another suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the permitted time and would be forced to liquidate.

  Off-Balance Sheet Arrangements

        Other than contractual obligations incurred in the normal course of business, we do not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets or any obligation arising out of a material variable interest in an unconsolidated entity. The securities held in the trust account are in the name of our wholly-owned subsidiary, Harbor Acquisition Security Corporation, which was formed on May 1, 2006 specifically for such purpose.

  Contractual Obligations

        In connection with our initial public offering, we agreed to pay the underwriters a deferred non-accountable expense allowance of $1,620,000 upon the consummation of our initial business combination (which amount is subject to reduction in proportion to the percentage of our public stockholders who vote against the combination and exercise their conversion rights). We expect that such allowance will be paid out of the funds in the trust account. Other than contractual obligations incurred in the ordinary course of business, we do not have any other long-term contractual obligations.

DIRECTORS AND EXECUTIVE OFFICERS OF HARBOR
FOLLOWING THE ACQUISITION

Directors and Executive Officers

        The stock purchase agreement provides that, upon completion of the acquisition, John S. Jensen, Elmet's president and chief executive officer, will continue in those capacities and will also become our president and chief executive officer, and Carl Miller, Elmet's treasurer and chief financial officer, will continue in those capacities and will also become our treasurer and chief financial officer. The agreement also provides that, upon completion of the acquisition, our board of directors will increase the size of our board from six to eight, two of our current directors (Edward Cady and Timothy Durkin) will resign, and our board will fill the four vacancies created by the increase and resignations by appointing as additional directors Mr. Jensen, Knute C. Albrecht (the Elmet stockholders' representative under the stock purchase agreement), and two additional non-management directors with relevant business experience nominated by Mr. Jensen and approved by our board. Mr. Jensen has nominated, and our board has approved,             and            as such two additional non-management directors. Upon the closing of the acquisition, we therefore anticipate that our board will consist of eight directors, namely the four new directors and four current members of our board (John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney), with each of such eight directors to serve until our next annual meeting of stockholders.

        We anticipate that upon completion of the acquisition, our directors and executive officers will be as follows:

Name	Age	Position
John Carson	61	Chairman of the Board of Directors
Robert J. Hanks	64	Vice Chairman of the Board of Directors
John S. Jensen	52	President, Chief Executive Officer and Director
Charles Bennett	53	Vice President—Research and Development*
Steven Jordan	53	Vice President—Manufacturing*
Carl Miller	57	Vice President, Treasurer and Chief Financial Officer
Peter Van Alstine	39	Vice President—Sales and Marketing*
Knute C. Albrecht	65	Director
David A.R. Dullum	59	Director
William E. Mahoney	73	Director
[Nominee One]		Director
[Nominee Two]		Director

*
Elmet Technologies, Inc. only

        John Carson became a director of Harbor on August 12, 2005 and the chairman of the board on March 15, 2006. From March 2000 to March 2005, Mr. Carson served as Chairman and Chief Executive Officer of Marbo Inc., a privately-held beverage company marketing the Tampico brand of fruit drinks. From 1992 to 1997, he served as President and Chief Executive Officer of The Royal Crown Cola Company and, from 1997 to 1999, as Chairman of Triarc Beverages, which marketed brand name beverages including Royal Crown Cola, Snapple, Mistic and Stewarts. Both The Royal Crown Cola Company and Triarc Beverages were subsidiaries of Triarc Companies. From 1964 to 1993, Mr. Carson served in various positions with Cadbury Schweppes, initially in the United Kingdom and then as the President of Schweppes North America from 1983 to 1989 and as President of Cadbury Schweppes Beverages North America, marketing such brands as Canada Dry, Crush, Hires, Sunkist and

Schweppes from 1989 to 1993. Mr. Carson attended The College of Commerce, Birmingham, and The London Business School.

        Robert J. Hanks has been the chief executive officer and a director of Harbor since its formation in June 2005. Upon the closing of the Elmet acquisition, Mr. Hanks will resign as chief executive officer, but he will remain a director and become vice chairman of the board. Mr. Hanks has over 30 years experience in private equity, mergers and acquisitions and in general and financial management. He has operating experience in the United States, Latin America and Asia. Mr. Hanks is a principal and managing general partner of New England Partners, a private equity firm he co-founded in 1992 that is based in Boston, Massachusetts. As a principal and managing general partner at New England Partners, Mr. Hanks has been responsible with other managing general partners for raising pools of capital and for identifying and structuring investments in and acquisitions of operating companies. From January 2004 to September 2006, he served as a director of Elmet. Since October 1997, he has served as a director of Solar Cosmetic Labs, Inc., a privately-held health and beauty products manufacturer. From 1987 to 1991, he was president of Vista Investment Company, a private equity investment firm established by the Vista Group that specialized in middle market transactions. Prior to that, Mr. Hanks served in various senior management positions in NYSE-listed public companies. He was vice president and group officer of Conrac Corporation and chief financial officer of GTE Brasil, vice president of GTE Communications Products and president of GTE Asia Pacific. Mr. Hanks holds a B.S. in Economics from the Maxwell School at Syracuse University and an M.B.A. in International Finance from Whitman School of Management at Syracuse University.

        John S. Jensen became Elmet's president and chief executive officer upon completion of the buyout from Philips effective January 1, 2004. Prior to 2004, Mr. Jensen spent 20 years with Philips, beginning in 1983 at the Philips Elmet facility. Mr. Jensen held several positions in marketing and sales before becoming a director of Philips Elmet in 1994. In 1996, Mr. Jensen was relocated to Philips' corporate office in New Jersey and became the senior vice president of lighting. Mr. Jensen has a Bachelor of Science in Business from Westbrook College in Maine.

        Charles Bennett is responsible for research and development, the development of new products and managing the relationship of specific customers with research and development needs. Prior to the buyout from Philips, Mr. Bennett was responsible for a variety of activities including manufacturing, engineering, logistics, and customer service. Mr. Bennett has worked at Elmet or its predecessors for more than 30 years and has spent the last 17 years in senior management.

        Steven Jordan is responsible for overseeing the manufacture of all products from Elmet's Lewiston facility. Prior to the buyout from Philips, Mr. Jordan held several positions in manufacturing at Philips Elmet. Mr. Jordan has worked at Elmet or its predecessors for more than 28 years and has spent the last 15 years in senior management. Prior to joining Elmet, Mr. Jordan spent five years as a manufacturing supervisor at another company located in Lewiston, Maine. Mr. Jordan attended the University of Maine, where he was enrolled in Business Management.

        Carl Miller became Elmet's vice president, treasurer and chief financial officer when he joined Elmet in February 2004. Prior to joining Elmet, Mr. Miller was the chief financial officer of Engineered Material Solutions, Inc., a private equity-backed manufacturer of clad material systems. Prior to joining Engineered Materials Solutions, Mr. Miller held a variety of financial and operational positions in several manufacturing firms whose annual revenues ranged from $50 million to $4.5 billion. Prior to entering the manufacturing industry, Mr. Miller was a staff auditor with Ernst & Ernst, where he earned the CPA designation. Mr. Miller graduated from John Carroll University, cum laude, with a B.S.B.A. in Accounting.

        Peter Van Alstine is responsible for Elmet's sales and marketing activities. Prior to joining Elmet on November 1, 2006, he was vice president and general manager, insurance markets, of Cross Country

Automotive Services. He graduated from Dartmouth College and holds an M.B.A. from Harvard Business School.

        Knute C. Albrecht has served as a director of Elmet since January 2004. Mr. Albrecht has over 30 years experience in private equity, commercial finance, and general and financial management. He is a principal and co-founder, in 1996, of Argosy Partners, a private equity firm that is based in Wayne, Pennsylvania. In that capacity he has been responsible with other principals for raising pools of capital and for identifying, structuring and monitoring investments in operating companies. The three pools of capital raised were formed as small business investment companies, licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended. In his capacity as a principal of Argosy, Mr. Albrecht serves on the board of directors of several privately-held companies. From 1987 to 1996, Mr. Albrecht was a principal with RFE Investment Partners, a private equity firm in New Canaan, CT. Prior to that, he held various senior management positions, including president and chief executive officer, of Meridian Capital Corp. and Meridian Commercial Credit Corp., which were small business investment and commercial finance subsidiaries, respectively, of Meridian Bancorp, a Pennsylvania-based bank holding company. Mr. Albrecht holds a B.S. in Business Administration from Temple University and an M.B.A from Drexel University.

        David A.R. Dullum has been the president, secretary and a director of Harbor since its formation in June 2005. Upon the closing of the Elmet acquisition, Mr. Dullum will resign as president, but he will remain a director and secretary. Mr. Dullum has more than 30 years of professional investment experience and is a principal and general partner of New England Partners, a private equity firm based in Boston. As a principal and managing general partner at New England Partners, Mr. Dullum has been responsible with other managing general partners for overseeing the raising pools of capital and for identifying and structuring investments in and acquisitions of operating companies. From 1976 to 1990, he was a managing general partner of the Chicago-based private equity firm Frontenac Company. As a managing general partner at Frontenac, Mr. Dullum was also responsible with other managing general partners for overseeing the raising of pools of capital and identifying and structuring investments in and acquisitions of operating companies. Mr. Dullum serves as a director of Simkar Corporation, a manufacturer of industrial and consumer lighting products and Fetco Home Decor, Inc., a designer and manufacturer of home decor products. He also serves as a director of three publicly traded companies: Gladstone Capital Corp. (NASDAQ:GLAD); Gladstone Commercial Corp. (NASDAQ:GOOD); and Gladstone Investment Corp. (NASDAQ:GAIN) and is an audit committee member for Gladstone Capital Corp., Gladstone Commercial Corp. and Gladstone Investment Corp. He has lectured on venture capital at the J. L. Kellogg Graduate School of Management, Northwestern University, and was a member of the board of trustees of the Stanford Graduate School of Business Trust and former Chairman of the National Association of Small Business Investment Companies. Mr. Dullum holds a B.M.E. from Georgia Institute of Technology and an M.B.A. from Stanford Graduate Business School.

        William E. Mahoney became a director of Harbor on August 12, 2005. Mr. Mahoney retired in 1997 as vice chairman and chief operating officer of Witco Corporation (now Chemturo Corporation), a $2.4 billion in sales global manufacturer of specialty chemical and petroleum products. He served as chairman of Witco's executive committee of the board of directors. A member of the board of directors since 1989, he also served on the board's pension committee and audit committee (as a non-voting member). During his 20 years with Witco, Mr. Mahoney was involved in over 15 acquisitions. He is an adjunct professor at the University of Massachusetts, Amherst, and serves on the advisory council in the College of Natural Sciences and Mathematics. Mr. Mahoney graduated from the University of Massachusetts, Amherst, with B.S. degree in chemistry and completed the advanced marketing management program at Harvard Business School. He was awarded the Chancellor's Medal at the University of Massachusetts in 1996. It is the highest honor bestowed on an individual for extraordinary service to industry and the university.

        [Nominee One] [To be supplied.]

        [Nominee Two] [To be supplied.]

        There is no family relationship between any of the persons described above who we anticipate will be our directors and executive officers upon the completion of the acquisition.

Director Independence

        Our board of directors has determined that John Carson, Edward Cady, Timothy J. Durkin and William E. Mahoney, who are four of our current six directors, are "independent directors" as defined in the American Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act. As described above under "Directors and Executive Officers," we anticipate that upon the closing of the Elmet acquisition, our board of directors will increase the size of our board from six to eight, two of our current independent directors (Edward Cady and Timothy Durkin) will resign, and three additional independent directors (Knute C. Albrecht,                   and                  ) will be appointed to our board of directors. Upon the closing of the acquisition, we therefore anticipate that our board will consist of eight directors and that five of such directors (Knute C. Albrecht, John Carson, William E. Mahoney,            and            ) will be "independent directors" of Harbor as defined in the American Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act.

Board Committees

        Our board of directors has an audit committee and has adopted a charter for this committee. As described below, our board plans to establish a compensation committee and a nominating and corporate governance committee upon the closing of the Elmet acquisition.

  Audit Committee

        Our audit committee now consists of Mr. Carson (chair), Mr. Cady and Mr. Mahoney. Upon the closing of the Elmet acquisition, we anticipate that Mr. Cady and Mr. Mahoney will resign from our audit committee and the two new non-management directors, namely                        and                         , will be appointed to serve on our audit committee. Each of the independent directors we have appointed to our audit committee is, and each of the independent directors we will appoint to the audit committee in the future will be, an "independent director" as defined by the rules of the American Stock Exchange and the SEC. Each member of our audit committee now is and will be financially literate under the current listing standards of the American Stock Exchange. Our board of directors has determined that Mr. Cady and Mr. Durkin, who are two of the three current members of our audit committee, each qualify as an "audit committee financial expert" as such term is defined by SEC regulations.

        The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent registered public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of our public financial reporting documents.

  Compensation Committee

        Upon closing of the Elmet acquisition, our board of directors plans to establish a compensation committee composed entirely of independent directors. The compensation committee's purpose will be to review and approve compensation paid to our executive officers and directors and to administer our incentive compensation plan, if such plan is approved by our stockholders.

  Nominating and Corporate Governance Committee

        Upon closing of the Elmet acquisition, our board of directors plans to establish a nominating and corporate governance committee. The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the board of directors the candidates for election by stockholders or appointment by the board of directors to fill a vacancy, recommend to the board of directors the composition and chairs of board of directors committees, develop and recommend to the board of directors guidelines for effective corporate governance, and lead an annual review of the performance of the board of directors and each of its committees.

        We do not have any formal process for stockholders to nominate a director for election to our board of directors. Currently, our entire board of directors decides on nominees, on the recommendation of one or more members of the board of directors. Any stockholder wishing to recommend an individual to be considered by the board of directors as a nominee for election at our next annual meeting as a director should send a signed letter of recommendation to the following address: Harbor Acquisition Corporation, Attn: Corporate Secretary, One Boston Place, Suite 3630, Boston, Massachusetts 02108. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The board of directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our board members, executive officers or other sources.

Historical Executive Compensation

        None of our officers or directors has to date received any cash compensation for services rendered. From April 25, 2006 (the effective date of the registration statement for our initial public offering) through the acquisition of a target business, we have paid and will pay Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, a fee of $7,500 per month for providing us with certain limited administrative, technical and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. This arrangement is solely for our benefit and is not intended to provide Mr. Hanks and Mr. Dullum compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Grand Cru Management, LLC.

        Other than this $7,500 per month fee, no compensation of any kind, including finder's and consulting fees, has been or will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our initial stockholders and their affiliates have been and will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We have reimbursed our officers and directors for an aggregate of $17,983 of expenses which they had incurred on our behalf between the completion of our initial public offering on May 1, 2006 through March 31, 2007. The amounts of such expense reimbursement which was paid to each of our officers and directors were as follows: John Carson, chairman of the board and director ($10,029), Edward Cady, director ($2,265), David A.R. Dullum, president and director ($486), Timothy Durkin, director ($-0-), Todd Fitzpatrick, vice president and chief accounting officer ($1,303), Robert Hanks, chief executive officer and director ($2,041), William Mahoney, director ($500), and Christopher Young, vice president ($1,359). There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Anticipated Employment Arrangements for Certain Executive Officers

        Upon the closing of the Elmet acquisition, John S. Jensen, Elmet's current president and chief executive officer, will continue in those capacities and will also become our chief executive officer. It is a condition to the closing of the acquisition that the current employment agreement between Elmet and Mr. Jensen be extended until December 31, 2008. This employment agreement provides that Mr. Jensen will serve as Elmet's president and chief executive officer at an annual salary of $285,000, subject to such potential increases as may be determined on an annual basis by Elmet's board of directors. Mr. Jensen will also be entitled to receive bonuses on an annual basis as may be determined by Elmet's board of directors. Under the agreement, Mr. Jensen has use of an automobile provided by Elmet and rights to certain other benefits.

        Mr. Jensen's employment agreement provides that it will continue until December 31, 2007, although extension of the term until December 31, 2008 is a condition to the closing of the acquisition. Thereafter, the agreement will automatically renew as of January 1 of each year unless either Mr. Jensen or Elmet's board of directors shall give 120-day prior written notice of non-renewal. At any time during the term of the agreement, Elmet's board of directors may terminate Mr. Jensen's employment with or without cause, and Mr. Jensen may terminate his employment for "good reason," provided that, if the termination is without cause or for good reason, Mr. Jensen shall be entitled to receive a continuation of his salary for one year from the termination date, plus a severance bonus payable within four months following the end of the fiscal year in which the termination occurs equal to the average bonus he received for the two preceding years prorated for the portion of the year worked in which the termination occurred. The agreement defines "good reason" to include, among other events, any diminution in Mr. Jensen's title, position, duties or responsibilities as Elmet's president and chief executive officer or any removal of Mr. Jensen from Elmet's board of directors. The agreement also contains a two-year non-competition provision which would begin immediately upon Mr. Jensen's termination.

        Upon the closing of the Elmet acquisition, Carl Miller, Elmet's current treasurer and chief financial officer, will continue in those capacities and will also become our treasurer and chief financial officer. Mr. Miller does not currently have an employment agreement with Elmet. The terms of Mr. Miller's employment with Elmet following the acquisition will continue on the same basis as before the acquisition.

        Upon the completion of the Elmet acquisition, we anticipate that Elmet will not enter into employment agreements with any of its officers other than Mr. Jensen and perhaps Mr. Miller. Accordingly, we anticipate Elmet will continue to employ such other officers on an "at-will" basis.

Stockholder Communications with the Board of Directors

        Stockholders may send communications to our board of directors by mail or courier delivery addressed as follows: Harbor Acquisition Corporation, c/o Corporate Secretary, One Boston Place, Suite 3630, Boston, Massachusetts 02108. In general, the corporate secretary will forward all such communications to the board of directors. However, for communications addressed to a particular member of the board of directors or the chairman of a particular committee, the corporate secretary forwards those communications directly to the board member so addressed.

Promoters

        Messrs. Robert J. Hanks and David A.R. Dullum may be deemed to be our "promoters," as such term is defined under the federal securities laws.

BENEFICIAL OWNERSHIP OF HARBOR SECURITIES

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2007 by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As described in the footnotes to the table, our knowledge about the beneficial ownership of our shares by any of our stockholders (other than our officers and directors) which owned as of June 1, 2007 more than 5% of our common stock then outstanding is generally based solely on the reports (or the most recent amendments thereto) on Schedule 13D or 13G which such holders have filed with the Securities and Exchange Commission (the "SEC"). However, certain investors which previously filed such reports have subsequently advised us that they no longer held as of June 1, 2007, any of our shares, and the names and respective holdings of those former stockholders have accordingly been deleted from the table. Furthermore, the regulations under the Securities Exchange Act of 1934, as amended, which govern the filing of reports on Forms 13D and 13G permit investors which beneficially own more than 5% of our common stock to delay the filing of such reports, or amendment of previously filed such reports, for certain permitted periods, and therefore the beneficial ownership of our outstanding common stock as of any given date by certain investors as disclosed in such reports (or the most recent amendments thereto) may not be current.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	% of Outstanding Common Stock
Sapling, LLC and Fir Tree Recovery Master Fund, L.P.(3)	1,644,800	9.8%
Azimuth Opportunity, Ltd.(3)	1,506,100	9.0%
The Baupost Group, LLC(3)	1,497,300	8.9%
Robert J. Hanks	810,000	4.8%
David A.R. Dullum	810,000	4.8%
John Carson	450,000	2.6%
Todd A. Fitzpatrick	240,000	1.4%
Christopher R. Young	240,000	1.4%
Timothy J. Durkin(4)	60,000	*
William E. Mahoney	60,000	*
Edward Cady	60,000	*
All directors and officers as a group (8 individuals)(4)	2,730,000	16.3%

*
less than one percent.

(1)
Except as set forth below, the business address of each person is One Boston Place, Suite 3630, Boston, Massachusetts 02108. The address of Sapling, LLC and Fir Tree Master Fund, L.P. is 535 Fifth Avenue, 31st Floor, New York, New York 10017. The address of Azimuth Opportunity, Ltd. is c/o W Smiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British West Indies. The address of The Baupost Group, LLC is 10 St. James Avenue, Boston, Massachusetts 02116.

(2)
Does not reflect the ownership of warrants purchased by certain of the initial stockholders or their affiliates in a private placement in April 2006 as described below, which are not exercisable until the later of April 25, 2007 or the date of our consummation of a business combination.

(3)
Based solely upon (i) the report on Schedule 13G, as amended through December 31, 2006, jointly filed by Sapling, LLC (which owned 1,219,054 shares) and Fir Tree Recovery Master Fund, L.P. (which owned 425,746 shares) with the SEC, (ii) the report on Form 13G, as amended through December 31, 2006, filed by Azimuth Opportunity, Ltd. with the SEC, and (iii) the report on Form 13G dated December 31, 2006, filed by The Baupost Group, L.L.C. with the SEC. Such reports as filed with the SEC state that, as of the dates those reports were signed, (i) Jeffery Tannenbaum was the president of Fir Tree, Inc., which was the manager of each of Sapling, LLC and Fir Tree Recovery Master Fund, L.P., and (ii) Paul C. Gannon was the chief financial officer of The Baupost Group, LLC.

(4)
Includes 60,000 shares held individually by Mr. Durkin. Does not include 120,000 shares held of record by Latona Associates Fund I, LLC, an investment fund of which Mr. Durkin serves as an officer of the manager.

        All of the shares of our common stock outstanding prior to our initial public offering were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until, subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period) six months after the consummation of a liquidation, merger, stock exchange or other similar transaction which results in our public stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock (but subject, in the case of voting on a proposed business combination, to the agreement described below) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

        In connection with any vote required to approve any business combination (including, without limitation, the acquisition proposal described in this proxy statement), our directors, officers and those stockholders who owned shares of our common stock prior to our initial public offering have agreed to vote all of their shares, including shares that they purchased in our public offering or in the aftermarket, in accordance with the vote of the majority of the shares of common stockholders voted by the public stockholders. As described in the table above, our directors, officers and initial stockholders collectively owned as of June 1, 2007, an aggregate of 3.0 million shares of common stock, or 17.9% of our then total outstanding shares. All of these shares were purchased prior to our public offering and will therefore be voted on the acquisition proposal in accordance with the vote of the majority of the shares of common stock voted by the public stockholders. If the acquisition proposal is approved at the special meeting, our directors, officers and initial stockholders intend to vote all of these shares in favor of the amendment proposal and the incentive compensation plan proposal.

        Certain of our initial stockholders (or their affiliates) purchased an aggregate of 2.0 million warrants at a price of $0.65 per warrant in a private placement in April 2006. These warrants may not be sold, assigned or transferred until after the date we consummate a business combination and may not be exercised until the later of April 25, 2007 or such date of consummation.

        The following table sets forth the name and respective number of warrants for each of such initial stockholders:

Robert J. Hanks	230,769
David A.R. Dullum	384,616
John Carson	153,846
Todd A. Fitzpatrick	38,462
Christopher R. Young	76,923
William E. Mahoney	153,846
Latona Associates Fund I, LLC(1)	384,615
Grand Cru Management, LLC(2)	250,000
Thomas Bullock	76,923
September Morning Investments, LLC(3)	250,000

(1)
Latona Associates Fund I, LLC is an investment fund of which Timothy J. Durkin, one of our directors, serves as an officer of the manager.

(2)
Grand Cru Management, LLC is one of our initial stockholders and an affiliate of Robert J. Hanks and David A.R. Dullum.

(3)
September Morning Investments, LLC is the successor to the deceased Frank H. Jellinek, Jr., one of our initial stockholders.

        Mr. Jensen, Elmet's chief executive officer, will become chief executive officer of Harbor and will beneficially own shares of Harbor common stock in the event Harbor's proposed acquisition of Elmet is completed. In addition, one or more of four current officers of Elmet (Charles Bennett, vice president—research and development; Steven Jordan, vice president—manufacturing; Carl Miller, vice president, treasurer and chief financial officer; and Peter Van Alstine, vice president—sales and marketing) may be deemed to be executive officers of Harbor under the rules and regulations of the Securities and Exchange Commission and will beneficially own shares of Harbor common stock in the event they receive shares of Elmet common stock under the management equity transfers described in the section of this proxy statement entitled "The Stock Purchase Agreement—Management Equity Transfers and Discretionary Bonuses" and Harbor's proposed acquisition of Elmet is completed.

        Mr. Jensen currently owns 66% of Elmet's outstanding common stock and may contribute up to 11% of Elmet's common stock in connection with the management equity transfers which would reduce his ownership to 55% of Elmet's outstanding common stock. In the event Harbor's proposed acquisition of Elmet is completed, Mr. Jensen will thereafter have the right to convert his remaining Elmet shares into approximately 1.446 million shares of Harbor common stock in the event no management equity transfers are made or approximately 1.280 million shares of Harbor common stock in the event the management equity transfers are made in their entirety. Accordingly, Mr. Jensen will beneficially own approximately 7.6% of Harbor's outstanding common stock after giving effect to the acquisition of Elmet in the event no management equity transfers are made or approximately 6.7% of Harbor's outstanding common stock in the event the management equity transfers are made in their entirety. In addition, in the event the management equity transfers are completed in their entirety, Elmet now anticipates that the four officers of Elmet other than Mr. Jensen may collectively receive up to approximately 8% of Elmet's outstanding common stock which will be converted into shares of Harbor common stock, in which case these officer will beneficially own collectively up to approximately 282,000 shares of Harbor common stock, or 1.5% of Harbor's common stock after giving effect to the acquisition of Elmet, although it is expected that no one of these officers will beneficially own more than 1% of Harbor's outstanding common stock. The foregoing percentages do not give effect to any share issuances other than in connection with the proposed acquisition of Elmet or to any redemptions by Harbor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Prior to the Acquisition

        As of June 22, 2005, we issued 3,000,000 shares (as adjusted for the subsequent stock split in connection with our initial public offering) of our common stock to the parties set forth below for $25,000 in cash, at an average purchase price of $0.01 per share, as follows:

Name	Number of Shares	Relationship to us
Robert J. Hanks	900,000	Chief Executive Officer, Treasurer and Director
David A.R. Dullum	900,000	President, Secretary and Director
Grand Cru Management, LLC	1,170,000	Principal stockholder and affiliate of Messrs. Hanks and Dullum
Timothy J. Durkin	30,000	Director

        In July and August 2005, Grand Cru Management, LLC subsequently sold 900,000 of its shares of common stock to certain officers, directors, special advisors and other accredited investors in private sales as follows:

Todd A. Fitzpatrick	240,000
Christopher R. Young	240,000
Timothy J. Durkin	30,000
John Carson	60,000
William E. Mahoney	60,000
John I. Jellinek	30,000
Stephen Gray	30,000
Thomas Bullock	30,000
Latona Associates Fund I, L.L.C.	120,000
Frank H. Jellinek, Jr.	60,000

        In February 2006, Grand Cru Management, LLC sold 240,000 shares to John Carson, our chairman of the board. In addition, Mr. Hanks and Mr. Dullum each sold 75,000 shares to Mr. Carson in private sales. Following the death of Frank H. Jellinek, Jr., the shares held by his estate were assigned to September Morning Investments, LLC, a limited liability company controlled by his widow, Judith A. Jellinek, in April 2006. In April 2007, Grand Cru Management, LLC sold the 30,000 remaining shares which it then held, and Mr. Hanks and Mr. Dullum each sold 15,000 shares, to Edward Cady, who had become one of our directors in August 2006.

        In April 2006, certain of our initial stockholders purchased 2,000,000 warrants in a private placement at $0.65 per warrant. The warrants will become exercisable, at a price of $5.00 per share of common stock, on the later of April 25, 2007 or the date of our consummation of a business combination.

        The following table sets forth the name and respective number of warrants for each of such initial stockholders:

Robert J. Hanks	230,769
David A.R. Dullum	384,616
John Carson	153,846
Todd A. Fitzpatrick	38,462
Christopher R. Young	76,923
William E. Mahoney	153,846
Latona Associates Fund I, LLC(1)	384,615
Grand Cru Management, LLC(2)	250,000
Thomas Bullock	76,923
September Morning Investments, LLC(3)	250,000

(1)
Latona Associates Fund I, LLC is an investment fund of which Timothy J. Durkin, one of our directors, serves as an officer of the manager.

(2)
Grand Cru Management, LLC is one of our initial stockholders and an affiliate of Robert J. Hanks and David A.R. Dullum.

(3)
September Morning Investments, LLC is the successor to the deceased Frank H. Jellinek, Jr., one of our initial stockholders.

        All shares of common stock outstanding prior to our initial public offering were placed into an escrow account with Continental Stock Transfer & Trust Company and with certain limited exceptions will not be tradeable until six months after our consummation of a business combination.

        The holders of the majority of the shares outstanding prior to our initial public offering will be entitled to make up to two demands that we register these shares and the shares which they may receive upon exercise of the warrants described above. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Grand Cru Management, LLC, an affiliate of Robert J. Hanks and David A.R. Dullum, has agreed that, commencing on April 25, 2006 and through the acquisition of a target business, it will make available to us certain limited administrative, technical and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts, as we may require from time to time. We have paid and will pay Grand Cru Management, LLC $7,500 per month for these services. Robert J. Hanks and David A.R. Dullum each own 50% of Grand Cru Management, LLC and, as a result, benefit from the transaction to the extent of their interest in or position with Grand Cru Management, LLC. Grand Cru Management, LLC is subleasing space from NEGF Advisory Company, Inc., of which Mr. Hanks and Mr. Dullum are principals. These arrangements are solely for our benefit and are not intended to provide Mr. Hanks and Mr. Dullum compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Boston, Massachusetts area, that the fee charged by Grand Cru Management, LLC (and paid by Grand Cru Management, LLC to NEGF Advisory Company, Inc.) is at least as favorable as we could have obtained from an unaffiliated person.

        In April 2006, Robert J. Hanks and David A.R. Dullum advanced a total of $75,000, on a non-interest bearing basis, to us to cover expenses related to our initial public offering. We repaid advances on May 1, 2006 from the proceeds of our initial public offering which were not placed in trust. On May 1, 2006, Grand Cru Management, LLC, an affiliate of Mr. Hanks and Mr. Dullum, loaned an additional $150,000 to us which was deposited in the trust account. That loan bore interest at a rate of 4% per year and was repaid in full (including accrued interest) on July 5, 2006 out of the interest earned on the trust account.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. We have reimbursed our officers and directors for an aggregate of $17,983 of expenses which they had incurred on our behalf between the completion of our initial public offering on May 1, 2006 through March 31, 2007. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, has been or will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to our initial public offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Relationships Relating to the Acquisition

        Certain of our executive officers and members of our board of directors, and certain of their affiliates and associates, have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. These interests include:

  •
  Robert J. Hanks, our chief executive officer and a member of our board of directors, served as a member of the Elmet board of directors from January 2004 to September 2006, and three investment funds (New England Partners Capital, L.P., Harbor Partners II, L.P., and Latona Associates Fund I, L.L.C.) with which certain of our directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated are the holders of approximately 7.4% of Elmet's issued and outstanding shares (8.3% on a fully-diluted basis including the outstanding Elmet warrants). If the acquisition is completed, those three funds will receive at the time of the closing a total of approximately $7.26 million in cash (including repayment of $912,500 principal amount of Elmet's subordinated notes they now hold and approximately $6.35 million for the shares of Elmet common stock and warrants they now hold), and Harbor will issue or reserve for future issuance to those three funds a total of 113,433 shares of Harbor common stock. To the extent (if any) that Harbor becomes obligated in the future to pay to the Elmet stockholders the contingent payment under the stock purchase agreement, those three funds could potentially receive up to an additional $1.38 million in cash and additional Harbor shares worth up to $922,022 at the time those additional shares are issued. Together with aggregate cash payments of approximately $5.67 million which those three funds have previously received from Elmet on their investments, those three funds will therefore receive, if the acquisition is completed, an annualized internal rate of return of approximately 84.3% (assuming no portion of the contingent payment becomes payable) and 88.1% (assuming all of the contingent payment becomes payable based on the combined operations of Elmet and Harbor during the year ending December 31, 2007) on their aggregate investments of $3.0 million which they made in Elmet on January 1, 2004.

  •
  The organizational documents of the three investment funds described in the preceding paragraph with which certain of the Harbor directors and officers (Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin) are affiliated contain provisions which govern the respective distributions which those funds will make to the investors in those funds and to those funds' general partners or managers. Under those provisions, Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin, as individuals, collectively hold, without consideration of any "profits interest" as described below, approximately a 1.0% unsubordinated interest in all distributions made by those funds to their investors and general partners or managers (to the extent those distributions are based upon payments which those funds may receive as a result of their respective holdings of Elmet or similar securities). In addition, in the case of New England Partners Capital, L.P. (which holds 6.3% of the total of 8.3% fully-diluted shares owned by those three funds in Elmet), the general partner of that fund will have the right to receive approximately 20% of that fund's distributions, which are referred to as "profits distributions," after that fund has paid priority distributions owed by that fund to the U.S. Small Business Administration and to its investors equal, in the case of those investors, to the capital contributions which those investors contributed to New England Partners Capital, L.P. As members in the general partner of New England Partners Capital, L.P., Messrs. Hanks, Dullum, Fitzpatrick and Young would have the right to receive 65% of any such "profits distributions" which that general partner may receive from New England Partners Capital, L.P., and therefore Messrs. Hanks, Dullum, Fitzpatrick and Young may be deemed collectively to hold indirectly an approximately 13% "profits interest" in New England Partners Capital, L.P. However, New England Partners Capital, L.P., has not yet paid aggregate amounts to the Small Business Administration and its investors sufficient to satisfy the priority distributions described above, and Messrs. Hanks, Dullum, Fitzpatrick and Young will therefore not be entitled to receive from the general partner of New England Partners Capital, L.P. any "profits distributions" derived from Harbor's proposed acquisition of Elmet unless and until such priority distributions are satisfied in the future. Accordingly, Messrs. Hanks, Dullum, Fitzpatrick and Young are not now entitled to receive any "profits distributions" from New England Partners Capital, L.P. based on the investments by such fund in Elmet and that no such distributions would likely be payable to those individuals if that fund were wound up in the near future. Furthermore, Elmet's board of directors decided to sell Elmet before Harbor began to consider becoming involved in any such transaction, and the indirect interest which Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin may personally have in the sale of Elmet because of their involvement in the three funds described above will be essentially the same irrespective of whether Harbor or some other party acquires Elmet. Harbor therefore believes that the personal interests of Messrs. Hanks, Dullum, Fitzpatrick, Young and Durkin in the three funds described above had no significant effect on their decisions relating to Harbor's pursuit and structuring of its proposed acquisition of Elmet.

  •
  If the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation and we are therefore required to liquidate, the 3.0 million shares of our common stock beneficially owned by our executive officers and directors and their affiliates and associates that were acquired prior to our initial public offering will become worthless because no portion of the net proceeds of our initial public offering to be distributed upon our liquidation would be allocated to such shares. These shares collectively have a market value of $16.9 million based on the closing sale price of our common stock on July 20, 2007. However, those shares acquired prior to our initial public offering by those individuals cannot be sold until at least six months after our consummation of a business combination, during which time the value of the shares may increase or decrease. Similarly, the 2.0 million warrants (which will not become exercisable unless and until we complete a business combination) to purchase our common stock held by our executive officers and directors and their affiliates and associates, with an aggregate market value of $760,000 based on the closing sale price of our warrants on July 20, 2007 (and which, if then exercisable, would have permitted them to purchase an aggregate of 2.0 million common shares then having a market value of $11.3 million for an exercise price of $10.0 million), will become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time permitted under our Certificate of Incorporation.

  •
  After the completion of the acquisition, we expect that four of our directors, namely John Carson, David A.R. Dullum, Robert J. Hanks and William E. Mahoney, will continue to serve on our board of directors. Each of our directors will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate.

STOCKHOLDER PROPOSALS

        If you are a stockholder and you want to include a proposal in the proxy statement for the year 2007 annual meeting, presently scheduled for                        , 2007, under our by-laws you must give timely notice of the proposal, in writing, along with any supporting materials to our corporate secretary at our principal office at One Boston Place, Suite 3630, Boston, Massachusetts 02108. To be timely, the notice has to be given between                        and                         .

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Harbor Acquisition Corporation, One Boston Place, Suite 3630, Boston, Massachusetts 02108, Attn: Corporate Secretary, telephone (617) 624-8409. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address or telephone number set forth in the prior sentence.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        The financial statements of Elmet as of December 31, 2004 and 2005 and for the years then ended included in this proxy statement have been audited by Berry, Dunn, McNeil & Parker, an independent registered public accounting firm. The financial statements of Elmet as of December 31, 2006 and for the year then ended included in this proxy statement have been audited by Vitale Caturano & Company, Ltd., an independent registered public accounting firm.

        The financial statements of Harbor as of December 31, 2005 and 2006 and for year ended December 31, 2006, the periods June 20, 2005 (inception) to December 31, 2005 and the cumulative period from June 20, 2005 (inception) to December 31, 2006 included in this proxy statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm. Goldstein Golub Kessler LLP has acted as the independent auditor for Harbor since its inception. We do not expect a representative of Goldstein Golub Kessler LLP to be present at the special meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access this information without charge at the SEC website at http://www.sec.gov.

        You may read and copy reports, proxy statements and other information filed by us with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF ELMET TECHNOLOGIES, INC.
Independent Auditors' Report	F-2
Balance Sheets as of December 31, 2005 and 2004	F-3
Statements of Operations for the Years Ended December 31, 2005 and 2004	F-4
Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 2005 and 2004	F-5
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004	F-6
Notes to Financial Statements	F-7
Report of Independent Registered Public Accounting Firm	F-22
Balance Sheet as of December 31, 2006	F-23
Statement of Income for the Year Ended December 31, 2006	F-24
Statement of Stockholders' Deficit for the Year Ended December 31, 2006	F-25
Statements of Cash Flows for the Year Ended December 31, 2006	F-26
Notes to Financial Statements	F-27
Balance Sheet as of April 1, 2007 (Unaudited) and December 31, 2006	F-38
Unaudited Statements of Income for the Three Months Ended April 1, 2007 and April 2, 2006	F-39
Unaudited Statements of Cash Flow for the Three Months Ended April 1, 2007 and April 2, 2006	F-40
Notes to Unaudited Financial Statements	F-41
FINANCIAL STATEMENTS OF HARBOR ACQUISITION CORPORATION
Report of Independent Registered Public Accounting Firm	F-49
Consolidated Balance Sheets as of December 31, 2005 and 2006	F-50
Consolidated Statements of Operations for the Year Ended December 31, 2006, the Period from June 20, 2005 (inception) to December 31, 2005, and the Cumulative Period from June 20, 2005 (inception) to December 31, 2006	F-51
Consolidated Statements of Stockholders' Equity for the Year Ended December 31, 2006, the Period from June 20, 2005 (inception) to December 31, 2005, and the Cumulative Period from June 20, 2005 (inception) to December 31, 2006	F-52
Consolidated Statements of Cash Flows for the Year Ended December 31, 2006, the Period from June 20, 2005 (inception) to December 31, 2005, and the Cumulative Period from June 20, 2005 (inception) to December 31, 2006	F-53
Notes to Consolidated Financial Statements	F-54
Condensed Balance Sheets as of March 31, 2007 and December 31, 2006	F-62
Condensed Statements of Operations for the Three Months Ended March 31, 2007 and March 31, 2006, and the Cumulative Period from June 20, 2005 (inception) to March 31, 2007	F-63
Condensed Statement of Stockholders' Equity for the Three Months Ended March 31, 2007, and the Cumulative Period from June 20, 2005 (inception) to March 31, 2007	F-64
Condensed Statements of Cash Flows for the Three Months Ended March 31, 2007 and March 31, 2006, and the Cumulative Period from June 20, 2005 (inception) to March 31, 2007	F-65
Notes to Condensed Financial Statements	F-66

INDEPENDENT AUDITORS' REPORT

Board of Directors
Elmet Technologies, Inc.

        We have audited the balance sheets of Elmet Technologies, Inc. as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elmet Technologies, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

        As disclosed in Note 15, the 2005 financial statements have been restated to correctly report 2005 sales of scrap inventory and certain adjustments for deferred taxes and common stock purchase warrants. The 2004 financial statements have been restated to adopt Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, effective January 1, 2004.

BERRY, DUNN, McNEIL & PARKER
Portland, Maine
February 20, 2006, except for Notes 14 and 15, as to which
the date is February 13, 2007

ELMET TECHNOLOGIES, INC.

Balance Sheets

December 31, 2005 and 2004

	(Restated) 2005	(Restated) 2004
ASSETS
Current assets
Cash	$403,628	$1,338,113
Accounts receivable, net of allowance for doubtful accounts of approximately $464,000 and $35,000 for 2005 and 2004, respectively	8,067,358	5,068,927
Other receivables	677,515	499,316
Inventories, net	8,539,832	7,710,953
Repair parts inventory, net	469,176	367,385
Prepaid expenses	245,223	301,647
Restricted deposit	—	867,089
Deferred tax asset	385,700	797,000

Total current assets	18,788,432	16,950,430

Property, plant and equipment, at cost
Land and land improvements	204,418	204,418
Buildings and building improvements	5,913,290	5,499,766
Machinery and equipment	11,206,320	10,116,250
Furniture, fixtures, and office equipment	377,395	349,007
Construction in progress	2,553,756	1,670,813

	20,255,179	17,840,254
Less accumulated depreciation	(4,402,397)	(2,044,569)

Net property, plant and equipment	15,852,782	15,795,685

Other assets
Goodwill	1,569,424	1,569,424
Deferred financing costs, net	—	204,283
Interest rate swaps	147,000	52,000

Total other assets	1,716,424	1,825,707

Total assets	$36,357,638	$34,571,822

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Line of credit	$3,259,101	$—
Current portion of long-term debt	4,084,882	1,674,887
Accounts payable	4,288,674	3,299,536
Accrued expenses	2,014,816	1,473,356
Dividends payable	1,500,000	—
Income taxes payable	1,859,159	1,999,600

Total current liabilities	17,006,632	8,447,379
Long-term debt, excluding current portion	24,465,669	12,743,754
Common stock purchase warrants	2,227,000	9,009,000
Dividends payable	1,500,000	—
Deferred tax liability	798,400	283,300

Total liabilities	45,997,701	30,483,433

Commitments and contingency (Notes 4, 6, 7, 11, 13, and 14)
Stockholders' equity (deficit)
Series A redeemable preferred stock, $.01 par value, 5,000,000 shares authorized, issued and outstanding in 2004	—	6,875,834
Common stock, $.01 par value, 24,051,864 shares authorized, 15,734,000 and 11,872,000 shares issued and outstanding in 2005 and 2004, respectively	157,340	118,720
Accumulated deficit	(9,797,403)	(2,906,165)

Total stockholders' equity (deficit)	(9,640,063)	4,088,389

Total liabilities and stockholders' equity (deficit)	$36,357,638	$34,571,822

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statements of Operations

Years Ended December 31, 2005 and 2004

(January 1, 2004 Inception Date)

	(Restated) 2005	(Restated) 2004
Sales	$59,907,152	$51,171,913
Cost of sales	41,745,181	37,869,989

Gross profit	18,161,971	13,301,924
Selling, general and administrative expenses	4,447,706	3,982,289
Loss on early extinguishment of debt	1,866,108	—
Loss (gain) on disposal/sale of equipment	382,053	(3,751)

Operating income	11,466,104	9,323,386

Other (income) expense
Interest expense	2,230,829	2,552,531
Change in fair value of interest rate swaps	(95,000)	(52,000)
Other expense	197,701	—
Change in fair value of common stock purchase warrants	2,251,329	4,886,000

Other expense, net	4,584,859	7,386,531

Income before income tax expense	6,881,245	1,936,855
Income tax expense	4,623,100	2,728,300

Net income (loss)	$2,258,145	$(791,445)

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statements of Changes in Stockholders' Equity (Deficit)

Years Ended December 31, 2005 and 2004

(January 1, 2004 Inception Date)

	Series A Redeemable Preferred Stock	Common Stock	Retained Earnings (Accumulated Deficit)	Total
Issuance of 5,000,000 shares of Series A redeemable preferred stock, net of $120,166 of issuance costs	$4,879,834	$—	$—	$4,879,834
Issuance of 11,872,000 shares of common stock for no cash consideration, at acquisition date	—	118,720	(118,720)	—
Accretion of Series A redeemable preferred stock to redemption value	1,996,000	—	(1,996,000)	—
Net loss (Restated)	—	—	(791,445)	(791,445)

Balances, December 31, 2004 (restated)	6,875,834	118,720	(2,906,165)	4,088,389
Net income (restated)	—	—	2,258,145	2,258,145
Redemption of 1,138,000 shares of preferred stock and conversion of 3,862,000 shares of preferred stock to common stock	(6,875,834)	38,620	1,837,214	(5,000,000)
Dividends	—	—	(10,986,597)	(10,986,597)

Balances, December 31, 2005 (restated)	$—	$157,340	$(9,797,403)	$(9,640,063)

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statements of Cash Flows

Years Ended December 31, 2005 and 2004
(January 1, 2004 Inception Date)

	(Restated) 2005	(Restated) 2004
Cash flows from operating activities
Net income (loss)	$2,258,145	$(791,445)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,851,649	2,928,779
Loss (gain) on disposal/sale of equipment	382,053	(3,751)
Change in fair value of common stock purchase warrants	2,251,329	4,886,000
Loss on early extinguishment of debt	1,866,108	—
Change in fair value of interest rate swaps	(95,000)	(52,000)
Deferred income taxes	926,400	422,700
Write-off of deferred financing costs	204,283	67,857
(Increase) decrease in
Accounts receivable	(3,427,431)	(2,043,288)
Allowance for doubtful accounts	429,000	35,000
Other receivables	(178,199)	(499,316)
Inventories	(515,879)	(564,889)
Reserve for excess and obsolete inventory	(313,000)	(720,000)
Repair parts inventory, net	(101,791)	55,538
Prepaid expenses	56,424	(73,832)
Restricted deposit	867,089	(867,089)
Increase (decrease) in
Accounts payable	989,138	2,096,048
Accrued expenses	541,460	829,588
Income taxes payable	(140,441)	1,999,600

Net cash provided by operating activities	8,851,337	7,705,500

Cash flows from investing activities
Cash paid to acquire the Company	—	(27,718,800)
Acquisition of equipment	(2,796,978)	(2,101,192)
Proceeds from sale of equipment	—	1,168,727

Net cash used by investing activities	(2,796,978)	(28,651,265)

Cash flows from financing activities
Net borrowings from line of credit	3,259,101	—
Deferred financing costs paid	—	(312,997)
Principal payments on long-term debt	(2,277,699)	(3,670,959)
Proceeds from issuance of long-term debt	19,406,680	12,888,000
Proceeds from issuance of preferred stock	—	4,879,834
Cash paid to redeem common stock warrants	(9,033,329)	—
Cash paid to redeem preferred stock	(5,000,000)	—
Proceeds from issuance of subordinated debentures and common stock purchase warrants	—	8,500,000
Principal payments on subordinated debentures	(5,357,000)	—
Dividends paid	(7,986,597)	—

Net cash (used) provided by financing activities	(6,988,844)	22,283,878

Net (decrease) increase in cash	(934,485)	1,338,113
Cash, beginning of year	1,338,113	—

Cash, end of year	$403,628	$1,338,113

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,692,113	$1,697,813

Cash paid for income taxes	$3,837,141	$306,000

Supplemental disclosure of noncash investing and financing activities:
Cash paid to purchase the Company		$27,718,800
Fair value of assets acquired		(27,981,630)
Fair value of liabilities assumed		1,832,254

Goodwill		$1,569,424

During 2005, the Company declared $3,000,000 of dividends that remained unpaid as of December 31, 2005.

An equipment note payable was obtained in 2005, part of which was used to repay the outstanding principal balance outstanding on a previous equipment note payable ($4,093,320) with the Company's senior lender.

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2005 and 2004

Business Description and Acquisition of the Company

        Elmet Technologies, Inc. ("the Company") manufactures molybdenum and tungsten products which are sold to customers worldwide. The Company also distributes glass-related products to a worldwide customer base. Credit is extended at regular terms without collateral.

        The Company was formed on December 5, 2003 for the purpose of acquiring certain net assets of two Lewiston, Maine-based business units of Philips Electronics North America Corporation ("Philips"). The acquisition, which was effective January 1, 2004, was accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and, accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values on the date of acquisition. The acquisition was a management-led buyout and there were no strategic reasons for the acquisition. The total cost of the acquisition, which includes cash paid to seller, acquisition costs, and assumed liabilities, was $29,551,054. The purchase price exceeded the fair value of the net assets acquired by $1,569,424. This excess has been recorded as goodwill (deductible for tax purposes). The goodwill recognized in the acquisition resulted primarily from the acquisition of the assembled workforce, which included a management team, engineers and highly skilled production employees. The following is a summary of the approximate amounts assigned to each major asset and liability caption of the Company at the date of inception:

Accounts receivable	$3,061,000
Inventories	6,426,000
Deferred income taxes	936,000
Property and equipment	16,908,000
Other assets	650,000
Goodwill	1,570,000

Total assets	29,551,000

Accounts payable	1,203,000
Accrued expenses	629,000

Total liabilities	1,832,000

Cash consideration paid	$27,719,000

1.    Summary of Significant Accounting Policies

  Use of Estimates

        The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported revenues and expenses during the period. Actual amounts could differ from those estimates.

  Accounts Receivable

        Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

  Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Repair parts inventory is stated at the lower of cost (FIFO method) or market.

        The Company purchases its raw materials on consignment. Upon delivery, the inventory is segregated in a separate warehouse. As the inventory is moved into the plant and used, the Company records the inventory and recognizes a corresponding liability.

  Restricted Deposit

        The restricted deposit consisted of cash held in a restricted deposit account in the name of the Company's senior lender as additional collateral for the line of credit and notes payable disclosed in Note 5. These amounts were released by the senior lender in 2005.

  Shipping and Handling Costs

        The Company includes shipping and handling costs in cost of sales.

  Property, Plant and Equipment

        Property, plant and equipment is depreciated by the straight-line method over the estimated useful lives of the assets, which are outlined as follows:

Asset Category	Useful Lives
Land improvements and buildings	25
Building improvements	10
Machinery and equipment	3-7
Furniture, fixtures and office equipment	3-5

        The costs of repairs and maintenance are expensed as incurred; major renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

  Interest Rate Swaps

        The Company uses interest rate swap contracts as a cash flow hedge to eliminate the cash flow exposure of interest rate movements on variable-rate debt. Interest rate swaps are recorded at fair value on the balance sheet. Changes in fair value of the agreements are reported in the statement of operations. The Company does not enter into financial instruments for trading or speculative purposes.

  Reclassifications

        Certain reclassifications were made to the 2004 financial statements to conform to the 2005 financial statement presentation.

  Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Goodwill

        The Company follows SFAS No. 142, Goodwill and Other Intangible Assets, which requires that goodwill not be amortized, but instead be reviewed for impairment annually and if certain events occur.

  Revenue Recognition

        The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. Product sales and sales of scrap inventory are recorded at the time of shipment, or upon delivery, depending on the terms of the order, provided that persuasive evidence of an arrangement exists, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. In accordance with Emerging Issues Task Force (EITF) No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), sales are recorded net of discounts and returns on the accompanying statement of operations.

  New Accounting Pronouncements

        Effective January 1, 2004, the Company adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement requires an issuer to classify puttable warrants as a liability at their estimated fair value. Changes in fair value each year are recorded within the statement of operations. See "Warrants" section of Note 11.

        In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 is an interpretation of SFAS No. 109 and is intended to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes by establishing consistent criteria for evaluating uncertain tax positions. In addition, FIN 48 requires expanded disclosure with respect to uncertainty in income taxes and is required to be adopted for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, that FIN 48 will have on its financial statements.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. SFAS No. 157 is effective for the Company beginning

July 2008. The Company is currently reviewing the Statement to determine the impact and materiality of its adoption to the Company.

2.    Cash

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk on cash.

3.    Inventories

        Inventories consist of the following at December 31, 2005 and 2004:

	2005	2004
Raw materials	$666,532	$698,273
Work-in-process	5,921,916	5,108,386
Finished goods	3,331,384	3,597,294

	9,919,832	9,403,953
Less reserve for excess and obsolete inventory	(1,380,000)	(1,693,000)

	$8,539,832	$7,710,953

4.    Employment Agreement

        The Company has an employment agreement with an executive officer (and stockholder) providing for a fixed annual salary and an annual bonus based on certain performance criteria. If the executive is terminated without cause, he will be entitled to continue to receive salary for one year and will receive a bonus equal to the average bonus received for the previous two years (represents approximately $507,500 total salary and bonus based on 2005 compensation level). The agreement also contains a two-year noncompetition clause which would begin immediately upon the executive's termination. The employment agreement expires December 31, 2007.

5.    Borrowings

        Under a line of credit agreement with a bank, the Company may borrow up to the lesser of $7,000,000 or the borrowing base, as defined in the agreement. Interest is due monthly at the 30-day London Interbank Offered Rate ("LIBOR") plus a performance-based spread, as defined in the agreement (6.46% at December 31, 2005). The weighted average interest rate was 5.3% and 3.3% in 2005 and 2004, respectively. The revolving line of credit expires June 30, 2007. The line is collateralized by substantially all Company assets. There was $3,259,101 and no amount outstanding on the line of credit as of December 31, 2005 and 2004, respectively.

        Long-term debt consists of the following:

	2005	2004
Note payable, due in monthly installments of $187,127, including interest at 6.78%, through June 30, 2009, at which time all outstanding principal will be due in full; collateralized by substantially all assets of the Company.	$9,013,052	$—

Note payable, due in monthly principal installments of $175,000 (increasing each year to $262,500 in 2009), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (7.05% at December 31, 2005 — $6,737,500 of this note is effectively converted to a fixed rate via an interest rate swap agreement disclosed in Note 6), through June 30, 2009; collateralized by substantially all assets of the Company. On April 30 of each year, the Company will be required to make an additional principal payment in an amount equal to 50% of "free cash flow," as defined, for the preceding year ended December 31.	13,475,000	—
Mortgage note payable, due in monthly principal installments of $17,600 (increasing each year to $19,321 in 2008), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (6.62% at December 31, 2005 — see interest rate swap agreement disclosed in Note 6), through June 30, 2008, at which time the outstanding principal balance and unpaid interest will be due in full; collateralized by substantially all assets of the Company.	3,857,970	4,058,389
Subordinated debentures payable to related parties (holders of common stock), principal due December 31, 2009, interest is payable monthly at 10% (effective rate of 21.5%, due to discount described below); collateralized by substantially all Company assets; subordinate to bank debt (see "Recapitalization and Early Debt Extinguishment" section of this Note and Note 11).	3,143,000	8,500,000
Notes paid in full during 2005.	—	5,158,652

	29,489,022	17,717,041
Less unamortized discount on subordinated debentures resulting from fair value adjustment for common stock purchase warrants	938,471	3,298,400
Less current portion	4,084,882	1,674,887

Long-term debt, excluding current portion	$24,465,669	$12,743,754

        The line of credit, notes payable and subordinated debentures contain, among other things, certain restrictive covenants including restrictions on capital stock transactions, capital expenditures, senior management compensation and distributions; and certain minimum levels, calculated quarterly on a rolling four-quarter basis, as defined, of debt service coverage, and certain maximum levels of funded debt to EBITDA.

  Recapitalization and Early Debt Extinguishment

        Effective January 15, 2005, the Company repaid $2,212,000 of subordinated debentures which had a carrying value of $1,362,581 (net of $849,419 of unamortized discount).

        Effective September 1, 2005, under a recapitalization, the Company amended its line of credit and mortgage note payable, and obtained two additional notes payable which were used to refinance an existing note payable, pay off a portion of the subordinated debentures which had a carrying value of $2,128,317 (net of unamortized discount of $1,016,689), and finance the transactions described in Note 11. The remaining $3,143,000 of subordinated debentures outstanding were amended reducing the interest rate from 12.5% to 10% and extending the maturity date one year to December 31, 2009.

        In connection with the early extinguishment of subordinated debentures discussed above, the Company recognized a "Loss on early extinguishment of debt" in the amount of $1,866,108. As the Company has completed two early extinguishments of subordinated debt in the past year and it is reasonably possible it could do so again in the foreseeable future, the loss is not classified as an extraordinary item under generally accepted accounting principles.

        Future maturities of long-term debt are as follows:

2006	$4,084,882
2007	4,564,410
2008	8,241,821
2009	12,597,909

Total	$29,489,022

6.    Interest Rate Swaps

        The Company maintains interest rate swap agreements (the agreements), each in a notional amount equal to either the then outstanding principal balance or one-half of the outstanding balance of certain loans to which the agreements attach. The agreements are derivative financial instruments dated as of and maturing under substantially the same terms as the loans. The notional amounts of derivatives do not represent actual amounts exchanged by parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives. The Company is obligated to pay interest monthly at the fixed swap rate and receives a payment based on the one-month LIBOR rate plus a spread, as shown below. Amounts related to the swap agreements are recognized as monthly payments become due. The Company utilizes such agreements to effectively lock in fixed interest rates and hedge against the risk of rising interest rates on LIBOR based loans. Counterparties to the interest rate swap agreements are major financial institutions who also participate in the Company's bank credit facilities. Credit loss from counterparty nonperformance is not anticipated.

        The Company had the following interest rate swap agreements as of December 31:

Variable Loan Rate %	Fixed Interest Rate Swap Rate %	2005 Notional Amount	2004 Notional Amount
LIBOR plus 2.75%(1)	4.16% plus 2.75%(1)	$6,737,500	$—
LIBOR plus 2.4%(1)	4.01% plus 2.4%(1)	3,857,970	4,058,389
LIBOR plus 1.4%	3.05% plus 1.4%	—	4,911,992

(1)
See Note 5 for disclosure related to loan agreement provisions. This represents the initial spread over LIBOR for this note. The spread over LIBOR may be adjusted in 2006, based on the Company's actual debt service coverage ratio for the year ended December 31, 2005.

7.    Operating Leases

        The Company leases computer equipment, office equipment, manufacturing equipment, a warehouse in California, and certain employee vehicles under noncancelable operating leases expiring on various dates through 2009.

        Future minimum lease payments under noncancelable operating leases as of December 31, 2005, are approximately as follows:

2006	$480,400
2007	327,800
2008	306,500
2009	282,200

$1,396,900

        Rent expense under these leases totaled approximately $510,000 and $198,000 for 2005 and 2004, respectively.

8.    Retirement Plan

        The Company has a 401(k) retirement plan covering substantially all of its salaried employees. Company contributions totaled $177,000 and $168,000 for 2005 and 2004, respectively. The Company also has a 401(k) retirement plan covering substantially all of its union employees paid on an hourly basis. No Company matching contributions are made to this plan.

9.    Income Taxes

        Income tax expense consists of:

	Current	Deferred	Total
2005 (restated)
Federal	$2,809,300	$716,900	$3,526,200
State	887,400	209,500	1,096,900

	$3,696,700	$926,400	$4,623,100

2004
Federal	$1,787,100	$328,100	$2,115,200
State	518,500	94,600	613,100

	$2,305,600	$422,700	$2,728,300

        The Company's income tax provision differs from the provision computed using federal statutory rates as follows:

	2005	2004
Federal tax at statutory rate	$2,347,900	$2,319,800
State taxes, net of federal benefit	724,000	404,600
Permanent tax differences	997,700	6,100
Other	553,500	(2,200)

Total income tax provision	$4,623,100	$2,728,300

        Total components of deferred taxes are as follows:

	(Restated) 2005	2004
Deferred tax assets
Current	$645,600	$857,700
Noncurrent	133,700	21,600

Total deferred tax assets	779,300	879,300

Deferred tax liabilities
Current	(259,900)	(60,700)
Noncurrent	(932,100)	(304,900)

Total deferred tax liabilities	(1,192,000)	(365,600)

Net deferred tax (liability) asset	$(412,700)	$513,700

        These assets and liabilities are presented in the financial statements as follows:

	2005	2004
Deferred tax asset—current	$385,700	$797,000
Deferred tax liability—noncurrent	798,400	283,300

        The tax effects of temporary differences that give rise to the deferred tax assets (liabilities) are as follows:

	2005	2004
Inventory reserve	$(188,500)	$677,200
Accounts receivable reserve	181,000	13,900
Depreciation	(723,400)	(284,000)
Accrued bonuses	195,000	—
Accrued vacation	172,900	108,000
Other	(49,700)	(1,400)

Net deferred tax (liabilities) assets	$(412,700)	$513,700

10.    Fair Value of Financial Instruments

        The Company's financial instruments consist of cash, accounts receivable and payable, interest rate swaps, debt, dividends payable and common stock purchase warrants. The carrying values of all financial instruments approximate their fair values at December 31, 2005 and 2004.

11.    Capital Stock and Warrants

  Acquisition

        In connection with the acquisition, the Company entered into the Securities Purchase Agreement effective January 1, 2004. In accordance with this agreement, the Company issued 5,000,000 shares of Series A Convertible, Redeemable, Participating, Cumulative Preferred Stock (the "Preferred Stock") in exchange for $5,000,000. The Company also issued 11,872,000 shares of common stock to the chief executive officer and certain third parties assisting with the transaction for no cash consideration. The Company also issued $8,500,000 of subordinated debentures (see Note 5) with detachable put warrants which were convertible into 3,128,000 shares of common stock, subject to adjustment for certain dilutive events. In addition, the Company reserved 2,405,186 shares of common stock to be issued in connection with an incentive stock option plan for certain members of senior management. As of December 31, 2005, the stock option plan had not been formally adopted by the Board of Directors.

  Conversion and Redemption

        The Preferred Stock was convertible at the option of the holder (on a one-to-one basis, adjustable for future issuances of common stock) upon a liquidation of the Company or an initial public offering. At any time after the sixth anniversary of the issuance date (December 31, 2009), at the option and written election of the holders of at least 70% of the Preferred Stock then outstanding, the Company shall redeem all then outstanding shares of the Preferred Stock at a price equal to the liquidation preference. The liquidation preference was equal to the sum of the original Preferred Stock investment amount plus all accrued and unpaid dividends, plus the value of the Preferred Stock determined on an as converted, fully diluted basis and based on the greater of i) the fair market value of the equity of the Company as determined by mutual agreement of the Company and the holders of 70% or more of the Preferred Stock then outstanding, or failing such agreement, by an appraisal by an appraiser or investment banker chosen by the holders of 70% or more of the Preferred Stock then outstanding, less the original Preferred Stock amount and accrued and unpaid dividends or ii) 6 times the most recent historical 12 months EBITDA (adjusted for any non-recurring items, management fees, board fees and expenses and excessive executive compensation), less funded debt, plus cash, cash equivalents and marketable securities, less the original Preferred Stock amount and accrued and unpaid dividends. Management evaluated the Preferred Stock and concluded it was outside the scope of SFAS No. 150 since the redemption was at the option of the holder and the conversion option made the redemption of the Preferred Stock contingent upon the holder not converting to common stock.

        Effective January 15, 2005, the Company redeemed 1,138,000 shares of preferred stock for $1,138,000 (original issue price) and warrants to acquire 814,016 shares of common stock for $2,350,000.

        Effective September 1, 2005, under a Recapitalization Agreement, the Company converted the remaining 3,862,000 shares of preferred stock to common stock (1 for 1) and redeemed them for $3,862,000 (original issue price) and repurchased warrants to acquire 1,735,488 shares of common stock for $6,683,329. The Company financed these transactions with the additional funds obtained from its senior lender (see "Recapitalization and Early Debt Extinguishment" section of Note 5).

  Dividends

        Holders of the Preferred Stock were entitled to annual dividends, which accrued whether declared or not (cumulative), at a rate of 6% (increasing to 11% effective January 1, 2009) of the original issue price paid for each share in preference to the common stockholders. On September 1, 2005, as part of the Recapitalization Agreement described above and in Note 5, the Company paid the cumulative unpaid dividends of $386,200 on the 3,862,000 preferred shares outstanding prior to conversion. The Company's Board of Directors also declared a dividend equal to $10,600,397, or approximately $.65 per share of the Company's outstanding common and preferred stock to holders of record as of August 1, 2005, on a fully-diluted basis (included 578,496 warrant shares). The Company paid the dividend in 2005, with the exception of $3,000,000 payable to the majority stockholder, which was accrued as a dividend payable as of December 31, 2005. The dividend payable accrues interest at an annual rate of 10% and is payable in installments of $1,500,000 due upon receipt by the senior lender of the December 31, 2005 audited financial statements and certain other documents as defined, and $1,500,000 due upon receipt by the senior lender of the December 31, 2006 audited financial statements and certain other documents, as defined. No payment will be made if an event of default exists under the loan agreement with the senior lender.

  Rights and Restrictions

        The 10,772,000 shares of common stock outstanding held by the majority stockholder are restricted under a stock restriction agreement, effective January 1, 2004, among this stockholder, the Company and the former preferred stockholders (converted to common stock in 2005). The stock restriction agreement limits the stockholder's ability to sell, assign, transfer or pledge his shares without the approval of the former preferred stockholders and the Company, as defined in the agreement. The stock restriction agreement provides the former preferred stockholders and the Company with certain rights of first refusal, co-sale provisions and drag-along rights, as defined in the agreement. The stock restriction agreement shall terminate upon the earlier of an initial public offering or the written agreement of the majority common stockholder and the former preferred stockholders.

  Warrants

        The Company has outstanding put warrants that allow the holders of the subordinated debentures to purchase shares of common stock at an exercise price of $.01 per share. The warrants may be exercised at any time prior to December 31, 2013. The put warrants also entitle the holders to require the Company to redeem the warrants based on based on a formula defined in the warrant agreements, upon the earlier of December 31, 2008, or the occurrence of certain events, as defined, such as a change of control or an event of default.

        On January 1, 2004, the Company recorded the warrants for the purchase of 3,128,000 shares of common stock at their estimated fair value of $4,123,000. The estimated fair value was based on a formula in the warrant agreements. The Company adopted SFAS No. 150 effective January 1, 2004. Therefore, the warrants were recorded within the long-term liabilities section of the balance sheet. As of December 31, 2004, the estimated fair value of the warrants was approximately $9,009,000. The change in the fair value of the warrants of $4,886,000 was recorded as an expense within the other (income) expense caption of the 2004 statement of operations. The estimated fair value of the warrants at December 31, 2004 was based on an actual transaction that occurred on January 15, 2005, as described in the "Conversion and Redemption" section of this Note, where warrants for the purchase of 814,016 shares of common stock were sold back to the Company for $2,350,000 ($2,350,000/814,016 shares = $2.89/share less $.01/share exercise price = $2.88/share × 3,128,000 warrant shares outstanding at December 31, 2004 = $9,009,000).

        As described in the "Conversion and Redemption" section of this Note, the Company repurchased warrants for the purchase of 1,735,488 shares of common stock for $6,683,329 on September 1, 2005. At December 31, 2005, the remaining warrants for the purchase of 578,496 shares of common stock were adjusted to their estimated fair value of $2,227,000 as of that date. The fair value was based on the actual transaction that occurred on September 1, 2005 ($6,683,329/1,735,488 shares = $3.85/share × 578,496 shares outstanding at December 31, 2005). The Company paid a total of $9,033,329 in 2005 to redeem warrants. The difference between the total redemption price and the estimated fair value as of December 31, 2004 was recorded as expense in the 2005 statement of operations along with the $2,227,000 charge to increase outstanding warrants at December 31, 2005 to their estimated fair value ($9,033,329—$9,009,000 = $24,329 + $2,227,000 = $2,251,329 change in fair value of warrants in the 2005 statement of operations). The outstanding warrants for the purchase of 578,496 shares of common stock at December 31, 2005 are presented in the long-term liability section of the 2005 balance sheet at their estimated fair value of $2,227,000.

12.    Concentrations

        The Company's largest customer accounted for 30% and 43% of its net sales for the years ended December 31, 2005 and 2004, respectively.

        Three customers accounted for approximately 46% of trade accounts receivable at December 31, 2005. A single customer accounted for approximately 28% of trade accounts receivable at December 31, 2004.

        Approximately 45% and 38% of the Company's purchases were from two vendors for the years ended December 31, 2005 and 2004, respectively.

        Approximately 90% of the Company's labor force are members of the International Brotherhood of Teamsters Union. The union contract is in effect through April 15, 2007. The Company's other workers are not represented by a union.

        Union employees of the Company are covered under a union-sponsored, collectively bargained, multi-employer pension plan. Contributions to this plan were approximately $770,000 and $738,000 for the years ended December 31, 2005 and 2004, respectively. The pension plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated union labor contracts.

13.    Commitments and Contingencies

        The Company has a supply agreement with Philips to supply 100% of its lighting components to its lighting division. The prices under this supply agreement were fixed in 2004 and will be reduced by 2.5% each subsequent year of the contract through its expiration in December 2008. Prior to the fourth anniversary of this agreement, the Company and Philips will enter into good faith negotiations to execute a new supply agreement for a period of time following the expiration of this agreement. Sales under this agreement totaled approximately $13,668,000 and $16,710,000 for the years ended December 31, 2005 and 2004, respectively.

        The Company has a purchase agreement with Philips which allows the Company to purchase, based on its forecasted requirements (no minimum requirements), certain resale products from various Philips' entities at fixed prices, to be reduced annually by 2.5% for the five year period beginning in 2005 with annual price adjustments thereafter based on the prior year's percentage change in the Consumer Price Index through the expiration of the contract in December 2013. Purchases under this agreement totaled approximately $8.7 million and $7.6 million for the years ended December 31, 2005 and 2004. The Company entered into a Transition Services Agreement with Philips (the "Transition Agreement") effective January 1, 2004. The Transition Agreement calls for Philips to provide certain services to the Company, such as use of its SAP software, for a period of three years at a cost of $400,000 per year. The Company may terminate the Transition Agreement by providing Philips six months written notice. See Note 14.

        The Company is aware of certain environmental conditions that existed at the time the assets of the Company were acquired in 2004. The former owner has agreed to pay all costs of remediation activities and is actively working with regulators to determine the necessary actions. The Company is not aware of any additional environmental conditions and has not provided for any loss as a result of the indemnification by the former owner.

14.    Subsequent Events

        In January 2006, a significant customer which owed the Company approximately $1 million at December 31, 2005, hired a turnaround management consulting firm to assist them with its financial difficulties. Effective March 30, 2006, the Company entered into a Settlement Agreement with the customer. Under the Settlement Agreement, the Company will receive approximately 5% of the $1 million balance up front and approximately 95% in the form of a note payable over three years at 10% interest, collateralized by a subordinate lien on substantially all of the customer's assets.

        The Company has reserved for approximately $400,000 of the receivable balance at December 31, 2005, due to the uncertainty of collection. There is at least a reasonable possibility this estimate could change within the next year and it could have a significant impact on the Company's future results of operations.

        Effective June 5, 2006, the Transition Agreement discussed in Note 13 was terminated.

        On October 17, 2006, the Company entered into an agreement to be purchased by Harbor Acquisition Corporation ("Harbor"), a public company. Under the agreement, Harbor will pay approximately $108.9 million in cash (including approximately $77.0 million to the Company's stockholders and approximately $31.9 million to pay off all of the Company's outstanding debt) and will issue (or reserve for issuance upon future exercise pursuant to a put right, as defined) a total of 2.191 million shares of Harbor's common stock. The cash consideration payable at closing is subject to a working capital purchase price adjustment, and the cash consideration will also increase (up to a maximum of $3 million) in monthly increments, beginning in January 2007, until the closing date. Additional cash consideration of up to $28 million may be received based on the achievement of certain financial performance thresholds in fiscal 2007 and 2008, as defined in the stock purchase agreement.

15.    Restatements

        The Company's 2005 net loss was restated by $314,714 (net of $208,800 of income tax expense) to record sales of scrap inventory that occurred in November of 2005 which were not fully recognized by the Company until January of 2006. An increase in accounts receivable—other of $523,514, an increase in income taxes payable of $208,800, and a decrease in accumulated deficit of $314,714 were recorded in the 2005 balance sheet. A decrease in cost of sales of $523,514 and an increase in income tax expense of $208,800 were also recorded in the 2005 statement of operations as a result of this restatement.

        The Company's 2005 net loss was restated by $613,100 to record additional income tax expense to correct certain deferred tax assets and liabilities. A decrease in deferred tax asset of $531,500, an increase in the deferred tax liability of $81,600, and an increase in the accumulated deficit of $613,100 were recorded in the 2005 balance sheet. An increase in income tax expense of $613,100 was also recorded in the 2005 statement of operations as a result of this restatement.

        The Company's 2005 and 2004 net income (loss) were restated by $3,664,500 and ($4,886,000), respectively, to adopt SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity effective January 1, 2004 (previously adopted by the Company January 1, 2005). An increase in common stock purchase warrants (within liabilities) of $9,009,000, a decrease in common stock purchase warrants (within equity) of $5,344,500 and a decrease in retained earnings of

$3,664,500 were recorded in the 2004 balance sheet. An increase in change in fair value of common stock purchase warrants of $24,329 and $4,886,000 were recorded in the 2005 and 2004 statements of operations, respectively. The cumulative effect on prior years of change in accounting principle (expense) of $3,688,829 was eliminated from the 2005 statement of operations.

16.    Operating Segments and Related Information

        The following table presents certain operating division information (in thousands) for years ended December 31, 2005 and 2004, in accordance with the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information:

2005	Manufactured Products	Purchased Products	Total Company
Net sales	$48,694	$11,213	$59,907
Net (loss) income	2,026	232	2,258
Capital expenditures	2,797	—	2,797
Interest expense	1,673	558	2,231
Depreciation and amortization	2,852	—	2,852
Income tax expense	4,468	155	4,623
2004	Manufactured Products	Purchased Products	Total Company
Net sales	$41,280	$9,892	$51,172
Net (loss) income	(1,196)	405	(791)
Capital expenditures	2,101	—	2,101
Interest expense	1,915	638	2,553
Depreciation and amortization	2,929	—	2,929
Income tax expense	2,458	270	2,728

        The Company's operations are focused on two distinct business areas: manufactured products and purchased products. Manufactured products encompass all of the Company's offerings produced in its Maine manufacturing facility. Purchased products represents product lines supplied to the Company by Philips under the purchase agreement (Note 13) which allows the Company to buy certain resale products at a fixed price until December 31, 2013. These products do not compete with the Company's offerings and utilize a different channel of distribution and accesses different end markets.

        The allocation of total assets between the two segments results in an insignificant allocation to purchased products, consisting of a portion of accounts receivable and inventory. The non-cash charges to operations related to the change in the value of common stock purchase warrants and the loss on early debt extinguishment have not been allocated between segments as that information is not utilized by the chief operating decision maker in evaluating segment performance.

        Selling, general and administrative expenses are allocated to the product segments based on various factors including sales, total purchase volume and inventory levels. Interest is allocated based on inventory levels and total purchases by the segment.

17.    Selling, General and Administrative Expenses

        The components of selling, general and administrative expenses (in thousands) are approximately as follows:

	2005	2004
Selling	$920	$1,168
Marketing	382	245
General and administrative	3,146	2,569

Total	$4,448	$3,982

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Elmet Technologies, Inc.
Lewiston, Maine

        We have audited the balance sheet of Elmet Technologies, Inc. (the Company) as of December 31, 2006, and the related statement of income, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elmet Technologies, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

VITALE CATURANO & COMPANY, LTD.
Boston, Massachusetts
April 11, 2007

ELMET TECHNOLOGIES, INC.

Balance Sheet

December 31, 2006

ASSETS
Current assets:
Cash	$—
Accounts receivable, net of allowance for doubtful accounts of approximately $70,000	8,333,717
Note receivable trade	304,777
Other receivables	641,970
Inventories, net	9,150,513
Repair parts inventory, net	470,029
Prepaid expenses and other current assets	454,970
Deferred tax asset	785,673

Total current assets	20,141,649

Property, plant and equipment, at cost:
Land and land improvements	204,418
Buildings and building improvements	6,082,398
Machinery and equipment	14,842,811
Furniture, fixtures, and office equipment	85,517
Construction in progress	1,635,995

22,851,139
Less—accumulated depreciation	(7,212,675)

Net property and equipment	15,639,064

Other assets:
Goodwill	1,569,424
Note receivable, net of current portion and allowance of $400,000	47,428
Interest rate swaps	144,082

Total other assets	1,760,934

$37,541,647

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Line of credit	$2,204,902
Current portion of long-term debt	5,361,148
Accounts payable	5,254,171
Accrued expenses	1,912,535
Dividends payable	1,500,000
Income taxes payable	1,250,596

Total current liabilities	17,483,352

Long-term debt, net of current portion	20,864,855
Common stock purchase warrants	2,560,811
Deferred tax liability	976,921

24,402,587

Total liabilities	41,885,939

Commitments and contingency (Note 12)
Stockholders' deficit:
Common stock, $.01 par value, 24,051,864 shares authorized, 15,734,000 shares issued and outstanding	157,340
Accumulated deficit	(4,501,632)

Total stockholders' deficit	(4,344,292)

$37,541,647

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statement of Income

Year Ended December 31, 2006

Sales	$55,081,982
Cost of sales	36,475,529

Gross profit	18,606,453
Selling, general and administrative expenses	6,302,279

Operating income	12,304,174

Other (income) expense:
Interest expense	2,755,225
Change in fair value of interest rate swaps	2,918
Other expense, net	46,092
Change in fair value of common stock purchase warrants	333,811

Other expense, net	3,138,046

Income before provision for income taxes	9,166,128
Provision for income taxes	3,870,357

Net income	$5,295,771

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statement of Stockholders' Deficit

Year Ended December 31, 2006

	Common Stock	Accumulated Deficit	Total
Balance, December 31, 2005 (restated)	$157,340	$(9,797,403)	$(9,640,063)
Net income	—	5,295,771	5,295,771

Balance, December 31, 2006	$157,340	$(4,501,632)	$(4,344,292)

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities:
Net income	$5,295,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,826,928
Change in fair value of common stock purchase warrants	333,811
Provision for bad debts	53,546
Provision for excess and obsolete inventory	224,964
Accretion of debt discount	234,618
Change in fair value of interest rate swaps	2,918
Deferred income taxes	(221,452)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(849,213)
Other receivable	35,545
Note receivable	177,103
Inventories	(835,645)
Other current assets	(210,600)
Increase (decrease) in:
Accounts payable	965,497
Accrued expenses	(102,281)
Income taxes payable	(608,563)

Net cash provided by operating activities	7,322,947

Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,613,210)

Net cash used in investing activities	(2,613,210)

Cash flows from financing activities:
Net borrowings from line of credit	(1,054,199)
Proceeds from long-term debt	1,500,000
Principal payments on long-term debt	(4,059,166)
Dividends paid	(1,500,000)

Net cash used in investing activities	(5,113,365)

Net decrease in cash	(403,628)

Cash, beginning of period	403,628

Cash, end of period	—

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,770,123

Cash paid for income taxes	5,085,000

Supplemental disclosures of noncash financing activities:
Conversion of trade accounts receivable to note receivable, net of allowance of $400,000	$529,308

The accompanying notes are an integral part of these financial statements.

ELMET TECHNOLOGIES, INC.

Notes to Financial Statements

Year Ended December 31, 2006

1.    NATURE OF BUSINESS

  Business Description and Acquisition of the Company

        Elmet Technologies, Inc. (the "Company") manufactures molybdenum and tungsten products which are sold to customers worldwide. The Company also distributes lighting-related products to a worldwide customer base. Credit is extended at regular terms without collateral.

        The Company was formed on December 5, 2003 for the purpose of acquiring certain net assets of two Lewiston, Maine-based business units of Philips Electronics North America Corporation ("Philips"). The acquisition was effective January 1, 2004.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

        The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported revenues and expenses during the period. Actual amounts could differ from those estimates.

  Cash

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk on cash.

  Accounts and Notes Receivable

        Accounts and notes receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts and notes receivable.

        The Company converted trade receivables relating to one customer into a note receivable. The note bears interest at 10% with the principal amount being repaid over 3 years. The Company has recorded an allowance for this note in the amount of $400,000 related to amounts due in excess of one year due to uncertainty as to the realizability of the balance.

  Other Receivables

        Other receivables primarily represents amounts due from deliveries of scrap inventory for which revenue recognition criteria have not yet been met. All amounts are considered collectible at December 31, 2006.

  Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Scrap inventory is stated at its estimated net realizable value. The Company holds vendor inventory on consignment. Inventory held on consignment is recorded at the time it is utilized in the manufacturing process.

  Property, Plant and Equipment

        Property, plant and equipment is depreciated by the straight-line method over the following estimated useful lives:

Asset Category	Estimated Useful Life
Buildings and improvements	10-25 years
Furniture and fixtures	5 years
Machinery and equipment	3-7 years
Computer equipment and software	3 years
Motor vehicles	3 years

        The Company begins to depreciate construction in progress assets when they are placed in service. The costs of repairs and maintenance are expensed as incurred; major renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations. Depreciation expense for the year ended December 31, 2006 was $2,826,928

  Goodwill

        The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which establishes the financial accounting and reporting for goodwill and other intangible assets and supersedes APB No. 17, Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but, instead, tested at least annually for impairment. The Company performs an annual impairment test at fiscal year end for goodwill. Goodwill is allocated to various reporting units, which are either the operating segment or one reporting level below the operating segment.

        SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step requires a determination of the fair value of the reporting unit, which is compared to its carrying value.

        If the fair value exceeds the carrying value, the goodwill is not considered impaired. If the carrying value exceeds the fair value, impairment is measured as the excess of the carrying value of the reporting unit goodwill over the implied fair value of the goodwill. The implied fair value of the reporting unit goodwill is determined through a hypothetical purchase price allocation of fair value to all assets and liabilities of the reporting unit, where the hypothetical purchase price is assumed to be the fair value of the reporting unit. Based on the evaluations performed by the Company during the year ended December 31, 2006 no impairment charge was deemed necessary. The carrying amount of goodwill was $1,569,424 at December 31, 2006.

  Revenue Recognition

        The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. Product sales and sales of scrap inventory are recorded at the time of shipment, or upon delivery, depending on the terms of the order, provided that persuasive evidence of an arrangement exists, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. In accordance with Emerging Issues Task Force (EITF) No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), sales are recorded net of discounts and returns on the accompanying statement of income.

  Interest Rate Swaps

        The Company uses interest rate swap contracts as a cash flow hedge to eliminate the cash flow exposure of interest rate movements on variable-rate debt. Interest rate swaps are recorded at estimated fair value on the balance sheet. Changes in fair value of the agreements are reported in the statement of income. The Company does not enter into financial instruments for trading or speculative purposes.

  Shipping and Handling Costs

        The Company includes shipping and handling costs in cost of sales.

  Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse. Under this method, a valuation allowance is used to offset deferred taxes if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. Management annually evaluates the recoverability of deferred taxes and the level of adequacy of the valuation allowance.

  New Accounting Pronouncements

        In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 is an interpretation of SFAS No. 109 and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN 48 requires expanded disclosure with respect to the uncertainty in income taxes and is required to be adopted for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, that FIN 48 will have on its financial statements.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. SFAS 157 is effective for the Company beginning July 1, 2008. The Company is currently reviewing the Statement to determine the impact and materiality of its adoption to the Company.

3.    INVENTORIES

        Inventories consist of the following at December 31, 2006:

Raw materials	$589,005
Work-in-process	6,327,969
Finished goods	3,548,714

10,465,688
Less—reserve for excess and obsolete inventory	1,315,175

$9,150,513

4.    EMPLOYMENT AGREEMENT

        The Company has an employment agreement with an executive officer (and stockholder) providing for a fixed annual salary and an annual bonus based on certain performance criteria. If the executive is terminated without cause, he will be entitled to continue to receive salary for one year and will receive a bonus equal to the average bonus received for the previous two years. The agreement also contains a two-year noncompete clause which would begin immediately upon the executive's termination. The employment agreement expires December 31, 2007.

5.    DEBT

        Under a line of credit agreement with a bank, the Company may borrow up to the lesser of $7,000,000 or the borrowing base, defined in the agreement as eligible accounts receivable and inventories not to exceed certain amounts. Interest is due monthly at the 30-day London Interbank Offered Rate ("LIBOR") plus a performance-based spread, as defined in the agreement (7.25% at December 31, 2006). The revolving line of credit expires June 30, 2007. The line is collateralized by substantially all Company assets. There was $2,204,902 outstanding on the line of credit as of December 31, 2006, including $1,023,006 of outstanding checks that had not yet been presented for payment. Outstanding checks are immediately applied to the line of credit when presented for payment.

        Long-term debt at December 31, 2006 consisted of the following:

Note payable, due in monthly installments of $187,127, including interest at 6.78% through June 30, 2009, at which time all outstanding principal will be due in full.	$7,458,986
Notes payable, due in monthly principal installments of $204,167 (increasing each year to $262,500 in 2009), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (7.82% at December 31, 2006), $5,643,750 of this note is effectively converted to a fixed rate via an interest rate swap agreement as discussed in Note 6, through June 30. 2009. On April 30 of each year, the Company will be required to make an additional principal payment in an amount equal to 50% of "free cash flow," as defined, for the preceding year ended December 31.	11,287,499
Mortgage note payable, due in monthly principal installments of $17,600 (increasing each year to $19,321 in 2008), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (7.47% at December 31, 2006 — see interest rate swap agreement as discussed in Note 6), through June 30, 2008, at which time the outstanding principal balance and unpaid interest will be due in full.	3,664,372
Subordinated debentures payable to related parties (holders of common stock), principal due December 31, 2009, interest is payable monthly at 10% (effective rate of 21.5%, due to discount described below); subordinate to bank debt (net of unamortized discount of $703,854).	2,440,146
Note payable, due in monthly installments of $67,707, including interest at 7.5% through June 30, 2009, at which time all outstanding principal will be due in full.	1,375,000

26,226,003
Less—current portion	5,361,148

Long term debt, net of current portion	$20,864,855

        The line of credit, notes payable and subordinated debentures are collateralized by substantially all assets of the Company and contain, among other things, certain restrictive covenants including restrictions on capital stock transactions, capital expenditures, senior management compensation and distributions; and certain minimum levels of debt service coverage, calculated quarterly on a rolling four-quarter basis, as defined, and certain maximum levels funded debt to EBITDA.

        Aggregate maturities of long-term debt as of December 31, 2006 are as follows:

2007	$5,361,148
2008	8,771,547
2009	12,093,308

$26,226,003

6.    INTEREST RATE SWAPS

        The Company maintains interest rate swap agreements (the Agreements), each in a notional amount equal to either the then outstanding principal balance or one-half of the outstanding balance of certain loans to which the Agreements relate. The Agreements are derivative financial instruments dated as of and maturing under substantially the same terms as the loans. The notional amounts of derivatives do not represent actual amounts exchanged by parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives. The Company is obligated to pay interest monthly at the fixed swap rate and receives a payment based on the one-month LIBOR rate plus a spread, as shown below. Amounts related to the Agreements are recognized as monthly payments become due. The Company utilizes such Agreements to effectively lock in fixed interest rates and hedge against the risk of rising interest rates on LIBOR based loans. Counterparties to the interest rate swap agreements are major financial institutions who also participate in the Company's bank credit facilities. Credit loss from counterparty nonperformance is not anticipated.

        The Company had the following interest rate swap agreements as of December 31, 2006:

Variable Loan Rate	Fixed Interest Rate Swap Rate	Notional Amount
LIBOR plus spread	4.16% plus spread	$5,643,750
LIBOR plus spread	4.01% plus spread	$2,455,976

        The spread over LIBOR may be adjusted annually, based on the Company's actual debt service coverage ratio.

7.    OPERATING LEASES

        The Company leases computer equipment, office equipment, manufacturing equipment, a warehouse in California, and certain employee vehicles under noncancelable operating leases expiring on various dates through 2009.

        Future minimum lease payments under noncancelable operating leases for fiscal years ending December 31 are as follows:

2007	401,840
2008	345,761
2009	282,181

$1,029,782

        Rent expense under these leases totaled approximately $507,548 for the year ended December 31, 2006.

8.    RETIREMENT PLAN

        The Company has a 401(k) retirement plan covering substantially all of its salaried employees. Company contributions totaled $104,037 for the year ended December 31, 2006. The Company also has a 401(k) retirement plan covering substantially all of its union employees paid on an hourly basis. No Company matching contributions are made to this plan.

9.    INCOME TAXES

        The provision for income taxes for the year ended December 31, 2006 consisted of the following:

Current:
Federal	$2,910,231
State	878,243

3,788,474

Deferred:
Federal	66,239
State	15,644

81,883

$3,870,357

        The difference between the tax provision that would be expected if the federal statutory rate were applied and the recorded tax provision for the year ended December 31, 2006 is as follows:

Provision for income taxes at statutory rate	$3,116,484
State tax provision, net of federal benefit	589,967
Permanent tax differences	34,927
Other	128,979

$3,870,357

        Total components of deferred taxes at December 31, 2006 are as following:

Deferred tax assets:
Accrued expenses	$440,057
Reserve for doubtful accounts	187,351
Other	231,315

858,723

Deferred tax liabilities:
Property-basis differences	(835,367)
Goodwill amortization	(125,142)
Reserves	(57,444)
Prepaid expenses	(32,018)

(1,049,971)

Net deferred tax liability	$(191,248)

10.    RELATED PARTIES

        The Company has subordinated debt agreements with certain holders of the Company's common stock. The amounts outstanding to these related parties total $2,440,146, net of a debt discount of $703,854 at December 31, 2006. Interest expense for the year ended December 31, 2006 totaled $314,400.

        The Chief Financial Officer of the Company is a member of the Board of Directors at the entity where the Company converted a trade receivable into a note receivable during the period.

11.    CAPITAL STOCK AND WARRANTS

  Acquisition

        In connection with the acquisition discussed in Note 1, the Company entered into a Securities Purchase Agreement effective January 1, 2004. The Company sold 5,000,000 shares of Series A Convertible, Redeemable, Participating Preferred Stock (the Preferred Stock) for $5,000,000. The Company issued 11,872,000 shares of common stock to the chief executive officer and certain third parties assisting with the transaction for no cash consideration. The Company also issued $8,500,000 of subordinated debentures (see Note 5) with detachable put warrants which may be converted into 3,128,000 shares of common stock, subject to adjustment for certain dilutive events. In addition, the Company has reserved 2,405,186 shares of common stock to be issued in connection with an incentive stock option plan for certain members of senior management. As of December 31, 2006, the stock option plan had not been formally adopted by the Board of Directors and no options have been granted.

  Conversion and Redemption

        Effective January 15, 2005, the Company redeemed 1,138,000 shares of preferred stock for $1,138,000 (original issue price) and warrants to acquire 814,016 shares of common stock for $2,350,000.

        Effective September 1, 2005, under a Recapitalization Agreement, the Company converted the remaining 3,862,000 shares of preferred stock to common stock (1 for 1) and redeemed them for $3,862,000 (original issue price) and cancelled the common shares. The Company also repurchased warrants to acquire 1,735,488 shares of common stock for $6,683,329. The Company financed these transactions with the additional funds obtained from its senior lender.

  Dividends

        Holders of the Preferred Stock were entitled to cumulative dividends, at a rate of 6% (increasing to 11% effective January 1, 2009) of the original issue price paid for each share in preference to the common stockholders. On September 1, 2005, as part of the recapitalization, the Company paid the cumulative unpaid dividends of $386,200 on the 3,862,000 preferred shares outstanding prior to conversion. The Company's Board of Directors also declared a dividend equal to $10,600,397, or approximately $.65 per share of the Company's outstanding common and preferred stock to holders of record as of August 1, 2005, on a fully-diluted basis (including 578,496 warrant shares). The Company paid the dividend in 2005, with the exception of $3,000,000 payable to the majority stockholder, which was accrued as a dividend payable as of December 31, 2005. The dividend payable accrues interest at an annual rate of 10%. A portion of the dividend payable ($1,500,000) was paid during 2006 and the remaining $1,500,000 is due upon receipt by the senior lender of the December 31, 2006 audited financial statements and certain other documents, as defined. No payment is allowed if an event of default exists under the loan agreement with the senior lender.

  Rights and Restrictions

        The 10,772,000 shares of common stock outstanding held by the majority stockholder are restricted under a stock restriction agreement, effective January.1, 2004, between this stockholder, the Company and the former preferred stockholders. The stock restriction agreement limits the stockholder's ability to sell, assign, transfer or pledge his shares without the approval of the former preferred stockholders and the Company, as defined in the agreement. The stock restriction agreement provides the former preferred stockholders and the Company with certain rights of first refusal, co-sale provisions and drag-along rights, as defined in the agreement. The stock restriction agreement shall terminate upon the earlier of an initial public offering or the written agreement of the majority common stockholder and the former preferred stockholders.

  Warrants

        At December 31, 2006, the Company had outstanding put warrants that allow the holders of the subordinated debentures to purchase up to 578,496 shares of common stock at an exercise price of $.01 per share. The warrants may be exercised at any time prior to December 31, 2013. The put warrants entitle the holders to require the Company to redeem the warrants at a price based on the estimated fair market value of the equity of the Company, as defined in the warrant agreements, upon the earlier of December 31, 2008, or the occurrence of certain events, as defined, such as a change of control or an event of default.

        In accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company records the put warrants at fair market value and reflects the warrants as a long-term liability on the accompanying balance sheet. Any changes in the fair market value are recorded as a charge to earnings. At December 31, 2006, warrants for the purchase of 578,496 shares of common stock were valued at $2,560,811.

12.    CONCENTRATIONS

        The Company's largest customer accounted for 26% of its net sales for the year ended December 31, 2006.

        Approximately 30% of the Company's purchases were from two vendors for the year ended December 31, 2006.

        Approximately 90% of the Company's labor force are members of the International Brotherhood of Teamsters Union. The union contract is in effect through February 19, 2013. The Company's other workers are not represented by a union.

        Union employees of the Company are covered under a union-sponsored, collectively bargained, multi-employer pension plan. Contributions to this plan were $817,735 for the year ended December 31, 2006. The pension plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated union labor contracts.

13.    OPERATING SEGMENTS AND RELATED INFORMATION

        The following table presents certain operating division information (in thousands) for the year ended December 31, 2006, in accordance with the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information."

	Manufactured Products	Purchased Products	Total Company
Net sales	$46,271	$8,811	$55,082
Depreciation and amortization	2,827	—	2,827
Interest expense	2,118	637	2,755
Income tax expense	3,825	45	3,870
Net income	5,018	278	5,296
Capital expenditures	2,613	—	2,613

        The Company's operations are focused on two distinct business areas: manufactured products and purchased products. Manufactured products encompass all of the Company's offerings produced in its Maine manufacturing facility. Purchased products represents product lines supplied to the Company by Philips under the purchase agreement (Note 14) which allows the Company to buy certain resale products at a fixed price until December 31, 2013. These products do not compete with the Company's offerings and utilize a different channel of distribution and accesses different end markets.

        The allocation of total assets between the two segments results in an insignificant allocation to purchased products, consisting of a portion of accounts receivable and inventory. The non-cash charge to operations related to the change in the value of common stock warrants has not been allocated between the segments as that information is not utilized by the chief operating decision maker in evaluating segment performance.

        Selling, general and administrative expenses are allocated to the product segments based on various factors including sales, total purchase volume and inventory levels. Interest is allocated based on inventory levels and total purchases by the segment.

        The components of selling, general and administrative expenses (in thousands), for the year ending December 31, 2006, are approximately as follows:

Selling	$745
Marketing	407
General and administrative	5,150

$6,302

14.    COMMITMENTS AND CONTINGENCIES

        The Company has a supply agreement with Philips to supply a specified percentage, as defined, of its lighting components to Philips' lighting division. The prices under this supply agreement were fixed in 2004 and will be reduced by 2.5% each subsequent year of the contract through its expiration in December 2008. Prior to the fourth anniversary of this agreement, the Company and Philips will enter into good faith negotiations to execute a new supply agreement for a period of time following the expiration of this agreement. Sales under this agreement totaled approximately $11,379,000 for the year ended December 31, 2006.

        The Company has an agreement with Philips which allows the Company to purchase, based on its forecasted requirements (no minimum requirements), certain resale products from various Philips' entities at fixed prices, to be reduced annually for the five-year period beginning in 2005 by 2.5% with annual price adjustments thereafter based on the prior year's percentage change in the Consumer Price Index through the expiration of the contract in December 2013. Purchases under this agreement totaled approximately $6,066,000 for the year ended December 31, 2006.

        The Company entered into a Transition Services Agreement (the "Transition Agreement") with Philips effective January 1, 2004. The Transition Agreement calls for Philips to provide certain services to the Company, such as use of its reporting software, for a period of three years at a cost of $400,000 per year. This agreement was terminated effective June 5, 2006.

        The Company is aware of certain environmental conditions that existed at the time the assets of the Company were acquired in 2004. The former owner has agreed to pay all costs of remediation activities and is actively working with regulators to determine the necessary actions. The Company is not aware of any additional environmental conditions and has not provided for any loss as a result of the indemnification by the former owner.

15.    SALE OF THE COMPANY

        On October 17, 2006, the Company and its stockholders entered into an agreement to be purchased by Harbor Acquisition Company ("Harbor"), a public company. Under the agreement Harbor will pay at the closing approximately $108.9 million in cash (including approximately $77.0 million to the Company's stockholders and approximately $31.9 million to pay off all of the Company's outstanding debt) and will issue (or reserve for issuance upon future exercise pursuant to a put right, as defined) a total of 2.191 million shares of Harbor's common stock. The cash consideration payable at closing is subject to a working capital purchase price adjustment, and the cash consideration will also increase (up to a maximum of $3 million) in monthly increments, beginning in January 2007, until the closing date. Additional cash consideration of up to $28 million may be received based on the achievement of certain financial performance thresholds in fiscal 2007 and 2008, as defined in the stock purchase agreement.

ELMET TECHNOLOGIES, INC.

Balance Sheets

April 1, 2007 and December 31, 2006

(Thousands of Dollars except Share Data)

	April 1, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance for doubtful accounts of approximately $90 and $70 at April 1, 2007 and December 31, 2006	9,225	8,334
Note receivable trade	120	305
Other receivables	414	642
Inventories, net	10,643	9,151
Repair parts inventory, net	466	470
Prepaid expenses and other current assets	315	455
Deferred income taxes	786	786

Total current assets	21,969	20,143

Property, plant and equipment, at cost:
Land and land improvements	204	204
Buildings and building improvements	6,083	6,082
Machinery and equipment	15,440	14,843
Furniture, fixtures, and office equipment	86	86
Construction in progress	1,376	1,636

	23,189	22,851
Less—accumulated depreciation	(8,058)	(7,212)

Net property and equipment	15,131	15,639

Other assets:
Goodwill	1,569	1,569
Note receivable, net of current portion and allowance of $400	211	47
Interest rate swaps	109	144

Total other assets	1,889	1,760

	$38,989	$37,542

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Line of credit	$3,457	$2,205
Current portion of long-term debt	4,999	5,361
Accounts payable	4,783	5,254
Accrued expenses	2,546	1,913
Dividends payable	1,500	1,500
Income taxes payable	1,330	1,251

Total current liabilities	18,615	17,484

Long-term debt, net of current portion	19,956	20,865
Common stock purchase warrants	2,598	2,561
Deferred income taxes	977	977

	23,531	24,403

Total liabilities	42,146	41,887

Commitments and contingency (Note 13)
Stockholders' deficit:
Common stock, $.01 par value, 24,051,864 shares authorized, 15,734,000 shares issued and outstanding	157	157
Accumulated deficit	(3,314)	(4,502)

Total stockholders' deficit	(3,157)	(4,345)

	$38,989	$37,542

The accompanying notes are an integral part of these unaudited financial statements.

ELMET TECHNOLOGIES, INC.

Unaudited Statements of Income

Three months ended April 1, 2007 and April 2, 2006

(Thousands of Dollars)

	Three months ended
	April 1, 2007	April 2, 2006
Sales	$14,533	$14,427
Cost of sales	9,544	9,649

Gross profit	4,989	4,778
Selling, general and administrative expenses	2,098	1,339

Operating income	2,891	3,439

Other (income) expense:
Interest expense	681	719
Change in fair value of interest rate swaps	35	(75)
Change in fair value of common stock purchase warrants	37	—

Other expense, net	753	644

Income before provision for income taxes	2,138	2,795
Provision for income taxes	950	1,212

Net income	$1,188	$1,583

The accompanying notes are an integral part of these unaudited financial statements.

ELMET TECHNOLOGIES, INC.

Unaudited Statements of Cash Flows

Three months ended April 1, 2007 and April 2, 2006

(Thousands of Dollars)

	Three months ended
	April 1, 2007	April 2, 2006
Cash flows from operating activities:
Net income	$1,188	$1,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	847	616
Change in fair value of common stock purchase warrants	37	—
Provision for bad debts	20	20
Provision for excess and obsolete inventory	(4)	33
Accretion of debt discount	59	59
Change in fair value of interest rate swaps	35	(75)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(911)	(709)
Other receivables	228	465
Note receivable	21	—
Inventories	(1,488)	(1,270)
Repair parts inventory, net	4	9
Prepaid expenses and other current assets	140	43
Increase (decrease) in:
Accounts payable	(468)	1,349
Accrued expenses	629	(200)
Income taxes payable	79	(1,257)

Net cash provided by operating activities	416	666

Cash flows from investing activities:
Purchases of property, plant, and equipment	(338)	(1,058)

Net cash used in investing activities	(338)	(1,058)

Cash flows from financing activities:
Net borrowings from line of credit	1,252	1,141
Principal payments on long-term debt	(1,330)	(1,153)

Net cash used in financing activities	(78)	(12)

Net decrease in cash	—	(404)
Cash, beginning of year	—	404

Cash, end of year	$—	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	$681	$719

Cash paid for income taxes	$750	$2,025

Supplemental disclosures of noncash investing and financing activities:
Conversion of trade accounts receivable to note receivable, net of allowance of $400	$—	$529

The accompanying notes are an integral part of these unaudited financial statements.

ELMET TECHNOLOGIES, INC.

Notes to Unaudited Financial Statements

Three Months ended April 1, 2007 and April 2, 2006

(Thousands of Dollars)

1. NATURE OF BUSINESS

  Business Description and Acquisition of the Company

        Elmet Technologies, Inc. (the "Company") manufactures molybdenum and tungsten products which are sold to customers worldwide. The Company also distributes lighting-related products to a worldwide customer base. Credit is extended at regular terms without collateral.

        The Company was formed on December 5, 2003 for the purpose of acquiring certain net assets of two Lewiston, Maine-based business units of Philips Electronics North America Corporation ("Philips"). The acquisition was effective January 1, 2004.

2. INTERIM FINANCIAL INFORMATION

        The interim financial information for the balance sheet at April 1, 2007 and the statements of income and cash flows for the three months ended April 1, 2007 and April 2, 2006 are unaudited and have been prepared on the same basis as the audited financial statements, included in this Preliminary Proxy Statement pursuant to section 14(a) of the Securities and Exchange Commission. In the opinion of management, such unaudited financial information includes all adjustments necessary for a fair presentation of the interim information. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2006.

3. INVENTORIES

        Inventories consisted of the following at April 1, 2007 and December 31, 2006:

	2007	2006
Raw materials	$625	$589
Work-in-process	7,845	6,328
Finished goods	3,484	3,549

	11,954	10,466
Less—reserve for excess and obsolete inventory	1,311	1,315

	$10,643	$9,151

4. EMPLOYMENT AGREEMENT

        The Company has an employment agreement with an executive officer (and stockholder) providing for a fixed annual salary and an annual bonus based on certain performance criteria. If the executive is terminated without cause, he will be entitled to continue to receive salary for one year and will receive a bonus equal to the average bonus received for the previous two years. The agreement also contains a two-year noncompete clause which would begin immediately upon the executive's termination. The employment agreement expires on December 31, 2007.

5. DEBT

        Under a line of credit agreement with a bank, the Company may borrow up to the lesser of $8,000 or the borrowing base, defined in the agreement as eligible accounts receivable and inventories not to exceed certain amounts. Interest is due monthly at the 30-day London Interbank Offered Rate ("LIBOR") plus a performance-based spread, as defined in the agreement (7.25% at April 1, 2007). The revolving line of credit expires September 30, 2007. The line is collateralized by substantially all Company assets. There was $3,457 outstanding on the line of credit as of April 1, 2007.

        Long-term debt at April 1, 2007 and December 31, 2006 consisted of the following:

	2007	2006
	(thousand of Dollars)
Note payable, due in monthly installments of $187, including interest at 6.78% through June 30, 2009, at which time all outstanding principal will be due in full	$6,869	$7,459
Notes payable, due in monthly principal installments of $204 (increasing each year to $262 in 2009), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (7.82% at April 1, 2007), $5,337 of this note is effectively converted to a fixed rate via an interest rate swap agreement as discussed in Note 6, through June 30, 2009. On April 30 of each year, the Company will be required to make an additional principal payment in an amount equal to 50% of "free cash flow," as defined, for the preceding year ended December 31	10,675	11,287
Mortgage note payable, due in monthly principal installments of $17 (increasing each year to $19 in 2008), plus interest at Prime or at LIBOR plus a spread based on performance, as defined in the agreement (7.47% at April 1, 2007), 3,591 of this note is effectively converted to a fixed rate via an interest rate swap agreement as discussed in Note 6, through June 30, 2008, at which time the outstanding principal balance and unpaid interest will be due in full	3,612	3,664
Subordinated debentures payable to related parties (holders of common stock), principal due December 31, 2009, interest is payable monthly at 10% (effective rate of 21.5%, due to discount described below); subordinate to bank debt	3,144	3.320
Note payable, due in monthly installments of $25 plus interest at 7.5% through June 30, 2009, at which time all outstanding principal will be due in full	1,300	1,375

	25,600	27,106
Less—debt discount	645	880
Less—current portion	4,999	5,361

Long-term debt, net of current portion	$19,956	$20,865

        The line of credit, notes payable and subordinated debentures are collateralized by substantially all assets of the Company and contain, among other things, certain restrictive covenants including restrictions on capital stock transactions, capital expenditures, senior management compensation and distributions; and certain minimum levels of debt service coverage, calculated quarterly on a rolling four-quarter basis, as defined, and certain maximum levels funded debt to EBITDA.

        Aggregate maturities of long-term debt for fiscal years ending December 31 are as follows:

2007	$3,713
2008	9,332
2009	11,910

$24,955

6. INTEREST RATE SWAPS

        The Company maintains interest rate swap agreements (the "Agreements"), each in a notional amount equal to either the then outstanding principal balance or one-half of the outstanding balance of certain loans to which the Agreements relate. The Agreements are derivative financial instruments dated as of and maturing under substantially the same terms as the loans. The notional amounts of derivatives do not represent actual amounts exchanged by parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives. The Company is obligated to pay interest monthly at the fixed swap rate and receives a payment based on the one-month LIBOR rate plus a spread, as shown below. Amounts related to the Agreements are recognized as monthly payments become due. The Company utilizes such Agreements to effectively lock in fixed interest rates and hedge against the risk of rising interest rates on LIBOR based loans. Counterparties to the interest rate swap agreements are major financial institutions who also participate in the Company's bank credit facilities. Credit loss from counterparty nonperformance is not anticipated.

        The Company had the following interest rate swap agreements as of April 1, 2007:

Variable Loan Rate	Fixed Interest Rate Swap Rate	Notional Amount
LIBOR plus spread	4.16% plus spread	$5,337
LIBOR plus spread	4.01% plus spread	$3,591

        The spread over LIBOR may be adjusted annually, based on the Company's actual debt service coverage ratio.

7. RETIREMENT PLAN

        The Company has a 401(k) retirement plan covering substantially all of its salaried employees. Company contributions totaled approximately $26 for the fiscal quarter ended April 1, 2007. The

Company also has a 401(k) retirement plan covering substantially all of its union employees paid on an hourly basis. No Company matching contributions are made to this plan.

8. INCOME TAXES

        Elmet accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Accordingly, Elmet recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return. Elmet evaluates the need for a valuation allowance against its net deferred tax assets at year end based upon its three year cumulative income and its projections of future income, and records a valuation allowance against any net deferred tax assets if it is more likely than not that they will not be realized.

9. RELATED PARTIES

        The Company has subordinated debt agreements with certain holders of the Company's common stock. The amounts outstanding to these related parties totaled $2,499, net of a debt discount of $645 at April 1, 2007. Interest expense totaled $79 for the three months ended April 1, 2007 and April 2, 2006.

        The Chief Financial Officer of the Company is a member of the Board of Directors at the entity where the Company converted a trade receivable into a note receivable during the period.

10. CAPITAL STOCK AND WARRANTS

  Acquisition

        Effective January 1, 2004, the Company entered into a Securities Purchase Agreement. The Company sold 5,000,000 shares of Series A Convertible, Redeemable, Participating Preferred Stock (the Preferred Stock) for $5,000. The Company issued 11,872,000 shares of common stock to the chief executive officer and certain third parties assisting with the transaction for no cash consideration. The Company also issued $8,500 of subordinated debentures (see Note 5) with detachable put warrants which may be converted into 3,128,000 shares of common stock, subject to adjustment for certain dilutive events. In addition, the Company has reserved 2,405,186 shares of common stock to be issued in connection with an incentive stock option plan for certain members of senior management. As of April 1, 2007, the stock option plan had not been formally adopted by the Board of Directors and no options have been granted.

  Dividends

        Holders of the Preferred Stock were entitled to cumulative dividends, at a rate of 6% (increasing to 11% effective January 1, 2009) of the original issue price paid for each share in preference to the common stockholders. On September 1, 2005, as part of the recapitalization, the Company paid the cumulative unpaid dividends of $386 on the 3,862,000 preferred shares outstanding prior to conversion.

The Company's Board of Directors also declared a dividend equal to $10,600, or approximately $.65 per share of the Company's outstanding common and preferred stock to holders of record as of August 1, 2005, on a fully-diluted basis (including 578,496 warrant shares). The Company paid the dividend in 2005, with the exception of $3,000 payable to the majority stockholder, which was accrued as a dividend payable as of December 31, 2005. The dividend payable accrues interest at an annual rate of 10%. A portion of the dividend payable ($1,500) was paid during 2006 and the remaining $1,500 will be paid in April 2007.

  Rights and Restrictions

        The 10,772,000 shares of common stock outstanding held by the majority stockholder are restricted under a stock restriction agreement, effective January 1, 2004, between this stockholder, the Company and the former preferred stockholders. The stock restriction agreement limits the stockholder's ability to sell, assign, transfer or pledge his shares without the approval of the former preferred stockholders and the Company, as defined in the agreement. The stock restriction agreement provides the former preferred stockholders and the Company with certain rights of first refusal, co-sale provisions and drag-along rights, as defined in the agreement. The stock restriction agreement shall terminate upon the earlier of an initial public offering or the written agreement of the majority common stockholder and the former preferred stockholders.

  Warrants

        At April 1, 2007, the Company had outstanding put warrants that allow the holders of the subordinated debentures to purchase up to 578,496 shares of common stock at an exercise price of $.01 per share. The warrants may be exercised at any time prior to December 31, 2013. The put warrants entitle the holders to require the Company to redeem the warrants at a price based on the estimated fair market value of the equity of the Company, as defined in the warrant agreements, upon the earlier of December 31, 2008, or the occurrence of certain events, as defined, such as a change of control or an event of default.

        In accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company records the put warrants at fair market value and reflects the warrants as a long-term liability on the accompanying balance sheet. Any changes in the fair market value are recorded as a charge to earnings. At April 1, 2007, warrants for the purchase of 578,496 shares of common stock were valued at $2,598.

11. CONCENTRATIONS

        The Company's largest customer accounted for 18% and 26% of its net sales for the quarters ended April 1, 2007 and April 2, 2006, respectively.

        Approximately 90% of the Company's labor force are members of the International Brotherhood of Teamsters Union. The union contract is in effect through February 19, 2013. The Company's other workers are not represented by a union.

        Union employees of the Company are covered under a union-sponsored, collectively bargained, multi-employer pension plan. The pension plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated union labor contracts.

12. OPERATING SEGMENTS AND RELATED INFORMATION

        The following tables present certain operating division information (in thousands) for the Quarters ended April 1, 2007 and April 2, 2006, respectively, in accordance with the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information."

	2007
	Manufactured Products	Purchased Products	Total Company
Net sales	$12,519	$2,014	$14,533
Depreciation and amortization	847	—	847
Interest expense	498	183	681
Income tax expense	930	20	950
Net income	1,156	32	1,188
Capital expenditures	338	—	338
	2006
	Manufactured Products	Purchased Products	Total Company
Net sales	$12,370	$2,057	$14,427
Depreciation and amortization	616	—	616
Interest expense	502	83	719
Income tax expense	1,182	30	1,212
Net income	1,538	45	1,583
Capital expenditures	1,058	—	1,058

        The Company's operations are focused on two distinct business areas: manufactured products and purchased products. Manufactured products encompass all of the Company's offerings produced in its Maine manufacturing facility. Purchased products represents product lines supplied to the Company by Philips under the purchase agreement (Note 13) which allows the Company to buy certain resale products at a fixed price until December 31, 2013. These products do not compete with the Company's offerings and utilize a different channel of distribution and accesses different end markets.

        The allocation of total assets between the two segments results in an insignificant allocation to purchased products, consisting of a portion of accounts receivable and inventory. The non-cash charge to operations related to the change in the value of common stock warrants, has not been allocated between the segments, as that information is not utilized by the chief operating decision maker in evaluating segment performance.

        Selling, general and administrative expenses are allocated to the product segments based on various factors including sales, total purchase volume and inventory levels. Interest is allocated based on inventory levels and total purchases by the segment.

        The components of selling, general and administrative expenses (in thousands), for the three months ended April 1, 2007 and April 2, 2006, respectively, were approximately as follows:

	2007	2006
Selling	$188	$214
Marketing	177	93
General and administrative	1,733	1,032

	$2,098	$1,339

13. COMMITMENTS AND CONTINGENCIES

        The Company has a supply agreement with Philips to supply a specified percentage, as defined, of its lighting components to Philips' lighting division. The prices under this supply agreement were fixed in 2004 and will be reduced by 2.5% each subsequent year of the contract through its expiration in December 2008. Prior to the fourth anniversary of this agreement, the Company and Philips will enter into good faith negotiations to execute a new supply agreement for a period of time following the expiration of this agreement. Sales under this agreement totaled approximately $2.5 million and $3.7 million for the three months ended April 1, 2007 and April 2, 2006, respectively.

        The Company has an agreement with Philips which allows the Company to purchase, based on its forecasted requirements (no minimum requirements), certain resale products from various Philips' entities at fixed prices, to be reduced annually for the five-year period beginning in 2005 by 2.5% with annual price adjustments thereafter based on the prior year's percentage change in the Consumer Price Index through the expiration of the contract in December 2013. Purchases under this agreement totaled approximately $1.5 million for the three months ended April 1, 2007 and April 2, 2006.

        The Company entered into a Transition Services Agreement (the "Transition Agreement") with Philips effective January 1, 2004. The Transition Agreement calls for Philips to provide certain services to the Company, such as use of its reporting software, for a period of three years at a cost of $400 per year. This agreement was terminated effective June 5, 2006.

        The Company is aware of certain environmental conditions that existed at the time the assets of the Company were acquired in 2004. The former owner has agreed to pay all costs of remediation activities and is actively working with regulators to determine the necessary actions. The Company is not aware of any additional environmental conditions, and has not provided for any loss as a result of the indemnification by the former owner.

14. SALE OF THE COMPANY

        On October 17, 2006, the Company and its stockholders entered into an agreement to be purchased by Harbor Acquisition Company ("Harbor"), a public company. Under the agreement Harbor will pay at the closing approximately $108.9 million in cash (including approximately $77.0 million to the Company's stockholders and approximately $31.9 million to pay off all of the Company's outstanding debt) and will issue (or reserve for issuance upon future exercise pursuant to a put right, as defined) a total of 2.191 million shares of Harbor's common stock. The cash consideration payable at closing is subject to a working capital purchase price adjustment, and the cash consideration will also increase (up to a maximum of $3 million) in monthly increments, beginning in January 2007, until the closing date. Additional cash consideration of up to $28 million may be received based on the achievement of certain financial performance thresholds in fiscal 2007 and 2008, as defined in the stock purchase agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Harbor Acquisition Corporation

        We have audited the accompanying consolidated balance sheet of Harbor Acquisition Corporation (a development stage corporation) (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006, the period from June 20, 2005 (inception) to December 31, 2005, and the cumulative period from June 20, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harbor Acquisition Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, the period from June 20, 2005 (inception) to December 31, 2005, and the cumulative period from June 20, 2005 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company may face a mandatory liquidation by November 1, 2007 if a business combination is not consummated, unless certain extension criteria are met, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 6, 2007

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Balance Sheets

	December 31, 2006	December 31, 2005
Assets
Current:
Cash	$534,970	$6,654
Investments held in trust	77,840,000	—
Investments held in trust from Underwriter	1,620,000	—
Investment income not subject to trust	213,364	—
Prepaid Expense	66,000	—

Total current assets	80,274,334	6,654
Deferred offering costs	—	303,509
Deferred acquisition costs	643,592	—
Deferred tax asset	146,362	—

Total Assets	$81,064,288	$310,163

Liabilities And Stockholders' Equity
Current Liabilities
Accrued Offering Expenses	$—	$210,000
Accrued Expenses	305,434	5,000
Notes Payable, Stockholders	—	75,000
Due to Underwriter	1,620,000	—
Income Taxes Payable	111,043	—

Total Liabilities	2,036,477	290,000

Common stock subject to possible conversion, 2,758,620 shares at conversion value	15,560,216	—

Commitments
Stockholders' Equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, $.0001 par value, 70,000,000 shares authorized; 16,800,000 shares (which includes 2,758,620 subject to possible conversion) and 3,000,000 shares issued and outstanding at December 31, 2006 and December 31, 2005 respectively	1,680	300
Additional Paid in Capital	62,104,087	24,700
Earnings (Deficit) Accumulated during the development stage	1,361,828	(4,837)

Total Stockholders' Equity	63,467,595	20,163

Total Liabilities and Stockholders' Equity	$81,064,288	$310,163

The accompanying notes should be read in conjunction with the financial statements.

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Statements of Operations

	For the year ended December 31, 2006	For the period from June 20, 2005 to December 31, 2005	For the period from June 20, 2005 (inception) to December 31, 2006 (cumulative)
Interest income	$2,599,821	$163	$2,599,984
Operating Expenses
General & Administrative	488,475	5,000	493,475

Net Income (Loss) before income taxes	2,111,346	(4,837)	2,106,509
Income tax expense	744,681	—	744,681

Net Income (Loss)	$1,366,665	$(4,837)	$1,361,828

Weighted Average number of common shares outstanding — basic and diluted	12,489,863	3,000,000	9,207,527

Income (Loss) per Share—basic and diluted	$0.11	$(0.00)	$0.15

The accompanying notes should be read in conjunction with the financial statements.

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Statements of Stockholders' Equity

	Common Stock			Earnings (Deficit) Accumulated During the Development Stage
			Additional Paid-in-Capital
	Shares	Amount			Total
Stock issued June 22, 2005 at $.008 per share	3,000,000	$300	$24,700	$—	$25,000
Net Loss				(4,837)	(4,837)

Balance at December 31, 2005	3,000,000	$300	$24,700	$(4,837)	$20,163

Sale of Private Placement Warrants	—	—	1,300,000	—	1,300,000
Sale of 13,800,000 Units net of underwriter's discount and offering expenses (includes 2,758,620 shares subject to possible conversion)	13,800,000	1,380	76,339,503	—	76,340,883
Proceeds subject to possible conversion of 2,758,620 shares	—	—	(15,560,216)	—	(15,560,216)
Sale of underwriter option	—	—	100	—	100
Net Income	—	—	—	1,366,665	1,366,665

Balance at December 31, 2006	16,800,000	$1,680	$62,104,087	$1,361,828	$63,467,595

The accompanying notes should be read in conjunction with the financial statements.

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Statements of Cash Flows

	For the year ended December 31, 2006	June 20, 2005 (inception) to December 31, 2005	For the period from June 20, 2005 (inception) to December 31, 2006 (cumulative)
Cash Flows From Operating Activities
Net Income (Loss)	$1,366,665	$(4,837)	$1,361,828
Adjustment to reconcile net income to net cash provided by operating activities:
Income taxes payable	111,043	—	111,043
Changes in operating assets and liabilities:
Increase in prepaid expenses	(66,000)	—	(66,000)
Increase in value of investments held in trust	(2,592,864)	—	(2,592,864)
Increase in Deferred tax asset	(146,362)	—	(146,362)
Increase in Accrued expenses	95,860	5,000	100,860

Net Cash provided by Operating Activities	(1,231,658)	163	(1,231,495)

Cash Flows From Investing Activities
Payment of deferred acquisition costs	$(439,018)	—	$(439,018)
Cash held in Trust Account	(79,460,000)	—	(79,460,000)
Disbursements from trust	2,379,500	—	2,379,500

Net Cash used in Investing Activities	(77,519,518)	—	(77,519,518)

Cash Flows From Financing Activities
Proceeds from public offering	82,800,000	—	82,800,000
Proceeds from private placement of warrants	1,300,000	—	1,300,000
Proceeds from issuance of underwriting option	100	—	100
Proceeds from sale of stock	—	25,000	25,000
Proceeds from notes payable, Stockholders	150,000	75,000	225,000
Payments of notes payable, Stockholders	(225,000)	—	(225,000)
Payment of advances due to Stockholders	(5,000)	—	(5,000)
Payment of offering costs	(4,740,608)	(93,509)	(4,834,117)

Net Cash provided by Financing Activities	79,279,492	6,491	79,285,983

Net increase in Cash	528,316	6,654	534,970
Cash at beginning of period	6,654	—	—

Cash at end of period	$534,970	$6,654	$534,970

Supplemental schedule of non-cash financing activities:
Advance due to Stockholder for Public Offering costs	$5,000	—	$5,000
Accrual of deferred underwriting fees	$1,620,000	—	$1,620,000
Supplemental schedule of non-cash investing activities:
Accrual of deferred acquisition costs	$204,574	—	$204,574

The accompanying notes should be read in conjunction with the financial statements.

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

1.    Basis of Presentation

        The consolidated financial statements include the accounts of Harbor Acquisition Corporation and its wholly owned subsidiary Harbor Acquisition Security Corporation (collectively referred to as the "Company"). All significant intercompany transactions and balances have been eliminated. The statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principals generally accepted in the United States.

2.    Organization and Business Operations

        The Company was incorporated in Delaware on June 20, 2005 as a blank check company whose objective is to acquire an operating business. At December 31, 2006, the Company had neither engaged in any operations nor generated significant operating revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

        All activity through December 31, 2006, relates to the Company's formation, its initial public offering described below, and thereafter, pursuing potential acquisitions of target businesses.

        The registration statement for the Company's initial public offering (the "Public Offering") (as described in Note 4) was declared effective April 25, 2006. The Company consummated the Public Offering on May 1, 2006, and preceding the consummation of the Public Offering on May 1, 2006 certain officers, directors, and initial shareholders of the Company purchased an aggregate of 2,000,000 warrants at $.65 per warrant from the Company in a private placement (the "Private Placement"). The warrants sold in the Private Placement were identical to the warrants sold in the offering. The Company received net proceeds from the Private Placement and the Public Offering of approximately $77,640,883 (Note 4).

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of this Public Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"), which may not constitute a business combination for accounting purposes.

        Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, $79,460,000 including $1,620,000 of deferred underwriters' nonaccountable expense allowance described in Note 4, is being held in a trust account ("Trust Fund") and, commencing May 2, 2006, is invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) the distribution of the Trust Fund as described below. The placing of funds in the Trust Fund may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other persons it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Fund, there is no guarantee that they will execute such agreements. Certain of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Fund are not reduced by the claims of target businesses or vendors or other persons that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining proceeds (not held in the Trust Fund), along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares issued in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 3,000,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding the deferred portion of the underwriters' non-accountable expense allowance) has been classified as common stock subject to possible conversion on the accompanying December 31, 2006 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters' non-accountable expense allowance held in trust (see Note 4). As of December 31, 2006, the estimated per share conversion price is $5.76.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 4).

        On May 1, 2006, the Company formed a wholly owned subsidiary, Harbor Acquisition Security Corporation, for tax planning purposes. The Company assigned the rights to the investments in the Trust Fund to this subsidiary.

        On October 17, 2006, the Company entered into a Stock Purchase Agreement with Elmet Technologies, Inc ("Elmet") and the holders of all of the outstanding shares and warrants of Elmet. Subject to the terms and conditions of the Stock Purchase Agreement, the Company has agreed to acquire all of the outstanding Elmet shares and all of its outstanding warrants. The acquisition is expected to be consummated during the second quarter of 2007, after the required approval by the Company's stockholders and the fulfillment of certain other conditions. The pending transaction is further described in the Company's current report filed with the U.S. Securities and Exchange Commission on Form 8-K on October 17, 2006.

3.    Summary of Significant Accounting Policies

A. Income taxes:

        Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

B. Earnings (Loss) per common share:

        Basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. The effect of the 27,600,000 outstanding warrants issued in connection with the initial public offering described in Note 4 has not been considered in the diluted net income per share since the warrants are contingently exercisable. The effect of the 600,000 units included in the underwriters' purchase option, as described in Note 2, along with the warrants underlying such units, has not been considered in the diluted earnings per share calculation since they are contingently exercisable and since the market price of the option was less than the exercise price during the period.

C. Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

D. Cash and Cash Equivalents:

        For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

E. Recent Accounting Pronouncements:

        In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109 ("FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is "more than likely not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its financial condition or results of operations.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

4.    Initial Public Offering

        On May 1, 2006, the Company sold 13,800,000 units ("Units"), including 1,800,000 in connection with the Underwriter's over-allotment, in the Public Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company calls the Warrants, the holder will either have to redeem the Warrants by purchasing the common stock from the Company for $5.00 per share or allow the Company to redeem the Warrants at a price of $.01 per warrant.

        In connection with the Public Offering, the Company paid the underwriters of the Public Offering (collectively, the "Underwriter") an underwriting discount of 5.0% of the gross proceeds of the Public Offering ($4,140,000). In addition, a non-accountable expense allowance of 2.25% of the gross proceeds of the Public Offering, excluding the over-allotment option, is due to the Underwriter, who has agreed to deposit the non-accountable expense allowance ($1,620,000) into the Trust Fund until the earlier of the completion of a Business Combination or the liquidation of the Trust Fund. The Underwriter has further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a Business Combination. If a Business Combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred non-accountable expense allowance.

        Preceding the consummation of the Public Offering on May 1, 2006, certain of the initial stockholders purchased 2,000,000 warrants at a purchase price of $.65 per warrant in a private placement. The proceeds of $1,300,000 were deposited into the Trust Fund, and the initial stockholders will not have any claim on this amount if the Trust Fund is liquidated.

        The Initial Stockholders are entitled to registration rights with respect to their founding shares and private placement warrants pursuant to agreements dated April 25, 2006. The holders of the majority of these shares and warrants are entitled to make up to two demands that the Company register these shares. In addition, the Initial Stockholders have "piggy-back" registration rights on certain registration statements filed subsequent to the consummation of a Business Combination.

        In connection with the Public Offering, the Company issued an option, for $100, to the Underwriter to purchase 600,000 Units at an exercise price of $7.50 per Unit, exercisable on the later of April 25, 2007 or the consummation of a Business Combination. The option has a life of five years from the effective date. The Units that would be issued upon exercise of this option are identical to those offered in the Public Offering, except that each of the warrants underlying the option entitles the holder to purchase one share of the Company's common stock at a price of $6.25 and will have a cashless exercise provision. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholder's equity. The Company estimated, using the Black-Scholes method, the fair value of the option granted to the underwriter as of the date of grant was approximately $1,516,000 using the following assumptions: (1) expected volatility of 49.3%, (2) risk-free interest rate of 4.635% and (3) expected life of five years. In order to estimate the volatility, the Company considered the historic volatilities of 22 publicly traded companies that operate within the consumer and industrial products sectors.

5.    Limited Distributions of Income from Trust Account

        Upon written request from the Company, which may be given not more than once in any calendar month, the Trustee shall distribute to the Company by wire transfer an amount computed and certified by the Company to be equal to the collected and undistributed income earned on the original amount deposited in the Trust Account for the preceding month. The maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute is $1,850,000. The Company has received distributions, net of taxes, of $1,599,500 through December 31, 2006. These funds will be used for working capital purposes associated with identifying and consummating a Business Combination.

        If there is any income tax obligation relating to the income of the property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the property in the Trust Account, the amount indicated by the Company as required to pay income taxes. Such disbursements amounted to $780,000 through December 31, 2006.

6.    Deferred Offering Costs

        Deferred offering costs consisted of legal, accounting, printing, and other fees incurred prior to the Offering which were directly related the Public Offering. These costs were charged to Stockholders' equity upon completion of the Public Offering.

7.    Deferred Acquisition Costs

        Deferred acquisition costs consist principally of legal fees directly associated with the negotiation and execution of the Stock Purchase Agreement with Elmet Technologies Inc. These costs will be treated as part of the purchase price upon the closing of the transaction.

8.    Income Taxes

        The components of the provision for income taxes are as follows:

	Year ended December 31, 2006	Year ended December 31, 2005
Current:
Federal	$850,400	—
State and local	40,643	—
Deferred:
Federal	(146,362)	—
State and local	—	—

Total provision for income taxes	$744,681	—

        The Company's effective tax rate differs from the effective federal tax rate of 34% principally due to the following:

Year ended December 31, 2006
Federal statutory rate	34.0%
State and local tax	0.1%
Change in valuation allowance	1.2%

35.3%

Year ended December 31, 2005
Federal statutory rate	34.0%
Increase in valuation allowance	(34.0)%

—

        The tax effect of temporary differences that give rise to the deferred tax asset is as follows:

	December 31, 2006	December 31, 2005
Expenses deferred for income tax purposes	$172,508	$2,000
Less valuation allowance	(26,146)	$(2,000)

Total	$146,362	$0

9.    Note Payable, Stockholders

        The Company issued an aggregate of $75,000 unsecured promissory notes to two of its Initial Stockholders on June 22, 2005. The notes were non-interest bearing and were payable on the earlier of June 15, 2006 or the consummation of the Public Offering. Accordingly, the Company paid off the notes on May 1, 2006. Separately, upon the consummation of the Offering, a shareholder loaned the Company $150,000. The loan with related interest was paid in full on July 5, 2006. The loan bore interest at 4% per annum and was paid from the interest earned on the amounts in the Trust Fund. Due to the short term nature of the notes, the fair value of the notes approximated their carrying amount.

10.    Commitments and Related Party Transactions

        The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Public Offering. The statement of operations includes $61,700 for the year ended December 31, 2006.

        Pursuant to letter agreements dated June 22, 2005 with the Company and the representative of the underwriters, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

11.    Common Stock

        On April 14, 2006, the Company's majority stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 70,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

        On April 20, 2006, the Board of Directors approved a stock split to be effected as a stock dividend immediately prior to the closing of the Public Offering. The stock split was executed, and a stock dividend of one share for every 5 shares was issued to the initial stockholders.

12.    Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

13.    Reserved Common Stock

        At December 31, 2006, 31,400,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter's purchase option.

14.    Trust Fund

        For tax planning purposes, the Company assigned its rights to the cash in the Trust Fund to Harbor Acquisition Security Corporation, a wholly-owned Massachusetts subsidiary qualifying as a "security corporation" entitled to a reduced state corporate tax rate.

15.    Going Concern

        The Company has not commenced any operations as of December 31, 2006, but has entered into a Stock Purchase Agreement with Elmet Technologies, Inc ("Elmet") and the holders of all the outstanding shares and warrants of Elmet (see Note 2). This proposed acquisition would fulfill the conditions of a Business Combination required to release the funds held in the Trust Account to the Company (see Note 4). If this Business Combination is not completed, the Company intends to immediately resume the search for another suitable Business Combination; however, there is no assurance that such a suitable Business Combination would be identified and consummated within the requisite time periods. In the event one is not, the Company would be required to distribute the funds held in the Trust Account to the Public Stockholders.

        Management believes that the Company's existing cash resources, including cash on hand, will be sufficient to cover operating costs and expenses until the proposed acquisition is consummated. However, the Company would be required to obtain additional financing to continue its search for another suitable Business Combination and continue as a going concern if the proposed acquisition is not consummated.

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Condensed Balance Sheets

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current:
Cash	$375,477	$534,970
Investments held in trust	78,479,583	77,840,000
Investments held in trust from Underwriter	1,620,000	1,620,000
Investment income not subject to trust	—	213,364
Prepaid Expense	45,000	66,000

Total current assets	80,520,060	80,274,334
Deferred acquisition costs	951,614	643,592
Deferred tax asset	187,428	146,362

Total Assets	$81,659,102	$81,064,288

Liabilities and Stockholders' Equity
Current Liabilities
Accrued Expenses	$259,703	$305,434
Notes Payable, Stockholders	—	—
Due to Underwriter	1,620,000	1,620,000
Income Taxes Payable	200,921	111,043

Total Liabilities	2,080,624	2,036,477

Common stock subject to possible conversion, 2,758,620 shares at conversion value	15,560,216	15,560,216

Commitments
Stockholders' Equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, $.0001 par value, 70,000,000 shares authorized; 16,800,000 shares (which includes 2,758,620 subject to possible conversion) and 3,000,000 shares issued and outstanding at March 31, 2007 and December 31, 2006 respectively	1,680	1,680
Additional Paid in Capital	62,104,087	62,104,087
Earnings accumulated during the development stage	1,912,495	1,361,828

Total Stockholders' Equity	64,018,262	63,467,595

Total Liabilities and Stockholders' Equity	$81,659,102	$81,064,288

See notes to condensed financial statements

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Condensed Statements of Operations
(Unaudited)

	For the three months ended March 31, 2007	For the three months ended March 31, 2006	For the period from June 20, 2005 (inception) to March 31, 2007 (cumulative)
Interest income	$970,664	$25	$3,570,648
Operating Expenses
General & Administrative	120,784	1,516	614,259

Net Income (Loss) before income taxes	849,880	(1,491)	2,956,389
Income tax expense	299,213	—	1,043,894

Net Income (Loss)	$550,667	$(1,491)	$1,912,495

Weighted Average number of common shares outstanding—basic and diluted	16,800,000	3,000,000	10,262,037

Income (Loss) per Share—basic and diluted	$0.03	$(0.00)	$0.19

See notes to condensed financial statements

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Condensed Statement of Stockholders' Equity

				Earnings (Deficit) Accumulated During the Development Stage
	Common Stock
			Additional Paid-in-Capital
	Shares	Amount			Total
Stock issued June 22, 2005 at $.008 per share	3,000,000	$300	$24,700	$—	$25,000
Net Loss				(4,837)	(4,837)

Balance at December 31, 2005	3,000,000	$300	$24,700	$(4,837)	$20,163

Sale of Private Placement Warrants	—	—	1,300,000	—	1,300,000
Sale of 13,800,000 Units net of underwriter's discount and offering expenses (includes 2,758,620 shares subject to possible conversion)	13,800,000	1,380	76,339,503	—	76,340,883
Proceeds subject to possible conversion of 2,758,620 shares	—	—	(15,560,216)	—	(15,560,216)
Sale of underwriter option	—	—	100	—	100
Net Income	—	—	—	1,366,665	1,366,665

Balance at December 31, 2006	16,800,000	$1,680	$62,104,087	$1,361,828	$63,467,595

Unaudited:
Net Income	—	—	—	550,667	550,667

Balance at March 31, 2007	16,800,000	$1,680	$62,104,087	$1,912,495	$64,018,262

See notes to condensed financial statements

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Condensed Statements of Cash Flows
(Unaudited)

	For the three months ended March 31, 2007	For the three months ended March 31, 2006	For the period from June 20, 2005 (inception) to March 31, 2007 (cumulative)
Cash Flows From Operating Activities
Net Income (Loss)	$550,667	$(1,491)	$1,912,495
Adjustment to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
(Increase) Decrease in Prepaid expenses	21,000	—	(45,000)
Increase in value of investments held in trust	(968,120)	—	(3,560,984)
Increase in Deferred tax asset	(41,066)	—	(187,428)
Increase in Income taxes payable	89,878	—	200,921
Increase in Accrued expenses	21,209	—	122,069

Net Cash provided by (used in) Operating Activities	(326,432)	(1,491)	(1,557,927)

Cash Flows From Investing Activities
Payment of deferred acquisition costs	$(374,962)	—	$(813,980)
Disbursements from Trust	541,901	—	2,921,401
Cash held in Trust Account	—	—	(79,460,000)

Net Cash provided by (used in) Investing Activities	166,939	—	(77,352,579)

Cash Flows From Financing Activities
Proceeds from public offering	—	—	82,800,000
Proceeds from private placement of warrants	—	—	1,300,000
Proceeds from issuance of underwriting option	—	—	100
Proceeds from sale of stock	—	—	25,000
Proceeds from notes payable, Stockholders	—	—	225,000
Payments of notes payable, Stockholders	—	—	(225,000)
Payment of advances due to Stockholders	—	—	(5,000)
Payment of offering costs	—	(2,339)	(4,834,117)

Net Cash provided by Financing Activities	0	(2,339)	79,285,983

Net increase in Cash	(159,493)	(3,830)	375,477
Cash at beginning of period	534,970	6,654	—

Cash at end of period	$375,477	$2,824	$375,477

Supplemental schedule of non-cash financing activities:
Advance due to Stockholder for Public Offering costs	$—	$5,000	$5,000
Accrual of deferred underwriting fees	$1,620,000	—	$1,620,000
Accrual of public offering costs	—	$320,000	—
Supplemental schedule of non-cash investing activities:
Accrual of deferred acquisition costs	$137,633	—	$137,633

See notes to condensed financial statements

Harbor Acquisition Corporation and Subsidiary
(A Development Stage Company)

Notes to Condensed Financial Statements

1. Basis of Presentation

        The financial statements at March 31, 2007 and for the periods ended March 31, 2007 and 2006 are unaudited. The condensed financial statements include the accounts of Harbor Acquisition Corporation and its wholly owned subsidiary Harbor Acquisition Security Corporation (collectively referred to as the "Company"). All significant intercompany transactions and balances have been eliminated. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2007 and the results of its operations and its cash flows for the three months ended March 31, 2007 and 2006 and for the period from June 20, 2005 (inception) through March 31, 2007. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

        The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. Audited financial statements as of and for the year ended December 31, 2006, prepared in accordance with generally accepted accounting principles, are contained in the Company's 2006 annual report on Form 10-K filed with the Securities and Exchange Commission. The December 31, 2006 balance sheet included in this proxy statement has been derived from the audited financial statements included in said annual report.

2. Organization and Business Operations

        The Company was incorporated in Delaware on June 20, 2005 as a blank check company whose objective is to acquire an operating business. At March 31, 2007 the Company had neither engaged in any operations nor generated significant operating revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

        All activity through March 31, 2007 relates to the Company's formation, its initial public offering described below, and thereafter, pursuing potential acquisitions of target businesses.

        The registration statement for the Company's initial public offering (the "Public Offering") (as described in Note 4) was declared effective April 25, 2006. The Company consummated the Public Offering on May 1, 2006, and preceding the consummation of the Public Offering on May 1, 2006, certain officers, directors, and initial shareholders of the Company purchased an aggregate of 2,000,000 warrants at $.65 per warrant from the Company in a private placement (the "Private Placement"). The warrants sold in the Private Placement were identical to the warrants sold in the Public Offering. The Company received net proceeds from the Private Placement and the Public Offering of approximately $77,640,883 (Note 3).

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"), which may not constitute a business combination for accounting purposes.

        Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering, $79,460,000, including $1,620,000 of deferred underwriting fees described in Note 3, is being held in a trust account ("Trust Fund") and, commencing May 2, 2006, is invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) the distribution of the Trust Fund as described below. The placing of funds in the Trust Fund may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other persons it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Fund, there is no guarantee that they will execute such agreements. Certain of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Fund are not reduced by the claims of target businesses or vendors or other persons that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining proceeds (not held in the Trust Fund), along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. Under the Company's Certificate of Incorporation, the Business Combination must be approved by a majority of the votes cast at the stockholders meeting by holders of record of the Company's common stock on the record date. All of the Company's stockholders prior to the Public Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 3,000,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Public Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting provisions will no longer be applicable. In addition, in the event that stockholders owning 20% or more of the shares issued in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Fund, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Public Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding the deferred portion of the underwriters' non-accountable expense allowance) has been classified as common stock subject to possible conversion on the accompanying March 31, 2007 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters' non-accountable expense allowance held in trust (see Note 3). As of March 31, 2007, the estimated per share conversion price is $5.79.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. There is no assurance that the Company will be able to successfully effect a Business Combination during this period. This factor raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements assume the Company will continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Public Offering discussed in Note 3).

        On May 1, 2006, the Company formed a wholly owned subsidiary, Harbor Acquisition Security Corporation, for tax planning purposes. The Company assigned the rights to the investments in the Trust Fund to this subsidiary.

        On October 17, 2006, the Company entered into a Stock Purchase Agreement with Elmet Technologies, Inc ("Elmet") and the holders of all of the outstanding shares and warrants of Elmet. Subject to the terms and conditions of the Stock Purchase Agreement, the Company has agreed to acquire all of the outstanding Elmet shares and all of its outstanding warrants. The acquisition is expected to be consummated during the third quarter of 2007, after the required approval by the Company's stockholders and the fulfillment of certain other conditions. The pending transaction is further described in the Company's current report filed with the U.S. Securities and Exchange Commission on Form 8-K on October 17, 2006.

3. Initial Public Offering

        On May 1, 2006, the Company sold 13,800,000 units ("Units"), including 1,800,000 Units in connection with the underwriters' over-allotment option, in the Public Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company calls the Warrants, the holder will either have to exercise the Warrants by purchasing the common stock from the Company for $5.00 per share or allow the Company to redeem the Warrants at a price of $.01 per Warrant.

        In connection with the Public Offering, the Company paid the underwriters of the Public Offering (collectively, the "Underwriters") an underwriting discount of 5.0% of the gross proceeds of the Public Offering ($4,140,000). In addition, a non-accountable expense allowance of 2.25% of the gross proceeds of the Public Offering, excluding the over-allotment option, is due to the Underwriter, who has agreed to deposit the non-accountable expense allowance ($1,620,000) into the Trust Fund until the earlier of the completion of a Business Combination or the liquidation of the Trust Fund. The Underwriters have further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a Business Combination. If a Business Combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred non-accountable expense allowance.

        Preceding the consummation of the Public Offering on May 1, 2006, certain of the Initial Stockholders purchased 2,000,000 warrants at a purchase price of $.65 per warrant in a private placement. The proceeds of $1,300,000 were deposited into the Trust Fund, and the Initial Stockholders will not have any claim on this amount if the Trust Fund is liquidated.

        The Initial Stockholders are entitled to registration rights with respect to their founding shares and private placement warrants pursuant to agreements dated April 25, 2006. The holders of the majority of these shares and warrants are entitled to make up to two demands that the Company register these shares. In addition, the Initial Stockholders have "piggy-back" registration rights on certain registration statements filed subsequent to the consummation of a Business Combination.

        In connection with the Public Offering, the Company issued an option, for $100, to the Underwriter to purchase 600,000 Units at an exercise price of $7.50 per Unit, exercisable on the later of April 25, 2007 or the consummation of a Business Combination. The option has a life of five years from the effective date. The Units that would be issued upon exercise of this option are identical to those offered in the Public Offering, except that each of the warrants underlying the option entitles the holder to purchase one share of the Company's common stock at a price of $6.25 and will have a cashless exercise provision. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders' equity. The Company estimated, using the Black-Scholes method, the fair value of the option granted to the Underwriters as of the date of grant was approximately $1,516,000 using the following assumptions: (1) expected volatility of 49.3%, (2) risk-free interest rate of 4.635% and (3) expected life of five years. In order to estimate the volatility, the Company considered the historic volatilities of 22 publicly traded companies that operate within the consumer and industrial products sectors.

4. Limited Distributions of Income from Trust Fund

        Upon written request from the Company, which may be given not more than once in any calendar month, the trustee shall distribute to the Company by wire transfer from the Trust Fund an amount computed and certified by the Company to be equal to the collected and undistributed income earned on the original amount deposited in the Trust Fund for the preceding month. The maximum amount of distributions, net of taxes, that the Company may request and the trustee shall distribute is $1,850,000. The Company has received distributions, net of taxes, of $1,850,000 through March 31, 2007. These funds will be used for working capital purposes associated with identifying and consummating a Business Combination.

        If there is any income tax obligation relating to the income of the property in the Trust Fund, then, at the written instruction of the Company, the trustee shall disburse to the Company by wire transfer, out of the property in the Trust Fund, the amount indicated by the Company as required to pay income taxes. Such disbursements amounted to $1,030,401 through March 31, 2007.

5. Deferred Offering Costs

        Deferred offering costs consisted of legal, accounting, printing, and other fees incurred prior to the Public Offering which were directly related to the Public Offering. These costs were charged to stockholders' equity upon completion of the Public Offering.

6. Deferred Acquisition Costs

        Deferred acquisition costs consist principally of legal fees directly associated with the negotiation and execution of the Stock Purchase Agreement with Elmet. These costs will be treated as part of the purchase price upon the closing of the transaction.

7. Note Payable, Stockholders

        The Company issued an aggregate of $75,000 in unsecured promissory notes to two of its Initial Stockholders on June 22, 2005. The notes were non-interest bearing and were payable on the earlier of June 15, 2006 or the consummation of the Public Offering. Accordingly, the Company paid off the notes on May 1, 2006. Separately, upon the consummation of the Public Offering, a shareholder loaned the Company $150,000. The loan and all related interest was paid in full on July 5, 2006. The loan bore interest at 4% per annum and was paid from the interest earned on the amounts in the Trust Fund. Due to the short term nature of the notes, the fair value of the notes approximated their carrying amount.

8. Commitments and Related Party Transactions

        The Company presently occupies office space provided by an affiliate of two of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Public Offering. The statement of operations includes $22,500 for the three months ended March 31, 2007.

        Pursuant to letter agreements dated June 22, 2005 with the Company and the representative of the Underwriters, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

9. Common Stock

        On April 14, 2006, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 70,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

        On April 20, 2006, the Company's Board of Directors approved a stock split to be effected as a stock dividend immediately prior to the closing of the Public Offering. The stock split was executed, and a stock dividend of one share for every 5 shares was issued to the Initial Stockholders.

10. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by its Board of Directors.

11. Reserved Common Stock

        At March 31, 2007, 30,800,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the Underwriters' purchase option.

12. Trust Fund

        For tax planning purposes, the Company assigned its rights to the cash in the Trust Fund to Harbor Acquisition Security Corporation, a wholly-owned Massachusetts subsidiary qualifying as a "security corporation" entitled to a reduced state corporate tax rate.

13. Recent Accounting Pronouncements

        In January 2007, the Company adopted FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The adoption of FIN 48 did not have a material effect on the Company's results of operations or financial condition. The Company was incorporated on June 20, 2005. Accordingly, the tax periods ending December 31, 2005 and December 31, 2006 are open for examination as of March 31, 2007.

Annex A

STOCK PURCHASE AGREEMENT

by and among

ELMET TECHNOLOGIES, INC.

and

THE STOCKHOLDERS NAMED HEREIN

and

HARBOR ACQUISITION CORPORATION

Dated as of October 17, 2006

[As amended by Amendment

No. 1 dated as of February 9, 2007,
and Amendment No. 2 dated July 19, 2007]

A-i

3.6	Subsidiaries; Investments	A-24
3.7	Litigation	A-25
3.8	Investment Banking; Brokerage Fees	A-25
3.9	Financing	A-25
3.10	American Stock Exchange Listing	A-25
3.11	Board Approval; Stockholder Approval; Fairness Opinion	A-25
3.12	Trust Fund	A-26
3.13	Investment Company Act	A-26
3.14	Business Activities	A-26
3.15	Inspection	A-26
3.16	Disclosure	A-27
3.17	Disclaimer of Other Representations and Warranties	A-27
Section 4.	Certain Covenants of the Company and Harbor	A-27
4.1	Conduct of Business Prior to Closing	A-27
4.2	Access to Information	A-29
4.3	Confidentiality	A-29
4.4	Regulatory and Other Authorizations; Consents	A-29
4.5	Further Action	A-30
4.6	Public Announcements	A-30
4.7	No Solicitation	A-31
4.8	Notice of Claims, Notice of Certain Facts	A-31
4.9	Management Equity Transfers; Estimated Tax Payments	A-31
4.10	Proxy Statement; Harbor Stockholder Meeting	A-32
4.11	Directors and Officers of Harbor On Closing Date	A-33
4.12	AMEX Matters	A-33
4.13	Reasonable Efforts	A-33
4.14	Harbor Common Stock Issuable	A-33
4.15	No Claim Against Trust Fund	A-33
4.16	Rule 144 Holding Period	A-33
Section 5.	Employee Matters	A-34
5.1	Employees; Benefits	A-34
5.2	Books and Records; Insurance	A-34
5.3	Officers' and Directors' Indemnification	A-34
Section 6.	Closing Conditions and Deliveries	A-35
6.1	Conditions to Each Party's Obligations to Effect the Closing	A-35
6.2	Conditions to Obligations of Harbor to Effect the Closing	A-36
6.3	Conditions to Obligations of the Company and the Stockholders to Effect the Closing	A-37
6.4	Deliveries by Harbor to the Company and the Stockholders	A-37
6.5	Deliveries by the Company and the Stockholders to Harbor	A-38
Section 7.	Survival of Representations and Warranties; Transaction-Related Indemnification	A-39
7.1	Survival of Representations, Warranties and Covenants; Stockholders' Agreement Concerning Releases from Escrow Fund	A-39
7.2	Transaction-Related Indemnification	A-39
7.3	Limitations on Transaction-Related Indemnification	A-40
7.4	Notice; Payment of Losses; Defense of Claims	A-41

A-ii

7.5	Treatment of Indemnity Payments	A-43
7.6	Exclusive Remedy; Setoff; Order of Application	A-43
7.7	Limitation on Contribution and Certain Other Rights; Contribution Among Stockholders for Certain Breaches	A-43
Section 8.	Termination	A-44
8.1	Termination	A-44
8.2	Effect of Termination	A-45
8.3	Termination Fee	A-45
8.4	Waiver	A-45
Section 9.	General	A-45
9.1	Waivers and Consents; Amendments	A-45
9.2	Governing Law	A-45
9.3	Section Headings; Construction	A-45
9.4	Counterparts	A-46
9.5	Notices and Demands	A-46
9.6	Dispute Resolution	A-47
9.7	Consent to Jurisdiction	A-48
9.8	Remedies; Severability	A-48
9.9	Integration	A-48
9.10	Assignability; Binding Agreement	A-48
9.11	Expenses	A-48
9.12	Certain Definitions	A-49
9.13	Terms Defined Elsewhere	A-50

A-iii

EXHIBITS
Exhibit A	Form of Counterpart Signature Page
Exhibit B	Form of Stockholder Release
Exhibit C	Form of Harbor Equity Incentive Plan
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Escrow Agreement
Exhibit F	List of Officers and Directors of Harbor at Closing
Exhibit G	List of Resigning Officers and Directors of Harbor
Exhibit H	Letter Agreement with Rollover Stockholders
Exhibit I	Form of Non-Compete and Non-Solicitation Agreement
Exhibit J	Form of Opinion of Counsel from Goodwin Procter LLP
Exhibit K	Form of Opinion of Counsel from Davis, Malm & D'Agostine, P.C.
DISCLOSURE SCHEDULE
Schedule A-1	List of Stockholders (as of the date of the Agreement)
Schedule A-2	List of Stockholders (at Closing)
Schedule 1.6	Adjustment to Purchase Price
Schedule 2.1	Organization and Corporate Power
Schedule 2.2	Authorization and Non-Contravention
Schedule 2.3	Capitalization
Schedule 2.4	Subsidiaries; Investments
Schedule 2.5	Financial Statements
Schedule 2.6	Absence of Certain Developments
Schedule 2.7	Transactions with Affiliates
Schedule 2.8	Real Property
Schedule 2.9	Tax Matters
Schedule 2.10	Certain Contracts and Arrangements
Schedule 2.11	Intellectual Property
Schedule 2.12	Litigation
Schedule 2.14	Compliance with Laws
Schedule 2.15	Employee Benefit Plans
Schedule 2.16	Insurance Coverage
Schedule 2.17	Investment Banking; Brokerage
Schedule 2.18	Environmental Matters
Schedule 2.19	Customers and Distributors
Schedule 2.21	Bank Accounts; Credit Cards; Corporate Accounts; Powers of Attorney
Schedule 3.4	SEC Filings; Financial Statements; Liabilities
Schedule 4.1	Conduct of Business Prior to Closing
Schedule 5.1	Company Obligations
Schedule 6.1	Release of Company Indebtedness
Schedule 6.2(h)	Stockholders Executing Non-Compete and Non-Solicitation Agreements

A-iv

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 17, 2006, by and among Elmet Technologies, Inc., a Delaware corporation (the "Company"), the stockholders of the Company listed on Schedule A-1 attached hereto and the persons listed on Schedule A-2 attached hereto that are not listed on Schedule A-1 who become stockholders of the Company and subject to the terms of this Agreement after the date hereof and prior to the Closing (as defined in Section 1.7 hereof) (the "Stockholders," and each individually, a "Stockholder"), and Harbor Acquisition Corporation, a Delaware corporation ("Harbor").

        WHEREAS, all of the outstanding shares of the Company's capital stock as of the date of this Agreement are owned by the Stockholders as set forth on Schedule A-1 attached hereto;

        WHEREAS, in connection with the consummation of the transactions contemplated hereby, the Company will adopt an Employee Cash and Stock Bonus Plan (the "Company Bonus Plan") and, subject to Step 1 of Section 4.1 of the Disclosure Schedules, immediately prior to the Closing the Company may consummate the Management Equity Transfers (as defined in Section 4.1) and the Discretionary Bonuses (as defined in Section 1.4);

        WHEREAS, immediately following the Management Equity Transfers, should they occur, it is anticipated that all of the outstanding shares of the Company's capital stock as of the Closing (as defined in Section 1.7) will be owned by the Stockholders as set forth on Schedule A-2 attached hereto, which may be amended from time to time prior to the Closing in accordance with Section 9.1(b) hereof (collectively, the "Company Shares");

        WHEREAS, prior to the Closing, each Stockholder set forth on Schedule A-2 that is not set forth on Schedule A-1 shall either (a) agree to be bound by the terms of this Agreement by executing a counterpart signature page to this Agreement in the form attached hereto as Exhibit A, or (b) enter into a stock award agreement (an "Award Agreement") pursuant to the terms of the Company Bonus Plan that provides that such Stockholder shall be subject to certain of the matters set forth in this Agreement, including the provisions relating to the working capital adjustment, indemnification and the escrow, and shall make certain representations and warranties as to himself or herself;

        WHEREAS, each Stockholder desires to sell to Harbor and Harbor desires to acquire from such Stockholder all of the Company Shares (other than the Retained Shares (as defined in Section 1.3(b)) and the Company Warrants (as defined in Section 1.2) owned by such Stockholder; and

        WHEREAS, in connection with and as a condition precedent to the consummation of the transactions contemplated hereby, among other things (a) Harbor will adopt the Equity Incentive Plan in the form attached hereto as Exhibit C (the "Equity Incentive Plan") pursuant to which Harbor will reserve for issuance thereunder no fewer than 840,000 shares of Harbor common stock, $.0001 par value ("Harbor Common Stock"), and (b) Harbor and certain of the Stockholders will enter into a registration rights and lock-up agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.    Purchase and Sale of Company Shares and Company Warrants; Continuing Stockholders; Payment of Discretionary Bonuses.

        1.1    Transfer of Company Shares and Company Warrants.    At the Closing, the Stockholders shall deliver or cause to be delivered to Harbor (a) certificates representing all of the Company Shares (other than the Retained Shares) and (b) all of the Company Warrants (as defined in Section 1.2(a)). Such stock certificates and Company Warrants shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may be reasonably required by Harbor to effect a valid transfer of such Company Shares and Company Warrants by the Stockholders to Harbor, free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature ("Encumbrances") (except for federal and state securities law restrictions of general applicability).

        1.2    Sale and Purchase; Aggregate Value.

          (a)   In consideration of the sale by the Stockholders to Harbor of the Company Shares (other than the Rollover Shares and the Retained Shares) and the Company Warrants (collectively, the "Stock Sale"), and in reliance upon the representations and warranties of the Company and the Stockholders contained herein and subject to the satisfaction or waiver of all of the conditions contained herein, Harbor agrees to pay to the Stockholders, by wire transfer of immediately available funds, an aggregate amount of cash equal to:

              (i)  the Cash Purchase Price (as defined in Section 1.2(b) below), minus

             (ii)  the sum of (A) the Escrow Amount (as defined in Section 1.10), plus (B) the aggregate amount of Selling Expenses (as defined in Section 9.12);

allocated among the Stockholders as set forth on Schedule A-2 attached hereto, as consideration for (I) the Company Shares (other than the Rollover Shares and the Retained Shares) and (II) all of the issued and outstanding warrants (the "Company Warrants") to purchase shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock").

          (b)   The "Aggregate Value" is equal to $150,000,000 subject to adjustment based upon the Closing Working Capital determined in accordance with Section 1.6 hereof. Subject to the Company's compliance with its obligations described in Sections 4.10(a) and 4.13, the Aggregate Value shall increase automatically and without any further action on the part of the Company, the Stockholders or Harbor as follows: (i) if the Closing occurs during the month of February 2007, the Aggregate Value shall increase by $500,000, (ii) if the Closing occurs during the month of March 2007, the Aggregate Value shall increase by $1,000,000, (iii) if the Closing occurs during the month of April 2007, the Aggregate Value shall increase by $1,500,000, (iv) if the Closing occurs during the month of May 2007, the Aggregate Value shall increase by $1,875,000, (v) if the Closing occurs during the month of June 2007, the Aggregate Value shall increase by $2,250,000, (vi) if the Closing occurs during the month of July 2007, the Aggregate Value shall increase by $2,625,000, and (vii) if the Closing occurs on or after August 1, 2007, the Aggregate Value shall increase by $3,000,000. The "Net Equity Value" is equal to the Aggregate Value minus the aggregate amount of Net Company Debt (as defined in Section 9.12) outstanding as of the Closing. The "Closing Consideration" is equal to the Net Equity Value minus the Contingent Payment Amount (as defined in Section 1.5(d)). The "Cash Purchase Price" is equal to the Closing Consideration multiplied by a fraction equal to (A) the total number of Company Shares (other than the Rollover Shares and the Retained Shares) plus the number of shares of Company Common Stock issuable upon exercise of the Company Warrants, in each case outstanding immediately prior to the Closing, divided by (B) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing. The "Rollover Stockholder Value" is equal to the Closing Consideration multiplied by a fraction equal to (I) the total number of Rollover Shares outstanding immediately prior to the Closing, divided by (II) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing. The "Continuing Stockholder Value" is equal to the Closing Consideration multiplied by a fraction equal to (I) the total number of Retained Shares outstanding immediately prior to the Closing, divided by (II) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing.

        1.3    Rollover Stockholders; Continuing Stockholders; Put Right.

          (a)   In consideration of the transfer by certain Stockholders (the "Rollover Stockholders") to Harbor of a certain number of Company Shares (as set forth opposite each Rollover Stockholder's name on Schedule A-2 hereto) (the "Rollover Shares"), and in reliance upon the representations and warranties of the Company and the Stockholders contained herein and in the several letter agreements between Harbor and the Rollover Stockholders to be delivered to Harbor at the Closing in the form attached to this Agreement as Exhibit H (the "Rollover Stockholder Letter Agreements"), and subject to the satisfaction or waiver of all of the conditions contained herein, Harbor agrees to issue to each Rollover Stockholder a number of shares of Harbor Common Stock equal to the quotient obtained by dividing (i) the Rollover Stockholder Value attributable to such Rollover Stockholder by (ii) $6.00. As a condition to the issuance of the Rollover Shares, each Rollover Stockholder shall execute and deliver to Harbor at the Closing a Rollover Stockholder Letter Agreement.

          (b)   In consideration of the Stock Sale, and in reliance upon the mutual representations and warranties of Harbor, the Company and the Stockholders contained herein and in the letter agreements referred to in this Section 1.3(b), and subject to the satisfaction or waiver of all of the conditions contained herein, certain Stockholders (the "Continuing Stockholders") agree to continue to hold a certain number of Company Shares (as set forth opposite each Continuing Stockholder's name on Schedule A-2 hereto) (the "Retained Shares") and each Continuing Stockholder shall have the right (the "Put Right"), at any time and from time to time after the sixth month anniversary of the Closing Date (as defined in Section 1.7), to exchange a number of Retained Shares (as designated by such Continuing Stockholder pursuant to a written notice to Harbor (a "Put Notice")) for that that number of shares of Harbor Common Stock equal to the quotient obtained by dividing (i) the Continuing Stockholder Value attributable to the Retained Shares so designated by the Continuing Stockholder by (ii) $6.00 (the "Put Right Exchange Ratio"). Each Continuing Stockholder agrees that he, she or it shall not sell, transfer, assign or pledge his, her or its Retained Shares (other than pursuant to the Put Right) without the prior written consent of Harbor other than the following which shall not require Harbor's consent: (A) a delivery of any such Retained Shares to Harbor in connection with the exercise of Put Right, (B) a transfer of such Retained Shares to a family member, trust or family limited partnership, provided the transferee or transferees thereof agree in writing to be bound by this restriction in advance of such transfer, (C) a transfer of such Retained Shares to a transferee or transferees as a bona fide gift or gifts, provided the transferee or transferees thereof agree in writing to be bound by this restriction in advance of such transfer, and (D) a distribution of such Retained Shares by a limited partnership to its partners that does not violate the Act, provided this restriction is communicated to such partners and they are informed that the Retained Shares are bound by such restriction. It shall be a prerequisite to the effectiveness of a transfer which does not require Harbor's consent for the transferor and transferee to deliver executed instruments evidencing such transfer and compliance with the Securities Act, in such form as may be reasonably requested by Harbor.

        1.4    Discretionary Bonuses.    Immediately prior to the Closing, the Company may pay cash bonuses to certain employees of the Company pursuant to the Company Bonus Plan in an amount that shall not exceed $2,600,000 in the aggregate, inclusive of Taxes (as defined in Section 2.9(b)) required to be withheld by the Company (the "Discretionary Bonuses").

        1.5    Contingent Payment.    As additional consideration for the transactions contemplated by this Agreement, Harbor agrees to make additional payments (if any) to the Stockholders at the times, on the basis and subject to the limitations provided in this Section 1.5 (each a "Contingent Payment"):

          (a)   With respect to the First Measurement Period, the Contingent Payment shall be an amount equal to (i) the Contingent Payment Amount multiplied by one-half (1/2) if 2007 EBITDA is equal to $18,000,000 or (ii) the full Contingent Payment Amount if 2007 EBITDA is equal to or greater than $21,000,000. In the event that 2007 EBITDA is greater than $18,000,000 but less than $21,000,000, the Contingent Payment shall be an amount equal to (A) $14,000,000 plus (B) $14,000,000 multiplied by a fraction (which shall not be greater than 1) (I) the numerator of which is 2007 EBITDA minus $18,000,000, and (II) the denominator of which is $3,000,000; provided that in no event will the Contingent Payment with respect to the First Measurement Period exceed the Contingent Payment Amount.

          (b)   In the event that the Contingent Payment Amount has been paid in full pursuant to Section 1.5(a) hereto, this Section 1.5(b) shall not be applicable. With respect to the Second Measurement Period, the Contingent Payment shall be an amount equal to (i) the 2007 Contingent Payment Shortfall multiplied by one-half (1/2) if 2007/2008 EBITDA is equal to $37,000,000 or (ii) the full 2007 Contingent Payment Shortfall if 2007/2008 EBITDA is equal to or greater than $39,000,000. In the event that 2007/2008 EBITDA is greater than $37,000,000 but less than $39,000,000, the Contingent Payment shall be an amount equal to (A) one-half of the 2007 Contingent Payment Shortfall plus (B) one-half of the 2007 Contingent Payment Shortfall multiplied by a fraction (which shall not be greater than 1) (I) the numerator of which is 2007/2008 EBITDA minus $37,000,000, and (II) the denominator of which is $2,000,000; provided that in no event will the Contingent Payment with respect to the Second Measurement Period exceed the 2007 Contingent Payment Shortfall. Notwithstanding the foregoing provisions of this Section 1.5(b), no Contingent Payment shall be made pursuant to this Section 1.5(b) unless 2008 EBITDA exceeds 2007 EBITDA by at least five percent (5%).

          (c)   Contingent Payments shall be payable within ten (10) business days following the respective dates on which the amount of such Contingent Payments are determined in accordance with this Section 1.5 and shall consist of sixty percent (60%) in cash and forty percent (40%) in Harbor Common Stock. The number of shares of Harbor Common Stock payable in respect of a Contingent Payment shall be an amount equal to (A) forty percent (40%) of the amount of the applicable Contingent Payment divided by (B) the average closing price of a share of Harbor Common Stock on the American Stock Exchange (the "AMEX") (or such other exchange or automated quotation system on which Harbor Common Stock is then listed or quoted) for the twenty (20) trading days immediately preceding the date on which the Contingent Payment is payable (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source). In the event that Harbor is prohibited by its lenders or other financing sources from making the cash portion of any Contingent Payment when due, then Harbor shall promptly issue a promissory note (the "Contingent Payment Note") to the Stockholders' Representative, on behalf of the Stockholders, in an aggregate principal amount equal to the unpaid cash portion of the Contingent Payment, which provides for interest thereon from the date such Contingent Payment was originally due until such amount is paid at an interest rate per annum equal to the then prime rate reported in the Wall Street Journal. The Contingent Payment Note shall mature on the first business day following the date on which Harbor is no longer prohibited by its lenders or other financing sources from making such payment and Harbor shall promptly pay the aggregate principal amount of the Contingent Payment Note (plus interest thereon) to the Stockholders' Representative, and the Stockholders' Representative shall distribute to each Stockholder an amount equal to its pro rata share (as set forth opposite such Stockholder's name on Schedule A-2 hereto) of such amount.

          (d)   For purposes of this Section 1.5:

              (i)  "Contingent Payment Amount" means $28,000,000.

             (ii)  "Company EBITDA" means, in the event that the Closing occurs after December 31, 2006, for the period from January 1, 2007 up to and including the Closing Date, an amount equal to the sum of

              (A)  the net income (or deficit) of the Company as reported in the Company's financial statements for such period after deduction of all expenses, Taxes (as defined in Section 2.9(b)(i)), and other proper charges, determined in accordance with GAAP, but excluding, in each case to the extent included in the determination of net income, gain or loss resulting from sales of assets outside of the ordinary course or from the extinguishment of debt, gain or loss resulting from changes in fair value of interest rate swaps or from changes in the value of derivative securities, effects of changes in accounting principles and gain or loss from extraordinary items, plus

              (B)  in each case to the extent deducted in the calculation of net income for such period and without duplication, (I) Taxes on income for such period, (II) depreciation for such period, (III) amortization for such period, and (IV) interest expense for such period.

  In the event that the Closing occurs in 2007 and (x) the Management Equity Transfers occur in 2007, and/or (y) the Discretionary Bonuses are paid in 2007, Company EBITDA shall be determined without giving effect to the Management Equity Transfers and Discretionary Bonuses, as applicable.

            (iii)  "First Measurement Period" means the twelve (12) month period ending on December 31, 2007;

            (iv)  "Harbor EBITDA" means, for any period, an amount equal to the sum of

              (A)  the net income (or deficit) of Harbor and its subsidiaries on a consolidated basis as reported in Harbor's audited financial statements for such period after deduction of all expenses, Taxes (as defined in Section 2.9(b)(i)), and other proper charges, determined in accordance with GAAP, but excluding, in each case to the extent included in the determination of net income, gain or loss resulting from sales of assets outside of the ordinary course or from the extinguishment of debt, gain or loss resulting from changes in fair value of interest rate swaps or from changes in the value of derivative securities, effects of changes in accounting principles and gain or loss from extraordinary items, plus

              (B)  in each case to the extent deducted in the calculation of net income for such period and without duplication, (I) Taxes on income for such period, (II) depreciation for such period, (III) amortization for such period, (IV) interest expense for such period and (V) any Public Company Expenses for such period.

  In the event that Harbor consummates one or more business combinations or other acquisitions during the Measurement Period, the expenses related to any such business combination or other acquisition and the operations of any such business acquired shall be excluded from the calculation of Harbor EBITDA.

             (v)  "Measurement Period" means the First Measurement Period and/or the Second Measurement Period;

            (vi)  "Public Company Expenses" means any and all expenses attributable to Harbor's operations as a public company that would not otherwise have been incurred in the event that neither Harbor nor the Company was a public company, including incremental audit costs associated with the audit of the Company's internal controls, consulting and other professional fees incurred in connection with public company compliance with the Sarbanes-Oxley Act of 2002, any fees paid to stock exchanges, and legal and accounting fees associated with preparation of reports (that are incremental to ordinary audit costs) filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"). Public Company Expenses shall not to exceed $600,000 for each Measurement Period;

           (vii)  "Second Measurement Period" means the twenty-four (24) month period ending on December 31, 2008;

          (viii)  "2007 Contingent Payment Shortfall" means an amount equal to (A) the Contingent Payment Amount minus (B) the amount of the Contingent Payment payable in respect of the First Measurement Period;

            (ix)  "2007 EBITDA" means (A) in the event that the Closing occurs after December 31, 2006, the sum of (I) Company EBITDA and (II) Harbor EBITDA for the period beginning on the first day following the Closing Date up to and including December 31, 2007, and (B) in the event the Closing occurs on or prior to December 31, 2006, Harbor EBITDA for the First Measurement Period; and

             (x)  "2007/2008 EBITDA" means (A) in the event that the Closing occurs after December 31, 2006, the sum of (I) Company EBITDA, (II) Harbor EBITDA for the period beginning on the first day following the Closing Date up to and including December 31, 2007, and (III) Harbor EBITDA for the twelve (12) month period ending on December 31, 2008, and (B) in the event the Closing occurs on or prior to December 31, 2006, Harbor EBITDA for the Second Measurement Period.

            (xi)  "2008 EBITDA" means Harbor EBITDA for the calendar year ending December 31, 2008.

          (e)   On or before the date that is thirty (30) days following the delivery by Harbor's auditors of their audit report on Harbor's financial statements for the period ending on the last day of the applicable Measurement Period, Harbor shall prepare and deliver to the Stockholders' Representative (as defined in Section 1.9(a)) a report (a "Contingent Payment Report") setting forth (i) 2007 EBITDA or 2007/2008 EBITDA, as applicable, and the amount of the Contingent Payment, if any, and (ii) Harbor's reasonably detailed computation of 2007 EBITDA or 2007/2008 EBITDA, as applicable. Following each Measurement Period, the Stockholders' Representative and/or a firm of independent public accountants designated by the Stockholders' Representative (the "Stockholders' Representative Accountant"), at the Stockholders' expense, will be entitled to reasonable access during normal business hours to the records and working papers relevant to the preparation of the Contingent Payment Report and to such personnel of Harbor as the Stockholders' Representative may reasonably request; provided that such access is scheduled in advance. The parties may agree to schedule such access at other times in order to minimize the disruption to Harbor's operations. The Contingent Payment Report will be deemed to be accepted by and shall be conclusive for purposes of determining any Contingent Payment except to the extent, if any, that the Stockholders' Representative, or the Stockholders' Representative Accountant on behalf of the Stockholders' Representative, shall have delivered within thirty (30) days after the date on which the Contingent Payment Report is delivered to the Stockholders' Representative, a written notice to Harbor stating each and every item to which the Stockholders' Representative takes exception, specifying in reasonable detail the nature and extent of each such exception (it being understood that any amounts relating to Contingent Payments not disputed shall be paid promptly). If a change proposed by the Stockholders' Representative is disputed by Harbor, then the Stockholders' Representative and Harbor shall negotiate in good faith to resolve such dispute. If, after a period of twenty (20) days following the date on which the Stockholders' Representative gives Harbor notice of any such proposed change, Harbor and the Stockholders' Representative cannot agree on any such proposed change, Harbor and the Stockholders' Representative shall select an independent accounting firm mutually satisfactory to Harbor and the Stockholders' Representative to resolve such dispute (the "Neutral Auditor"). The Neutral Auditor shall review the calculations of the Contingent Payment and, within sixty (60) days of its appointment, shall make any adjustments necessary thereto, and, upon completion of such review, the determination of the Neutral Auditor shall be binding upon the parties. The fees and expenses associated with such a review shall be borne equally by Harbor and the Stockholders.

        1.6    Working Capital Adjustment to Purchase Price.    (a) Prior to the Closing Date, the Company shall in good faith prepare, with the assistance of Harbor, an estimated balance sheet of the Company as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP (as defined in Section 9.12) consistently applied, and otherwise consistent with the methodology described in Section 1.6 of the Disclosure Schedule. Not later than five (5) business days prior to the Closing Date, the Company shall deliver to Harbor the Estimated Closing Date Balance Sheet, together with worksheets and data that support the Estimated Closing Date Balance Sheet and any other information that Harbor may reasonably request in order to verify the amounts reflected on the Estimated Closing Date Balance Sheet. As provided in Section 1.2(b) hereof, the Aggregate Value shall be adjusted, dollar for dollar, up or down, as appropriate, to the extent that the Working Capital set forth on the Estimated Closing Date Balance Sheet (the "Estimated Closing Working Capital") exceeds or is less than the Base Working Capital, as applicable. "Base Working Capital" shall equal (i) $12,303,000 minus (ii) an amount equal to the lesser of (A) $3,100,000 and (B) the sum of (x) the Discretionary Bonuses actually paid, plus (y) the Employer Payroll Taxes on the Management Equity Transfers and the Discretionary Bonuses.

          (b)   As soon as practical after the Closing Date, at the election of Harbor, either (i) Berry, Dunn, McNeil & Parker, (ii) Vitale, Caturano & Company, or (iii) with the prior consent of the Stockholders' Representative, which consent shall not be unreasonably withheld, such other nationally or regionally recognized independent accounting firm (the "Accountant") shall audit the Company's books and records and also shall review the Estimated Closing Date Balance Sheet in accordance with GAAP consistently applied and otherwise consistent with the methodology used to prepare the Base Balance Sheet (as defined in Section 2.5(a)(ii)) and make any adjustments necessary thereto (the "Post-Closing Audited Balance Sheet") consistent with the provisions of this Section 1.6. All fees and expenses of the Accountant shall be paid by Harbor. Harbor shall, within sixty (60) days of the Closing Date, deliver the Post-Closing Audited Balance Sheet and the calculation of Working Capital (as defined in Section 1.6(e)) at the Closing reflected thereon, to the Stockholders' Representative, together with worksheets which detail any adjustments and the basis thereof. The Stockholders' Representative shall have twenty-one (21) days from the date of receipt of the Post-Closing Audited Balance Sheet and the calculation of Working Capital at the Closing reflected thereon, to raise any objections thereto by delivery of a written notice to Harbor setting forth such objections in reasonable detail, including any specific amounts that the Stockholders' Representative asserts are incorrect in the calculation of Working Capital. In the event that the Stockholders' Representative fails to raise any objections to the Post-Closing Audited Balance Sheet and the calculation of Working Capital at the Closing reflected thereon within such 21-day period, then the Post-Closing Audited Balance Sheet and the calculation of Working Capital reflected thereon delivered by Harbor shall be deemed final and binding on the parties for purposes of this Section 1.6. If the Stockholders' Representative does not agree with the Post-Closing Audited Balance Sheet and the calculation of Working Capital at the Closing reflected thereon, and Harbor and the Stockholders' Representative cannot mutually agree on the same, then within fifteen (15) days following receipt by Harbor of the written objection of the Stockholders' Representative, Harbor and the Stockholders' Representative shall select a Neutral Auditor to resolve such dispute. The Neutral Auditor shall review the Post-Closing Audited Balance Sheet and, within sixty (60) days of its appointment, shall make any adjustments necessary thereto, and, upon completion of such review, such Post-Closing Audited Balance Sheet and the calculation of Working Capital at the Closing reflected thereon as determined by the Neutral Auditor shall be binding upon the parties. The fees and expenses associated with such a review by the Neutral Auditor shall be borne equally by Harbor and the Stockholders. The "Closing Working

  Capital" shall be the Working Capital at the Closing reflected on the Post-Closing Audited Balance Sheet as finally determined in accordance with this Section 1.6(b).

          (c)   Within three (3) business days following determination of the Closing Working Capital in accordance with Section 1.6(b), (i) in the event the Closing Working Capital is less than the Estimated Closing Working Capital, Harbor shall recover an amount equal to the difference between such amounts from the Escrow Fund (as defined in Section 7.6(b)), and (ii) in the event the Closing Working Capital is greater than the Estimated Closing Working Capital, Harbor shall pay to the Stockholders' Representative, on behalf of the Stockholders, the difference between such amounts, in each case by wire transfer of immediately available funds or bank certified check and the Stockholders' Representative shall distribute to each Stockholder an amount equal to its pro rata share (as set forth opposite such Stockholder's name on Schedule A-2 hereto) of such amount. The difference between the Base Working Capital and the Closing Working Capital is referred to as the "Net Working Capital Adjustment Amount."

          (d)   As used in this Section 1.6 "Working Capital" shall be computed as described in Section 1.6 of the Disclosure Schedule.

        1.7    Closing.    The closing of the transactions contemplated herein (the "Closing") shall take place at a mutually agreeable location within two (2) business days of the satisfaction or, if permitted, waiver of the conditions set forth in Section 6 hereof (the "Closing Date"). At the Closing, in addition to the other documents described in Sections 6.4 and 6.5, (a) the Stockholders shall deliver or cause to be delivered to Harbor (i) stock certificates representing all of the Company Shares (other than the Retained Shares), and (ii) certificates, if any, representing the Company Warrants, in each case free and clear of any and all Encumbrances, and (b) Harbor shall deliver the Cash Purchase Price and shares of Harbor Common Stock in respect of the Rollover Shares. All cash payments hereunder shall be made by wire transfer of same day available funds.

        1.8    Transfer Taxes.    All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, provided, however, that any state, city or local real estate transfer taxes payable as a result of the transactions contemplated by this Agreement shall be borne and paid by Harbor.

        1.9    Stockholders' Representative.

          (a)   By the execution and delivery of this Agreement, each Stockholder hereby irrevocably constitutes and appoints Knute C. Albrecht as his, her or its true and lawful agent and attorney-in-fact (together, the "Stockholders' Representative"), with full power of substitution to act in such Stockholder's name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement and the Escrow Agreement (as defined in Section 1.10), and to act on such Stockholder's behalf in any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Stockholders' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the power:

              (i)  to waive any condition to the obligations of such Stockholder to consummate the transactions contemplated by this Agreement;

             (ii)  to make any and all decisions entitled to be made thereby under the Escrow Agreement, including without limitation, any and all decisions about distribution of any amounts out of the Escrow Fund;

            (iii)  to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of such Stockholder which the Stockholders' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Escrow Agreement; and

            (iv)  to do or refrain from doing any further act or deed on behalf of such Stockholder which the Stockholders' Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement and the Escrow Agreement, as fully and completely as such Stockholder could do if personally present.

          (b)   The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Harbor, its affiliates and any other Person (as defined in Section 9.12) may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders' Representative on behalf of the Stockholders in all matters referred to herein. All notices delivered by Harbor or the Company (following the Closing) to the Stockholders' Representative (whether pursuant hereto or otherwise) for the benefit of the Stockholders shall constitute notice to the Stockholders. The Stockholders' Representative shall act for the Stockholders on all of the matters set forth in this Agreement in the manner the Stockholders' Representative believes to be in the best interests of the Stockholders and consistent with his obligations under this Agreement, but the Stockholders' Representative shall not be responsible to the Stockholders for any loss or damages they may suffer by reason of the performance by the Stockholders' Representative of his duties under this Agreement, other than loss or damage arising from willful violation of the law.

          (c)   Each Stockholder agrees to indemnify and hold harmless the Stockholders' Representative from any loss, damage or expense arising from the performance of its duties as the Stockholders' Representative hereunder, including, without limitation, the cost of legal counsel retained by the Stockholders' Representative on behalf of the Stockholders, but excluding any loss or damage arising from willful violation of the law.

          (d)   All actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to the Stockholders' Representative pursuant to this Section 1.9 shall be conclusive and binding upon each Stockholder, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same. In all questions arising under this Agreement or the Escrow Agreement, the Stockholders' Representative may rely on the advice of counsel, and the Stockholders' Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Stockholders' Representative based on such advice.

          (e)   The provisions of this Section 1.9 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Stockholder.

          (f)    Harbor shall be entitled to rely on any written communication delivered to Harbor from the Stockholders' Representative which it reasonably believes to be genuine. The Stockholders shall indemnify and hold Harbor harmless from any act or failure to act based upon such reliance.

        1.10    Escrow.    At the Closing, the Company, the Stockholders, Harbor and Mellon Trust of New England, N.A. (the "Escrow Agent"), as escrow agent, will execute an Escrow Agreement, substantially in the form of Exhibit E hereto (the "Escrow Agreement"), in accordance with which Harbor will deposit in escrow with the Escrow Agent an aggregate amount equal to five percent (5%) of the Net Equity Value (the "Escrow Amount"). In the event a Contingent Payment is made pursuant to Section 1.5(a) or 1.5(b) of this Agreement, an amount equal to five percent (5%) of such Contingent Payment shall be released from the escrow. Sixty percent (60%) of the Escrow Amount, following the release (if applicable) from the escrow actually made pursuant to the prior sentence, shall be released on the date which is eighteen (18) months from the Closing Date (the "First Escrow Release Date"). One hundred percent (100%) of the remaining Escrow Amount shall be released on the date that is twenty four (24) months from the Closing Date (the "Second Escrow Release Date"), as more fully set forth in (and subject to the terms of) the Escrow Agreement. Except as set forth in Section 7.3, the Escrow Amount shall be the sole and exclusive remedy for any claims by Harbor for indemnification under Section 7, and, except for written claims for breach that are made prior to the First Escrow Release Date or Second Escrow Release Date, as applicable, in accordance with Section 7.1, shall be subject to release immediately following the First Escrow Release Date or Second Escrow Release Date, as applicable, in accordance with the procedures specified in the Escrow Agreement. Releases from escrow shall be subject to any prior claim made pursuant to Section 7 hereof.

        1.11    Rule 145.    In addition to the resale restrictions set forth in Section 1.3(b) hereof and the Rollover Stockholder Letter Agreements, all shares of Harbor Common Stock issued or to be issued pursuant to this Agreement to the Stockholders will be subject to certain resale restrictions under Rule 145 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and all certificates representing such shares shall bear an appropriate restrictive legend. At the Closing, Harbor and certain of the Stockholders shall execute and deliver the Registration Rights Agreement, covering all shares of Harbor Common Stock issued to such Stockholders or to be issued pursuant to this Agreement (including shares of Harbor Common Stock issuable upon exercise of the Put Right pursuant to Section 1.3) that would otherwise be restricted as to resale thereof.

        1.12    Tax Treatment; Tax Matters.

          (a)   The Stockholders' right to the Contingent Payments and the Escrow Amount and shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Internal Revenue Code of 1986, as amended (the "Code") and any corresponding provision of foreign, state or local law, as appropriate. Any income earned with respect to the Escrow Amount shall be included in the gross income of Harbor for income tax purposes. Neither Harbor nor the Company shall take a position in any Tax Return or examination or other administrative or judicial proceeding (including any ruling request) relating to any Tax that is inconsistent with such treatment.

          (b)   In the event that for federal tax purposes Harbor elects to include the Company in an "affiliated group" as defined in Code Section 1504, or if the tax year of the Company ends as of the Closing Date pursuant to Treasury Regulations, Section 1.1502-76, or otherwise, the Stockholders shall cooperate with Harbor and shall provide to Harbor such information and records as are reasonably necessary to allow Harbor to timely and properly file (or to cause the Company to file) with the appropriate tax authorities (i) a short-year income tax return for the Company for the tax period ending on the Closing Date, (ii) consolidated federal income tax return for the affiliated group including the Company for the tax period immediately after the Closing Date, and (iii) corresponding state and local income tax returns, as required by law.

Section 2.    Representations and Warranties of the Company and the Stockholders.

        In order to induce Harbor to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Stockholders hereby make to Harbor the representations and warranties contained in this Section 2. Notwithstanding the foregoing, the representations and warranties set forth in Sections 2.2(b) and 2.3(b) are made solely by the Stockholders, and in each case such representations and warranties are made solely by each individual Stockholder as to himself, herself or itself. The representations and warranties contained in this Section 2 are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to Harbor pursuant to this Agreement (the "Disclosure Schedule"). For purposes hereof, unless otherwise indicated, all references to the Company shall include the Company Subsidiary (as defined in Section 2.4). References to the knowledge or awareness of the Company are deemed to mean the actual knowledge of the executive officers of the Company assuming reasonable inquiry.

        2.1    Organization and Corporate Power of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed in Section 2.1 of the Disclosure Schedule and (b) in each jurisdiction in which the failure to be so duly qualified or registered has had, or is reasonably likely to have, a Material Adverse Effect on the Company. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. Copies of the Company's Certificate of Incorporation, as amended through the date hereof (the "Company Charter"), and the bylaws of the Company, as amended through the date hereof (the "Company Bylaws"), have been furnished to Harbor by the Company, are correct and complete as of the date of this Agreement, and the Company is not in violation of any term of the Company Charter or Company Bylaws.

        2.2    Authorization and Non-Contravention.

          (a)   This Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto have been duly authorized by all necessary corporate or other action of the Company. Except for filings, permits, authorizations, consents and approvals that may be required under the HSR Act (as defined in Section 4.4(a)), the Securities Act or any state securities laws, the execution and delivery of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments, do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a violation of any provision of the Company Charter or Company Bylaws; (ii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party (that has not already been obtained); (iv) except as set forth in Section 2.2 of the Disclosure Schedule (which, in each case, would not individually or in the aggregate, have a Material Adverse Effect on the Company), violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, permit, license or authorization to which the Company is a party or by which the Company is bound; or (v) result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or any Company Shares.

          (b)   This Agreement and all agreements, documents and instruments executed and delivered by any Stockholder pursuant hereto are valid and binding obligations of such Stockholder enforceable in accordance with their respective terms. Each Stockholder has full right, authority, power and capacity to enter into this Agreement and all agreements, documents and instruments executed and delivered by such Stockholder pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Stockholder of this Agreement and all agreements, documents and instruments executed and delivered by such Stockholder pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a violation of any provision of such Stockholder's organizational documents, if applicable; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to such Stockholder; (iii) require from such Stockholder any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party (that has not already been obtained); (iv) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which such Stockholder is a party or by which such Stockholder is bound; or (v) result in the creation or imposition of any Encumbrance upon any of the Company Shares owned by such Stockholder.

        2.3    Capitalization.

          (a)   As of the date of this Agreement, the authorized, issued and outstanding capital stock of the Company is set forth in Section 2.3 of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement and except as set forth in Section 2.3 of the Disclosure Schedule, there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock, other equity interests or any other securities of the Company. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company is not under any obligation by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act. At the Closing, all of the Company Shares (other than the Retained Shares) and the Company Warrants sold or exchanged in connection with the transactions contemplated by this Agreement shall represent all of the outstanding capital stock of the Company (other than the Retained Shares) and all outstanding options, warrants and other rights to acquire capital stock of the Company. Except for the Company Warrants to be transferred to Harbor at the Closing, at the Closing there shall be no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company or such options, warrants or rights.

          (b)   Immediately prior to the Closing, each Stockholder will be the sole record and beneficial owner of the Company Shares set forth opposite his, her or its name on Schedule A-2 hereto, free and clear of any Encumbrances. At the Closing, each Stockholder shall deliver the Company

  Shares (other than the Retained Shares) set forth opposite his, her or its name on Schedule A-2 hereto to Harbor free and clear of any Encumbrances.

        2.4    Subsidiaries; Investments.    The Company does not own or control, directly or indirectly, any interest in any subsidiary other than Elmet Energy Services, LLC, a Maine limited liability company (the "Company Subsidiary"). The Company has not made any investment and does not hold any interest in or have any outstanding loan or advance to or from, any person, including, without limitation, any officer, director or stockholder of the Company, except as set forth in Section 2.4 of the Disclosure Schedule. The Company Subsidiary is wholly-owned directly by the Company and there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the Company Subsidiary. The Company Subsidiary does not have any assets or liabilities.

        2.5    Financial Statements.

          (a)   The Company has delivered to Harbor the following financial statements, copies of which are included in Section 2.5 of the Disclosure Schedule (collectively, the "Financial Statements"):

              (i)  Audited balance sheet of the Company as of December 31, 2005 and 2004, and statements of income and retained earnings and statements of cash flows for each of the years then ended (as have been restated and filed with the first amendment to the Company's proxy statement filed with the Securities and Exchange Commission);

             (ii)  Unaudited adjusted balance sheet of the Company as of the end of the fiscal period ended July 31, 2006 (the "Base Balance Sheet"); and

            (iii)  Unaudited adjusted statement of income of the Company through the end of the fiscal period ended July 31, 2006.

        Subject to the absence of footnotes and year-end audit adjustments with respect to any unaudited Financial Statements, the Financial Statements have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial condition and results of operations of the Company.

          (b)   As of the date of this Agreement, all liabilities and obligations of the Company of a type that would be required to be shown on the Financial Statements in accordance with GAAP have been (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Section 2.5 of the Disclosure Schedule, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business consistent with past practices, except for liabilities and obligations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        2.6    Absence of Certain Developments.    Since the date of the Base Balance Sheet and through the date of this Agreement, the Company has conducted its business only in the ordinary course consistent with past practice and, except as set forth in Section 2.6 of the Disclosure Schedule, there has not been:

          (a)   any change in the assets, liabilities, financial condition, properties, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could be reasonably likely to have a Material Adverse Effect on the Company;

          (b)   any mortgage, lien or other encumbrance placed on any of the properties of the Company, other than purchase money liens and liens for taxes not yet due and payable;

          (c)   any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets (other than raw material and goods for resale) by the Company, including any of its Intellectual Property Rights (as defined in Section 2.11), involving the payment or receipt of more than $50,000;

          (d)   any damage, destruction or loss, whether or not covered by insurance, that has had or could be reasonably likely to have a Material Adverse Effect on the Company;

          (e)   any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

          (f)    any resignation, termination or removal of any officer of the Company;

          (g)   any material change in accounting methods or practices, collection policies, pricing policies or payment policies of the Company other than such changes required by GAAP that have been disclosed to Harbor;

          (h)   any amendment or termination of any material contract or agreement to which the Company is a party or by which it is bound;

          (i)    any amendment to the Company Charter or Company Bylaws;

          (j)    any write-off as uncollectible of any notes or accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice;

          (k)   except for the transactions contemplated by this Agreement, any material change in the rate of compensation of any officers or employees (including any such change pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any agreement to change the compensation payable or to become payable to any officer or employee;

          (l)    any cancellation of any debts or any waiver or lapse of any claims or rights of substantial value; or

          (m)  any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (l) above.

        2.7    Transactions with Affiliates.    Except as set forth in Section 2.7 of the Disclosure Schedule, there are no loans, leases or other agreements or transactions between the Company or any stockholder, director, officer or employee of the Company, or to the knowledge of the Company any member of such officer's, director's, employee's or stockholder's immediate family, or any person controlled by such officer, director, employee or stockholder or his or her immediate family. No stockholder, director, officer or employee of the Company, or to the knowledge of the Company any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company.

        2.8    Real Property.

          (a)   Section 2.8 of the Disclosure Schedule sets forth a list and description of all real property owned by the Company or the Company Subsidiary and all real property leased by the Company or the Company Subsidiary (the "Real Property"). All leases relating to Real Property are identified in Section 2.8 of the Disclosure Schedule (the "Leases") and true and complete copies thereof have been made available to Harbor. Except as set forth in Section 2.8 of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company has good and marketable title to all of the owned Real Property. With respect to each Lease listed in Section 2.8 of the Disclosure Schedule:

              (i)  the Company has good, valid and enforceable leasehold interests to the leasehold estate in the leased Real Property granted to the Company pursuant to each pertinent Lease, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

             (ii)  each of said Leases has been duly authorized and executed by the Company and is in full force and effect; and

            (iii)  the Company is not in default under any material term of said Leases, nor, to the Company's knowledge, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default by the Company.

          (b)   To the Company's knowledge, except as set forth in Section 2.8 of the Disclosure Schedule or as specifically disclosed in the Base Balance Sheet, and except with respect to leased personal property, the Company has good, marketable title to all of its tangible personal property and assets shown on the Base Balance Sheet or acquired after the date of the Base Balance Sheet, free and clear of any Encumbrances, except for (i) inventory and obsolete assets that have been disposed of to nonaffiliated third parties since the date of the Base Balance Sheet in the ordinary course of business, (ii) Encumbrances reflected in the Base Balance Sheet, (iii) Encumbrances of record or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iv) Encumbrances for current Taxes (as defined in Section 2.9(b)) not yet due and payable.

        2.9    Tax Matters.

          (a)   Except as set forth in Section 2.9 of the Disclosure Schedule:

              (i)  the Company has filed with the appropriate governmental agencies all Federal, state, local and foreign Tax Returns (as defined in Section 2.9(b)) required to be filed by it, has paid in full or made adequate provision for the payment of all Taxes (as defined in Section 2.9(b)), together with interest, penalties, assessments and deficiencies owed by it (whether or not shown on any Tax Returns), and all such Tax Returns were correct and complete in all material respects;

             (ii)  the Company is not currently the beneficiary of any extension of time within which to file any Tax Returns;

            (iii)  the Company has previously provided Harbor with true and complete copies of all such Tax Returns for the Company filed since its inception;

            (iv)  there are no existing Tax liens (other than for Taxes not yet due and payable) upon any property or assets of the Company;

             (v)  the Company has not waived any statute of limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to the Company's knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes;

            (vi)  there is no unresolved written claim by a Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction;

           (vii)  there has been no examination or audit by any Governmental Authority with respect to Taxes with respect to any period;

          (viii)  neither the Internal Revenue Service (the "IRS") nor any other tax authority has, by written notice to the Company, or to the Company's knowledge, proposed or threatened to examine or audit the Returns of the Company, or to assert any deficiency or claim for any additional Taxes;

            (ix)  the Company has withheld and paid to the appropriate governmental authority all Taxes required to have been withheld and paid in connection with all amounts paid or owing to any employee, independent contractor, creditor, the Stockholders or other third party;

             (x)  the unpaid Taxes of the Company did not, as of the date of the Base Balance Sheet, exceed the reserve for tax liability set forth on the face of the Base Balance Sheet (rather than any notes thereto);

            (xi)  the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Code Section 6662;

           (xii)  the Company has not been a member of an affiliated group filing a consolidated Federal income tax return;

          (xiii)  the Company has not accrued or made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment (including without limitation any payments or transfers made in connection with the Management Equity Transfers and the Discretionary Bonuses), that is or will not be deductible under Code Section 280G; and

          (xiv)  the Company has adopted the accrual method of accounting for income tax purposes, and has not adopted or consented to any change in methods of accounting requiring adjustments under Code Section 481 (or any comparable provisions of state and local income tax laws).

          (b)   For the purposes of this Agreement:

              (i)  "Taxes" shall mean any and all taxes of every nature, including but not limited to income, sales, franchise, excise and withholding taxes, as well as all, charges, fees, levies or other assessments, imposed by the IRS or any taxing authority, and such term shall include any interest whether paid or received, fines, penalties, assessments, deficiencies or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and

             (ii)  "Tax Returns" shall mean any report, return, document or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

          (c)   The taxable year of the Company for federal and state income tax purposes is the fiscal year ended December 31.

          (d)   If any Management Equity Transfers and Discretionary Bonuses are made, then the difference between (i) the Company's cumulative federal and state income tax liability (for all taxable years of the Company beginning on or before December 31, 2007) not taking into account the deductions for the Management Equity Transfers, Discretionary Bonuses, and Employer Payroll Taxes related thereto, and (ii) the Company's actual cumulative federal and state income tax liability (for all taxable years of the Company beginning on or before December 31, 2007), shall be at least equal to the amount that the Base Working Capital is reduced by clause (ii) of the last sentence of Section 1.6(a). The foregoing determination shall be calculated by including the federal and state income tax liability of all members of any "affiliated group" within the meaning of section 1504(a) of the Code of which the Company is a member and which group files a consolidated Federal income tax return. The representation contained in this Section 2.9(d) is expressly conditioned on the assumption that (i) no election to forgo carrybacks of net operating losses under Section 172(b)(3) of the Code will be made, and (ii) the Management Equity Transfers, the Discretionary Bonuses and the Employer Payroll Taxes related thereto will be deducted on the Tax Returns (including any amended Tax Returns) of the Company for the taxable year of the Company beginning on January 1, 2007, except to the extent the claiming of such deductions are not permitted by law. "Employer Payroll Taxes" means FICA, Medicaid, FUTA and SUTA taxes, and any state counterparts, imposed on and paid by the Company.

          (e)   The representations and warranties set forth in this Section 2.9 shall constitute the only representations and warranties by the Company with respect to Taxes.

        2.10    Certain Contracts and Arrangements.    Except as set forth in Section 2.10 of the Disclosure Schedule, the Company is not a party or subject to or bound by:

          (a)   any contract or agreement involving a potential commitment or payment by the Company in excess of $50,000;

          (b)   any contract containing covenants directly or explicitly limiting in any respect the freedom of the Company to compete in any line of business or with any person or entity;

          (c)   any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

          (d)   any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company;

          (e)   any pension, profit sharing, retirement or stock option plans;

          (f)    any acquisition, merger or similar agreement;

          (g)   any collective bargaining agreement or other agreement with any labor union or other employee representative of a group of employees;

          (h)   any contract with a sole-source supplier of significant goods or services (other than utilities and commodity gases); or

          (i)    any other material contract, which involves consideration in excess of $50,000.

        Neither the Company nor, to the knowledge of the Company, any other party is in default in complying with any provisions of any such contract, agreement, lease or instrument, or any other contract, agreement, lease or instrument, the breach of which could reasonably be expected to have a Material Adverse Effect on the Company, and no condition or event or fact exists which, with notice, lapse of time or both, could constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that, individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect on the Company.

        2.11    Intellectual Property.

          (a)   Except as set forth in Section 2.11 of the Disclosure Schedule, the Company is the owner of, or has the right to use, all Intellectual Property Rights (as defined below) as are relevant to the Company's business as currently conducted, without payment to any third party (except with respect to commercially available third-party software), except where the failure to own or have the right to use such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 2.11 of the Disclosure Schedule contains a list of all issued patents, patent applications, registered trademarks and registered copyrights owned or purported to be owned by the Company. To the Company's knowledge, operation of the Company's business as currently conducted or proposed to be conducted does not or would not infringe or conflict with the rights of others under any Intellectual Property Rights. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement concerning any material Intellectual Property Right or cause the Company to infringe or conflict with the rights of others under any Intellectual Property Right.

          (b)   The Company has paid in full all license fees, royalties and other payments that are due and payable with respect to any Intellectual Property Rights and the Company is not in default under any agreement relating to any of the Intellectual Property Assets, except as would not result in a Material Adverse Effect on the Company. To the knowledge of the Company, no employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged that is related to the business of the Company or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

          (c)   The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and valid rights to use the Trade Secrets without compensation to, or consent from, any third party. To the Company's knowledge, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. The Company has not received written notice to the effect that any of its Trade Secrets is subject to any adverse claim or has been challenged or threatened in any way.

          (d)   For purposes of this Agreement, "Intellectual Property Right" includes: (i) the Company's name and variations thereof, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (ii) all patents, patent applications, and inventions and discoveries that may be patentable; (iii) all copyrights (whether registered or unregistered) in both published works and unpublished works; and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, formulae, data, process technology, plans, drawings, and blueprints (collectively, "Trade Secrets"), owned, used, or licensed by the Company as licensee or licensor.

        2.12    Litigation.    Except as set forth in Section 2.12 of the Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation pending as of the date of this Agreement or, to the knowledge of the Company, threatened in writing as of the date of this Agreement against the Company or affecting the properties or assets of the Company, or, as to matters related to the Company, against any officer or director of the Company in their respective capacities in such positions. Section 2.12 of the Disclosure Schedule includes a description of all litigation, claims or proceedings (except for collections or similar actions for amounts of less than $50,000) involving the Company or any of its officers or directors in connection with the business of the Company occurring, arising or existing since January 1, 2004.

        2.13    Labor Matters.    The Company employs fifty (50) exempt employees and one hundred and seventy-eight (178) non-exempt employees as of the date hereof. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company as of the date of this Agreement or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all of its collective bargaining agreements and all applicable laws and regulations respecting labor, employment, fair employment practices, immigration, terms and conditions of employment, occupational safety and health, and wages and hours, including youth employment laws. There are no charges of employment discrimination or unfair labor practices or strikes or stoppages of work, workers compensation claims or government inspections, audits or investigations existing, pending or, to the knowledge of the Company, threatened against or involving the Company as of the date of this Agreement. There are no changes pending or, to the knowledge of the Company, threatened with respect to (including, without limitation, the resignation of) any executive officer of the Company nor has the Company received any notice or information concerning any prospective change with respect to any such executive officer. The Company has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law or regulation since January 1, 2004, and no layoffs that could implicate such laws or regulations are currently contemplated.

        2.14    Compliance with Laws.    Except as set forth in Section 2.14 of the Disclosure Schedule, the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal or other governmental authority, which apply to the conduct of its business. The Company is not subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company and as of the date of this Agreement has not received any written notice, demand letter, administrative inquiry or formal complaint or claim from any regulatory agency with respect to the business, affairs, properties or assets of the Company. Notwithstanding the foregoing, this Section 2.14 shall not constitute a representation or warranty as to Tax, Labor, Employee Benefit or Environmental Matters which are limited to those representations and warranties set forth in Sections 2.9, 2.13, 2.15 and 2.18 hereof, respectively, as contemplated by Sections 2.9(e), 2.15(b) and 2.18(g) hereof, respectively. A list of all permits, approvals, licenses, certificates, franchises, authorizations, consents and orders necessary to the operation of the business of the Company in the manner in which it is presently conducted ("Permits") is set forth on Section 2.14 of the Disclosure Schedule. All such Permits are valid and in full force and effect. To the Company's knowledge, the Company has not engaged in any activity that would cause revocation or suspension of any such Permits and no action or proceeding is currently pending, or to the knowledge of the Company threatened, contemplating the revocation or suspension of any thereof.

        2.15    Employee Benefit Plans.

          (a)   With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Company as of the date of this Agreement (the "Benefit Plans"), except as set forth in Section 2.15 of the Disclosure Schedule, each Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law. Except as set forth in Section 2.15 of the Disclosure Schedule, (i) no Benefit Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or is a multiemployer plan within the meaning of Section 3(37) of ERISA and (ii) each Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. To the Company's knowledge, no transaction prohibited by Section 406 of ERISA and no prohibited transaction under Section 4975(c) of the Code has occurred with respect to any of the Benefit Plans. No liability exists from the Company to the IRS with respect to the any of the Benefit Plans. Except as set forth in Section 2.15 of the Disclosure Schedule, all filings required by ERISA and the Code as to each Benefit Plan have been timely filed and all notices and disclosures to participants required by ERISA or the Code have been timely provided. To the Company's knowledge, no event has occurred or circumstance exists that could result in a material increase in premium cost of those Benefit Plans that are insured, or a material increase in benefit costs of those Benefit plans that are self-insured. To the Company's knowledge, other than claims for benefits submitted by participants or beneficiaries, no claims against, or legal proceedings involving, any Benefit Plan is pending or threatened. No event has occurred or circumstance exists that is reasonably likely to cause the hourly or salary 401(k) plan or their trusts to lose their qualification or tax-exempt status, respectively.

          (b)   The representations and warranties set forth in this Section 2.15 shall constitute the only representations and warranties by the Company with respect to any Benefit Plans.

        2.16    Insurance Coverage.    Section 2.16 of the Disclosure Schedule contains a summary of the insurance policies maintained by the Company as of the date of this Agreement. There are no claims pending against the Company as of the date of this Agreement under any such insurance policies covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. To the Company's knowledge, such policies have coverage that is reasonable for the size and nature of the Company's business and there is no threatened termination of any such policies or arrangements.

        2.17    Investment Banking; Brokerage.    Except as set forth in Section 2.17 of the Disclosure Schedule, there are no claims for investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company. All of the fees and costs payable pursuant to any agreement listed in Section 2.17 of the Disclosure Schedule shall be paid by the Company at or prior to the Closing, and shall be included in the definition of Selling Expenses.

        2.18    Environmental Matters.    Except as set forth in Section 2.18 of the Disclosure Schedule, or as would not be reasonably likely to have a Material Adverse Effect on the Company:

          (a)   the Company is in compliance in all material respects with all Environmental Laws (as defined below) applicable to its operation and use of the Real Property;

          (b)   the Company has not generated, transported, treated, stored, or disposed of or arranged, by contract, agreement or otherwise, for the treatment or disposal of any Hazardous Materials (as defined below) except in compliance with all applicable Environmental Laws;

          (c)   the Company has not (i) received notice under the citizen suit provisions of any Environmental Law; (ii) received any written request for information, notice, demand letter, administrative inquiry or written complaint or claim under any Environmental Law or relating to any permit under Environmental Law or (iii) been subject to or, to the Company's knowledge, threatened with any governmental or citizen enforcement action with respect to any Environmental Law;

          (d)   the Company has, and as of the date of this Agreement there are in full force and effect, all Permits required under any Environmental Law for the Company's activities and operations at the Real Property, which Permits are listed in Section 2.18 of the Disclosure Schedule the Company is in compliance in all material respects with such Permits and has not engaged in any activity that would cause revocation or suspension of any such Permits and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or, to the knowledge of the Company, threatened; and

          (e)   to the knowledge of the Company, all written information the Company has furnished to Harbor concerning the environmental conditions of the Real Property, prior uses of the Real Property, and the operations of the Company related to compliance with Environmental Laws is materially accurate.

          (f)    For purposes of this Agreement:

              (i)  "Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air and biota living in or on such media.

             (ii)  "Environmental Laws" means all Laws relating to protection of the Environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act and similar federal, state and local Laws.

            (iii)  "Hazardous Material" means any toxic substance, hazardous waste, hazardous material, hazardous substance, pollutant, contaminant, petroleum or petroleum-containing materials, radiation and radioactive materials, polychlorinated biphenyls and asbestos and asbestos-containing material as defined in, or listed under, any Environmental Law.

          (g)   The representations and warranties set forth in this Section 2.18 shall constitute the only representations and warranties by the Company with respect to Environmental Matters.

        2.19    Customers and Distributors.    Section 2.19 of the Disclosure Schedule sets forth the name of each customer and distributor of the Company who accounted for more than ten percent (10%) of the revenues of the Company for each of the fiscal years ended December 31, 2004 and December 31, 2005 and/or for the six (6) months ended June 30, 2006 (the "Customers" and "Distributors", respectively). No Customer or Distributor of the Company has canceled or otherwise terminated its relationship with the Company or has materially decreased its usage or purchase of the services or products of the Company.

        2.20    Suppliers.    Within the last twelve (12) months, no supplier that the Company has paid or is under contract to pay $50,000 or more has canceled, materially modified, or otherwise terminated its relationship with the Company, or materially decreased its services, supplies or materials to the Company.

        2.21    Bank Accounts; Credit Cards; Corporate Accounts; Powers of Attorney.    Section 2.21 of the Disclosure Schedule contains a complete and accurate list of (a) the name of each bank in which the Company has an account or safe deposit box and the name(s) of all persons authorized to draw thereon or have access thereto, (b) the name of each credit card issuer with whom the Company has an account and the name(s) of all persons authorized to use such accounts or have access thereto, and (c) the name(s) of all persons, if any, holding powers of attorney from the Company.

        2.22    Books and Records.    All of the accounts, books, ledgers and other records material to the Company's business and operations have been properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) the Company's material transactions are executed in accordance with management's general or specific authorization; (ii) the Company's transactions are recorded as necessary to permit the preparation of the financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to the Company's assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for the Company's assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        2.23    Investor Status; Investment Intent

          (a)   Each of the Stockholders as of the date of this Agreement (as listed on Schedule A-1 hereto) is an "accredited investor" (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). Each such Stockholder has undertaken such investigation, and has been provided with and has evaluated such documents and information including, without limitation, the Harbor SEC Reports (as defined in Section 3.4(a)), as it or he has deemed appropriate to enable such Stockholder to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby including, in the case of all such Stockholders, the potential future receipt of shares of Harbor Common Stock pursuant to the Contingent Payment and, in the case of the Continuing Stockholders, the potential future receipt of shares of Harbor Common Stock upon exercise of the Put Right. Each such Stockholder also acknowledges that it or he has received all materials relating to the business of Harbor as such Stockholder has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by Harbor hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. Without limiting the generality of the foregoing, each such Stockholder acknowledges that Harbor makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Company or the Stockholders of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Harbor or the future business and operations of Harbor or (ii) any other information or documents made available to the Company, the Stockholders or their counsel, accountants or advisors with respect to Harbor or any of its business, assets, liabilities or operations, except as expressly set forth in this Agreement.

          (b)   Each of the Rollover Stockholders (as now listed, or will be listed prior to the Closing, on Schedule A-2 hereto) shall, in connection with the placement of shares of Harbor Common Stock with such Stockholder in exchange for the Company Shares which such Rollover Stockholder may receive from the Company immediately prior to the Closing in connection with the Management Equity Transfers, confirm through the Rollover Stockholder Letter Agreement which such Stockholder shall deliver to Harbor in connection with the Closing, such Rollover Stockholder's investor status and receipt of information relating to Harbor.

          (c)   Each of the Stockholders as of the date of this Agreement hereby represents and warrants, and each of the Rollover Stockholders will represent and warrant through their Rollover Stockholder Letter Agreements, that all shares of Harbor Common Stock which they may receive pursuant to this Agreement and the transactions described herein, whether (i) pursuant to the Contingent Payment (in the case of all Stockholders), (ii) exercise of the Put Right (in the case of the Continuing Stockholders), or (iii) at the Closing in exchange for Rollover Shares (in the case of the Rollover Stockholders), will be acquired for investment and without a view to any future sale or other transfer except as may be registered under the Securities Act and any applicable state securities laws or pursuant to an exemption from the registration requirements under the Securities Act and any applicable state securities laws.

        2.24    Disclosure.    To the Company's knowledge, the representations, warranties and statements contained in this Agreement and the Disclosure Schedule delivered by the Company to Harbor pursuant to this Agreement do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein to make such representations, warranties or statements not misleading in any material respect in light of the circumstances under which they were made.

        2.25    Disclaimer of Other Representations and Warranties.

          (a)   NONE OF THE COMPANY, ITS REPRESENTATIVES OR THE STOCKHOLDERS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OF THE COMPANY OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE TRANSACTION DOCUMENTS.

          (b)   Without limiting the generality of the foregoing, none of the Company, such representatives of the Company or the Stockholders has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company and its Subsidiaries made available to Harbor or in any presentation of the business of the Company and its Subsidiaries in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, the Confidential Descriptive Memorandum made available by the Company and its representatives are not and shall not be deemed to be or to include representations or warranties of the Company.

        Section 3.    Representations and Warranties of Harbor.    In order to induce the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Harbor hereby makes to the Company and the Stockholders the representations and warranties contained in this Section 3. The representations and warranties contained in this Section 3 are subject to the qualifications and exceptions set forth in the Disclosure Schedule delivered to the Company and the Stockholders pursuant to this Agreement. References to the knowledge or awareness of Harbor are deemed to mean the actual knowledge of the executive officers of Harbor assuming reasonable inquiry.

        3.1    Existence; Good Standing.    Harbor is a corporation, validly existing and in good standing under the laws of the State of Delaware. Harbor is duly licensed or qualified to do business as a foreign corporation under the laws of any other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the ability of Harbor to perform its obligations under this Agreement. Harbor has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as currently conducted.

        3.2    Authorization and Non-Contravention.    Harbor has full right, authority and power under its respective organizational documents, including Harbor's Certificate of Incorporation, as amended through the date hereof (the "Harbor Charter") and Harbor's bylaws, as amended through the date hereof (the "Harbor Bylaws"), to enter into this Agreement and all agreements, documents and instruments executed by Harbor pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by Harbor pursuant hereto are valid and binding obligations of Harbor enforceable in accordance with their respective terms. Except for filings, permits, authorizations, consents and approvals that may be required under the HSR Act (as defined in Section 4.4(a)), the Securities Act or any state securities laws, and except for the Harbor Stockholder Approval (as defined in Section 4.10(d)), the execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by Harbor pursuant hereto have been duly authorized by all necessary action under the Harbor Charter and Harbor Bylaws. The execution, delivery and performance by Harbor of this Agreement and all agreements, documents and instruments to be executed and delivered by Harbor pursuant hereto do not and will not: (a) violate or result in a violation of, conflict with or constitute or result in a violation of any provision of the Harbor Charter or Harbor Bylaws; (b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to Harbor; (c) require from Harbor any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party (that has not already been made or obtained or may be required in the future under the Proxy Statement, the Escrow Agreement, the Registration Rights Agreement or in connection with the Contingent Payment); or (d) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, permit, license or authorization to which Harbor is a party or by which Harbor is bound, except in each case, as would not individually or in the aggregate, have a Material Adverse Effect on Harbor.

        3.3    Capitalization.    As of the date of this Agreement, the authorized, issued and outstanding capital stock of Harbor is set forth in the Harbor SEC Reports (as defined in Section 3.4(a)). All of the issued and outstanding shares of capital stock of Harbor are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement and except as set forth in the Harbor SEC

Reports, there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of Harbor or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is Harbor committed to issue any such option, warrant, right or security. Except as set forth in the Harbor SEC Reports, there are no agreements or understandings to which Harbor is a party with respect to the voting of any shares of capital stock of Harbor or which restrict the transfer of any such shares. Except as set forth in the Harbor SEC Reports, there are no outstanding contractual obligations of Harbor to repurchase, redeem or otherwise acquire any shares of capital stock, other equity interests or any other securities of Harbor. Except as set forth in the Harbor SEC Reports, Harbor is not under any obligation by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

        3.4    SEC Filings; Financial Statements; Liabilities.

          (a)   Harbor has made available to the Company and the Stockholders' Representative a correct and complete copy of each report, registration statement and definitive proxy statement filed by Harbor with the Securities and Exchange Commission (the "Harbor SEC Reports"), which are all the forms, reports and documents required to be filed by Harbor with the Securities and Exchange Commission (the "SEC") prior to the date of this Agreement. As of their respective dates the Harbor SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Harbor SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Harbor makes no representation or warranty whatsoever concerning the Harbor SEC Reports as of any time other than the time they were filed.

          (b)   Each set of financial statements (including, in each case, any related notes thereto) contained in the Harbor SEC Reports, including each Harbor SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Harbor at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Harbor taken as a whole.

          (c)   As of the date of this Agreement, all liabilities of Harbor of a type that would be required to be shown on the financial statements included in the Harbor SEC Reports have been (i) stated or adequately reserved against in the financial statements included in the Harbor SEC Reports, (ii) reflected in Section 3.4 of the Disclosure Schedule, or (iii) incurred after June 30, 2006 in the ordinary course of business consistent with past practices, except for liabilities which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Harbor.

        3.5    [Intentionally Omitted].

        3.6    Subsidiaries; Investments.    Harbor does not own or control, directly or indirectly, any interest in any Subsidiary, except as set forth in the Harbor SEC Reports. Harbor has not made any investment and does not hold any interest in or have any outstanding loan or advance to or from, any person, including, without limitation, any officer, director or stockholder of Harbor, except for advances that may be made by management for business expenses in the ordinary course. Except as set forth in Harbor SEC Reports, any Subsidiary of Harbor is wholly-owned, directly or indirectly, by Harbor and there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of any such Subsidiary.

        3.7    Litigation.    There is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to Harbor's knowledge, threatened in writing, against Harbor, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined (a) would delay, hinder or prevent the consummation of the transactions contemplated by this Agreement, or (b) would have in the aggregate a material adverse effect on the ability of Harbor to perform its obligations under this Agreement.

        3.8    Investment Banking; Brokerage Fees.    Harbor has not incurred or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants and payments relating to the fairness opinion described in Section 3.11(c)) in connection with the transactions contemplated by this Agreement.

        3.9    Financing.    Harbor heretofore furnished the Company and the Stockholders with true and complete copies of balance sheets of Harbor and a financing commitment from Harbor's third party financing sources, representing evidence of Harbor's ability to purchase the Company Shares (other than the Rollover Shares and the Retained Shares) and the Company Warrants on the terms and conditions contemplated by this Agreement.

        3.10    American Stock Exchange Listing.    Harbor Common Stock is listed on the AMEX. There is no action or proceeding pending or, to Harbor's knowledge, threatened against Harbor by AMEX or NASD, Inc. (the "NASD") with respect to any intention by such entities to delist Harbor Common Stock from the AMEX.

        3.11    Board Approval; Stockholder Approval; Fairness Opinion.

          (a)   The board of directors of Harbor (including any required committee or subgroup of the board of directors of Harbor) (the "Harbor Board") has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and approved this Agreement and the transactions contemplated hereby and (ii) determined that the transactions contemplated by this Agreement is in the best interests of the stockholders of Harbor.

          (b)   The Harbor Board, by resolutions duly adopted unanimously at a meeting duly called and held, has duly (i) determined that this Agreement and the respective transactions contemplated by this Agreement are advisable, fair to and in the best interests of Harbor and Harbor stockholders, (ii) approved this Agreement and the respective transactions contemplated by this Agreement and declared their advisability, and (iii) recommended that the Harbor stockholders adopt this Agreement and directed that this Agreement be submitted for consideration by the Harbor stockholders at the Harbor Stockholder Meeting (as defined in Section 4.10(d)). The affirmative vote of the holders of a majority in voting power of shares of outstanding Harbor Common Stock is the only vote of the holders of any class or series of capital stock of Harbor necessary to adopt or approve this Agreement and the Equity Incentive Plan and the respective transactions contemplated by this Agreement, provided that, in addition to such affirmative vote, holders of not more than nineteen and ninety-nine one hundredths percent (19.99%) of the shares of Harbor Common Stock issued in Harbor's initial public offering of securities and outstanding immediately before the Closing shall have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with the Harbor Charter for the transactions contemplated hereby to proceed.

          (c)   Harbor has received the written opinion of Houlihan Smith & Company Inc. (the "Harbor Financial Advisor") to the effect that, as of the date of the opinion, the consideration payable by Harbor in connection with the transactions contemplated by this Agreement is fair to the Harbor stockholders from a financial point of view. Harbor has made available to the Company and the Stockholders' Representative an executed copy of such opinion. Harbor has obtained the authorization of the Harbor Financial Advisor to include a copy of such opinion in the Proxy Statement (as defined in Section 4.10(a)).

        3.12    Trust Fund.

          (a)   As of the date hereof and at the Closing Date, Harbor has and will have no less than $69,200,000 invested in government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the "Investment Company Act"), in a trust account (the "Trust Fund") administered by Continental Stock Transfer & Trust Company (the "Trustee"), less such amounts, if any, as Harbor is required to pay to stockholders who elect to have their shares converted into cash in accordance with the provisions of the Harbor Charter.

          (b)   Upon consummation of the transactions contemplated by this Agreement and notice thereof to the Trustee, the Trust Fund will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to Harbor the funds and government securities held in the Trust Fund, which funds and government securities will be free of any Encumbrances whatsoever and, after taking into account any funds paid to holders of Harbor Common Stock who elect to have their shares converted into cash in accordance with the provisions of the Harbor Charter, will be available for use in the businesses of Harbor and the Company.

          (c)   Effective as of the Closing, the obligations of Harbor to dissolve or liquidate within a specified time period contained in the Harbor Charter will terminate, and effective as of the Closing Harbor shall have no obligation whatsoever to dissolve and liquidate the assets of Harbor by reason of the consummation of the transactions contemplated by this Agreement, and following the Closing no Harbor stockholder shall be entitled to receive funds from the Trust Fund except to the extent such stockholder votes against the approval of transactions contemplated by this Agreement and elects, contemporaneous with such vote, to have his, her or its shares converted into cash in accordance with the provisions of the Harbor Charter.

        3.13    Investment Company Act.    Harbor is not, and will not be after the Closing, an "investment company" or a person directly or indirectly "controlled" by or acting on behalf of an "investment company," in each case within the meaning of the Investment Company Act.

        3.14    Business Activities.    Since its organization, Harbor has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Harbor Charter, there is no agreement, commitment, judgment, injunction, order or decree binding upon Harbor or to which Harbor is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Harbor, any acquisition of property by Harbor or the conduct of business by Harbor as currently conducted.

        3.15    Inspection.    Harbor is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of securities, including securities issued by companies such as the Company as contemplated hereunder. Harbor has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Harbor has received all materials relating to the business of the Company which it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company and the Stockholders hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. Without limiting the generality of the foregoing, Harbor acknowledges that the Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Harbor of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company or (ii) any other information or documents made available to Harbor or its counsel, accountants or advisors with respect to the Company or any of its respective businesses, assets, liabilities or operations, except as expressly set forth in this Agreement.

        3.16    Disclosure.    To Harbor's knowledge, the representations, warranties and statements contained in this Agreement and the Disclosure Schedule delivered by Harbor to the Company pursuant to this Agreement do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein to make such representations, warranties or statements not misleading in any material respect in light of the circumstances under which they were made.

        3.17    Disclaimer of Other Representations and Warranties.    NONE OF HARBOR, ITS OFFICERS, DIRECTORS OR REPRESENTATIVES, HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE HARBOR OR THE BUSINESS OF HARBOR OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE TRANSACTION DOCUMENTS.

Section 4.    Certain Covenants of the Company and Harbor.

        4.1    Conduct of Business Prior to Closing.    Except as described in Section 4.1 of the Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Harbor shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of Harbor, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall refrain from:

          (a)   changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b)   making any change to the Company Charter or Company Bylaws or the organizational documents of the Company Subsidiary, or changing the authorized or issued capital stock or equity interests of the Company or the Company Subsidiary;

          (c)   (i) declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, shares or ownership interests, (ii) making any direct or indirect redemption, purchase or other acquisition of its stock or ownership interests or (iii) issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class thereof;

          (d)   (i) prepaying any loans (if any) from its stockholders, officers or directors or any Person affiliated with any of the foregoing, (ii) making any change in its borrowing arrangements, (iii) modifying, amending or terminating any of its material contracts except as specifically provided in this Agreement or in the ordinary course of business, or (iv) waiving, releasing or assigning any material rights or claims, other than in the ordinary course of business;

          (e)   materially changing accounting policies or procedures, except as may be required by GAAP;

          (f)    increasing the rates of direct compensation or bonus compensation payable or to become payable to any officer, employee, agent or consultant of the Company or the Company Subsidiary, except in the ordinary course of business or in accordance with the existing terms of contracts entered into prior to the date of this Agreement;

          (g)   making any capital expenditure other than in the ordinary course of business;

          (h)   acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

          (i)    entering into any agreement, arrangement, transaction or indebtedness in which the Company or its directors, officers, stockholders or Affiliates, or any of their respective Affiliates or immediate family members have a direct or indirect financial interest;

          (j)    agreeing to sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow security interest, lien or encumbrance on, any of its properties or assets (including any Company Intellectual Property) other than (i) in the ordinary course of business, but in no event shall such dispositions exceed $50,000 individually or $100,000 in the aggregate for the Company, or (ii) as required pursuant to the terms of any material contract set forth in the Disclosure Schedule;

          (k)   except with respect to the Management Equity Transfers (as defined below) and the Company Bonus Plan, (i) establishing, adopting, entering into or amending, modifying or terminating any Benefit Plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control, indemnification, retention bonus or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, shareholder, employee, consultant or other individual performing services for the Company or the Company Subsidiary, except to the extent necessary to comply with applicable law, (ii) agreeing to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, Stockholder or consultant or salaried employee (other than for non-management employees in the ordinary course of business), (iii) paying any benefit not required by any Benefit Plan or other plan or agreement, (iv) amending in any respect its collective bargaining agreement, or any other agreement or commitment to or relating to any labor union or adopting or establishing any new collective bargaining agreement, or (v) making any determinations under any collective bargaining agreement;

          (l)    granting any irrevocable power of attorney; or

          (m)  entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.

Notwithstanding the foregoing, prior to the Closing the Company shall be permitted to (i) pay down existing indebtednesses in the ordinary course of business; (ii) subject to Step 1 of Section 4.1 of the Disclosure Schedules, effect a transfer of capital stock (or the value represented thereby) from the Stockholder identified on Schedule A-2 hereto as the "Contributing Stockholder" to members of the Company's management and certain other employees of the Company by (A) accepting a contribution of up to 1,730,740 shares of Company Common Stock from the Contributing Stockholder, and (B) issuing up to 1,730,740 shares of Company Common Stock (but not more than the shares contributed by the Contributing Stockholder) to the Persons (who will thereafter become Stockholders) identified on Schedule A-2 hereto (the "Management Equity Transfers"); (iii) pay all unpaid dividends that were declared prior to the date of this Agreement; and (iv) pay the Discretionary Bonuses. The transactions contemplated by clauses (ii) and (iv) of the preceding sentence are more fully described in Section 4.1 of the Disclosure Schedule.

        4.2    Access to Information.

          (a)   Without undue disruption of its business, between the date of this Agreement and the Closing Date, the Company shall give Harbor and its representatives reasonable access upon reasonable notice and during times mutually convenient to Harbor and to the executive officers of the Company to the facilities, properties, employees, books, and records of the Company and the Company Subsidiary as from time to time may be reasonably requested.

          (b)   Any such investigation by Harbor shall not unreasonably interfere with any of the businesses or operations of the Company and the Company Subsidiary. Harbor shall not, prior to the Closing Date, have any contact whatsoever with respect to the Company or the Company Subsidiary or with respect to the transactions contemplated by this Agreement with any partner, lender, ground lessor, vendor, supplier, employee or consultant of the Company or the Company Subsidiary, except in consultation with the Company and then only with the express prior approval of the Company, which shall not unreasonably be withheld. Harbor shall not be permitted to conduct any invasive tests on any Real Property without the prior written consent of the Company.

        4.3    Confidentiality.    The parties shall continue to be bound by the terms and conditions of that certain Confidentiality, Non-Disclosure and Non-Solicitation Agreement, dated May 24, 2006 by and between the Company and Harbor until the Closing Date (the "Confidentiality Agreement").

        4.4    Regulatory and Other Authorizations; Consents.

          (a)   The Company and Harbor shall use their good faith commercially reasonable efforts to obtain the authorizations, consents, orders and approvals necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement. If required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and if the appropriate filing of a Pre-Merger Notification and Report Form pursuant to the HSR Act has not been filed prior to the date of this Agreement, each party hereto agrees to make an appropriate filing of a Pre-Merger Notification and Report Form with respect to the transactions contemplated by this Agreement within five (5) business days after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and shall promptly respond to any requests for additional information from any Governmental Authority (as defined in Section 9.12) or filings in respect thereof. Harbor shall pay all filing and related fees in connection with any such filings which must be made by any of the parties under the HSR Act. Harbor hereby covenants and agrees to use its reasonable best efforts to secure early termination of any waiting periods under the HSR Act, including without limitation, if necessary, promptly offering to sell any of its assets or business as may be necessary to secure such termination.

          (b)   Harbor and the Company shall use their good faith commercially reasonable efforts to obtain the consents of third parties listed in Section 2.2 of the Disclosure Schedule, including (i) providing to such third parties such financial statements and other financial information as such third parties may reasonably request, (ii) agreeing to commercially reasonable adjustments to the terms of the agreements with such third parties (provided that neither party hereto shall be required to agree to any increase in the amount payable with respect thereto) and (iii) executing agreements to effect the assumption of such agreements on or before the Closing Date.

        4.5    Further Action.    Each of the parties hereto shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver all such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

        4.6    Public Announcements.

          (a)   Harbor, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to comment upon and approve or disapprove in writing, any press release or other public statements with respect to the initial public announcement of the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such written approval, which shall not be unreasonably withheld or delayed.

          (b)   Subject to Section 4.6(a), the Company and the Stockholders acknowledge that, (i) upon execution of this Agreement, Harbor will be required to issue a press release and file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act reporting the execution of this Agreement and (ii) upon the Closing, Harbor will be required to file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act reporting the Closing of the transactions contemplated by this Agreement. In connection with the preparation of the Form 8-K reports, Harbor on the one hand, and the Company, on the other hand, shall, upon the request by the other, furnish the other with all information as may be reasonably necessary or required to prepare the Form 8-K report. Each party represents and warrants to the other party that with respect to the information that such party provides, all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (c)   Following the initial public announcement of the transactions contemplated by this Agreement, the parties hereto will, and will cause each of their Affiliates and representatives to, maintain the confidentiality of this Agreement and will not, and will cause each of their Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other parties hereto, issue or cause publication of any such press release or public announcement as and to the extent that such party reasonably determines, after consultation with outside legal counsel, such action to be required by law or by the rules of any applicable self-regulatory organization, in which event such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release or public announcement in advance of its issuance.

        4.7    No Solicitation.

          (a)   From and after the date hereof, unless and until this Agreement shall have been terminated in accordance with its terms, the Company and the Stockholders shall, and shall cause their respective directors, officers, Affiliates, employees, attorneys, accountants, representatives, consultants and other agents (collectively, the "Seller Representatives") to: (i) immediately cease any existing discussions or negotiations with any Person conducted heretofore, directly or indirectly, with respect to any merger, reverse merger, stock sale, asset sale, recapitalization or similar transaction involving or with respect to the Stockholders, the Company or any Subsidiary (a "Business Combination"); (ii) not directly or indirectly solicit, initiate, encourage or facilitate the submission of proposals or offers from any Person other than Harbor relating to any Business Combination involving or with respect to the Company or any Subsidiary, or (iii) not directly or indirectly participate in any discussions or negotiations regarding, or furnish any information to any Person other than Harbor or its representatives in connection with any proposed or actual Business Combination involving any Person other than Harbor. The Company and the Stockholders shall promptly notify Harbor regarding any contact with any other Person regarding any proposed Business Combination.

          (b)   From the date of this Agreement until the earlier of the Closing or one year from the date of this Agreement, Harbor shall not, and shall ensure that its directors, officers, employees, partners, agents, Affiliates, advisors or representatives shall not, directly or indirectly, (i) solicit for employment or employ any officer or employee of the Company, (ii) encourage, induce or attempt to induce any officer or employee of the Company to terminate his or her employment relationship with the Company, (iii) interfere with the business or operations of the Company, or (iv) take or fail to take any actions which could reasonably be expected to adversely affect the Company's business relationships with its customers and suppliers or goodwill; provided, however, that Harbor shall not be in violation of clauses (iii) or (iv) as a result of Harbor's acquisition of any Person that is a competitor of the Company.

          (c)   Unless and until this Agreement shall have been terminated in accordance with its terms, Harbor agrees and covenants that Harbor shall not execute any binding or non-binding letter of intent or definitive agreement with any Person with respect to a merger, reverse merger, stock sale, asset sale, recapitalization or similar transaction.

        4.8    Notice of Claims, Notice of Certain Facts.

          (a)   Promptly after obtaining knowledge of the commencement of, or upon receipt of a writing threatening the commencement of, of any claim, action, investigation or proceeding against or with respect to the Company by any Person or Governmental Authority, the Company shall provide Harbor with written notice thereof. In addition, from the date of this Agreement until the Closing, the Company and each Stockholder shall promptly notify and inform Harbor of any material variance or incorrect statement in the representations and warranties contained in Section 2 of this Agreement discovered by the Company, any Stockholders or their representatives or agents.

          (b)   From the date of this Agreement until the Closing, Harbor shall promptly notify and inform the Company and the Stockholders' Representative of any material variance or incorrect statement in the representations and warranties contained in Section 3 of this Agreement discovered by Harbor or its representatives or agents.

        4.9    Management Equity Transfers; Estimated Tax Payments.

          (a)   Subject to Step 1 of Section 4.1 of the Disclosure Schedules, prior to the Closing, the Company may effect the Management Equity Transfers, provided that such Management Equity Transfers must be effected through a transaction that is, or transactions that are, exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws, rules and regulations.

          (b)   The Company will make all estimated tax payments up to the Closing Date, consistent with past practice and as required by applicable law, and calculated without taking into account any deductions with respect to the Management Equity Transfers or the Discretionary Bonuses.

        4.10    Proxy Statement; Harbor Stockholder Meeting.

          (a)   As soon as reasonably practicable following the date of this Agreement, Harbor shall prepare and file with the SEC a proxy statement and other proxy solicitation materials of Harbor constituting a part thereof (the "Proxy Statement"), and each of the Company and Harbor shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall use its reasonable best efforts to provide Harbor with all information relating to the Company and its management that is required to be included in the Proxy Statement pursuant to Regulation 14A of the Exchange Act, and to cooperate with Harbor in connection with the preparation of the Proxy Statement and any amendments thereto. Harbor will use its reasonable best efforts to (i) prepare and file with the SEC one or more amendments to the Proxy Statement, as necessary, and (ii) cause the definitive Proxy Statement to be mailed to Harbor's stockholders as promptly as practicable after the date of this Agreement. Harbor shall also take all reasonable action required under any applicable state securities laws in connection with the issuance of Harbor Common Stock under this Agreement. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement.

          (b)   If prior to the Closing, any event occurs with respect to the Company or the Stockholders, or any change occurs with respect to other information supplied by the Company or the Stockholders for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company and/or the Stockholders shall promptly notify Harbor of such event, and the Company, the Stockholders and Harbor shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by law, in disseminating the information contained in such amendment or supplement to Harbor's stockholders.

          (c)   If prior to the Closing, any event occurs with respect to Harbor, or any change occurs with respect to other information supplied by Harbor for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Harbor shall promptly notify the Company and the Stockholders' Representative of such event, and Harbor, the Company and the Stockholders' Representative shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by law, in disseminating the information contained in such amendment or supplement to Harbor's stockholders.

          (d)   Harbor shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Harbor Stockholder Meeting") for the purpose of seeking the approval of Harbor stockholders for (i) the transactions contemplated by this Agreement (the "Harbor Stockholder Approval") and (ii) the change of Harbor's name to Elmet Technologies Holdings, Inc. or such other name as Harbor and the Company's Chief Executive Officer mutually agree upon (the "Name Change Proposal"). Harbor shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Harbor's stockholders as promptly as practicable after the date of this Agreement. Harbor shall, through the

  Harbor Board, recommend to its stockholders that they give the Harbor Stockholder Approval and that they approve the Name Change Proposal.

        4.11    Directors and Officers of Harbor On Closing Date.    Harbor, the Company and the Stockholders shall take all necessary action so that as of the Closing (a) the persons listed on Exhibit F hereto are elected to the positions of officers and directors, respectively, of Harbor, as set forth therein, to serve in such positions effective on the Closing Date and (b) the persons listed on Exhibit G shall have resigned from all of their positions and offices with Harbor.

        4.12    AMEX Matters.    Harbor shall promptly prepare and submit to the AMEX all reports, applications and other documents that may be required to enable all of the shares of Harbor Common Stock that will be outstanding or will be reserved for issuance at the Closing to be listed for trading on the AMEX.

        4.13    Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement in the most expeditious manner practicable, including using commercially reasonable efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 6 to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        4.14    Harbor Common Stock Issuable.    On or before the Closing Date, Harbor shall reserve for issuance the shares of Harbor Common Stock issuable (a) in exchange for the Rollover Shares, (b) upon exercise of the Put Right, and (c) in connection with the payment of the Contingent Payment, if any, and such shares in each case, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

        4.15    No Claim Against Trust Fund.    The Company and the Stockholders acknowledge that, in the event that the transactions contemplated by this Agreement are not consummated, Harbor may be required to return to its stockholders the amounts being held in the Trust Fund. Accordingly, notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Company and the Stockholders agree, on behalf of themselves and any and all of their officers, directors, stockholders, members and Affiliates, that unless and until the Closing occurs or the Trust Fund is otherwise released to Harbor, the Company and the Stockholders shall have no right to, and shall not under any circumstances assert any claim against, the Trust Fund or otherwise in any manner seek to recover against the Trust Fund for any losses related to this Agreement.

        4.16    Rule 144 Holding Period.

          (a)   Each of Harbor, the Company and the Stockholders hereby acknowledges and agrees that the "holding period" under Rule 144 of the Securities Act ("Rule 144") shall commence at the

  Closing with respect to all of the shares of Harbor Common Stock that are issuable in connection with the Contingent Payment (the "Contingent Payment Shares").

          (b)   Harbor covenants that it will file such reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as required by Rule 144 to the extent required from time to time to enable the Stockholders to sell the Contingent Payment Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 5.    Employee Matters.

        5.1    Employees; Benefits.    (a) Harbor shall, and shall cause the Company to, ensure that all persons who were employed by the Company immediately preceding the Closing Date, including those on vacation, leave of absence or disability (the "Company Employees"), will remain employed in a comparable position on and immediately after the Closing Date, at not less than the same base rate of pay. Harbor shall not, and shall cause the Company to not, at any time prior to one hundred eighty (180) days after the Closing Date, effectuate a "mass layoff" as that term is defined in WARN or comparable conduct under any applicable state law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Company without complying fully with the requirements of WARN or such applicable state law.

          (b)   Harbor acknowledges that consummation of the transactions contemplated by this Agreement may constitute a change in control of the Company (to the extent such concept is applicable) for purposes of the Benefit Plans. From and after the Closing, Harbor and the Company will honor in accordance with their terms all cash bonus plans, employment agreements, consulting agreements, change-of-control agreements, and severance agreements or plans between the Company and any officer, director or employee of the Company in effect prior to the Closing Date and specifically disclosed on the face of Section 5.1 of the Disclosure Schedule.

          (c)   From and after the Closing Date and through the first anniversary of the Closing Date, Harbor and the Company shall provide the Company Employees with benefits (including, without limitation, retirement and welfare benefits) that are substantially comparable, in the aggregate, to the benefits provided under the Benefit Plans as in effect immediately prior to the Closing Date.

        5.2    Books and Records; Insurance.    Harbor shall, and shall cause the Company to, until the sixth anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company in existence on the Closing Date and to make the same available for inspection and copying by the Stockholders or any representative of the Stockholders at the expense of the Stockholders during the normal business hours of the Company, upon reasonable request and upon reasonable notice.

        5.3    Officers' and Directors' Indemnification.    The Company, the Stockholders and Harbor agree that all rights to exculpation and indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers and employees of the Company and the Company Subsidiary ("Indemnified Persons") provided for in the Company Charter and the Company Bylaws and the organizational documents of the Company Subsidiary, as applicable, as in effect as of the date of this Agreement with respect to matters occurring prior to and through the Closing, and specifically including the transactions contemplated hereby, shall continue in full force and effect for a period of six (6) years from the Closing; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim, provided that this Section 5.3 shall not limit Harbor's rights to modify such rights as long as they provide substantially equivalent or greater protection from Claims as is now set forth in the Company Charter and Company Bylaws and the organizational documents of the Company Subsidiary, as applicable; provided further, that this Section 5.3 shall not limit Harbor's right to merge the Company or the Company Subsidiary into another entity that contains substantially similar protection from Claims as is set forth in the Company Charter and Company Bylaws. Following the Closing, Harbor shall not, and shall not permit the Company or the Company Subsidiary to, amend or modify the Company Charter or the Company Bylaws or other organizational documents, as applicable, except as required by applicable law, if the effect of such amendment or modification would be to lessen or otherwise adversely affect the indemnification rights of such Indemnified Persons as provided therein in any material respect. Prior to the Closing, the Company, in its sole discretion, may elect to purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's and its Subsidiaries' directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Closing of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; provided that the cost of any such insurance coverage shall be fully accrued as a liability on the Post-Closing Audited Balance Sheet. This Section 5.3 is intended to benefit each of the Indemnified Parties, each of whom shall be entitled to enforce the provisions hereof. For the avoidance of doubt, (a) nothing in this Section 5.3 shall limit or restrict the rights of any Harbor Indemnified Party (as defined in Section 7.2(a)) to seek or obtain indemnification from any Stockholder pursuant to Section 7 hereof, and (b) no Stockholder shall be entitled to rely on the provisions of, or seek indemnification under, the Company Charter or Company Bylaws for any claim by a Harbor Indemnified Party against such Stockholder.

Section 6.    Closing Conditions and Deliveries.

        6.1    Conditions to Each Party's Obligations to Effect the Closing.    The respective obligations of the parties to effect the Closing shall be subject to the fulfillment or waiver on or before the Closing of the following conditions:

          (a)   Harbor's stockholders shall have approved the Equity Incentive Plan pursuant to which Harbor will have reserved for issuance no fewer than 840,000 shares of Harbor Common Stock;

          (b)   The Company and Harbor shall have made all filings with and notifications of governmental authorities and regulatory agencies required to be made in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company subsequent to the Closing. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Closing shall have expired or been terminated. Harbor shall have received copies of all material authorizations, waivers, consents and permits, including any and all material notices, consents and waivers required from applicable governmental authorities and regulatory agencies required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement;

          (c)   No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority which directly prohibits the consummation of the Closing;

          (d)   There shall be no order or injunction of a court of competent jurisdiction in effect expressly precluding consummation of the transactions contemplated hereby, provided that the parties shall use their commercially reasonable efforts to have any such order or injunction vacated or lifted;

          (e)   The Company indebtedness set forth in Section 6.1 of the Disclosure Schedule shall be paid in full and the Company shall be released from any obligations with respect to such indebtedness;

          (f)    Harbor shall have received the Harbor Stockholder Approval; and

          (g)   Holders of not more than nineteen and ninety-nine one hundredths percent (19.99%) of the shares of Harbor Common Stock issued in Harbor's initial public offering of securities and outstanding immediately before the Closing shall have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Harbor Charter.

        6.2    Conditions to Obligations of Harbor to Effect the Closing.

          (a)   Each of the representations and warranties of the Company and the Stockholders contained in Section 2 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects), in each case, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date); except for representations or warranties that were made as of a specific date, which representations and warranties shall have been true as of such date; and the Company and the Stockholders shall have delivered, or caused to be delivered on their behalf, to Harbor a certificate of the Company's President and Chief Financial Officer and of the Stockholders' Representative on behalf of the Stockholders to such effect dated as of the Closing Date and signed by such persons.

          (b)   All covenants contained in this Agreement to be complied with by the Company and the Stockholders on or before the Closing shall have been complied with in all material respects, and Harbor shall have received a certificate of the Company to such effect dated as of the Closing Date and signed by a duly authorized officer of the Company.

          (c)   The Company shall have obtained all material consents, waivers, approvals and authorizations set forth in Section 2.2 of the Disclosure Schedule, except for such consents, waivers, approvals and authorizations the failure of which to obtain would not be reasonably expected to have a Material Adverse Effect on the Company.

          (d)   There shall have been no Material Adverse Effect on the Company since the date of this Agreement.

          (e)   All agreements listed on Section 2.2(a) and Section 2.2(b) of the Disclosure Schedule shall have been terminated and have no further force or effect other than those agreements that are not marked on Section 2.2(a) and Section 2.2(b) of the Disclosure Schedules as being terminated concurrently with the Closing, with respect to which consent shall have been obtained pursuant to Section 6.2(c).

          (f)    Each Rollover Stockholder shall have executed and delivered a Letter Agreement in the form of Exhibit H attached hereto and an Award Agreement reasonably satisfactory to Harbor.

          (g)   Each of the Stockholders identified in Section 6.2(h) of the Disclosure Schedule shall have executed a Non-Compete and Non-Solicitation Agreement in the form attached hereto as Exhibit I.

          (h)   Each of the Stockholders shall have executed a Stockholder Release in the form attached hereto as Exhibit B (the "Stockholder Releases").

          (i)    Harbor shall have received an opinion of counsel from Goodwin Procter LLP in the form attached hereto as Exhibit J.

          (j)    The Employment Agreement, dated as of December 31, 2003, by and between the Company and John S. Jensen, shall have been extended for one (1) additional year, through December 31, 2008.

        6.3    Conditions to Obligations of the Company and the Stockholders to Effect the Closing.

          (a)   Each of the representations and warranties of Harbor contained in Section 3 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects), in each case, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date); except as would not, delay, hinder or prevent the consummation of the transactions contemplated by this Agreement by Harbor; and Harbor shall have delivered to the Company and the Stockholders a certificate of Harbor's Chief Executive Officer and Chief Financial Officer to such effect dated as of the Closing Date and signed by such officers.

          (b)   All covenants contained in this Agreement to be complied with by Harbor on or before the Closing shall have been complied with in all material respects, and the Company and the Stockholders shall have received a certificate from Harbor to such effect dated as of the Closing Date and signed by a duly authorized officer of Harbor.

          (c)   Immediately prior to the Closing, Harbor shall be in compliance with the reporting requirements under the Exchange Act and all of the shares of Harbor Common Stock issued or issuable pursuant to the terms of this Agreement shall be listed for trading on the AMEX.

          (d)   The Company and the Stockholders shall have received an opinion of counsel from Davis, Malm & D'Agostine, P.C. in the form attached hereto as Exhibit K.

        6.4    Deliveries by Harbor to the Company and the Stockholders.    At the Closing, Harbor shall have delivered, or shall have caused to be delivered, to the Company and the Stockholders, as the case may be, all in form and substance reasonably satisfactory to the Company and the Stockholders' Representative, the following:

          (a)   A wire transfer of immediately available funds by Harbor to the Stockholders in an aggregate amount equal to the portion of the Cash Purchase Price payable at the Closing (allocated among the Stockholders and the Warrant Holders as set forth on Schedule A-2 attached hereto);

          (b)   A wire transfer of immediately available funds by Harbor to the Escrow Agent on behalf of the Stockholders in respect of their escrow obligations pursuant to Section 1.10 equal to the Escrow Amount;

          (c)   A wire transfer or transfers of immediately available funds by Harbor or the Company for all of the Selling Expenses to the extent not paid prior to the Closing Date;

          (d)   Stock certificates evidencing the Harbor Common Stock issued to the Rollover Stockholders in exchange for the Rollover Shares;

          (e)   The Registration Rights Agreement executed by Harbor;

          (f)    The Escrow Agreement executed by Harbor and the Escrow Agent;

          (g)   Certificates issued by the Secretary of State of the State of Delaware certifying that (i) Harbor has legal existence and is in good standing, and (ii) the copy of the Harbor Charter attached thereto is true and correct;

          (h)   A certificate executed by the Secretary of Harbor certifying (i) the names of the officers of Harbor authorized to sign this Agreement and the other agreements, documents and instruments executed by Harbor pursuant hereto, together with the true signatures of such officers and (ii) copies of consent actions taken by the Harbor Board authorizing the appropriate officers of Harbor to execute and deliver this Agreement and all agreements, documents and instruments executed by Harbor pursuant hereto, and to consummate the transactions contemplated hereby and thereby, including, without limitation: (A) the approval of the Put Right; and (B) upon exercise of the Put Right, the issuance of Harbor Common Stock into which the Retained Shares are exchangeable;

          (i)    The opinion of counsel of Davis, Malm & D'Agostine, P.C.; and

          (j)    Such other supporting documents and certificates as are required pursuant to the terms of this Agreement.

        6.5    Deliveries by the Company and the Stockholders to Harbor.    At the Closing, the Company and the Stockholders, as the case may be, shall have delivered, or shall have caused to be delivered, to Harbor, all in form and substance reasonably satisfactory to Harbor, the following:

          (a)   The Registration Rights Agreement executed by those Stockholders who are either (i) Continuing Stockholders or (ii) any recipient of one percent (1%) or more of the Company's outstanding Common Stock pursuant to the Management Equity Transfers, should they occur, and any other recipient of shares of Common Stock of Elmet pursuant to the Management Equity Transfers who is an Affiliate of Harbor immediately following the Closing Date;

          (b)   The Escrow Agreement executed by the Company, the Stockholders' Representative and the Escrow Agent;

          (c)   Stock certificates evidencing the Company Shares (other than the Retained Shares) and certificates, if any, representing the Company Warrants, in each case duly endorsed or presented with stock powers or other documents complying with Section 1.1;

          (d)   Certificates issued by the Secretary of State of the State of Delaware certifying that (i) the Company has legal existence and is in good standing, and (ii) the copy of the Company Charter attached thereto is true and correct;

          (e)   A certificate executed by the Secretary of the Company certifying (i) the names of the officers of the Company authorized to sign this Agreement and the other agreements, documents and instruments executed by the Company pursuant hereto, together with the true signatures of such officers and (ii) copies of consent actions taken by the board of directors of the Company authorizing the appropriate officers of the Company to execute and deliver this Agreement and all agreements, documents and instruments executed by the Company pursuant hereto, and to consummate the transactions contemplated hereby and thereby;

          (f)    The Rollover Stockholder Letter Agreements and the Award Agreements;

          (g)   The Stockholder Releases;

          (h)   The opinion of counsel of Goodwin Procter LLP;

          (i)    Resignations of each of the directors of the Company, other than John S. Jensen;

          (j)    Originals of all minute books, stock transfer books and other corporate records of the Company; and

          (k)   Such other supporting documents and certificates as are required pursuant to the terms of this Agreement.

Section 7.    Survival of Representations and Warranties; Transaction-Related Indemnification.

        7.1    Survival of Representations, Warranties and Covenants; Stockholders' Agreement Concerning Releases from Escrow Fund.

          (a)   All representations, warranties, covenants, and agreements of the Company, the Stockholders and Harbor made in this Agreement, in the Disclosure Schedule and all agreements, documents and instruments executed and delivered in connection herewith (i) shall be deemed to have been relied upon by the party or parties to whom they are made, and shall survive the Closing and (ii) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties (subject to Section 9.10 below) and their respective successors and assigns, whether so expressed or not.

          (b)   The representations and warranties contained in Section 2 and Section 3 hereof (except for the representations and warranties under Section 2.15 and 2.18) shall expire and terminate and be of no further force and effect after the First Escrow Release Date, except that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that (i) the representations and warranties of the Stockholders and the Company contained in Section 2.1 (Organization and Corporate Power of the Company), Section 2.2 (Authorization and Non-Contravention), and Section 2.3 (Capitalization) shall survive indefinitely and (ii) any claim by Harbor with respect to a breach of the representations and warranties of the Stockholders or the Company may, with respect to a breach of the representations or warranties contained in Section 2.1, Section 2.2, Section 2.3 or with respect to fraud, intentional misrepresentation or a deliberate or willful breach by the Company or the Stockholders, be given at any time.

          (c)   The representations and warranties contained in Sections 2.15 and 2.18 shall expire and terminate and be of no further force and effect after the Second Escrow Release Date, except that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim.

        7.2    Transaction-Related Indemnification.

          (a)   The Stockholders agree to severally, in accordance with their pro rata participation as set forth on Schedule A-2 hereto, on their own behalf and on behalf of their successors, executors, administrators, estate, heirs and assigns (collectively, for the purposes of this Section 7.2, the "Seller Indemnifying Parties", and each individually, a "Seller Indemnifying Party") defend, indemnify and hold Harbor and its officers, directors, stockholders and agents (collectively, the "Harbor Indemnified Parties" and, individually, an "Harbor Indemnified Party") harmless from and against any and all damages, liabilities, losses, claims, diminution in value, obligations, liens, assessments, judgments, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single law firm representing the Harbor Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages; provided that consequential damages shall not include any punitive, speculative or remote damages)) ("Losses") which may be sustained or suffered by any such Harbor Indemnified Party based upon, arising out of, or by reason of any breach of (i) any representation or warranty made by the Company or the Stockholders in this Agreement or in any certificate delivered by the

  Company or the Stockholders pursuant to the terms of this Agreement and (ii) any covenant or agreement made by the Company or the Stockholders contained in this Agreement, but only to the extent in each case that amounts are available in the Escrow Fund (as defined in Section 7.6(b)) to pay for such Losses. Notwithstanding the several nature of the obligations of the Stockholders set forth in the preceding sentence, a Harbor Indemnified Party may make a claim against the Escrow Fund up to the full amount then available in the Escrow Fund for any Losses referred to in the foregoing sentence irrespective of whether such Losses are based upon, arise out of or by reason of any breach of a representation, warranty, covenant or agreement of the Company or any Stockholder and a Harbor Indemnified Party shall not be limited in any such claim against the Escrow Fund to any such Stockholder's pro rata participation in the Escrow Fund. For purposes of the indemnity provided by the Stockholders in this Section 7, the disclosures set forth in Section 2.18 of the Disclosure Schedule shall be disregarded.

          (b)   Harbor, on its own behalf and on behalf of its successors and assigns (collectively, for the purposes of this Section 7.2, the "Harbor Indemnifying Parties", and each individually, a "Harbor Indemnifying Party," and together with the Seller Indemnifying Parties, the "Indemnifying Parties") agree to defend, indemnify and hold the Stockholders and their respective officers and directors (collectively, the "Seller Indemnified Parties" and, individually, a "Seller Indemnified Party," and together with Harbor Indemnified Parties, the "Indemnified Parties") harmless from and against any and all Losses which may be sustained or suffered by any such Seller Indemnified Party based upon, arising out of, or by reason of any breach of (i) any representation or warranty made by Harbor in Section 3 of this Agreement or in any certificate delivered by Harbor pursuant to the terms of this Agreement and (ii) any covenant or agreement made by Harbor (and the Company following the Closing) in this Agreement.

        7.3    Limitations on Transaction-Related Indemnification.    Notwithstanding anything in Section 7.2 to the contrary:

          (a)   The Seller Indemnifying Parties shall not be obligated to provide indemnification for Losses in respect of claims made by any Indemnified Party for indemnification under Section 7.2 above until the aggregate amount of all Losses in respect of claims made by the Indemnified Parties for indemnification shall exceed $500,000 (the "Deductible") in the aggregate, and then only to the extent that such aggregate amount exceeds the Deductible.

          (b)   Except as described in Section 7.3(c), the maximum amount payable by the Seller Indemnifying Parties to all Harbor Indemnified Parties for Losses in respect of claims made by the Harbor Indemnified Parties for indemnification under Section 7.2 shall not exceed the Escrow Amount (the "Escrow Cap"). The maximum amount payable by the Harbor Indemnifying Parties to all Seller Indemnified Parties for Losses in respect of claims made by Seller Indemnified Parties for indemnification under Section 7.2 shall not exceed $1,000,000 in the aggregate.

          (c)   The Harbor Indemnified Parties shall not be subject to the Deductible or Escrow Cap, and shall be entitled to dollar-for-dollar recovery from the Seller Indemnifying Parties in respect of claims for indemnification from the Stockholders for Losses in connection with (i) fraud, intentional misrepresentation or a deliberate or willful breach by the Stockholders or the Company of any of their representations and warranties under this Agreement or (ii) the breach by the Company or the Stockholders of any of the representations or warranties contained in Section 2.1 (Organization and Corporate Power), Section 2.2 (Authorization and Non-Contravention), and Section 2.3 (Capitalization) (collectively, the "Carve-out Claims"); provided, however, that with respect to a breach by any Stockholder of the representations and warranties in Section 2.2(b) and Section 2.3(b), the Harbor Indemnified Parties shall be entitled to seek indemnification (A) from the Escrow Fund as contemplated by Section 7.2(a) (including the second sentence thereof), and (B) in the event that the Escrow Fund is insufficient to satisfy any such claim for Losses or that such Harbor Indemnified Party elects not to pursue a claim against the Escrow Fund, from such Stockholder, but shall not be permitted to pursue any such claim against any other Stockholder. The Harbor Indemnified Parties shall not be subject to the Deductible, but shall be subject to the Escrow Cap, in respect of claims for indemnification from the Stockholders for Losses in connection with the breach by the Company or the Stockholders of any of the representations or warranties contained in Section 2.18 (Environmental Matters).

          (d)   In no event shall any Stockholder be obligated to indemnify a Harbor Indemnified Party for any Losses pursuant to this Section 7 in excess of the aggregate consideration received by such Stockholder in respect of such Stockholder's Company Shares and, if applicable, Company Warrants under the terms of this Agreement. Except for claims made against the Escrow Fund (which may be made by a Harbor Indemnified Party without regard to a Stockholder's pro rata portion of such Loss), in no event shall any Stockholder be obligated to indemnify a Harbor Indemnified Party for any Losses pursuant to this Section 7, (i) in excess of such Stockholder's pro rata portion of such Loss, which pro rata portion shall be determined in accordance with such Stockholder's pro rata participation set forth on Schedule A-2, or (ii) attributable to a breach of Section 2.2(b), 2.3(b) or 2.23 of this Agreement by any other Stockholder.

          (e)   Payments by the Stockholders or Harbor pursuant to this Section 7 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the respective Indemnified Parties from any third party with respect thereto; provided, however, that no Indemnified Party shall be obligated to pursue a claim under any insurance policy or right of contribution or indemnity; provided further, however, that in the event that any such claim is pursued, prior to receiving any indemnification payment hereunder, the recipient shall assign the rights to any proceeds from such insurance claim, to the Indemnifying Party as and to the extent of any payment made hereunder by the Indemnifying Party.

          (f)    No Harbor Indemnified Party shall be entitled to indemnification hereunder for any Loss arising from a breach of any representation, warranty or covenant set forth herein (and the amount of any Loss incurred in respect of such breach shall not be included in the calculation of any limitations on indemnification set forth herein) to the extent that such liability is disclosed as a liability on the Estimated Closing Date Base Balance and included in the calculation of the Closing Working Capital.

          (g)   For purposes of determining whether there has been any breach of any representation or warranty, or the amount of any Loss related to a breach of any representation or warranty, the representations and warranties set forth in this Agreement shall be considered without regard to any "material," "Material Adverse Effect" or similar qualifications.

          (h)   The right to indemnification for Losses or other remedy based on a breach of representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time whether before or after the execution and delivery of this Agreement or the Closing with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation.

        7.4    Notice; Payment of Losses; Defense of Claims.

          (a)   An Indemnified Party shall give written notice of a claim for indemnification under Section 7.2 to an Indemnifying Party promptly after receipt of any written claim by any third party and in any event not later than ten (10) business days after receipt of any such written claim, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim;

  provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material prejudice or material harm with respect to such claim as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice. In the event that a claim for indemnification from a Seller Indemnifying Party under Section 7.2 is brought against more than one Seller Indemnifying Party, the actions to be taken by, and the notices to be sent to, the Indemnifying Party under this Section 7.4 may be taken by, and shall be sent to, the Stockholders' Representative on behalf of the Seller Indemnifying Parties or the Seller Indemnified Parties.

          (b)   Within ten (10) business days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party does not respond in writing within such ten (10) business-day period, the Indemnifying Party shall be deemed to have conceded liability for the claim and shall have no right to further contest the validity of such claim. If the Indemnifying Party concedes liability in whole or in part, it shall, within twenty (20) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to it under this Agreement or applicable law.

          (c)   In the case of any third party claim, if within five (5) business days after receiving the notice described in the preceding paragraph (a), the Indemnifying Party (i) gives written notice to the Indemnified Party stating that the Indemnifying Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party's own cost and expense and (ii) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of such Indemnified Party which consent shall not be unreasonably withheld) and such Indemnifying Party shall not be required to make any payment to the Indemnified Party with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party's obligation to indemnify such Indemnified Party therefor will be fully satisfied only by payment of money by the Indemnifying Party pursuant to a settlement which includes a complete general release of such Indemnified Party. The Indemnifying Party shall keep such Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action. Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party provided that such Indemnifying Party shall be obligated to pay for only one counsel for the Indemnified Party in any jurisdiction. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then such Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

        7.5    Treatment of Indemnity Payments.    All payments made by the Stockholders or Harbor, as the case may be, to or for the benefit of the other parties pursuant to this Section 7 shall be treated as adjustments to the Aggregate Value for tax purposes, and such agreed treatment shall govern for purposes of this Agreement.

        7.6    Exclusive Remedy; Setoff; Order of Application.

          (a)   The sole and exclusive remedy of the Indemnified Parties with respect to any and all claims arising out of, in connection with or relating to the subject matter of this Agreement will be pursuant to the indemnification provisions set forth in this Section 7. Nothing in this Section 7.6(a) will prohibit claims for equitable relief made by a Harbor Indemnified Party.

          (b)   Notwithstanding anything to the contrary herein (but subject to Section 7.6(a) and except as provided below in this Section 7.6(b)), the sole recourse of each Harbor Indemnified Party entitled to recover any indemnification payment for Losses hereunder, subject to Section 7.3, will be by collecting such amounts from the Escrow Amount deposited and held in escrow in accordance with Section 1.10 (the "Escrow Fund") in accordance with the terms of the Escrow Agreement. If, at any time prior to the Second Escrow Release Date, the Escrow Fund does not have sufficient funds to satisfy all or a portion of any indemnification payment for Losses hereunder solely as a result of a reduction of the Escrow Fund pursuant to Section 1.6(b) (the "Escrow Reduction Amount"), then each Stockholder shall promptly contribute to the Escrow Fund an amount equal to his, her or its pro rata share (as set forth opposite such Stockholder's name on Schedule A-2 hereto) of the Escrow Reduction Amount.

        7.7    Limitation on Contribution and Certain Other Rights; Contribution Among Stockholders for Certain Breaches

          (a)   The Stockholders hereby agree that if, following the Closing, any claim is made by any Stockholder, or otherwise becomes due from any Stockholder, pursuant to Section 7.2 in respect of any Losses (a "Loss Payment"), such Stockholders shall have no rights against the Company, or any director, officer or employee thereof (in their capacity as such), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against the Company or any such person with respect thereto.

          (b)   The Stockholders acknowledge and agree among themselves that a Harbor Indemnified Party may have the right to make claims for Losses pursuant to Section 7.2(a) against the Escrow Fund, including claims that may arise as a result of a breach of a representation, warranty, covenant or agreement made by an individual Stockholder. The Stockholders agree among themselves that in the event a Harbor Indemnified Party receives amounts from the Escrow Fund as indemnification for Losses arising from an individual Stockholder's breach (the "Indemnified Amount"), that such Indemnified Amount shall be deducted from any amounts to be released to such breaching Stockholder pursuant to Section 1.10 of this Agreement and the Escrow Agreement. In the event the Indemnified Amount exceeds the amount to be so released to such breaching Stockholder and, as a result, the amounts to be released to the nonbreaching Stockholders are less than the amounts that would otherwise have been released based upon the pro rata participation of such nonbreaching Stockholders in the Escrow Fund, that the breaching Stockholder shall promptly pay to the Stockholders' Representative the full amount by which the Indemnified Amount reduced the amounts that would have been released to the nonbreaching Stockholders and the Stockholders' Representative shall distribute such amounts to the nonbreaching Stockholders. For example, in the event a breaching Stockholder's pro rata participation in an amount to be released from the Escrow Fund was $50,000, an Indemnified Amount attributable to such breaching Stockholder's breach was $100,000 and, as a result, the $50,000 that the Indemnified Amount exceeded the breaching Stockholder's pro rata participation resulted in a reduction of the amounts to be released to the nonbreaching Stockholders of $50,000, the breaching Stockholder would be obligated to pay such $50,000 to the Stockholders' Representative for payment to the nonbreaching Stockholders.

Section 8.    Termination.

        8.1    Termination.    This Agreement may be terminated:

          (a)   at any time, by the mutual written consent of the Company, the Stockholders' Representative and Harbor;

          (b)   by the Company and the Stockholders' Representative, if the Company and the Stockholders are not then in material breach of any term of this Agreement, upon written notice to Harbor, upon a material breach of any representation, warranty or covenant of Harbor contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Company and the Stockholders' Representative to Harbor;

          (c)   by Harbor, if Harbor is not then in material breach of any term of this Agreement, upon written notice to the Company and the Stockholders' Representative, upon a material breach of any representation, warranty or covenant of the Company or the Stockholders contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by Harbor to the Company and the Stockholders' Representative;

          (d)   by the Company, the Stockholders' Representative or Harbor at any time after August 31, 2007 if the Closing has not occurred as of such date and the party seeking termination is not then in breach of any of the terms of this Agreement; provided, however, that in the event that the Proxy Statement has been mailed to the record owners of Harbor Common Stock prior to August 31, 2007, then such parties shall not have the right to terminate until after fifteen (15) business days following the date of the Harbor Stockholder Meeting set forth in the Proxy Statement;

          (e)   by the Company and the Stockholders' Representative if (i) the Harbor Board fails to include a recommendation that Harbor stockholders approve the transactions contemplated by this

  Agreement in the Proxy Statement, (ii) the Harbor Board withdraws or modifies, in any manner adverse to the Company and the Stockholders, the Harbor Board's recommendation that Harbor stockholders approve the transactions contemplated by this Agreement, or (iii) Harbor fails to obtain Harbor Stockholder Approval at the Harbor Stockholder Meeting; and

          (f)    by Harbor if there is a Material Adverse Effect on the Company at any time between the date of this Agreement and the Closing.

        8.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further liability or obligations hereunder on the part of any party hereto or their respective Affiliates except for the obligations of the parties pursuant to this Section 8.2 and Sections 4.2(b) (Access to Information), 4.3 (Confidentiality), 4.7(b) (No Solicitation), 8.3 (Termination Fee) and 9.11 (Expenses); provided, however, that nothing herein shall relieve either party from liability for any willful breach of this Agreement existing at the time of such termination.

        8.3    Termination Fee.    If, subsequent to the termination of this Agreement as provided in Section 8.1(e), Harbor completes a business combination that results in the release of the proceeds held in the Trust Fund, Harbor shall pay to the Company, concurrently with the consummation of such business combination, a termination fee in the amount $3,000,000.

        8.4    Waiver.    At any time prior to the Closing, the Company and the Stockholders' Representative, as one party, and Harbor, as the other party, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

Section 9    General.

        9.1    Waivers and Consents; Amendments.

          (a)   For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

          (b)   This Agreement may not be amended, waived or modified except by a writing duly and validly executed by the Company, the Stockholders' Representative and Harbor. Notwithstanding the foregoing, Schedule A-2 of this Agreement may be amended by the Company from time to time prior to the Closing to reflect the Management Equity Transfers with the prior written consent of Harbor, which consent shall not be unreasonably withheld or delayed.

        9.2    Governing Law.    This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

        9.3    Section Headings; Construction.    The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

        9.4    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

        9.5    Notices and Demands.    Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

    if to the Company:

    Elmet Technologies, Inc.
    1560 Lisbon Street
    Lewiston, ME 04240
    Attn: John S. Jensen

    with a copy (which shall not constitute notice) to:

    Goodwin Procter LLP
    53 State Street
    Boston, MA 02109
    Attn: Stuart M. Cable

    if to the Stockholders' Representative:

    Argosy Investment Partners II, L.P.
    950 W. Valley Road, Suite 2900
    Wayne, PA 19087
    Attn: Knute C. Albrecht

    with a copy (which shall not constitute notice) to:

    Goodwin Procter LLP
    53 State Street
    Boston, MA 02109
    Attn: Stuart M. Cable

    if to Harbor:

    Harbor Acquisition Corporation
    One Boston Place
    Suite 3630
    Boston, MA 02108
    Attn: Robert J. Hanks

    with a copy (which shall not constitute notice) to:

    Davis, Malm & D'Agostine P.C.
    One Boston Place
    Boston, MA 02108
    Attn: Andrew D. Myers

or such other address that may be designated in writing from time to time by the Company, the Stockholders' Representative or Harbor to the other parties hereto.

        9.6    Dispute Resolution.

          (a)   All disputes, claims, or controversies arising out of or relating to an indemnification claim made under this Agreement, the Escrow Agreement and the Registration Rights Agreement, or any other agreement executed and delivered pursuant to this Agreement or the negotiation, breach, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, including, without limitation, the Put Right, in each case that is not resolved by mutual agreement shall be resolved by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. in Boston, Massachusetts before a panel of three (3) neutral arbitrators (the "Arbitrators"). The parties understand and agree that this arbitration shall apply equally to claims of fraud or fraud in the inducement.

          (b)   The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto (the "Filing Date"). In connection with the arbitration proceeding, the Arbitrators shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrators may in their discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrators shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witnesses or experts. The Arbitrators' decision and award shall be made and delivered within thirty (30) days of the closing of the arbitration hearing. The Arbitrators' decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrators shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

          (c)   The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided in Section 7.2 of this Agreement, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrators. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. Notwithstanding anything to the contrary contained in this

  Agreement, this Section 9.6 shall not apply to any request by any party to this Agreement for temporary, preliminary or permanent injunctive relief or other forms of equitable relief.

        9.7    Consent to Jurisdiction.    Except as provided in Sections 1.5(e), 1.6(b), 9.6(c) and 9.8, each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to (i) this Agreement, the Escrow Agreement, the Registration Rights Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, breach, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or (ii) the Put Right, and further consents to the sole and exclusive jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 9.6 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrators based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

        9.8    Remedies; Severability.    Notwithstanding Sections 9.6 and 9.7 above, it is specifically understood and agreed that any breach of the provisions of this Agreement, the Escrow Agreement, the Registration Rights Agreement or any other agreement executed and delivered pursuant to this Agreement, or any other Transaction Document, by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        9.9    Integration.    This Agreement, including the exhibits, documents and instruments referred to herein or therein constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, (a) the provisions of the letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the letter of intent shall be completely superseded by the representations, warranties, covenants and agreements contained herein, and (b) the Waiver Letter by and between the Company and Harbor, dated May 31, 2006.

        9.10    Assignability; Binding Agreement.    Harbor may assign any or all of its rights hereunder to any transferee of its shares. This Agreement may not otherwise be assigned by any party hereto without the prior written consent of each other party hereto. This Agreement (including, without limitation, the provisions of Section 7) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing, and except as expressly provided in Sections 5.3, 7.2 and 7.3 hereof, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

        9.11    Expenses.

          (a)   All costs and expenses incurred in connection with the consummation of the transactions contemplated hereby by Harbor shall be borne by Harbor, and all costs and expenses incurred in connection with the consummation of the transactions contemplated hereby by the Company and the Stockholders shall be borne by the Company; provided, however, that in the event that the transactions contemplated hereby are consummated, the total amount of such Company and Stockholder costs and expenses shall be borne by the Stockholders in accordance with their pro rata share (as set forth opposite each Stockholder's name on Schedule A-2 hereto).

          (b)   Notwithstanding Section 9.11(a), in the event that the transactions contemplated hereby are consummated, the accountable fees and expenses of the Company's attorneys and independent accountants incurred by the Company after August 23, 2006 that are related to (i) the preparation and review of the Proxy Statement, including any amendments thereto, (ii) the preparation of a nine-month audit of the Company, if required by the SEC, and any adjustments required by the SEC to the Company's 2004 or 2005 financial statements, (iii) the preparation and review of any other SEC filings or correspondence in connection with the transactions contemplated by this Agreement, (iv) the review and testing of the Company's internal controls and procedures, and the implementation of any changes thereto in connection with the transactions contemplated by this Agreement (each as specifically authorized in advance in writing by Harbor and as evidenced by written documentation relating to such review, testing and implementation as shall be provided to Harbor), and (v) the review and preparation of any other documents or materials required solely as a direct result of the acquisition of the Company by a public company shall, in each case, be borne by the Company up to a maximum aggregate amount of $350,000, which amount shall be excluded from the calculation of the Closing Working Capital. The fees and expenses of the Company's attorneys and independent accountants incurred by the Company before or after the date of this Agreement that are related to the Management Equity Transfers and the Company Bonus Plan shall be specifically excluded from foregoing, without limitation.

        9.12    Certain Definitions.    For purposes of this Agreement, the term:

          (a)   "Affiliate" of a Person shall mean (i) with respect to a Person, any member of such Person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity.

          (b)   "Company Debt" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for borrowed money of the Company, (ii) indebtedness for the deferred purchase price of property or services, (iii) any indebtedness of the Company evidenced by any note, bond, debenture or other debt security; (iv) obligations of the Company as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases; (v) all accrued and unpaid interest on or any premiums, fees, penalties, expenses or other amounts due with respect to any such Company Debt; (vi) all unpaid dividends that were declared prior to the date of this Agreement; and (vii) any obligations of any other Person or a type referred to in clauses (i) through (vi) to the extent directly or indirectly guaranteed by the Company.

          (c)   "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (d)   "GAAP" means United States generally accepted accounting principles.

          (e)   "Governmental Authority" means any federal, state, local, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          (f)    "Material Adverse Effect" means a material adverse effect on the financial condition or business of the Company or Harbor, as applicable, except for any such effects resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof, (ii) changes in general economic or political conditions or the securities markets in general, (iii) changes, after the date of this Agreement, in conditions generally applicable to businesses in the same industries as the Company or Harbor, as applicable, including changes in laws generally applicable to such businesses or industry; provided that such changes do not disproportionately affect the Company or Harbor, as applicable; or (iv) changes in GAAP or its application.

          (g)   "Net Company Debt" means Company Debt less, to the extent a positive number, cash on the Company's balance sheet.

          (h)   "Person" means an individual, corporation, partnership, association, trust, any unincorporated organization or any other entity.

          (i)    "Selling Expenses" means all of the costs and expenses incurred by the Company and the Stockholders in connection with the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of financial advisors, attorneys, accountants and consultants, payable in accordance with Section 9.11 hereof and, solely with respect to the expenses described in Section 9.11(b)(v) of this Agreement, a reasonable accounting of such expenses shall have been provided to Harbor no later than two (2) days prior to the Closing Date.

          (j)    "Subsidiary" of a Person means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

          (k)   "Transaction Documents" mean this Agreement (including the Exhibits and the Disclosure Schedule), the Escrow Agreement, the Registration Rights Agreement and the Rollover Stockholder Letter Agreements.

        9.13    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section
2007/2008 EBITDA	1.5(d)
2007 Contingent Payment Shortfall	1.5(d)
2007 EBITDA	1.5(d)
Accountant	1.6(b)
Affiliate	9.12
Aggregate Value	1.2(b)
Agreement	Preamble
AMEX	1.5(c)
Arbitrators	9.6(a)
Award Agreement	Preamble
Base Balance Sheet	2.5(a)
Base Working Capital	1.6(a)
Benefit Plans	2.15(a)
Business Combination	4.7(a)
Carve-Out Claims	7.3(c)
Cash Purchase Price	1.2(b)
Claim	5.3
Closing	1.7
Closing Consideration	1.2(b)

Closing Date	1.7
Closing Working Capital	1.6(b)
Code	1.12
Company	Preamble
Company Bonus Plan	Recitals
Company Bylaws	2.1
Company Charter	2.1
Company Common Stock	1.2(a)
Company Debt	9.12
Company EBITDA	1.5(d)
Company Employees	5.1(a)
Company Shares	Recitals
Company Subsidiary	2.4
Company Warrants	1.2(a)
Confidentiality Agreement	4.3
Contingent Payment	1.5
Contingent Payment Amount	1.5(d)
Contingent Payment Note	1.5(c)
Contingent Payment Report	1.5(e)
Contingent Payment Shares	4.16(a)
Continuing Stockholders	1.3(b)
Continuing Stockholder Value	1.2(b)
Contributing Stockholder	4.1
Control	9.12
Customers	2.19
Deductible	7.3(a)
Disclosure Schedule	2
Discretionary Bonuses	1.4
Distributors	2.19
EBITDA	1.5(d)
Employer Payroll Taxes	2.9(d)
Encumbrances	1.1
Environment	2.18(f)
Environmental Laws	2.18(f)
Equity Incentive Plan	Recitals
ERISA	2.15(a)
Escrow Agent	1.10
Escrow Agreement	1.10
Escrow Amount	1.10
Escrow Cap	7.3(b)
Escrow Fund	7.6(b)
Escrow Reduction Amount	7.6(b)
Estimated Closing Date Balance Sheet	1.6(a)
Estimated Closing Working Capital	1.6(a)
Exchange Act	1.5(d)
Filing Date	9.6(b)
Financial Statements	2.5(a)
First Escrow Release Date	1.10
First Measurement Period	1.5(d)
GAAP	9.12

Governmental Authority	9.12
Harbor	Preamble
Harbor Board	3.11(a)
Harbor Bylaws	3.2
Harbor Charter	3.2
Harbor Common Stock	Recitals
Harbor EBITDA	1.5(d)
Harbor Financial Advisor	3.11(c)
Harbor Indemnified Party/Parties	7.2(a)
Harbor Indemnifying Party/Parties	7.2(b)
Harbor Stockholder Approval	4.10(d)
Harbor Stockholder Meeting	4.10(d)
Harbor SEC Reports	3.4(a)
Hazardous Material	2.18(f)
HSR Act	4.4(a)
Indemnified Parties	7.2(b)
Indemnified Persons	5.3
Indemnifying Parties	7.2(b)
Intellectual Property Rights	2.11(d)
Investment Company Act	3.12(a)
IRS	2.9(a)
Leases	2.8(a)
Loss Payment	7.7
Losses	7.2(a)
Management Equity Transfers	4.1
Material Adverse Effect	9.12
Measurement Period	1.5(d)
NASD	3.10
Net Company Debt	9.12
Net Equity Value	1.2(b)
Net Working Capital Adjustment Amount	1.6(c)
Neutral Auditor	1.5(e)
Permits	2.14
Person	9.12
Post-Closing Audited Balance Sheet	1.6(b)
Proxy Statement	4.10(a)
Public Company Expenses	1.5(d)
Put Right	1.3(b)
Put Right Exchange Ratio	1.3(b)
Put Notice	1.3(b)
Real Property	2.8(a)
Registration Rights Agreement	Recitals
Retained Shares	1.3(b)
Rollover Shares	1.3(a)
Rollover Stockholders	1.3(a)
Rollover Stockholder Letter Agreements	1.3(a)
Rollover Stockholder Value	1.2(b)
SEC	3.4(a)
Second Escrow Release Date	1.10
Second Measurement Period	1.5(d)

Securities Act	1.11
Seller Indemnified Party/Parties	7.2(b)
Seller Indemnifying Party/Parties	7.2(a)
Selling Expenses	9.12
Stock Sale	1.2(a)
Stockholder Releases	6.2(h)
Stockholders	Preamble
Stockholders' Representative	1.9(a)
Stockholders' Representative Accountant	1.5(e)
Subsidiary	9.12
Tax Returns	2.9(b)
Taxes	2.9(b)
Trade Secrets	2.11(d)
Trustee	3.12(a)
Trust Fund	3.12(a)
WARN	2.13
Working Capital	1.6(e)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement or have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first set forth above.

THE COMPANY:
ELMET TECHNOLOGIES, INC.
By:	/s/ JOHN S. JENSEN Name: John S. Jensen Title: President
THE STOCKHOLDERS:
/s/ JOHN S. JENSEN John S. Jensen
ARGOSY INVESTMENT PARTNERS II, L.P.
By:	Argosy Associates II, L.P., its general partner
By:	Argosy Associates II, Inc., its general partner
By:	/s/ KNUTE C. ALBRECHT Name: Knute C. Albrecht Title: President
SEACOAST CAPITAL PARTNERS II, L.P.
By:	Seacoast Advisors II, LLC, its general partner
By:	/s/ THOMAS W. GORMAN Name: Thomas W. Gorman Title: Member
NEW ENGLAND PARTNERS CAPITAL, L.P.
By:	NEP Capital, LLC, its general partner
By:	/s/ ROBERT J. HANKS Name: Robert J. Hanks Title: General Partner

HARBOR PARTNERS II, L.P.
By:	/s/ ROBERT J. HANKS Name: Robert J. Hanks Title: General Partner
LATONA ASSOCIATES FUND I, L.L.C.
By:	/s/ TIMOTHY J. DURKIN Name: Timothy J. Durkin Title: VP, Latona Associates Inc., for Latona Fund Manager LLC, Manager
APPLEDORE INVESTMENT ADVISORS, LLC
By:	/s/ TERENCE J. CONKLIN Name: Terence J. Conklin Title: President
/s/ EDWARD PASLAWSKI Edward Paslawski
/s/ RONALD POPOLIZIO Ronald Popolizio
/s/ ROBERT FRASER Robert Fraser
HARBOR:
HARBOR ACQUISITION CORPORATION
/s/ JOHN CARSON Name: John Carson Title: Chairman of the Board

Exhibit A

Form of Counterpart Signature Page

        The undersigned, desiring to become a "Stockholder" pursuant to that certain Stock Purchase Agreement, dated as of October 17, 2006, as amended and in effect from time to time, by and among Elmet Technologies, Inc., a Delaware corporation, the Stockholders named therein, and Harbor Acquisition Corporation, a Delaware corporation (the "Purchase Agreement"), hereby becomes a party to the Purchase Agreement, and agrees to be bound by the terms and conditions thereof as if it were an original signatory thereto. The undersigned hereby agrees to all of the provisions of the Purchase Agreement, and agrees that this counterpart signature page may be attached to any counterpart copy of the Purchase Agreement as evidence of the undersigned's agreement to the terms thereof.

By:

Name: Title
Address for Notices:

Facsimile:

Date:

Exhibit B

FORM OF STOCKHOLDER RELEASE AGREEMENT

        This Stockholder Release Agreement (this "Release") is entered into as of                            ,             , by and between Elmet Technologies, Inc., a Delaware corporation (the "Company"), and the Stockholder (as defined in the Stock Purchase Agreement, dated as of September    , 2006, by and among the Company, Harbor Acquisition Corporation, a Delaware corporation ("Harbor"), and the stockholders named therein (the "Purchase Agreement")) whose signature appears below. Any capitalized term used herein but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

        WHEREAS, Section 6.2(i) of the Purchase Agreement requires each Stockholder to execute and deliver this Release as a condition to the Closing of the transactions contemplated by the Purchase Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        (a)   Effective upon payment to the direction of the Stockholders Representative of the Cash Purchase Price [and the aggregate amount due as of the Closing Date under that certain Amended and Restated 10% Senior Subordinated Debenture, dated as of September 1, 2005, by and between the Stockholder and the Company]1, [and the $1.5 million dividend payable to the Stockholder,] each as reflected on Section 6.1 of the Disclosure Schedules to the Purchase Agreement, which may be amended to reflect amounts due through the Closing Date]2, the Stockholder for himself, herself or itself, as applicable and their personal representatives, successors and assigns (each a "Releasor"), hereby forever releases, remises, acquits and forever discharges the Company and its successors, assigns, subsidiaries and affiliated companies and entities, and its respective past and present directors, officers, stockholders, agents and employees (each, jointly and individually) (collectively, the "Releasees"), of and from any and all claims, demands, obligations (including obligations as an obligor and a guarantor), judgments, actions, causes of action, damages, losses, expenses, costs, attorneys' fees and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which the Releasor ever had, now has or may hereafter have against the Releasees arising contemporaneously with or prior to the date hereof or on account of, or arising out of, any matter, cause or event occurring on or prior to the date hereof, including, without limitation, as an employee, director, officer, agent, shareholder or creditor of the Releasees, including but not limited to any claims, demands, judgments, actions, causes of action, damages and liabilities arising out of, by reason of, or in connection with, or relating to the subject matter of the ownership or holding of the shares of capital stock or warrants to purchase shares of capital stock of the Releasees or the organization, ownership, operation and business of the Releasees (collectively, the "Released Claims"), provided, however, that nothing in this Release shall be construed to release, acquit or discharge any claim or right that Releasor had, has or may have (i) with respect to any indemnification or similar rights pursuant to applicable laws, the Company Charter or the Company By-Laws relating to claims brought by any unrelated third parties for actions taken by such Releasor in his or her capacity as an officer or director of the Company, (ii) for any compensation as an employee of every kind and nature whatsoever, including wages, vacation and other employee benefits or other employee related claims that are not capable of being released pursuant to this Release, or (iii) with respect to any rights under the Purchase Agreement and the other Transaction Documents.

(1)
Noteholders only.

(2)
One Stockholder who is owed dividend.

        (b)   The Releasor hereby represents and warrants that any claim that would have been released hereunder if owned by the Releasor on the date hereof has not been transferred, assigned or given away prior to the date hereof to any Person that is not bound hereby.

        (c)   Releasor acknowledges and agrees that (i) this Release is and shall be a complete and absolute defense to any claim released hereunder and (ii) the acceptance of this Release and the payment of consideration pursuant to the terms of the Purchase Agreement are not an admission or acknowledgment by Releasees of any liability whatsoever to the Releasor.

        (d)   The Releasor acknowledges that he, she or it has read this Release, that there is no agreement or reservation not clearly expressed herein, that the consideration payable to Releasor pursuant to, or in accordance with the terms of, the Purchase Agreement (including any other amounts referred to in the first sentence of clause (a) above) is the sole consideration payable to Releasor in exchange for this Release, that this Release shall not be subject to any claims of mistake of fact and that this Release expresses a full and complete settlement of any claim or liability hereby released, regardless of the adequacy of the amount paid, is intended to avoid litigation and to be final and complete.

        (e)   Any provision of this Release that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (f)    This Release may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

        (g)   This Release may be amended, and compliance with any provision of this Release may be omitted or waived, only by the written consent of each of the parties hereto.

        (h)   This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stockholder Release Agreement as of the date first set forth above.

STOCKHOLDER:
Name: Title:
ACKNOWLEDGED AND ACCEPTED:
ELMET TECHNOLOGIES, INC.
By:
Name: Title:

Exhibit C

Form of Harbor Equity Incentive Plan

SEE ANNEX E TO THIS PROXY STATEMENT

Exhibit D

Form of Registration Rights Agreement

SEE ANNEX B TO THIS PROXY STATEMENT

Exhibit E

FORM OF ESCROW AGREEMENT

        This Escrow Agreement, dated as of [date], is by and among Harbor Acquisition Corporation ("Harbor"), a Delaware corporation, having its principal place of business at One Boston Place, Suite 3630, Boston, MA 02108, Knute C. Albrecht (the "Stockholders' Representative"), an individual having his principal place of business at 950 W. Valley Road, Suite 2900, Wayne, PA 19087, by and on behalf of each Stockholder who is a party to the Purchase Agreement (defined below) (Harbor and the Stockholders' Representative collectively, the "Escrow Parties"), and Mellon Trust of New England, N.A., a national banking association with its principal place of business at Mellon Financial Center, Boston, MA 02108 (the "Escrow Agent"). Any capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Purchase Agreement.

        WHEREAS, Harbor, Elmet Technologies, Inc., a Delaware corporation ("Elmet"), and certain stockholders of Elmet listed on Schedule A hereto (the "Sellers") have entered into that certain Stock Purchase Agreement, dated as of October 17, 2006 (the "Purchase Agreement");

        WHEREAS, pursuant to Section 1.9 of the Purchase Agreement, the Sellers appointed the Stockholders' Representative to enter into this Agreement on behalf of the Sellers;

        WHEREAS, Section 1.10 of the Purchase Agreement contemplates that Harbor, the Stockholders' Representative, on behalf of the Stockholders, and the Escrow Agent will enter into this Agreement in connection with the Closing of the transactions contemplated by the Purchase Agreement;

        WHEREAS, pursuant to Section 1.2(a) and Section 1.10 of the Purchase Agreement, at the Closing a total of $                        , which is the Escrow Fund (as defined below), has been deducted from the Cash Purchase Price and delivered to the Escrow Agent pursuant to the wire instructions attached hereto as Exhibit A to be held pursuant to this Agreement and the Purchase Agreement as security for any Losses subject to indemnification pursuant to the terms, conditions and limitations set forth in Article 7 of the Purchase Agreement and this Agreement; and

        WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

        NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1.     Appointment of Agent.    The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

        The Escrow Agent may rely upon any decision, consent or instruction of Harbor and the Stockholders' Representative received by the Escrow Agent in connection with this Agreement, and is relieved from any liability to any person for any acts performed in accordance with any such decision, consent or instruction. The Escrow Agent may rely, without inquiry, upon any written notice from Harbor and the Stockholders' Representative of any successor, and may deal with such successor with respect to the escrow created by this Agreement.

        2.     Establishment of Escrow.    At the Closing, Harbor shall (a) cause $                        to be deposited with the Escrow Agent (the "Initial Deposit"), and Escrow Agent shall promptly upon request acknowledge to the Escrow Parties or any of them receipt of any funds so deposited; and (b) deliver one fully executed original of this Agreement to the Escrow Agent in accordance with the Notice section below, with a copy to the Escrow Agent's attorney. The Initial Deposit and all additional amounts now or hereafter deposited with the Escrow Agent, together with all interest, dividends and other income earned, shall be referred to as the "Escrow Fund".

        3.     Customer Identification and TIN Certification.    To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver's license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems reasonably necessary to confirm the legal existence of the entity.

        At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver's license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

        The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 information provided to the Escrow Agent by Harbor. The Escrow Parties understand that, in the event a tax identification number is not certified to the Escrow Agent by Harbor, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Initial Deposit. The portion of the Escrow Fund representing the interest, dividends and other income earned on the Initial Deposit shall be allocable to Harbor for income tax purposes and shall be released to Harbor under any Transfer Instructions (as defined below) and any Joint Written Instructions (as defined below).

        4.     Deposit of the Escrow Fund.    The Escrow Agent shall deposit the Escrow Fund in money market accounts at Mellon Trust of New England, N.A. Deposits shall in all instances be subject to the Escrow Agent's standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence, willful misconduct or fraud of the Escrow Agent.

        5.     Release of the Escrow Fund.

        (a)   Joint Written Instructions.    The Escrow Agent shall not distribute all or any portion of the Escrow Fund to any party, except in accordance with this Agreement. The Escrow Agent shall disburse the Escrow Fund in accordance with any joint written instructions signed by the [Chairman of the Board of Directors] of Harbor and the Stockholders' Representative, or their respective successors or assigns, (the "Transfer Instructions"). The Escrow Agent may rely on the signature of any person purporting to be (a) the [Chairman of the Board of Directors] of Harbor and (b) the Stockholders' Representative. The Escrow Agent shall disburse and deliver the Escrow Fund in accordance with the Transfer Instructions within three (3) business days after receipt thereof, unless such instructions otherwise provide. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Escrow Fund ("Joint Written Instructions"), the Escrow Agent shall disburse the Escrow Fund pursuant to such Joint Written Instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any Transfer Instructions or Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Transfer Instructions or Joint Written Instructions are authorized to do so.

        (b)   Escrow Fund Deficiency.    Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Fund, the Escrow Agent shall release the balance in the Escrow Fund and shall have no liability or responsibility to the Escrow Parties for any deficiency.

        6.     Methods of Payment.    All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by cashier's check, as elected by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent's normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent in any Transfer Instructions or Joint Written Instructions. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

        7.     Responsibilities and Liability of Escrow Agent.

        (a)   Duties Limited.    The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including, without limitation, the Purchase Agreement.

        (b)   Limitations on Liability of Escrow Agent.    Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

        In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

        Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

        In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Transfer Instructions or Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

        (c)   Indemnification of Escrow Agent.    Harbor and the Stockholders' Representative, on behalf of the Sellers, jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.

        (d)   Authority to Interplead.    The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

        8.     Termination.    This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

        9.     Removal of Escrow Agent.    The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise.    The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

        10.   Resignation of Escrow Agent.    he Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

        11.   Accounting.    On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the addresses set forth in Section 14.

        12.   Survival.    Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

        13.   Escrow Agent Fees, Costs, and Expenses.    The Escrow Agent shall charge an administrative fee of $            , and shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection with the Escrow Fund. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that the Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

        14.   Notices.    All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:

        If to Harbor:

    One Boston Place
    Suite 3630
    Boston, MA 02108
    Attention: [Robert J. Hanks]

        Copy to:

    Davis, Malm & D'Agostine P.C.
    One Boston Place
    Boston, MA 02108
    Attention: Andrew D. Myers

        If to the Stockholders' Representative

    Argosy Investment Partners II, L.P.
    950 W. Valley Road, Suite 2900
    Wayne, PA 19087
    Attention: Knute C. Albrecht

        Copy to:

    Goodwin Procter LLP
    53 State Street
    Boston, MA 02109
    Attention: Stuart M. Cable

        If to the Escrow Agent:

    Mellon Trust of New England, N.A.
    Mellon Financial Center, Banking Floor
    Boston, Massachusetts 02108
    Facsimile: (617) 722-7641
    Attention:    Darci Buchanan, Vice President
    Matt Romero, Escrow Administrator

        Copy (which shall not constitute notice to the Escrow Agent) to:

    Bruce D. Berns, Esq.
    Abendroth, Berns & Warner LLC
    47 Church Street, Suite 301
    Wellesley, MA 02482
    Facsimile: (781) 237-8891

        Any notice, except notice to the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.

        15.   Modifications; Waiver.    This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

        16.   Further Assurances.    If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

        17.   Assignment.    This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.

        18.   Section Headings.    The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

        19.   Governing Law.    This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

        20.   Counterparts and Facsimile Execution.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HARBOR ACQUISITION CORPORATION
BY:
NAME:
TITLE:
STOCKHOLDERS' REPRESENTATIVE on behalf of the Sellers
Knute Albrecht
MELLON TRUST OF NEW ENGLAND, N.A.
BY:
NAME:
TITLE:

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW FUNDS

        Pursuant to Section 5(a) of the Escrow Agreement dated as of                            , 2007, by and among Harbor Acquisition Corporation ("Harbor"), Knute Albrecht, as Stockholders' Representative (the "Stockholders' Representative") and Mellon Trust of New England, N.A., (the "Escrow Agent"), Harbor and the Stockholders' Representative hereby instruct the Escrow Agent to release $[                        ] from the Escrow Fund in accordance with the following instructions:

  Wire Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:

Special Instructions:

Bank Check:
Payee Name:
Mailing Address:

HARBOR ACQUISITION CORPORATION	STOCKHOLDERS' REPRESENTATIVE
By:
Name:	Knute Albrecht
Title:

EXHIBIT F

HARBOR ACQUISITION CORPORATION
LIST OF OFFICERS FOLLOWING CLOSING

Officers:
Jack Jensen—President and Chief Executive Officer (principal executive officer)
Carl Miller—-Treasurer and Chief Financial Officer (principal financial & accounting officer)
[David Dullum—Secretary]
Directors:
John Carson, Chairman
Knute Albrecht
David Dullum
Robert J. Hanks, Vice Chairman
John S. Jensen
William Mahoney
Two non-management individuals with applicable business experience and approved by the Board of Directors of Harbor.

Exhibit G

LIST OF RESIGNING OFFICERS AND DIRECTORS

Christopher Young
Todd Fitzpatrick
Robert J. Hanks (as CEO and Treasurer, but not a Director)
David Dullum (as President but not a Director)
Timothy Durkin
Edward Cady

Exhibit H

[Form of Rollover Stockholder Letter Agreement]

SUBJECT TO CHANGE BASED ON FINAL FORM OF AWARD AGREEMENT

                        , 2007

Harbor Acquisition Corporation
One Boston Place, Suite 3620
Boston, MA 02108

Gentlemen:

        The undersigned (the "Stockholder") is executing this Letter Agreement in connection with the exchange of certain shares (the "Rollover Shares") of common stock of Elmet Technologies, Inc. (the "Company") for shares (the "Harbor Shares") of common stock of Harbor Acquisition Corporation, a Delaware corporation ("Harbor"). Harbor has agreed to make such exchange pursuant to the Stock Purchase Agreement among the Company, the stockholders of the Company named therein and Harbor (the "Purchase Agreement").    Capitalized terms not defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

        The Stockholder acknowledges receipt, concurrently with the delivery to the Stockholder of the Award Agreement referred to below, of the following materials (the "Offering Materials"):

        (a)   [If stockholders approched before 10-K completed: Harbor's final prospectus dated                 , 2006][If stockholders approched after 10-K completed: Harbor's Annual Report on Form 10-K for the year ended December 31, 2006];

        [(b)  [If stockholders approched before 10-K completed:Harbor's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006]

        [(c)  [If stockholders approched before 10-K completed:Harbor's Current Reports on Form 8-K for events dated [specify—only non Reg FD and non earnings release 8-Ks]

        [(b)  ][(d]Harbor's Proxy Statement dated                , 200            ; and

        [(c)  ][(e)]                        .

        On                        , the Stockholder entered into a Stock Award Agreement with the Company (the "Award Agreement") that describes certain terms relating to the Company's issuance to the Stockholder, immediately prior to the closing of the transactions contemplated by the Purchase Agreement, of the Rollover Shares. The Award Agreement includes such Purchase Agreement (and certain schedules thereto) as an exhibit to such Award Agreement. In order to induce Harbor to issue the Harbor Shares to the Stockholder at the Closing of the Purchase Agreement in exchange for

Rollover Shares in accordance with the Purchase Agreement, the Stockholder hereby represents and warrants as follows:

1.
Representations of the Stockholder as to Investor Status.    The Stockholder hereby represents that either (as marked below):

        (A) The Stockholder is an "Accredited Investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and hereby checks each of the definitions set forth below which are applicable to the Stockholder:

        Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For this purposes, "net worth" means total assets (including all residences, personal property and other assets) in excess of total liabilities;

        Any natural person who had an individual gross income in excess of $200,000 in each of the two most recent years and who reasonably expects a gross income in excess of $200,000 in the current year;

        Any natural person who had a joint gross income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects a joint gross income with that person's spouse in excess of $300,000 in the current year; or

        (B) The Stockholder is not an "Accredited Investor" (as defined above) but has appointed [                        ] as his or her "purchaser representative" for purposes of advising him or her on the merits and risks of his or her investment in Harbor.

2.
Other Representations of the Stockholder. The Stockholder hereby further represents as follows:

        (a)   The Stockholder is acquiring the Harbor Shares for his or her own account for investment, and not with an intention of distributing or selling any portion thereof nor with a view to any distribution thereof within the meaning of the Securities Act or any applicable state securities laws. The Stockholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant any participation to such person or entity with respect to any of the Harbor Shares. The Stockholder will not sell or otherwise dispose of the Harbor Shares in violation of the Securities Act, the then applicable rules or regulations thereunder, or any applicable state securities laws or regulations.

        (b)   The Stockholder either alone or together with [                        ] as his or her purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of his or her prospective investment in Harbor Shares. The Stockholder's financial condition is such that the Stockholder is able to bear (i) the risk of holding his or her interest in Harbor for an indefinite period of time and (ii) the risk of loss of the Stockholder's entire investment in Harbor.

        (c)   The Stockholder has had an opportunity to ask questions and receive answers from Harbor regarding the business, properties, prospects and financial condition of Harbor and has received, in addition to the Offering Materials, any other information requested from Harbor.

        (d)   No representations or warranties have been made to the Stockholder by Harbor or any of its agents or representatives, except as expressly set forth in the Offering Materials and any additional information provided by Harbor as described above. The Stockholder acknowledges that Harbor's legal counsel and other advisers have not provided legal or tax advice to the Stockholder in connection with the Stockholder's investment in Harbor.

        (e)   The Stockholder acknowledges and is aware that: (i) Harbor has limited financial or operating history, and an investment in Harbor is speculative and involves a high degree of risk; (ii) the Stockholder may only sell the Harbor Shares in accordance with the provisions of Rule 144 under the Securities Act ("Rule 144") or under an effective registration statement filed under the Securities Act,

(iii) without limiting any contractual obligation of Harbor or excusing the nonperformance thereof, there is no guaranty that Harbor will (A) comply with the requirements of Rule 144 that would enable the Stockholder to sell the Harbor Shares in accordance with Rule 144, or (B) timely file with the Securities and Exchange Commission and successfully cause the effectiveness of a registration statement covering the Harbor Shares; (iv) there is no assurance that an active trading market for Harbor Common Stock will be available to permit the Stockholder to sell the Harbor Shares under Rule 144 or an effective registration statement filed under the Securities Act; and (v) no state or federal agency has made any finding or determination as to the fairness of the terms of the offering and sale of the Harbor Shares.

        (f)    The Stockholder understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144, all certificates evidencing any of the Harbor Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

3.
Additional Resale Restriction.    In addition to the restrictions on transfer arising from the fact that the Harbor Shares will not be registered under the Securities Act and any applicable state securities laws referenced above, the Stockholder agrees that, without the prior written consent of Harbor, he or she shall not sell, transfer, assign, donate or pledge (collectively, a "Transfer") any of the Harbor Shares except to the extent permitted as follows:

(i)
the Stockholder may Transfer up to one third (1/3) of the Harbor Shares after the first anniversary of the date of this Agreement;

(ii)
the Stockholder may sell up to an additional one third (1/3) of the Harbor Shares after the second anniversary date of this Agreement; and

(iii)
the Stockholder may Transfer all of the Harbor Shares after the third anniversary of the date of this Agreement.

        Notwithstanding the foregoing, the Stockholder may (i) transfer such Harbor Shares to a family member, trust or family limited partnership, provided the transferee or transferees thereof agree in writing to be bound by this restriction, or (ii) transfer such Harbor Shares to a transferee or transferees as a bona fide gift or gifts, provided the transferee or transferees thereof agree in writing to be bound by this restriction. It shall be a prerequisite to the effectiveness of a transfer permitted under the preceding sentence for the transferor and transferee to deliver executed instruments evidencing such transfer, the agreement to be bound by the restrictions hereof, and compliance with the Securities Act, in such form as may be reasonably requested by Harbor.

        The Stockholder agrees that the certificate issued to the Stockholder from Harbor shall bear a legend evidencing such restrictions and that Harbor may issue "stop transfer" orders with its transfer agent to effect the restrictions imposed hereby.

Very truly yours,
STOCKHOLDER:
Printed Name
Signature
Address:

10/3/06

Exhibit I

FORM OF
NONCOMPETITION AND NONSOLICITATION AGREEMENT

        THIS NONCOMPETITION AND NONSOLICITATION (this "Agreement") is made and entered as of [            ], 2006 by and between [Harbor Acquisition Corporation], a Delaware corporation (the "Company"), and [                        ] (the "Employee").

        WHEREAS, Employee holds shares in the Company and may be employed by the Company or its subsidiaries;

        WHEREAS, Employee is a Stockholder under that certain Stock Purchase Agreement, dated as of October [    ], 2006, by and among the Company, Elmet Technologies and the Stockholders listed therein (the "Purchase Agreement");

        WHEREAS, Employee will directly and materially benefit as a result of the transactions contemplated by the Purchase Agreement, including, without limitation, as a result of Employee's receipt of a portion of the Purchase Price (as defined in the Purchase Agreement);

        WHEREAS, in addition to his or her material participation in and receipt of the Purchase Price, the Employee will, by reason of being a shareholder of the Company, receive substantial additional economic and other benefits if the transactions contemplated by the Purchase Agreement are consummated, both from and after the consummation;

        WHEREAS, the Employee (i) wishes to induce the Company and the other Stockholders to complete the purchase and sale and other transactions contemplated by the Purchase Agreement and (ii) is willing to agree to refrain from competing with the Company or any of its subsidiaries or soliciting employees, customers and potential customers for the periods and upon and subject to the terms herein provided;

        [WHEREAS, the Company believes that the Employee is essential to the success of the Company's business and in order to protect the business of the Company and its subsidiaries, the Company seeks assurances that the Employee will comply with certain restrictive covenants set forth herein; NOTE: For Jack and senior managers only] and

        WHEREAS, it is a condition precedent to the Company completing the purchase and sale and other transactions contemplated by the Purchase Agreement that the Employee enter into this Agreement.

        NOW, THEREFORE, in consideration of (i) the Employee's receipt of a portion of the Purchase Price, (ii) the Employee's shareholdings in the Company, and (iii) the Employee's access to confidential and proprietary information relating to the Company's and its subsidiaries' and related entities' business and customers and goodwill, the parties hereto agree as follows:

1.     Definitions.

        Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings set forth or referred to in the Purchase Agreement.

2.     Non-Compete.

        (a)   The Employee acknowledges that the Company and its subsidiaries and related entities (the "Company Entities") are engaged in a highly competitive business on a world wide basis, and that the relationships with their customers (collectively, "Customers"), goodwill, and Confidential Information (defined below) are extremely valuable, provide them with competitive business advantages, and are critical to their success. The Employee further acknowledges and agrees that the Company Entities have expended considerable time, money and effort to build a competitive business which is international in scope and to develop such Customer relationships, goodwill and Confidential Information. The Employee further acknowledges that, as a shareholder of the Company and, if applicable, by virtue of his or her employment with the Company, Employee has had and will have close contact with such Customers; has developed and will develop relationships with such Customers and goodwill on behalf of the Company Entities; and, has and will have access to, possesses and will possess and has developed and will develop Confidential Information of and on behalf of the Company Entities. The Employee therefore understands and agrees that both the nature and scope of the covenants contained in this Section 2 as well as the covenants set forth in Sections 3, 4 and 5 are reasonable and necessary for the protection of the Company and the other Company Entities, including, without limitation, its and/or their Customer relationships, goodwill and Confidential Information.

        (b)   The Employee understands that as a shareholder of the Company and, if applicable, as an employee of the Company or a Company Entity, Employee's competition with the Company or any of the other Company Entities would result in irreparable harm to the Company and the other Company Entities. Therefore, until the later of (i) [CEO: until the fifth anniversary of the date hereof] [Management Equity Recipients who receive 1% or more of Elmet's outstanding common stock: until the third anniversary of the date hereof][Other Management Equity recipients: until the second anniversary of the date hereof]; and (ii) (A) in the case of (I) voluntary termination, or (II) termination for Cause (as defined below), two years following the termination of any employment or consultancy of the Employee with any of the Company Entities; or (B) in the case of termination of employment by the Company Entities for any reason other than Cause (other than J. Jensen), the end of the period during which the Employee is receiving cash severance equal to or greater than the base salary received as an employee of a Company Entity immediately prior to such termination, the Employee agrees that he or she will not, without the prior written consent of the Company, Compete (as defined below) with the Company or any of the other Company Entities.

        (c)   As used herein, "Compete" means to directly or indirectly own, operate, manage, control, engage in, participate in, invest in, permit his or her name to be used by, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which, directly or indirectly, wholly or partly, engages in (i) the business of manufacturing, marketing and selling designed and engineered refractory metal products anywhere in the world or (ii) any other business that is directly competitive with any business of the Company Entities with which the Employee was directly or indirectly involved during his or her employment, including any proposed business of any of the Company Entities. "Compete" shall also mean to directly or indirectly engage in any activity or perform, develop, provide or offer any services, functions or duties (in any capacity for the benefit of the Employee or any other Person) which involves or requires, or which would inevitably involve or require, the use or disclosure (partly or wholly, intentionally or unintentionally) of any Confidential Information of the Company or the Company Entities.

        (d)   As used herein, "Cause" means:

  (i)
  conduct by the Employee constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company Entities other than the occasional, customary and de minimis use of the Company Entities' property for personal purposes; or

  (ii)
  criminal or civil conviction or indictment of the Employee, a plea of nolo contendere by the Employee or conduct by the Employee that would reasonably be expected to result in material injury to the reputation of any of the Company Entities if he were retained in his position with any of the Company Entities, including, without limitation, conviction or indictment of a felony involving moral turpitude; or

  (iii)
  non-performance by the Employee of his duties to any of the Company Entities (other than by reason of the Employee's physical or mental illness, incapacity or disability) which has continued following written notice of such non-performance from the Board of Directors or a senior executive officer of any of the Company Entities; or

  (iv)
  a violation by the Employee of any of the Company Entities' employment practices or policies, which has continued following receipt of written notice from any of the Company Entities (unless such violation compromises the safety and security of any employee of the Company Entities, in which event a single violation shall constitute Cause hereunder); or

  (v)
  a violation by the Employee of the terms of this Agreement.

        (e)   Nothing in this Agreement shall prevent the Employee from (i) owning less than 1% of the publicly traded stock of any entity that Competes with the Company; provided, however, that Employee shall have no special voting rights, board representation or other oversight or information rights with respect to such entity (except as generally available to all stockholders of such Person), and (ii) owning shares of common stock of Elmet or the Company.

3.     Non-Disclosure.

        (a)   The Employee acknowledges that, by reason of his or her status as a shareholder and, if applicable, executive or employee of the Company, Employee has been and will be given access to, has developed and will develop, and has and will become informed of, confidential or proprietary information (whether or not in writing, and whether or not developed by the Employee) concerning the Company's and other Company Entities' prior, current or contemplated businesses, products, services, plans and strategies, business relationships, employees, Customers, prospects and financial affairs, which is not generally known to the public or in the trade, is a competitive asset, constitutes trade secrets (as defined under applicable law) or the disclosure of which could result in a competitive disadvantage to the Company or any of the Company Entities (collectively "Confidential Information"). By way of illustration, but without limitation, Confidential Information includes: (i) corporate information, including plans, strategies, developments, policies, resolutions, negotiations or litigation; (ii) marketing information, including strategies, methods, planning data, customers, clients, prospects, mailing lists, customer and client lists, referral sources and information, vendor lists, suppliers, supplier lists, market analyses or projections, financial information, reports or forecasts; (iii) financial information, including cost and performance data, financial results and information about the business condition of the Company Entities, debt arrangement, equity or financing structure, investors and holdings, purchasing, sales data, and pricing or cost data and information; (iv) operational and technological information, including plans, manuals, forms, templates, intellectual property, manufacturing procedures, inventions, software, software code, software-related documents, innovations, improvements, designs, research, developments, procedures, formulas, and product specifications; (v) personnel information, including personnel lists, reporting or organizational structure, personnel data, contact information, and compensation structure; and (vi) Customer information, including contact information, Customer confidential and investment or property related information, pricing data, operations and conditions (financial or otherwise), data, investment methods, strategies and preferences, need for and use of the Company's or other Company Entities' products or services, the fact they are doing or have done business with the Company or any of the Company Entities, the nature, extent and particulars of such business dealings, and such other information provided to the Company or other Company Entities by its Customers under obligations of confidentiality. Confidential Information shall not include information which at the time of transmittal or disclosure is publicly available through the Company or a third party independent of the Company, information which becomes publicly available following transmittal or disclosure by the Company, unless such availability is due to a breach of this Agreement, or information which is obtained from a third person, entity, or organization who is lawfully in possession of the same.

        (b)   The Employee shall at all times (including, if applicable, during and after his or her employment) hold all such Confidential Information in trust and confidence for the Company and the other Company Entities and shall not, directly or indirectly, use or disclose any such Confidential Information except as necessary for use in the regular course of Employee's duties for and business of the Company or the other Company Entities, if any.

        (c)   The Employee agrees that all written materials (including, without limitation, correspondence, memoranda, manuals, notes and notebooks) and all computer software, computer files and data, models, mechanisms, devices, drawings or plans to which the Employee may have access (whether or not written or prepared by the Employee) constituting or containing Confidential Information shall be and remain the sole property of the Company, and the Employee will use all reasonable precautions to assure that all such materials are properly protected and kept from unauthorized persons, use or disclosure. The Employee further agrees to deliver the same, including all copies, promptly to the Company on termination of his or her employment with the Company or any of the other Company Entities, or at any time the Company may request. In the event the Employee is uncertain whether any given material or information is, constitutes or contains Confidential Information, the Employee agrees to consult the Chief Executive Officer (or Chairman of the Board if the Employee is the Chief Executive Officer) of the Company (or other principal executive officer) for resolution.

        4.     Non-Solicitation of Customers. Until the later of (i) [CEO: until the fifth anniversary of the date hereof] [Management Equity Recipients who receive 1% or more of Elmet's outstanding common stock: until the third anniversary of the date hereof][Other Management Equity recipients: until the second anniversary of the date hereof]; and (ii) two years following the termination of any employment or consultancy of the Employee with any of the Company Entities (the "Non-Solicitation Period"), the Employee agrees that he or she will not, without the prior written consent of the Company, directly or indirectly, individually or on behalf of other Persons:

        (a)   divert or take away, or call upon or solicit for the purpose of diverting or taking away (or attempt or assist others to divert or take away, or call upon or solicit for such purpose) the business or patronage of any Customers or prospective Customers of the Company or the other Company Entities; or

        (b)   influence, encourage, persuade or induce (or attempt or assist others to influence, encourage, persuade or induce) any Customers or prospective Customers of the Company or the other Company Entities to cease or refrain from doing business with the Company or the other Company Entities.

        5.     Non-Solicitation of Employees. During the Non-Solicitation Period, the Employee agrees that he or she will not, without the prior written consent of the Company, directly or indirectly, individually or on behalf of other Persons, knowingly (a) call upon, solicit, influence, encourage, persuade or induce (or attempt or assist others to call upon, solicit, influence, encourage, persuade or induce) any Person who is then an employee of the Company or the other Company Entities to give up employment with the Company or the other Company Entities, or (b) except where such restriction would violate applicable Law, knowingly hire (or attempt or assist others to hire) any such Person who is then an employee of the Company or the other Company Entities. Notwithstanding the foregoing, the Employee may directly or indirectly engage in general solicitations for employment including without limitation, general newspaper classified advertisements, online classified advertisements and the retention of recruiters, provided that any such effort is not knowingly targeted at an employee of the Company or a Company Entity.

        6.     Non-Disparagement. The Employee agrees that he or she shall not knowingly disparage the Company or the other Company Entities. For purposes of this provision, the term "disparage" includes making comments or statements by the Employee to the press, media or to any Customer, prospective Customer or any other Person with whom the Company or the other Company Entities has or is seeking a business or professional relationship, that would have an adverse impact on the business or business reputation of the Company or the other Company Entities or any officers, directors or employees thereof.

7.     Enforcement; Remedies and Forfeitures.

        (a)   Employee acknowledges and agrees that his or her breach of this Agreement could result in immediate and irreparable harm to the Company and the other Company Entities. Employee further acknowledges and agrees that the remedy at law available for any such breach would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured or ascertained in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company and the other Company Entities may have at law, in equity or under any agreement (including, without limitation, the Purchase Agreement, any employment agreement or other compensation arrangement and any other related agreement), the Company and other Company, and Entities (as applicable), without proof of actual damage, will be entitled to immediate injunctive relief and may obtain a temporary or permanent injunction or order restraining any threatened or further breach.

        (b)   Employee acknowledges and agrees that the provisions of this Agreement are necessary and reasonable to protect the Company and other Company Entities in the conduct of their business, their Customer relationships, their goodwill, and Confidential Information.

        (c)   Employee also acknowledges and agrees that his or her experience, background and skills are such that he or she is able to obtain employment on reasonable terms and conditions without violation of the restrictive covenants contained herein and that such restrictive covenants will not pose any undue hardship to the Employee.

        (d)   The Employee and the Company expressly acknowledge and agree that the other Company Entities are intended to be beneficiaries of the rights of the Company and the obligations of the Employee hereunder and shall be entitled in its/their own name to bring actions at law or in equity to enforce the provisions of this Agreement.

        8.     Severability and Judicial Reformation/Partial Enforcement. Each term, provision, covenant and restriction in this Agreement is intended to be severable. If a court of competent jurisdiction shall determine that any term, provision, covenant or restriction of this Agreement is overbroad, unreasonable, invalid, void, unenforceable or against public policy, then, (i) if such term, provision, covenant or restriction is found to be overbroad, unreasonable, invalid, void, unenforceable or against public policy because of the duration, scope of activities restricted, or geographic scope set forth in this Agreement, or for any other reason, the parties hereto agree that the duration, scope of activities restricted, or geographical scope, as the case may be, or any other provision hereof, shall be reduced, reformed or modified (and enforced as so reduced, reformed or modified) so that such term, provision, covenant and restriction is enforceable and enforced to the maximum extent permitted by applicable law; and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        9.     Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

10.   Waivers and Amendments.

        (a)   This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Company (by its president or any other principal executive officer, in each case after approval by the board of directors) and the Employee, or, in the case of a waiver, by the party waiving compliance.

        (b)   No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        (c)   The failure to enforce, at any time, any of the provisions of this Agreement or to require, at any time, the performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

        11.   Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with the internal laws of the State of Maine, without regard to any conflict of law principles.

        12.   Successors and Assigns. This Agreement shall not be assignable by the Employee. This Agreement, and the rights of the Company and other Company Entities hereunder, shall be freely assignable by the Company to any successor entity or other person that acquires in any manner (including, but not limited to, by merger, acquisition, asset sale and/or public offering) all or substantially all of the business, assets, stock or equity interests of the Company or any other Company Entity; and shall survive and remain enforceable after any such transaction. The Employee hereby expressly consents to any such assignment and acknowledges that no further consent by him or her to such assignment shall be necessary hereafter to effectuate such assignment. The Employee further acknowledges that his or her obligations and covenants under this Agreement and the rights of the Company and other Company Entities are for the benefit of, and protect the business interests of the Company and the other Company Entities and their respective successors and assigns.

        13.   Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

        15.   Acknowledgment; Knowing and Voluntary. Employee acknowledges and represents that he or she has carefully read this Agreement; understands the terms and conditions set forth in this Agreement and their binding effect; has had adequate time to consider whether to agree to them and to consult with an attorney of his or her own choosing if he or she desired to do so; and is signing this Agreement voluntarily and of his or her own free will with the intent to be bound hereby.

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

EXECUTIVE:
Name:
COMPANY:
[HARBOR ACQUISITION CORPORATION]
By:
Name: Title:

Annex B

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
BY AND AMONG
HARBOR ACQUISITION CORPORATION,
AND
THE HOLDERS NAMED HEREIN
DATED:                        , 2007

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        This Registration Rights and Lock-Up Agreement (this "Agreement") is entered into as of                             , 2007, by and among Harbor Acquisition Corporation, a Delaware corporation (the "Company") and the persons named on Exhibit A hereto(1) (collectively the "Holders" and each individually as a "Holder").

(1)
The Stockholders of Elmet listed on Schedule A-1 to the Purchase Agreement, any recipient of one percent (1%) or more of Elmet(1)s outstanding Common Stock pursuant to the Management Equity Transfers and any other recipient of shares of Common Stock of Elmet pursuant to the Management Equity Transfers who is an Affiliate of the Company immediately following the Closing Date may become party to this Agreement at the Closing.

        WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of October    , 2006, by and among Elmet Technologies, Inc., a Delaware corporation ("Elmet"), the stockholders of Elmet named therein, and the Company (the "Purchase Agreement"), it is a condition to the obligations of the Holders that the Company grant certain registration rights to the Holders with respect to the shares of common stock, par value $0.001 per share, of the Company (the "Common Shares") issued or issuable to the Holders pursuant to the terms of the Purchase Agreement, including Common Shares issuable (a) to the Rollover Stockholders, (b) to the Continuing Stockholders upon exercise of the Put Right in respect of the Retained Shares and (c) in connection with the Contingent Payment; and

        WHEREAS, each of the Holders is either (a) a Continuing Stockholder who has the right hereafter to receive Common Shares through the exercise of the Put Right, or (b) a Rollover Stockholder who will receive and retain at the Closing of the Purchase Agreement certain Common Shares and will become an Affiliate of the Company.

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Certain Definitions.

        As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

        "Affiliate" shall mean a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

        "Affiliate Holder" shall mean a Holder that is an Affiliate of the Company (or that would be an Affiliate of the Company if such Holder exercised the Put Right with respect to its Retained Shares).

        "Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "AMEX" shall mean the American Stock Exchange.

        "Common Shares" shall have the meaning set forth in the Recitals.

        "Company" shall have the meaning set forth in the preamble to this Agreement.

        "Company Offering" shall have the meaning set forth in Section 11(c) hereof.

        "Contingent Payment" shall have the meaning ascribed to such term in the Purchase Agreement.

        "Contingent Payment Shares" shall have the meaning set forth in Section 14 hereof.

        "Continuing Stockholders" shall have the meaning ascribed to such term in the Purchase Agreement.

        "Demand Notice" shall have the meaning set forth in Section 3(b) hereof.

        "Demand Registration" shall have the meaning set forth in Section 3(b) hereof.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Fair Market Value" shall mean the closing sales price, or the closing sales bid if no sales were reported, of the Common Shares as quoted on AMEX (or such other exchange or automated quotation system on which the Common Shares are then listed or quoted), on the date immediately preceding the date of calculation or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids, as reported in The Wall Street Journal or similar publication.

        "Filing Date" shall have the meaning set forth in Section 3(a) hereof.

        "Holder" or "Holders" shall have the meaning set forth in the preamble to this Agreement.

        "Indemnitee" shall have the meaning set forth in Section 7 hereof.

        "Lock-up Period" shall have the meaning set forth in Section 2 hereof.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Offering Blackout Period" shall have the meaning set forth in Section 10(c) hereof.

        "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

        "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

        "Put Right" shall have the meaning ascribed to such term in the Purchase Agreement.

        "Registrable Shares" (a) when used with respect to any Holder, shall mean all Shares of such Holder, excluding (i) Shares for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act, (ii) Shares sold pursuant to Rule 144 or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision); and (b) when used without reference to a Holder, shall mean the Registrable Shares of all Holders. For clarification, it is understood that once Shares have been registered under an effective Registration Statement, such Shares are no longer Registrable Shares no matter who holds such Shares, and, accordingly, neither the non-Affiliate Holder nor any subsequent holder (whether or not such holder is an Affiliate of the Company) of such Shares has any further registration rights with respect to such Shares under this Agreement.

        "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with AMEX (or such other exchange or automated quotation system on which the Common Shares are then listed or quoted) or the NASD; (d) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses;

(f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; and (j) the fees and expenses of any person, including special experts, retained by the Company; provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder and any underwriter engaged by any Holder.

        "Registration Statement" shall mean any registration statement of the Company which covers the issuance or resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

        "Resale Shelf Registration Expiration Date" shall have the meaning set forth in Section 3(a) hereof.

        "Resale Shelf Registration Statement" shall have the meaning set forth in Section 3(a) hereof.

        "Retained Shares" shall have the meaning ascribed to such term in the Purchase Agreement.

        "Rollover Stockholders" shall have the meaning ascribed to such term in the Purchase Agreement.

        "Rule 144" means Rule 144 under the Securities Act (or any successor provision).

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Shares" shall mean all Common Shares issued or issuable to all Holders pursuant to the terms of the Purchase Agreement, including Common Shares issuable (a) to the Rollover Stockholders, and (b) to the Continuing Stockholders upon exercise of the Put Right in respect of the Retained Shares, but shall exclude Common Shares issuable in connection with the Contingent Payment.

        "Suspension Event" shall have the meaning set forth in Section 10(b) hereof.

        2.    Lock-up Agreement.    Each Holder agrees that for a period of six months commencing on the date of this Agreement (the "Lock-up Period"), without the prior written consent of the Company, such Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption of or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any Common Shares acquired by such Holder pursuant to the Purchase Agreement for the Lock-up Period; provided, however, that the foregoing shall not prevent any Holder from negotiating for the sale of Common Shares where neither the obligation to sell nor the obligation to buy becomes binding until the expiration of the Lock-up Period; and, provided, further, that a Holder may Dispose of Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee if such pledgee agrees that it will under no circumstances foreclose with respect to such Shares until after the Lock-up Period, and provided that such a pledgee agrees not to foreclose upon such Shares until the expiration of the applicable Lock-up Period, and provided further, however, that the transferor shall, at the request of the Company, provide evidence satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act.

        3.    Registration.

          (a)    Registration Statement Covering Resale of Common Shares.    The Company will file with the SEC a Registration Statement on Form S-3 (the "Resale Shelf Registration Statement") under Rule 415 under the Securities Act, relating to the sale by the Holders (following the expiration of the Lock-up Period) of all of their Registrable Shares in accordance with the terms hereof (and, in the event that a Person not named in such filing as a potential selling stockholder becomes a Holder of Registrable Shares and is also an Affiliate Holder, the Company will make such changes to the previous filing hereunder as are necessary to include such Affiliate Holder as a potential selling stockholder with respect to its Registrable Shares under the Resale Shelf Registration Statement), such filing to be made on a date (the "Filing Date") which is no later than four (4) months prior to the expiration of the Lock-up Period; provided, however, that, notwithstanding the foregoing, the Filing Date may be such other date as may be required under applicable provisions of the Securities Act or as may be required by the SEC pursuant to its interpretation of applicable federal securities laws and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter, and in any event within six (6) months of the date hereof. The Company agrees to use its reasonable best efforts to keep the Resale Shelf Registration Statement, after its date of effectiveness, continuously effective until the date (the "Resale Shelf Registration Expiration Date") which is the earliest of (i) the date on which all Registrable Shares have been disposed of by the Holders, (ii) the date on which all Registrable Shares are eligible for sale pursuant to Rule 144(k) (or any successor provision) or (iii) three years following the effectiveness of such Resale Shelf Registration Statement.

          (b)    Demand Registration.    At any time any Registrable Shares are outstanding and a Registration Statement covering the resale of such Registrable Shares is not effective, the Company shall, at the written request of any Holder or Holders (a "Demand Notice"), cause to be filed as soon as practicable (but in any event within forty-five (45) days) after the date of such request by such Holder a Registration Statement in accordance with Rule 415 under the Securities Act (or such other rule as is applicable to the proposed sale) relating to the sale by such Holder of all or a portion of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter (a "Demand Registration"); provided, however, that the Company shall provide reasonable notice to all other Holders and provide such other Holders with the opportunity to elect to have all or a portion of their Company Shares (or the Company Shares issuable upon exercise of the Put Right) included on such Registration Statement.

      The Company agrees to use its reasonable best efforts to keep the Demand Registration continuously effective, after its date of effectiveness, with respect to the Registrable Shares of the requesting Holder or Holders until the earlier of (i) the date on which such Holder no longer holds any Registrable Shares, (ii) the date on which all of the Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision), or (iii) three years following the effectiveness of such Demand Registration Statement. Notwithstanding the foregoing, (A) the Company shall not be obligated to effect more than two Demand Registrations for Holders in any 12-month period, and (B) the number of Registrable Shares proposed to be sold by the Holders making such written request shall have estimated Fair Market Value of at least $3,000,000.

          (c)    Notification and Distribution of Materials.    The Company shall promptly notify the Holder in writing of the effectiveness of any Registration Statement applicable to the Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

          (d)    Amendments and Supplements.    The Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holders or issuance by the Company as set forth in the Registration Statement or (ii) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder's ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder's Registrable Shares pursuant to the Registration Statement. Concurrently with the effectiveness of any Registration Statement, or amendment or supplement thereto, required to be filed by the Company hereunder, the Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on AMEX (or such other exchange or automated quotation system on which the Common Shares are then listed or quoted).

          (e)    Notice of Certain Events.    The Company shall promptly notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

      At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify the Holders of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly, and in any event within ten (10) business days, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall, if necessary, promptly, and in any event within ten (10) business days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

          (f)    Underwritten Offering.    If one or more Holders shall propose to sell Registrable Shares in an underwritten offering pursuant to a Registration Statement filed under Section 3(a) or 3(b) hereof, such Holders shall be entitled to select one (1) lead underwriter for such offering, which selection shall be subject to the reasonable approval of the Company. At the Company's option, following such selection and approval of a lead underwriter by the Holders, the Company shall be entitled to select a co-lead underwriter with respect to such underwritten offering (and both such underwriters shall accordingly be co-leads provided that the underwriter designated by the Holders shall be responsible for maintaining the order book with respect to such offering); provided, however, that so long as the Holders' fee arrangement with its selected underwriter is negotiated on an arm's-length basis, the fee rate and expenses payable by Holders to any co-lead underwriter selected by the Company shall not exceed the fee rate and expenses payable to the co-lead underwriter selected by the Holders.

        4.    State Securities Laws.    Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holders may reasonably request, and the Company shall use its reasonable best efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its reasonable best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified the Company that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

        5.    Listing.    The Company will use its reasonable best efforts to cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on AMEX (or such other exchange or automated quotation system on which the Common Shares are then listed or quoted), in each case not later than the date on which a Registration Statement covering the Registrable Shares becomes effective or the Registrable Shares are issued by the Company to a Holder, whichever is later. The Company will use its reasonable best efforts to continue the listing or trading privilege for all Registrable Shares on such exchange or automated quotation system. The Company will promptly notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange or automated quotation system.

        6.    Expenses.    The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company's performance of its other obligations under the terms of this Agreement.

        7.    Indemnification by the Company.    The Company agrees to indemnify the Holders and, if a Holder is a person other than an individual, such Holder's officers, directors, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation fees, reasonable expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises directly out of or is based directly upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee or (b) any Holder's failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holders by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final amended or supplemented Prospectus and such final amended or supplemented Prospectus was received by such Holder prior to the time delivery is required by the Securities Act.

        8.    Covenants of Holders.    Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement to any purchaser of the shares covered by such Registration Statement from such Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to the Company in writing by such Holder for use therein unless such statement or omission was corrected in writing to the Company prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (ii) the failure by such Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company.

        9.    Indemnification Procedures.

        Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        10.    Suspension of Registration Requirement; Restriction on Sales.

          (a)   The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment and in any event within forty-five (45) days from the initial date of such suspension.

          (b)   Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more periods not to exceed the period described in Section 11 below, in the event of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that (i) would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, or (ii) render the Company unable to comply with SEC requirements, or (iii) would otherwise make it impractical or unadvisable to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a "Suspension Event"). The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of the Company stating that a Suspension Event has occurred and is continuing.

          (c)   Subject to the terms of Section 11 below, each Holder of Registrable Shares agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering registered under the Securities Act or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering (each, a "Company Offering"), not to effect any public sale or distribution of any of the Shares during the period (the "Offering Blackout Period") beginning upon receipt by such Holder of written notice from the Company, but in any event no earlier than the fifteenth (15th) day preceding the anticipated date of pricing of such Company Offering, and ending on the earlier to occur of:

              (i)  seventy-five (75) days after the closing date of such Company Offering;

             (ii)  the later to occur of fifty days after the closing date of such Company Offering or one (1) day after the date on which the closing price of the class of equity securities sold by the Company in such Company Offering shall have averaged for a period of twenty (20) consecutive trading days at least one-hundred-five percent (105%) of the initial price to the public of such security in such Company Offering;

            (iii)  the date on which the Company may begin to effect any public sale or distribution of any of the securities of the Company following such Company Offering pursuant to any contractual lock-up or similar restrictions on the sale of Common Shares;

            (iv)  the date on which all directors and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of Common Shares owned by them may begin to effect public sales of Common Shares following such Company Offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters; or

             (v)  the date the Company or managing underwriter or underwriters withdraws such request in writing;

provided, however, that this Subsection 10(c) shall not prohibit resales of Shares by any Holder not subject to the registration requirements of the Securities Act (including, without limitation resale of Shares pursuant to Rule 144) and similarly exempt from any registration requirement under any state "Blue Sky" or similar laws; provided, that the purchaser in any such private resale shall agree in writing to be subject to such restrictions for the remaining portion of such period that would otherwise apply to such Holder.

          (d)   Subject to the terms of Section 11 below, each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Shares pursuant to such Registration Statement or any filings with any state Securities Commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holders may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company not later than one (1) business day after the conclusion of any such Suspension Event.

        11.    Limitations on Suspension/Blackout Periods.    Notwithstanding anything herein to the contrary, the Company covenants and agrees that (a) the Company's rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (b) the Holders' obligation to suspend public sales of Shares during one or more Offering Blackout Periods and (c) the Holders' obligations to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend sales of Shares or relieve the Company of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than sixty (60) days during any twelve (12) month period.

        12.    Additional Shares.    The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued, treasury or other Common Shares of or owned by the Company and any of its Subsidiaries or any Common Shares or other securities of the Company owned by any other security holder or security holders of the Company.

        13.    Contribution.    If the indemnification provided for in Sections 7 and 8 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 13 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 7 or 8 hereof had been available under the circumstances.

        The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

        Notwithstanding the provisions of this Section 13, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of Registrable Shares under the applicable Registration Statement in the transaction resulting in such rights of contribution exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

        14.    Registration of Contingent Payment Shares.    In the event that a Holder receives Common Shares in connection with any Contingent Payment (the "Contingent Payment Shares"), such Holder shall have the right to demand at any time following the receipt of Contingent Payment Shares, provided that such Holder is then an Affiliate of the Company, that such Contingent Payment Shares be registered pursuant Section 3(b) of this Agreement unless such Contingent Payment Shares are then eligible for sale pursuant to Rule 144(k) (or any successor provision) as then in effect. In the event of any such demand by a Holder, all of the rights and obligations of the Holders and the Company (and the conditions relating to such rights and obligations) with respect to a Demand Registration and the filing of a Registration Statement contained in this Agreement shall apply to such demand registration. Notwithstanding anything to the contrary contained herein, the Contingent Payment Shares shall not be subject to any contractual lock-up period following the issuance of such shares.

        15.    No Other Obligation to Register.    Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

        16.    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and Holders holding in excess of a majority of the aggregate of the outstanding Registrable Shares.

        17.    Notices.    Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally, five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(e) or Section 8, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

        If to the Company:

    Harbor Acquisition Corporation
    One Boston Place
    Suite 3630
    Boston, MA 02108
    Attn: Robert J. Hanks

        If to the Holders:

    At their respective address set forth on Exhibit A.

        18.    Successors and Assigns.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any successor, assignee or transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, (i) such successor, assignee or transferee shall be entitled to all of the benefits of a "Holder" under this Agreement and (ii) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

        19.    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        20.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

        21.    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        22.    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[End of Text]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY: HARBOR ACQUISITION CORPORATION, a Delaware corporation
By: Name: Title:
HOLDERS:
See Signature Pages Attached Hereto

HARBOR ACQUISITION CORPORATION
REGISTRATION RIGHTS AGREEMENT
HOLDER SIGNATURE PAGE

        The undersigned, desiring to become a Holder pursuant to the terms of the Registration Rights Agreement (the "Agreement"), dated as of                        , 2007, by and among Harbor Acquisition Corporation ("Harbor") and the persons named on Exhibit A thereto, hereby becomes a party to the Agreement. The undersigned hereby agrees to all the provisions of the Agreement, and agrees that this signature page may be attached to any counterpart copy of the Agreement.

HOLDER:
By: Hereunto duly authorized Print Name: Address:

Title: Date:

Exhibit A

List of Holders

Name and Address of Holders	Registerable Shares

Annex C

October 11, 2006
Board of Directors
Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108

Re: Fairness Opinion

Gentlemen:

        You have informed us that Harbor Acquisition Corp., a Delaware corporation ("HAC" or the "Company"), will acquire all of the outstanding common stock and warrants of Elmet Technologies, Inc. ("Elmet") in a proposed transaction with a total value of up to $150 million, inclusive of cash, HAC stock, and contingent future payments (collectively, "Transaction"). We understand the following:

  ➢
  The aggregate value of the Transaction is equal to $150.0 million including, but not limited to, certain adjustments to (i) the extent Elmet's working capital at the closing of the Transaction is more or less than $12.3 million computed in accordance with the purchase agreement, and (ii) a maximum increase of $3.0 million depending upon the timing of the closing of the Transaction (the "Aggregate Value");

  ➢
  The Aggregate Value less the total debt outstanding at closing (including all interest bearing debt, accrued interest and accrued dividends) in the amount of approximately $32.3 million is estimated to be $117.7 million (the "Net Equity Value"); and

  ➢
  The Net Equity Value less a maximum contingent payment in the amount of $28.0 million reflects closing consideration of approximately $89.7 million, which consists of a cash payment in the amount of $76.6 million and the issuance of approximately 2.190 million shares of HAC common stock at a deemed value of $6.00 per share for a total of $13.14 million ("Rollover Shares"); and

  ➢
  The Purchase Agreement includes a maximum contingent payment in the amount of $28 million ("Contingent Payment"). The Contingent Payment is payable 60% in cash and 40% in shares of HAC common stock and is based on defined EBITDA hurdles for fiscal years ending December 31, 2007 and December 31, 2008;

        Hereafter, the above payments are collectively referred to as "Purchase Consideration".

        We understand that certain of the officers and directors of HAC are also shareholders and/or directors of Elmet. We noted that Elmet has five directors, one of whom, Robert Hanks, is also the chief executive officer and a director of HAC. In addition, four of the executive officers of HAC (including Mr. Hanks) and one non-executive director of HAC are affiliated with two venture capital funds and a partnership, which collectively own 7.4% of Elmet's total outstanding common stock and 8.3% of its fully-diluted equity. The shareholders of HAC, other than those affiliated with Elmet, are hereinafter defined as the "Unaffiliated Stockholders".

105 W. Madison, Suite 1500 Chicago, IL 60602	Tel: 312.499.5900 Toll Free: 800.654.4977 Fax: 312.499.5901	www.houlihansmith.com www.fairnessopinion.com www.solvencyopinion.com

        The board of directors of HAC has engaged Houlihan Smith & Company, Inc. ("Houlihan") to render an opinion as to whether or not, on the date of such opinion, (i) the Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders, and (ii) the fair market value of Elmet is at least equal to 80% of the net assets of HAC at the time of the Transaction (collectively, "Opinion"). In performing our analysis and for purposes of our Opinion set forth herein, we have, among other things:

  a.
  Reviewed a draft stock purchase agreement between Elmet and HAC dated October 11, 2006 ("Purchase Agreement"). We noted that in conjunction with the Transaction, Jack Jensen, President and CEO of Elmet, will contribute to Elmet approximately 1,730,740 shares of his Elmet common stock that will be distributed to certain members of Elmet's management and employees. Such shares represent 11.0% of Elmet's common stock.

  b.
  Reviewed a confidential descriptive memorandum and other internal financial information and management reports that describe the history and future prospects of Elmet's business. Additionally, we also reviewed a comprehensive assortment of due diligence documents prepared by Elmet's management that describe Elmet's current and historical ownership, prior acquisitions and recapitalizations, financing, legal matters, insurance, sales and marketing, regulatory, and numerous other miscellaneous matters;

  c.
  Reviewed non-public information and other data with respect to Elmet, including audited financial statements for the two full years ended December 31, 2004 and December 31, 2005. Additionally, we also reviewed unaudited interim financial statements for the nine months ended September 30, 2006;

  d.
  Reviewed financial projections including income statements and balance sheets for the five years ending December 31, 2010 as prepared by Elmet's management (the "Financial Projections"). We tested all of the major assumptions and calculations of the Financial Projections including the working capital and capital expenditures assumptions and concluded that the calculations were accurate and that the underlying assumptions appear reasonable;

  e.
  Performed valuation analyses of Elmet and concluded that the enterprise value of Elmet is between $136.0 million and $176.1 million. We used widely accepted principles of financial analysis and valuation theory in our valuation analyses of Elmet. We used fair market value as the standard of value. Fair market value is defined as "the amount at which the property would change hands between a willing buyer and willing seller, when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts." We have assumed a covenant not to compete in the definition of fair market value.

        Our valuation analyses considered both internal and external factors that influence the value of Elmet. Internal factors include, among other things, Elmet's revenue concentration, profitability, and capital structure. External factors include, among other things, the overall U.S. economy and the current and future state of the highly engineered metal component manufacturing and specialty metal industries.

        We primary relied upon on the income approach applying one method and the market approach applying two methods in our valuation conclusions.

  Income Approach: Discounted Cash Flow Method:

  •
  We used the Financial Projections when applying the discounted cash flow method. Houlihan calculated a discount rate for Elmet of 16.0% based upon the weighted-average cost of capital ("WACC"). The WACC was determined after calculating the cost of equity and cost of debt. Houlihan performed sensitivity analyses based upon WACC, revenue growth rate, cost of sales, operating expenses, and EBITDA margin to conclude a range of enterprise values is between $119.5 million and $167.6 million.

Market Approach: Comparable Transactions Method

  ➢
  We applied the comparable transactions method by analyzing 19 completed private and public transactions involving companies in the highly engineered metal component manufacturing and specialty metal materials industries that we deemed relevant. We noted that the range of enterprise value to EBITDA multiples was 4.6x to 13.9x with a median of 8.1x. Houlihan concluded a range of values is between $143.8 million and $201.4 million.

Market Approach: Guideline Company Method

  ➢
  We applied the guideline company method by searching for publicly traded companies on U.S. exchanges in the highly engineered metal component manufacturing and specialty metal materials industries. Houlihan found nine companies with operations similar to Elmet. We compared Elmet versus the nine guideline companies based upon size, growth, leverage, profitability, turnover ratio, and liquidity. Houlihan concluded a range of enterprise values is between $144.8 million and $159.1 million based upon the enterprise value to EBIT and EBITDA multiples.

        Houlihan did not consider any asset-based approaches. An asset-based approach is typically a quitting concern valuation, a liquidation value, or used to value real estate or holding companies. It is usually not appropriate for a going-concern fair market valuation. The valuation of both tangible and intangible assets within the context of a going-concern is implicit in the valuation conclusions developed using income and market approaches.

  f.
  Reviewed publicly available financial information and other data with respect to HAC, including the public offering document on Form S-1 filed April 27, 2006 and the quarterly report on Form 10-Q for the six months ended June 30, 2006;

  g.
  Reviewed certain publicly available information concerning the trading of, and the trading market for HAC's common stock, units, and warrants;

  h.
  Reviewed various publications and research reports relating to refractory metals and component product services in order to understand the key demand drivers and market indicators and economic outlook for these industries;

  i.
  Discussed with HAC management the background of the Transaction;

  j.
  Discussed the Financial Projections with senior management of Elmet regarding the historical, current, and future financial condition and operating results of Elmet. We noted various efforts by Elmet involving (i) cost reduction, (ii) market share gains, (iii) pricing strategies, and (iv) new and existing customers. We also discussed the existing contract between Elmet and Philips and the expected financial and operating impact to Elmet when such contract expires at the end of 2008; and

  k.
  Performed such other analyses and examinations as we deemed appropriate.

        During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by the management of HAC and Elmet. We have further relied upon the assurances from the management of HAC and Elmet that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information.

        Our Opinion is necessarily based upon information made available to us, as well as the economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the board of directors of HAC or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

        Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Transaction in developing our Opinion. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Transaction to the Unaffiliated Shareholders. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses taken as a whole, supports its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered in its entirety and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

        Our Opinion does not constitute a recommendation to the board of directors of HAC to proceed with the Transaction. This Opinion relates solely to the question of fairness to the Unaffiliated Shareholders, from a financial point of view, of the Purchase Consideration in the Transaction as currently proposed. Further, we express no opinion as to the structure, terms or effect of any other aspect of the Transaction, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving HAC and/or Elmet. We are also expressing no opinion as to the income tax consequences of the Transaction.

        It is understood that our Opinion may be included in its entirety in one or more filings with the United States Securities and Exchange Commission or with HAC or Elmet lenders and investors. Houlihan, a National Association of Securities Dealers ("NASD") member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. We have complied with the Uniform Standards of Professional Appraisal Practices and those standards set forth by the NASD, as it relates to our analyses performed and our Opinion. Houlihan has received a non-contingent fee from HAC relating to its services. In an engagement letter dated September 7, 2006, HAC has agreed to indemnify Houlihan with respect to Houlihan's services.

        Based on the foregoing, it is our opinion that the Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders. In addition, Houlihan is of the opinion that the fair market value of Elmet is at least equal to 80% of net assets of the Company at the time of the Transaction.

Very truly yours,

Houlihan Smith & Company, Inc.

Supplement to Fairness Opinion—March 30, 2007

1.1   Houlihan's Analyses (As Provided to the Board of Directors of Harbor Acquisition Corporation on October 16, 2006)

1.2   Update to engagement letter relating to Houlihan's consent

1.1 Houlihan's Analyses

1.1 Houlihan's Analyses (As Provided to the Board of Directors of Harbor Acquisition Corporation on October 16, 2006)

        Below is Houlihan's conclusion regarding the Transaction:

  Houlihan concluded that the Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders. In addition, Houlihan is of the opinion that the fair market value of Elmet is at least equal to 80% of net assets of the Company at the time of the Transaction.

        To determine whether or not the Purchase Consideration is fair to the Unaffiliated Shareholders, from a financial point of view, Houlihan performed valuation analyses of Elmet on a fair market value basis. Houlihan performed the following analyses:

  ➢
  calculated the present value of Purchase Consideration;

  ➢
  an Income Approach applying the Discounted Cash Flow Method;

  ➢
  a Market Approach applying:

  1.
  the Comparable Transactions Method; and

  2.
  the Guideline Company Method;

  ➢
  a test of whether or not Elmet's fair market value is at least equal to 80% of the net asset value of HAC at the time of the Transaction.

PURCHASE CONSIDERATION CALCULATION

        Houlihan determined that the estimated present value of Purchase Consideration will be within the range of $120.6 million to $146.9 million as follows:

Harbor Acquisition Corporation
Purchase Consideration Calculation

	# of Shares Issued	Minimum(1)	Maximum(2)
	($ and shares in Thousands)
Closing Consideration
Cash(3)		$76,600	$76,600
Stock(4)	2,190	11,738	11,738
Late Closing Fee(5)		—	3,000

Value of Closing Consideration		$88,338	$91,338

Plus: Present Value of Contingent Payment(6)		$—	$23,271

Net Equity Value		$88,338	$114,609

Plus: Estimated Debt Assumed		$32,300	$32,300

Present Value of Purchase Considertion		$120,638	$146,909

(1)
Minimum scenario assumes no late closing fee and no contingent payment occurs.

(2)
Maximum scenario assumes the greatest potential closing fee and an EBITDA of greater than $21.0 million is reached in the First Measurement Period.

(3)
Cash consideration is estimated based upon expected working capital and net debt at closing.

(4)
Houlihan calculated a 20-day average stock price of $5.36 per share prior to close on September 8, 2006. This value was multiplied by 2.190 million shares to arrive at stock value.

(5)
Late closing fee changes based upon a sliding scale. The maximum late fee would be $3.0 million if the Transaction closed on or after July 1, 2007.

(6)
See present value of contingent payment calculation.

Harbor Acquisition Corporation
Present Value of Contingent Payment Calculation

	Minimum Payment	Maximum Payment
	($ in Thousands)
Time to Discount (# of Years)(1)	0	1.25
Discount Rate(2)	16%	16%
Discount Factor	0	0.8311
Consideration	$—	$28,000

Contingent Payment	$—	$23,271

(1)
Assumes payment is made March 31, 2008 and closing is January 1, 2007.

(2)
Discount rate is assumed to be WACC of 16%.

VALUATION SUMMARY

        Houlihan performed a valuation of Elmet to determine its fair market value. We concluded a range of $136.0 million to $176.1 million as its enterprise value. We used a discounted cash flow method (income approach) and a comparable transaction method and a guideline company method (both market approaches):

Elmet Technologies, Inc.
Indicated Enterprise Value Range

	Low End	High End	Weighting
Discounted Cash Flow Method	$119,450,000	$167,600,000	33.3%
Comparable Transaction Analysis	$143,770,000	$201,400,000	33.4%
Guideline Company Method	$144,750,000	$159,080,000	33.3%
Indicated Enterprise Value Range	$136,000,000	$176,050,000	100%

INCOME APPROACH—DISCOUNTED CASH FLOW METHOD

        We performed a discounted cash flow analysis and concluded a range of $119.5 million to $167.6 million.

        We stress-tested the revenue growth rate, discount rate, EBITDA margins, operating expenses, and cost of revenue to conclude a range of enterprise values for Elmet.

		Revenue Growth Rate
		10.0%	10.5%	11.0%	11.5%	12.0%
Operating Expenses	4.0%	128,102	140,237	152,571	165,106	177,845
	5.0%	121,424	133,432	145,637	158,042	170,648
	6.0%	114,746	126,627	138,704	150,978	163,451
	7.0%	108,067	119,822	131,770	143,914	156,255
	8.0%	101,389	113,018	124,837	136,850	149,058
		Revenue Growth Rate
		10.0%	10.5%	11.0%	11.5%	12.0%
Cost of Revenue	66.0%	147,426	151,723	156,091	160,531	165,043
	67.0%	140,747	144,918	149,158	153,467	157,846
	68.0%	134,069	138,113	142,225	146,403	150,649
	69.0%	127,390	131,309	135,291	139,339	143,453
	70.0%	120,712	124,504	128,358	132,275	136,256
		Discount Rate
		14.0%	15.0%	16.0%	17.0%	18.0%
Cost of Revenue	66.0%	189,528	172,599	158,319	146,119	135,581
	67.0%	181,223	165,002	151,320	139,632	129,537
	68.0%	172,918	157,405	144,321	133,145	123,492
	69.0%	164,613	149,808	137,322	126,657	117,448
	70.0%	156,308	142,211	130,323	120,170	111,404

		Discount Rate
		14.0%	15.0%	16.0%	17.0%	18.0%
Operating Expenses	4.0%	190,760	173,454	158,860	146,396	135,634
	5.0%	182,455	165,857	151,861	139,909	129,590
	6.0%	174,150	158,260	144,862	133,422	123,546
	7.0%	165,845	150,663	137,864	126,935	117,501
	8.0%	157,539	143,066	130,865	120,448	111,457
		Revenue Growth Rate
		10.0%	10.5%	11.0%	11.5%	12.0%
EBITDA Margin	32.0%	126,819	131,053	135,353	139,721	144,156
	33.0%	132,886	137,243	141,669	146,164	150,730
	34.0%	138,952	143,434	147,985	152,608	157,304
	35.0%	145,019	149,624	154,301	159,052	163,877
	36.0%	151,086	155,814	160,617	165,496	170,451
		Revenue Growth Rate
		10.0%	10.5%	11.0%	11.5%	12.0%
Discount Rate	14.0%	136,379	151,720	167,318	183,175	199,294
	15.0%	125,280	139,156	153,261	167,598	182,170
	16.0%	115,898	128,538	141,385	154,443	167,713
	17.0%	107,863	119,449	131,224	143,190	155,349
	18.0%	100,905	111,583	122,433	133,458	144,659
		Discount Rate
		14.0%	15.0%	16.0%	17.0%	18.0%
EBITDA Margin	32.0%	159,036	144,929	133,025	122,852	114,061
	33.0%	166,784	151,971	139,472	128,789	119,558
	34.0%	174,532	159,014	145,919	134,726	125,054
	35.0%	182,280	166,056	152,365	140,663	130,551
	36.0%	190,028	173,098	158,812	146,600	136,048

Sensitivity Analysis—Range and Dispersion

HIGH	167,598
LOW	119,449
MEAN	144,011
MEDIAN	143,914
ST. DEV	11,199

        We analyzed the Financial Projections and stress-tested the assumptions. We determined that the Financial Projections appear reasonable.

Elmet Technologies, Inc.
Discounted Cash Flow Analysis

	Fiscal Year			Projected Period
($ in Thousands)			LTM 9/30/2006
	2004	2005		2006	2007	2008	2009	2010
Revenue
Manufacturing Products
Refractory Metals	$22,823.7	$32,880.0	$31,935.0	$33,373.0	$41,000.0	$50,000.0	$67,000.0	$80,000.0
Lighting	16,757	13,786	13,102	13,651	13,500	13,500	8,000	7,000
Components	1,699	2,027	2,330	3,344	5,000	6,000	7,000	8,000
Resale Products
Glass	—	9,208	8,035	7,233	8,000	8,000	8,000	8,000
Other Components	9,892	748	179	616	600	600	600	600
NV	—	1,257	852	1,272	1,250	1,250	1,250	1,250

Total Revenue	$51,172	$59,906	$56,433	$59,488	$69,350	$79,350	$91,850	$104,850
Growth Rate %	NA	17.1%	-5.8%	-0.7%	16.6%	14.4%	15.8%	14.2%
Cost of Revenue
Manufacturing Products
Refractory Metals	$30,602	$21,726	$21,270	$22,278	$27,184	$32,553	$44,187	$52,569
Lighting	—	13,208	13,570	13,427	13,416	13,854	7,010	6,133
Components	—	993	852	1,768	2,643	3,172	3,978	4,887
Purchased Price Variance	—	(2,668)	(4,128)	—	—	—	—	—
Inventory Revaluation	—	(850)	—	—	—	—	—	—
Labor Variance	—	337	(112)	—	—	—	—	—
Spending Variance	—	2,486	2,398	—	—	—	—	—
Material	—	(1,657)	(1,417)	(2,000)	(1,400)	(1,000)	(1,000)	(1,000)
Resale Products
Glass	—	7,599	5,984	5,637	6,034	5,834	6,126	6,187
Other Components	8,089	410	102	321	298	283	297	300
NV	—	782	509	750	706	675	709	716

Cost of Revenue	$38,691	$42,366	$39,028	$42,181	$48,881	$55,371	$61,307	$69,792
% of Total Revenue	75.6%	70.7%	69.2%	70.9%	70.5%	69.8%	66.7%	66.6%

Gross Profit	$12,481	$17,540	$17,405	$17,307	$20,469	$23,979	$30,543	$35,058
Gross Profit Margin %	24.4%	29.3%	30.8%	29.1%	29.5%	30.2%	33.3%	33.4%
Operating Expenses
Selling	$681	$920	$852	$950	$1,269	$1,294	$1,320	$1,347
General and Administrative	2,282	3,080	4,570	2,500	2,800	2,856	2,913	2,971
Marketing	283	382	401	350	357	364	371	379
SarbOx Expenses	—	—	—	—	500	700	700	700

Total Operating Expenses	$3,246	$4,382	$5,823	$3,800	$4,926	$5,214	$5,304	$5,397
Total Operating Expense %	6.3%	7.3%	10.3%	6.4%	7.1%	6.6%	5.8%	5.1%
Operating Profit	$9,235	$13,158	$11,582	$13,507	$15,543	$18,765	$25,239	$29,661
Operating Profit Margin %	18.0%	22.0%	20.5%	22.7%	22.4%	23.6%	27.5%	28.3%

Adjustment	$1,283	$909.00	$1,943.00	$—	$—	$—	$—	$—
Adjusted EBITDA	$12,606	$16,425	$16,092	$16,217	$18,982	$23,909	$32,208	$37,230
EBITDA Margin %	24.6%	27.4%	28.5%	27.3%	27.4%	30.1%	35.1%	35.5%

(1)
Houlihan used the Financial Projections in the discounted cash flow method.

        Houlihan used the Financial Projections to determine the enterprise net cash flows of Elmet over the next 5 years.

Elmet Technologies, Inc.
Discounted Cash Flow Analysis

	Fiscal Year			Projected Period(1)
			LTM 9/30/2006
	2004	2005		2006	2007	2008	2009	2010
	($ in Thousands)
Adjusted EBITDA	$12,606	$16,425	$16,092	$16,217	$18,982	$23,909	$32,208	$37,230
Less: Depreciation & Amortization	(2,088)	(2,358)	(2,567)	(2,710)	(3,439)	(5,144)	(6,969)	(7,569)

Earnings Before Interest and Taxes	$10,518	$14,067	$13,525	$13,507	$15,543	$18,765	$25,239	$29,661
Less: Income (Taxes) Benefit	(306)	(2,440)	(2,734)	(3,188)	(4,003)	(5,239)	(7,331)	(8,658)

Adjusted Net Income	$10,212	$11,627	$10,791	$10,319	$11,540	$13,526	$17,908	$21,003
Plus: Depreciation & Amortization	2,088	2,358	2,567	2,710	3,439	5,144	6,969	7,569

Gross Cash Flow	$12,300	$13,985	$13,358	$13,029	$14,979	$18,670	$24,877	$28,572
Less: Additions to Working Capital	N/A	(1,751)	(588)	1,346	(1,589)	2,300	50	(865)
Less: Capital Expenditures	(2,101)	(2,797)	(2,650)	(3,850)	(8,520)	(9,125)	(3,000)	(3,000)

Enterprise Net Cash Flow	$10,198	$9,437	$10,120	$10,525	$4,870	$11,845	$21,927	$24,707

(1)
Houlihan used the Financial Projections in the discounted cash flow method.

        The enterprise net cash flows were added to the calculated terminal value to determine an indicated enterprise value for Elmet.

Elmet Technologies, Inc.
Discounted Cash Flow Analysis

	Fiscal Year			Projected Period(1)
			LTM 9/30/2006
	2004	2005		2006	2007	2008	2009	2010
	($ in Thousands)
Enterprise Net Cash Flow	10,198	$9,437	$10,120	$10,525	$4,870	$11,845	$21,927	$24,707

		2006	2007	2008	2009	2010
Present Value of Enterprise Net Cash Flows
Present Value Factor @ 16.0%		0.9285	0.8004	0.6900	0.5948	0.5128
Present Value of Net Cash Flows(2)		9,772	3,898	8,173	13,043	12,669
Total Present Value of Enterprise Net Cash Flows	$47,556
Present Value of Terminal Enterprise Net Cash Flow:
Terminal Period (2010 Net Cash Flow X Terminal Growth at 3%)	25,448
Capitalization Multiple	7.69
Terminal Value	195,755
Present Value Factor @ 16.0%	0.5128
Present Value of Terminal Enterprise Net Cash Flow	$100,381
Valuation Summary
Total Present Value of Enterprise Net Cash Flows (2006 through 2010)	47,556
Terminal Value	100,381
Indicated Enterprise Value	$147,937

(1)
Houlihan used the Financial Projections in the discounted cash flow method.

(2)
Present value calculations apply a mid-year convention.

        To arrive at a present value, Houlihan applied a 16% discount rate to the net cash flow for each of the five years in the projection period, as well as to a terminal net cash flow value. The discount rate applied in Houlihan's Income Approach was the Weighted Average Cost of Capital ("WACC"). The WACC takes into account the estimated cost of equity and debt capital in the company on a target capital structure-weighted basis, the risk-free rate of return for long-term U.S. Treasury securities, specific industry risks, size premium, company risks as they relate to Elmet, and Elmet's weighted average cost of debt as of the 2005 audited financial statements.

MARKET APPROACH—COMPARABLE TRANSACTIONS METHOD

  ➢
  The Comparable Transactions Method is a Market Approach;

  ➢
  This approach analyzes transactions involving target companies operating in industries similar to Elmet;

  ➢
  While it is known that no two companies are exactly alike, nor are any two transactions structured exactly the same, consideration is given to the similarity in capital structure, operations, size and profitability, as well as other operating characteristics;

  ➢
  Houlihan found 19 comparable transactions dating back to July 2003 and noted that Elmet is more profitable than the most profitable target company in terms of EBITDA margin and smaller than the median of the target companies in terms of revenue and EBITDA;

  ➢
  Based on its analysis, Houlihan determined that Elmet's sale multiple should be greater than the median and less than the maximum Enterprise Value to EBITDA multiples of the target companies; and

  ➢
  Therefore, Houlihan increased the median Enterprise Value to EBITDA multiple by 10% and decreased the maximum Enterprise Value to EBITDA multiple by 10% to conclude a range of values.

        Houlihan applied a Comparable Transactions Method in its analyses of Elmet's fair market value. Houlihan concluded a range of $143.8 million to $201.4 million for Elmet's enterprise value.

Elmet Technologies, Inc.
Market Approach: Comparable Transactions Method

				Indicated Enterprise Value Range
Operating Metric	Company Performance	Low Multiple(1)	High Multiple(1)
				Minimum	Maximum
LTM EBITDA	$16,092,000	$8.9x	12.5x	143,770,000	$201,400,000

(1)
Houlihan noted that Elmet is smaller in terms of revenue and EBITDA than the median of the comparable transaction target companies, however, Elmet's latest twelve-month EBITDA margin is above the range of EBITDA margins for the comparable transactions. Therefore, Houlihan determined that the low end of the range was not an accurate reflection of Elmet's value. Houlihan concluded that Elmet's sale multiple should be greater than the median and less than the maximum Enterprise Value to EBITDA multiples of the target companies. Houlihan increased the median EBITDA multiple by 10% and decreased the maximum EBITDA multiple by 10% to conclude Elmet's range of value.

Elmet Technologies, Inc.

Market Approach: Comparable Transactions Method

			LTM
							EV Multiple to
Date Closed					EBITDA Margin (%)	Enterprise Value
	Target	Target Description	Revenue	EBITDA			Revenue	EBITDA
			($ in Millions)
TBD	Transtar Metals, Inc.	Supplies high performance metals to the aerospace and defense industries, including aluminum sheet, coil, plate, extrusions, rod and bar, tubing and alloys.	$250.00	NA	NA	$180.00	0.7x	NA
TBD	Aleris International, Inc. (NYSE:ARS)	Engages in the manufacture of rolled aluminum products and the recycling of aluminum and production of specification alloys.	$3,040.77	$285.78	9.4%	$2,321.11	0.8x	8.1x
30-Jun-06	Themal Processing Division	Heat Treating	$108.03	$22.00	20.4%	$135.00	1.3x	6.1x
8-Jun-06	J&L America, Inc.	Distributes metal cutting and finishing specialty tools and related supplies.	$257.50	$30.93	12.0%	$349.50	1.4x	11.3x
25-May-06	Special Metals Corp.	Engages in the creation, production and supply of nickel-based super alloys.	$948.00	$56.00	5.9%	$553.00	0.6x	9.9x
31-Mar-06	Phelps Dodge High Performance Conductors of SC & GA, Inc., a business unit of Phelps Dodge Corporation	Manufacturing and marketing of highly engineered conductors of copper and copper alloy wire electroplated with silver, tin or nickel, HQýd in Inman, SC with a production facility in Trenton, GA	$85.50	$6.80	8.0%	$51.50	0.6x	7.6x
8-Dec-05	V acuumshmelze Gmbh & Co.	Manufactures magnetic materials, parts, inductive components and integrated systems.	$320.34	$50.95	15.9%	$530.37	1.7x	10.4x
6-Dec-05	BNC & Associates, Inc. (OH)	Manufacturer and distributor of weldable fasteners, equipment, and accessories for construction and industrial markets; also a distributor of domestic and foreign brake parts for the automotive brake aftermarket, HQ"d in Chagrin Falls, OH	$12.80	$1.20	9.4%	$17.20	0.7x	7.2x
30-Nov-05	Metals USA Holdings Corp.	Processes and distributes carbon steel, stainless steel, aluminum, red metals and manufactured metal components through plates and shapes, and flat rolled products.	$1,618.20	$175.50	10.8%	$803.08	0.5x	4.6x
1-May-05	Simonsen Iron Works, Inc. (IA)	Contract manufacturer with an emphasis on the fabrication of steel products, located in Spencer, IA	$10.20	$1.50	14.7%	$15.00	1.5x	10.0x
5-Apr-05	ATI Garryson Limited	Manufactures tungsten carbide burrs, rotary tools and abrasive wheels and discs.	$30.00	NA	NA	$17.00	0.6x	NA

1-Feb-05	M&M Engineering Limited (Newfoundland) a wholly owned subsidiary of EnerNorth Industries Ltd. (AMEX: ENY)	ENGINEERING, mechanical contracting and STEEL FABRICATION in Newfoundland, Canada	$24.90	$0.5	2.0%	$6.80	0.3x	13.9x
27-Dec-04	Key Components LLC	Provides products to OEM's in various markets. The segment offer products consisting of flexible shaft and remote valve control components and turbocharger components.	$220.00	$45.00	20.5%	$315.00	1.4x	7.0x
9-Dec-04	Commonwealth Industries, Inc.	Manufactures common alloy aluminum sheet from recycled aluminum.	$990.50	$45.93	4.6%	$339.77	0.3x	7.4x
21-Jun-04	Autocam Corporation	Engages in the design and manufacture of precision-machined metal alloy components for automotive parts suppliers	$340.87	$47.72	14.0%	$382.80	1.1x	8.0x
12-Feb-04	Denison International plc (NASDAQ:DENHY)	Engages in the manufacture, sale and service of components used in hydraulic fluid power systems including piston pumps and motors, valve pumps and motors and electronic control products.	$175.45	$22.34	12.7%	$212.21	1.2x	9.5x
17-Jan-04	Hugen	Metals Manufacturing	$1.85	NA	NA	$1.85	1.0x	NA
9-Dec-03	SPS Technologies, LLC (NYSE:ST)	Manufactures fasteners, specialty metals, magnetic products, aerospace structures and precision tools.	$833.46	$83.91	10.1%	$752.94	0.9x	9.0x
2-Jul-03	Americable, Inc. (MN) a wholly owned subsidiary of 4J2R1C, a limited partnership	Value added manufacturer of fiber optic and copper connectivity solutions, located in Bloomington, MN	$9.20	$(5.30)	-57.6%	$1.96	0.2x	NA
		MAXIMUM	$3,040.77	$285.78	20.5%	$2,321.11	1.7x	13.9x
		MEDIAN	220.00	37.97	10.5%	212.21	0.8x	8.1x
		MEAN	488.29	54.42	7.0%	367.69	0.9x	8.7x
		MINIMUM	1.85	(5.30)	-57.6%	1.85	0.2x	4.6x

Sources of Information: CapitalIQ, Mergerstat, Done Deals, SEC Edgar Filings, Thomson Financial and Pratt Stats

MARKET APPROACH—PUBLICLY TRADED GUIDELINE COMPANY METHOD

        The Guideline Company Method applies the trading multiples of publicly traded companies to the subject company to derive an indication of value. The analyst searches for guideline companies in industries similar to the subject company with operating structures and target customers as similar to the subject company as possible.

Elmet Technologies, Inc.
Market Approach Summary: Guideline Company Method
Date of Value: 09/30/2006

	LTM Enterprise Value/EBITDA	LTM Enterprise Value/EBIT
	($ in Thousands)
Financial Metric	$16,092	$13,525
Selected Median Multiples (X)(1)	9.4	10.7

Enterprise Value Before Adjustments	$151,289	$144,750
	LTM Enterprise Value/EBITDA	LTM Enterprise Value/EBIT
	($ in Thousands)
Financial Metric	$16,092	$13,525
Selected Mean Multiples (X)(1)	9.1	11.8

Enterprise Value Before Adjustments	$146,053	$159,081

Enterprise Value (High End of Range)(2)	$159,081
Enterprise Value (Low End of Range)(3)	$144,750

(1)
Selected mean and median multiples were discounted by 10% to account for the smaller size, higher leverage, and lower liquidity of Elmet as compared to the mean and median of the guideline companies. The discounted multiples appearing in the table have been rounded to the nearest tenth.

(2)
The Enterprise Value for the high end of the range is based on the mean Enterprise Value to EBIT multiple of 11.7621 times Elmet's EBIT of $13.525 million. For purposes of this calculation Houlihan used that exact multiple and not the rounded multiple of 11.8 that which appears in the table above.

(3)
The Enterprise Value for the low end of the range is based on the median Enterprise Value to EBIT multiple of 10.7019, which is multiplied by Elmet's EBIT of $13.525 million. For purposes of this calculation Houlihan used that exact multiple and not the rounded multiple of 10.7 that appears in the table above.

        Houlihan applied a guideline company method in its analysis of Elmet's fair market value. Houlihan concluded a range of $144.8 million to $159.1 million for Elmet's Enterprise Value.

        Houlihan searched the universe of publicly traded companies on U.S. exchanges and found nine companies that met its criteria for guideline companies. Houlihan performed a size, growth, leverage, profitability, turnover ratio and liquidity ("SGLPTL") analysis to compare the guideline companies to Elmet. Houlihan determined that Elmet was smaller in size, had less growth over the latest twelve-month period than, was more highly levered than, was more profitable in terms of EBITDA margin than, was similar to in terms of activity ratios to and was less liquid than the mean and medians of the guideline companies.

        Houlihan determined that the EBITDA and EBIT multiples of the guideline companies would provide the most material indications of value for Elmet and discounted the mean and median enterprise value to EBITDA and EBIT multiples of the guideline companies by 10% based upon its SGLPTL analysis.

        Allegheny Technologies Incorporated engages in the production and sale of a range of specialty metals. The company operates in three segments: High Performance Metals, Flat Rolled Products, and Engineered Products. The High Performance Metals segment produces, converts, and distributes a range of alloys, including nickel and cobalt-based alloys, and superalloys; titanium and titanium-based alloys; exotic alloys, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty metals, such as ingot, billet, bar, rod, wire, and seamless tube. The Flat Rolled Products segment produces, converts, and distributes stainless steel, nickel-based alloys, and titanium and titanium-based alloys in various forms, including plate, sheet, engineered strip, and precision rolled strip products, as well as grain-oriented silicon electrical steel, and tool steels. The Engineered Products segment primarily produces tungsten powder, tungsten heavy alloys, tungsten carbide materials, carbide cutting tools, carbon alloy steel impression die forgings, and grey and ductile iron castings. It also offers precision metals processing services, such as grinding, polishing, blasting, cutting, flattening, and ultrasonic testing. The company markets its products to aerospace, defense, chemical processing, oil and gas, electrical energy, construction and mining, automotive, food processing equipment and appliances, machine and cutting tools, transportation and medical industries in the United States, Canada, the United Kingdom, Germany, France, China, Japan, and other countries. Allegheny Technologies was founded in 1960 and is based in Pittsburgh, Pennsylvania.

        Brush Engineered Materials, Inc., through its subsidiaries, manufactures engineered materials for the telecommunications and computer, magnetic and optical data storage, automotive electronics, industrial components, aerospace and defense, and appliance markets in the United States and internationally. It manufactures beryllium-containing materials, including copper-nickel-tin alloys; beryllium, AlBeMet, and Ematerials; and engineered material systems that are combinations of precious and non-precious metals in continuous strip form. The company also manufactures and fabricates precious metal and specialty metal products, including vapor deposition materials, clad and precious metals preforms, high temperature braze materials, ultra fine wire, and sealing lids, as well as restorative dental alloys for the magnetic and optical data storage, magnetic head, including magnetic resistive and giant magnetic resistive materials, electron tube, medical and the wireless, semiconductor, photonic and hybrid applications. Brush Engineered Materials was founded in 1931 and is based in Cleveland, Ohio.

        Carpenter Technology Corporation engages in the manufacture, fabrication, and distribution of specialty metals and engineered products. It offers specialty metals, including stainless steels, titanium products, high temperature alloys, electronic alloys, tool steels, and other alloys in billet, bar, wire, rod, strip, and powder forms. The company also provides engineered products, such as structural ceramic products, ceramic cores for the investment casting industry, and custom shaped bars. In addition, it offers metal powders and fabricated metal products. The company serves aerospace, industrial, consumer, automotive, medical, and power generation sectors. It distributes its products directly from its production plants and distribution network, as well as through independent distributors worldwide. The company was founded in 1889 and is based in Reading, Pennsylvania.

        Haynes International, Inc. engages in the development, manufacture, and marketing of metal alloys applied primarily in the aerospace, land based gas turbine, and chemical processing industries in the United States, Europe, and Asia. It offers high temperature resistant alloys, which are used by manufacturers of equipment that is subjected to high temperatures, such as jet engines for the aerospace industry, gas turbine engines used for power generation and waste incineration, and industrial heating equipment. The company also provides corrosion resistant alloys, which are used applications that require resistance to corrosion, such as chemical processing, power plant emissions control, and hazardous waste treatment. Haynes International produces its alloy products primarily in sheet, coil, and plate forms, as well as in seamless and welded tubulars, bar, billet, and wire forms. The company was founded in 1912 and is headquartered in Kokomo, Indiana.

        Kennametal, Inc. engages in the development manufacture, and distribution of tooling, engineered components, and advanced materials consumed in production processes. The company operates in three segments: Metalworking Solutions and Services, Advanced Materials Solutions, and J and L Industrial Supply. Metalworking Solutions and Services segment provides consumable metalcutting tools and tooling systems to manufacturing companies. This segment serves manufacturers of automobiles, trucks, aerospace components, farm equipment, oil and gas drilling and processing equipment, railroad, marine and power generation equipment, machinery, appliances, factory equipment, and metal components, as well as job shops and maintenance operations. Advanced Materials Solutions segment produces and sells cemented tungsten carbide products used in mining, highway construction, and engineered applications requiring wear and corrosion resistance, including circuit board drills, compacts, and other similar applications. This segment also manufactures and markets engineered components with a proprietary metal cladding technology, as well as sells metallurgical powders to manufacturers of cemented tungsten carbide products. In addition, it provides application-specific component design services and on-site application support services. J and L Industrial Supply segment provides metalworking consumables, related products, and related technical and supply chain-related productivity services to small- and medium-sized manufacturers in the United States and the United Kingdom. It markets products and services through annual mail-order catalogs and monthly sales flyers, telemarketing, the Internet, and field sales. This segment distributes various metalcutting tools, abrasives, drills, machine tool accessories, precision measuring tools, gages, hand tools, and other supplies used in metalcutting operations. The company was founded in 1938 and is headquartered in Latrobe, Pennsylvania.

        Precision Castparts Corp. engages in the manufacture of metal components and products; and the provision of investment castings, forgings, and fasteners/fastener systems for critical aerospace and industrial gas turbine applications. It operates through four segments: Investment Cast Products, Forged Products, Fastener Products, and Industrial Products. The Investment Cast Products segment manufactures aerospace structural castings, aerospace airfoil castings, industrial gas turbine castings, and other investment casting products for aircraft engines, industrial gas turbine engines, airframes, medical prostheses, and other industrial applications. It also provides alloys and waxes to other companies with investment casting operations. The Forged Products segment manufactures forged components from titanium and nickel-based alloys for jet engines, including fan discs, compressor discs, turbine discs, seals, spacers, shafts, hubs, and cases for use in power plants and oil and gas industry applications. It also produces various mechanical and structural tubular forged products, and supplies propulsion systems on nuclear submarines and aircraft carriers, as well as forgings for pumps, valves, and structural applications for naval defense applications. The Fastener Products segment develops and manufactures engineered fasteners, fastener systems, and precision components primarily for aerospace and automotive applications. The Industrial Products segment produces refiner plates and screen cylinders for use in the pulp and paper industry, and rebuilds refiner equipment that is used in the pulping process. It also manufactures metal-injection-molded, metal-matrix-composite, and ThixoFormed components for various industrial applications. The company offers its products through direct sales force, independent sales representatives, and distributors primarily in the United States, Europe, and Asia. Precision Castparts was founded in 1949 and is based in Portland, Oregon.

        Parker-Hannifin Corporation manufactures fluid power systems, electromechanical controls, and related components. The company's Industrial segment manufactures connectors; hydraulic components and systems; and pneumatic and electromechanical components, as well as electromechanical products, including human-machine interface hardware and software; industrial PCs; single and multi-axis stand-alone and busbased controllers; rotary and linear servo motors and stepper motors; analog and digital stepper and servo drives; precision gear heads; ballscrew, belt, and linear motor driven positioning tables; electric rod-style and rodless cylinders; and gantry robots. This segment also produce sealing devices; gaskets and packings; electromagnetic interference shielding and thermal management products; filters, systems, and instruments; process, chemical, and microfiltration filters; compressed air and gas purification filters; compressed air and gas dryers; lube oil and fuel filters; fuel conditioning filters; fuel filters/water separators; cabin air filters; intake air filters; and nitrogen and hydrogen generators and condition monitoring devices; and flow components. Its Aerospace segment offers hydraulic and primary flight control systems that include hydraulic, electrohydraulic, and electromechanical components used for control of aircraft rudders, elevators, ailerons, and other aerodynamic control surfaces and utility hydraulic components. The company's Climate and Industrial Controls segment provides refrigeration and air conditioning systems and components, and fluid control process systems and components, which are used in the mobile and stationary refrigeration, and air conditioning industry. In addition, it designs and manufactures custom-engineered buildings. Parker-Hannifin markets its products through direct sales, independent distributors, sales representatives, and builder/dealers. The company was founded in 1918 and is based in Cleveland, Ohio.

        RTI International Metals, Inc. engages in the manufacture and sale of titanium mill products and fabricated metal components worldwide. Its products are used in the aerospace, oil and gas exploration and production, geo-thermal energy production, chemical processing, and other industries. It operates through two segments: Titanium and Fabrication and Distribution. The Titanium segment offers titanium mill products and ferro titanium alloys, including ingots, slabs, blooms, billets, bars, plates, and sheets. These products are fabricated into parts and utilized in aircraft structural sections, such as landing gear parts, fasteners, tail sections, wing support, and carry-through structures, as well as various engine components, including rotor blades, vanes and discs, rings, engine cases, and armor for military vehicles. This segment's customers include aircraft manufacturers and their family of subcontractors, including fabricators, forge shops, extruders, fastener manufacturers, machine shops, and metal distribution companies. The Fabrication and Distribution segment engages in the fabrication and distribution of titanium mill products and other specialty metals, such as stainless steel and nickel-based alloys. Its fabricated products include seamless and welded pipe, engineered tubular products and assemblies and extrusions, hot formed and superplastically formed parts, machined, assembled, cut parts, and extruded shapes. This segment also provides warehousing, distribution, finishing, cut-to-size and delivery services of titanium, steel, and other metal products. The company was founded in 1950 and is headquartered in Niles, Ohio.

        Titanium Metals Corporation produces titanium melted and mill products. It offers titanium sponge, melted products, mill products, and industrial fabrications. The company's titanium sponge is the basic form of titanium metal used in processed titanium products. Its melted products include ingot, electrodes, and slab, which are the result of melting sponge and titanium scrap either alone or with various alloys. The company's mill products that are forged and rolled from ingot or slab include billets and bars, plates, sheets, strips, and pipes. Titanium Metals fabrication products include spools, pipefittings, manifolds, and vessels that are cut, formed, welded, and assembled from titanium mill products. It sells its products through its sales force in the United States and Europe; through independent agents and distributors worldwide; and through service centers. The company was founded in 1950 and is headquartered in Denver, Colorado.

        Houlihan analyzed the mean daily return and standard deviation of the guideline companies over the past three years to determine the volatility of the industry as a whole. Additionally, Houlihan noted the upward trend in value of the guideline companies over the past three years.

80% TEST

        Houlihan performed a test to ensure that the fair market value of Elmet is at least equal to 80% of net assets of HAC at the time of the Transaction.

Elmet Technologies, Inc.
80% Test

	Minimum	Maximum
HAC's Book Value of Common Equity(1)	$62,355,516	$62,355,516
Common Stock Subject to Conversion	$—	$15,560,216

Net Asset Value (as of June 30, 2006)	$62,355,516	$77,915,732
80% of the Net Asset value of HAC	$49,884,413	$62,332,586
Indicated Value Range of Elmet(2)	$136,000,000	$176,050,000
	PASS	PASS

(1)
From HAC's SEC Filing on Form 10-Q for the period ending June 30, 2006

(2)
See valuation conclusion for indicated value range of Elmet

1.2 Update to Engagement Letter
Disclosing Houlihan's Consent

1.2 Update to engagement letter disclosing Houlihan's consent

        Below is an update to the engagement letter between Houlihan Smith & Company, Inc. ("Houlihan") and Harbor Acquisition Corporation dated September 7, 2006, as updated with respect to this supplement dated March 30, 2007:

  Our written opinion dated October 11, 2006 and our supplement thereto dated March 30, 3007 shall be used only (i) by the Board of Directors in evaluating the Transaction, (ii) in filings made by the Company with the Securities and Exchange Commission (by reference and/or as an exhibit), (iii) by reproduction in full in any proxy statement or similar disclosure document disseminated to shareholders, and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the opinion. Our opinion will be provided to the Board of Directors for its evaluation and analysis of the Transaction and we are not required to update our opinion as of a later date than its original date of October 11, 2006.

Annex D

October 16, 2006

Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
Attention: Robert J. Hanks

Elmet Technologies, Inc.
Commitment Letter

Ladies and Gentlemen:

        You have advised Bank of America, N.A. ("Bank of America") and Banc of America Securities LLC ("BAS") that, Harbor Acquisition Corporation, a Delaware corporation ("you" or the "Company"), intends to acquire (the "Acquisition"), all of the stock of Elmet Technologies, Inc., a Delaware corporation (the "Target"), from the existing shareholders of the Target (the "Sellers"), for not more than $150 million in cash and equity, including a contingent payment of not more than $28 million ("Contingent Payment") payable after the Closing Date (as hereinafter defined) in accordance with the terms of the Purchase Agreement (as hereinafter defined). The Acquisition will be effected through the purchase of stock of the Target by the Company, with the Target to become a subsidiary of the Company. The Company will also pay up to $3.0 million if the closing of the Acquisition occurs after December 31, 2006.

        You have also advised Bank of America and BAS that you intend to finance the Acquisition, the repayment of certain existing indebtedness of the Target, costs and expenses related to the Transaction (as hereinafter defined) and the ongoing working capital and other general corporate purposes of Target and its subsidiaries after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Transaction): (a) common equity will be issued by the Company at a deemed value of $6.00 per share to the Sellers for Target common stock valued at $13.147 million (the "Equity Co-Investment") and (b) up to $70 million in senior secured credit facilities (the "Senior Credit Facility") of the Borrower (as defined in the Summary of Terms), comprised of (i) a term loan facility aggregating up to $50 million and (ii) a revolving credit facility of up to $20 million. The Acquisition, the Equity Co-Investment, the entering into and funding of the Senior Credit Facility and all related transactions are hereinafter collectively referred to as the "Transaction." The sources and uses for the financing for the Transaction are as set forth on Schedule I hereto.

        In connection with the foregoing, Bank of America is pleased to advise you of its commitment to provide the full principal amount of the Senior Credit Facility and to act as the sole and exclusive administrative agent (in such capacity, the "Administrative Agent") for the Senior Credit Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Exhibit A hereto and incorporated herein by this reference (the "Summary of Terms" and, together with this letter agreement, the "Commitment Letter"). BAS is pleased to advise you of its willingness, as the sole and exclusive lead arranger and sole book manager (in such capacities, the "Lead Arranger") for the Senior Credit Facility, to use its best efforts to form a syndicate of financial institutions and institutional lenders (including Bank of America) (collectively, the "Lenders") in consultation with you for the Senior Credit Facility. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summary of Terms.

        The commitment of Bank of America hereunder and the undertaking of BAS to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to Bank of America and BAS: (a) the completion of a due diligence review of the assets, liabilities (including contingent liabilities) and businesses of the Target and its subsidiaries in scope and with results satisfactory to us in our sole and absolute discretion; (b) the accuracy and completeness of all representations that you and your affiliates make to Bank of America and BAS and your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letter (as hereinafter defined); (c) prior to and during the syndication of the Senior Credit Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Company, the Target or any of their respective subsidiaries; (d) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facility consistent with the Summary of Terms and otherwise satisfactory to Bank of America and BAS; (e) no material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally shall have occurred that, in the judgment of Bank of America and BAS, would impair the syndication of the Senior Credit Facility; and (f) no change, occurrence or development shall have occurred or become known to Bank of America or BAS since (i) in the case of the Target and its subsidiaries, December 31, 2005, or (ii) in the case of the Company, May 1, 2006, that could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of (1) the Target and its subsidiaries, taken as a whole, or (2) the Company taken as a whole.

        BAS intends to commence syndication of the Senior Credit Facility promptly upon your acceptance of this Commitment Letter and the Fee Letter, and the commitment of Bank of America hereunder shall be reduced dollar-for-dollar as and when corresponding commitments are received from the Lenders. You agree to actively assist, and to cause the Target to actively assist, BAS in achieving a syndication of the Senior Credit Facility that is satisfactory to BAS and you. Such assistance shall include (a) your providing and causing your advisors to provide Bank of America and BAS and the other Lenders upon request with all information reasonably deemed necessary by Bank of America and BAS to complete syndication, including, but not limited to, information and evaluations prepared by you, the Target and your and their advisors, or on your or their behalf, relating to the Transaction, (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facility, (c) using your best efforts to ensure that the syndication efforts of BAS benefit materially from your existing lending relationships and the existing banking relationships of the Target and (d) otherwise assisting Bank of America and BAS in their syndication efforts, including by making your officers and advisors and the officers and advisors of the Target and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Target and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders. You hereby agree that the Information Memorandum to be used in connection with the syndication of the Senior Credit Facility shall be completed on or before November 15, 2006.

        It is understood and agreed that BAS will manage and control all aspects of the syndication, in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of Bank of America and BAS.

        You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), which has been or is hereafter made available to Bank of America, BAS or the Lenders by you or any of your representatives (or on your or their behalf) or by the Target or any of its subsidiaries or representatives (or on their behalf) in connection with any aspect of the Transaction (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (b) all financial projections concerning the Target and its subsidiaries that have been or are hereafter made available to Bank of America, BAS or the Lenders by you or any of your representatives (or on your or their behalf) or by the Target or any of its subsidiaries or representatives (or on their behalf) (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the date of the initial borrowing under the Senior Credit Facility (the "Closing Date") so that the representation, warranty and covenant in the immediately preceding sentence is correct on the Closing Date. In issuing this commitment and in arranging and syndicating the Senior Credit Facility, Bank of America and BAS are and will be using and relying on the Information and the Projections (collectively, the "Pre-Commitment Information") without independent verification thereof.

        You hereby acknowledge that (a) BAS and/or Bank of America will make available Information and Projections (collectively, "Borrower Materials") to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the proposed Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). You hereby agree that (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet among such Borrower Materials and that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," you shall be deemed to have authorized BAS, Bank of America and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) BAS and Bank of America shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

        By executing this Commitment Letter, you agree to reimburse Bank of America and BAS from time to time on demand for all reasonable and accountable out-of-pocket fees and expenses (including, but not limited to (a) the reasonable fees, disbursements and other charges of Bingham McCutchen LLP, as counsel to the Lead Arranger and the Administrative Agent, and of special and local counsel to the Lenders retained by the Lead Arranger or the Administrative Agent, (b) due diligence expenses, and (c) all CUSIP fees for registration with the Standard & Poor's CUSIP Service Bureau) (the "Expense Amount"). The Expense Amount incurred in connection with this Commitment Letter, the syndication of the Senior Credit Facility and with certain other aspects of the Transaction and any similar transaction and any of the other transactions contemplated thereby will not exceed $25,000 (and the fees and expenses of Bingham McCutchen LLP shall not exceed $20,000); provided, that the Expense Amount shall only apply to those out-of-pocket fees and expenses incurred prior to the Securities and Exchange Commission clearing the Proxy Statement (as defined in the Purchase Agreement) for distribution to the shareholders of the Company (the "SEC Approval") (it being understood that the Expense Amount specifically excludes any fees and expenses due to Bank of America or BAS pursuant to the terms of the Fee Letter or incurred by counsel to the Lead Arranger and the Administrative Agent in connection with the preparation of the definitive loan documentation).

        You agree to indemnify and hold harmless Bank of America, BAS, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Senior Credit Facility and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. Each Indemnified Party shall provide you with prompt written notice of a claim and give you a right to defend such claim provided such defense is actively and diligently pursued. If you elect to pursue such defense, each Indemnified Party shall have the right to engage separate counsel at its own cost. You agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. It is further agreed that Bank of America shall only have liability to you (as opposed to any other person), and that Bank of America shall be liable solely in respect of its own commitment to the Senior Credit Facility on a several, and not joint, basis with any other Lender, and that such liability shall only arise to the extent damages have been caused by a breach of Bank of America's obligations hereunder to negotiate in good faith definitive documentation for the Senior Credit Facility on the terms set forth herein, as determined in a final, nonappealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

        This Commitment Letter and the fee letter among you, Bank of America and BAS of even date herewith (the "Fee Letter") and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Transaction or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letter (a) on a confidential basis to the board of directors and advisors of the Target in connection with their consideration of the Transaction, and (b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. Bank of America and BAS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America or BAS, as applicable, to identify you in accordance with the Act.

        You acknowledge that Bank of America and BAS or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Bank of America and BAS agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you, the Target and your and their respective affiliates with the same degree of care as they treat their own confidential information. Bank of America and BAS further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that Bank of America and BAS are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you, the Target or any of your or its respective affiliates that is or may come into the possession of Bank of America, BAS or any of such affiliates.

        In connection with all aspects of each transaction contemplated by this letter, you acknowledge and agree that: (i) the Senior Credit Facility and any related arranging or other services described in this letter is an arm's-length commercial transaction between you and your affiliates, on the one hand, and Bank of America and BAS, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this letter; (ii) in connection with the process leading to such transaction, Bank of America and BAS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) neither Bank of America nor BAS has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates' favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Bank of America or BAS has advised or is currently advising you or your affiliates on other matters) and neither Bank of America nor BAS has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter; (iv) Bank of America and BAS and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and Bank of America and BAS have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America and BAS have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Bank of America and BAS with respect to any breach or alleged breach of agency or fiduciary duty.

        The provisions of the immediately preceding five paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facility shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of Bank of America or BAS hereunder.

        This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

        This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, Bank of America and BAS hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of Bank of America and BAS in the negotiation, performance or enforcement hereof. The commitments and undertakings of Bank of America and BAS may be terminated by us if you fail to perform your obligations under this Commitment Letter or the Fee Letter on a timely basis.

        This Commitment Letter, together with the Summary of Terms and the Fee Letter, embodies the entire agreement and understanding among Bank of America, BAS, the Company and its affiliates with respect to the Senior Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment of Bank of America and the undertaking of BAS hereunder are not limited to those set forth herein or in the Summary of Terms. Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letter are subject to mutual agreement of the parties. No party has been authorized by Bank of America or BAS to make any oral or written statements that are inconsistent with this Commitment Letter.

        This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

        This Commitment Letter and all commitments and undertakings of Bank of America and BAS hereunder will expire at 5:00 p.m. (New York City time) on October 20, 2006 unless you execute this Commitment Letter and the Fee Letter and return them to us prior to that time. Thereafter, all commitments and undertakings of Bank of America and BAS hereunder will expire on the earliest of (a) March 31, 2007, unless the Closing Date occurs on or prior thereto, (b) the closing of the Acquisition without the use of the Senior Credit Facility and (c) the acceptance by the Company or any of its affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Target and its subsidiaries other than as part of the Transaction. In consideration of the time and resources that BAS and Bank of America will devote to the Senior Credit Facility, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing Senior Credit Facility for the Borrower and its subsidiaries with respect to the matters addressed in this letter.

        [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,
BANK OF AMERICA, N.A.
		By:	Name: Jane A. Parker Title: Vice President
BANC OF AMERICA SECURITIES LLC
		By:	Name: Robert C. Megan Title: Managing Director
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
HARBOR ACQUISITION CORPORATION
By:	Name: Robert J. Hanks Title: Chief Executive Officer

Schedule I

SOURCES AND USES OF FUNDS**
($ millions)

SOURCES		USES
Senior Credit Facility
Term Loan Facility	$50,000,000	Cash Purchase Price of Target	$89,700,000
Revolving Credit Facility	$556,000
Equity Co-Investment	$13,147,000	Refinancing of Existing Target Debt	$32,300,000
Cash on Hand	$60,965,000	Estimated fees and expenses	$2,975,000
Total Sources	$124,975,000	Total Uses	$124,975,000

**
Does not include $28,000,000 Contingent Payment.

EXHIBIT A

ELMET TECHNOLOGIES, INC.
Senior Credit Facility
Summary of Terms and Conditions
Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Exhibit A is attached.

BORROWER:	Elmet Technologies, Inc., a Delaware corporation ("Borrower").
GUARANTORS:
The obligations of the Borrower and its subsidiaries under the Senior Credit Facility and under any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be guaranteed by Harbor Acquisition Corporation, a Delaware corporation (the "Company") and each existing and future direct and indirect domestic subsidiary of the Borrower (collectively, the "Guarantors"). All guarantees will be guarantees of payment and not of collection.
ADMINISTRATIVE AND COLLATERAL AGENT:	Bank of America, N.A. ("Bank of America") will act as sole and exclusive administrative and collateral agent (the "Administrative Agent").
SOLE LEAD ARRANGER AND SOLE BOOK MANAGER:	Banc of America Securities LLC ("BAS") will act as sole and exclusive lead arranger and sole book manager (the "Lead Arranger").
LENDERS:	Bank of America and other banks, financial institutions and institutional lenders acceptable to BAS and the Administrative Agent and selected in consultation with the Borrower.
SENIOR CREDIT FACILITIES:	An aggregate principal amount of up to $70 million will be available through the following facilities:
Term Loan Facility: a $50 million term loan facility, all of which will be drawn on the Closing Date (the "Term Loan Facility").

Revolving Credit Facility: a $20 million revolving credit facility, available from time to time until the fifth anniversary of the Closing Date (the "Revolving Credit Facility"), which will include a sublimit to be determined for the issuance of standby letters of credit (each a "Letter of Credit"). Letters of Credit will be initially issued by Bank of America (in such capacity, the "Fronting Bank"), and each of the Lenders under the Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit.
PURPOSE:
The proceeds of the Senior Credit Facility shall be used to (a) finance the Acquisition; (b) refinance certain existing indebtedness of the Target and its subsidiaries (c) pay fees and expenses incurred in connection with the Transaction; and (d) provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.

CLOSING DATE:	The execution of definitive loan documentation to occur on or before March 31, 2007 (the "Closing Date").
INTEREST RATES:
The interest rates per annum (calculated on a 360-day basis) applicable to the Senior Credit Facility will be LIBOR plus the Applicable Margin (as hereinafter defined). The Applicable Margin means a percentage per annum to be determined in accordance with the attached pricing grid based on the Leverage Ratio (total debt/EBITDA).

The Borrower may select interest periods of one, two, three or six months for LIBOR rate advances, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.
During the continuance of any default under the loan documentation, the Applicable Margin on all obligations owing under the loan documentation shall increase by 2% per annum.
COMMITMENT FEE:
Commencing on the Closing Date, a commitment fee equal to a percentage per annum determined in accordance with the attached pricing grid, based on the Leverage Ratio (calculated on a 360-day basis) shall be payable on the unused portions of the Senior Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.
LETTER OF CREDIT FEES:
Letter of Credit fees equal to the Applicable Margin from time to time on Revolving Credit LIBOR rate advances on a per annum basis will be payable quarterly in arrears and shared proportionately by the Lenders under the Revolving Credit Facility. In addition, a fronting fee will be payable to the Fronting Bank for its own account, in an amount equal to 0.25% per annum of the amount available to be drawn under such Letter of Credit, payable quarterly in arrears.
MATURITY:
The Term Loan Facility shall be subject to repayment according to the Scheduled Amortization, with the final payment of all amounts outstanding, plus accrued interest, being due six (6) years after the Closing Date.
The Revolving Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full five (5) years after the Closing Date.
SCHEDULED AMORTIZATION:
Term Loan Facility: The Term Loan Facility will be subject to quarterly amortization of principal (in equal installments) with (a) $5,000,000 in the aggregate payable in the first year after the Closing Date, (b) $5,000,000 in the aggregate payable in the second year after the Closing Date, (c) $7,500,000 in the aggregate payable in the third year after the Closing Date, (d) $10,000,000 in the aggregate payable in the fourth year after the Closing Date, (e) $10,000,000 in the aggregate payable in the fifth year after the Closing Date, (f) $12,500,000 in the aggregate payable in the sixth year after the Closing Date, and (g) the remaining principal of the Term Loan Facility payable at maturity (collectively, the "Scheduled Amortization").

Revolving Credit Facility: Advances under the Revolving Credit Facility may be made, and Letters of Credit may be issued, on a revolving basis up to the full amount of the Revolving Credit Facility.
MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS:
In addition to the amortization set forth above, 100% of all net cash proceeds (a) from sales of property and assets of the Borrower and its subsidiaries (excluding sales of inventory in the ordinary course of business and other exceptions to be agreed in the loan documentation), (b) of Extraordinary Receipts (to be defined in the loan documentation and to exclude cash receipts in the ordinary course of business) and (c) from the issuance or incurrence after the Closing Date of additional debt of the Borrower or any of its subsidiaries otherwise permitted under the loan documentation with exceptions to be agreed.
OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS:
The Senior Credit Facility may be prepaid at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR rate advances other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom. The unutilized portion of any commitment under the Senior Credit Facility may be reduced or terminated by the Borrower at any time without penalty.
SECURITY:
The Borrower and each of the Guarantors shall grant the Administrative Agent and the Lenders valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) liens and security interests in all of the following:
(a) All present and future shares of capital stock of the Borrower (or other ownership or profit interests in) and each of its present and future direct and indirect domestic subsidiaries.
(b) All present and future intercompany debt of the Borrower and each Guarantor.
(c)
All of the present and future property and assets, real and personal, of the Borrower and each Guarantor, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash.
(d) All proceeds and products of the property and assets described in clauses (a), (b) and (c) above.

The Security shall ratably secure the relevant party's obligations in respect of the Senior Credit Facility, any treasury management arrangements and any interest rate swap or similar agreements with a Lender under the Senior Credit Facility.

CONDITIONS PRECEDENT TO CLOSING:
The closing and the initial extension of credit under the Senior Credit Facility will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent for leveraged financings involving a special purpose acquisition company generally and for this Transaction in particular, including, but not limited to, the following:
(a)
The Lenders shall have completed a due diligence investigation of the Company, the Target and their respective subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Company, the Target and their respective subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons and businesses as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, a prospectus of the Company and its subsidiaries dated April 27, 2006, the annual (or other audited) financial statements of the Target and its subsidiaries for the fiscal years ended 2004 and 2005, interim financial statements of the Target and its subsidiaries (i) dated September 30, 2006 and (ii) the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date); All of the Pre-Commitment Information shall be complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Administrative Agent or the Lenders regarding the Company, the Target and their respective subsidiaries or the Transaction after the date such due diligence investigation has been completed that (A) either individually or in the aggregate, could reasonably be expected to (1) have a material adverse effect on business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise) or prospects of (x) the Target and its subsidiaries, taken as a whole, or (y) the Borrower and its subsidiaries, taken as a whole, (2) adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the loan documentation or (3) adversely affect the rights and remedies of the Administrative Agent or the Lenders under the loan documentation or (B) purports to adversely affect the Senior Credit Facility or any other aspect of the Transaction (collectively, a "Material Adverse Effect").
	(b)	The negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facility satisfactory to BAS, the Administrative Agent and the Lenders.

(c)
The final terms and conditions of each aspect of the Transaction, including, without limitation, all tax aspects thereof, shall be (i) as described in the Commitment Letter and otherwise consistent with the description thereof received in writing as part of the Pre-Commitment Information and (ii) otherwise satisfactory to the Lenders. The Lenders shall be reasonably satisfied with the stock purchase agreement (including all schedules and exhibits thereto) regarding the Target and its subsidiaries (the "Purchase Agreement") which shall provide for an aggregate purchase price not in excess of $150 million in cash and equity and all other agreements, instruments and documents relating to the Transaction; and the Purchase Agreement and such other agreements, instruments and documents relating to the Transaction shall not be altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Lenders. The Acquisition shall have been consummated in accordance with the terms thereof and in compliance with applicable law and regulatory approvals.
(d)
The Lenders shall be satisfied with (i) the pro forma capital and ownership structure and the shareholder arrangements of the Borrower and each of the Guarantors, including, without limitation, the charter and bylaws of the Borrower and each such Guarantor and each agreement or instrument relating thereto, and (ii) the amount, tenor, ranking and other terms and conditions of all other equity comprising part of the Transaction. Without limiting the generality of the above, the Lenders shall be satisfied that the Borrower shall have received a net capital contribution of in an amount at least equal to that set forth on Schedule I.
(e)
There shall not have occurred a material adverse change in the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise) or prospects of the (i) the Target and its subsidiaries, taken as a whole, or (ii) the Borrower and its subsidiaries, taken as a whole, since December 31, 2005.
(f)
The Lenders shall have received the audit of the Target and its subsidiaries for the nine-month period ending September 30, 2006, which shall (i) be in form and substance satisfactory to the Administrative Agent and (ii) demonstrate consolidated EBITDA of not less than $10,500,000.
(g)
The Lenders shall have received certification as to the financial condition and solvency of the Borrower and its subsidiaries (after giving effect to the Transaction and the incurrence of indebtedness related thereto) from the chief financial officer of the appropriate entities.

(h)
The Lenders shall have received (i) satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Senior Credit Facility) and of appropriate local counsel and such corporate resolutions, certificates and other documents as the Lenders shall reasonably require and (ii) satisfactory evidence that (A) at least 85% of the ownership interest in the Target shall be owned, directly or indirectly, by the Company and all capital stock of the Borrower's subsidiaries shall be owned by the Borrower or one or more of the Borrower's subsidiaries, in each case free and clear of any lien, charge or encumbrance not permitted under the loan documentation and (B) the Administrative Agent (on behalf of the Lenders) shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in such capital stock and in the other collateral referred to under the section "Security" set forth above.
(i)
All filings, recordations and searches necessary or desirable in connection with the liens and security interests referred to above under Security shall have been duly made; all filing and recording fees and taxes shall have been duly paid and any surveys, title insurance, landlord waivers and access letters requested by the Administrative Agent with respect to real property interests of the Borrower and its subsidiaries shall have been obtained. The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its subsidiaries; and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lenders' collateral described under the paragraph "Security" set forth above.
(j)
Receipt of all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the Transaction and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Borrower and its subsidiaries or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.

(k)
The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower or the Target, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.
(l)	All loans made by the Lenders to the Borrower or any of its affiliates shall be in full compliance with the Federal Reserve's margin regulations.
(m)
The Administrative Agent shall be satisfied that the amount of committed financing available to the Borrower and its subsidiaries shall be sufficient to meet the ongoing financial needs of the Borrower and its subsidiaries after giving effect to the Transaction. The Lenders shall be satisfied with the amount, terms, conditions and holders of all intercompany indebtedness and all indebtedness and other material liabilities owing to third parties to be outstanding on and after the Closing Date.
(n)
The Lenders shall have received environmental indemnifications, in form and substance satisfactory to the Lenders, from an environmental consulting firm acceptable to the Lenders, which report shall identify existing and potential environmental concerns, and shall quantify related costs and liabilities, associated with any manufacturing facilities of the Borrower or any of its subsidiaries, and the Lenders shall be satisfied with the nature and amount of any such matters and with the Borrower's plans with respect thereto.
(o)
The Lenders shall be satisfied that (i) the Borrower and its subsidiaries will be able to meet its obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower, the Target and their respective ERISA affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.
(p)
The Lenders shall have received pro forma consolidated financial statements as to the Borrower and its subsidiaries, and forecasts prepared by management of the Borrower, each in form satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Senior Credit Facility.

(q)
The Lenders shall have received evidence satisfactory to the Lead Arranger that the ratio of total debt of the Borrower and its subsidiaries at the Closing Date to the consolidated EBITDA of the Borrower and its subsidiaries (which pro forma ratio shall be calculated reflecting the Transaction on a pro forma basis) was not greater than 3.50:1.00.
(r)
All accrued fees and expenses of the Administrative Agent, the Lead Arranger and the Administrative Agent and the Lenders (including the fees and expenses of counsel for the Administrative Agent and local counsel for the Lenders) shall have been paid.
(s)
The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request, including an appraisal, in respect of the real property of the Target, located in Lewiston, Maine.
	(t)	The existing indebtedness of the Target shall have been repaid.
CONDITIONS PRECEDENT TO EACH BORROWING UNDER THE SENIOR CREDIT FACILITIES:
Each borrowing or issuance or renewal of a Letter of Credit under the Senior Credit Facility will be subject to satisfaction of the following conditions precedent: (a) all of the representations and warranties in the loan documentation shall be materially true and correct; and (b) no defaults or Events of Default shall have occurred and be continuing..
REPRESENTATIONS AND WARRANTIES:
Usual and customary for transactions of this type, including, without limitation: (a) corporate existence and status; (b) corporate power and authority, enforceability; (c) no violation of law, contracts or organizational documents; (d) no material litigation; (e) accuracy and completeness of specified financial statements and other information and no material adverse change; (f) no required governmental (including without limitation exchange control) or third party approvals or consents; (g) use of proceeds and not engaging in business of purchasing/carrying margin stock; (h) valid ownership of property and assets (including, intellectual property and licenses), free and clear of liens, charges and other encumbrances, and insurance matters; (i) status under Investment Company Act; (j) ERISA matters; (k) environmental matters; (l) tax matters; (m) accuracy of disclosure; (n) compliance with laws; (o) subsidiaries; (p) no default; (q) perfected liens, security interests and charges; and (r) solvency.

COVENANTS:	Those affirmative, negative and financial covenants (applicable to the Borrower and its subsidiaries) customarily found in transactions of this type, including, without limitation, the following:
(a)
Affirmative Covenants—(i) Compliance with laws; (ii) payment of taxes and other obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) visitation and inspection rights; (vi) keeping of proper books in accordance with generally accepted accounting principles; (vii) maintenance of properties; (viii) performance of leases, related documents and other material agreements; (ix) conducting transactions with affiliates on terms equivalent to those obtainable on an arm's-length basis; (x) further assurances as to perfection and priority of security interests; (xi) grant of security on additional property and assets upon the occurrence of an Event of Default; (xii) use of proceeds; and (xiii) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and monthly and quarterly unaudited financial statements, notices of defaults, compliance certificates, annual business plans and forecasts, notices of material litigation, material governmental proceedings or investigations, material environmental actions and liabilities, and material ERISA and tax events and liabilities, reports to shareholders and other creditors, and other business and financial information as any Lender shall reasonably request).
(b)
Negative Covenants—Restrictions on (i) liens; (ii) debt, guarantees and other contingent obligations (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the Lenders); (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets (other than sales of inventory in the ordinary course of business); (v) loans, acquisitions, joint ventures and other investments; (vi) dividends and other distributions to, and redemptions and repurchases from, equityholders; (vii) creating new subsidiaries; (viii) becoming a general partner in any partnership; (ix) prepaying, redeeming or repurchasing debt; (x) capital expenditures; (xi) granting negative pledges other than to the Administrative Agent and the Lenders; (xii) changes in the nature of business; (xiii) amending organizational documents, or amending or otherwise modifying any debt, any related document or any other material agreement; (xiv) payment restrictions affecting subsidiaries of the Borrower; and (xv) changes in accounting policies or reporting practices; in each of the foregoing cases, with such exceptions as may be agreed upon in the loan documentation.

	(c)	Financial Covenants—To include the following:
•
Maintenance of a maximum Leverage Ratio (total debt/EBITDA) not to exceed: (i) for the period from the Closing Date through December 31, 2007, 3.50:1.00, (ii) for the period from January 1, 2008 through September 30, 2008, 3.25:1.00, and (iii) for the period from October 1, 2008 and thereafter, 2.75:1.00;
•
Maintenance of a minimum Fixed Charge Coverage Ratio of 1.25:1.00 (EBITDA less, the sum of unfunded capital expenditures plus cash taxes plus dividends and distributions on equity, if any/the sum of cash interest expense plus scheduled and mandatory principal payments and prepayments);
		•	Maintenance of minimum EBITDA of $14,500,000, with step-up provisions to be agreed; and
		•	Minimum liquidity of $3,000,000 (inclusive of revolver availability) after giving effect to the Contingent Payment.

All of the financial covenants will be calculated on a consolidated basis and for each consecutive four (4) fiscal quarter period, except that during the first year following the Closing Date such measurements shall be made for the period of time since the Closing Date and, where appropriate, annualized.
INTEREST RATE PROTECTION:	The Borrower shall obtain interest rate protection in form and with parties acceptable to the Lenders for a notional amount and otherwise on terms to be agreed in the loan documentation.
EVENTS OF DEFAULT:
Usual and customary in transactions of this nature, including, without limitation, (a) nonpayment of principal, interest, fees or other amounts, (b) any representation or warranty proving to have been incorrect when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after such failure; (d) cross-defaults to other indebtedness in an amount to be agreed; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (g) actual or asserted impairment of loan documentation or security; (h) change of control; and (i) customary ERISA defaults.

ASSIGNMENTS AND PARTICIPATIONS:
Revolving Credit Facility Assignments: Each Lender will be permitted to make assignments in respect of the Revolving Credit Facility in a minimum amount equal to $5 million to other financial institutions approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, which approval shall not be unreasonably withheld or delayed; provided, however, that the approval of the Borrower shall not be required in connection with assignments to other Lenders, to any affiliate of a Lender, or to any Approved Fund (as such term is defined in the definitive documentation) and the approval of the Administrative Agent shall not be required in connection with assignments to other Lenders under the Revolving Credit Facility. Notwithstanding the foregoing, however, any Lender assigning a Commitment (as such term shall be defined in the definitive loan documentation) shall be required to obtain the approval of the Administrative Agent, unless the proposed assignee is already a Lender.

Term Loan Facility Assignments: Each Lender will be permitted to make assignments in respect of the Term Loan Facility in a minimum amount equal to $1 million to other financial institutions approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, which approvals shall not be unreasonably withheld or delayed; provided, however, that the approvals of the Administrative Agent and the Borrower shall not be required in connection with assignments of the Term Loan Facility to other Lenders, to any affiliate of a Lender or to any Approved Fund.

Assignments Generally: An assignment fee will be charged with respect to each assignment in the amount of $3,500 (which assignment fee may be waived by the Administrative Agent in its sole discretion). Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank.

Participations: Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral or the Guarantors.
WAIVERS AND AMENDMENTS:
Amendments and waivers of the provisions of the loan documentation will require the approval of Lenders holding advances and commitments representing more than 50% of the aggregate advances and commitments under the Senior Credit Facility, except that the consent of all of the Lenders will be required with respect to (a) increases in commitment amounts, (b) reductions of principal, interest or fees, (c) extensions of scheduled maturities or times for payment and (d) releases of all or substantially all of the collateral or the Guarantors.

INDEMNIFICATION:
The Borrower will indemnify and hold harmless the Administrative Agent, the Lead Arranger and Sole Book Manager, each Lender and each of their affiliates and their officers, directors, employees, agents and advisors from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Transaction, the Senior Credit Facility, the Borrower's use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys' fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities.
GOVERNING LAW:	State of New York.
EXPENSES:
The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and closing of all loan documentation, including, without limitation, the legal fees of the counsel to the Administrative Agent and BAS, not to exceed the Expense Amount prior to SEC Approval (each as defined in the Commitment Letter), regardless of whether or not the Senior Credit Facility is closed. The Borrower will also pay the expenses of the Administrative Agent and each Lender in connection with the enforcement of any of the loan documentation.
COUNSEL TO THE ADMINISTRATIVE AGENT:	Bingham McCutchen LLP.
MISCELLANEOUS:
Each of the parties shall (a) waive its right to a trial by jury and (b) submit to New York jurisdiction. The loan documentation will contain customary increased cost, withholding tax, capital adequacy and yield protection provisions.

PRICING GRID

Leverage Ratio	LIBOR Spread	Commitment Fee
≥ 3.00x	2.50%	0.50%
≥ 2.50x but <3.00x	2.25%	0.45%
≥ 2.00x but <2.50x	2.00%	0.40%
≥ 1.50x but <2.00x	1.75%	0.35%
<1.50x	1.50%	0.30%

March 30, 2007
Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
Attention: Robert J. Hanks

ELMET TECHNOLOGIES, INC.
Amendment to Commitment Letter (this "Letter")

Ladies and Gentlemen:

        Reference is made to that certain Commitment Letter dated as of October 16, 2006 (together with the Summary of Terms attached thereto, the "Commitment Letter") among Harbor Acquisition Corporation, a Delaware corporation (the "Company"), Bank of America, N.A. ("Bank of America") and Banc of America Securities LLC ("BAS"). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter.

        The Company, Bank of America and BAS hereby agree that the Commitment Letter is hereby amended by deleting the date of "March 31, 2007" in clause (a) of the last paragraph therein and substituting therefore the date "June 30, 2007".

        Except as expressly set forth herein, all of the terms and conditions of the Commitment Letter shall remain in full force and effect. This Letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Letter may be executed in counterparts, which shall together constitute one instrument. Electronic copies of duly executed pages are acceptable and shall be deemed to be originals.

        If you are in agreement with the foregoing, please execute a counterpart of this Letter where indicated below and deliver it to the undersigned, whereupon it shall become effective as of the date first set forth above.

BANK OF AMERICA, N.A.
By:	Name: Jane A. Parker Title: Vice President

BANC OF AMERICA SECURITIES LLC
		By:	Name: Robert C. Megan Title: Managing Director
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
HARBOR ACQUISITION CORPORATION
By:	Name: Robert J. Hanks Title: Chief Executive Officer

May 30, 2007

Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
Attention: Robert J. Hanks

ELMET TECHNOLOGIES, INC.
Second Amendment to Commitment Letter (this "Letter")

Ladies and Gentlemen:

        Reference is made to that certain (a) Commitment Letter dated as of October 16, 2006 (together with the Summary of Terms attached thereto, as amended, the "Commitment Letter") among Harbor Acquisition Corporation, a Delaware corporation (the "Company"), Bank of America, N.A. ("Bank of America") and Banc of America Securities LLC ("BAS") and (b) Amendment to Commitment Letter dated as of March 30, 2007 among the Company, Bank of America and BAS. Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter.

        The Company, Bank of America and BAS hereby agree that the Commitment Letter is hereby amended by deleting the date of "June 30, 2007" in clause (a) of the last paragraph therein and substituting therefore the date "July 31, 2007".

        Except as expressly set forth herein, all of the terms and conditions of the Commitment Letter shall remain in full force and effect. This Letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Letter may be executed in counterparts, which shall together constitute one instrument. Electronic copies of duly executed pages are acceptable and shall be deemed to be originals.

        If you are in agreement with the foregoing, please execute a counterpart of this Letter where indicated below and deliver it to the undersigned, whereupon it shall become effective as of the date first set forth above.

BANK OF AMERICA, N.A.
By:	Name: Jane A. Parker Title: Vice President

BANC OF AMERICA SECURITIES LLC
		By:	Name: Robert C. Megan Title: Managing Director
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
HARBOR ACQUISITION CORPORATION
By:	Name: Robert J. Hanks Title: Chief Executive Officer

July 16, 2007

Harbor Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
Attention: Robert J. Hanks

ELMET TECHNOLOGIES, INC.
Third Amendment to Commitment Letter (this "Letter")

Ladies and Gentlemen:

        Reference is made to that certain (a) Commitment Letter dated as of October 16, 2006 (together with the Summary of Terms attached thereto, as amended, the "Commitment Letter") among Harbor Acquisition Corporation, a Delaware corporation (the "Company"), Bank of America, N.A. ("Bank of America") and Banc of America Securities LLC ("BAS"), (b) Amendment to Commitment Letter dated as of March 30, 2007 among the Company, Bank of America and BAS, and (c) Second Amendment to Commitment Letter dated as of May 30, 2007 among the Company, Bank of America and BAS. Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter.

        The Company, Bank of America and BAS hereby agree that the Commitment Letter is hereby amended by deleting the date of "July 31, 2007" in clause (a) of the last paragraph therein and substituting therefore the date "August 31, 2007".

        Except as expressly set forth herein, all of the terms and conditions of the Commitment Letter shall remain in full force and effect. This Letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Letter may be executed in counterparts, which shall together constitute one instrument. Electronic copies of duly executed pages are acceptable and shall be deemed to be originals.

        If you are in agreement with the foregoing, please execute a counterpart of this Letter where indicated below and deliver it to the undersigned, whereupon it shall become effective as of the date first set forth above.

BANK OF AMERICA, N.A.
By:	Name: Jane A. Parker Title: Vice President

BANC OF AMERICA SECURITIES LLC
		By:	Name: Robert C. Megan Title: Managing Director
ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
HARBOR ACQUISITION CORPORATION
By:	Name: Robert J. Hanks Title: Chief Executive Officer

Annex E

        FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ELMET TECHNOLOGIES CORPORATION
(F/K/A HARBOR ACQUISITION CORPORATION)

        The undersigned, Robert J. Hanks, hereby certifies that:

        ONE:    He is the duly elected and acting Chief Executive Officer of the Corporation, as hereinafter defined.

        TWO:    The name of the Corporation is Elmet Technologies Holdings, Inc., and the Corporation was originally incorporated on June 20, 2005, under the name Harbor Acquisition Corporation pursuant to the General Corporation Law of the State of Delaware.

        THREE:    This First Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation, as amended on April 17, 2006, is amended and restated as follows:

I.

        The name of the Corporation is Elmet Technologies Corporation (the "Corporation").

II.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("GCL").

III.

        The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

IV.

        A.    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the Corporation is authorized to issue is Seventy-One Million (71,000,000) shares of which Seventy Million (70,000,000) shall be common stock (the "Common Stock") and One Million (1,000,000) shares of which shall be preferred stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

        B.    The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock and the Common Stock are as follows:

          1.     Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

          2.     Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

V.

        The Corporation shall keep at its principal office a register for the registration of the Preferred Stock and the Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

VI.

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

VII.

        The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

VIII.

        Any notice required by the provisions of this Article IX shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

IX.

        The Corporation will pay all documentary, excise and similar taxes or governmental charges imposed by the Corporation upon the issuance of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

X.

        The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

XI.

        The Corporation is to have perpetual existence.

XII.

        A.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the Bylaws.

        B.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

        C.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made

XIII.

        The number of directors which shall constitute the whole Board of Directors from time to time shall be fixed by, or in the manner provided in, the Bylaws.

XIV.

        Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws shall so provide.

XV.

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article XV shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. No amendment to or repeal of this Article XV shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

XVI.

        A.    Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, expressly including service as a director, officer or in a similar position with any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held, shall be indemnified by the Corporation against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that funds paid or required to be paid to any person as a result of the provisions of this Article XVI shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation or organization. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses including attorneys' fees actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        B.    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph A above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein such indemnification is provided by this Article XVI, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article XVI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion, or (4) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

        C.    The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

        D.    Expenses, including attorney's fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

        E.    The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        F.     By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, owner, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trustee or of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article XVI.

XVII.

        The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

XVIII.

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-

fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

        THE UNDERSIGNED, being the duly elected and acting Chief Executive Officer of the Corporation, has executed, signed and acknowledged this First Amended and Restated Certificate of Incorporation this            day of            , 2007.

HARBOR ACQUISITION CORPORATION
By:
Robert J. Hanks, Chief Executive Officer

Annex F

HARBOR ACQUISITION CORPORATION
2006 INCENTIVE COMPENSATION PLAN

        SECTION 1.    Purpose.    The purpose of this 2006 Incentive Compensation Plan is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

        SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set below:

        "Affiliate" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent equity interest, either directly or indirectly.

        "AMEX" means the American Stock Exchange.

        "Award" means any award that is permitted under Section 6 and granted under the Plan.

        "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

        "Board" means the Board of Directors of the Company.

        "Cash Incentive Award" shall have the meaning specified in Section 6(g).

        "Cause" shall mean:

          (a)   conduct by a Participant constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; or

          (b)   criminal or civil conviction or indictment of a Participant, a plea of nolo contendere by a Participant or conduct by a Participant that would reasonably be expected to result in material injury to the reputation of the Company if he were retained in his position with the Company, including, without limitation, conviction or indictment of a felony involving moral turpitude; or

          (c)   continued, willful and deliberate non-performance by a Participant of his duties to the Company (other than by reason of a Participant's physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; or

          (d)   a violation by a Participant of the Company's employment policies which has continued following written notice of such violation from the Company or Board.

        "Change of Control" shall be deemed to have occurred upon the occurrence of any one of the following events:

          (a)   any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person,

F-1

  shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (b)   persons who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

          (c)   the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the Shareholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

          (d)   the approval by the Company's Shareholders of any plan or proposal for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a Shares split, Shares dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (a).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Committee" means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

        "Company" means Harbor Acquisition Corporation, a corporation organized under the laws of Delaware, together with any successor thereto.

        "Disability" means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. A

F-2

determination that a Participant is disabled shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

        "Exercise Price" means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

        "FAS 123R" means Statement of Financial Accounting Standards No. 123 (revised 2004), as the same may be hereafter amended or further revised.

        "Fair Market Value" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by AMEX for such date or (B) if the Shares are not listed on AMEX but are listed on another national stock exchange, as reported on such stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

        "Incentive Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

        "Independent Director" means a member of the Board who is both (a) not an employee of the Company or any Affiliate and (b) an "outside director" within the meaning of Code Section 162(m) and Treasury Regulations, Section 1.162-27(e)(3)(i).

        "IRS" means the Internal Revenue Service or any successor thereto and includes the staff thereof.

        "Nonqualified Stock Option" means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

        "Participant" means any director, officer, or employee of, or consultant to, the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

        "Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

        "Performance Criteria" means the criteria that will be used to establish the Performance Goal(s) for a Participant for a Performance Period. Performance Criteria shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders' equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales

F-3

(based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

        "Performance Goal" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

        "Performance Period" means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

        "Performance Unit" means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

        "Plan" means this 2006 Incentive Compensation Plan, as in effect from time to time.

        "Restricted Share" means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

        "RSU" means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

        "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

        "SAR" means an Award that represents an unfunded and unsecured promise to deliver Shares, cash or other property (provided that the delivery of cash or other property does not result in the deferral of compensation within the meaning of Code Section 409A) equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

        "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

        "Shares" means shares of Common Stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

        "Subsidiary" means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

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        "Substitute Awards" shall have the meaning specified in Section 4(c).

        "Substituted Options" shall have the meaning specified in Section 6(c)(v).

        SECTION 3.    Administration.

        (a)    Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors.

        (b)    Authority of Committee.    Subject to the terms of the Plan and applicable law, in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (c)    Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

        (d)    Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court

F-5

of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

        (e)    Delegation of Authority to Grant Options.    Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not "covered employees" within the meaning of Section 162(m) of the Code. Any delegation by the Committee shall include a limitation as to the amount of Options that may be granted during the period of delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

        (f)    Awards to Independent Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

        SECTION 4.    Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 1,000,000 of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 500,000, and (ii) the maximum number of Shares that may be granted to any Participant in any fiscal year of the Company, in the form of Options under Section 6(b) hereof and in the form of SARs under Section 6(c) hereof, shall be 250,000 Shares. For purposes of the limitation in clause (i) of the preceding sentence, the Shares underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Shares available for issuance under the Plan, but Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan.

        (b)    Adjustments for Changes in Capitalization and Similar Events.    If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an equitable or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number of Options or SARs that can be granted to any one individual grantee and the maximum number of Shares that may be granted under a Performance Compensation Awards, (iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per

F-6

share subject to each outstanding RSU, and (v) the price for each Share subject to any then outstanding Options and SARs under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options and SARs) as to which such Options and SARs remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event to the extent necessary to avoid distortion in the value of Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional Shares.

        (c)    Substitute Awards.    The Committee may grant Awards under the Plan in substitution for Shares and Share based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an affiliate or the acquisition by the Company or an affiliate of property or Shares of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 4(a).

        (d)    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        SECTION 5.    Eligibility.    Any director, officer, or employee of, or any consultant to, the Company or any of its Affiliates shall be eligible to be designated a Participant. In addition, any prospective director, officer, or employee of, or any consultant to, the Company or any of its Affiliates shall be eligible to be designated a Participant provided that the Award granted to such person shall become void and of no further effect if such person does not become such a director, officer, employee or consultant within the maximum period of time to be specified in connection with any such grant.

        SECTION 6.    Awards.

        (a)    Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

        (b)    Options.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. In particular, but without limitation, Incentive Stock Options may only be granted to employees of the Company or a "subsidiary corporation" within the meaning of Section 424(f) of the Code. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such

F-7

  nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Nonqualified Stock Options.

          (ii)    Exercise Price.    The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). Options are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)    Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

          (iv)    Payment.

            (A)  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and, to the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

            (B)  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

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        (c)    SARs.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

          (ii)    Exercise Price.    The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (iii)    Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in Shares, cash or other property (provided that the delivery of cash or other property does not result in the deferral of compensation within the meaning of Code Section 409A), or a combination of any of the foregoing.

          (iv)    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

        (d)    Restricted Shares and RSUs.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

          (ii)    Transfer Restrictions.    Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant's legal representative.

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          (iii)    Payment/Lapse of Restrictions.    Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and so designed as a "Performance Compensation Award" by the Committee, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

        (e)    Performance Compensation Awards.

          (i)    General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

          (ii)    Code Section 162(m).    The intent of the Company is that all Awards under this Section 6(e) will qualify as "qualified performance-based compensation" within the meaning of Code Section 162(m)(4)(C) and Treasury Regulations, Section 1.162-27(e), so that the Company's tax deduction will not be disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

          (iii)    Maximum Award.    The maximum amount of Performance Compensation Awards that may be paid to any Participant under the Plan for any fiscal year of the Company will be $2,500,000 for Awards settled in cash or 250,000 Shares for Awards settled in Shares.

          (iv)    Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          (v)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. The foregoing discretion shall be subject to the approval of the shareholders of the Company, but only to the extent that such approval is required under Code Section 162(m)(4)(C)(ii). Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

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          (vi)    Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

          (vii)    Payment of Performance Compensation Awards.

            (A)    Condition to Receipt of Payment.    A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

            (B)    Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

            (C)    Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

            (D)    Negative Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if the applicable Performance Goal(s) has been attained.

            (E)    Timing of Award Payments.    The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

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            (F)    Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goal(s) for such Performance Period has not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a), 6(e)(iii) or 6(g) of the Plan.

        (f)    Performance Units.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

          (ii)    Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set the Performance Goal(s) in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.

          (iii)    Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goal(s) has been achieved.

          (iv)    Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and so designed as a "Performance Compensation Award" by the Committee, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

        (g)    Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of the Performance Goal(s). No Cash Incentive Award under the Plan shall exceed $500,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and so designed as a "Performance Compensation Award" by the Committee, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

        (h)    Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

        (i)    Dividend Equivalents.    In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a

F-12

current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

        SECTION 7.    Expiration of Awards.

        (a)    In General.    Except as otherwise set forth in the applicable Award Agreement and in the event the Participant's employment with the Company or one of its Affiliates is terminated other than on account of Misconduct or Disability, each Option or SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option or SAR is granted and (B) 90 days after the date the Participant who is holding the Option or SAR ceases to be a director, officer, or employee of the Company or one of its Affiliates. In no event may an Option or SAR be exercisable after the tenth anniversary of the date the Option or SAR is granted.

        (b)    Termination of Employment due to Misconduct.    If a Participant's employment with the Company or an Affiliate is terminated for Misconduct or if a Participant engages in Misconduct after the termination date, any Award held by such Participant shall expire upon the Company dispatching notice or advice to the Participant either that the Participant has been terminated due to Misconduct or the Participant has engaged in Misconduct after the termination date. Subject to the laws of the relevant jurisdiction, the Committee shall be the sole judge of whether the Participant's employment is terminated for Misconduct or the Participant engages in Misconduct. If an allegation of Misconduct by a Participant is made to the Committee, the Committee, in its discretion, may suspend the vesting or the Participant's ability to exercise his or her Award or SAR for up to two (2) months to permit the investigation of such allegation.

        (c)    Termination of Employment due to Disability.    If a Participant's employment with the Company or an Affiliate is terminated due to Disability, then the Participant may exercise his or her Award or SAR for a period of twelve (12) months after the termination date, or such shorter or longer time period as may be determined by the Board, only to the extent that such Award or SAR is vested on the termination date.

        SECTION 8.    Amendment and Termination.

        (a)    Amendments to the Plan.    Subject to any government regulation, to any requirement of shareholder approval that must be satisfied for purposes of Section 162(m) of the Code, and to the rules of AMEX or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not be increases for purposes of this Section 8(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

        (b)    Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in Section 6(e)(vi)(D), unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award

F-13

theretofore granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

        SECTION 9.    Change of Control.

        (a)    General Effect of a Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and "target" performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control. Upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Change in Control in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Committee, to exercise all outstanding Options and SARs held by such grantee, including those that will become exercisable upon the consummation of the Change in Control; provided, however, that the exercise of Options and SARs not exercisable prior to the Change in Control shall be subject to the consummation of the Change in Control.

        (b)    Company Right to Provide Cash Alternative.    Notwithstanding anything to the contrary in this Section 9, in the event of a Change in Control pursuant to which holders of the Shares of the Company will receive upon consummation thereof a cash payment for each Share surrendered in the Change in Control, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and SARs, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value, as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share (the "Sale Price"), times the number of Shares subject to outstanding Options and SARs (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and SARs.

        SECTION 10.    General Provisions.

        (a)    Nontransferability.    Except as otherwise specified in the applicable Award Agreement, during the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any

F-14

Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

        (b)    No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

        (c)    Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, AMEX or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d)    Delivery of Shares Certificates.    Share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Shares are listed, quoted or traded.

        (e)    Withholding.

          (i)    Authority to Withhold.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

          (ii)    Alternative Ways to Satisfy Withholding Liability.    Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the minimum required withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or

F-15

  the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

        (f)    Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

        (g)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (h)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (i)    No Rights as Stockholder.    No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until Shares are deemed delivered in accordance with Section 10(d). In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), 8(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

        (j)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

        (k)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (l)    Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made,

F-16

would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

        (m)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (n)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (o)    Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

        (p)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

        (q)    No Distribution.    The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

        (r)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (s)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

        (t)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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        SECTION 11.    Term of the Plan.

        (a)    Effective Date.    The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

        (b)    Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 9(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

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PROXY

HARBOR ACQUISITION CORPORATION
One Boston Place, Suite 3630
Boston, Massachusetts 02108

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF HARBOR ACQUISITION CORPORATION

        The undersigned appoints Robert J. Hanks, David A.R. Dullum and Todd A. Fitzpatrick, and each of them, with full power to act without the others, as proxies, each with the power to appoint a substitute, for the undersigned in connection with the Special Meeting of Stockholders (the "Special Meeting") of Harbor Acquisition Corporation ("Harbor") to be held on             , 2007, or any postponement or adjournment thereof. The undersigned hereby authorizes each of such proxies to represent the undersigned at the Special Meeting and to vote, as designated on the reverse side, all shares of Harbor common stock (including any shares which are part of units each consisting of one share of common stock and two warrants) which are held of record by the undersigned on the record date for the Special Meeting.

        THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS SIGNED AND RETURNED BUT NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, 2, 3 AND 4 ON THE REVERSE SIDE. THE HARBOR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

(Continued and to be signed on reverse side)

PROXY

        THIS PROXY WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, 2 AND 3 BELOW. THE BOARD OF DIRECTORS OF HARBOR ACQUISITION CORPORATION ("HARBOR") UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

1.	To approve the acquisition by Harbor of Elmet Technologies, Inc. ("Elmet") substantially on the terms set forth in the Stock Purchase Agreement dated October 17, 2006, as amended, by and among Elmet, the stockholders of Elmet, and Harbor, and the other transactions contemplated by the stock purchase agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted "AGAINST" Proposal Number 1 and you hold shares of Harbor common stock (including shares which are part of units) issued in Harbor's initial public offering, you may exercise your conversion rights and demand that Harbor convert your shares of common stock into a pro rata portion of the trust account (net of accrued taxes) by marking the "I Hereby Exercise My Conversion Rights" box to the right. If you exercise your conversion rights, then you will be exchanging your shares of Harbor common stock for cash and will no longer own your shares. You will only be entitled to receive cash for your shares if the acquisition is completed and (if your shares are held in "street name") you comply with certain delivery requirements described in the proxy statement. Failure to (a) vote against Proposal Number 1, (b) check the "I Hereby Exercise My Conversion Rights" box to the right and (c) submit this proxy to Harbor prior to the Special Meeting will result in the loss of your conversion rights.		I HEREBY EXERCISE MY CONVERSION RIGHTS	☐
2.
	To amend and restate Harbor's Certificate of Incorporation, as previously amended, to change Harbor's name from "Harbor Acquisition Corporation" to "Elmet Technologies Corporation" and remove certain provisions only applicable to Harbor prior to its completion of a business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve Harbor's 2006 Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve any adjournments or postponements of the Special Meeting for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Signature	Signature	Date

  Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, please sign in the full name of such corporation by an authorized officer. If the stockholder is a partnership or limited liability company, please sign in the full name of such entity by an authorized person.